FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-190246-14

The information in this free writing prospectus is not complete and may be amended prior to the time of sale. This free writing prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED MAY 29, 2015, MAY BE AMENDED OR COMPLETED PRIOR TO TIME OF SALE (THIS FREE WRITING PROSPECTUS ACCOMPANIES THE ATTACHED PROSPECTUS DATED MAY 29, 2015)

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-190246) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 866-400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

$829,499,000 (Approximate)
JPMBB Commercial Mortgage Securities Trust 2015-C29
Issuing Entity
J.P. Morgan Chase Commercial Mortgage Securities Corp.
Depositor
JPMorgan Chase Bank, National Association
Barclays Bank PLC
RAIT Funding, LLC
Redwood Commercial Mortgage Corporation
Starwood Mortgage Funding II LLC
Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2015-C29

J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2015-C29 consisting of the Class A-1, Class A-2, Class A-3A1, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class EC and Class D certificates. The certificates (which are comprised of the certificates offered by this free writing prospectus and the Class A-3A2, Class X-C, Class X-D, Class X-E, Class X-F, Class X-NR, Class E, Class F, Class NR and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a trust named JPMBB Commercial Mortgage Securities Trust 2015-C29. The assets of the trust will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Collateral Support Deficit” in this free writing prospectus. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th is not a business day, the next business day), commencing in July 2015.

	Initial Class Certificate Balance or Notional Amount(1)		Initial Approx. Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Expected Ratings (Moody’s/Fitch/ Morningstar)(5)	Rated Final Distribution Date(3)
Class A-1	$49,025,000%			(6)	April 2020	Aaa(sf) / AAAsf / AAA	May 2048
Class A-2	$212,993,000%			(6)	June 2020	Aaa(sf) / AAAsf / AAA	May 2048
Class A-3A1	$60,000,000%			(6)	April 2025	Aaa(sf) / AAAsf / AAA	May 2048
Class A-4	$222,921,000%			(6)	May 2025	Aaa(sf) / AAAsf / AAA	May 2048
Class A-SB	$69,203,000%			(6)	November 2024	Aaa(sf) / AAAsf / AAA	May 2048
Class X-A	$753,133,000	(7)%		Variable(8)	May 2025	Aa1(sf) / AAAsf / AAA	May 2048
Class X-B	$54,147,000	(7)%		Variable(8)	May 2025	NR / AA-sf / AAA	May 2048
Class A-S(9)	$63,991,000	(10)%		(6)	May 2025	Aa2(sf) / AAAsf / AAA	May 2048
Class B(9)	$54,147,000	(10)%		(6)	May 2025	NR / AA-sf / AA-	May 2048
Class C(9)	$44,302,000	(10)%		(6)	June 2025	NR / A-sf / A-	May 2048
Class EC(9)(11)	$162,440,000	(10)	(12)	N/A(12)	June 2025	NR / A-sf / A-	May 2048
Class D	$52,917,000%			(6)	June 2025	NR / BBB-sf / BBB-	May 2048

(Footnotes on table on page S-3)
You should carefully consider the risk factors beginning on page S-53 of this free writing prospectus and page 9 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this free writing prospectus or the accompanying prospectus. Any representation to the contrary is a criminal offense. J.P. Morgan Chase Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this free writing prospectus).

The underwriters, J.P. Morgan Securities LLC, Barclays Capital Inc., and Drexel Hamilton, LLC, will purchase the offered certificates from J.P. Morgan Chase Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. J.P. Morgan Securities LLC and Barclays Capital Inc. are acting as co-lead managers and joint bookrunners in the following manner: J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to approximately 51.1% of each class of offered certificates and Barclays Capital Inc. is acting as sole bookrunning manager with respect to approximately 48.9% of each class of offered certificates. Drexel Hamilton, LLC acting as co-manager.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about June 30, 2015.

J.P. Morgan		Barclays
Co-Lead Manager and Joint Bookrunner		Co-Lead Manager and Joint Bookrunner

Drexel Hamilton Co-Manager June , 2015

JPMBB Commercial Mortgage Securities Trust 2015-C29

Commercial Mortgage Pass-Through Certificates, Series 2015-C29

Washington
1 property
$6,391,267
0.6% of total
Oregon
1 property
$8,900,000
0.9% of total
California
7 properties
$80,336,644
8.2% of total
South Dakota
1 property
$3,989,430
0.4% of total
Wisconsin
1 property
$15,453,692
1.6% of total
Illinois
1 property
$4,000,000
0.4% of total
Indiana
5 properties
$30,176,768
3.1% of total
Ohio
1 property
$17,200,000
1.7% of total
Pennsylvania
4 properties
$49,300,000
5.0% of total
Michigan
3 properties
$29,968,654
3.0% of total
Massachusetts
1 property
$10,471,534
1.1% of total
Connecticut
2 properties
$12,968,000
1.3% of total
Maryland
3 properties
$32,138,158
3.3% of total
Washington, D.C.
1 property
$63,560,000
6.5% of total
Virginia
5 properties
$45,158,634
4.6% of total
North Carolina
3 properties
$38,965,422
4.0% of total
South Carolina
7 properties
$42,720,261
4.3% of total
Georgia
10 properties
$73,207,806
7.4% of total
Florida
10 properties
$128,443,193
13.0% of total
Alabama
1 property
$13,700,000
1.4% of total
Tennessee
2 properties
$26,118,640
2.7% of total
Mississippi
2 properties
$31,506,632
3.2% of total
Louisiana
1 property
$55,756,339
5.7% of total
Texas
9 properties
$145,810,000
14.8% of total
New Mexico
1 property
$6,950,000
0.7% of total
Arizona
2 properties
$11,297,105
1.1% of total
Percentage of Initial Pool Balance
0.4% – 2.0%
2.1% – 10.0%
10.1% – 14.8%

SUMMARY OF CERTIFICATES

Class	Initial Class Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Initial Approx. Pass- Through Rate	Weighted Average Life (Yrs.)(4)	Expected Ratings (Moody’s/Fitch/ Morningstar)(5)	Principal Window(4)
Offered Certificates
A-1	$49,025,000		30.000%	(6)	April 2020%		2.83	Aaa(sf) / AAAsf / AAA	07/15-04/20
A-2	$212,993,000		30.000%	(6)	June 2020%		4.87	Aaa(sf) / AAAsf / AAA	04/20-06/20
A-3A1	$60,000,000		30.000%	(6)	April 2025%		9.65	Aaa(sf) / AAAsf / AAA	11/24-04/25
A-4	$222,921,000		30.000%	(6)	May 2025%		9.80	Aaa(sf) / AAAsf / AAA	04/25-05/25
A-SB	$69,203,000		30.000%	(6)	November 2024%		7.20	Aaa(sf) / AAAsf / AAA	04/20-11/24
X-A	$753,133,000	(7)	N/A	Variable(8)	May 2025%		N/A	Aa1(sf) / AAAsf / AAA	N/A
X-B	$54,147,000	(7)	N/A	Variable(8)	May 2025%		N/A	NR / AA-sf / AAA	N/A
A-S(9)	$63,991,000	(10)	23.500%	(6)	May 2025%		9.88	Aa2(sf) / AAAsf / AAA	05/25-05/25
B(9)	$54,147,000	(10)	18.000%	(6)	May 2025%		9.88	NR / AA-sf / AA-	05/25-05/25
C(9)	$44,302,000	(10)	13.500%	(6)	June 2025%		9.92	NR / A-sf / A-	05/25-06/25
EC(9)(11)	$162,440,000	(10)	13.500%	N/A(12)	June 2025	(12)	9.89	NR / A-sf / A-	05/25-06/25
D	$52,917,000		8.125%	(6)	June 2025%		9.96	NR / BBB-sf / BBB-	06/25-06/25
Non-Offered Certificates(13)
A-3A2	$75,000,000		30.000%	(6)	April 2025%		9.65	Aaa(sf) / AAAsf / AAA	11/24-04/25
X-C	$44,302,000	(14)	N/A	Variable(15)	June 2025%		N/A	NR / A-sf / AAA	N/A
X-D	$52,917,000	(16)	N/A	Variable(17)	June 2025%		N/A	NR / BBB-sf / AAA	N/A
X-E	$20,920,000	(18)	N/A	Variable(19)	June 2025%		N/A	NR / BBsf / AAA	N/A
X-F	$11,075,000	(20)	N/A	Variable(21)	June 2025%		N/A	NR / Bsf / AAA	N/A
X-NR	$47,994,178	(22)	N/A	Variable(23)	May 2030%		N/A	NR / NR / AAA	N/A
E	$20,920,000		6.000%	(6)	June 2025%		9.96	NR / BBsf / BB	06/25-06/25
F	$11,075,000		4.875%	(6)	June 2025%		9.96	NR / Bsf / B+	06/25-06/25
NR	$47,994,178		0.000%	(6)	May 2030%		11.07	NR / NR / NR	06/25-05/30

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)
The initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB certificates, are represented in the aggregate.

(3)
The assumed final distribution dates set forth in this free writing prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date” in this free writing prospectus. The rated final distribution date for each class of offered certificates is the distribution date in May 2048. See “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date” in this free writing prospectus.

(4)
The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR certificates) are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in this free writing prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.

(5)
Ratings shown are those of Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”), and Morningstar Credit Ratings, LLC (“Morningstar”) (each a “Rating Agency” and collectively, the “Rating Agencies”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates and any of Moody’s, Fitch and Morningstar may issue unsolicited credit ratings on one or more classes of offered certificates that it ultimately does not rate. We cannot assure you as to whether such rating agencies will rate each class of offered certificates or, if they were to rate only certain classes of offered certificates, what rating would be assigned to the other classes of offered certificates. Additionally, we cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Ratings of the Certificates” and “Ratings” in this free writing prospectus. Moody’s and Fitch have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the Rating Agencies on their internet websites. Important disclaimer: Credit ratings referenced throughout this material are forward-looking opinions about credit risk and express an agency’s opinion about the ability of and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value, or an indication of the suitability of an investment.

(6)
The pass-through rate applicable to the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates on each distribution date will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

(7)
The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate balances of the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB and Class A-S certificates (determined without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates). The notional amount of the Class X-B certificates will be equal to the

S-3

certificate balance of the Class B certificates (determined without giving effect to any exchange and conversion of any Class B certificates for Class EC certificates). The Class X-A and Class X-B certificates will not be entitled to distributions of principal.

(8)
The pass-through rate for the Class X-A certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB and Class A-S certificates, weighted on the basis of their respective certificate balances immediately prior to that distribution date and calculated without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates. The pass-through rate for the Class X-B certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class B certificates for that distribution date. See “Description of the Certificates—Distributions” in this free writing prospectus.

(9)
A holder of Class A-S, Class B and Class C certificates may exchange and convert such classes of certificates (on an aggregate basis) for a related amount of Class EC certificates, and a holder of Class EC certificates may exchange and convert that Class for a ratable portion of each class of Class A-S, Class B and Class C certificates.

(10)
The initial certificate balance of any of the Class A-S, Class B or Class C certificates represents the principal balance of such class without giving effect to any exchange and conversion for Class EC certificates. The initial certificate balance of the Class EC certificates is equal to the aggregate of the initial certificate balances of the Class A-S, Class B and Class C certificates and represents the maximum principal balance of such class that could be issued in an exchange and conversion. In the event that none of the Class A-S, Class B and Class C certificates is converted to Class EC certificates, the Class EC certificate balance would be equal to zero. Other than for federal income tax purposes, any exchange of (i) a portion of the Class A-S, Class B or Class C certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component class of Class A-S, Class B and Class C certificates for, and an increase, on a dollar-for-dollar basis, of the certificate balance of the Class EC certificates, and (ii) any amount of the Class EC certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of the certificate balance of the Class EC certificates converted and an increase, on a dollar-for-dollar basis, of a proportionate share of the related certificate balances of each class of Class A-S, Class B and Class C certificates.

(11)
Although the Class EC certificates are listed below the Class C certificates in the chart, the Class EC certificates’ payment entitlements and subordination priority will be a result of the payment entitlements and subordination priority at each level of the related component classes of Class A-S, Class B and Class C certificates. For purposes of determining the approximate initial credit support for Class EC certificates, the calculation is based on the aggregate initial class certificate balance of the Class A-S, Class B and Class C certificates as if they were a single class.

(12)
The Class EC certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest that would otherwise be distributable on the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates. The effective pass-through rate applicable to the Class EC certificates for the initial distribution date is approximately    % per annum.

(13)	The Class R certificates are not represented in the above table.

(14)
The notional amount of the Class X-C certificates will be equal to the certificate balance of the Class C certificates (determined without giving effect to any exchange and conversion of any Class C certificates for Class EC certificates). The Class X-C certificates will not be entitled to distributions of principal.

(15)
The pass-through rate for the Class X-C certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class C certificates for that distribution date. See “Description of the Certificates—Distributions” in this free writing prospectus.

(16)	The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates. The Class X-D certificates will not be entitled to distributions of principal.

(17)
The pass-through rate for the Class X-D certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class D certificates for that distribution date. See “Description of the Certificates—Distributions” in this free writing prospectus.

(18)	The notional amount of the Class X-E certificates will be equal to the certificate balance of the Class E certificates. The Class X-E certificates will not be entitled to distributions of principal.

(19)
The pass-through rate for the Class X-E certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class E certificates for that distribution date. See “Description of the Certificates—Distributions” in this free writing prospectus.

(20)	The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates. The Class X-F certificates will not be entitled to distributions of principal.

(21)
The pass-through rate for the Class X-F certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class F certificates for that distribution date. See “Description of the Certificates—Distributions” in this free writing prospectus.

(22)
The notional amount of the Class X-NR certificates will be equal to the certificate balance of the Class NR certificates. The Class X-NR certificates will not be entitled to distributions of principal.

(23)
The pass-through rate for the Class X-NR certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year

S-4

consisting of twelve 30-day months), over (b) the pass-through rate of the Class NR certificates for that distribution date. See “Description of the Certificates—Distributions” in this free writing prospectus.

The Class A-3A2, Class X-C, Class X-D, Class X-E, Class X-F, Class X-NR, Class E, Class F, Class NR and Class R certificates are not offered by this free writing prospectus. Any information in this free writing prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

S-5

SUMMARY OF CERTIFICATES	S-3	Risks Relating to Affiliation with a
IMPORTANT NOTICE REGARDING		Franchise or Hotel Management
THE OFFERED CERTIFICATES	S-10	Company	S-67
IMPORTANT NOTICE ABOUT		Multifamily Properties Have Special
INFORMATION PRESENTED IN		Risks	S-68
THIS FREE WRITING		Mixed Use Facilities Have Special
PROSPECTUS AND THE		Risks	S-69
ACCOMPANYING PROSPECTUS	S-11	Self Storage Properties Have
SUMMARY OF TERMS	S-17	Special Risks	S-70
RISK FACTORS	S-53	Industrial Properties Have Special
Combination or “Layering” of		Risks	S-70
Multiple Risks May Significantly		Risks of Lease Early Termination
Increase Risk of Loss	S-53	Options	S-71
The Offered Certificates May Not Be		Geographic Concentration Entails
a Suitable Investment for You	S-53	Risks	S-72
The Credit Crisis and Downturn in		Risks Relating to Mortgage Loan
the Real Estate Market Have		Concentrations and Borrower-
Adversely Affected and May		Sponsor Concentrations	S-73
Continue To Adversely Affect		The Borrower’s Form of Entity May
the Value of Commercial		Cause Special Risks	S-75
Mortgage-Backed Securities	S-53	Tenancies-in-Common May Hinder
Market Considerations and Limited		Recovery	S-77
Liquidity	S-54	Additional Debt or the Ability To
Legal and Regulatory Provisions		Incur Other Borrowings Entails
Affecting Investors Could		Risk	S-78
Adversely Affect the Liquidity of		Borrower May Be Unable To Repay
the Certificates	S-55	Remaining Principal Balance on
The Volatile Economy and Credit		Maturity Date; Longer
Crisis May Increase Loan		Amortization Schedules and
Defaults and Affect the Value		Interest-Only Provisions Create
and Liquidity of Your Investment	S-57	Risks	S-79
The Prospective Performance of the		Tenant Concentration Entails Risk	S-80
Mortgage Loans Included in the		Certain Additional Risks Relating to
Trust Fund Should Be		Tenants	S-81
Evaluated Separately from the		Options and Other Purchase Rights
Performance of the Mortgage		May Affect Value or Hinder
Loans in Any of Our Other		Recovery with Respect to the
Trusts	S-59	Mortgaged Properties	S-83
Commercial Lending Is Dependent		Risks Related to Redevelopment
Upon Net Operating Income	S-60	and Renovation at the
Risks Relating to Underwritten Net		Mortgaged Properties	S-84
Cash Flow	S-61	Mortgaged Properties Leased to
Limited Information Causes		Borrowers or Borrower Affiliated
Uncertainty	S-61	Entities Also Have Risks	S-85
No Reunderwriting of the Mortgage		Tenant Bankruptcy Entails Risks	S-85
Loans	S-61	Mortgage Loans Are Nonrecourse
Risks Associated with Commercial		and Are Not Insured or
Real Estate Lending	S-62	Guaranteed	S-86
Office Properties Have Special		Lack of Skillful Property
Risks	S-62	Management Entails Risks	S-86
Retail Properties Have Special		The Performance of a Mortgage
Risks	S-63	Loan and the Related
Hotel Properties Have Special Risks	S-66	Mortgaged Property Depends in

S-6

Part on Who Controls the		Potential Conflicts of Interest of
Borrower and the Related		the Directing
Mortgaged Property	S-86	Certificateholder	S-102
Some Mortgaged Properties May		Conflicts Between
Not Be Readily Convertible to		Certificateholders and the
Alternative Uses	S-86	Holder of a Companion
Condominiums and Master		Loan	S-103
Developments May Limit Use		Potential Conflicts of Interest of
and Improvements	S-87	the Underwriters and Their
Mortgage Loans Secured by		Affiliates	S-103
Leasehold Interests May		Other Possible Conflicts of
Expose Investors to Greater		Interest	S-104
Risks of Default and Loss	S-88	Potential Conflicts of Interest in
Limitations of Appraisals	S-88	the Selection of the
Different Timing of Mortgage Loan		Mortgage Loans	S-106
Amortization Poses Certain		Your Lack of Control Over the Trust
Risks	S-89	Can Adversely Impact Your
Environmental Risks Relating to the		Investment	S-107
Mortgaged Properties	S-89	Special Servicer May Be Directed
Availability of Earthquake, Flood		To Take Actions	S-108
and Other Insurance	S-92	The Sponsors, the Depositor and
Risks Associated with Blanket		the Trust Are Subject to
Insurance Policies or Self-		Bankruptcy or Insolvency Laws
Insurance	S-94	That May Affect the Trust
Availability of Terrorism Insurance	S-94	Fund’s Ownership of the
Zoning Compliance, Use		Mortgage Loans	S-109
Restrictions and Condemnation		Risks Relating to the Exchangeable
May Adversely Affect Property		Certificates and Class EC
Value	S-95	Certificates	S-110
Increases in Real Estate Taxes Due		Risks Relating to Prepayments and
to Termination of a PILOT		Repurchases	S-111
Program or Other Tax		Optional Early Termination of the
Abatement Arrangements May		Trust Fund May Result in an
Reduce Net Cash Flow and		Adverse Impact on Your Yield or
Payments to Certificateholders	S-97	May Result in a Loss	S-114
Litigation or Other Legal		The Mortgage Loan Sellers May Not
Proceedings Could Adversely		Be Able To Make a Required
Affect the Mortgage Loans	S-97	Repurchase or Substitution of a
Certain of the Mortgage Loans Lack		Defective Mortgage Loan	S-114
Customary Provisions	S-98	Realization on Certain Mortgage
Subordination of the Class A-S,		Loans May Be Adversely
Class B, Class C, Class D and		Affected by the Rights of the
Class EC Certificates Will Affect		Holder of the Related
the Timing of Distributions and		Mezzanine Lender	S-115
the Application of Losses on the		Limited Obligations	S-115
Class A-S, Class B, Class C,		Changes to Accounting Standards
Class EC and Class D		and Regulatory Restrictions
Certificates	S-98	Could Have an Adverse Impact
Potential Conflicts of Interest	S-99	on the Certificates	S-115
Potential Conflicts of Interest of		Tax Consequences Related to
the Sponsors and Mortgage		Foreclosure	S-115
Loan Sellers	S-99	State and Local Tax Considerations	S-116
Potential Conflicts of Interest of		Ratings of the Certificates	S-116
the Master Servicer and the		DESCRIPTION OF THE MORTGAGE
Special Servicer	S-101	POOL	S-119
		General	S-119

S-7

Mortgage Pool Characteristics	S-120	Representations and Warranties;
General	S-120	Repurchases and Substitutions	S-174
Fee & Leasehold Estates;		Lockbox Accounts	S-177
Ground Leases	S-122	TRANSACTION PARTIES	S-178
Mortgage Loan Concentrations	S-123	The Sponsors and Mortgage Loan
Multi-Property Mortgage Loans		Sellers	S-178
and Related Borrower		JPMorgan Chase Bank,
Mortgage Loans	S-123	National Association	S-178
Tenancies-in-Common	S-125	Barclays Bank PLC	S-187
Property Type Concentrations	S-126	RAIT Funding, LLC	S-192
Geographic Concentrations	S-129	Redwood Commercial Mortgage
Additional Debt	S-129	Corporation	S-197
The Whole Loans	S-134	Starwood Mortgage Funding II
One City Centre Whole Loan	S-134	LLC	S-204
JAGR Portfolio Whole Loan	S-138	The Depositor	S-210
The Horizon Outlet Shoppes		The Trust	S-210
Portfolio Whole Loan	S-141	The Trustee	S-211
Marriott-Pittsburgh Whole		The Certificate Administrator	S-211
Loan	S-145	Resignation and Removal of the
Net Cash Flow and Certain		Trustee and the Certificate
Underwriting Considerations	S-149	Administrator	S-214
Mortgaged Property Considerations	S-150	The Master Servicer	S-215
Environmental Considerations	S-150	The Special Servicer	S-218
Property Redevelopment and		Replacement of the Special Servicer	S-220
Renovation Issues	S-152	Servicing and Other Compensation
Litigation Considerations;		and Payment of Expenses	S-222
Bankruptcy Issues and		The Senior Trust Advisor	S-233
Other Proceedings	S-152	DESCRIPTION OF THE
Tenant Issues	S-154	CERTIFICATES	S-233
Purchase Options, Rights of		General	S-233
First Refusal and Rights of		Exchanges of Exchangeable
First Offer	S-156	Certificates and Class EC
Additional Considerations	S-156	Certificates	S-236
Assessments of Property Value and		Exchanges	S-236
Condition	S-156	Procedures and Fees	S-237
Appraisals	S-156	Book-Entry Registration and
Engineering Reports	S-157	Definitive Certificates	S-238
Zoning and Building Code		List of Certificateholders	S-240
Compliance and		Distributions	S-240
Condemnation	S-157	Allocation of Yield Maintenance
Certain Terms and Conditions of the		Charges and Prepayment
Mortgage Loans	S-158	Premiums	S-254
Defeasance; Collateral		Assumed Final Distribution Date;
Substitution; Property		Rated Final Distribution Date	S-255
Releases	S-162	Subordination; Allocation of
Releases of Individual		Collateral Support Deficit	S-256
Mortgaged Properties	S-163	Advances	S-259
Other Releases	S-164	Appraisal Reductions	S-262
“Due-on-Sale” and “Due-on-		Reports to Certificateholders;
Encumbrance” Provisions	S-165	Certain Available Information	S-266
Hazard, Liability and Other		Voting Rights	S-274
Insurance	S-167	Termination; Retirement of
Additional Mortgage Loan		Certificates	S-275
Information	S-168	SERVICING OF THE MORTGAGE
Sale of Mortgage Loans; Mortgage		LOANS	S-276
File Delivery	S-172	General	S-276

S-8

The Directing Certificateholder	S-280	Amendment	S-313
Limitation on Liability of Directing		CERTAIN AFFILIATIONS,
Certificateholder	S-286	RELATIONSHIPS AND RELATED
The Senior Trust Advisor	S-286	TRANSACTIONS INVOLVING
Consultation Duties of the		TRANSACTION PARTIES	S-315
Senior Trust Advisor After a		PENDING LEGAL PROCEEDINGS
Control Event	S-289	INVOLVING TRANSACTION
Replacement of the Special		PARTIES	S-316
Servicer	S-290	YIELD AND MATURITY
Termination and Resignation of		CONSIDERATIONS	S-317
the Senior Trust Advisor	S-290	Yield Considerations	S-317
Senior Trust Advisor		Weighted Average Life	S-320
Compensation	S-292	Yield Sensitivity of the Class X-A
Maintenance of Insurance	S-292	and Class X-B Certificates	S-327
Modifications, Waivers and		Pre-Tax Yield to Maturity Tables	S-327
Amendments	S-295	MATERIAL FEDERAL INCOME TAX
Mortgage Loans with “Due-on-Sale”		CONSEQUENCES	S-333
and “Due-on-Encumbrance”		General	S-333
Provisions	S-297	Tax Status of Offered Certificates	S-333
Realization Upon Defaulted		Taxation of Offered Certificates	S-334
Mortgage Loans	S-298	Taxation of the Class EC
Servicing of the Horizon Outlet		Certificates	S-335
Shoppes Portfolio Mortgage		Taxation of Foreign Investors	S-335
Loan	S-302	Further Information	S-336
Inspections; Collection of Operating		CERTAIN STATE AND LOCAL TAX
Information	S-304	CONSIDERATIONS	S-336
Certain Matters Regarding the		CERTAIN ERISA CONSIDERATIONS	S-336
Master Servicer, the Special		CERTAIN LEGAL ASPECTS OF THE
Servicer, the Senior Trust		MORTGAGE LOANS	S-338
Advisor and the Depositor	S-304	LEGAL INVESTMENT	S-340
Rating Agency Confirmations	S-307	LEGAL MATTERS	S-340
Evidence as to Compliance	S-309	RATINGS	S-341
Servicer Termination Events	S-310	INDEX OF DEFINED TERMS	S-344
Rights Upon Servicer Termination
Event	S-311

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-3	DESCRIPTION OF TOP TEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION
ANNEX B	FORM OF REPORT TO CERTIFICATEHOLDERS
ANNEX C	FORM OF SENIOR TRUST ADVISOR ANNUAL REPORT
ANNEX D-1	MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX D-2	EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX E	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE
ANNEX F	ASSUMED PRINCIPAL PAYMENT SCHEDULE FOR THE ASPEN HEIGHTS - TEXAS A&M UNIVERSITY CORPUS CHRISTI MORTGAGE LOAN

S-9

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

THE OFFERED CERTIFICATES REFERRED TO IN THESE MATERIALS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS. PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THE OFFERED CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THIS FREE WRITING PROSPECTUS OR MAY BE ISSUED WITH CHARACTERISTICS THAT DIFFER FROM THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITERS’ OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF THE UNDERWRITERS DETERMINE THAT ONE OR MORE CONDITIONS ARE NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

EACH PROSPECTIVE INVESTOR HAS REQUESTED THAT THE UNDERWRITERS PROVIDE TO SUCH PROSPECTIVE INVESTOR INFORMATION IN CONNECTION WITH SUCH PROSPECTIVE INVESTOR’S CONSIDERATION OF THE PURCHASE OF CERTAIN OFFERED CERTIFICATES DESCRIBED IN THESE MATERIALS. THESE MATERIALS ARE BEING PROVIDED TO EACH PROSPECTIVE INVESTOR FOR INFORMATION PURPOSES ONLY IN RESPONSE TO SUCH PROSPECTIVE INVESTOR’S SPECIFIC REQUEST, THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY SECURITY OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND WILL BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT.

S-10

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this free writing prospectus, which describes the specific terms of the offered certificates. References in the accompanying prospectus to “prospectus supplement” should, in general, be treated as references to this free writing prospectus insofar as they relate to the certificates offered by this free writing prospectus.

You should rely only on the information contained in this free writing prospectus and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this free writing prospectus and the prospectus. The information contained in this free writing prospectus is accurate only as of the date of this free writing prospectus.

This free writing prospectus begins with several introductory sections describing the certificates and the trust in abbreviated form:

Summary of Certificates, commencing on page S-3 of this free writing prospectus, which sets forth important statistical information relating to the certificates;

Summary of Terms, commencing on page S-17 of this free writing prospectus, which gives a brief introduction of the key features of the certificates and a description of the underlying mortgage loans; and

Risk Factors, commencing on page S-53 of this free writing prospectus, which describe risks that apply to the certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

This free writing prospectus and the accompanying prospectus include cross references to Sections in these materials where you can find further related discussions. The Tables of Contents in this free writing prospectus and the prospectus identify the pages where these Sections are located.

Certain capitalized terms are defined and used in this free writing prospectus and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page S-344 of this free writing prospectus. The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 132 of the prospectus.

All annexes and schedules attached to this free writing prospectus are a part of this free writing prospectus.

In this free writing prospectus, the terms “depositor,” “we,” “us” and “our” refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.

S-11

EUROPEAN ECONOMIC AREA

THIS FREE WRITING PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”)  WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, THE EXPRESSION “PROSPECTUS DIRECTIVE”  MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE”  MEANS DIRECTIVE 2010/73/EU.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS FREE WRITING PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A)      TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B)      TO FEWER THAN 100 OR, IF THE RELEVANT MEMBER STATE HAS IMPLEMENTED THE RELEVANT PROVISION OF THE 2010 PD AMENDING DIRECTIVE, 150, NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C)      IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

S-12

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS FREE WRITING PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED OR OTHERWISE APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS” ); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS”  AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS FREE WRITING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS FREE WRITING PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS FREE WRITING PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

S-13

(A)      IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA” ) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B)      IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

HONG KONG

THIS FREE WRITING PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS FREE WRITING PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS FREE WRITING PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS FREE WRITING PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS FREE WRITING PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

THIS FREE WRITING PROSPECTUS HAS NOT BEEN AND WILL NOT BE REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE. ACCORDINGLY, THIS FREE WRITING PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED

S-14

CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 UNDER THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SFA”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS FREE WRITING PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

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SUMMARY OF TERMS

          This summary highlights selected information from this free writing prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

Relevant Parties and Dates

Depositor
J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation, a wholly-owned subsidiary of JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America, which is a wholly-owned subsidiary of JPMorgan Chase & Co., a Delaware corporation. The depositor’s address is 383 Madison Avenue, 31st Floor, New York, New York 10179, and its telephone number is (212) 272-6858. See “Transaction Parties—The Depositor” in this free writing prospectus.

Issuing Entity
JPMBB Commercial Mortgage Securities Trust 2015-C29, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Trust” in this free writing prospectus.

Mortgage Loan Sellers
JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America, Barclays Bank PLC, a public limited company registered in England and Wales, RAIT Funding, LLC, a Delaware limited liability company, Redwood Commercial Mortgage Corporation, a Delaware corporation and Starwood Mortgage Funding II LLC, a Delaware limited liability company.  JPMorgan Chase Bank, National Association is also an affiliate of each of the depositor and J.P. Morgan Securities LLC, one of the underwriters and an initial purchaser of the non-offered certificates.  Barclays Bank PLC is an affiliate of Barclays Capital Inc., one of the underwriters and an initial purchaser of certain of the non-offered certificates. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” in this free writing prospectus.

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
JPMCB	18	$387,644,693	39.4%
Barclays	16	240,628,182	24.4
RAIT	8	130,392,090	13.2
RCMC	13	115,541,327	11.7
Starwood	8	110,281,886	11.2
Total	63	$984,488,178	100.0%

Master Servicer
Wells Fargo Bank, National Association, a national banking association, will be the master servicer and will be responsible for the master servicing and administration of the mortgage loans and the serviced whole loans pursuant to the pooling and servicing agreement. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison

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Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” in this free writing prospectus.

The Horizon Outlet Shoppes Portfolio whole loan will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the JPMBB Commercial Mortgage Securities Trust 2015-C28, Commercial Mortgage Pass-Through Certificates, Series 2015-C28. The master servicer of the Horizon Outlet Shoppes Portfolio whole loan under the JPMBB 2015-C28 pooling and servicing agreement is Wells Fargo Bank, National Association.  See “Description of the Mortgage Pool—The Whole Loans—The Horizon Outlet Shoppes Portfolio Whole Loan” in this free writing prospectus.

Special Servicer
Midland Loan Services, a Division of PNC Bank, National Association will act as special servicer with respect to the mortgage loans (other than the Horizon Outlet Shoppes Portfolio mortgage loan) and the serviced whole loans. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to the mortgage loans (other than the Horizon Outlet Shoppes Portfolio mortgage loan) and the serviced whole loans that, in general, are in default or as to which default is imminent and (ii) in certain circumstances, reviewing, evaluating and providing or withholding consent as to certain major decisions and other transactions relating to such mortgage loans (other than the Horizon Outlet Shoppes Portfolio mortgage loan) and the serviced whole loans, as applicable, that are non-specially serviced mortgage loans pursuant to the pooling and servicing agreement for this transaction. Midland Loan Services, a Division of PNC Bank, National Association was appointed to be the special servicer by BlackRock Realty Advisors, Inc. BlackRock Realty Advisors, Inc., as agent for its managed account, is expected to purchase the Class E, Class F and Class NR certificates (and may on behalf of one or more managed funds or accounts purchase other classes of certificates), and is expected to be the initial directing certificateholder. The principal servicing office of Midland Loan Services, a Division of PNC Bank, National Association is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210. See “Transaction Parties—The Master Servicer and the Special Servicer” in this free writing prospectus.

Midland Loan Services, a Division of PNC Bank, National Association, the special servicer, is an affiliate of BlackRock Realty Advisors, Inc. Midland Loan Services, a Division of PNC Bank, National Association assisted BlackRock Realty Advisors, Inc. with due diligence relating to the mortgage loans to be included in the mortgage pool.

The Horizon Outlet Shoppes Portfolio whole loan will be specially serviced under the pooling and servicing agreement entered into

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in connection with the issuance of the JPMBB Commercial Mortgage Securities Trust 2015-C28, Commercial Mortgage Pass-Through Certificates, Series 2015-C28.  The special servicer of the Horizon Outlet Shoppes Portfolio whole loan under the JPMBB 2015-C28 pooling and servicing agreement is Torchlight Loan Services, LLC, a Delaware limited liability company.  The primary servicing office of Torchlight Loan Services, LLC is located at 701 Brickell Avenue, Suite 2200, Miami, Florida 33131, and its telephone number is (212) 883-2800.  See “Description of the Mortgage Pool—The Whole Loans—The Horizon Outlet Shoppes Portfolio Whole Loan” in this free writing prospectus.

Trustee
Wilmington Trust, National Association, a national banking association, will act as trustee.  The corporate trust office of Wilmington Trust, National Association is located at 1100 North Market Street, Wilmington, Delaware 19890. See “Transaction Parties—The Trustee” in this free writing prospectus. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan, except for the Horizon Outlet Shoppes Portfolio mortgage loan, for which Wilmington Trust, National Association, in its capacity as trustee under the JPMBB 2015-C28 pooling and servicing agreement, is the mortgagee of record under the JPMBB Commercial Mortgage Securities Trust 2015-C28 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Horizon Outlet Shoppes Portfolio Whole Loan” in this free writing prospectus.

Certificate Administrator
and Custodian
Wells Fargo Bank, National Association, a national banking association, will initially act as certificate administrator, custodian, certificate registrar and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and for certificate transfer services, at Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479-0113.  See “Transaction Parties—The Certificate Administrator” in this free writing prospectus.

The custodian with respect to the Horizon Outlet Shoppes Portfolio mortgage loan is Wells Fargo Bank, National Association, the custodian under the JPMBB 2015-C28 pooling and servicing agreement.

Sponsors
JPMorgan Chase Bank, National Association, a national banking association, Barclays Bank PLC, a public limited company registered in England and Wales, RAIT Funding, LLC, a Delaware limited liability company, Redwood Commercial Mortgage Corporation, a Delaware corporation and Starwood Mortgage Funding II LLC, a Delaware limited liability company. For more information, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” in this free writing prospectus and “The Sponsor” in the prospectus.

Senior Trust Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the senior trust advisor. During such time as

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(x) the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) of less than 25% of the initial certificate balance of the Class E certificates or (y) a holder of the Class E certificates is the majority controlling class certificateholder and has irrevocably waived its right to exercise any of its rights as the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder, the senior trust advisor will generally be required to review the special servicer’s operational practices in respect of specially serviced mortgage loans to formulate an opinion as to whether or not those operational practices generally satisfy the servicing standard with respect to the resolution and/or liquidation of specially serviced mortgage loans. In addition, during such time, the senior trust advisor will consult on a non-binding basis with the special servicer with regard to certain matters with respect to the servicing of specially serviced mortgage loans to the extent set forth in the pooling and servicing agreement and described in this free writing prospectus. See “Transaction Parties—The Senior Trust Advisor” in this free writing prospectus.

From time to time and under certain circumstances, the senior trust advisor, in order to maintain its familiarity with the mortgage loans, is required to review promptly certain information available to privileged persons regarding the mortgage loans and certain asset status reports; however, prior to the occurrence of a control event, the senior trust advisor generally will not be involved in any assessment of specific actions of the special servicer or be obligated to deliver any reports or otherwise provide feedback to investors as to any specific actions of the special servicer and, in any event, will be subject to limitations set forth in the pooling and servicing agreement and described in this free writing prospectus.

After the occurrence and continuance of a control event, the senior trust advisor will prepare an annual report to be provided to the certificate administrator for the benefit of the certificateholders setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a “platform-level basis” with respect to the resolution and liquidation of specially serviced mortgage loans that the special servicer is responsible for servicing under the pooling and servicing agreement; provided, however, that in the event the special servicer is replaced, the senior trust advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. Only as used in connection with the senior trust advisor’s annual report, the term “platform-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution and liquidation of specially serviced mortgage loans, taking into account the special servicer’s specific duties under the pooling and servicing agreement as well as the extent to which those duties were performed in accordance with the servicing standard, with reasonable

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consideration by the senior trust advisor of any assessment of compliance report, attestation report, asset status report and other information delivered to the senior trust advisor by the special servicer (other than any communications between the directing certificateholder and the special servicer that would be privileged information) pursuant to the pooling and servicing agreement for this transaction.

After the occurrence of a consultation termination event, if the senior trust advisor determines the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the senior trust advisor may recommend the replacement of the special servicer as described under “Transaction Parties—Replacement of the Special Servicer” in this free writing prospectus.

For additional information regarding the responsibilities of the senior trust advisor, see “Servicing of the Mortgage Loans—The Senior Trust Advisor” in this free writing prospectus.

The senior trust advisor will be entitled to a fee payable on each distribution date calculated on the outstanding principal amount of each mortgage loan in the trust fund and the senior trust advisor fee rate, and will have certain rights to indemnification for certain expenses by the trust fund. The senior trust advisor will also be entitled under certain circumstances to a consulting fee. See “Servicing of the Mortgage Loans—The Senior Trust Advisor” in this free writing prospectus.

Notwithstanding the foregoing, the senior trust advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to the Horizon Outlet Shoppes Portfolio whole loan or any related REO property.

However, Pentalpha Surveillance LLC is also the senior trust advisor under the JPMBB 2015-C28 pooling and servicing agreement, and, in such capacity, has certain obligations and consultation rights with respect to the Horizon Outlet Shoppes Portfolio whole loan that are substantially similar to those of the senior trust advisor under the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Horizon Outlet Shoppes Portfolio Whole Loan” in this free writing prospectus.

Directing Certificateholder
With respect to each mortgage loan (other than the non-serviced mortgage loan), the directing certificateholder will be the controlling class certificateholder (or its representative) selected by more than 50% of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement); provided, however, that (1) absent that selection, or (2) until a directing certificateholder is so selected or (3) upon receipt of a notice from a majority of the controlling class certificateholders, by certificate balance, that a directing certificateholder is no longer designated, the controlling

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class certificateholder that owns the largest aggregate certificate balance of the controlling class (or its representative) will, upon certification of the same to the certificate administrator and the special servicer, be the directing certificateholder; provided, however, that in the case of this clause (3), in the event that no one holder owns the largest aggregate certificate balance of the controlling class, then there will be no directing certificateholder until appointed in accordance with the terms of the pooling and servicing agreement.

The controlling class will be the most subordinate class of the Class E, Class F and Class NR certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that during such time as the Class E certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder (including the consent and consultation rights described below). No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

The directing certificateholder will have certain consent and consultation rights under the pooling and servicing agreement in certain circumstances with respect to the mortgage loans (other than the non-serviced mortgage loan); provided that, after and during such time as the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) of less than 25% of the initial certificate balance, the consent rights will terminate. After such time that none of the Class E, Class F and Class NR certificates has a then-outstanding certificate balance at least equal to 25% of the initial certificate balance of that class without regard to the application of any appraisal reductions, the consultation rights of the directing certificateholder will terminate.

It is anticipated that BlackRock Realty Advisors, Inc. as agent for its managed account will be the initial directing certificateholder with respect to each mortgage loan (other than the non-serviced mortgage loan); however, we cannot assure you that arrangement will continue. See “Risk Factors—Potential Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder” in this free writing prospectus.

Torchlight Investors, LLC, the directing certificateholder under the JPMBB 2015-C28 pooling and servicing agreement, will have certain consent and consultation rights with respect to the Horizon Outlet Shoppes Portfolio whole loan, which rights are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The

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Horizon Outlet Shoppes Portfolio Whole Loan” in this free writing prospectus.

Certain Affiliations
JPMorgan Chase Bank, National Association and its affiliates have several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly-owned subsidiary of JPMorgan Chase Bank, National Association. JPMorgan Chase Bank, National Association, Barclays Bank PLC, RAIT Funding, LLC, Redwood Commercial Mortgage Corporation and Starwood Mortgage Funding II LLC, each have (or, as of the closing date, will have) originated or acquired their respective mortgage loans and will be selling them to the depositor.

JPMorgan Chase Bank, National Association is also an affiliate of J.P. Morgan Securities LLC, an underwriter for the offering of the offered certificates and an initial purchaser of the non-offered certificates. JPMorgan Chase Bank, National Association is also a sponsor.

JPMorgan Chase Bank, National Association currently holds three (3) mezzanine loans related to three (3) mortgage loans identified as “400 Poydras”, “Alta Woodlake Square” and “Marriott – Pittsburgh” on Annex A-1 to this free writing prospectus, representing approximately 11.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. In addition, JPMorgan Chase Bank, National Association currently holds the One City Centre pari passu companion loan, the JAGR Portfolio pari passu companion loan and the Marriott – Pittsburgh pari passu companion loan; however, JPMorgan Chase Bank, National Association expects to deposit each pari passu companion loan into one or more future securitizations.

Barclays Bank PLC, one of the sponsors and a mortgage loan seller, is an affiliate of Barclays Capital Inc., an underwriter for the offering of the offered certificates and an initial purchaser of the non-offered certificates.  Barclays Bank PLC provides warehouse financing to an affiliate of RAIT Funding, LLC, one of the sponsors and a mortgage loan seller, through a repurchase facility.  All of the mortgage loans that RAIT Funding, LLC will transfer to the depositor, representing approximately 13.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are subject to that repurchase facility.  Proceeds received by RAIT Funding, LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and to make payments to Barclays Bank PLC as the repurchase agreement counterparty.  Additionally, Barclays Bank PLC provides warehouse financing to Starwood Mortgage Funding II LLC through a repurchase facility. All of the mortgage loans that Starwood Mortgage Funding II LLC will transfer to the depositor, representing approximately 11.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are subject to that repurchase facility. Proceeds received by Starwood Mortgage Funding II LLC in connection with the

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contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Barclays Bank PLC as the repurchase agreement counterparty.  See “Risk Factors—Potential Conflicts of Interest—Potential Conflicts of Interest of the Sponsors and Mortgage Loan Sellers” in this free writing prospectus.

RAIT Funding, LLC is a wholly-owned indirect subsidiary of RAIT Financial Trust.  RAIT Financial Trust will guarantee the performance of RAIT Funding, LLC’s obligations to repurchase or replace its respective mortgage loans for material breaches of representations and warranties or defective loan documentation under the circumstances described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

RAIT Partnership, L.P., an affiliate of RAIT Funding, LLC, a sponsor and mortgage loan seller, currently holds one (1) mezzanine loan related to one (1) mortgage loan identified as “Aspen Heights - Texas A&M University Corpus Christi” on Annex A-1 to this free writing prospectus, representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Redwood Commercial Mortgage Corporation is an indirect wholly-owned subsidiary of Redwood Trust, Inc. Redwood Trust, Inc. will guarantee the performance of Redwood Commercial Mortgage Corporation’s obligations to repurchase or replace its respective mortgage loans for material breaches of representations and warranties or defective loan documentation under the circumstances described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.  JPMorgan Chase Bank, National Association, provides warehouse financing to an affiliate of Redwood Commercial Mortgage Corporation through a repurchase facility.  All of the mortgage loans that Redwood Commercial Mortgage Corporation intends to transfer to the depositor, representing approximately 11.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are expected to be subject to that repurchase facility.

Wells Fargo Bank, National Association is the master servicer, certificate administrator, the custodian, the certificate registrar and the 17g-5 information provider.  Wells Fargo Bank, National Association also serves as the custodian, the master servicer and the certificate administrator (among other functions) under the JPMBB 2015-C28 pooling and servicing agreement with respect to the Horizon Outlet Shoppes Portfolio whole loan.

Midland Loan Services, a Division of PNC Bank, National Association, the special servicer, is an affiliate of BlackRock Realty Advisors, Inc. Blackrock Realty Advisors, Inc. as agent

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for its managed account is expected to be designated as the initial directing certificateholder.

Midland Loan Services, a Division of PNC Bank, National Association assisted BlackRock Realty Advisors, Inc. with due diligence relating to the mortgage loans to be included in the mortgage pool.

As described in “—Relevant Parties and Dates” above, each of the master servicer, the special servicer, the certificate administrator, the trustee and the senior trust advisor is also a service provider under one or more pooling and servicing agreements for different securitizations that govern the servicing and administration of the mortgage loans included in the trust but which will not be serviced under the pooling and servicing agreement for this transaction. These roles may create similar conflicts of interest as those described above.

These roles and other potential relationships may give rise to conflicts of interest as further described in this free writing prospectus under “Risk Factors—Potential Conflicts of Interest” in this free writing prospectus.

Cut-off Date
With respect to each mortgage loan, the related due date in June 2015, or with respect to any mortgage loan that has its first due date in July 2015, the date that would have otherwise been the related due date in June 2015.

Closing Date	On or about June 30, 2015.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in July 2015.

Interest Accrual Period
Interest will accrue on the offered certificates during the calendar month prior to the related distribution date. Interest will be calculated on the offered certificates assuming that each month has 30 days and each year has 360 days.

Due Period
For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a due period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that due period on the business day immediately following that last day will be deemed to have been received during that due period and not during any other due period.

Determination Date	The 11th calendar day of each month or, if the 11th calendar day is not a business day, then the business day immediately succeeding such 11th calendar day.

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Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Assumed Final Distribution Date
The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date” in this free writing prospectus:

	Class A-1	April 2020
	Class A-2	June 2020
	Class A-3A1	April 2025
	Class A-4	May 2025
	Class A-SB	November 2024
	Class X-A	May 2025
	Class X-B	May 2025
	Class A-S	May 2025
	Class B	May 2025
	Class C	June 2025
	Class EC	June 2025
	Class D	June 2025

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Transaction Overview

          On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee and the senior trust advisor. The master servicer will service the mortgage loans (other than the specially serviced mortgage loans and the non-serviced mortgage loan) in accordance with the pooling and servicing agreement and provide the information to the certificate administrator necessary for the certificate administrator to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

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Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2015-C29:

	●	Class A-1
	●	Class A-2
	●	Class A-3A1
	●	Class A-4
	●	Class A-SB
	●	Class X-A
	●	Class X-B
	●	Class A-S
	●	Class B
	●	Class C
	●	Class EC
	●	Class D

The certificates will consist of the above classes and the following classes that are not being offered by this free writing prospectus and the accompanying prospectus: Class A-3A2, Class X-C, Class X-D, Class X-E, Class X-F, Class X-NR, Class E, Class F, Class NR and Class R.

The certificates will collectively represent beneficial ownership in the issuing entity, a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust’s assets will primarily be sixty-three (63) fixed rate commercial mortgage loans secured by first mortgage liens on eighty-five (85) mortgaged properties. The mortgage loans are comprised of (i) fifty-nine (59) mortgage loans (which have no related pari passu interest secured by the related mortgaged property or properties) and (ii) four (4) mortgage loans represented by a pari passu portion of a split whole loan secured by the related mortgaged property or properties.

For purposes of the mortgage loan and pool composition data and other information contained in this free writing prospectus (including the annexes and statistical information), the above described pari passu loans are not reflected in this free writing prospectus, and the term “mortgage loan” does not include any pari passu loan, unless otherwise expressly stated in this free writing prospectus. However, with respect to each of the mortgage loans that is part of a whole loan, we generally present the loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per net rentable square foot, pad, room or unit, as applicable, in this free writing prospectus (including any tables, charts and information set forth on Annex A-1, A-2 and A-3) in a manner that takes account of that mortgage loan and its related pari passu loan.  Other than as specifically noted, the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is

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presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness. Whenever percentages and other information in this free writing prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

Certificate Balances and Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class A-1	$49,025,000
Class A-2	$212,993,000
Class A-3A1	$60,000,000
Class A-4	$222,921,000
Class A-SB	$69,203,000
Class X-A	$753,133,000
Class X-B	$54,147,000
Class A-S(1)	$63,991,000
Class B(1)	$54,147,000
Class C(1)	$44,302,000
Class EC(1)	$162,440,000
Class D	$52,917,000

(1)
The initial certificate balance of any of the Class A-S, Class B or Class C certificates represents the principal balance of such class without giving effect to any exchange and conversion for Class EC certificates. The initial certificate balance of the Class EC certificates is equal to the aggregate of the initial certificate balances of the Class A-S, Class B and Class C certificates and represents the maximum principal balance of such class that could be issued in an exchange and conversion. In the event that none of the Class A-S, Class B and Class C certificates is converted to Class EC certificates, the Class EC certificate balance would be equal to zero. Other than for federal income tax purposes, any exchange of (i) a portion of the Class A-S, Class B or Class C certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component class of Class A-S, Class B and Class C certificates for, and an increase, on a dollar-for-dollar basis, of the certificate balance of the Class EC certificates, and (ii) any amount of the Class EC certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of the certificate balance of the Class EC certificates converted and an increase, on a dollar-for-dollar basis, of a proportionate share of the related certificate balances of each class of Class A-S, Class B and Class C certificates.

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Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class:

Class A-1%
Class A-2%
Class A-3A1%
Class A-4%
Class A-SB	%
Class X-A	%(1)
Class X-B	%(2)
Class A-S	%
Class B	%
Class C	%
Class EC	NA(3)
Class D	%

(1)
The interest accrual amount on the Class X-A certificates will be calculated by reference to a notional amount equal to the aggregate of the certificate balances of the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB and Class A-S certificates (calculated without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates). The pass-through rate for the Class X-A certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB and Class A-S certificates weighted on the basis of their respective certificate balances immediately prior to that distribution date (calculated without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates) as described under “Description of the Certificates—Distributions” in this free writing prospectus.

(2)
The interest accrual amount on the Class X-B certificates will be calculated by reference to a notional amount equal to the certificate balance of the Class B certificates (calculated without giving effect to any exchange and conversion of any Class B certificates for Class EC certificates).  The pass-through rate for the Class X-B certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360 day year consisting of twelve 30-day months) for the related distribution date, over (b) the pass-through rate of the Class B certificates for the distribution date, as described under “Description of the Certificates—Distributions” in this free writing prospectus.

(3)
The Class EC certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest that would otherwise be distributable on the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates.  The effective pass-through rate applicable to the Class EC certificates for the initial distribution date is approximately __% per annum.

B. Class EC and
Exchangeable Certificates	Exchangeable certificates (the Class A-S, Class B and Class C certificates), in the exchange proportion described in this free writing prospectus, may be converted in an exchange for Class EC certificates. Conversely, Class EC certificates may be converted in an exchange for a proportionate interest in the exchangeable certificates (in the exchange proportion described in this free writing prospectus). The Class EC certificates will receive principal and interest that would otherwise have been

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payable on the portion of the exchangeable certificates that have been exchanged for such Class EC certificates. Any such allocations of principal and interest as between Class EC certificates, on the one hand, and exchangeable certificates, on the other hand, will have no effect on the principal or interest entitlements of any other class of certificates. Exchanges will be subject to various conditions that we describe in this free writing prospectus. See “Description of the Certificates—Exchanges of Exchangeable Certificates and Class EC Certificates” in this free writing prospectus for a description of the conversion and exchange procedures relating to the Class EC certificates and the exchangeable certificates. See also “Risk Factors—Risks Relating to the Exchangeable Certificates and Class EC Certificates” in this free writing prospectus.

C. Interest Rate Calculation
Convention	Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the offered certificates (other than the Class EC certificates), the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount” in this free writing prospectus.

D. Servicing and
Administration Fees
The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on each mortgage loan (other than the non-serviced mortgage loan with respect to the special servicing fee only), each REO loan, each serviced companion loan and, with respect to special servicing fees, if the related loan interest payments (or other collections in respect of the related loan or property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date pursuant to the pooling and servicing agreement, which includes the master servicing fee and the portion of the servicing fee payable to any primary servicer, is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and the non-serviced mortgage loan) and the serviced companion loans at the servicing fee rate equal to a per annum rate ranging from 0.00500% to 0.10250%.  The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan that is a specially serviced mortgage loan or REO loan, on a loan-by-loan basis at the special servicing fee rate equal to a per annum rate of 0.25%; provided that the

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special servicer will not be entitled to a special servicing fee with respect to the Horizon Outlet Shoppes Portfolio mortgage loan, but the special servicer under the JPMBB 2015-C28 pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee of $3,500 for the related month. Any primary servicing fees or sub-servicing fees will be paid by the master servicer or special servicer, respectively, out of the fees described above. The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and the non-serviced mortgage loan) in the trust fund at the certificate administrator fee rate equal to a per annum rate of 0.00457%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $210.00 per month. The senior trust advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO Loan (including the specially serviced mortgage loans and the non-serviced mortgage loan) in the trust fund and at the senior trust advisor fee rate, which will be a per annum rate of 0.00210%. The senior trust advisor will also be entitled under certain circumstances to a consulting fee. Fees payable by the trust to the master servicer, special servicer and senior trust advisor are generally payable prior to any distributions to certificateholders. See “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” and “Servicing of the Mortgage Loans—The Senior Trust Advisor” in this free writing prospectus.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan (but not any companion loan) in the trust will be payable to the Commercial Real Estate Finance Council as a license fee for use of their names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Distributions

A. Amount and Order of
Distributions
On each distribution date, funds available for distribution from the mortgage loans (net of specified trust fees, reimbursements, expenses and yield maintenance charges or other prepayment premiums) will be distributed to the certificates in the following amounts and order of priority:

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First, Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR certificates: To pay interest on the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR certificates, pro rata, in each case in accordance with their interest entitlements.

Second, Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB certificates: To the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this free writing prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3A1 and Class A-3A2 certificates, pro rata, until the certificate balances of the Class A-3A1 and Class A-3A2 certificates have each been reduced to zero, (e) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero and (f) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero. If the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.

Third, Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB certificates:  To reimburse the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

Fourth, Class A-S certificates: To the Class A-S certificates as follows: (a) first, to interest on the Class A-S certificates, in an amount up to their interest entitlement; (b) second, to the extent of funds allocated to principal and available for distribution remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB certificates), to principal on the Class A-S certificates, until the certificate balance of the Class A-S certificates has been reduced to zero; and (c) third, to reimburse the Class A-S certificates, for any previously unreimbursed losses on the

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mortgage loans allocable to principal that were previously borne by that class.

Fifth, Class B certificates: To the Class B certificates in a manner analogous to the Class A-S certificates’ allocations of priority Fourth above.

Sixth, Class C certificates: To the Class C certificates in a manner analogous to the Class A-S certificates’ allocations of priority Fourth above.

Seventh, Class D certificates: To the Class D certificates in a manner analogous to the Class A-S certificates’ allocations of priority Fourth above.

Eighth, Non-offered certificates (other than the Class A-3A2, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR certificates):  In the amounts and order of priority described in “Description of the Certificates—Distributions” in this free writing prospectus.

On each distribution date, the Class EC certificates will receive, in the aggregate, the sum of the principal and interest and other amounts otherwise distributable to the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates and will similarly be allocated the realized losses and other shortfalls otherwise allocable to the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates.

B. Interest and Principal
Entitlements
A description of the interest entitlement of each class of certificates (other than the Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” in this free writing prospectus.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” in this free writing prospectus.

C. Yield Maintenance Charges and Prepayment Premiums

Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in this free writing prospectus.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus.

D. General	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or

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subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class A-3A2, Class X-C, Class X-D, Class X-E, Class X-F, Class X-NR and Class R certificates); provided that, that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-NR or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F or Class X-NR certificates and, therefore, the amount of interest they accrue.

(1)
The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR certificates are interest-only certificates and the Class A-3A2, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR certificates are not offered by this free writing prospectus.

(2)
The Class A-S, Class B and Class C certificates may be exchanged for Class EC certificates in the manner described under “Description of the Certificates—Exchanges of Exchangeable Certificates and Class EC Certificates” in this free writing prospectus.

(3)	Other than the Class A-3A2, Class X-C, Class X-D, Class X-E, Class X-F, Class X-NR and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

On each distribution date, the Class EC certificates will receive, in the aggregate, the sum of the principal and interest and other amounts otherwise distributable to the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates and will similarly be allocated any realized losses and other shortfalls otherwise allocable to the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-NR or Class R certificates) will reduce the certificate balance of that class of certificates.

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The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB and Class A-S certificates (determined without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates).  The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class B certificates (determined without giving effect to any exchange and conversion of any Class B certificates for Class EC certificates). The notional amount of the Class X-C certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class C certificates (determined without giving effect to any exchange and conversion of any Class C certificates for Class EC certificates).The notional amount of the Class X-D certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class D certificates. The notional amount of the Class X-E certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class E certificates. The notional amount of the Class X-F certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class F certificates.  The notional amount of the Class X-NR certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class NR certificates.

See “Description of the Certificates” in this free writing prospectus.

E. Shortfalls in Available Funds
The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower); shortfalls resulting from the application of appraisal reductions to reduce principal and interest advances; shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the depositor, master servicer, special servicer, certificate administrator, trustee or senior trust advisor; shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and shortfalls resulting from other unanticipated or default-related expenses of the trust. Prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates (other than the Class EC and Class R certificates), on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this free writing prospectus.  The Class EC certificates will receive the sum of the interest that would otherwise be distributable to the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates, and will therefore

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bear the risk of prepayment interest shortfalls that would otherwise be allocated to such certificates. See “Description of the Certificates—Distributions—Priority” in this free writing prospectus.

Advances

A. P&I Advances
The master servicer is required to advance a delinquent periodic mortgage loan payment (unless the master servicer or the special servicer determines that the advance would be nonrecoverable). Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). See “Description of the Certificates—Advances” in this free writing prospectus. There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. See “Description of the Certificates—Advances” in this free writing prospectus. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the certificate administrator’s fee and the CREFC® license fee. See “Description of the Certificates—Advances” in this free writing prospectus. None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan that is not part of the trust.

B. Property Protection Advances
The master servicer may be required to make advances with respect to mortgage loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

	●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

	●	maintain the lien on the related mortgaged property; and/or

	●	enforce the related mortgage loan documents.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. Neither the master servicer nor the trustee is required to advance amounts determined by such party to be nonrecoverable. See “Description of the Certificates—Advances” in this free writing prospectus.

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With respect to the Horizon Outlet Shoppes Portfolio mortgage loan, the master servicer (and the trustee, as applicable), under the JPMBB 2015-C28 pooling and servicing agreement is required to, and the special servicer under the JPMBB 2015-C28 pooling and servicing agreement may, make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances
The master servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this free writing prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Description of the Certificates—Advances” and “—Subordination; Allocation of Collateral Support Deficit” in this free writing prospectus.

With respect to the non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement will similarly be entitled to interest on advances.

The Mortgage Loans

The Mortgage Pool
The trust’s primary assets will be sixty-three (63) fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in eighty-five (85) commercial and multifamily properties. See “Description of the Mortgage Pool—Additional Debt” in this free writing prospectus.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $984,488,178.

Whole Loans

As used in this free writing prospectus, the term “mortgage loan” refers to the mortgage loans that are assets of the trust and does not include any of the pari passu companion loans.

In the case of the four (4) mortgage loans identified as “One City Centre ”, “JAGR Portfolio”, “Horizon Outlet Shoppes Portfolio” and “Marriott - Pittsburgh” on Annex A-1 to this free writing prospectus, representing approximately 6.1%, 3.0%, 2.7%, and 2.5%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each such mortgage loan is part of a split loan structure that also includes a pari passu companion loan.  Each such mortgage loan is secured by the same mortgage instrument on the same mortgaged property or portfolio of mortgaged properties as a related pari passu companion loan, each of which companion loan is evidenced by a pari passu note that is not part of the trust and is referred to in

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this free writing prospectus as the respective “pari passu companion loan”.

The following table and discussion contains general information regarding the whole loans:

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Principal Balance	Approx. % of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance
2	One City Centre	$60,000,000	6.1%	$40,000,000
8	JAGR Portfolio	$30,000,000	3.0%	$17,500,000
10	Horizon Outlet Shoppes Portfolio	$26,675,000	2.7%	$28,000,000
12	Marriott - Pittsburgh	$25,000,000	2.5%	$19,060,000

Each mortgage loan identified in the above table is included in the trust; however, none of the related companion loans are included in the trust. In the case of the Horizon Outlet Shoppes Portfolio whole loan, the note comprising the related pari passu companion loan is included in the JPMBB Commercial Mortgage Securities Trust 2015-C28 securitization. In the case of each of the One City Centre pari passu companion loan, the JAGR Portfolio pari passu companion loan and the Marriott – Pittsburgh pari passu companion loan, each such pari passu companion loan is expected to be deposited into one or more future securitizations.  In each instance, the related pari passu companion loan is pari passu in right of payment with the related mortgage loan.

Servicing of the Whole Loans
The Horizon Outlet Shoppes Portfolio whole loan is serviced under the JPMBB 2015-C28 pooling and servicing agreement entered into in connection with the issuance of the JPMBB Commercial Mortgage Securities Trust 2015-C28, Commercial Mortgage Pass-Through Certificates, Series 2015-C28.  In addition, pursuant to the related intercreditor agreement, the directing certificateholder under the applicable non-serviced pooling and servicing agreement may exercise certain rights granted to the holders of the related pari passu companion loan, and therefore will have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the master servicer and/or special servicer under the applicable non-serviced pooling and servicing agreement with respect to various servicing matters or mortgage loan modifications affecting such mortgage loan in the related split loan structure. In addition, pursuant to the related intercreditor agreement, the directing certificateholder under the applicable non-serviced pooling and servicing agreement has the right to replace the special servicer for the related mortgage loan as described under “Description of the Mortgage Pool—The Whole Loans—The Horizon Outlet Shoppes Portfolio Whole Loan” in this free writing prospectus.

Serviced Whole Loans

Each of the One City Centre whole loan, the JAGR Portfolio whole loan and the Marriott – Pittsburgh whole loan is referred to

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in this free writing prospectus as a “serviced whole loan” or a “serviced pari passu whole loan”.

Each of the One City Centre pari passu companion loan, the JAGR Portfolio pari passu companion loan and the Marriott – Pittsburgh pari passu companion loan is referred to in this free writing prospectus as a “serviced companion loan”.

For additional information regarding these pari passu split loans, see “Description of the Mortgage Pool—The Whole Loans—The One City Centre Whole Loan”, “—The JAGR Portfolio Whole Loan” and “—The Marriott – Pittsburgh Whole Loan” in this free writing prospectus.

Non-Serviced Whole Loan

The Horizon Outlet Shoppes Portfolio whole loan is referred to in this free writing prospectus as a “non-serviced whole loan”.

The Horizon Outlet Shoppes Portfolio pari passu companion loan is referred to in this free writing prospectus as a “non-serviced pari passu companion loan”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). With respect to each of the mortgage loans that is part of a whole loan, we generally present the loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per net rentable square foot, bed, room or unit, as applicable, in this free writing prospectus (including any tables, charts and information set forth on Annex A-1, A-2 and A-3) in a manner that takes account of that mortgage loan and its related pari passu companion loan.  Other than as specifically noted, the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments

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on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this free writing prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Aggregate outstanding principal balance(1)	$984,488,178
Number of mortgage loans	63
Number of mortgaged properties	85
Range of mortgage loan principal balances	$2,497,105 to $63,560,000
Average mortgage loan principal balances	$15,626,796
Range of mortgage rates	3.76800% to 5.07000%
Weighted average mortgage rate	4.21568%
Range of original terms to maturity	60 months to 180 months
Weighted average original term to maturity	108 months
Range of remaining terms to maturity	58 months to 179 months
Weighted average remaining term to maturity	107 months
Range of original amortization term(2)(3)	180 months to 360 months
Weighted average original amortization term(2)(3)	351 months
Range of remaining amortization terms(2)(3)	179 months to 360 months
Weighted average remaining amortization term(2)(3)	351 months
Range of loan-to-value ratios(4)(5)	48.1% to 77.0%
Weighted average loan-to-value ratio(4)(5)	64.6%
Range of loan-to-value ratios as of the maturity date(4)(5)	0.3% to 70.1%
Weighted average loan-to-value ratio as of the maturity date(4)(5)	55.6%
Range of underwritten net cash flow debt service coverage ratios(5)(6)	1.30x to 3.30x
Weighted average underwritten net cash flow debt service coverage ratio(5)(6)	1.79x
Percentage of aggregate outstanding principal balance consisting of:
Interest Only-Balloon	49.1%
Balloon	31.8%
Interest Only	17.5%
Fully Amortizing	1.5%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)
Six (6) mortgage loans identified as “One City Centre”, “Cole IV Retail Portfolio – Pool I”, “Cole IV Retail Portfolio – Pool II”, “Cavalier Building”, “CVS - Fair Oaks” and “CVS – Hutto” on Annex A-1 to this free writing prospectus, representing approximately 17.5% of the aggregate principal

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balance of the pool of mortgage loans as of the cut-off date, that are interest only for the entire term.

(3)
In the case of one (1) mortgage loan identified as “Aspen Heights - Texas A&M University Corpus Christi” on Annex A-1 to this free writing prospectus, representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan will amortize based on the assumed principal payment schedule set forth on Annex F to this free writing prospectus.

(4)
In the case of one (1) mortgage loan identified as “Eagles Trail” on Annex A-1 to this free writing prospectus, representing approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan-to-value ratio was calculated based upon a hypothetical valuation other than an “as-is” value. The remaining mortgage loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus. For further information, see Annex A-1 to this free writing prospectus. See also “Risk Factors—Limitations of Appraisals”, “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—Exceptions to JPMCB’s Disclosed Underwriting Guidelines” and “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus.

(5)
For each mortgage loan with a related pari passu companion loan, the calculation of the loan-to-value ratios and debt service coverage ratios includes the principal balance and debt service payment of the related pari passu companion loan(s).

(6)
For each partial interest-only loan, the debt service coverage ratio was calculated based on the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.  For all interest-only loans, the debt service coverage ratio was calculated based on the sum of the first 12 interest payments following the cut-off date.  In the case of one (1) mortgage loan identified as “Aspen Heights - Texas A&M University Corpus Christi” on Annex A-1 to this free writing prospectus, representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the debt service coverage ratio was calculated based on the sum of the first 12 principal and interest payments (following the initial interest-only period) based on the assumed principal payment schedule set forth on Annex F to this free writing prospectus. With respect to twelve (12) mortgaged properties identified as “2025 M Street”, “400 Poydras”, “Lenox Towers”, “Aspen Heights - Texas A&M University Corpus Christi”, “Marriott - Pittsburgh”, “Sedano’s Plaza Lakes on the Green”, “JAGR Portfolio – Hilton Jackson”, “Chestnut Place”, “Mt. Nebo Pointe”, “Candlewood Suites Greenville”, “Creekside Square Apartments” and “14001 Weston Parkway” on Annex A-1 to this free writing prospectus, securing or partially securing twelve (12) mortgage loans, representing approximately 27.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, certain assumptions and/or adjustments were made to the underwritten net cash flow and underwritten net cash flow debt service coverage ratios reflected in the table above. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations”, “—Mortgaged Property Considerations—Tenant Issues—Occupancy and Tenant Concentrations” and “—Additional Mortgage Loan Information” in this free writing prospectus. See also Annex A-1 and Annex A-3 to this free writing prospectus.

All of the mortgage loans accrue interest on an actual/360 basis.

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The mortgage loans have the amortization characteristics set forth in the following table:

Amortization Types

Amortization Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
IO-Balloon	33	$483,628,000	49.1%
Balloon	23	312,911,735	31.8
Interest Only	6	172,760,000	17.5
Fully Amortizing	1	15,188,444	1.5
Total:	63	$984,488,178	100.0%

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and “—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus.

The following table contains general information regarding the prepayment provisions of the mortgage loans:

Overview of Prepayment Protection(1)(2)

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Defeasance	45	$531,607,550	54.0%
Yield Maintenance	17	435,630,628	44.2
None	1	17,250,000	1.8
Total:	63	$984,488,178	100.0%

(1)	See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loans.

(2)
Prepayments may occur (often without any yield maintenance charge or prepayment premium) in connection with a casualty at or condemnation of the related mortgaged property and, if the casualty or condemnation is sufficiently material and/or if the insurance proceeds or condemnation award is not released for restoration, some mortgage loans permit the related borrower to prepay the related mortgage loan in full or up to a specified percentage of the allocated loan amount of the affected property to obtain a property release.

Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or, in certain cases, other government securities for the related mortgaged property as collateral for the related mortgage loan (or whole loan).

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date as follows:

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Prepayment Open Periods(1)

Open Periods (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
2	2	$39,476,546	4.0%
3	10	239,229,703	24.3
4	45	608,081,929	61.8
5	3	34,700,000	3.5
24	2	33,000,000	3.4
36	1	30,000,000	3.0
Total:	63	$984,488,178	100.0%

(1)	See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loans.

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and “—Certain Terms and Conditions of the Mortgage Loans—Defeasance; Collateral Substitution; Property Releases” in this free writing prospectus.

Current Uses of the Mortgaged Properties(1)

Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgaged Properties	Approx. % of Initial Pool Balance
Office	16	$238,846,639	24.3%
Retail	27	228,873,912	23.2
Hotel	14	197,020,590	20.0
Multifamily	10	145,251,930	14.8
Mixed Use	5	105,981,339	10.8
Self Storage	10	42,564,184	4.3
Industrial	3	25,949,584	2.6
Total:	85	$984,488,178	100.0%

(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as set forth in Annex A-1.

The mortgaged properties are located in twenty-five (25) states and the District of Columbia. The following table lists the states that have concentrations of mortgaged properties of 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

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Geographic Distribution(1)

Geographic Location	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgaged Properties	Approx. % of Initial Pool Balance
Texas	9	$145,810,000	14.8%
Florida	10	128,443,193	13.0
California	7	80,336,644	8.2
Georgia	10	73,207,806	7.4
District of Columbia..	1	63,560,000	6.5
Louisiana	1	55,756,339	5.7
Pennsylvania	4	49,300,000	5.0
Total:	42	$596,413,982	60.6%

(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as set forth in Annex A-1.

Refinanced Loans
Several of the mortgage loans were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the mortgage loan as described below:

With respect to three (3) mortgaged properties identified as “JAGR Portfolio” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 3.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, at the time of acquisition by the borrowers and sponsor, the prior financings secured by the mortgaged properties were in default.With respect to the mortgaged property identified as “JAGR Portfolio – Hilton Jackson” on Annex A-1 to this free writing prospectus, the prior loan was a non-CMBS loan acquired by the sponsor in 2012 out of maturity default from the initial lender at a discount of 31.7% to the outstanding principal amount at the time. With respect to the mortgaged properties identified as “JAGR Portfolio – Doubletree Grand Rapids” and “JAGR Portfolio – Doubletree Annapolis” on Annex A-1 to this free writing prospectus, the prior loan was a defaulted CMBS loan that included a third property as collateral.  The sponsor acquired the properties in 2013. The prior loan was liquidated at auction by the special servicer, with discounts of 16.1% and 33.6% to the allocated loan amounts under the prior debt, respectively. The sponsor of the borrowers was not involved with the prior defaults or affiliated with the prior borrowers under such financings.

Additional Aspects of Certificates

Denominations
The offered certificates (other than the Class X-A and Class X-B certificates) that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

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Registration, Clearance and
Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this free writing prospectus and in the prospectus.

Information Available to
Certificateholders
On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this free writing prospectus.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

	●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management Inc., Interactive Data Corporation, CMBS.com and Markit;

	●	the certificate administrator’s website initially located at “www.ctslink.com”; and

	●	the master servicer’s website initially located at “www.wellsfargo.com/com/comintro”.

Optional Termination
On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than the greater of (i) 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, or (ii) the product of (x) a percentage that is calculated by dividing the sum of the outstanding principal balance of the mortgage loans identified on Annex A-1 to this free writing prospectus as “Bridgeway Business Center” and “The Heights” on the date that is the 10-year anniversary from the start-up date of the trust by the aggregate principal balance of the mortgage loans as of the cut-off date and (y) the

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aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this free writing prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this free writing prospectus; provided, however, that this termination right will not be exercisable at the percentage threshold specified in clause (ii) above earlier than the distribution date in June 2025. Exercise of this option will terminate the trust and retire the then-outstanding certificates.

The trust may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class R certificates) (provided, however, that the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-C, Class X-D, Class A-S, Class B, Class C, Class EC and Class D certificates are no longer outstanding, there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates) and the master servicer consents to the exchange) for the mortgage loans and each REO property remaining in the trust.

See “Description of the Certificates—Termination; Retirement of Certificates” in this free writing prospectus and “Description of the Certificates—Termination” in the prospectus.

Required Repurchases or
Substitutions of Mortgage Loans
Under certain circumstances, the related mortgage loan seller (or RAIT Financial Trust, Redwood Trust Inc. or Starwood Mortgage Capital LLC, as applicable, as guarantor of the repurchase and substitution obligations of RAIT Funding, LLC, Redwood Commercial Mortgage Corporation and Starwood Mortgage Funding II LLC,  respectively) may be obligated to repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the trust as a result of a material document defect or a material breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of certificateholders in the mortgage loan. See “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

Sale of Defaulted Loans
Pursuant to the pooling and servicing agreement (and subject to any applicable intercreditor agreement), the special servicer may offer to sell to any person (or may offer to purchase) any specially serviced mortgage loan (other than the non-serviced mortgage loan) if it determines that no satisfactory arrangements (including by way of a discounted pay-off) can be made for collection of delinquent payments and such a sale would be in the best economic interest of the trust (or, in the case of any whole loan, the trust and the holder of the related companion loan, as a collective whole) on a net present value basis. The

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special servicer is generally required to accept the highest offer received from any person as more particularly described in “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus. However, with respect to each mortgage loan with a related mezzanine loan (including if any such mezzanine loan is originated in the future), the sale by the special servicer of any defaulted mortgage loan may be subject to the rights of the holder of any related mezzanine debt, to exercise its option to purchase the related mortgage loan or REO property, as applicable, following a default to the extent set forth in the related intercreditor agreement.

If any mortgage loan with a related pari passu companion loan becomes a defaulted mortgage loan and the special servicer (or, with respect to the non-serviced mortgage loan, the other related special servicer described in this free writing prospectus) determines to sell the related mortgage loan as described above, then the applicable special servicer will be required to sell the related pari passu companion loan together with the related mortgage loan as a single loan. In connection with any such sale, such special servicer will be required to follow the procedures set forth under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus, or similar procedures provided for under the other pooling and servicing agreement, as applicable.

Tax Status
Elections will be made to treat designated portions of the trust (exclusive of the portion, if any, of the regular interests represented by the Class A-S, Class B and Class C certificates that have been exchanged for and converted to Class EC certificates and the related amounts in the Class EC distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes. In addition, (i) the portions of the trust consisting of any Class A-S, Class B and Class C certificates that have been exchanged for and converted to Class EC certificates (and the related amounts in the Class EC distribution account) will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Internal Revenue Code of 1986, as amended and (ii) the Class EC certificates will represent undivided beneficial interests in the grantor trust described in clause (i) above.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●
Each class of offered certificates will represent or beneficially represent, in the case of the Class EC certificates, “regular interests” in a trust REMIC as further described under “Material Federal Income Tax Consequences” in this free writing prospectus.

	●	Each regular interest represented by an offered certificate will generally be treated as a newly originated debt instrument for federal income tax purposes.

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● You will be required to report income on the regular interest represented by your offered certificates using the accrual method of accounting.

● It is anticipated that the Class [__] certificates will be issued with original issue discount and that the Class [__] certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Consequences” in this free writing prospectus and the prospectus.

Certain ERISA Considerations
Subject to important considerations described under “Certain ERISA Considerations” in this free writing prospectus and the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	No class of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity.  The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this free writing prospectus).

See “Legal Investment” in this free writing prospectus and in the prospectus.

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Ratings
The offered certificates will not be issued unless each of the offered classes receives the following ratings from Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Morningstar Credit Ratings, LLC:

	Class	Moody’s(1)	Fitch(1)	Morningstar
	Class A-1	Aaa(sf)	AAAsf	AAA
	Class A-2	Aaa(sf)	AAAsf	AAA
	Class A-3A1	Aaa(sf)	AAAsf	AAA
	Class A-4	Aaa(sf)	AAAsf	AAA
	Class A-SB	Aaa(sf)	AAAsf	AAA
	Class X-A	Aa1(sf)	AAAsf	AAA
	Class X-B	NR	AA-sf	AAA
	Class A-S	Aa2(sf)	AAAsf	AAA
	Class B	NR	AA-sf	AA-
	Class C	NR	A-sf	A-
	Class EC	NR	A-sf	A-
	Class D	NR	BBB-sf	BBB-

(1)
Moody’s Investors Services, Inc. and Fitch Ratings, Inc. have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings. For additional information about this identifier, prospective investors can go to the website of the applicable rating agency. The depositor, issuing entity and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on their Internet websites. Credit ratings referenced throughout this material are forward-looking opinions about credit risk and express a rating agency’s opinion about the ability of and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value, or an indication of the suitability of an investment.

The ratings address the likelihood of full and timely payment to the certificateholders of all distributions of interest at the applicable pass-through rate on the offered certificates on each distribution date and the ultimate payment in full of the certificate balance of each class of offered certificates on a date that is not later than the rated final distribution date with respect to such class of certificates. Each security rating assigned to the offered certificates should be evaluated independently of any other security rating. Such ratings on the offered certificates do not address the tax attributes of such certificates or the receipt of any default interest or prepayment premium or constitute an assessment of the likelihood or frequency of prepayments on the mortgage loans.

In general, the ratings address credit risk and not prepayment risk and do not represent any assessment of the yield to maturity that purchasers may experience as a result of the rate of principal prepayments. A security rating is not a recommendation to buy, sell, or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by the assigning rating agency. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. See “Ratings” in this free writing prospectus. A security rating does not represent any assessment of the yield to

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maturity that investors may experience or the possibility that the holders of the Class X-A and Class X-B certificates might not fully recover their initial investment in the event of delinquencies or defaults, prepayments (both voluntary (to the extent permitted) and involuntary), or losses in respect of the mortgage loans. As described in this free writing prospectus, the amounts payable with respect to the Class X-A and Class X-B certificates consist only of interest. If the mortgage loans were to prepay in the initial month, with the result that the holders of the Class X-A and Class X-B certificates receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class X-A and Class X-B certificates. The notional amounts of the Class X-A and Class X-B certificates on which interest is calculated may be reduced by the allocation of realized losses and principal prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such notional amount, but only the obligation to pay interest timely on the notional amount, as so reduced from time to time. Therefore, the ratings of the Class X-A and Class X-B certificates should be evaluated independently from similar ratings on other types of securities.

The rated final distribution date will be the distribution date in May 2048. See “Yield and Maturity Considerations” and “Description of the Certificates—Advances” in this free writing prospectus.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the rating agencies engaged by the depositor, the depositor has no obligation or ability to ensure that any rating agency performs ratings surveillance. In addition, a rating agency may cease ratings surveillance if the information furnished to that rating agency is insufficient to allow it to perform surveillance.

Additionally, other nationally recognized statistical rating organizations that we have not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from or lower than any ratings assigned to the offered certificates by any other nationally recognized statistical rating organization. The issuance of an unsolicited rating of a class of the offered certificates that is lower than the ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC. Based on preliminary feedback from those nationally recognized statistical rating

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organizations at that time, the depositor selected Moody’s Investors Service, Inc., Fitch Ratings, Inc., and Morningstar Credit Ratings, LLC to rate the offered certificates and not the other two nationally recognized statistical rating organizations due, in part, to their initial subordination levels for the various classes of offered and non-offered certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the offered certificates. In the case of Moody’s Investors Service, Inc., the depositor only requested ratings for certain classes of rated certificates, due in part to the initial subordination levels provided by Moody’s Investors Service, Inc. for the classes of certificates. If the depositor had selected Moody’s Investors Service, Inc. to rate those other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by Fitch Ratings, Inc. and Morningstar Credit Ratings, LLC. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. In addition, the decision not to engage Moody’s Investors Service, Inc. in the rating of certain classes of the offered certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. See “Risk Factors—Ratings of the Certificates” and “Ratings” in this free writing prospectus.

In addition, neither the depositor nor any other person or entity will be required to monitor any changes to any ratings of the offered certificates or will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this free writing prospectus. In no event will rating agency confirmations from any such other nationally recognized statistical rating organization (except insofar as the matter involves a mortgage loan with a split loan structure and such other rating organization is hired to rate securities backed by the related pari passu companion loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that any or all of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. See “Risk Factors—Ratings of the Certificates” and “Ratings” in this free writing prospectus.

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RISK FACTORS

You should carefully consider the following risks and those risks described in “Risk Factors” in the accompanying prospectus before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

The risks and uncertainties described below are not the only ones relating to the offered certificates. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also impair your investment. If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. This free writing prospectus also contains forward looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus.

In connection with the information presented in this free writing prospectus relating to risks that may relate to certain of the mortgage loans or the mortgage loans in general, examples are sometimes given with respect to a particular risk and a particular mortgage loan. However, the fact that examples are given should not be interpreted as meaning that such examples reflect all of the mortgage loans in the trust to which such risk is applicable or that the identified mortgage loan is not subject to other risk factors described in this free writing prospectus.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this free writing prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates. For the reasons set forth in these “Risk Factors”, the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and over the life of those certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate diligence on the mortgage loans and the offered certificates.

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of Commercial Mortgage-Backed Securities

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities, as well as the debt markets, global financial markets and the economy generally, experienced significant dislocations, illiquidity and volatility. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial real estate resulted in increased delinquencies and defaults on commercial mortgage loans. In addition, the most recent downturn in the general economy affected the financial strength of many commercial real estate tenants and resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector.

Any further economic downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial real estate, which would likely have an adverse effect on the value and/or liquidity of commercial mortgage-backed securities that are backed by loans secured by

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such commercial real estate. We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe. Even if the commercial mortgage-backed securities market does recover, the mortgaged properties and therefore, the mortgage loans and the offered certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the related borrower under the mortgage loans and may result in the inability of the related borrower to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. In the event of default by a borrower under any of the mortgage loans, the trust may suffer a partial or total loss with respect to such mortgage loan and, consequently, the offered certificates. Any delinquency or loss on the mortgage loans may have an adverse effect on the distributions of principal and interest received by holders of the certificates.

Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset backed securities or structured products. Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

Market Considerations and Limited Liquidity

The offered certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for the offered certificates. While the underwriters currently intend to make a secondary market in the offered certificates, no underwriter is obligated to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for the offered certificates. Lack of liquidity could result in a substantial decrease in the market value and may adversely affect the regulatory characteristics of the offered certificates. The market value of the offered certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. No representation is made by any person or entity as to what the market value of any offered certificate will be at any time. Furthermore, you should be aware that the market for securities of the same type as the offered certificates has in the past been volatile and offered very limited liquidity from time to time. See “Risk Factors—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics” in the prospectus.

The market value of the offered certificates can decline even if the offered certificates and the mortgage loans are performing at or above your expectations. The market value of the offered certificates will be sensitive to fluctuations in current interest rates. However, any change in the market value of the offered certificates may be disproportionately impacted by upward or downward movement in current interest rates.

In particular, the market value of the offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial mortgage loans, whether newly originated or held in portfolios, that are available for securitization. In addition, financial reform legislation enacted in the United States could adversely affect the availability of credit for commercial real estate. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●	legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities, limit the amount or types of commercial mortgage-backed securities

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that it may acquire, or require it to maintain increased capital or reserves as a result of its investment in commercial mortgage-backed securities;

●
investors’ perceptions regarding the commercial real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans secured by income producing properties;

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for commercial mortgage-backed securities as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for those certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans.

The liquidity of the offered certificates may also be affected by present uncertainties and future unfavorable determinations concerning legal investment. No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See “Legal Investment” in this free writing prospectus.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions, or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire commercial mortgage-backed securities, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell such certificates in the secondary market. For example:

●
Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed to the investor that it will retain, on an on-going basis, a material net economic interest which, in any event, shall not be less than 5%; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an on-going basis.

National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm.

If either of the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm, then a penal capital charge may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.

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Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities.

None of the sponsors, the depositor or any other party intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the offered certificates are not a suitable investment for EEA credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment.

●
The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”) enacted in the United States requires that federal banking agencies amend their regulations to remove reference to or reliance on credit agency ratings, including, but not limited to, those found in the federal banking agencies’ risk-based capital regulations. New capital regulations were issued by the banking regulators in July 2013 and began phasing in on January 1, 2014; these regulations implement the increased capital requirements established under the Basel Accord. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. As a result of these regulations, investments in commercial mortgage-backed securities like the certificates by institutions subject to the risk-based capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of commercial mortgage-backed securities for their regulatory capital purposes.

●
The Issuing Entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014. Conformance with the Volcker Rule and its implementing regulations is required by July 21, 2015 (subject to the possibility of up to two one-year extensions). In the interim, banking entities must make good-faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The Volcker Rule’s provisions may adversely affect the ability of banking entities to purchase and sell the offered certificates. However, the general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

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●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the trust, could under certain circumstances require an investor or its owner generally to consolidate the assets of the trust in its financial statements and record third parties’ investments in the trust as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.

The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

In recent years, the global economy experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products. While the United States economy may technically be out of the recession, any recovery could be fragile and may not be sustainable for any specific period of time, and the global or United States economy could slip into an even more significant recession. Continued downward price pressures and increasing defaults and foreclosures in residential real estate or other conditions that severely depressed the overall economy and contributed to the credit crisis have also led to increased vacancies, decreased rents or other/declines in income from, or the value of, commercial real estate.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial borrowers from refinancing their mortgages. A substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years. These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and lead to widespread commercial mortgage defaults.

In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering such borrower’s ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure. Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase. Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities. Even if the real estate market does recover, the mortgaged property underlying the mortgage loans and, therefore, the certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the related borrowers and may result in the inability of the related borrowers to make interest payments on the related mortgage loans and repayment at maturity. In the event of default by the related borrowers under the related mortgage loans, the certificateholders would likely suffer a loss on their investment.

In addition, the global financial markets have experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries, including Greece, Ireland, Spain, Portugal and Italy, that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.

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Concerns regarding sovereign debt may spread to other countries at any time. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary constraints. Market volatility or disruption could result if a state were to default on its debt, or a significant local government were to default on its debt or seek relief from their debt in bankruptcy or by agreement with their creditors. In addition, recently-enacted financial reform legislation in the United States could adversely affect the availability of credit for commercial real estate.

Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time. Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets, such as wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters and man-made disasters. We cannot predict such matters or their effect on the value or performance of the certificates.

Investors should consider that general conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates. In addition, in connection with all the circumstances described above, you should be aware in particular that:

●
such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds that would be realized in the event of foreclosures and liquidations;

●	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

●
notwithstanding that the mortgage loans were recently underwritten and originated or acquired, the values of the mortgaged properties may have declined since the related mortgage loans were originated or acquired and may decline following the issuance of the offered certificates and such declines may be substantial and occur in a relatively short period following the issuance of the offered certificates; and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

●
if you determine to sell offered certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid, which may be the case for reasons unrelated to the then-current performance of the offered certificates or the mortgage loans, and which may be the case within a relatively short period following the issuance of the offered certificates;

●
if the mortgage loans default, then the yield on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier than anticipated repayment of principal (even in the absence of losses) in the event of a default in advance of the maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later than anticipated repayment of principal (even in the absence of losses) in the event of a default upon the maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

●
even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the trust fund may experience losses in the form of special servicing fees and other expenses, and you may bear losses as a result, or your yield may be adversely affected by such losses;

●
the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies, judicial foreclosure and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related mezzanine financing or preferred equity. See “—Potential Conflicts of Interest” in this free writing prospectus;

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●
if foreclosure or similar proceedings involve mortgaged properties across multiple states, resolution may take a longer time period and involve greater expenses, resulting in a lower recovery than may have been realized than if foreclosure or similar proceedings were instituted in a single jurisdiction;

●
trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
even if you intend to hold your certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements, repurchase transactions or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

In connection with all the circumstances described above, the risks we describe elsewhere under “Risk Factors” in this free writing prospectus and the accompanying prospectus are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

The Prospective Performance of the Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of commercial mortgage loans underlying any other series of certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data that may show a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

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Commercial Lending Is Dependent Upon Net Operating Income

The liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the commercial mortgage loan at any given time.

For historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A-1 and Annex A-3 to this free writing prospectus. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information. A mortgaged property may lack prior operating history or historical financial information because it is newly constructed, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the mortgage loan sellers’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases (or, in some cases, based on leases that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease, or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent) and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, we cannot assure you that such tenants will execute leases or expand their space or, in any event, that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and “—Net Cash Flow and Certain Underwriting Considerations” in this free writing prospectus and “Risk Factors—Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates” in the prospectus.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●
the length of tenant leases (including that, in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenant at a particular mortgaged property have leases that expire or permit the tenant(s) to terminate its or their lease(s) during the term of the related mortgage loan);

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●
the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of such assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus) to vary substantially from the actual net operating income of a mortgaged property. See “—Risks Relating to Underwritten Net Cash Flow” below.

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Risks Relating to Underwritten Net Cash Flow

As described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flow set forth in this free writing prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the trust, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases, (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the trust, the underwritten net cash flow may be based on certain tenants that have not yet executed leases (and may still be under negotiation) or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. Each investor should review these and other similar assumptions and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly adversely affected.

In addition, the debt service coverage ratios set forth in this free writing prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” in this free writing prospectus for additional information on certain of the mortgage loans in the trust.

Limited Information Causes Uncertainty

Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property, and certain mortgage loans may be secured by recently constructed properties. Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

No Reunderwriting of the Mortgage Loans

We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller’s obligation to repurchase, substitute for or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans, although none of the mortgage loan sellers have made representations and warranties that they know to be untrue (subject to the exceptions to the representations and warranties described in the purchase agreement and this free writing prospectus). If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed

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problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

Risks Associated with Commercial Real Estate Lending

The borrower’s ability to make payments due on its related mortgage loan will be subject to the risks generally associated with real estate investments. These risks include adverse changes in general or local economic conditions, real estate values generally and in the locales of the related mortgaged properties, interest rates, real estate tax rates, other operating expenses (including costs of energy), inflation, the supply of and demand for properties of the type involved, zoning laws or other governmental rules and policies (including environmental restrictions), competitive conditions (including changes in land use and construction of new competitive properties) that may affect the ability of a borrower to obtain or maintain full occupancy of the related mortgaged properties, bankruptcy or other events adversely affecting the tenants or prospective tenants at such mortgaged properties, civil disorder, acts of war or of terrorists, acts of God, such as floods or earthquakes, and other factors beyond the control of the related borrower. Due to these and other factors, the performance of real estate has historically been cyclical. Such factors may make it difficult for the mortgaged properties to generate sufficient net operating income to make full and timely payments on the related mortgage loans. Also, if any major repair or improvement is required at a mortgaged property, we cannot assure you that the related borrower (or tenant, if required under its lease) will be able to obtain funds to make such repair or improvement. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required at a mortgaged property, changes in governmental approvals may be applicable and may materially affect the cost to, or ability of, the related borrower to effect such reconstruction, major repair or improvement. Furthermore, certain of the reciprocal easement and operating agreements or anchor tenant leases may provide that the anchor tenant is permitted to terminate its lease or operating covenant in certain circumstances, including if a mortgaged property is substantially damaged or taken by condemnation. See “—Retail Properties Have Special Risks” below.

Office Properties Have Special Risks

Sixteen (16) of the mortgaged properties, securing fourteen (14) mortgage loans, representing approximately 24.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are office properties.

A large number of factors may adversely affect the value of office properties, including:

●	the quality of an office building’s tenants;

●	an economic decline in the business operated by the tenants;

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy, including labor costs, tax environment and the quality of life for employees; and

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●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (all of which affect the demand for office space).

Certain of the mortgage loans identified as being secured by office properties are medical office properties, which are subject to certain additional risks. The performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. The performance of a medical or dental office property may depend on (i) its ability to attract doctors and nurses to be on staff, (ii) its ability to afford and acquire the latest medical or dental equipment, (iii) a sufficient patient base and (iv) reimbursements for patient fees and other charges from private or government sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from insurers could adversely impact cash flow at such mortgaged property.

Certain of the mortgage loans identified as being secured by office properties may include parking garages, which present certain risks. Parking garages present risks not associated with other properties. The primary source of income for parking garages is the rental fees charged for parking spaces. Factors affecting the success of a parking garage include the number of rentable parking spaces and rates charged and the amount of alternative parking spaces in the area. In addition, because of the unique construction requirements of many parking garages, a parking garage may not be easily converted to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible To Alternative Uses” in this free writing prospectus.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See “—Risks Relating to Mortgage Loan Concentrations and Borrower-Sponsor Concentrations” below and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Retail Properties Have Special Risks

Twenty-seven (27) of the mortgaged properties, securing fifteen (15) mortgage loans, representing approximately 23.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are retail properties. Twenty-two (22) of these mortgaged properties identified as “Cole IV Retail Portfolio – Pool I”, “Cole IV Retail Portfolio – Pool II”, “Horizon Outlet Shoppes Portfolio”, “The Heights”, “Northsight Village”, “Mt. Nebo Pointe”, “Park Centre Commons”, “Lyons Station”, “Patton Square” and “North Road Plaza” on Annex A-1 to this free writing prospectus, securing ten (10) mortgage loans, representing approximately 18.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, may have one or more “anchor tenants” or “shadow anchor tenants”, which may or may not be tenants at the mortgaged properties that represent collateral for the related mortgage loan. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics. The correlation between success of tenant businesses and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An “anchor tenant” located on a related property is usually proportionately larger in size than most other tenants in the property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the property so as to influence and attract potential customers, but is not located on the mortgaged property. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew or extend its lease;

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●	termination of an anchor tenant’s or shadow anchor tenant’s lease or, if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor tenant or self-owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

In certain instances with respect to the mortgaged properties, anchor tenant leases expire during the term of the related mortgage loan or such tenants may have the option to terminate their respective leases early. See “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus for the lease rollover schedules for certain of the mortgage loans and see Annex A-1 to this free writing prospectus for the lease expiration dates for the five (5) largest tenants (based on net rentable area leased) at each mortgaged property to the extent applicable. We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower or resulting in adverse economic effects. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Terminations” and “—Expirations” in this free writing prospectus.

In addition, various anchor parcels and/or anchor improvements at a mortgaged property may be owned by the anchor tenant (or an affiliate of the anchor tenant) or by a third party and therefore not be part of the related mortgaged property and the related borrower may not receive rental income from such anchor tenant.

Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. We cannot assure you that the reciprocal easement or operating agreements, as applicable, will not expire prior to the maturity date of the related mortgage loan. Although an anchor tenant that owns its own parcel does not pay rent, it generally is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property. Anchor tenants that lease their stores often have operating covenants as well. Such operating covenants may be provided for in the anchor tenant lease or in the reciprocal easement and operating agreement, if any, affecting the mortgaged property. Anchor tenants that have no operating covenants or whose covenants have expired previously or will expire during the term of the related mortgage loan are or will not be contractually obligated to operate their stores at the applicable mortgaged property. A number of the tenant leases and reciprocal easement and operating agreements at the mortgaged properties have co-tenancy clauses which permit such stores to abate the rent payable, refrain from opening for business, cease operating and/or terminate their leases if certain anchor or other major tenants, and/or if a specified percentage of the stores at the related mortgaged property, are not occupied and operating. Certain tenants may also have certain other termination rights related to sales targets. Certain of the operating covenants with respect to the mortgaged properties have expired or will expire prior to the maturity date of the related mortgage loan. We cannot assure you that operating covenants will be obtained in the future for these or any of the anchor tenants.

Certain tenant (including anchor tenant) estoppels obtained in connection with the origination of the mortgage loans identified disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or reciprocal easement and operating agreement. Such disputes, defaults or potential defaults could result in a tenant off-setting rent or could lead to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower. We cannot assure you that the identified tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

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In addition, certain tenants may not provide estoppels, or the estoppels obtained may not be timely. In such cases material information about the related leases may not have been available for loan underwriting purposes at origination. We cannot assure you that the failure to obtain related estoppel information will not have a material adverse effect on the related mortgage loans.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. Certain tenants at the mortgaged properties may be paying rent but are not yet in occupancy or have signed leases but have not yet started paying rent and/or are not yet in occupancy. See “—Certain Additional Risks Relating to Tenants” in this free writing prospectus. Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants. We cannot assure you that the rate of occupancy at the stores will remain at the current levels or that the net operating income contributed by the mortgaged properties will remain at its current or past levels. See “—Risks of Lease Early Termination Options” in this free writing prospectus.

Borrowers, property managers and their affiliates of mortgaged properties may currently own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located. Property managers at the related mortgaged properties also may manage competing properties. None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market. Factory outlet centers, discount shopping centers and clubs, video shopping networks, catalogue retailers, home shopping networks, direct mail, Internet selling and telemarketing all compete with more traditional retail properties for consumer dollars. Continued growth of these and other alternative retail outlets could adversely affect the rents collectible at the mortgaged properties secured by retail properties. Increased competition could adversely affect income from and market value of those mortgaged properties.

In some cases, the leases of certain anchor and other significant tenants prohibit the landlord from leasing space at or near the related mortgaged property to a competitor of the subject tenant, thereby adversely affecting the potential tenant pool and/or the value of the related mortgaged property in a foreclosure scenario.

In addition, certain of the retail properties have tenants that are subject to risks unique to their business, such as theaters, gas stations, educational facilities, fitness centers and restaurants. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus. In such cases, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. For example, the limited adaptability of certain shopping malls that have proven unprofitable has recently resulted in extremely high loss severities on mortgage loans secured by those shopping malls, which mortgage loans were owned by commercial mortgage-backed securitization trusts. In one particular case, a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, resulted in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

In addition, decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit, lease defaults, ratings and, in certain cases, bankruptcy filings. See “—Tenant Bankruptcy Entails Risks” below. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In

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addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Certain retail properties may have other non-retail types of tenants, including medical office tenants. For risks related to these types of tenants, see “—Office Properties Have Special Risks” in this free writing prospectus.

Hotel Properties Have Special Risks

Fourteen (14) of the mortgaged properties, securing twelve (12) mortgage loans, representing approximately 20.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are hotel properties. See “Risk Factors—Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates” in the prospectus.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, some of the hospitality mortgaged properties are limited-service hotels. Hospitality properties that are limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the potential for bank failures, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotels have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the trust or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that

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could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

Additionally, certain of these mortgaged properties may have been designated as historic or landmark buildings or may be located in areas designated as historic or landmark. Such properties may have restrictions related to renovations, construction or other restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

Thirteen (13) mortgaged properties identified as “JAGR Portfolio”, “Marriott – Pittsburgh”, “DoubleTree – Carson”, “Courtyard Marriott Green Hills”, “Doubletree Baltimore Airport”, “Homewood Suites Kennesaw”, “Springhill Suites Charleston”, “Hampton Inn Jacksonville”, “Fairfield Inn Destin”, “Candlewood Suites Greenville” and “Hampton Inn Ft. Wayne” on Annex A-1 to this free writing prospectus, securing eleven (11) mortgage loans representing approximately 16.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are affiliated with a franchise, licensing or hotel management company through a franchise or management agreement. See “Risk Factors—Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates” in the prospectus.

The continuation of a franchise agreement, licensing agreement or management agreement is typically subject to specified operating standards, property improvement plans, and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement, licensing agreement or management agreement. In addition, some of these agreements applicable to the hotel mortgaged properties expire, or grant the franchisor/licensor a termination right that is exercisable, during the term of the related mortgage loan. We cannot assure you that a replacement franchise or license could be obtained in the event of a termination. In addition, replacement franchises/licenses may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor/licensor. Any provision in a franchise agreement, licensing agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The franchise agreements, license agreements and the property management agreements generally restrict transfers of the subject agreement, transfers of the ownership interests of the related borrower and/or transfers of the subject hospitality mortgaged property, and generally (a) contain certain approval rights regarding the transferee and/or (b) prohibit certain transfers for various reasons, including, without limitation, that (i) the transferee does not have sufficient financial resources to fulfill the owner’s obligations under the franchise agreement, licensing agreement or management agreement, as applicable, (ii) the transferee is among a group of specifically designated prohibited transferees and/or (iii) the transferee is a competitor (as defined in the franchise agreement, licensing agreement or management agreement). Such restrictions may impact a foreclosure sale or a sale of an REO property. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license or franchise agreement, the licensor or franchisor has required the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected

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hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis. See “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus.

See also “—Hotel Properties Have Special Risks” above and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Multifamily Properties Have Special Risks

Ten (10) of the mortgaged properties, securing ten (10) mortgage loans, representing approximately 14.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are multifamily properties.

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment or student housing building (e.g., its age, appearance and construction quality);

●	the quality of property management;

●	the location of the property (e.g., a change in the neighborhood over time or increased crime in the neighborhood);

●	the ability of management to provide adequate security, maintenance and insurance;

●	the types of services the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

●	the generally short term of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow on the property;

●
in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and the fact that student tenants have a higher turnover rate (and may be financially less able to make rent payments) than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	restrictions on the age of tenants who may reside at the property;

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●	receipt of rent subsidies from the United States Department of Housing and Urban Development under its Section 8 Tenant-Based Assistance Rental Certificate Program;

●	state and local regulations, including rent control and rent stabilization ordinances and regulations;

●	whether the property is subject to low income housing use restrictions that limit income of tenants and rent for units;

●	the presence of competing properties and residential developments in the local market;

●
the existence of corporate tenants renting large blocks of units at the property, which in the event such tenant vacates would leave the property with a significant percentage of unoccupied space; and in the event such tenant was renting at an above-market rent may make finding replacement tenants difficult;

●	the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

●	state and local regulations;

●	government assistance/rent subsidy programs; and

●	national, state or local politics.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Mixed Use Facilities Have Special Risks

Five (5) of the mortgaged properties, securing five (5) mortgage loans representing approximately 10.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is a mixed use property. One (1) of these mortgaged properties identified as “Sedano’s Plaza Lakes on the Green” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, has one or more “anchor tenants” or “shadow anchor tenants”, which may or may not be tenants at the mortgaged property that represents collateral for the related mortgage loan. The value of mixed use facilities with retail components is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics. The correlation between success of tenant businesses and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

The mixed use mortgaged properties consists of parking garage, retail and office components, and as such, the mortgage loans secured by the mixed use mortgaged property will share risks associated with such underlying components. In addition, a mixed use property may be managed by a manager that is not experienced in managing all of the property types comprising the mortgaged property.

See “—Office Properties Have Special Risks” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

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Self Storage Properties Have Special Risks

Ten (10) of the mortgaged properties, securing four (4) mortgage loans representing approximately 4.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are self storage properties.

The self storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by self storage facilities due to tenant privacy, anonymity and unsupervised access to these facilities. Therefore, these types of facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this free writing prospectus did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous materials, or that they will remain so in the future.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Industrial Properties Have Special Risks

Three (3) of the mortgaged properties, securing three (3) mortgage loans representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are entirely or partially industrial properties. Significant factors determining the value of industrial properties are:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a

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particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable for a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Risks of Lease Early Termination Options

Retail leases often give tenants the right to terminate the related lease or abate or reduce the related rent at the applicable mortgaged property (i) if the borrower allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower or a prior owner of the mortgaged property or any of their respective affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces or otherwise fails to comply with particular parking agreements, (iv) if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of, or access to, the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time or if the casualty or condemnation occurs near the end of the lease, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if a tenant is not permitted to exercise expansion rights at the mortgaged property, (viii) if the landlord fails to undertake various property renovations or improvement, (ix) if a tenant fails to meet certain sales criteria, or (x) if the landlord defaults on its obligations under the lease. In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not violate those restrictions if it feels that such violation may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.

In addition, it is common for other tenants at anchored or shadow-anchored retail centers to have the right to terminate their lease or abate or reduce rent if an anchor or shadow anchor tenant goes dark or for anchor tenants to have such rights if other anchor tenants or shadow anchor tenants go dark. Even if other tenants do not have termination or rent abatement rights, because an anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant or shadow anchor tenant will not have a material adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. If an anchor tenant

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or shadow anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant or shadow anchor tenant has been dark for a specified amount of time.

In addition, certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid the exercise of any termination and/or abatement rights.

In addition, certain of the tenant leases for the mortgaged properties permit the affected tenants to terminate their leases and/or abate or reduce rent if a certain number of anchor tenants, shadow anchors or particular significant tenants, and/or a percentage of the tenants, cease to operate, or a certain percentage of the space at the property becomes vacant, at the applicable mortgaged property. Further, certain of the tenant leases for the other mortgaged properties may permit affected tenants to terminate their leases or reduce their rent if a tenant at an adjacent or nearby property terminates its lease or goes dark.

In addition to termination options tied to certain triggers described above that are common with respect to retail properties, certain tenant leases of other property types permit the related tenant to unilaterally terminate its lease or contract for its leased space without the occurrence of any trigger. Generally, any tenants that hold termination options are required to provide advance notice and in some instances pay a termination fee to the related borrowers. We cannot assure you that tenants at any of the mortgaged properties will not exercise any such early termination and contraction rights, or will honor their obligations to pay a termination fee, and we cannot assure you that the absence or reduced presence of any such tenants at the related mortgaged properties will not have a material adverse impact on the related mortgaged properties. See “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus for additional descriptions of lease termination rights or rights to reduce space for certain tenants with respect to the applicable mortgage loans. In addition, see Annex A-1 to this free writing prospectus and the footnotes thereto for additional information on any tenant’s rights applicable to the top five tenants at the mortgaged properties and “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Terminations”, “—Expirations” and “—Additional Considerations” in this free writing prospectus for further information on the mortgage loans included in the trust.

Geographic Concentration Entails Risks

Mortgaged properties located in Texas and Florida partially secure approximately 14.8% and 13.0%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount and collectively secure approximately 27.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

The remaining mortgaged properties are located throughout twenty-three (23) other states and the District of Columbia, with no more than 8.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount secured by mortgaged properties located in any such jurisdiction.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to geographic areas or the regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. In addition, local or regional economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area. A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are located would result

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in a decrease in consumer demand in the region and the income from and market value of the mortgaged properties may be adversely affected.

Several mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets. Mortgage loans secured by mortgaged properties in these secondary or tertiary markets may be more susceptible to the impacts of risks disclosed in this free writing prospectus.

Other regional factors—e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect the mortgaged properties. Mortgaged properties in certain regional areas are more susceptible to certain hazards (such as earthquakes, mudslides, wildfires, hurricanes or floods) than properties in other parts of the country and properties located in coastal states or territories are generally more susceptible to hurricanes than properties in other parts of the country. As a result, areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. Furthermore, the mortgage loans do not all require flood insurance on the related mortgaged property unless they have material improvements that are in flood zones and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance. See “Servicing of the Mortgage Loans—Maintenance of Insurance” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus and “Description of the Pooling Agreements—Hazard Insurance Policies” in the prospectus.

In addition, certain cities, states or regions of the country are currently facing or may face a depressed real estate market, which is not due to any natural disaster, but which may cause an overall decline in property values. Certain of the mortgaged properties are located in such cities, states and regions of the country.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Risks Relating to Mortgage Loan Concentrations and Borrower-Sponsor Concentrations

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. In this regard:

●	The largest mortgage loan represents approximately 6.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

●	The three (3) largest mortgage loans represent, in the aggregate, approximately 18.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

●	The ten (10) largest mortgage loans represent, in the aggregate, approximately 43.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgage Loan Concentrations” in this free writing prospectus.

Each of the other mortgage loans represents no more than approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular

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industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

Property Type Concentrations Greater Than 5%(1)

Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgaged Properties	Approx. % of Initial Pool Balance
Office	16	$238,846,639	24.3%
Retail	27	228,873,912	23.2
Hotel	14	197,020,590	20.0
Multifamily	10	145,251,930	14.8
Mixed Use	5	105,981,339	10.8
Total:	72	$915,974,411	93.0%

(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as set forth in Annex A-1.

A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus for information related to property type concentrations.

Certain of the mortgage loans have borrowers that are related to each other. Mortgage loans with related borrowers are identified under “Related Borrower” on Annex A-1 to this free writing prospectus.

A concentration of mortgage loans with the same borrower or related borrowers can also pose increased risks. Any adverse circumstances relating to a borrower or an affiliate of the borrower and affecting one of the related mortgage loans or mortgaged properties could also affect other mortgage loans or mortgaged properties of the related borrower. For example, if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the pool) experiences financial difficulty at one property, it could defer maintenance at a mortgaged property in order to satisfy current expenses with respect to the other properties, or they could attempt to avert a foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all of the related mortgage loans. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Multi-Property Mortgage Loans and Related Borrower Mortgage Loans” in this free writing prospectus.

In addition, it is possible that some or all of the properties owned or controlled by a borrower or related borrower will be managed by the same property manager (whether or not all of the properties secure mortgage loans in the pool). A concentration of mortgaged properties with a common property manager may result in a conflict of interest in that the property manager may have interests in other competing properties that may be adverse to the mortgaged properties in the pool.

Mortgaged properties owned by related borrowers are likely to:

●	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

●	have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

Mortgage loans involving more than one borrower could be challenged as fraudulent conveyances by creditors of the respective borrowers in an action brought outside a bankruptcy case or, if a borrower were to become a debtor in a bankruptcy case, by a borrower’s representative. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus. This is particularly the case where multiple borrowers with respect to a mortgage loan have differing ownership structures. Having different ownership structures poses a greater risk that borrowers who own different properties securing one loan did not receive fair consideration or reasonably equivalent value when they allowed their respective

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mortgaged properties to be encumbered by a lien securing the entire indebtedness, and that the lien is an avoidable fraudulent conveyance.

A lien granted by a borrower could be avoided if a court were to determine that (i) the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and (ii) the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could: (i) subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower; (ii) recover payments made under that mortgage loan; or (iii) take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Multi-Property Mortgage Loans and Related Borrower Mortgage Loans” in this free writing prospectus for information relating to mortgage loans secured by multiple mortgaged properties and mortgage loans with related borrowers.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake aside from their interest in the properties. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities”. In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties, and related ancillary activities, and limit the borrowers’ ability to incur additional indebtedness or create or allow any encumbrance on the mortgaged properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus. Also, although a borrower may currently be a single purpose entity, in certain cases, that borrower was not originally a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may also have previously owned property other than the related mortgaged property or be a “recycled” single-purpose vehicle that previously had other liabilities. See representation number 33 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus. In addition, that borrower may not have observed all covenants that typically are required to consider a borrower a “single purpose entity”. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not single-purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

●	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

●	entities or individuals that have personal liabilities unrelated to the mortgaged property.

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However, any borrower, even a single-purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. In addition, where a mortgage loan includes provisions imposing recourse liability on an affiliate or sponsor there is greater risk of consolidation. In such event, consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

The organizational documents of a borrower (generally, but not in all cases, under a mortgage loan that has an original principal balance in excess of $20,000,000) may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent directors, managers or trustees (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed.

For example, in the bankruptcy case of In re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss

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the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities. The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the bankruptcy code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization.

As demonstrated in the In re General Growth Properties, Inc. bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances. Unless a mortgage loan had an original principal balance in excess of $20 million, it is unlikely that the originator obtained a non-consolidation opinion with respect to the related borrower. Additionally in certain circumstances where the related mortgage loan had an original principal balance in excess of $20 million, no non-consolidation opinion was obtained with respect to the related borrower at origination. See representation number 33 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus and see “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in the prospectus.

Tenancies-in-Common May Hinder Recovery

Two (2) mortgaged properties identified as “El Paseo Collection South” and “Patton Square” on Annex A-1 to this free writing prospectus, securing two (2) mortgage loans representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, have one or more borrowers that own at least a portion of the related mortgaged properties as tenants-in-common. In addition, with respect to one (1) of the mortgaged properties identified as “DoubleTree - Carson” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the borrower’s ownership in the mortgaged property’s parking parcel consists of a 46.5% undivided interest as a common law tenant-in-common with another entity. The entirety of the mortgaged property, including such interest in the parking parcel, is insured by a title insurance policy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common” in this free writing prospectus for additional information on certain of the mortgage loans.

In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. As a result, if a tenant-in-common borrower or owner exercises its right of partition, the related mortgage loan may be subject to prepayment. In addition, the tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower or owners file for bankruptcy, the bankruptcy court stay will be reinstated. In each case, each related tenant-in-common borrower or owner has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents provide for full recourse or personal liability for losses as to the related tenants-in-common and the guarantor or for the occurrence of an event of default under such mortgage loan documents if a tenant-in-common files for partition. In some cases, a related tenant-in-common borrower or owner is a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. We cannot assure you that a bankruptcy proceeding by a single tenant-in-common

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borrower or owner will not delay enforcement of the related mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant-in-common borrower may assign its interests to one or more tenant-in-common borrowers. Such change to, or increase in, the number of tenant-in-common borrowers increases the risks related to this ownership structure. See “—The Borrower’s Form of Entity May Cause Special Risks” in this free writing prospectus.

Additional Debt or the Ability To Incur Other Borrowings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are mezzanine loans), the trust is subjected to additional risk. See “Risk Factors—Ability to Incur Other Borrowings Entails Risk” in the prospectus.

Four (4) mortgage loans identified as “One City Centre”, “JAGR Portfolio”, “Horizon Outlet Shoppes Portfolio” and “Marriott - Pittsburgh” on Annex A-1 to this free writing prospectus, representing approximately 6.1%, 3.0%, 2.7%, and 2.5%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each part of a pari passu split loan structure (i.e., each such mortgage loan and the related pari passu companion loan are all secured by the same mortgage instrument(s) on the related mortgaged property or portfolio of mortgaged properties). In the case of the Horizon Outlet Shoppes Portfolio pari passu companion loan, the note comprising the related pari passu companion loan is included in the JPMBB Commercial Mortgage Trust 2015-C28 securitization. In the case of the One City Centre whole loan, the JAGR Portfolio whole loan and the Marriott - Pittsburgh whole loan, each related pari passu companion loan is expected to be included in one or more future securitizations. In each instance, the related pari passu companion loan is pari passu in right of payment with the related mortgage loan and will be allocated losses pari passu with the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The One City Centre Whole Loan”, “—The JAGR Portfolio Whole Loan”, “—The Horizon Outlet Shoppes Portfolio Whole Loan and “—The Marriott - Pittsburgh Whole Loan” in this free writing prospectus.

Although no pari passu companion loan is an asset of the trust, in each instance the related borrower is still obligated to make interest and principal payments on or in respect of each related pari passu companion loan. Additionally, in the case of the pari passu companion loans, such obligations are not subordinate to the obligations under the related mortgage loan, but rather are pari passu in right of entitlement with the related mortgage loan. As a result of the foregoing, the trust is subject to additional risks, including:

●
the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the related borrower to pay the required debt service on each related companion loan and that the value of the mortgaged property may decline as a result; and

●
the risk that it may be more difficult for the related borrower to refinance the related mortgage loan, or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of the applicable whole loan, upon the maturity of the related mortgage loan.

See “Description of the Mortgage Pool—The Whole Loans—The One City Centre Whole Loan”, “—The JAGR Portfolio Whole Loan”, “—The Horizon Outlet Shoppes Portfolio Whole Loan” and “—The Marriott - Pittsburgh Whole Loan” in this free writing prospectus.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The mortgage loan documents generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of limited partnership, non-managing member or other passive equity interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related

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borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt or other types of debt. See “—The Borrower’s Form of Entity May Cause Special Risks” in this free writing prospectus.

Certain of the mortgage loans will have mezzanine debt secured by pledges of direct or indirect ownership interests in the related borrower in place on the closing date of this securitization transaction. In addition, certain of the mortgage loans permit future mezzanine debt, secured by pledges of direct or indirect ownership interests in the borrower, to be incurred in the future subject to criteria set forth in the mortgage loan documents. See “Description of the Mortgage Pool—Additional Debt—Mezzanine Debt” and “—Existing Mezzanine Debt” in this free writing prospectus.

See “Description of the Mortgage Pool—Additional Debt—Existing Mezzanine Debt”, “—Future Mezzanine Debt” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus for information related to mortgage loans with mezzanine or other additional debt or that permit subordinate, mezzanine or other additional debt in the future. In addition, see representation number 9 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Debt—Unsecured Debt” in this free writing prospectus.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Create Risks

Mortgage loans with substantial remaining principal balances on their stated maturity date involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an actual/360 basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity. See “Risk Factors—Borrowers May Be Unable to Make Balloon Payments” in the prospectus.

The mortgage loan sellers have informed us that each mortgage loan is expected to have a substantial remaining principal balance as of the stated maturity date of the related mortgage loan, including certain mortgage loans that pay interest-only for a portion of the related term or until the respective maturity dates of the related mortgage loans, and that substantially all of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus.

A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the trust either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan. The ability of a borrower to make the required balloon payment at maturity depends upon its ability either to refinance the related mortgage loan (including any related companion loan) or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan (including any related companion loan) in full with interest. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

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●	the availability of, and competition for, credit for commercial properties, which may fluctuate over time;

●	prevailing interest rates;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	tax laws; and

●	prevailing general and regional economic conditions.

See “Risk Factors—Borrowers May Be Unable to Make Balloon Payments” in the accompanying prospectus for additional risk factor considerations.

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to a borrower default or to a modification of the related mortgage loan or otherwise, will likely extend the weighted average life of your certificates.

Furthermore, the recent credit crisis and economic downturn resulted in tightened lending standards and a substantial reduction in capital available to refinance commercial mortgage loans at maturity. These factors increased the risk that refinancing may not be available for commercial mortgage loans. See “—The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment” in this free writing prospectus. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

Additionally, none of the mortgage loan sellers, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend the maturity of, or otherwise modify mortgage loans (other than the non-serviced mortgage loan, which will be serviced pursuant to a separate pooling and servicing agreement) in a manner consistent with the servicing standard and subject to Sections 860A through 860G of the Internal Revenue Code of 1986, as amended, any related Treasury regulations, and any related rulings or announcements promulgated by the IRS, subject to the limitations described under “Servicing of the Mortgage Loans—Modifications, Waivers and Amendments” in this free writing prospectus. We cannot assure you, however, that any such extension or modification will increase the present value of recoveries in a given case.

We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the applicable maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—General” and “—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus for information on the terms of the mortgage loans in the trust.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-

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occupied or that are leased to a single tenant or whose tenants make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier’s business operations are negatively impacted or that single tenant or those tenants fail to renew their leases. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

With respect to some of the mortgage loans that are secured by mortgaged properties that are leased to a single tenant or a tenant that makes up a significant portion of the rental income, leases will expire prior to, at or soon after the maturity dates of the related mortgage loans. In addition, certain of the mortgage loans may have mortgaged properties for which the leases of significant tenants provide the tenant with the ability to assign its lease or sublease its space, in some cases, subject to certain conditions set forth in such lease. In certain circumstances, the tenants and/or lease guarantors may be released from further liability under such leases in connection with such assignments and/or subleases. See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” below.

The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term or took additional reserves or required letters of credit in connection with the lease expiration.

We cannot assure you that any material or sole tenant will re-lease the premises or that the premises will be relet to another tenant or that the space will be relet at the same rent per square foot during the term of, or at the expiration of, the primary lease term, or that the related mortgaged property will not suffer adverse economic consequences in this regard. Additionally, the underwriting of certain of these mortgage loans with mortgaged properties leased to single tenants or material tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues” in this free writing prospectus for additional information on certain mortgage loans included in the trust and “Risk Factors—Tenant Concentration Entails Risk” in the prospectus.

Certain Additional Risks Relating to Tenants

Certain of the mortgaged properties may have tenants that sublet a portion or all of their space or may intend to sublet out a portion or all of their space in the future. With respect to certain of these spaces that are sublet, the rents with respect to the related mortgage loan may have been underwritten at the amount of rent paid by the direct tenant even if the rent being paid by the sublessee is lower. See “Risk Factors—Certain Additional Risks Relating to Tenants” in the prospectus.

Certain of the mortgaged properties are and/or may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time for lack of appropriations or for damage to the leased premises caused by casualty or condemnation. In some of these cases, the government-sponsored tenant may have the right to terminate its lease at any time for any reason. See Annex A-1 to this free writing prospectus for an identification of any government-sponsored tenant that constitutes one of the five largest tenants at any mortgaged property. In addition, see “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues” in this free writing prospectus.

In addition, in certain cases a mortgaged property may be leased in whole or substantial part by the related borrower under the mortgage loan to an affiliate of the borrower. In such cases, it may be more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant or have other non-standard, more tenant-friendly provisions. We cannot assure you that any conflicts arising where a borrower is affiliated with a tenant at a mortgaged property would not adversely impact the value of the related mortgage loan. In some cases an affiliated lessee may be physically occupying

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space related to its business; in other cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some of all of the master leased space, but may not provide additional economic support for the mortgage loan. We cannot assure you that any space “leased” by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties. See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” below and “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” and “—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

In addition, certain of the mortgage loans may have tenants who are leasing their spaces on a month to month basis and have the right to terminate their leases on a monthly basis. Further, certain tenants’ leases may permit affected tenants to terminate their leases or reduce their rent if a tenant at an adjacent or nearby property terminates its lease or goes dark.

Tenant Rollover Risks. The mortgaged properties related to certain mortgage loans have one or more properties with leases to single tenants in which the lease expires prior to, at or shortly after the maturity date of the related mortgage loans. In addition, the mortgaged properties related to many of the mortgage loans will experience substantial (50% or more, and as much as 100%, of gross leasable area) lease rollover prior to the maturity date of the related mortgage loan and in many cases relatively near, or soon after, the maturity dates of the related mortgage loans. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Terminations” and “—Expirations” in this free writing prospectus for additional information relating to lease terminations and expirations with respect to certain mortgage loans in the trust. In addition, for tenant rollover information relating to each of the top ten mortgage loans, see the related summaries attached as Annex A-3 to this free writing prospectus.

Certain of the mortgaged properties securing other mortgage loans included in the trust are scheduled to have large lease rollovers prior to or shortly after the related maturity date. Prospective investors are encouraged to review the lease expirations for the top five (5) tenants at each mortgaged property on Annex A-1 to this free writing prospectus where applicable.

Co-tenancy. In the event certain key tenants or a certain percent of tenants terminate their respective leases or cease operations or vacate their respective premises at the related mortgaged properties, certain co-tenancy clauses may be triggered with respect to other tenants at the related mortgaged property thereby enhancing the impact of the lease expirations or terminations.

Certain examples of co-tenancy provisions and other lease termination rights affecting various mortgaged properties are identified under “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Terminations”, “—Expirations” and “—Additional Considerations” in this free writing prospectus and in Annex A-1, Annex A-3 and in the footnotes to each such Annex.

Occupancy and Other Leasing Considerations. With respect to the mortgage loans described above and certain other mortgage loans, some of the related mortgage loan documents require tenant improvement and leasing commission or other reserves (including trapping excess cash flow after notice of lease termination or failure to notify the lender of a lease term extension, or if the tenant vacates its space or files for bankruptcy protection), and in some cases, the leases contain lessee extension options extending the term of such leases for a specified term. However, we cannot assure you that any extension options will be exercised or that the amount of any reserves will be adequate to mitigate the lack of rental income associated with these rollovers. Also, certain of the mortgaged properties may be subject to tenant termination or contraction rights prior to the maturity date of the related mortgage loan. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Terminations” and “—Expirations” in this free writing prospectus and in Annex A-1, Annex A-3 and in the footnotes to each such Annex.

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In addition, certain mortgaged properties may have ongoing negotiations with potential tenants or tenants for which leases (or subleases) are “out for signature” or for which prospective tenants have signed letters of intent related to certain space at the mortgaged property, or that have executed leases, but have not yet commenced paying rent, or are not in occupancy or may have vacant space that is not leased. In addition, in certain cases the related lender has reserved funds for rent abatements and/or tenant build-outs at the related space. Unless otherwise specifically indicated, the occupancy, underwritten net operating income and underwritten net cash flow statistics set forth in this free writing prospectus assume that those tenants are presently occupying the related leased space; however we cannot assure you that those tenants that are not currently in occupancy will ultimately occupy their respective spaces or that those tenants that are not currently paying full rent will pay that rent as required under their respective leases. For more information regarding tenants that have not executed leases or that may have executed leases, but are not yet in occupancy, see Annex A-1 to this free writing prospectus including the footnotes thereto, Annex A-3 to this free writing prospectus and “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” in this free writing prospectus. In addition, investors should note that mortgaged properties with significant vacant space may be more difficult to relet as compared with mortgaged properties that have the benefit of higher occupancy rates.

Certain anchor or national tenant leases permit such tenants to cease operations (or go “dark”). Any “dark” space may often be recaptured by the related borrower, as landlord, following a period of vacancy or ceased operations to the extent provided in the respective lease, however recapture is not always an available remedy if not otherwise provided in the related lease and such tenant is not otherwise in default nor may a suitable replacement tenant be willing to relet the “dark” space.

The leases with respect to certain of the mortgage loans provide that under certain circumstances the related tenant has the right to cease operating at the related mortgaged property provided that it continues to pay rent subject, in certain circumstances, to certain landlord recapture rights.

Certain tenants at the mortgaged properties may presently be dark but are continuing to pay current rent. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Occupancy and Tenant Concentrations” in this free writing prospectus.

In addition, certain of the tenant leases for the mortgaged properties permit the affected tenants to terminate their leases and/or abate rent if all or a portion of the leased property is affected by a casualty or subject to a condemnation proceeding, which in some cases is a relatively low percentage. See “Risk Factors—Certain Additional Risks Relating to Tenants” in the prospectus.

For additional descriptions of lease termination rights, rights to reduce space for certain tenants and occupancy and leasing issues with respect to the applicable mortgage loans, see “—Risks of Lease Early Termination Options” and “—Certain Additional Risks Relating to Tenants”, “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Terminations” and “—Expirations” in this free writing prospectus, and “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus. See also Annex A-1 to this free writing prospectus and the related footnotes for additional information on certain occupancy and leasing issues applicable to the top five tenants at the mortgaged properties.

Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties

With respect to certain of the mortgage loans, the related borrower has given to one or more tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. In addition, state statutes may grant a right of first refusal to certain designated parties. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure and may affect the value and/or marketability of the related mortgaged property. Additionally, the exercise of such a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. See “—Risks Relating to Prepayments and

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Repurchases”, “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues” in this free writing prospectus and “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus.

Rights of first refusal or rights of first offer may continue to apply after a foreclosure or comparable conversion of the related mortgaged properties, and may have a chilling effect on the special servicer’s ability to liquidate the mortgaged property, and as a result may materially adversely impact any liquidation proceeds available for distribution to certificateholders. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues” in this free writing prospectus for additional information on certain mortgage loans in the trust relating to purchase options, rights of first offer and rights of first refusal affecting the related mortgaged properties.

Risks Related to Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties are properties that are currently undergoing or are expected to undergo in the future redevelopment, property improvement plans, renovations or expansions. As described in “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus, the underwriting of certain of the mortgage loans relied upon certain hypothetical values in the related appraisals related to such redevelopment, property improvements, renovation or expansion. We cannot assure you that any current or planned redevelopment, property improvements, renovation or expansion will be completed, that such redevelopment, property improvements, renovation or expansion will be completed in the time frame contemplated, or that, when and if redevelopment, renovation or expansion is completed, such redevelopment, property improvements, renovation or expansion will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower (or a tenant, if applicable) fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment, renovation or expansion, the portion of the mortgaged property on which there is ongoing construction or renovation may be subject to mechanic’s or materialmen’s liens that may be senior to the lien securing the related mortgage loan.

The existence of construction at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly, in each case, could have a negative effect on net operating income.

If the special servicer forecloses on behalf of the trust on a mortgaged property that is being redeveloped, renovated or expanded, pursuant to the REMIC provisions of the Internal Revenue Code of 1986, as amended, the special servicer will only be permitted to arrange for completion of the redevelopment, renovation or expansion if more than 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction.

In addition, we cannot assure you that any disruption caused by renovations at the mortgaged properties will not have an adverse impact on the revenue from the related mortgaged properties, and therefore on the borrower’s ability to repay the related mortgage loan with income from the related mortgaged property. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Property Redevelopment and Renovation Issues” in this free writing prospectus for additional related information on certain mortgage loans in the trust.

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Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the related mortgage loan or to an affiliate of the borrower, there may be conflicts of interest.

In such cases, it may be more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant or have other non-standard, more tenant-friendly provisions. We cannot assure you that any conflicts arising where a borrower is affiliated with a tenant at a mortgaged property would not adversely impact the value of the related mortgage loan. See “—Certain Additional Risks Relating to Tenants” above and “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” and “—Mortgaged Property Considerations—Tenant Issues” in this free writing prospectus.

See “Risk Factors—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” in the prospectus.

Tenant Bankruptcy Entails Risks

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Section 365(e) of the bankruptcy code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s solvency, but the bankruptcy code allows the debtor to assume or reject or, subject to certain conditions, assume and assign to a third party, any unexpired lease in full (which, as a practical matter, may give the debtor leverage to seek amendments to the lease in order to avoid a rejection). If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant. The amount of the claim would be limited to the amount owed for unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier repossession or surrender of the lease premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease, and the actual amount of the recovery could be less than the amount of the claim. If a tenant assigns or assumes and assigns its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Risk Factors—Tenant Bankruptcy Entails Risks” in the prospectus.

Under the Federal Deposit Insurance Act, upon the insolvency of certain banking institutions, the Federal Deposit Insurance Corporation would be appointed as receiver for such tenant and has the option to disaffirm any lease it determines to be burdensome if disaffirmance will permit the orderly administration of the failed bank. In such event, where a bank was the lessee, damages would be limited to contractual rent accruing before the later of the date (i) the notice of disaffirmance was mailed by the Federal Deposit Insurance Corporation or (ii) the disaffirmance becomes effective, unless the lessor is in breach of the lease. Upon such a disaffirmance, the landlord will also generally have a claim for unpaid rent due as the date of appointment of the receiver, subject to all defenses, and to the limitation on claims of the failed tenant’s creditors generally. To the extent the landlord’s claim for past rent is unsecured, such claim may be further limited by the depositor preference provisions of the Federal Deposit Insurance Act that could cause the bulk of the failed tenant’s assets to be paid to depositors and the Federal Deposit Insurance Corporation as the subrogee of any depositors paid by the Federal Deposit Insurance Corporation in its capacity as insurer.

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Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

In general, the mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan, subject to, in some cases, certain customary non-recourse carveouts to the borrower and/or one or more principals or affiliates of the borrower. Even if a mortgage loan is recourse to the borrower (or if a non-recourse carveout to the borrower applies), in most cases, the borrower’s assets are limited primarily to its interest in the related mortgaged property. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Even if the mortgage loan provides limited or full recourse to a principal or affiliate of the related borrower, we cannot assure you that any recovery from such principal or affiliate will be made or that such principal’s or affiliate’s assets would be sufficient to pay any otherwise recoverable claim. In certain cases, there may be limits or caps on the borrower’s or guarantor’s liability for the non-recourse carveouts, and in other cases the borrower may be the only obligor responsible for breaches or violations of some or all of the non-recourse carveout provisions. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Additional Considerations” in this free writing prospectus, as well as representation number 28 in Annex D-1 and the identified exceptions to that representation in Annex D-2 in this free writing prospectus.

Payment at maturity is primarily dependent upon the market value of the mortgaged property in relation to the unpaid balance of the related mortgage loan or the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability. Certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties. We make no representation or warranty as to the skills of any present or future managers. See “Risk Factors—Poor Property Management May Adversely Affect the Performance of the Related Mortgaged Property” in the prospectus.

The Performance of a Mortgage Loan and the Related Mortgaged Property Depends in Part on Who Controls the Borrower and the Related Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the related borrower and the related mortgaged property. The performance of such mortgage loan may be adversely affected if control of the related borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in such borrower. Generally, the mortgage loan documents place certain restrictions on the transfer and/or pledging of equity interests in the related borrower, including specific percentage or control limitations. Oftentimes, however, the terms of the mortgage loan documents will permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the equity interests in the related borrower or a transfer of the equity interests of the borrower to an affiliate of the borrower and, in certain cases, the mortgage loans may have existing or permitted future mezzanine indebtedness. See also “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—”Due-on-Sale” and “Due-on-Encumbrance” Provisions” and “Description of the Mortgage Pool—Additional Debt—Existing Mezzanine Debt” in this free writing prospectus.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become

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unprofitable for any reason. For example, mortgaged properties that are part of a condominium regime may not be readily convertible due to use and other restrictive covenants imposed by the condominium declaration and other related documents, especially in a situation where such mortgaged property does not represent the entire condominium regime. Additionally, any vacant movie theater space would not easily be converted to other uses due to the unique construction requirements of movie theaters. In addition, converting self storage space, retail banks, specialty self storage space, manufactured housing community properties, hospitals, parking garages, certain specialized tenant retail, office or industrial properties, fitness and/or entertainment centers or other athletic facilities, educational institutions, restaurants and kennels to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. Furthermore, certain mortgaged properties may be subject to certain use restrictions and/or low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. See “—Retail Properties Have Special Risks” above.

Zoning or other restrictions may also prevent alternative uses. See “—Zoning Compliance, Use Restrictions and Condemnation May Adversely Affect Property Value” below.

Condominiums and Master Developments May Limit Use and Improvements

With respect to seven (7) mortgaged properties identified as “Cole IV Retail Portfolio – Pool I” and “Downtown Seaside” on Annex A-1 to this free writing prospectus, securing two (2) mortgage loans representing approximately 7.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, all or part of the related mortgaged properties consists of the related borrower’s interest in commercial and/or residential condominium interests in buildings and/or other improvements or in real property that is part of a master development, and related interests in the common areas and/or the related voting rights in the condominium or owners association.

Condominium interests in buildings and/or other improvements or in real property that is part of a master development may in some cases constitute less than a majority of such voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium or master development generally has discretion to make decisions affecting the condominium or master development and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium or by a property that is part of that master development will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium or master development and many other decisions affecting the maintenance of that condominium or master development, may have a significant impact on the related mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests or that are part of a master development. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to such mortgage loans, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the related condominium or master development. The manner in which those proceeds and awards are required to be used under the governing documents may limit the amounts available for restoration of the related mortgaged property and may result in a material adverse effect on the related borrower’s ability to satisfy its obligations under the mortgage loan documents.

Further, due to the nature of condominiums and master developments, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units or part of a master development. The rights of other unit or property owners, the

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documents governing the management of the condominium units or properties that are part of master developments and the state and local laws applicable to condominium units or properties that are part of master developments must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit or part of a master development.

See “Description of the Mortgage Pool—Mortgaged Property Considerations—Additional Considerations” in this free writing prospectus for additional information on certain mortgage loans in the trust relating to condominium interests affecting the related mortgaged properties.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

With respect to three (3) mortgaged properties identified as “Marriott - Pittsburgh”, “Doubletree Baltimore Airport” and “Liberty Station – Building 210” on Annex A-1 to this free writing prospectus, partially securing three (3) mortgage loans collectively representing approximately 4.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, all or a portion of the related mortgaged property consists of a leasehold interest in the related mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this free writing prospectus and “Risk Factors—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in the accompanying prospectus. Additionally, see representation No. 36 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus for additional information with respect to any mortgage loan secured in whole or in part by a leasehold interest.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, notwithstanding that all of the mortgage loans were underwritten and originated within approximately the past seven (7) months (and all of the mortgage loans have appraisal dates within approximately nine (9) months of the cut-off date), the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. Further, with respect to one (1) mortgaged property identified as “Eagles Trail” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related appraisal provided a hypothetical valuation other than an “as-is” value, as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus. With respect to certain mortgage loans made in connection with the acquisition of the related mortgaged properties, the acquisition price of such mortgaged properties was less than the “as-is” appraised value set forth in the related appraisal. See “—Risks Related to Redevelopment and Renovation at the Mortgaged Properties”, “Description of the Mortgage Pool—Assessments of Property

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Value and Condition—Appraisals” in this free writing prospectus and “Risk Factors—Limitations of Appraisals” in the prospectus.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this free writing prospectus. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distributions of principal generally receives principal until the certificate balance of the preceding (higher priority) class or classes entitled to receive principal has been reduced to zero.

Environmental Risks Relating to the Mortgaged Properties

The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or in certain limited cases, after origination), including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. In some cases, the related environmental site assessment may have recommended no further action where (i) underground storage tanks had been removed or abandoned in place with no contamination found and/or were issued regulatory closure, (ii) former gas stations or dry cleaning facilities or manufacturing activities had resulted in soil and/or groundwater contamination that received regulatory closure based on completion of remediation or of a determination of low environmental risk, or (iii) nearby third-party contamination sites were not likely to impact the mortgaged properties. In other cases, Phase II environmental site assessments or equivalent tests also have been performed or recommended. In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, a secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy or environmental indemnification. In certain cases, recommended Phase II site assessments were not performed and reserves or insurance policies were obtained in lieu of such Phase II site assessments or the related lender otherwise determined not to have the Phase II site assessment performed. Additionally, certain of the mortgaged properties have had recognized environmental conditions for which remediation has previously occurred or ongoing remediation or monitoring is still continuing. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

Except as described under “Description of the Mortgage Pool—Mortgaged Property Considerations—Environmental Considerations” in this free writing prospectus, none of the environmental site assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

●	that will be remediated or abated in all material respects by the closing date;

●	for which an escrow or letter of credit for the remediation was established;

●	for which an environmental insurance policy was obtained from a third party insurer;

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●
for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

●
for which the borrower, the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental site assessments;

●	for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

●
as to which the borrower or other responsible party obtained a “no further action” letter or other evidence that governmental authorities are not requiring further action or remediation (or as to which the borrower or other responsible party will be obtaining such “no further action” or remediation letter and a holdback or other assurance was made to secure the receipt of such letter); or

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

With respect to such environmental site assessments, in certain cases the identified condition was related to the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint and mold, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks or hydraulic equipment and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

In addition, problems associated with mold may pose risks to mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, we cannot assure you that the presence or extent of mold will be accurately identified. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses, any of which could adversely impact collections from a mortgaged property or otherwise adversely affect the ability of the borrower to pay its loan obligations.

We cannot assure you that with respect to any mortgaged property that any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will not be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

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In general, different types of environmental liability insurance policies provide coverage with respect to a mortgage loan for one or more of the following losses, subject to the applicable coverage limits and deductibles, and further subject to each policy’s conditions and exclusions:

●
if, during the term of some types of lender environmental policies, the borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for an amount (in some cases capped at remediation costs) equal to the outstanding principal balance (or, in some cases, a lesser specified amount) of the related mortgage loan on the date of the default, together with accrued interest from the date of default (or, in some cases, the date that the default is reported to the insurer) until the date that the outstanding principal balance is paid; or

●
if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from the underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; or

●
if the insured enforces the related mortgage loan, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property; provided that the appropriate party reported those conditions to the applicable government agency in accordance with applicable law.

Environmental liability insurance policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. In some cases, policies exclude coverage for known conditions even if disclosed.

Environmental liability insurance policies may contain additional limitations and exclusions, including, but not limited to, exclusions from coverage for mold or other microbial contamination, asbestos and lead based paint, coverages that are less than the related loan amount or policy durations which do not extend to or beyond the maturity of the related loan.

Some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. We cannot assure you that recommended operations and maintenance plans have been implemented or will continue to be complied with.

In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged property because a responsible party, other than the related borrower, had been identified with respect to that condition. We cannot assure you, however, that such a responsible party will be willing or financially able to remediate the subject condition.

In addition, certain properties may be undergoing ongoing monitoring in connection with past remediation or contamination.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

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●
the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

Before the special servicer acquires title to a mortgaged property on behalf of the trust, it must obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Mortgaged Property Considerations—Environmental Considerations” in this free writing prospectus for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the trust. See also representation number 43 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Environmental Site Assessment”, “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—RAIT Funding, LLC—RAIT’s Underwriting Guidelines and Processes”, “—Redwood Commercial Mortgage Corporation—RCMC’s Underwriting Standards and Loan Analysis—Environmental Report”, “—Starwood Mortgage Funding II LLC—SMF II’s Underwriting Guidelines and Processes—Assessments of Property Condition—Environmental Assessment”, “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus.

Availability of Earthquake, Flood and Other Insurance

Although the mortgaged properties are required to be insured against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they have material improvements that are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer,

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in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties or be able to pay any deductible on a policy, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties and the amount available to make payments on the related mortgage loan and, consequently, the offered certificates could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

In general (other than where the mortgage loan documents permit the borrower to rely on a tenant (including a ground tenant) or other third party (such as a condominium association, if applicable) to obtain the insurance coverage, on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance” in this free writing prospectus. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things:

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	floods and other water related causes;

●	earth movement, including earthquakes, landslides and mudflows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates. See “Servicing of the Mortgage Loans—Maintenance of Insurance” in this free writing prospectus.

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Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

●
in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●
in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●
with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●
if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance” in this free writing prospectus.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover insurable risks at the related mortgaged property. In addition, with respect to some of the mortgaged properties, a tenant, the related borrower or their respective affiliates are permitted to provide insurance or to self-insure against risks. To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when a loss occurs. Additionally, the risk of blanket or self-insurance can be magnified if affiliated borrowers under multiple mortgage loans in the trust are covered under the same blanket policy. See representation number 18 on Annex D-1 to this free writing prospectus and the exceptions to that representation on Annex D-2 to this free writing prospectus.

Availability of Terrorism Insurance

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. On December 26, 2007, the Terrorism Insurance Program was extended and amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014 and was reauthorized and amended on January 12, 2015 until December 31, 2020 under the Terrorism Risk Insurance Program Reauthorization Act of 2015.

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The Terrorism Insurance Program is administered by the Secretary of the Treasury and provides some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government. To facilitate the availability of coverage for acts of terrorism, the Terrorism Insurance Program voids exclusions in property and casualty insurance policies for acts of terrorism; however, it does not expressly void coverage exclusions in such policies, such as those for damage resulting from nuclear, biological, chemical and radiological attacks. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance” in this free writing prospectus.

In addition, no compensation is payable under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed a specified threshold, which is $100 million in 2015, subject to annual $20 million increases until the threshold is equal to $200 million. As a result, unless the borrowers obtains separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered. We cannot assure you that the Terrorism Insurance Program will create any long term changes in the availability and cost of insuring terrorism risks. In addition, we cannot assure you that terrorism insurance or the Terrorism Insurance Program will be available or provide sufficient protection against risks of loss on the mortgaged properties resulting from acts of terrorism.

Under the Terrorism Insurance Program, the federal share of compensation will be equal to 85% in 2015, subject to annual decreases of 1% until equal to 80% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by the Terrorism Risk Insurance Program Reauthorization Act of 2015 at 20% of an insurer’s direct earned premium for any program year). The federal share in the aggregate in any program year may not exceed $100 billion (with the insurers being liable for any amount that exceeds this cap). An insurer that paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

In addition, certain of the mortgage loans contain limitations on the borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers are required to maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) waiving the requirement that such borrowers are required to maintain terrorism insurance, or limiting the amount of such insurance, for mortgaged properties in certain locations or for certain property types, (iii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount or a cap based on a percentage or multiple factor in order to obtain such terrorism insurance, or, in the event such terrorism insurance is not available from a “qualified carrier”, then the borrower may be permitted to obtain such terrorism insurance from the highest rated insurance company providing such terrorism coverage, (iv) permitting certain tenants to insure or to self-insure as to risks of terrorism at mortgaged properties that may only be occupied (or are predominantly occupied) by such tenants, or (v) allowing for a deductible (which may be substantial in certain instances) for such terrorism insurance.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance” in this free writing prospectus for additional information on certain mortgage loans in the trust. See also representation number 31 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Zoning Compliance, Use Restrictions and Condemnation May Adversely Affect Property Value

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged

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properties were constructed. From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to satisfy the remaining indebtedness of the related mortgage loan. Similarly, proceeds payable in connection with partial condemnations may not be sufficient to restore the related mortgaged property and, as a result, any partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates. See also representation number 26 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus.

Certain of the mortgaged properties have zoning violations based on current law, including those related to density, use, parking, height, setbacks, area ratio or building separation. Many of these mortgaged properties have been determined to be (i) legal non-conforming structures, which would be required to be rebuilt in accordance with current zoning requirements if there is a casualty greater than a certain threshold percentage of the property, or (ii) legal non-conforming uses, which would no longer be permitted if there is a casualty greater than a certain threshold percentage of the property or if there is an abandonment of the legal non-conforming use for a requisite period. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from the inability to rebuild the improvements as it existed prior to such casualty. However, if as a result of the applicable zoning laws the rebuilt improvements are constrained by size or square footage limitations, or otherwise are limited in the type of property that may be rebuilt as compared to the original improvements, any potential loss in income will generally not be covered by law and ordinance insurance. In addition, certain of the mortgaged properties are in violation of zoning requirements. In connection with the mortgaged properties that are legal non-conforming or have zoning violations, see “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance and Condemnation” in this free writing prospectus for additional information on certain mortgage loans in the trust and “Risk Factors—If Mortgaged Properties Are Not in Compliance With Current Zoning Laws Restoration Following a Casualty Loss May Be Limited” in the prospectus. See also representation number 26 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, environmental deed restrictions, reciprocal easement agreements or operating agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations may impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Additionally, certain of these mortgaged properties may have been designated as historic or landmark buildings or may be located in areas designated as historic or landmark. Such properties may be subject to historic preservation requirements and regulations. Compliance with these regulations may be costly and may impede the related borrowers’ ability to renovate or remodel the related property. Historic preservation regulations may also adversely impact the ability of the related borrowers to convert the related property to alternative uses or otherwise develop or alter the property. In addition, any alteration, reconstruction, demolition, or new construction affecting the such property may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment.

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Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Net Cash Flow and Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans may have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a “PILOT” program) or other tax abatement or reimbursement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower or a reduction of payments to the related borrower. An increase in real estate taxes may affect the ability of the borrower to pay debt service on the related mortgage loan. We cannot assure you that any such program will continue for the term of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.

Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the mortgaged properties and their respective affiliates related to the business of or arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates. Any such litigation or proceedings could adversely impact the related borrower’s ability to meet its obligations under the related mortgage loan and, as a result, have a material adverse effect on your certificates.

In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the trust in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony.

If a borrower or a principal of a borrower or affiliate has been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past, we cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates.

Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

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Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners.

See “Description of the Mortgage Pool—Mortgaged Property Considerations—Litigation Considerations; Bankruptcy Issues and Other Proceedings” in this free writing prospectus for additional information on certain mortgage loans in the trust and “Risk Factors—Litigation Concerns” in the prospectus.

Certain of the Mortgage Loans Lack Customary Provisions

Certain of the mortgage loans lack one or more features that are customary in mortgage loans intended for securitization. The borrowers with respect to those mortgage loans may not be required to make payments to lockboxes or to maintain reserves for certain expenses, such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions, or the requirement to make such payments may be suspended if the related borrower or a tenant at the mortgaged property complies with the terms of the related mortgage loan documents, or the lenders under such mortgage loans may not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager. However, as described in this free writing prospectus, the mortgage loans were generally originated in accordance with the related mortgage loan seller’s underwriting guidelines.

For more information, see “Description of the Mortgage Pool—Mortgaged Property Considerations—Additional Considerations”, “—Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—RAIT Funding, LLC—RAIT’s Underwriting Guidelines and Processes”, “—Redwood Commercial Mortgage Corporation—RCMC’s Underwriting Standards and Loan Analysis” and “—Starwood Mortgage Funding II LLC—SMF II’s Underwriting Guidelines and Processes” in this free writing prospectus.

Subordination of the Class A-S, Class B, Class C, Class D and Class EC Certificates Will Affect the Timing of Distributions and the Application of Losses on the Class A-S, Class B, Class C, Class EC and Class D Certificates

As described in this free writing prospectus, the rights of the holders of each class of subordinate certificates, and the Class EC certificates in respect of its various components, to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation and to the rights of the holders of the Class EC certificates in respect of any components thereof having an earlier alphabetical designation. If your certificates are Class A-S, Class B, Class C, Class EC or Class D certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates (and the holders of the Class EC certificates, to the extent of the Class A-S certificates exchanged for such Class EC certificates), if your certificates are Class C certificates, to those of the holders of the Class B certificates (and the holders of the Class EC certificates, to the extent of the Class B certificates exchanged for such Class EC certificates) and if your certificates are Class D certificates, to those of the holders of the Class C certificates (and the holders of the Class EC certificates, to the extent of the Class C certificates exchanged for such Class EC certificates). Because the notional amount of the Class X-A certificates is based upon the aggregate certificate principal balance of the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB certificates and the Class A-S certificates (determined without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates), the Class X-A certificates will be adversely affected by losses allocated to such classes of certificates. Because the notional amount of the Class X-B certificates is based upon the certificate balance of the Class B certificates (determined without giving effect to any exchange and conversion of any Class B certificates for Class EC certificates), the

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Class X-B certificates will be adversely affected by losses allocated to such certificates. See “Description of the Offered Certificates” in this free writing prospectus. As a result, you will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the trust fund before the holders of those other classes of certificates. See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Potential Conflicts of Interest

Potential Conflicts of Interest of the Sponsors and Mortgage Loan Sellers

JPMorgan Chase Bank, National Association is a sponsor and one of the mortgage loan sellers and is an affiliate of each of J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor and J.P. Morgan Securities LLC, an underwriter and an initial purchaser of the non-offered certificates. In addition, JPMorgan Chase Bank, National Association currently holds the One City Centre pari passu companion loan, the JAGR Portfolio pari passu companion loan and the Marriott – Pittsburgh pari passu companion loan; however, J.P. Morgan Chase Bank, National Association expects to deposit each such pari passu companion loan into one or more future securitizations.

JPMorgan Chase Bank, National Association, a sponsor and mortgage loan seller, is currently the holder of three (3) mezzanine loans related to three (3) mortgage loans identified as “400 Poydras”, “Alta Woodlake Square” and “Marriott – Pittsburgh” on Annex A-1 to this free writing prospectus, representing approximately 11.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The additional financial interests in these mortgaged properties may create a conflict of interest. See “Description of the Mortgage Pool—Additional Debt” in this free writing prospectus. In exercising its rights, no mezzanine lender has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders. In addition, JPMorgan Chase Bank, National Association provides warehouse financing to an affiliate of Redwood Commercial Mortgage Corporation, a mortgage loan seller, through a repurchase facility. All of the mortgage loans that Redwood Commercial Mortgage Corporation will transfer to the depositor, representing approximately 11.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are expected to be subject to that repurchase facility.

Barclays Bank PLC is a sponsor and one of the mortgage loan sellers and is an affiliate of Barclays Capital Inc., an underwriter for the offered certificates and an initial purchaser of the non-offered certificates. Barclays Bank PLC provides warehouse financing to an affiliate of RAIT Funding, LLC, a sponsor and mortgage loan seller, through a repurchase facility. All of the mortgage loans that RAIT Funding, LLC will transfer to the depositor, representing approximately 13.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are subject to that repurchase facility. Proceeds received by RAIT Funding, LLC will be applied, among other things, to reacquire the financed mortgage loans and to make payments to Barclays Bank PLC as the repurchase agreement counterparty. In addition, Barclays Bank PLC provides warehouse financing to Starwood Mortgage Funding II LLC through a repurchase facility. All of the mortgage loans that Starwood Mortgage Funding II LLC will transfer to the depositor, representing approximately 11.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are subject to that repurchase facility. Proceeds received by Starwood Mortgage Funding II LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Barclays Bank PLC as the repurchase agreement counterparty.

With respect to one (1) mortgage loan identified as “Aspen Heights - Texas A&M University Corpus Christi” on Annex A-1 to this free writing prospectus, representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, RAIT Partnership, L.P., an affiliate of RAIT Funding, LLC, a sponsor and mortgage loan seller, is the holder of a related mezzanine loan secured by direct equity interests in the related mortgage borrower. The additional financial interest in these mortgaged properties may create a conflict of interest. See “Description of the Mortgage Pool—Additional Debt” in this free writing prospectus. In exercising its rights, no mezzanine lender has any

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obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

Redwood Commercial Mortgage Corporation is an indirect wholly-owned subsidiary of Redwood Trust, Inc. Redwood Trust, Inc. will guarantee the performance of Redwood Commercial Mortgage Corporation’s obligations to repurchase or replace its respective mortgage loans for material breaches of representations and warranties or defective loan documentation under the circumstances described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

RAIT Funding, LLC is an indirect wholly-owned subsidiary of RAIT Financial Trust. RAIT Financial Trust will guarantee the performance of RAIT Funding, LLC’s obligations to repurchase or replace its respective mortgage loans for material breaches of representations and warranties or defective loan documentation under the circumstances described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

In connection with its acquisition of the Class E, Class F and Class NR certificates, BlackRock Realty Advisors, Inc. was given the opportunity to perform due diligence on the mortgage loans originally identified by the mortgage loan sellers for inclusion in the trust, or to request the removal, re-sizing or modification of other features of some or all of the mortgage loans. We cannot assure that you, a third party purchaser or an unaffiliated purchaser of the Class E, Class F and Class NR certificates (or one or more classes of other certificates) would have agreed to the inclusion of any or all of such mortgage loans in the trust.

Pursuant to the related mortgage loan purchase agreement, each mortgage loan seller (or RAIT Financial Trust as guarantor of the repurchase and substitution obligations of RAIT Funding, LLC, Redwood Trust Inc. as guarantor of the repurchase and substitution obligations of Redwood Commercial Mortgage Corporation and Starwood Mortgage Capital LLC, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding II LLC and Redwood Commercial Mortgage Corporation) is obligated to repurchase or substitute a similar commercial mortgage loan for a mortgage loan sold by it in connection with either a material breach of such mortgage loan seller’s representations and warranties or any material document defects, if the applicable mortgage loan seller does not otherwise cure such breach or defect pursuant to the related mortgage loan purchase agreement. See “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

Conflicts may also arise because the mortgage loan sellers and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the mortgage loan sellers and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the mortgaged properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The mortgage loan sellers may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the trust fund. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller or a mortgage loan seller or its affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the mortgage loan sellers and their respective affiliates may differ from, and compete with, the interests of the

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trust fund. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the related mortgage loans may also create conflicts of interest.

Courts may apply the doctrine of equitable subordination to subordinate the claim or lien of a lender against a borrower to claims or liens of other creditors of the borrower, when the lender or one of its affiliates is found to have engaged in unfair, inequitable or fraudulent conduct. The courts have also applied the doctrine of equitable subordination when a lender or one of its affiliates is found to have exerted inappropriate control over a client, including control resulting from the ownership of equity interests in the borrower. Payments on a loan to a borrower in which the lender or one of its affiliates also holds an equity interest, may be subject to claims of equitable subordination. If the lender were deemed to have the ability to control or otherwise exercise influence over the business and affairs of the borrower resulting in economic hardship to other creditors of the borrower, this control or influence may constitute grounds for equitable subordination and a court may treat one or more of the loans as if it were unsecured or common equity in the borrower. In that case, if the borrower were to liquidate, the lender (which may include unaffiliated assignees in some cases) would be entitled to repayment of its loan on a pro rata basis with other unsecured debt or, if the effect of subordination was to place the lender at the level of common equity, then on an equal basis with other holders of the borrower’s common equity only after all of the borrower’s obligations relating to its debt and preferred securities had been satisfied.

In addition, the sponsors and their affiliates may benefit from this offering in a number of ways, some of which may be inconsistent with the interests of purchasers of the certificates. The sponsors will sell the mortgage loans to the depositor. To the extent unhedged or not completely hedged, these sales will reduce or eliminate the sponsors’ exposure to these mortgage loans by effectively transferring the sponsors’ exposure to the purchasers of the offered certificates. The sponsors and their respective affiliates will be compensated in an amount based on, among other things, the offering price of the offered certificates and the amount of proceeds received from the sale of the offered certificates to investors.

Furthermore, the sponsors and their respective affiliates may benefit from a completed offering of the offered certificates because the offering would establish an additional market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their respective affiliates to conduct similar offerings in the future and permitting them to write up, avoid writing down or otherwise adjust the fair value of mortgage loans or other similar assets or securities held on their balance sheet.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans and any serviced whole loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Servicing of the Mortgage Loans—General” in this free writing prospectus.

Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans and any serviced whole loans that are in conflict with those of holders of the certificates, especially if the master servicer, the special servicer or any of their respective affiliates holds remaining certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans and any serviced whole loans. Further, Midland Loan Services, a Division of PNC Bank, National Association, the special servicer, is an affiliate of BlackRock Realty Advisors, Inc. BlackRock Realty Advisors, Inc. as agent for its managed account, is expected to be designated as the initial directing certificateholder under the pooling and servicing agreement. The special servicer may enter into one or more arrangements with the directing certificateholder, holders of controlling class certificates or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to the special servicer’s compensation in consideration of, among other things, the appointment of the special servicer and limitations on the directing certificateholder’s right to replace the special servicer. Each of

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these relationships may create a conflict of interest. For instance, a special servicer or its affiliate that holds remaining certificates or an interest in a companion loan might seek to reduce the potential for losses allocable to those certificates or from a related troubled mortgage loan with a split loan structure by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, neither the master servicer nor the special servicer is required to act in a manner more favorable to the certificates or any particular class of certificates than to the remaining certificates. See “—Special Servicer May Be Directed To Take Actions” below. Midland Loan Services, a Division of PNC Bank, National Association, which is expected to act as the special servicer, assisted BlackRock Realty Advisors, Inc. with its due diligence of the mortgage loans prior to the closing date.

The master servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer.

Certain relationships and transactions between the directing certificateholder (or any other party entitled to remove the special servicer) and the special servicer may result in conflicts of interest. The directing certificateholder appoints and can, with or without cause, remove the special servicer during such time as the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is not less than 25% of its initial certificate balance. In addition, the directing certificateholder maintains certain consent and consultation rights with respect to the mortgage loans that relate to, and could impact, the special servicer’s duties. Additionally, these parties (and/or their affiliates) may, in the ordinary course of business, have relationships with, render services to, and engage in other transactions with each other. We cannot assure you that these transactions and relationships will not influence the actions taken by the special servicer.

In addition, the Horizon Outlet Shoppes Portfolio mortgage loan is serviced under the JPMBB 2015-C28 pooling and servicing agreement. The directing certificateholder under the JPMBB 2015-C28 pooling and servicing agreement has certain consent and consultation rights with respect to the Horizon Outlet Shoppes Portfolio whole loan that are substantially similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Horizon Outlet Shoppes Portfolio Whole Loan” in this free writing prospectus. While the directing certificateholder in this securitization has certain consultation rights with respect to actions for which the JPMBB 2015-C28 directing certificateholder has consent rights, in exercising such rights the JPMBB 2015-C28 directing certificateholder does not have any obligation to consider the interests of, or impact on, the trust or the holders of the certificates. Wells Fargo Bank, National Association is the master servicer and Torchlight Loan Services, LLC is the special servicer of the Horizon Outlet Shoppes Portfolio whole loan under the JPMBB 2015-C28 pooling and servicing agreement.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Directing Certificateholder

The special servicer will be required to consult with the directing certificateholder with respect to certain actions of the special servicer and in certain circumstances obtain the consent of the directing certificateholder. The directing certificateholder has no duties to the holders of any class of certificates and may take actions that favor the interests of the holders of the controlling class over the interests of

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the holders of one or more other classes of certificates. See “Servicing of the Mortgage Loans—The Directing Certificateholder” in this free writing prospectus.

The directing certificateholder and its affiliates may have interests that are in conflict with those of certificateholders, especially if the directing certificateholder or any of its affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

Conflicts Between Certificateholders and the Holder of a Companion Loan

With respect to four (4) mortgage loans identified as “One City Centre”, “JAGR Portfolio”, “Horizon Outlet Shoppes Portfolio” and “Marriott - Pittsburgh” on Annex A-1 to this free writing prospectus, representing approximately 6.1%, 3.0%, 2.7% and 2.5%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgaged property also secures one or more related pari passu companion loans. In addition, with respect to three (3) of these mortgage loans identified as “One City Centre”, “JAGR Portfolio” and “Marriott - Pittsburgh”, representing approximately 6.1%, 3.0% and 2.5%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, pursuant to the related intercreditor agreement, for so long as each such mortgage loan and each related pari passu companion loan are serviced under the pooling and servicing agreement, certain decisions to be made with respect to each such mortgage loan will be subject to the consent and consultation rights of the directing certificateholder.

The Horizon Outlet Shoppes Portfolio whole loan will be serviced pursuant to the JPMBB 2015-C28 pooling and servicing agreement and certain decisions to be made with respect to the related mortgage loan are subject to the consent and consultation rights of the directing certificateholder of that securitization. As a result, you will have less control over the servicing of the Horizon Outlet Shoppes Portfolio mortgage loan than you would have if such mortgage loan was being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Horizon Outlet Shoppes Portfolio Whole Loan” in this free writing prospectus.

The interests of the directing certificateholder of the other securitization (or such other party specified in the JPMBB 2015-C28 pooling and servicing agreement) entitled to exercise various rights with respect to the servicing of the Horizon Outlet Shoppes Portfolio whole loan may conflict with the interests of, and its decisions may adversely affect, the holders of one or more classes of offered certificates. No certificateholder may take any action against any such party for having acted solely in its respective interest. See “Servicing of the Mortgage Loans—Servicing of the Horizon Outlet Shoppes Portfolio Mortgage Loan” in this free writing prospectus.

In exercising the rights set forth above, no holder of a pari passu companion loan or any representative of such holder has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

Potential Conflicts of Interest of the Underwriters and Their Affiliates

The activities of the underwriters and their respective affiliates (which, in the case of certain of the underwriters, include a sponsor for this securitization transaction) may result in certain conflicts of interest. The underwriters and their respective affiliates may retain, or own in the future, classes of the offered certificates, and any voting rights of that class could be exercised by them in a manner that could adversely impact the certificates. Any of the underwriters or their respective affiliates may invest or take long or short positions in securities or instruments, including the offered certificates, that may be different from your position as an investor in the offered certificates. If that were to occur, that underwriter or affiliate’s interests may not be aligned with your interests in the offered certificates that you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients. Accordingly, the underwriters and their respective affiliates and clients acting through them from time to

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time buy, sell or hold securities or other instruments, which may include one or more classes of the offered certificates, and do so without consideration of the fact that the underwriters acted as underwriters for such certificates. Such transactions may result in underwriters and their respective affiliates and/or their clients having long or short positions in such instruments. Any such short positions will increase in value if the related securities or other instruments decrease in value. Further, the underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more of the offered certificates. The positions of the underwriters and their respective affiliates or their clients in such derivative transactions may increase in value if the offered certificates default or decrease in value. In conducting such activities, no underwriter or its respective affiliates has any obligation to take into account the interests of the certificateholders or holders of a companion loan or any possible effect that such activities could have on them. The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the certificates or the certificateholders or holders of a companion loan.

In addition, the underwriters and their respective affiliates will have no obligation to monitor the performance of the offered certificates or the actions of the master servicer, the special servicer, the senior trust advisor, the certificate administrator or the trustee and will have no authority to advise the master servicer, the special servicer, the senior trust advisor, the certificate administrator or the trustee or to direct their actions.

In addition, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the sponsors and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the trust, on the other hand.

See “Summary of Terms—Relevant Parties and Dates—Certain Affiliations” in this free writing prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of those relationships should be considered carefully by you before you invest in any of the offered certificates.

Other Possible Conflicts of Interest

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers, or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near the mortgaged properties.

With respect to mortgage loans that have mezzanine debt, the mezzanine lenders will have certain rights with respect to the related mortgage loan under certain circumstances, including the right, under certain conditions, to consent to various modifications and waivers or other matters affecting the related

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mortgage loan and certain actions and amendments to the mortgage loan documents proposed by the special servicer with respect to the related mortgage loan or to purchase the related mortgage loan after certain defaults under such mortgage loan (and an originator of a mortgage loan that intends to retain the related mezzanine debt that it also originated may have an incentive to give itself more favorable rights as a mezzanine lender than it would grant an unaffiliated third party). With respect to three (3) mortgage loans identified as “400 Poydras”, “Alta Woodlake Square” and “Marriott-Pittsburgh” on Annex A-1 to this free writing prospectus, representing approximately 11.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, JPMorgan Chase Bank, National Association, a sponsor and mortgage loan seller, is the holder of a related mezzanine loan secured by direct or indirect equity interests in the related mortgage borrowers. With respect to one (1) mortgage loan identified as “Aspen Heights - Texas A&M University Corpus Christi” on Annex A-1 to this free writing prospectus, representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, RAIT Partnership, L.P., an affiliate of RAIT Funding, LLC, a sponsor and mortgage loan seller, is the holder of a related mezzanine loan secured by direct equity interests in the related mortgage borrower. These additional financial interests in the mortgaged properties may create conflicts of interest. See “Description of the Mortgage Pool—Additional Debt” in this free writing prospectus. In exercising such rights, no mezzanine lender has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

Pentalpha Surveillance LLC has been appointed the senior trust advisor. See “Transaction Parties—The Senior Trust Advisor” in this free writing prospectus. Pursuant to the pooling and servicing agreement, during such time as (x) the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance, or (y) a holder of the Class E certificates is the majority controlling class certificateholder and has irrevocably waived its right to exercise any of its rights as the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder, the senior trust advisor will be required to consult with the special servicer with respect to certain actions of the special servicer. Additionally, during that time, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect a senior trust advisor consulting fee from the related borrower in connection with certain major decisions related to the mortgage loans, to the extent not prohibited by the related mortgage loan documents. In acting as senior trust advisor, the senior trust advisor is acting solely as a contracting party to the extent described in this free writing prospectus and will have no fiduciary duty to any party. See “Transaction Parties—The Senior Trust Advisor” in this free writing prospectus.

In the normal course of conducting its business, Pentalpha Surveillance LLC and its affiliates may have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator, the trustee, the directing certificateholder, collateral property owners or affiliates of any of the foregoing parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Pentalpha Surveillance LLC’s duties as senior trust advisor. There can be no guarantee that the existence of these relationships and other relationships in the future will not impact the manner in which the senior trust advisor performs its duties under the pooling and servicing agreement.

In addition, the senior trust advisor and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for third parties or itself or its affiliates, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the senior trust advisor and its affiliates and their clients may differ from, and compete with the interests of the issuing entity.

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Although the senior trust advisor is required to consider the servicing standard in connection with its analysis and reporting regarding the special servicer under the pooling and servicing agreement, the senior trust advisor will not itself be bound by the servicing standard.

The senior trust advisor is prohibited from making a principal investment in any class of certificates issued by the trust. However, that prohibition will not be construed to have been violated in connection with riskless principal transactions effected by a broker-dealer affiliate of the senior trust advisor or investments by an affiliate of the senior trust advisor if the senior trust advisor and such affiliate maintain policies and procedures designed to segregate personnel involved in the activities of the senior trust advisor under the pooling and servicing agreement from personnel involved in such affiliate’s investment activities and to prevent such affiliate and its personnel from gaining access to information regarding the trust fund and the senior trust advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities. In addition, we cannot assure you that such policies and procedures will be effective for their intended purposes.

Each of the foregoing relationships should be considered carefully by prospective investors.

Potential Conflicts of Interest in the Selection of the Mortgage Loans

The anticipated purchasers of the Class X-E, Class X-F, Class X-NR, Class E, Class F and Class NR certificates were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the trust, and to request the removal, re-sizing or modification of other features of some or all of the mortgage loans or to request certain price adjustments or cost mitigation arrangements in connection with their agreement to purchase those classes of certificates. The mortgage loans’ pricing and purchase terms as originally proposed by the sponsors may be adjusted based on some of this feedback prior to the closing date.

We cannot assure you that you or another investor would make requests to modify the original pool if given the opportunity or that the final pool if influenced by such purchasers’ feedback would not adversely affect the performance of the offered certificates and benefit the performance of such purchasers’ certificates. Because of the differing subordination levels, such purchasers have interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits such purchasers but that does not benefit other investors. In addition, such purchasers may enter into hedging or other transactions or otherwise have business objectives that also could cause their interests with respect to the asset pool to diverge from those of other purchasers of the certificates.

The anticipated purchasers of those certificates will have no liability to any certificateholder for any actions taken with respect to the preceding two paragraphs, and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

It is anticipated that BlackRock Realty Advisors, Inc., as agent for its managed account, will purchase the Class E, Class F and Class NR certificates and may purchase certain other classes of certificates, and is expected to be the initial directing certificateholder, and thus will have certain rights to direct and consult with the special servicer as described under “Servicing of the Mortgage Loans—The Directing Certificateholder” in this free writing prospectus. In addition, BlackRock Realty Advisors, Inc., as agent for its managed account, may buy additional certificates that are not control eligible certificates.

Midland, which is expected to act as the special servicer, assisted BlackRock Realty Advisors, Inc. with its due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the anticipated purchaser of those certificates may, in some circumstances, differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage loans.

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Your Lack of Control Over the Trust Can Adversely Impact Your Investment

Except as described in this free writing prospectus, investors in the certificates do not have the right to make decisions with respect to the administration of the trust. These decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the certificate administrator and the trustee. Any decision made by any of those parties in respect of the trust in accordance with the terms of the pooling and servicing agreement, even if it determines that decision to be in your best interests, may be contrary to the decision that you would have made and may negatively affect your interests.

Notwithstanding the foregoing, the directing certificateholder appointed by the controlling class will have certain consent rights prior to the occurrence and continuance of such time as the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance, and will have certain non-binding consultation rights prior to such time as the Class E certificates have a certificate balance (without taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance; provided, however, that the controlling class may lose any such rights upon the occurrence of certain events. See “Servicing of the Mortgage Loans—The Directing Certificateholder” in this free writing prospectus and “Risk Factors—Your Lack of Control Over Trust Fund Can Create Risks” in the prospectus.

In addition, while there is a senior trust advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the senior trust advisor (i) has no control rights over actions by the special servicer at any time, (ii) has no ability to communicate with or directly influence the activities of the borrowers at any time, and (iii) has no consultation rights over actions by the special servicer prior to (a) such time as the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance or (b) such time as a holder of the Class E certificates is the majority controlling class certificateholder and has irrevocably waived its controlling class rights as described in this free writing prospectus. In addition, the senior trust advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and the special servicer is under no obligation at any time to act upon any of the senior trust advisor’s recommendations. In addition, the senior trust advisor has no (A) fiduciary duty or (B) other duty to act on behalf of the certificateholders or the trust fund or in the best interest of any particular certificateholder. It is not intended that the senior trust advisor act as a surrogate for the certificateholders. Investors should not rely on the senior trust advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the directing certificateholder or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement. Further, the senior trust advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to the non-serviced whole loan or any related REO Property, which will be serviced pursuant to a separate pooling and servicing agreement. However, Pentalpha Surveillance LLC is also the senior trust advisor under the JPMBB 2015-C28 pooling and servicing agreement, and, in such capacity, has certain obligations and consultation rights with respect to the Horizon Outlet Shoppes Portfolio whole loan that are substantially similar to those of the senior trust advisor under the pooling and servicing agreement for this transaction.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the trust. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class. In all cases, voting is based on the outstanding certificate balance, which is reduced by realized losses, and in certain cases, also by appraisal reductions. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights” and “Transaction Parties—Replacement of the Special Servicer” in this free writing prospectus.

In addition, none of the pari passu companion loans will be included as an asset of the trust fund, but each related whole loan (other than the non-serviced whole loan) will be serviced under the pooling and

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servicing agreement for this transaction. The directing certificateholder (or, with respect to the non-serviced whole loan, the directing certificateholder or controlling class representative for the related securitization) will have certain rights with respect to the related whole loan and the related mortgaged property or properties, including the right, under certain conditions, to advise and direct the applicable master servicer and/or the applicable special servicer with respect to various servicing matters or mortgage loan modifications affecting the related whole loan.

The directing certificateholder in this securitization will have certain consultation rights with respect to actions taken by the directing certificateholder or controlling class representative under the JPMBB 2015-C28 pooling and servicing agreement in the case of Horizon Outlet Shoppes Portfolio whole loan. No directing certificateholder or controlling class representative (in this securitization or the securitization of any pari passu companion loan), in exercising any consultation, consent or direction rights, will have any obligation to consider the interests of or the impact on, the holder of the certificates in any transaction other than the related controlling class for which it is acting. The directing certificateholder or controlling class representative for any other trust may not have the same incentives with respect to the effects on this trust as would the directing certificateholder for this securitization.

In addition, with respect to mortgage loans that have mezzanine debt (or permit future mezzanine debt), the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Debt” in this free writing prospectus.

Special Servicer May Be Directed To Take Actions

In connection with the servicing of the mortgage loans (other than the non-serviced mortgage loan), the special servicer may, at the direction of the directing certificateholder (prior to the occurrence and continuance of a control event), take actions with respect to such specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders. The directing certificateholder may have interests in conflict with those of the certificateholders. As a result, it is possible that the directing certificateholder may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

In addition, except as limited by certain conditions described under “Transaction Parties—Replacement of the Special Servicer”, the special servicer may be removed without cause by the directing certificateholder, as described in this free writing prospectus. The special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) of the certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-NR and Class R certificates) and (y) upon receipt of approval by certificateholders holding at least 75% of a quorum of the certificateholders (which is the holders of certificates evidencing at least 75% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances) of the certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-NR and Class R certificates)), as described in this free writing prospectus. See “Servicing of the Mortgage Loans—General”, “Transaction Parties—The Special Servicer” and “—Replacement of the Special Servicer” in this free writing prospectus.

Similarly, the special servicer under the JPMBB 2015-C28 pooling and servicing agreement may, at the direction of the related directing certificateholder or controlling class representative, take actions with respect to the Horizon Outlet Shoppes Portfolio mortgage loan that could adversely affect the holders of

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some or all of the classes of the offered certificates. The directing certificateholder under the JPMBB 2015-C28 pooling and servicing agreement will exercise its rights in accordance with the related pooling and servicing agreement and the related intercreditor agreement, pursuant to which the Horizon Outlet Shoppes Portfolio mortgage loan and the related companion loan are serviced. Each of these parties have interests in conflict with those of the certificateholders of the classes of the offered certificates in this transaction. As a result, it is possible that such parties may direct the special servicer under the pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loans to take actions that conflict with the interests of certain classes of the offered certificates. However, such special servicer will not be permitted to take actions that are prohibited by law or violate the servicing standards or breach the terms of the related mortgage loan documents. In addition such special servicer may be removed without cause by the related directing certificateholder or controlling class representative as described in this free writing prospectus. See “Servicing of the Mortgage Loans—General,” “—The Directing Certificateholder” and “Transaction Parties—The Special Servicer” and “Description of the Mortgage Pool—The Whole Loans—The Horizon Outlet Shoppes Portfolio Whole Loan” in this free writing prospectus.

The Sponsors, the Depositor and the Trust Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the trust’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation for securitizations sponsored by insured depository institutions (12 C.F.R. § 360.6); however, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. Nevertheless, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee, if applicable, or another interested party would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the offered certificates would be delayed while a court resolves the claim.

In addition, since the trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the trust is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority under which the Federal Deposit Insurance Corporation can be appointed as receiver of certain U.S. non-bank financial companies and their direct or indirect subsidiaries in certain cases if it is determined that their failure would have adverse effects on U.S. financial stability. We make no representation as to whether this would or could apply to any of the sponsors. In January 2011, the acting general counsel of the Federal Deposit Insurance Corporation issued a letter in which he expressed his view that, under then-existing regulations, the Federal Deposit Insurance Corporation, as receiver under the orderly liquidation authority, would not, in the exercise of its orderly liquidation authority repudiation powers, recover as property of a financial company assets transferred by the financial company; provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The letter further noted that, while the Federal Deposit Insurance Corporation staff may be considering recommending further regulations under orderly liquidation authority, the acting

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general counsel would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the Federal Deposit Insurance Corporation’s statutory power to disaffirm or repudiate contracts. If, however, the Federal Deposit Insurance Corporation were to adopt a different approach than that described in the acting general counsel’s letter, delays or reductions in payments on the offered certificates would occur.

Barclays, a loan seller, is subject to the provisions of the Insolvency Act 1986 (United Kingdom Act of Parliament, 1986 ch. 45) (the “Insolvency Act”) and the Banking Act 2009 (United Kingdom Act of Parliament, 2009 ch. 1) (the “Banking Act”). Under the terms of the Insolvency Act, certain transactions by an English-registered company, such as Barclays, may be challenged by an insolvency officer appointed to that company on its insolvency. Under the Banking Act, the Secretary of State, Prudential Regulation Authority, or Bank of England can apply to the court for implementation of an insolvency regime specifically for certain deposit-taking institutions. One aspect of this regime is that an insolvency officer will conduct the relevant insolvency process in such a manner as to promote protection of retail deposits held by such an institution (in combination with the United Kingdom Financial Services Compensation Scheme). Further, under the Banking Act, the UK Treasury, the Prudential Regulation Authority and/or the Bank of England may also, in the circumstances set out in the Banking Act, make an order for the transfer of any property, assets or liabilities of a UK authorized deposit taker either to a company owned by the Bank of England or to any private sector purchaser. Orders under the Banking Act may also modify the way in which rights of third parties can be exercised. These powers exist within a broader range of powers designed to ensure the stability of the UK banking sector and exercise of such may have an impact on the rights of third parties relative to Barclays. An opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of Barclays’ interest in the mortgage loan by Barclays will constitute a true sale of such assets. Nevertheless, we cannot assure you that an interested party would not attempt to assert that such transfer was not a sale nor challenge the transaction under UK insolvency rules, nor that the transfer could not be affected by an order under the Banking Act. Even if a challenge were not successful, or if an order under the Banking Act itself was successfully challenged, resolution of such a matter could cause significant delay which may impact on payments under the certificates.

If Barclays were acting through its New York branch, and were to become the subject of an insolvency proceeding under the laws of the United Kingdom and a proceeding were initiated under Chapter 15 of the Bankruptcy Code or the New York Superintendent of Financial Services were to take possession of the New York branch, it is possible that the New York Superintendent of Financial Services, a creditor or trustee in bankruptcy of Barclays may argue that the sale of its interest in the mortgage loan by Barclays was a pledge of the receivables rather than a sale. The New York Superintendent of Financial Services, a creditor, a bankruptcy trustee or another interested party could still attempt to assert that the transfer of Barclays’ interest in the mortgage loan was not a sale. If such party’s challenge is successful, payments on the certificates would be reduced or delayed. Even if the challenge is not successful, payments on the certificates could be delayed while a court resolves the claim.

Risks Relating to the Exchangeable Certificates and Class EC Certificates

The characteristics of the Class EC certificates will reflect, in the aggregate, the characteristics of the exchangeable certificates that make up the components of such class. As a result, the Class EC certificates will be subject to the same risks as each exchangeable certificate described in this free writing prospectus. Investors are encouraged to also consider a number of factors that will limit a certificateholder’s ability to exchange and convert exchangeable certificates for Class EC certificates and vice versa:

●	At the time of a proposed exchange and conversion, a certificateholder must own exchangeable certificates in the requisite exchange proportion to make the desired exchange and conversion.

●	A certificateholder that does not own each class of the exchangeable certificates in the requisite exchange proportion may be unable to obtain the necessary exchangeable certificates because

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the holders of the needed certificates may be unwilling or unable to sell them or because the necessary certificates have been placed into other financial structures.

●
Principal distributions will decrease the amounts available for exchange and conversion over time and once any class of exchangeable certificates has been reduced to zero as a result of such class being paid all interest and principal on such class in full or through the allocation of collateral support deficits, conversions will no longer be permissible.

●	Certificates may only be held in authorized denominations.

Risks Relating to Prepayments and Repurchases

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or document defects.

In addition, it is important to note that previously issued commercial mortgage-backed securities (including, potentially, certain commercial mortgage-backed securities sponsored by JPMorgan Chase Bank, National Association, Barclays Bank PLC, RAIT Funding, LLC, Redwood Commercial Mortgage Corporation and Starwood Mortgage Funding II LLC or affiliates of any of those parties) have recently experienced greater losses than expected, and in certain circumstances significantly greater losses, as a result of defaults and liquidations of the mortgage loans that comprise those commercial mortgage-backed securities. We cannot assure you that the losses actually incurred with respect to the mortgage loans that back the offered certificates will not similarly exceed any assumed or expected losses. See “Yield and Maturity Considerations” in this free writing prospectus.

The yield on each of the classes of certificates that have a pass-through rate equal to, limited by, or based on, the weighted average mortgage rate could (or in the case of any class of certificates with a pass-through rate equal to, or based on, the weighted average mortgage rate, would) be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. The pass-through rates on these classes of certificates may also be adversely affected as a result of a decrease in the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur. See “Yield and Maturity Considerations” in this free writing prospectus.

The Class X-A and Class X-B certificates will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the Class X-A certificates is based upon the outstanding aggregate certificate balances of the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB and Class A-S certificates (determined without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates) and the notional amount of the Class X-B certificates is based upon the outstanding certificate balance of the Class B certificates (determined without giving effect to any exchange and conversion of any Class B certificates for Class EC certificates), the yield to maturity on the Class X-A and Class X-B certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related classes of certificates. In particular, the Class X-A certificates (and to a lesser extent, the Class X-B certificates) will be sensitive to prepayments on the mortgage loans because the prepayments will have the effect of reducing the notional amount of the Class X-A certificates first. A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates and then the Class X-B certificates. Investors in the Class X-A and Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage

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loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3A1, Class A-3A2 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3A1, Class A-3A2 and Class A-4 certificates were outstanding.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the trust fund ultimately affect the average life of the offered certificates will depend on the terms of the offered certificates, more particularly:

●
A class of offered certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●
A class of offered certificates that entitles the holders of the offered certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

See “Yield and Maturity Considerations” in this free writing prospectus.

Although the mortgage loans generally have prepayment protection in the form of lockout periods and/or one or more of the following: (a) defeasance, (b) yield maintenance or (c) prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their related mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

There are seventeen (17) mortgage loans identified as “One City Centre”, “400 Poydras”, “Cole IV Retail Portfolio - Pool I”, “Cole IV Retail Portfolio - Pool II”, “Alta Woodlake Square”, “JAGR Portfolio”, “Lenox Towers”, “Pinecrest Town Center”, “Richmond Portfolio”, “Bridgeway Business Center”, “Doubletree Baltimore Airport”, “The Heights”, “Chestnut Place”, “Fairfield Inn Destin”, “Park Centre Commons”, “Candlewood Suites Greenville” and “Creekside Square Apartments” on Annex A-1 to this free writing prospectus, representing approximately 44.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that permit prepayment together with the payment of a yield maintenance premium, generally following the end of a lockout period of at least twenty-four (24) due dates from and including the first payment date (or, in the case of the mortgage loan identified as “JAGR Portfolio” on Annex A-1 to this free writing prospectus, representing approximately 3.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, six (6) due dates from and including the first payment date).

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. However, the rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the related mortgage loans;

●	the length of any prepayment lockout period;

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●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	any applicable yield maintenance charges and prepayment premiums;

●	the master servicer’s or special servicer’s ability to enforce those yield maintenance charges or prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

In addition, the rate at which voluntary prepayments occur may also be impacted by the existence of any purchase options related to a mortgaged property. The exercise of the purchase option could occur during what would otherwise be a lockout/defeasance period. The resulting prepayment is required to be accompanied by a yield maintenance charge. See “Yield and Maturity Considerations” in this free writing prospectus. Further, the rate at which voluntary prepayments occur may also be impacted by the ability of borrowers with respect to certain mortgage loans to affect a paydown of amounts owing under the related mortgage loan documents in connection with a release of a particular related mortgaged property or a portion of the related mortgaged property or by the application of earnout reserves to pay down a mortgage loan as a result of the related borrower’s failure to satisfy the conditions for a release of the reserves, in any event during periods in which prepayments on the mortgage loan were otherwise prohibited. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues” and “—Certain Terms and Conditions of the Mortgage Loans—Releases of Individual Mortgaged Properties” in this free writing prospectus for additional information relating to prepayment provisions on certain mortgage loans in the trust.

We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See “—Risks Relating to Prepayments and Repurchases” in this free writing prospectus. Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some jurisdictions and under federal bankruptcy law. Those provisions also may be interpreted as constituting the collection of interest for usury purposes. Also, we cannot assure you that liquidation proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation or a change in applicable laws that would allow a lender to accelerate the related mortgage loan pursuant to the related mortgage loan documents, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration; provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award and/or no event of default has occurred and is continuing under the mortgage loan. See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties or document defects, the repurchase price paid with respect to such mortgage loan will be passed through to the holders of the offered certificates with the

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same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment premium will be payable. Mezzanine lenders may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. In addition, certain of the mortgage loans are secured by mortgaged properties that have franchisors, tenants or other parties that have an option to purchase the mortgaged property. See “—Certain Additional Risks Relating to Tenants” above. A repurchase or the exercise of such a purchase option may adversely affect the yield to maturity on the offered certificates.

Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

(i)       will be released to the related borrower, in whole or in part, upon satisfaction by that borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

(ii)       if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay or defease the related mortgage loan if such performance related conditions are not satisfied within specified time periods.

In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium (which, in some cases, may be paid out of the related additional collateral), may be applied to reduce the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term. If such amount is used to prepay or defease the mortgage loan as described in paragraph (ii) above, there is no obligation on the part of the related borrower to replenish such cash reserves.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans and any REO properties in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See “Description of the Certificates—Termination; Retirement of Certificates” in this free writing prospectus.

The Mortgage Loan Sellers May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

The related mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by it to us. However, RAIT Financial Trust, Starwood Mortgage Capital LLC and Redwood Trust, Inc. will guarantee the performance of RAIT Funding, LLC’s, Starwood Mortgage Funding II LLC’s and Redwood Commercial Mortgage Corporation’s obligations, respectively, to repurchase or replace defective mortgage loans. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank, National Association solely in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of a mortgage loan seller’s representations and warranties or any material document defects, if the applicable mortgage loan seller defaults on its obligation to do so. We cannot assure you that the loan sellers or, notwithstanding the existence of any guarantee, the related guarantor, will effect or cause, as applicable, such a repurchase or substitution. If any mortgage loan seller fails to fulfill such obligation, you could experience cash flow disruptions or losses on your certificates. In addition, the mortgage loan sellers (or RAIT Financial Trust, Redwood Trust Inc. or Starwood Mortgage Capital LLC, as applicable, as guarantor

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of the repurchase and substitution obligations of RAIT Funding, LLC, Redwood Commercial Mortgage Corporation and Starwood Mortgage Funding II LLC, respectively) may have various legal defenses available to them in connection with a repurchase or substitution obligation. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—— RAIT Funding, LLC”, “—Redwood Commercial Mortgage Corporation” and “—Starwood Mortgage Funding II LLC” in this free writing prospectus. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

Realization on Certain Mortgage Loans May Be Adversely Affected by the Rights of the Holder of the Related Mezzanine Lender

Mezzanine lenders commonly hold a defaulted mortgage loan purchase option pursuant to the related intercreditor agreement, which generally permits the mezzanine lender to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses and fees, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event that such party is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such party’s rights under the intercreditor agreement to purchase the related mortgage loan from the trust may result in a loss to the trust in the amount of those fees and additional expenses. Furthermore, a mezzanine lender generally has the right to cure defaults under the related defaulted mortgage loan, thereby delaying the mortgagee’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

Limited Obligations

The certificates, when issued, will represent beneficial interests in the trust fund. The certificates will not represent an interest in, or obligation of, the sponsors, the mortgage loan sellers, the depositor, the master servicer, the special servicer, the certificate administrator, the trustee or any other person. The primary assets of the trust fund will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on or in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled. See “Description of the Certificates—General” in this free writing prospectus.

Changes to Accounting Standards and Regulatory Restrictions Could Have an Adverse Impact on the Certificates

None of the issuing entity, the depositor, the sponsors or the underwriters make any representation or warranty regarding any accounting implications related to the offered certificates. The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any other future changes, may impact the accounting for entities such as the trust and could require the trust to be consolidated in an investor’s financial statements. Each investor in the offered certificates should consult its accounting advisor to determine the impact these accounting changes might have as a result of an investment in the offered certificates.

Tax Consequences Related to Foreclosure

If the trust were to acquire a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to

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retain an independent contractor to operate and manage such mortgaged property. Among other things, the independent contractor would not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless such construction was more than 10% completed when the default on the related mortgage loan became imminent. Any (i) net income from such operation and management (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is noncustomary in the area and for the type of property involved, and (iii) rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to that personal property exceeds 15% of the total rent at the related mortgaged property for the taxable year, will subject the related REMIC to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders. No determination has been made whether any portion of the income from the mortgaged property constitutes “rents from real property”. The pooling and servicing agreement provides that the special servicer will be permitted to cause the REMICs to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than another method of operating, e.g., net leasing the mortgaged property. See “Material Federal Income Tax Consequences” in this free writing prospectus. In addition, if the trust were to acquire any mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this free writing prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State and local income tax laws may differ substantially from the corresponding federal tax laws, and this free writing prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the certificate administrator, the trustee, the related borrower or the mortgaged properties or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates. We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the related borrower, the certificate administrator, the trustee, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates therefor.

Potential purchasers should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

Ratings of the Certificates

The ratings assigned to the offered certificates by Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Morningstar Credit Ratings, LLC are based, among other things, on the economic characteristics of the mortgaged properties and other relevant structural features of the transaction. A security rating does not represent any assessment of the yield to maturity that a certificateholder may experience. The ratings assigned to the offered certificates reflect only the views of the respective rating agencies as of the date such ratings were issued. Future events could have an adverse impact on such ratings. The ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information. The ratings do not consider to what

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extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of the offered certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the offered certificates are determined on the basis of criteria established by each rating agency. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the trust. As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis by the hired rating agencies and other nationally recognized statistical rating organizations, the assumptions by the rating agencies engaged by the depositor and other nationally recognized statistical rating organizations regarding the performance of the mortgage loans related to such commercial mortgage-backed securities were not, in all cases, correct.

We are not obligated to maintain any particular rating with respect to any class of the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the senior trust advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates. Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates. Changes affecting the mortgaged properties, the trustee, the certificate administrator, the master servicer, the special servicer or another person may have an adverse effect on the ratings of the offered certificates, and thus on the liquidity, market value and regulatory characteristics of the offered certificates, although such adverse changes would not necessarily be an event of default under any related mortgage loan. See “Ratings” in this free writing prospectus.

Further, a rating of any class of offered certificates below an investment grade rating by any of the rating agencies engaged by the depositor or another nationally recognized statistical rating organization, whether initially or as a result of a ratings downgrade, could adversely affect the ability of a benefit plan or other investor to purchase or retain that class. See “Certain ERISA Considerations” and “Legal Investment” in this free writing prospectus.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the rating agencies engaged by the depositor, the depositor has no obligation or ability to ensure that any rating agency performs ratings surveillance. In addition, a rating agency may cease ratings surveillance if the information furnished to that rating agency is insufficient to allow it to perform surveillance.

The depositor has requested a rating on the offered certificates from Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Morningstar Credit Ratings, LLC. We cannot assure you as to whether such rating agencies will rate each class of offered certificates or, if they were to rate only certain class of offered certificates, what rating would be assigned to the other classes of offered certificates. Additionally, we cannot assure you as to whether another nationally recognized statistical rating organization will rate any class of the offered certificates or, if it were to rate any class of offered certificates, what rating would be assigned by it. Additionally, other nationally recognized statistical rating organizations that we have not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of the offered certificates and any of Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Morningstar Credit Ratings, LLC may issue unsolicited credit ratings on one or more classes of offered certificates that it ultimately did not rate, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from the ratings assigned by the rating agencies engaged by the depositor. The issuance of an unsolicited rating of a class of the offered

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certificates that is lower than the ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of them to rate the offered certificates (although Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Morningstar Credit Ratings, LLC may not ultimately issue ratings on all the offered certificates), and did not select the other two nationally recognized statistical rating organizations due, in part, to their initial subordination levels for the various classes of the offered certificates. Had the depositor selected the other two nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that they would ultimately have assigned to the offered certificates. In addition, had the depositor engaged each of Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Morningstar Credit Ratings, LLC to rate all classes of the offered certificates, the ratings of those classes of the offered certificates that were not ultimately rated by one or more of those rating agencies may have been different, and potentially lower, than the ratings ultimately assigned to the offered certificates. In the case of Moody’s Investors Service, Inc., the depositor only requested ratings for certain classes of rated certificates, due in part to the initial subordination levels provided by Moody’s Investors Service, Inc. for the classes of certificates. If the depositor had selected Moody’s Investors Service, Inc. to rate those other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by Fitch Ratings, Inc. and Morningstar Credit Ratings, LLC. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. The decision not to engage Moody’s Investors Service, Inc. in the rating of certain classes of offered certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. In addition, neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of the offered certificates after the date of this free writing prospectus. In no event will rating agency confirmations from any such other nationally recognized statistical rating organization (except insofar as the matter involves a mortgage loan with a split loan structure and such other rating organization is hired to rate securities backed by the related companion loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Certain actions provided for in the mortgage loan agreements require, as a condition to taking such action, that a rating agency confirmation be obtained from each of the rating agencies engaged by the depositor. In certain circumstances, this condition may be deemed to have been met or waived without any such rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings on the certificates as a result of the taking of such action. If you invest in the certificates, the terms of the pooling and servicing agreement will be binding on you, and as a result, you should be aware of the procedures relating to no downgrade confirmations described under the definition of “Rating Agency Confirmation” in “Servicing of the Mortgage Loans—Rating Agency Confirmations” in this free writing prospectus.

Furthermore, the United States Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. See “Ratings” in this free writing prospectus.

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DESCRIPTION OF THE MORTGAGE POOL

General

The trust will consist primarily of a pool of sixty-three (63) fixed rate commercial mortgage loans with an aggregate principal balance of approximately $984,488,178 as of the Cut-off Date (the “Initial Pool Balance”).

On or about June 30, 2015 (the “Closing Date”), J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, will acquire the mortgage loans from JPMorgan Chase Bank, National Association (“JPMCB”), Barclays Bank PLC (“Barclays”), RAIT Funding, LLC (“RAIT”), Redwood Commercial Mortgage Corporation (“RCMC”) and Starwood Mortgage Funding II LLC (“SMF II”), pursuant to a separate mortgage loan purchase agreement with each mortgage loan seller (each, a “Purchase Agreement”). We will then assign our interests in the mortgage loans, without recourse, to Wilmington Trust, National Association, as trustee for the benefit of the holders of the certificates (each, a “Certificateholder”).

The “Cut-off Date” with respect to each mortgage loan is the related due date in June 2015, or with respect to any mortgage loan that has its first due date in July 2015, the date that would have otherwise been the related due date in June 2015. All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this free writing prospectus without further description are approximate percentages by Cut-off Date Balances and/or allocated loan amounts.

The “Cut-off Date Balance” of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date for such mortgage loan, after application of all payments due on or before that date, whether or not received.

The mortgage loans were originated in the period between October 31, 2014 and May 19, 2015 and were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

As of the Cut-off Date, none of the mortgage loans will be 30 days or more delinquent and none of the mortgage loans have been 30 days or more delinquent since origination. A mortgage loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

The mortgage loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related mortgage loan.

As used in this free writing prospectus, the term “mortgage loan” refers to the mortgage loans that are assets of the trust, which will be either (i) a whole mortgage loan or (ii) in the case of any of the One City Centre Whole Loan, the JAGR Portfolio Whole Loan, the Horizon Outlet Shoppes Portfolio Whole Loan and the Marriott – Pittsburgh Whole Loan (each as described below), only the related mortgage loan but not any related Pari Passu Companion Loan. See “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus for additional descriptions of these mortgage loans.

Lenders typically look to the “debt yield” and/or “debt service coverage ratio” or “DSCR”, each of which is based on the property’s net operating income, and the “Loan-to-Value Ratio” or “LTV Ratio” as important factors in evaluating the risk of default on that loan and the likelihood of recovery of the principal balance of the loan in the event of a default and liquidation. See “Description of the Trust

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Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans” in the prospectus for a description of debt service coverage ratios, net operating income, LTV Ratios and debt yield, the manner in which these terms are calculated and important considerations related to their use.

Mortgage Pool Characteristics

General

For a discussion of the presentation of statistical information on the mortgage loans and Mortgaged Properties described in this free writing prospectus and the related Annexes, see “—Additional Mortgage Loan Information”. Calculations of debt service coverage ratios, LTV Ratios and debt yields will differ, and may differ significantly, depending on the assumptions and inputs used. The information presented in this free writing prospectus reflects assumptions and inputs provided by the mortgage loan sellers in connection with the origination of the mortgage loans. For purposes of the mortgage loan and pool composition data and other information contained in this free writing prospectus (including any tables, charts and information set forth on Annex A-1, A-2 and A-3) with respect to each of the mortgage loans that is part of a whole loan, we generally present the loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per net rentable square foot, pad, room or unit, as applicable, in this free writing prospectus in a manner that takes account of that mortgage loan and its related Pari Passu Companion Loan. Other than as specifically noted, the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness. See “Risk Factors—Commercial Lending Is Dependent Upon Net Operating Income” and “—Limitations of Appraisals” in this free writing prospectus.

The tables set forth in this free writing prospectus present certain anticipated characteristics of the mortgage loans as of the Cut-off Date (unless otherwise indicated). The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in these tables are calculated as described below under “—Additional Mortgage Loan Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date. The principal balance of each mortgage loan as of the Cut-off Date assumes the timely receipt of principal scheduled to be paid on or before the Cut-off Date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the Cut-off Date. Whenever percentages and other information in this free writing prospectus are presented on the Mortgaged Property level rather than the mortgage loan level, the information for mortgage loans secured by more than one Mortgaged Property is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

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General Mortgage Loan Characteristics
(As of the Cut-off Date unless otherwise indicated)
All Mortgage Loans
Initial Pool Balance(1)	$984,488,178
Number of mortgage loans	63
Number of Mortgaged Properties	85
Range of Cut-off Date Balances	$2,497,105 to $63,560,000
Average Cut-off Date Balance	$15,626,796
Range of Mortgage Rates	3.76800% to 5.07000%
Weighted average Mortgage Rate	4.21568%
Range of original terms to maturity	60 months to 180 months
Weighted average original term to maturity	108 months
Range of remaining terms to maturity	58 months to 179 months
Weighted average remaining term to maturity	107 months
Range of original amortization term(2)(3)	180 months to 360 months
Weighted average original amortization term(2)(3)	351 months
Range of remaining amortization terms(2)(3)	179 months to 360 months
Weighted average remaining amortization term(2)(3)	351 months
Range of Loan-to-Value Ratios(4)(5)	48.1% to 77.0%
Weighted average Loan-to-Value Ratio(4)(5)	64.6%
Range of Loan-to-Value Ratios as of the maturity date(4)(5)	0.3% to 70.1%
Weighted average Loan-to-Value Ratio as of the maturity date(4)(5)	55.6%
Range of UW NCF DSCR(5)(6)	1.30x to 3.30x
Weighted average UW NCF DSCR(5)(6)	1.79x
Percentage of Initial Pool Balance consisting of:
Interest Only-Balloon	49.1%
Balloon	31.8%
Interest Only	17.5%
Fully Amortizing	1.5%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)
Excludes six (6) mortgage loans identified as “One City Centre”, “Cole IV Retail Portfolio – Pool I”, “Cole IV Retail Portfolio – Pool II”, “Cavalier Building”, “CVS - Fair Oaks” and “CVS – Hutto” on Annex A-1 to this free writing prospectus, representing approximately 17.5% of the Initial Pool Balance, that are interest only for the entire term.

(3)
In the case of one (1) mortgage loan identified as “Aspen Heights - Texas A&M University Corpus Christi” on Annex A-1 to this free writing prospectus, representing approximately 2.6% of the Initial Pool Balance, the loan will amortize based on the assumed principal payment schedule set forth on Annex F to this free writing prospectus.

(4)
In the case of one (1) mortgage loan identified as “Eagles Trail” on Annex A-1 to this free writing prospectus, representing approximately 1.8% of the Initial Pool Balance, the LTV Ratio was calculated based upon a hypothetical valuation other than an “as-is” value. The remaining mortgage loans were calculated using “as-is” values as described under “—Additional Mortgage Loan Information” in this free writing prospectus. For further information, see Annex A-1 to this free writing prospectus. See also “Risk Factors—Limitations of Appraisals”, “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”, and “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus.

(5)
For each mortgage loan with a related Pari Passu Companion Loan, the calculation of the Loan-to-Value Ratios and debt service coverage ratios includes the principal balance and debt service payment of the related Pari Passu Companion Loan(s).

(6)
For each partial interest only loan, the UW NCF DSCR was calculated based on the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. For all interest only loans, the UW NCF DSCR was calculated based on the sum of the first 12 interest payments following the cut-off date. In the case of one (1) mortgage loan identified as “Aspen Heights - Texas A&M University Corpus Christi” on Annex A-1 to this free writing prospectus, representing approximately 2.6% of the Initial Pool Balance, the UW NCF DSCR was calculated based on the sum of the first 12 principal and interest payments (following the initial interest-only period) based on the assumed principal payment schedule set forth on Annex F to this free writing prospectus. With respect to twelve (12) Mortgaged Properties identified as “2025 M Street”, “400 Poydras”, “Lenox Towers”, “Aspen Heights - Texas A&M University Corpus Christi”, “Marriott - Pittsburgh”, “Sedano’s Plaza Lakes on the Green”, “JAGR Portfolio – Hilton Jackson”, “Chestnut Place”, “Mt. Nebo Pointe”,

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“Candlewood Suites Greenville”, “Creekside Square Apartments” and “14001 Weston Parkway” on Annex A-1 to this free writing prospectus, securing or partially securing twelve (12) mortgage loans, representing approximately 27.1% of the Initial Pool Balance by allocated loan amount, certain assumptions and/or adjustments were made to the UW NCF and/or UW NCF DSCRs reflected in the table above. For specific discussions on those particular assumptions and adjustments, see “—Net Cash Flow and Certain Underwriting Considerations”, “—Mortgaged Property Considerations—Tenant Issues—Occupancy and Tenant Concentrations” and “—Additional Mortgage Loan Information” in this free writing prospectus. See also Annex A-1 and Annex A-3 to this free writing prospectus.

Fee & Leasehold Estates; Ground Leases

Each mortgage loan, including any Whole Loan, is evidenced by one or more promissory notes (each, a “Mortgage Note”) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”). In all cases, the Mortgages create a first mortgage lien:

(1)       on a fee simple estate in one or more commercial properties;

(2)       on a leasehold estate in one or more commercial properties; and/or

(3)       on a combination of fee simple estates and leasehold estates in one or more commercial properties (each of the fee simple estates and/or leasehold estates described in clauses (1), (2) and/or this clause (3), a “Mortgaged Property”).

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)
Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee	82	$939,638,178	95.4%
Leasehold	3	44,850,000	4.6
Total:	85	$984,488,178	100.0%

(1)
Because this table presents information relating to Mortgaged Properties and not mortgage loans, the information for mortgage loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See “Risk Factors—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in this free writing prospectus and “Risk Factors—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

With regards to ground leases, see representation No. 36 on Annex D-1 to this free writing prospectus and the exceptions to that representation on Annex D-2 to this free writing prospectus. See also “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus for an additional description of the ground leases related to one (1) Mortgaged Property identified as “Marriott - Pittsburgh” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 2.5% of the Initial Pool Balance by allocated loan amount.

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Mortgage Loan Concentrations

Top Ten Mortgage Loans

The following table shows certain information regarding the ten largest mortgage loans by Cut-off Date Balance:
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per SF/Room/ Unit	Mortgage Loan UW NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
2025 M Street	$63,560,000	6.5%	$332	1.43x	57.8%	Office
One City Centre	$60,000,000	6.1%	$166	2.04x	61.7%	Office
400 Poydras	$55,756,339	5.7%	$94	1.60x	72.7%	Mixed Use
Cole IV Retail Portfolio – Pool I	$50,000,000	5.1%	$73	3.30x	48.1%	Retail
Cole IV Retail Portfolio – Pool II	$50,000,000	5.1%	$91	3.27x	48.4%	Retail
Alta Woodlake Square	$31,000,000	3.1%	$121,094	1.34x	77.0%	Multifamily
Little Palm Island Resort	$30,963,678	3.1%	$1,032,123	1.90x	56.1%	Hotel
JAGR Portfolio	$30,000,000	3.0%	$65,881	1.78x	64.6%	Hotel
Lenox Towers	$27,500,000	2.8%	$73	1.56x	55.0%	Office
Horizon Outlet Shoppes Portfolio	$26,675,000	2.7%	$98	1.42x	62.6%	Retail

Top 3 Total/Weighted Average	$179,316,339	18.2%		1.69x	63.7%
Top 5 Total/Weighted Average	$279,316,339	28.4%		2.26x	58.2%
Top 10 Total/Weighted Average	$425,455,018	43.2%		2.03x	59.9%

(1)
In the case of each of the mortgage loans that is part of a Whole Loan, each of which has a related Pari Passu Companion Loan that is not part of the trust, the Loan per Unit, UW NCF DSCR and Cut-off Date LTV Ratio for each such mortgage loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the mortgage loan included in the trust and the related Pari Passu Companion Loan in the aggregate. See “—Assessments of Property Value and Condition” in this free writing prospectus for additional information.

For more information regarding the ten largest mortgage loans and/or loan concentrations and related Mortgaged Properties, see the individual mortgage loan and portfolio descriptions under “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus. Other than with respect to the top ten mortgage loans identified in the table above, each of the other mortgage loans represents no more than 2.6% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to Mortgage Loan Concentrations and Borrower-Sponsor Concentrations” in this free writing prospectus.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The pool of mortgage loans will include six (6) mortgage loans, set forth in the table below entitled “Multi-Property Mortgage Loans”, representing approximately 20.1% of the Initial Pool Balance, which are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property may be less than the full amount of indebtedness under the mortgage loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same mortgage loan. See “Risk Factors—The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment” in this free writing prospectus.

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The table below shows each individual mortgage loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans
Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Cole IV Retail Portfolio - Pool I	$ 50,000,000	5.1%
Cole IV Retail Portfolio - Pool II	50,000,000	5.1
JAGR Portfolio	30,000,000	3.0
Horizon Outlet Shoppes Portfolio	26,675,000	2.7
Richmond Portfolio	21,700,000	2.2
Simply Self Storage Portfolio (FL & GA)	19,650,000	2.0
Total:	$ 198,025,000	20.1%

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers. For example, with respect to three (3) Mortgaged Properties identified as “DoubleTree - Carson”, “AllStore Center Self Storage” and “Hidden Hills at Oakdale West” on Annex A-1 to this free writing prospectus, securing three (3) mortgage loans representing approximately 4.3% of the Initial Pool Balance, the related Mortgaged Properties are comprised of two (2) or more parcels, which in some cases are owned by separate borrowers.

Five (5) groups of mortgage loans, set forth in the table below entitled “Related Borrower Loans”, representing approximately 24.5% of the Initial Pool Balance, are not cross-collateralized but have borrower sponsors related to each other, but no group of mortgage loans having borrower sponsors that are related to each other represents more than approximately 10.2% of the Initial Pool Balance. The following table shows each group of mortgage loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to Mortgage Loan Concentrations and Borrower-Sponsor Concentrations” in this free writing prospectus in addition to Annex A-1 to this free writing prospectus.

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Related Borrower Loans

Mortgage Loan	Aggregate Cut-off Date Principal Balance	Approx. % of Initial Pool Balance
Group 1:
Cole IV Retail Portfolio - Pool I	$50,000,000	5.1%
Cole IV Retail Portfolio - Pool II	50,000,000	5.1
Total for Group 1:	$100,000,000	10.2%
Group 2:
400 Poydras	$55,756,339	5.7%
Richmond Portfolio	21,700,000	2.2
Chestnut Place	10,471,534	1.1
Total for Group 2:	$87,927,873	8.9%
Group 3:
Courtyard Marriott Green Hills	$19,968,640	2.0%
Fairfield Inn Destin	8,476,546	0.9
Total for Group 3:	$28,445,186	2.9%
Group 4:
2560 Dixwell	$7,000,000	0.7%
9 Washington	5,968,000	0.6
Total for Group 4:	$12,968,000	1.3%
Group 5:
Alore Center	$6,600,000	0.7%
Rockmead Professional Center	4,900,000	0.5
Total for Group 5:	$11,500,000	1.2%

Mortgage loans with related borrowers are identified under “Related Borrower” on Annex A-1 to this free writing prospectus. See “Risk Factors—Risks Relating to Mortgage Loan Concentrations and Borrower-Sponsor Concentrations” in this free writing prospectus in addition to Annex A-1 and the footnotes related thereto.

Tenancies-in-Common

Two (2) Mortgaged Properties identified as “El Paseo Collection South” and “Patton Square” on Annex A-1 to this free writing prospectus, securing two (2) mortgage loans representing 2.0% of the Initial Pool Balance, has one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. In addition, with respect to one (1) of the Mortgaged Properties identified as “DoubleTree - Carson” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 2.3% of the Initial Pool Balance, the borrower’s ownership in the Mortgaged Property’s parking parcel consists of a 46.5% undivided interest as a common law tenant-in-common with another entity. The entirety of the Mortgaged Property, including such interest in the parking parcel, is insured by a title insurance policy. See “Risk Factors—Tenancies-in-Common May Hinder Recovery” in this free writing prospectus.

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Property Type Concentrations

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Office	16	$238,846,639	24.3%
Retail	27	228,873,912	23.2
Hotel	14	197,020,590	20.0
Multifamily	10	145,251,930	14.8
Mixed Use	5	105,981,339	10.8
Self Storage	10	42,564,184	4.3
Industrial	3	25,949,584	2.6
Total:	85	$984,488,178	100.0%

(1)
Because this table presents information relating to Mortgaged Properties and not mortgage loans, the information for mortgage loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this free writing prospectus.

With respect to the office properties set forth in the above chart and mixed use and retail properties that include office tenants, we note in particular the following:

●
Six (6) Mortgaged Properties identified as “2560 Dixwell”, “Alore Center”, “9 Washington”, “Rockmead Professional Center”, “Liberty Station – Building 210” and “275 N. York” on Annex A-1 to this free writing prospectus, securing six (6) mortgage loans representing approximately 3.3% of the Initial Pool Balance, have one or more tenants operating medical and/or dental offices among the five (5) largest tenants (by net rentable area leased) at the related Mortgaged Property. Medical and dental offices and facilities pose unique risks. See “Risk Factors—Office Properties Have Special Risks” in this free writing prospectus. In addition, two (2) Mortgaged Properties identified as “400 Poydras” and “The Weatherly” on Annex A-1 to this free writing prospectus, securing two (2) mortgage loans representing approximately 6.6% of the Initial Pool Balance, have a retail bank or credit union branch among the five (5) largest tenants (by net rentable area leased) at the respective Mortgaged Property. Bank branches or specialty use properties that are outfitted with vaults, teller counters and other equipment and installations require significant capital expenditures in connection with the conversion to any alternative use. The ability to lease these spaces to entities other than financial institutions may be difficult due to the added costs and time of retrofitting the property. See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

See “Risk Factors—Office Properties Have Special Risks” and “Risk Factors—Mixed Use Facilities Have Special Risks” in this free writing prospectus.

With respect to the multifamily properties set forth in the above chart, we note in particular the following:

●
With respect to five (5) Mortgaged Properties identified as “Aspen Heights - Texas A&M University Corpus Christi”, “Eagles Trail”, “Garden District Apartments”, “Hidden Hills at Oakdale West” and “Campus View Apartments” on Annex A-1 to this free writing prospectus, securing five (5) mortgage loans representing approximately 7.5% of the Initial Pool Balance, a significant concentration of the tenants at the related Mortgaged Properties are students.

●	With respect to one (1) Mortgaged Property identified as “Hidden Hills at Oakdale West” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing,

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approximately 0.9% of the Initial Pool Balance, a portion of the units at each related Mortgaged Property relies on rent subsidies under the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development or are subject to a project-based Section 8 Housing Assistance Payments (“HAP”) contract. We cannot assure you that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan documents. In addition, in the case of the Mortgaged Property identified as “Creekside Square Apartments”, securing one (1) mortgage loan representing approximately 0.6% of the Initial Pool Balance, there are seven (7) tenants out of a total of 128 units who receive Section 42 subsidies. These tenants were grandfathered into their status from the period when the prior owner of the Mortgaged Property owned it as a low-income housing complex.

See “Risk Factors—Multifamily Properties Have Special Risks” and “—Potential Conflicts of Interest” in this free writing prospectus.

With respect to the retail, office and mixed use properties with retail components set forth in the above chart, we note in particular the following:

●
Twenty-three (23) of the Mortgaged Properties identified as “Cole IV Retail Portfolio - Pool I”, “Cole IV Retail Portfolio - Pool II”, “Horizon Outlet Shoppes Portfolio”, “Sedano’s Plaza Lakes on the Green”, “The Heights”, “Northsight Village”, “Mt. Nebo Pointe”, “Park Centre Commons”, “Lyons Station”, “Patton Square” and “North Road Plaza” on Annex A-1 to this free writing prospectus, securing eleven (11) mortgage loans representing approximately 20.5% of the Initial Pool Balance, are considered by the applicable borrower sponsor to have an “anchor tenant” or “shadow anchor tenant” which tenants occupy space at the related property, but may or may not occupy space that is collateral for the related mortgage loan. These Mortgaged Properties may also benefit from an additional “shadow anchor tenant”.

●
Eight (8) of the Mortgaged Properties identified as “Downtown Seaside”, “El Paseo Collection South”, “Cole IV Retail Portfolio – Pool II – Inglewood Plaza”, “Cole IV Retail Portfolio – Pool II – East Manchester Village Centre”, “Park Centre Commons”, “Cole IV Retail Portfolio – Pool I – Plaza San Mateo”, “Lyons Station” and “Cole IV Retail Portfolio – Pool I – Village at Hereford Farms” on Annex A-1 to this free writing prospectus, partially securing six (6) mortgage loans representing approximately 8.3% of the Initial Pool Balance by allocated loan amount, have one or more restaurants among the five (5) largest tenants (by net rentable area leased) at the Mortgaged Property.

●
One (1) of the Mortgaged Properties identified as “2025 M Street” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 6.5% of the Initial Pool Balance, has an educational facility among the five (5) largest tenants (by net rentable area leased) at the related Mortgaged Property.

●
Three (3) of the Mortgaged Properties identified as “The Heights”, “Cole IV Retail Portfolio – Pool II – Hickory Flat Commons” and “Cole IV Retail Portfolio – Pool II – East Manchester Village Centre” on Annex A-1 to this free writing prospectus, securing or partially securing two (2) mortgage loans representing approximately 3.4% of the Initial Pool Balance by allocated loan amount, each have a tenant operating a fueling station among the five (5) largest tenants (by net rentable area leased) at the Mortgaged Property.

●
Three (3) of the Mortgaged Properties identified as “Cole IV Retail Portfolio – Pool I – Beavercreek Shopping Center”, “Mt. Nebo Pointe” and “Liberty Station – Building 210” on Annex A-1 to this free writing prospectus, partially securing three (3) mortgage loans representing approximately 3.0% of the Initial Pool Balance by allocated loan amount, each have a fitness center as part of their respective retail mix. Aspects of building site design and adaptability may affect the value of a fitness center and make it difficult to convert to another use. See “Risk

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Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

With respect to the hotel properties set forth in the above chart, we note in particular the following:

●
Thirteen (13) Mortgaged Properties identified as “JAGR Portfolio”, “Marriott – Pittsburgh”, “DoubleTree - Carson”, “Courtyard Marriott Green Hills”, “Doubletree Baltimore Airport”, “Homewood Suites Kennesaw”, “Springhill Suites Charleston”, “Hampton Inn Jacksonville”, “Fairfield Inn Destin”, “Candlewood Suites Greenville” and “Hampton Inn Ft. Wayne” on Annex A-1 to this free writing prospectus, securing eleven (11) mortgage loans representing approximately 16.9% of the Initial Pool Balance, are affiliated with a franchise, licensing or hotel management company through a franchise or management agreement. In the case of one (1) of those Mortgaged Properties identified as “Marriott – Pittsburgh” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 2.5% of the Initial Pool Balance, the related franchise agreement expires prior to the maturity date of the related mortgage loan. See “Risk Factors—Risks Relating to Affiliation with a Franchise or Hotel Management Company” in this free writing prospectus.

●
Five (5) Mortgaged Properties identified as “JAGR Portfolio”, “DoubleTree - Carson” and “Doubletree Baltimore Airport” on Annex A-1 to this free writing prospectus, securing three (3) mortgage loans representing approximately 6.9% of the Initial Pool Balance, are identified as hotel properties even though they are comprised of a mixture of a hotel and one or more restaurant facilities that comprise a material portion of the revenue at the related Mortgaged Properties.

●
Two (2) Mortgaged Properties identified as “Courtyard Marriott Green Hills” and “Homewood Suites Kennesaw” on Annex A-1 to this free writing prospectus, securing two (2) mortgage loans representing approximately 3.2% of the Initial Pool Balance, are located nearby at least two hotels under construction, which may compete with the related Mortgaged Property. See “Risk Factors—Hotel Properties Have Special Risks” in this free writing prospectus.

●
In the case of one (1) Mortgaged Property identified as “Little Palm Island Resort” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 3.1% of the Initial Pool Balance, the related Mortgaged Property is not affiliated with a franchisor under a franchise agreement. The lack of a nationally recognized franchise may impact occupancy and revenue as the related Mortgaged Properties do not have the benefit of a nationally linked reservation system or the marketing benefits which come from association with a nationally recognized franchisor.

See “Risk Factors—Hotel Properties Have Special Risks” and “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” in this free writing prospectus.

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Geographic Concentrations

The Mortgaged Properties are located in twenty-five (25) states and Washington, D.C. The following table lists the states that have concentrations of Mortgaged Properties of 5% or more of the Initial Pool Balance:

Geographic Distribution(1)

Geographic Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Texas	9	$145,810,000	14.8%
Florida	10	128,443,193	13.0
California	7	80,336,644	8.2
Georgia	10	73,207,806	7.4
Washington, D.C.	1	63,560,000	6.5
Louisiana	1	55,756,339	5.7
Pennsylvania	4	49,300,000	5.0
Total:	42	$596,413,982	60.6%

(1)
Because this table presents information relating to Mortgaged Properties and not mortgage loans, the information for mortgage loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

The remaining Mortgaged Properties are located throughout nineteen (19) other states, with no more than 4.6% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to geographic areas or the regions of the United States, particularly where Mortgaged Properties are concentrated in distinct geographic areas. In this regard, we note that the Mortgaged Properties included in the trust include the following:

●
Nine (9) Mortgaged Properties identified as “One City Centre”, “400 Poydras”, “Little Palm Island Resort”, “JAGR Portfolio – Hilton Jackson”, “Cole IV Retail Portfolio – Pool II – Inglewood Plaza”, “Fairfield Inn Destin”, “Windwood Centre”, “JAGR Portfolio – Doubletree Annapolis” and “AAA Storage City” on Annex A-1 to this free writing prospectus, securing or partially securing eight (8) mortgage loans representing approximately 20.4% of the Initial Pool Balance by allocated loan amount, are located in coastal areas in states or territories more susceptible to hurricanes.

●
Nine (9) Mortgaged Properties identified as “DoubleTree - Carson”, “El Paseo Collection South”, “Cole IV Retail Portfolio – Pool II – Inglewood Plaza”, “Cole IV Retail Portfolio – Pool I – Marketplace at the Lakes”, “AllStore Center Self Storage”, “The Weatherly”, “Horizon Outlet Shoppes Portfolio – Burlington”, “Lyons Station” and “Liberty Station – Building 210” on Annex A-1 to this free writing prospectus, securing or partially securing nine (9) mortgage loans representing approximately 9.7% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Each of these Mortgaged Properties is located in California, Oregon or Washington. Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss in excess of 19%.

See “Risk Factors—Geographic Concentration Entails Risks” in this free writing prospectus.

Additional Debt

General. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property.

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Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee. See “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” in this free writing prospectus.

Loan Combinations. The mortgage loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as “One City Centre”, “JAGR Portfolio”, “Horizon Outlet Shoppes Portfolio” and “Marriott - Pittsburgh” are each part of a Whole Loan, evidenced by one of two or more pari passu mortgage notes and, together with the related Pari Passu Companion Loan, secured by a single mortgage and a single assignment of leases and rents or by the same set of mortgages and assignments of leases and rents in the case of any Whole Loan secured by multiple Mortgaged Properties.

One (1) mortgage loan identified as “One City Centre” on Annex A-1 to this free writing prospectus (the “One City Centre Mortgage Loan”), representing approximately 6.1% of the Initial Pool Balance, has a pari passu companion loan that is not included in the trust, and which is referred to in this free writing prospectus as the “One City Centre Pari Passu Companion Loan”. Together, the One City Centre Mortgage Loan and the One City Centre Pari Passu Companion Loan, are referred to in this free writing prospectus as the “One City Centre Whole Loan”, and comprise the entire mortgage loan evidenced by those interests.

One (1) mortgage loan identified as “JAGR Portfolio” on Annex A-1 to this free writing prospectus (the “JAGR Portfolio Mortgage Loan”), representing approximately 3.0% of the Initial Pool Balance, has a pari passu companion loan that is not included in the trust, and which is referred to in this free writing prospectus as the “JAGR Portfolio Pari Passu Companion Loan”. Together, the JAGR Portfolio Mortgage Loan and the JAGR Portfolio Pari Passu Companion Loan, are referred to in this free writing prospectus as the “JAGR Portfolio Whole Loan”, and comprise the entire mortgage loan evidenced by those interests.

One (1) mortgage loan identified as “Horizon Outlet Shoppes Portfolio” on Annex A-1 to this free writing prospectus (the “Horizon Outlet Shoppes Portfolio Mortgage Loan”), representing approximately 2.7% of the Initial Pool Balance, has a pari passu companion loan that is not included in the trust, and which is referred to in this free writing prospectus as the “Horizon Outlet Shoppes Portfolio Pari Passu Companion Loan”. Together, the Horizon Outlet Shoppes Mortgage Loan and the Horizon Outlet Shoppes Pari Passu Companion Loan, are referred to in this free writing prospectus as the “Horizon Outlet Shoppes Portfolio Whole Loan”, and comprise the entire mortgage loan evidenced by those interests.

One (1) mortgage loan identified as “Marriott - Pittsburgh” on Annex A-1 to this free writing prospectus (the “Marriott - Pittsburgh Mortgage Loan”), representing approximately 2.5% of the Initial Pool Balance, has a pari passu companion loan that is not included in the trust, and which is referred to in this free writing prospectus as the “Marriott - Pittsburgh Pari Passu Companion Loan”. Together, the Marriott - Pittsburgh Mortgage Loan and the Marriott - Pittsburgh Pari Passu Companion Loan, are referred to in this free writing prospectus as the “Marriott - Pittsburgh Whole Loan”, and comprise the entire mortgage loan evidenced by those interests.

The One City Centre Whole Loan, the JAGR Portfolio Whole Loan and the Marriott – Pittsburgh Whole Loan will be serviced by the master servicer and the special servicer pursuant to the Pooling and Servicing Agreement and the applicable intercreditor agreement.

The Horizon Outlet Shoppes Portfolio Whole Loan is being serviced pursuant to the pooling and servicing agreement (the “JPMBB 2015-C28 Pooling and Servicing Agreement”) entered into in connection with the issuance of the JPMBB Commercial Mortgage Securities Trust 2015-C28, Commercial Mortgage Pass-Through Certificates, Series 2015-C28 and the applicable intercreditor

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agreement by Wells Fargo Bank, National Association, the master servicer under the JPMBB 2015-C28 Pooling and Servicing Agreement (in such capacity, the “JPMBB 2015-C28 Master Servicer”) and Torchlight Loan Services, LLC, the special servicer under the JPMBB 2015-C28 Pooling and Servicing Agreement (in such capacity, the “JPMBB 2015-C28 Special Servicer”).

As used in this free writing prospectus, the following terms are used to refer to the different portions of each Whole Loan:

“Non-Serviced Mortgage Loan” means the Horizon Outlet Shoppes Portfolio Mortgage Loan.

“Non-Serviced Pari Passu Companion Loan” means the Horizon Outlet Shoppes Portfolio Pari Passu Companion Loan.

“Non-Serviced Companion Loan” means the Horizon Outlet Shoppes Portfolio Pari Passu Companion Loan.

“Non-Serviced Whole Loan” means the Horizon Outlet Shoppes Portfolio Whole Loan.

“Non-Serviced PSA” means the JPMBB 2015-C28 Pooling and Servicing Agreement.

“Pari Passu Companion Loan” means each of the One City Centre Pari Passu Companion Loan, the JAGR Portfolio Pari Passu Companion Loan, the Horizon Outlet Shoppes Portfolio Pari Passu Companion Loan and the Marriott - Pittsburgh Pari Passu Companion Loan.

“Serviced Companion Loan” means each of the One City Centre Pari Passu Companion Loan, the JAGR Portfolio Pari Passu Companion Loan and the Marriott - Pittsburgh Pari Passu Companion Loan.

“Serviced Mortgage Loan” means each of the One City Centre Mortgage Loan, the JAGR Portfolio Mortgage Loan and the Marriott - Pittsburgh Mortgage Loan.

“Serviced Whole Loan” means each of the One City Centre Whole Loan, the JAGR Portfolio Whole Loan and the Marriott - Pittsburgh Whole Loan.

Information regarding each Whole Loan and its related Companion Loan as of the Cut-off Date is as set forth in the following table:

Loan Combination Summary

Loan No.	Whole Loan	Mortgage Loan Cut-off Date Balance(1)	Approx. % of Initial Pool Balance(1)	Pari Passu Companion Loan Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut- off Date LTV Ratio(2)	Total Debt Cut-off Date LTV Ratio
2	One City Centre	$60,000,000	6.1%	$40,000,000	2.04x	2.04x	61.7%	61.7%
8	JAGR Portfolio	$30,000,000	3.0%	$17,500,000	1.78x	1.41x	64.6%	74.8%
10	Horizon Outlet Shoppes Portfolio	$26,675,000	2.7%	$28,000,000	1.42x	1.42x	62.6%	62.6%
12	Marriott - Pittsburgh	$25,000,000	2.5%	$19,060,000	1.78x	1.40x	68.8%	80.0%

(1)	Information is presented without regard to any related Pari Passu Companion Loan.

(2)
For each mortgage loan with a related Pari Passu Companion Loan, the calculation of the Mortgage Loan UW NCF DSCR and Mortgage Loan Cut-off Date LTV Ratio includes the principal balance and debt service payment of the related Pari Passu Companion Loan(s).

Mezzanine Debt. Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Certain mortgage loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum

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combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. To the extent that a direct or indirect equity owner in a mortgage borrower has previously incurred, or in the future incurs, mezzanine debt secured by its direct or indirect equity interests, the holders of such mezzanine loans may have (or, in the case of the existing mezzanine loans described below, do have) the right to cure certain defaults occurring on the related mortgage loan, consent rights over certain modifications, waivers and amendments of the related mortgage loan, and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with the purchase of a mortgage loan by a mezzanine lender is equal to the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest (other than default interest) on, and unpaid servicing expenses, liquidation fees (with respect to certain loans and in certain circumstances), protective advances and interest on Advances related to, such mortgage loan. However, with respect to permitted future mezzanine loans, that price may have different components. In addition, the holder of the mezzanine debt typically is able to foreclose upon the ownership interests in the related borrower subject to the terms of an intercreditor agreement, which typically require either confirmation from each Rating Agency that the transfer would not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of offered certificates, lender approval or that the holder of the ownership interests is the original mezzanine lender or an entity which at the time it acquires the mezzanine loan meets certain financial and other tests under the related intercreditor agreement. See “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” in this free writing prospectus.

Existing Mezzanine Debt. As of the Cut-off Date, the mortgage loan sellers have informed us that they are aware of the following mezzanine indebtedness with respect to mortgage loans the mortgage loan sellers are selling to the depositor.

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Mezzanine Loan Cut-off Date Balance	Mortgage Loan UW NCF DSCR	Combined UW NCF DSCR(1)	Mortgage Loan Cut-off Date LTV Ratio	Combined Cut-off Date LTV Ratio(2)
3	400 Poydras	$55,756,339	5.7%	$7,000,000	1.60x	1.32x	72.7%	81.8%
6	Alta Woodlake Square	$31,000,000	3.1%	$4,000,000	1.34x	1.10x	77.0%	86.9%
8	JAGR Portfolio	$30,000,000	3.0%	$7,500,000	1.78x	1.41x	64.6%	74.8%
11	Aspen Heights - Texas A&M University Corpus Christi(3)	$26,000,000	2.6%	$4,380,000	1.54x	1.20x	66.3%	77.5%
12	Marriott – Pittsburgh(4)	$25,000,000	2.5%	$7,140,000	1.78x	1.40x	68.8%	80.0%

(1)	The Combined UW NCF DSCR reflects the Combined UW NCF DSCR for the aggregate of all mortgage debt (regardless of lien priority) and mezzanine debt related to the Mortgaged Property.

(2)
The Combined Cut-off Date LTV Ratio reflects the combined Cut-off Date LTV Ratio for the aggregate of all mortgage debt (regardless of lien priority) and mezzanine debt related to the Mortgaged Property.

(3)
In the case of one (1) mortgage loan identified as “Aspen Heights - Texas A&M University Corpus Christi” on Annex A-1 to this free writing prospectus, representing approximately 2.6% of the Initial Pool Balance, the combined UW NCF DSCR for the mortgage loan and related mezzanine loan was calculated based on the aggregate sum of the first 12 principal and interest payments immediately succeeding the applicable interest-only period based on the assumed principal payment schedule set forth on Annex F to this free writing prospectus and the amortization schedule set forth in the mezzanine loan agreement.

(4)
In the case of one (1) mortgage loan identified as “Marriott – Pittsburgh” on Annex A-1 to this free writing prospectus, representing approximately 2.5% of the Initial Pool Balance, the related mezzanine loan is cross-collateralized and cross-defaulted with three (3) other mezzanine loans which are associated with three (3) mortgage loans that are not included in the trust. The mezzanine loans are cross-collateralized and cross-defaulted through pledge agreements and guaranty agreements executed by the borrowers of the mezzanine loans. These other mezzanine loans are not included in the above calculations. See Annex A-1 and Annex A-3 to this free writing prospectus for additional information regarding the cross-collateralized and cross-defaulted mezzanine loans.

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Certain risks relating to additional debt are described in “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus.

Future Mezzanine Debt. With respect to the mortgage loans listed in the following chart, the mortgage loan sellers have informed us that the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, the combined maximum loan-to-value ratio and the combined minimum debt service coverage ratio, as listed in the following chart and determined in accordance with the related loan documents.
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield
One City Centre(1)	$60,000,000	70.0%	1.55x	N/A
Alta Woodlake Square(2)	$31,000,000	87.0%	1.10x	N/A
Lenox Towers(3)	$27,500,000	60.0%	1.40x	N/A
Homewood Suites Kennesaw	$11,457,806	68.7%	1.50x	11.25%
Hampton Inn Jacksonville	$9,474,472	69.3%	1.93x	11.5%

(1)
For the mortgage loan secured by the Mortgaged Property identified as “One City Centre” on Annex A-1 to this free writing prospectus, future mezzanine debt is permitted only in connection with a bona fide sale and assumption under the related loan documents.

(2)
For the mortgage loan secured by the Mortgaged Property identified as “Alta Woodlake Square” on Annex A-1 to this free writing prospectus, future mezzanine debt is only allowed in connection with the payment in full and refinancing of the existing mezzanine loan.

(3)
For the mortgage loan secured by the Mortgaged Property identified as “Lenox Towers” on Annex A-1 to this free writing prospectus, future mezzanine debt is only allowed on a one-time basis in connection with the first transfer and assumption of the Mortgaged Property pursuant to the loan documents.

The mortgage loans may also permit mezzanine debt in circumstances where, if the mezzanine lender were to take possession of the equity collateral, such transfer would not trigger any due-on-sale clause.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt. Although this transfer of equity may not trigger the due-on-sale clause under the related mortgage loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related mortgage loan in a timely manner.

Certain risks relating to additional debt are described in “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus.

Unsecured Debt. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

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With respect to seven (7) Mortgaged Properties identified as “Simply Self Storage Portfolio (FL & GA)” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 2.0% of the Initial Pool Balance, the loan documents permit future unsecured debt to an affiliate of the borrower as long as borrower provides (i) ten (10) days advance written notice to lender and (ii) a subordination and standstill agreement, duly executed by the applicable parties in form and substance reasonably acceptable to the lender.

With respect to one (1) Mortgaged Property identified as “The Heights” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 1.5% of the Initial Pool Balance, the loan documents allow the related borrower to incur one or more unsecured loans for the purpose of financing tenant improvements, leasing commissions and capital expenditures at the Mortgaged Property. The loan documents provide that the aggregate amount of such unsecured loans may not exceed 10% of the original principal balance of the mortgage loan.

Preferred Equity. With respect to one (1) Mortgaged Property identified as “Candlewood Suites Greenville” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.7% of the Initial Pool Balance, each “Class B” member of the borrower is entitled to annual preferred return payments equal to 8% of such Class B member’s initial capital contribution (the “Preferred Return”). The related borrower is required to pay the Preferred Return in 4 installments (each equal to 25% of the Preferred Return) within 30 days after the end of each calendar quarter. The operating agreement for the borrower also requires that the Preferred Return be paid only from excess cash flow after the payment of any required debt service payments, reserves and operating expenses. If there are insufficient funds to make such payments, the payments will accrue until such time as there is available excess cash. The operating agreement does not provide the Class B members with any rights to remove the management of the borrower for a failure to pay the Preferred Return, and there is no mandatory redemption period. Notwithstanding the foregoing, the existence of this Preferred Return presents similar risks to the various types of additional debt described in this free writing prospectus. See “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” in this free writing prospectus.

The Whole Loans

One City Centre Whole Loan

General. The One City Centre Mortgage Loan, representing approximately 6.1% of the Initial Pool Balance, is part of a split loan structure comprised of two (2) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The One City Centre Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $60,000,000. The related One City Centre Pari Passu Companion Loan is evidenced by a promissory note with an outstanding principal balance as of the Cut-off Date of $40,000,000 that is not included in the trust. Only the One City Centre Mortgage Loan is included in the trust. The One City Centre Mortgage Loan and the One City Centre Pari Passu Companion Loan are pari passu with each other in terms of priority and are collectively referred to in this free writing prospectus as the One City Centre Whole Loan. It is anticipated that the One City Centre Pari Passu Companion Loan will be included in a future securitization; however, we cannot assure you that this will ultimately occur.

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The holders (the “One City Centre Noteholders”) of each promissory note comprising the One City Centre Loan have entered into a co-lender agreement (the “One City Centre Intercreditor Agreement”) that sets forth the respective rights of each One City Centre Noteholder. The One City Centre Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the master servicer and the special servicer, as the case may be, according to the Servicing Standard. The One City Centre Intercreditor Agreement provides that expenses, losses and shortfalls relating to the One City Centre Whole Loan will be allocated on a pro rata basis to the One City Centre Noteholders.

Servicing. The One City Centre Whole Loan (including the One City Centre Mortgage Loan) and any related REO Property will be serviced and administered by the master servicer and, if necessary, the special servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “Servicing of the Mortgage Loans” in this free writing prospectus, but subject to the terms of the related One City Centre Intercreditor Agreement. In servicing the One City Centre Whole Loan, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the master servicer and the special servicer to take into account the interests, as a collective whole, of both the Certificateholders and the holder of the One City Centre Pari Passu Companion Loan.

Amounts payable to the trust as holder of the One City Centre Mortgage Loan pursuant to the related One City Centre Intercreditor Agreement will be included in the Available Distribution Amount for the related Distribution Date to the extent described in this free writing prospectus, and amounts payable to the holder of the One City Centre Pari Passu Companion Loan will be distributed to such holder net of certain fees and expenses on the One City Centre Pari Passu Companion Loan as set forth in the One City Centre Intercreditor Agreement and will not be available for distributions on the Offered Certificates.

Application of Payments. The One City Centre Intercreditor Agreement sets forth the respective rights of the holder of the One City Centre Mortgage Loan and the holder of the One City Centre Pari Passu Companion Loan with respect to distributions of funds received in respect of the One City Centre Whole Loan, and provides, in general, that:

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the One City Centre Mortgage Loan and the One City Centre Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

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all payments, proceeds and other recoveries on or in respect of the One City Centre Whole Loan or the related Mortgaged Property will be applied to the One City Centre Mortgage Loan and the One City Centre Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related mortgage loan documents and payment and reimbursement rights of the master servicer, the special servicer, the senior trust advisor, the certificate administrator, the depositor and the trustee) in accordance with the terms of the One City Centre Intercreditor Agreement and the Pooling and Servicing Agreement; and

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costs, fees, expenses, losses and shortfalls relating to the One City Centre Whole Loan will be allocated, on a pro rata and pari passu basis, to the One City Centre Mortgage Loan and the One City Centre Pari Passu Companion Loan in accordance with the terms of the One City Centre Intercreditor Agreement and the Pooling and Servicing Agreement.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the One City Centre Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the One City Centre Mortgage Loan or, as and to the extent described under “Description of the Certificates—Advances” in this free writing prospectus, on other mortgage loans in this securitization, but not out of payments or other collections on the One City Centre Pari Passu Companion Loan or any loans included in any future securitization trust related to the One City Centre Pari Passu Companion Loan.

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Because of the timing of collections on the One City Centre Whole Loan, certain costs and expenses (such as related Servicing Advances and interest thereon) allocable to the One City Centre Whole Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the trust’s right to reimbursement from future payments and other collections on the One City Centre Pari Passu Companion Loan or from general collections with respect to the securitization of the One City Centre Pari Passu Companion Loan for its pro rata share of such costs and expenses. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control. The controlling noteholder under the One City Centre Intercreditor Agreement will be the trust as holder of the One City Centre Mortgage Loan; provided that, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder will be entitled to exercise the rights of the controlling noteholder with respect to the One City Centre Whole Loan. The Directing Certificateholder will be entitled to exercise all of the rights of the trust in its capacity as the controlling noteholder under the One City Centre Intercreditor Agreement, as and to the extent set forth in this free writing prospectus under “Servicing of the Mortgage Loans—The Directing Certificateholder” with respect to the One City Centre Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the One City Centre Whole Loan will require the special servicer to consult with and/or obtain the approval of the Directing Certificateholder as and to the extent described in this free writing prospectus under “Servicing of the Mortgage Loans—General” in this free writing prospectus. Pursuant to the terms of the Pooling and Servicing Agreement, the Directing Certificateholder and the senior trust advisor will each have the same consent and/or consultation rights with respect to the One City Centre Whole Loan as each does, and for so long as each does, with respect to the other mortgage loans included in the trust.

In addition, pursuant to the terms of the One City Centre Intercreditor Agreement, the holder of the One City Centre Pari Passu Companion Loan (or its representative which, at any time the One City Centre Pari Passu Companion Loan is included in a securitization, may be the directing certificateholder or controlling class representative for that securitization or any other party assigned the rights to exercise the rights of the holder of the One City Centre Pari Passu Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will (i) have the right to receive copies of all notices, information and reports that the master servicer or special servicer, as applicable, is required to provide to the Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the Directing Certificateholder under the Pooling and Servicing Agreement without regard to the occurrence of a Control Event or Consultation Termination Event) with respect to any major decisions to be taken with respect to the One City Centre Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the One City Centre Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder of the One City Centre Pari Passu Companion Loan (or its representative) requests consultation with respect to certain major decisions to be taken with respect to the One City Centre Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the One City Centre Whole Loan. The consultation right of the holder of the One City Centre Pari Passu Companion Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of the One City Centre Pari Passu Companion Loan (or its representative) has responded within such period; provided that if the master servicer or special servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the holder of the One City Centre Pari Passu Companion Loan (or its representative) described above, the master servicer or special servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the One City Centre Mortgage Loan and One City Centre Pari Passu Companion Loan. Neither the master servicer nor the special servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the One City Centre Pari Passu Companion Loan (or its representative, including, if the One

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City Centre Pari Passu Companion Loan has been contributed to a securitization, the related directing certificateholder or controlling class representative (or similar entity)).

Neither the master servicer nor the special servicer may follow or be required to follow any direction, advice or consultation provided by the One City Centre Controlling Noteholder (or its representative) or the holder of the One City Centre Pari Passu Companion Loan (or its representative) that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC Provisions, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate provisions of the One City Centre Intercreditor Agreement, require or cause the master servicer or the special servicer, as applicable, to violate the terms of the One City Centre Whole Loan, or materially expand the scope of any of the master servicer’s or the special servicer’s, as applicable, responsibilities under the One City Centre Intercreditor Agreement or the Pooling and Servicing Agreement.

In addition to the consultation rights of the holder of the One City Centre Pari Passu Companion Loan (or its representative) described above, pursuant to the terms of the One City Centre Intercreditor Agreement, the holder of the One City Centre Pari Passu Companion Loan (or its representative) will have the right to attend (in-person or telephonically in the discretion of the master servicer or special servicer, as applicable) annual meetings with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, for the purpose of discussing servicing issues related to the One City Centre Whole Loan.

Sale of Defaulted Serviced Pari Passu Whole Loan. Pursuant to the terms of the One City Centre Intercreditor Agreement, if the One City Centre Mortgage Loan becomes a Defaulted Mortgage Loan, and if the special servicer determines to sell the One City Centre Mortgage Loan upon its becoming a Specially Serviced Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the special servicer will be required to sell the related One City Centre Pari Passu Companion Loan together with the One City Centre Mortgage Loan as one whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus.

Notwithstanding the foregoing, the special servicer will not be permitted to sell the One City Centre Mortgage Loan and One City Centre Pari Passu Companion Loan if such Whole Loan becomes a defaulted whole loan without the written consent of the holder of the One City Centre Pari Passu Companion Loan (provided that such consent is not required if the holder of the One City Centre Pari Passu Companion Loan is the borrower or an affiliate of the borrower) unless the special servicer has delivered to the holder of the One City Centre Pari Passu Companion Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the One City Centre Whole Loan, and any documents in the servicing file reasonably requested by the holder of the One City Centre Pari Passu Companion Loan that are material to the price of the One City Centre Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided that the holder of the One City Centre Pari Passu Companion Loan may waive as to itself any of the delivery or timing requirements described in this sentence. Subject to the terms of the Pooling and Servicing Agreement, the holder of the One City Centre Pari Passu Companion Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan.

See “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus.

Special Servicer Appointment Rights. Pursuant and subject to the terms of the applicable intercreditor agreement and the Pooling and Servicing Agreement, the controlling noteholder with respect

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to the One City Centre Whole Loan (which will be the trust) will have the right to replace the special servicer then acting with respect to the applicable Whole Loan(s) (a) for cause at any time and (b) without cause if either (i) Midland Loan Services, a Division of PNC Bank, National Association (or its affiliate) is no longer the special servicer or (ii) BlackRock Realty Advisors, Inc. (or its affiliate) owns less than 25% of the Controlling Class of certificates, and appoint a replacement special servicer without the consent of the holder of the One City Centre Pari Passu Companion Loan. The Directing Certificateholder (prior to a Control Event), and the applicable certificateholders with the requisite percentage of Voting Rights (after a Control Event) will exercise the rights of the trust as controlling noteholder, and will have the right, with or without cause (subject to the limitations described herein and in the pooling and servicing agreement), to replace the special servicer then acting with respect to the One City Centre Whole Loan and appoint a replacement special servicer, as described under “Servicing of the Mortgage Loans—Rights Upon Servicer Termination Event” in this free writing prospectus.

JAGR Portfolio Whole Loan

General. The JAGR Portfolio Mortgage Loan, representing approximately 3.0% of the Initial Pool Balance, is part of a split loan structure comprised of two (2) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The JAGR Portfolio Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $30,000,000. The related JAGR Portfolio Pari Passu Companion Loan is evidenced by a promissory note with an outstanding principal balance as of the Cut-off Date of $17,500,000 that is not included in the trust. Only the JAGR Portfolio Mortgage Loan is included in the trust. The JAGR Portfolio Mortgage Loan and the JAGR Portfolio Pari Passu Companion Loan are pari passu with each other in terms of priority and are collectively referred to in this free writing prospectus as the JAGR Portfolio Whole Loan. It is anticipated that the JAGR Portfolio Pari Passu Companion Loan will be included in a future securitization; however, we cannot assure you that this will ultimately occur.

The holders (the “JAGR Portfolio Noteholders”) of each promissory note comprising the JAGR Portfolio Loan have entered into a co-lender agreement (the “JAGR Portfolio Intercreditor Agreement”) that sets forth the respective rights of each JAGR Portfolio Noteholder. The JAGR Portfolio Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the master servicer and the special servicer, as the case may be, according to the Servicing Standard. The JAGR Portfolio Intercreditor Agreement provides that expenses, losses and shortfalls relating to the JAGR Portfolio Whole Loan will be allocated on a pro rata basis to the JAGR Portfolio Noteholders.

Servicing. The JAGR Portfolio Whole Loan (including the JAGR Portfolio Mortgage Loan) and any related REO Property will be serviced and administered by the master servicer and, if necessary, the special servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “Servicing of the Mortgage Loans” in this free writing prospectus, but subject to the terms of the related JAGR Portfolio Intercreditor Agreement. In servicing the JAGR Portfolio Whole Loan, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the master servicer and the special servicer to take into account the interests, as a collective whole, of both the Certificateholders and the holder of the JAGR Portfolio Pari Passu Companion Loan.

Amounts payable to the trust as holder of the JAGR Portfolio Mortgage Loan pursuant to the related JAGR Portfolio Intercreditor Agreement will be included in the Available Distribution Amount for the related Distribution Date to the extent described in this free writing prospectus, and amounts payable to the holder of the JAGR Portfolio Pari Passu Companion Loan will be distributed to such holder net of certain fees and expenses on the JAGR Portfolio Pari Passu Companion Loan as set forth in the JAGR Portfolio Intercreditor Agreement and will not be available for distributions on the Offered Certificates.

Application of Payments. The JAGR Portfolio Intercreditor Agreement sets forth the respective rights of the holder of the JAGR Portfolio Mortgage Loan and the holder of the JAGR Portfolio Pari Passu Companion Loan with respect to distributions of funds received in respect of the JAGR Portfolio Whole Loan, and provides, in general, that:

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●
the JAGR Portfolio Mortgage Loan and the JAGR Portfolio Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●
all payments, proceeds and other recoveries on or in respect of the JAGR Portfolio Whole Loan or the related Mortgaged Property will be applied to the JAGR Portfolio Mortgage Loan and the JAGR Portfolio Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related mortgage loan documents and payment and reimbursement rights of the master servicer, the special servicer, the senior trust advisor, the certificate administrator, the depositor and the trustee) in accordance with the terms of the JAGR Portfolio Intercreditor Agreement and the Pooling and Servicing Agreement; and

●
costs, fees, expenses, losses and shortfalls relating to the JAGR Portfolio Whole Loan will be allocated, on a pro rata and pari passu basis, to the JAGR Portfolio Mortgage Loan and the JAGR Portfolio Pari Passu Companion Loan in accordance with the terms of the JAGR Portfolio Intercreditor Agreement and the Pooling and Servicing Agreement.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the JAGR Portfolio Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the JAGR Portfolio Mortgage Loan or, as and to the extent described under “Description of the Certificates—Advances” in this free writing prospectus, on other mortgage loans in this securitization, but not out of payments or other collections on the JAGR Portfolio Pari Passu Companion Loan or any loans included in any future securitization trust related to the JAGR Portfolio Pari Passu Companion Loan.

Because of the timing of collections on the JAGR Portfolio Whole Loan, certain costs and expenses (such as related Servicing Advances and interest thereon) allocable to the JAGR Portfolio Whole Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the trust’s right to reimbursement from future payments and other collections on the JAGR Portfolio Pari Passu Companion Loan or from general collections with respect to the securitization of the JAGR Portfolio Pari Passu Companion Loan for its pro rata share of such costs and expenses. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control. The controlling noteholder under the JAGR Portfolio Intercreditor Agreement will be the trust as holder of the JAGR Portfolio Mortgage Loan; provided that, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder will be entitled to exercise the rights of the controlling noteholder with respect to the JAGR Portfolio Whole Loan. The Directing Certificateholder will be entitled to exercise all of the rights of the trust in its capacity as the controlling noteholder under the JAGR Portfolio Intercreditor Agreement, as and to the extent set forth in this free writing prospectus under “Servicing of the Mortgage Loans—The Directing Certificateholder” with respect to the JAGR Portfolio Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the JAGR Portfolio Whole Loan will require the special servicer to consult with and/or obtain the approval of the Directing Certificateholder as and to the extent described in this free writing prospectus under “Servicing of the Mortgage Loans—General” in this free writing prospectus. Pursuant to the terms of the Pooling and Servicing Agreement, the Directing Certificateholder and the senior trust advisor will each have the same consent and/or consultation rights with respect to the JAGR Portfolio Whole Loan as each does, and for so long as each does, with respect to the other mortgage loans included in the trust.

In addition, pursuant to the terms of the JAGR Portfolio Intercreditor Agreement, the holder of the JAGR Portfolio Pari Passu Companion Loan (or its representative which, at any time the JAGR Portfolio Pari Passu Companion Loan is included in a securitization, may be the directing certificateholder or controlling class representative for that securitization or any other party assigned the rights to exercise the rights of the holder of the JAGR Portfolio Pari Passu Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will (i) have the right to receive copies of all notices,

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information and reports that the master servicer or special servicer, as applicable, is required to provide to the Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the Directing Certificateholder under the Pooling and Servicing Agreement without regard to the occurrence of a Control Event or Consultation Termination Event) with respect to any major decisions to be taken with respect to the JAGR Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the JAGR Portfolio Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder of the JAGR Portfolio Pari Passu Companion Loan (or its representative) requests consultation with respect to certain major decisions to be taken with respect to the JAGR Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the JAGR Portfolio Whole Loan. The consultation right of the holder of the JAGR Portfolio Pari Passu Companion Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of the JAGR Portfolio Pari Passu Companion Loan (or its representative) has responded within such period; provided that if the master servicer or special servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the holder of the JAGR Portfolio Pari Passu Companion Loan (or its representative) described above, the master servicer or special servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the JAGR Portfolio Mortgage Loan and JAGR Portfolio Pari Passu Companion Loan. Neither the master servicer nor the special servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the JAGR Portfolio Pari Passu Companion Loan (or its representative, including, if the JAGR Portfolio Pari Passu Companion Loan has been contributed to a securitization, the related directing certificateholder or controlling class representative (or similar entity)).

Neither the master servicer nor the special servicer may follow or be required to follow any direction, advice or consultation provided by the JAGR Portfolio Controlling Noteholder (or its representative) or the holder of the JAGR Portfolio Pari Passu Companion Loan (or its representative) that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC Provisions, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate provisions of the JAGR Portfolio Intercreditor Agreement, require or cause the master servicer or the special servicer, as applicable, to violate the terms of the JAGR Portfolio Whole Loan, or materially expand the scope of any of the master servicer’s or the special servicer’s, as applicable, responsibilities under the JAGR Portfolio Intercreditor Agreement or the Pooling and Servicing Agreement.

In addition to the consultation rights of the holder of the JAGR Portfolio Pari Passu Companion Loan (or its representative) described above, pursuant to the terms of the JAGR Portfolio Intercreditor Agreement, the holder of the JAGR Portfolio Pari Passu Companion Loan (or its representative) will have the right to attend (in-person or telephonically in the discretion of the master servicer or special servicer, as applicable) annual meetings with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, for the purpose of discussing servicing issues related to the JAGR Portfolio Whole Loan.

Sale of Defaulted Serviced Pari Passu Whole Loan. Pursuant to the terms of the JAGR Portfolio Intercreditor Agreement, if the JAGR Portfolio Mortgage Loan becomes a Defaulted Mortgage Loan, and if the special servicer determines to sell the JAGR Portfolio Mortgage Loan upon its becoming a Specially Serviced Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the special servicer will be required to sell the related JAGR Portfolio Pari Passu Companion Loan together with the JAGR Portfolio Mortgage Loan as one whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus.

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Notwithstanding the foregoing, the special servicer will not be permitted to sell the JAGR Portfolio Mortgage Loan and JAGR Portfolio Pari Passu Companion Loan if such Whole Loan becomes a defaulted whole loan without the written consent of the holder of the JAGR Portfolio Pari Passu Companion Loan (provided that such consent is not required if the holder of the JAGR Portfolio Pari Passu Companion Loan is the borrower or an affiliate of the borrower) unless the special servicer has delivered to the holder of the JAGR Portfolio Pari Passu Companion Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the JAGR Portfolio Whole Loan, and any documents in the servicing file reasonably requested by the holder of the JAGR Portfolio Pari Passu Companion Loan that are material to the price of the JAGR Portfolio Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided that the holder of the JAGR Portfolio Pari Passu Companion Loan may waive as to itself any of the delivery or timing requirements described in this sentence. Subject to the terms of the Pooling and Servicing Agreement, the holder of the JAGR Portfolio Pari Passu Companion Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan.

See “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus.

Special Servicer Appointment Rights. Pursuant and subject to the terms of the applicable intercreditor agreement and the Pooling and Servicing Agreement, the controlling noteholder with respect to the JAGR Portfolio Whole Loan (which will be the trust) will have the right to replace the special servicer then acting with respect to the applicable Whole Loan(s) (a) for cause at any time and (b) without cause if either (i) Midland Loan Services, a Division of PNC Bank, National Association (or its affiliate) is no longer the special servicer or (ii) BlackRock Realty Advisors, Inc. (or its affiliate) owns less than 25% of the Controlling Class of certificates, and appoint a replacement special servicer without the consent of the holder of the JAGR Portfolio Pari Passu Companion Loan. The Directing Certificateholder (prior to a Control Event), and the applicable certificateholders with the requisite percentage of Voting Rights (after a Control Event) will exercise the rights of the trust as controlling noteholder, and will have the right, with or without cause (subject to the limitations described herein and in the pooling and servicing agreement), to replace the special servicer then acting with respect to the JAGR Portfolio Whole Loan and appoint a replacement special servicer, as described under “Servicing of the Mortgage Loans—Rights Upon Servicer Termination Event” in this free writing prospectus.

The Horizon Outlet Shoppes Portfolio Whole Loan

General. The Horizon Outlet Shoppes Portfolio Mortgage Loan, representing approximately 2.7% of the Initial Pool Balance, is part of a split loan structure comprised of two (2) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Horizon Outlet Shoppes Portfolio Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $ 26,675,000. The Horizon Outlet Shoppes Portfolio Pari Passu Companion Loan is evidenced by a promissory note with a Cut-off Date Balance of 28,000,000 that is not included in the trust. Only the Horizon Outlet Shoppes Portfolio Mortgage Loan is included in the trust. The Horizon Outlet Shoppes Portfolio Mortgage Loan and the Horizon Outlet Shoppes Portfolio Pari Passu Companion Loan are pari passu with each other in terms of priority and are collectively referred to in this free writing prospectus as the Horizon Outlet Shoppes Portfolio Whole Loan.

The holders (the “Horizon Outlet Shoppes Portfolio Noteholders”) of each promissory note comprising the Horizon Outlet Shoppes Whole Loan have entered into a co-lender agreement (the “Horizon Outlet Shoppes Intercreditor Agreement”) that sets forth the respective rights of each Horizon Outlet Shoppes Portfolio Noteholder. Pursuant to the terms of the Horizon Outlet Shoppes Portfolio Intercreditor

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Agreement, the Horizon Outlet Shoppes Portfolio Whole Loan will be serviced and administered pursuant to the terms of the JPMBB 2015-C28 Pooling and Servicing Agreement. The Horizon Outlet Shoppes Portfolio Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Horizon Outlet Shoppes Portfolio Whole Loan will be allocated on a pro rata basis to the Horizon Outlet Shoppes Portfolio Noteholders.

The trust formed pursuant to the JPMBB 2015-C28 Pooling and Servicing Agreement (the “JPMBB 2015-C28 Trust”) will be the holder of the Horizon Outlet Shoppes Portfolio Pari Passu Companion Loan and so long as no control event has occurred under the JPMBB 2015-C28 Pooling and Servicing Agreement, the JPMBB 2015-C28 directing certificateholder will have the right to direct, consult with and advise the JPMBB 2015-C28 Master Servicer and the JPMBB 2015-C28 Special Servicer with respect to the Horizon Outlet Shoppes Portfolio Whole Loan, but will be required to consult with the Directing Certificateholder of the Horizon Outlet Shoppes Portfolio Mortgage Loan (so long as no Control Event has occurred and is continuing under the Pooling and Servicing Agreement for this transaction) with respect to such advice, consent or action. In the event that the parties exercising the rights of the holder of the Horizon Outlet Shoppes Portfolio Pari Passu Companion Loan and the holder of the Horizon Outlet Shoppes Portfolio Mortgage Loan under the Horizon Outlet Shoppes Portfolio Intercreditor Agreement disagree, the decision of the party exercising the rights of the holder of the Horizon Outlet Shoppes Portfolio Pari Passu Companion Loan will be binding.

Servicing. The Horizon Outlet Shoppes Portfolio Whole Loan (including the Horizon Outlet Shoppes Portfolio Mortgage Loan) and any related REO Property will be serviced and administered by the JPMBB 2015-C28 Master Servicer and, if necessary, the JPMBB 2015-C28 Special Servicer, according to the terms of the JPMBB 2015-C28 Pooling and Servicing Agreement and the servicing standard thereunder, which requires the JPMBB 2015-C28 Master Servicer and the JPMBB 2015-C28 Special Servicer to take into account the interests, as a collective whole, of both the Certificateholders and the holder of the Horizon Outlet Shoppes Portfolio Pari Passu Companion Loan.

Amounts payable to the trust as holder of the Horizon Outlet Shoppes Portfolio Mortgage Loan pursuant to the Horizon Outlet Shoppes Portfolio Intercreditor Agreement will be included in the Available Distribution Amount for the related Distribution Date to the extent described in this free writing prospectus, and amounts payable to the holder of the Horizon Outlet Shoppes Portfolio Pari Passu Companion Loan will be distributed to such holder net of certain fees and expenses on the Horizon Outlet Shoppes Portfolio Pari Passu Companion Loan as set forth in the Horizon Outlet Shoppes Portfolio Intercreditor Agreement and will not be available for distributions on the Offered Certificates.

Application of Payments. The Horizon Outlet Shoppes Portfolio Intercreditor Agreement sets forth the respective rights of the holder of the Horizon Outlet Shoppes Portfolio Mortgage Loan and the holder of the Horizon Outlet Shoppes Portfolio Pari Passu Companion Loan with respect to distributions of funds received in respect of the Horizon Outlet Shoppes Portfolio Whole Loan, and provides, in general, that:

●
The Horizon Outlet Shoppes Portfolio Mortgage Loan and the Horizon Outlet Shoppes Portfolio Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●
all payments, proceeds and other recoveries on or in respect of the Horizon Outlet Shoppes Portfolio Whole Loan or the related Mortgaged Property will be applied to the Horizon Outlet Shoppes Portfolio Mortgage Loan and the Horizon Outlet Shoppes Portfolio Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related mortgage loan documents and payment and reimbursement rights of the JPMBB 2015-C28 Master Servicer, the JPMBB 2015-C28 Special Servicer, the related senior trust advisor, the related certificate administrator, the related depositor and the related trustee) in accordance with the terms of the Horizon Outlet Shoppes Portfolio Intercreditor Agreement and the JPMBB 2015-C28 Pooling and Servicing Agreement; and

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●
costs, fees, expenses, losses and shortfalls relating to the Horizon Outlet Shoppes Portfolio Whole Loan will be allocated, on a pro rata and pari passu basis, to the Horizon Outlet Shoppes Portfolio Mortgage Loan and the Horizon Outlet Shoppes Portfolio Pari Passu Companion Loan in accordance with the terms of the Horizon Outlet Shoppes Portfolio Intercreditor Agreement and the JPMBB 2015-C28 Pooling and Servicing Agreement.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Horizon Outlet Shoppes Portfolio Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Horizon Outlet Shoppes Portfolio Mortgage Loan or, as and to the extent described under “Description of the Certificates—Advances” in this free writing prospectus, on other mortgage loans in this securitization, but not out of payments or other collections on the Horizon Outlet Shoppes Portfolio Pari Passu Companion Loan or any loans included in any securitization trust related to the Horizon Outlet Shoppes Portfolio Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of any servicing advance with respect to the Horizon Outlet Shoppes Portfolio Whole Loan made pursuant to the JPMBB 2015-C28 Pooling and Servicing Agreement) allocable to the Horizon Outlet Shoppes Portfolio Mortgage Loan in accordance with the JPMBB 2015-C28 Pooling and Servicing Agreement and the Horizon Outlet Shoppes Portfolio Intercreditor Agreement may be paid or reimbursed out of payments and other collections on the mortgage pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control. The controlling noteholder under the Horizon Outlet Shoppes Portfolio Intercreditor Agreement will be the JPMBB 2015-C28 Trust as holder of the Horizon Outlet Shoppes Portfolio Pari Passu Companion Loan under the JPMBB 2015-C28 Pooling and Servicing Agreement; provided that, prior to the occurrence and continuance of a control event under the JPMBB 2015-C28 Pooling and Servicing Agreement, the controlling class certificateholder (or the directing certificateholder on its behalf) under the JPMBB 2015-C28 Pooling and Servicing Agreement (the “JPMBB 2015-C28 Directing Certificateholder”) will be entitled to exercise the rights of the controlling noteholder with respect to the Horizon Outlet Shoppes Portfolio Whole Loan. The JPMBB 2015-C28 Directing Certificateholder will be entitled to exercise rights substantially similar to the rights of the trust, in its capacity as the controlling noteholder under the Horizon Outlet Shoppes Portfolio Intercreditor Agreement, as set forth in this free writing prospectus under “Servicing of the Mortgage Loans—The Directing Certificateholder” with respect to the Horizon Outlet Shoppes Portfolio Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the Horizon Outlet Shoppes Portfolio Whole Loan will require the JPMBB 2015-C28 Special Servicer to consult with the JPMBB 2015-C28 Directing Certificateholder in a manner substantially similar to that described herein under “Servicing of the Mortgage Loans—General”. Pursuant to the terms of the JPMBB 2015-C28 Pooling and Servicing Agreement, the JPMBB 2015-C28 Directing Certificateholder and the related senior trust advisor will each have the same consent and/or consultation rights with respect to the Horizon Outlet Shoppes Portfolio Whole Loan as each does, and for so long as each does, with respect to the other mortgage loans included in that trust.

In addition, pursuant to the terms of the Horizon Outlet Shoppes Portfolio Intercreditor Agreement, the holder of the Horizon Outlet Shoppes Portfolio Mortgage Loan (or its representative, which will be the Controlling Class Certificateholder or any other party assigned the rights to exercise the rights of the holder of the Horizon Outlet Shoppes Portfolio Mortgage Loan, as and to the extent provided in the Pooling and Servicing Agreement) will (i) have the right to receive copies of all notices, information and reports that the JPMBB 2015-C28 Master Servicer or the JPMBB 2015-C28 Special Servicer, as applicable, is required to provide to the JPMBB 2015-C28 Directing Certificateholder (within the same time frame, such notices, information and reports are or would have been required to be provided to the JPMBB 2015-C28 Directing Certificateholder under the JPMBB 2015-C28 Pooling and Servicing Agreement without regard to the occurrence of any control event or consultation termination event under the JPMBB 2015-C28 Pooling and Servicing Agreement) with respect to any major decisions to be taken with respect to the Horizon Outlet Shoppes Portfolio Whole Loan or the implementation of any

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recommended action outlined in an asset status report relating to the Horizon Outlet Shoppes Portfolio Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder of the Horizon Outlet Shoppes Portfolio Mortgage Loan (or its representative) requests consultation with respect to certain major decisions to be taken with respect to the Horizon Outlet Shoppes Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Horizon Outlet Shoppes Portfolio Whole Loan. The consultation right of the holder of the Horizon Outlet Shoppes Portfolio Mortgage Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of the Horizon Outlet Shoppes Portfolio Mortgage Loan (or its representative) has responded within such period; provided that if the JPMBB 2015- C28 Master Servicer or the JPMBB 2015-C28 Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the holder of the Horizon Outlet Shoppes Portfolio Mortgage Loan (or its representative) described above, the JPMBB 2015-C28 Master Servicer or the JPMBB 2015-C28 Special Servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Horizon Outlet Shoppes Portfolio Mortgage Loan and the Horizon Outlet Shoppes Portfolio Pari Passu Companion Loan. Neither the JPMBB 2015-C28 Master Servicer nor the JPMBB 2015-C28 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Horizon Outlet Shoppes Portfolio Mortgage Loan (or its representative, including, the directing certificateholder (or similar entity)). The senior trust advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to the Horizon Outlet Shoppes Portfolio Whole Loan or any related REO Property. However, Pentalpha Surveillance LLC is also the senior trust advisor under the JPMBB 2015-C28 Pooling and Servicing Agreement and, in such capacity, will have certain obligations and consultation rights with respect to the Horizon Outlet Shoppes Portfolio Whole Loan that are substantially similar to those of the senior trust advisor under the Pooling and Servicing Agreement.

Neither the JPMBB 2015-C28 Master Servicer nor the JPMBB 2015-C28 Special Servicer may follow or be required to follow any advice or consultation provided by the holder of the Horizon Outlet Shoppes Portfolio Mortgage Loan (or its representative) that would require or cause the JPMBB 2015-C28 Master Servicer or the JPMBB 2015-C28 Special Servicer, as applicable, to violate any applicable law, including the REMIC Provisions, be inconsistent with the servicing standard under the JPMBB 2015-C28 Pooling and Servicing Agreement, require or cause the JPMBB 2015-C28 Master Servicer or the JPMBB 2015-C28 Special Servicer, as applicable, to violate provisions of the Horizon Outlet Shoppes Portfolio Intercreditor Agreement or the JPMBB 2015-C28 Pooling and Servicing Agreement, require or cause the JPMBB 2015-C28 Master Servicer or the JPMBB 2015-C28 Special Servicer, as applicable, to violate the terms of the Horizon Outlet Shoppes Portfolio Whole Loan, or materially expand the scope of any of the JPMBB 2015-C28 Master Servicer’s or the JPMBB 2015-C28 Special Servicer’s, as applicable, responsibilities under the Horizon Outlet Shoppes Portfolio Intercreditor Agreement or the JPMBB 2015-C28 Pooling and Servicing Agreement.

In addition to the consultation rights of the holder of the Horizon Outlet Shoppes Portfolio Mortgage Loan (or its representative) described above, pursuant to the terms of the Horizon Outlet Shoppes Portfolio Intercreditor Agreement, the holder of the Horizon Outlet Shoppes Portfolio Mortgage Loan (or its representative) will have the right to attend (in-person or telephonically in the discretion of the JPMBB 2015-C28 Master Servicer or the JPMBB 2015-C28 Special Servicer, as applicable) annual meetings with the JPMBB 2015-C28 Master Servicer or the JPMBB 2015-C28 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the JPMBB 2015-C28 Master Servicer or the JPMBB 2015-C28 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Horizon Outlet Shoppes Portfolio Whole Loan.

Sale of Defaulted Horizon Outlet Shoppes Portfolio Whole Loan. Pursuant to the terms of the Horizon Outlet Shoppes Portfolio Intercreditor Agreement, if the Horizon Outlet Shoppes Portfolio Whole Loan

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becomes a defaulted whole loan, and if the JPMBB 2015-C28 Special Servicer determines to sell the Horizon Outlet Shoppes Portfolio Pari Passu Companion Loan in accordance with the JPMBB 2015-C28 Pooling and Servicing Agreement, then the JPMBB 2015-C28 Special Servicer will be required to sell the Horizon Outlet Shoppes Portfolio Mortgage Loan together with the Horizon Outlet Shoppes Portfolio Pari Passu Companion Loan as one whole loan. In connection with any such sale, the JPMBB 2015-C28 Special Servicer will be required to follow the procedures contained in the JPMBB 2015-C28 Pooling and Servicing Agreement, which are substantially similar to those set forth under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus.

Notwithstanding the foregoing, the JPMBB 2015-C28 Special Servicer will not be permitted to sell the Horizon Outlet Shoppes Portfolio Mortgage Loan and the Horizon Outlet Shoppes Portfolio Pari Passu Companion Loan if such Whole Loan becomes a defaulted whole loan without the written consent of the holder of the Horizon Outlet Shoppes Portfolio Mortgage Loan (provided that such consent is not required if the holder of the Horizon Outlet Shoppes Portfolio Mortgage Loan is the borrower or an affiliate of the borrower) unless the JPMBB 2015-C28 Special Servicer has delivered to the holder of the Horizon Outlet Shoppes Portfolio Mortgage Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the Horizon Outlet Shoppes Portfolio Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the JPMBB 2015-C28 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Horizon Outlet Shoppes Portfolio Whole Loan, and any documents in the servicing file reasonably requested by the holder of the Horizon Outlet Shoppes Portfolio Mortgage Loan that are material to the price of the Horizon Outlet Shoppes Portfolio Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the JPMBB 2015-C28 Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the JPMBB 2015-C28 Master Servicer or the JPMBB 2015-C28 Special Servicer in connection with the proposed sale; provided that the holder of the Horizon Outlet Shoppes Portfolio Mortgage Loan may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the JPMBB 2015-C28 Pooling and Servicing Agreement, the holder of the Horizon Outlet Shoppes Portfolio Mortgage Loan (or its representative) will be permitted to bid at any sale of the Horizon Outlet Shoppes Portfolio Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

See “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus.

Special Servicer Appointment Rights. Pursuant and subject to the terms of the Horizon Outlet Shoppes Portfolio intercreditor agreement and the JPMBB 2015-C28 Pooling and Servicing Agreement, the controlling noteholder (or its representative) with respect to the Horizon Outlet Shoppes Portfolio Whole Loan (which will be the 2015-C28 Trust) will have the right with or without cause to replace the special servicer then acting with respect to the Horizon Outlet Shoppes Portfolio Whole Loan and appoint a replacement special servicer without the consent of the holder of the Horizon Outlet Shoppes Portfolio Mortgage Loan. The JPMBB 2015-C28 Directing Certificateholder (prior to a control event under the JPMBB 2015-C28 Pooling and Servicing Agreement), and the applicable Certificateholders under the JPMBB 2015-C28 Pooling and Servicing Agreement with the requisite percentage of voting rights (after a control event under the JPMBB 2015-C28 Pooling and Servicing Agreement) will exercise the rights of the JPMBB 2015-C28 Trust as controlling noteholder, and will have the right to replace the special servicer then acting with respect to the Horizon Outlet Shoppes Portfolio Whole Loan and appoint a replacement special servicer, in a manner substantially similar to that described under “Servicing of the Mortgage Loans—Rights Upon Servicer Termination Event” in this free writing prospectus.

Marriott-Pittsburgh Whole Loan

General. The Marriott-Pittsburgh Mortgage Loan, representing approximately 2.5% of the Initial Pool Balance, is part of a split loan structure comprised of two (2) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

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The Marriott-Pittsburgh Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $25,000,000. The related Marriott-Pittsburgh Pari Passu Companion Loan is evidenced by a promissory note with an outstanding principal balance as of the Cut-off Date of $19,060,000 that is not included in the trust. Only the Marriott-Pittsburgh Mortgage Loan is included in the trust. The Marriott-Pittsburgh Mortgage Loan and the Marriott-Pittsburgh Pari Passu Companion Loan are pari passu with each other in terms of priority and are collectively referred to in this free writing prospectus as the Marriott-Pittsburgh Whole Loan. It is anticipated that the Marriott-Pittsburgh Pari Passu Companion Loan will be included in a future securitization; however, we cannot assure you that this will ultimately occur.

The holders (the “Marriott-Pittsburgh Noteholders”) of each promissory note comprising the Marriott-Pittsburgh Whole Loan have entered into a co-lender agreement (the “Marriott-Pittsburgh Intercreditor Agreement”) that sets forth the respective rights of each Marriott-Pittsburgh Noteholder. The Marriott-Pittsburgh Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the master servicer and the special servicer, as the case may be, according to the Servicing Standard. The Marriott-Pittsburgh Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Marriott-Pittsburgh Whole Loan will be allocated on a pro rata basis to the Marriott-Pittsburgh Noteholders.

Servicing. The Marriott-Pittsburgh Whole Loan (including the Marriott-Pittsburgh Mortgage Loan) and any related REO Property will be serviced and administered by the master servicer and, if necessary, the special servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “Servicing of the Mortgage Loans” in this free writing prospectus, but subject to the terms of the related Marriott-Pittsburgh Intercreditor Agreement. In servicing the Marriott-Pittsburgh Whole Loan, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the master servicer and the special servicer to take into account the interests, as a collective whole, of both the Certificateholders and the holder of the Marriott-Pittsburgh Pari Passu Companion Loan.

Amounts payable to the trust as holder of the Marriott-Pittsburgh Mortgage Loan pursuant to the related Marriott-Pittsburgh Intercreditor Agreement will be included in the Available Distribution Amount for the related Distribution Date to the extent described in this free writing prospectus, and amounts payable to the holder of the Marriott-Pittsburgh Pari Passu Companion Loan will be distributed to such holder net of certain fees and expenses on the Marriott-Pittsburgh Pari Passu Companion Loan as set forth in the Marriott-Pittsburgh Intercreditor Agreement and will not be available for distributions on the Offered Certificates.

Application of Payments. The Marriott-Pittsburgh Intercreditor Agreement sets forth the respective rights of the holder of the Marriott-Pittsburgh Mortgage Loan and the holder of the Marriott-Pittsburgh Pari Passu Companion Loan with respect to distributions of funds received in respect of the Marriott-Pittsburgh Whole Loan, and provides, in general, that:

●
the Marriott-Pittsburgh Mortgage Loan and the Marriott-Pittsburgh Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●
all payments, proceeds and other recoveries on or in respect of the Marriott-Pittsburgh Whole Loan or the related Mortgaged Property will be applied to the Marriott-Pittsburgh Mortgage Loan and the Marriott-Pittsburgh Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related mortgage loan documents and payment and reimbursement rights of the master servicer, the special servicer, the senior trust advisor, the certificate administrator, the depositor and the trustee) in accordance with the terms of the Marriott-Pittsburgh Intercreditor Agreement and the Pooling and Servicing Agreement; and

●	costs, fees, expenses, losses and shortfalls relating to the Marriott-Pittsburgh Whole Loan will be allocated, on a pro rata and pari passu basis, to the Marriott-Pittsburgh Mortgage Loan and the

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Marriott-Pittsburgh Pari Passu Companion Loan in accordance with the terms of the Marriott-Pittsburgh Intercreditor Agreement and the Pooling and Servicing Agreement.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Marriott-Pittsburgh Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Marriott-Pittsburgh Mortgage Loan or, as and to the extent described under “Description of the Certificates—Advances” in this free writing prospectus, on other mortgage loans in this securitization, but not out of payments or other collections on the Marriott-Pittsburgh Pari Passu Companion Loan or any loans included in any future securitization trust related to the Marriott-Pittsburgh Pari Passu Companion Loan.

Because of the timing of collections on the Marriott-Pittsburgh Whole Loan, certain costs and expenses (such as related Servicing Advances and interest thereon) allocable to the Marriott-Pittsburgh Whole Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the trust’s right to reimbursement from future payments and other collections on the Marriott-Pittsburgh Pari Passu Companion Loan or from general collections with respect to the securitization of the Marriott-Pittsburgh Pari Passu Companion Loan for its pro rata share of such costs and expenses. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control. The controlling noteholder under the Marriott-Pittsburgh Intercreditor Agreement will be the trust as holder of the Marriott-Pittsburgh Mortgage Loan; provided that, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder will be entitled to exercise the rights of the controlling noteholder with respect to the Marriott-Pittsburgh Whole Loan. The Directing Certificateholder will be entitled to exercise all of the rights of the trust in its capacity as the controlling noteholder under the Marriott-Pittsburgh Intercreditor Agreement, as and to the extent set forth in this free writing prospectus under “Servicing of the Mortgage Loans—The Directing Certificateholder” with respect to the Marriott-Pittsburgh Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the Marriott-Pittsburgh Whole Loan will require the special servicer to consult with and/or obtain the approval of the Directing Certificateholder as and to the extent described in this free writing prospectus under “Servicing of the Mortgage Loans—General” in this free writing prospectus. Pursuant to the terms of the Pooling and Servicing Agreement, the Directing Certificateholder and the senior trust advisor will each have the same consent and/or consultation rights with respect to the Marriott-Pittsburgh Whole Loan as each does, and for so long as each does, with respect to the other mortgage loans included in the trust.

In addition, pursuant to the terms of the Marriott-Pittsburgh Intercreditor Agreement, the holder of the Marriott-Pittsburgh Pari Passu Companion Loan (or its representative which, at any time the Marriott-Pittsburgh Pari Passu Companion Loan is included in a securitization, may be the directing certificateholder or controlling class representative for that securitization or any other party assigned the rights to exercise the rights of the holder of the Marriott-Pittsburgh Pari Passu Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will (i) have the right to receive copies of all notices, information and reports that the master servicer or special servicer, as applicable, is required to provide to the Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the Directing Certificateholder under the Pooling and Servicing Agreement without regard to the occurrence of a Control Event or Consultation Termination Event) with respect to any major decisions to be taken with respect to the Marriott-Pittsburgh Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Marriott-Pittsburgh Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder of the Marriott-Pittsburgh Pari Passu Companion Loan (or its representative) requests consultation with respect to certain major decisions to be taken with respect to the Marriott-Pittsburgh Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Marriott-Pittsburgh Whole Loan. The consultation right of the holder of the Marriott-Pittsburgh Pari Passu Companion Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation

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whether or not the holder of the Marriott-Pittsburgh Pari Passu Companion Loan (or its representative) has responded within such period; provided that if the master servicer or special servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the holder of the Marriott-Pittsburgh Pari Passu Companion Loan (or its representative) described above, the master servicer or special servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Marriott-Pittsburgh Mortgage Loan and Marriott-Pittsburgh Pari Passu Companion Loan. Neither the master servicer nor the special servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Marriott-Pittsburgh Pari Passu Companion Loan (or its representative, including, if the Marriott-Pittsburgh Pari Passu Companion Loan has been contributed to a securitization, the related directing certificateholder or controlling class representative (or similar entity)).

Neither the master servicer nor the special servicer may follow or be required to follow any direction, advice or consultation provided by the Marriott-Pittsburgh Controlling Noteholder (or its representative) or the holder of the Marriott-Pittsburgh Pari Passu Companion Loan (or its representative) that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC Provisions, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate provisions of the Marriott-Pittsburgh Intercreditor Agreement, require or cause the master servicer or the special servicer, as applicable, to violate the terms of the Marriott-Pittsburgh Whole Loan, or materially expand the scope of any of the master servicer’s or the special servicer’s, as applicable, responsibilities under the Marriott-Pittsburgh Intercreditor Agreement or the Pooling and Servicing Agreement.

In addition to the consultation rights of the holder of the Marriott-Pittsburgh Pari Passu Companion Loan (or its representative) described above, pursuant to the terms of the Marriott-Pittsburgh Intercreditor Agreement, the holder of the Marriott-Pittsburgh Pari Passu Companion Loan (or its representative) will have the right to attend (in-person or telephonically in the discretion of the master servicer or special servicer, as applicable) annual meetings with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, for the purpose of discussing servicing issues related to the Marriott-Pittsburgh Whole Loan.

Sale of Defaulted Serviced Pari Passu Whole Loan. Pursuant to the terms of the Marriott-Pittsburgh Intercreditor Agreement, if the Marriott-Pittsburgh Mortgage Loan becomes a Defaulted Mortgage Loan, and if the special servicer determines to sell the Marriott-Pittsburgh Mortgage Loan upon its becoming a Specially Serviced Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the special servicer will be required to sell the related Marriott-Pittsburgh Pari Passu Companion Loan together with the Marriott-Pittsburgh Mortgage Loan as one whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus.

Notwithstanding the foregoing, the special servicer will not be permitted to sell the Marriott-Pittsburgh Mortgage Loan and Marriott-Pittsburgh Pari Passu Companion Loan if such Whole Loan becomes a defaulted whole loan without the written consent of the holder of the Marriott-Pittsburgh Pari Passu Companion Loan (provided that such consent is not required if the holder of the Marriott-Pittsburgh Pari Passu Companion Loan is the borrower or an affiliate of the borrower) unless the special servicer has delivered to the holder of the Marriott-Pittsburgh Pari Passu Companion Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Marriott-Pittsburgh Whole Loan, and any documents in the servicing file reasonably requested by the holder of the Marriott-Pittsburgh Pari Passu Companion Loan that are material to the price of the Marriott-Pittsburgh

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Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided that the holder of the Marriott-Pittsburgh Pari Passu Companion Loan may waive as to itself any of the delivery or timing requirements described in this sentence. Subject to the terms of the Pooling and Servicing Agreement, the holder of the Marriott-Pittsburgh Pari Passu Companion Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan.

See “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus.

Special Servicer Appointment Rights. Pursuant and subject to the terms of the applicable intercreditor agreement and the Pooling and Servicing Agreement, the controlling noteholder with respect to the Marriott-Pittsburgh Whole Loan (which will be the trust) will have the right to replace the special servicer then acting with respect to the applicable Whole Loan(s) (a) for cause at any time and (b) without cause if either (i) Midland Loan Services, a Division of PNC Bank, National Association (or its affiliate) is no longer the special servicer or (ii) BlackRock Realty Advisors, Inc. (or its affiliate) owns less than 25% of the Controlling Class of certificates, and appoint a replacement special servicer without the consent of the holder of the Marriott-Pittsburgh Pari Passu Companion Loan. The Directing Certificateholder (prior to a Control Event), and the applicable certificateholders with the requisite percentage of Voting Rights (after a Control Event) will exercise the rights of the trust as controlling noteholder, and will have the right, with or without cause (subject to the limitations described herein and in the pooling and servicing agreement), to replace the special servicer then acting with respect to the Marriott-Pittsburgh Whole Loan and appoint a replacement special servicer, as described under “Servicing of the Mortgage Loans—Rights Upon Servicer Termination Event” in this free writing prospectus.

Net Cash Flow and Certain Underwriting Considerations

Underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the mortgage loan sellers. Each investor should review the assumptions described in “—Additional Mortgage Loan Information” below and make its own determination of the appropriateness of the assumptions used in determining underwritten net cash flow. In addition, with respect to the mortgage loans in the trust, we note the following:

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In the case of fourteen (14) Mortgaged Properties identified as “Alta Woodlake Square”, “Aspen Heights - Texas A&M University Corpus Christi”, “Crest at Greylyn”, “Courtyard Marriott Green Hills”, “Sedano’s Plaza Lakes on the Green”, “Cole IV Retail Portfolio – Pool II – Inglewood Plaza”, “Hampton Inn Jacksonville”, “Campus View Apartments”, “Cole IV Retail Portfolio – Pool I – Plaza San Mateo”, “Candlewood Suites Greenville”, “Creekside Square Apartments”, “Cole IV Retail Portfolio – Pool II – Target Center”, “Cole IV Retail Portfolio – Pool I – Village at Hereford Farms” and “CVS - Fair Oaks” on Annex A-1 to this free writing prospectus, securing or partially securing twelve (12) mortgage loans representing approximately 18.6% of the Initial Pool Balance by allocated loan amount, the related mortgage loans are secured in whole or in part by recently acquired and/or newly renovated or constructed Mortgaged Properties that either have no or limited prior operating histories or do not have historical financial information. See “Risk Factors—Commercial Lending is Dependent Upon Net Operating Income” in this free writing prospectus.

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In the case of five (5) Mortgaged Properties identified as “2025 M Street”, “Lenox Towers”, “Sedano’s Plaza Lakes on the Green”, “Mt. Nebo Pointe” and “14001 Weston Parkway” on Annex A-1 to this free writing prospectus, securing five (5) mortgage loans representing approximately 12.5% of the Initial Pool Balance, the occupancy reflected in this free writing prospectus includes certain tenants that are among the five (5) largest tenants at the related Mortgaged Property or which, in the aggregate, constitute a significant portion of the related Mortgaged Property, that have signed leases but are not in occupancy of their full spaces and/or are not paying full contractual rent and/or are entitled to periodic rent abatements (which in some

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cases were not reserved for). The Underwritten Net Cash Flow and Underwritten Net Cash Flow Debt Service Coverage Ratio reflected in this free writing prospectus includes rent from those tenants (without deduction for abated rent) even though the related tenants may not be paying full contractual rent or are paying reduced or no rent or will receive periodic rent abatements. See Annex A-1 and Annex A-3 (including the related footnotes) in this free writing prospectus.

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In the case of one (1) Mortgaged Property identified as “400 Poydras” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 5.7% of the Initial Pool Balance, the Mortgaged Property includes two parking garages with a total of 1017 parking spaces. Parking income accounts for approximately 16.7% of the net underwritten rental income at the Mortgaged Property.

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In the case of one (1) Mortgaged Property identified as “JAGR Portfolio – Hilton Jackson” on Annex A-1 to this free writing prospectus, partially securing one (1) mortgage loan representing approximately 1.4% of the Initial Pool Balance by allocated loan amount, the lender underwrote the revenues from the Drago’s Seafood Restaurant (which opened in January 2015) to the related loan sponsor’s 2015 projections. The related loan sponsor’s projections were based on a discount to the recent performance at two other locations for the restaurant. We can provide no assurances that such projections will be accurate for the restaurant operation.

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In the case of one (1) Mortgaged Property identified as “9 Washington” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.6% of the Initial Pool Balance, affiliates of the respective borrowers lease approximately 8,383 square feet (approximately 23.8% of the net rentable area) at the related Mortgaged Property. Mortgaged Properties leased in whole or substantial part to an affiliate of the related borrower under the mortgage loan may be affected by conflicts of interest between the borrower and the affiliated tenant, and we cannot assure you that any such conflicts will not adversely impact the related borrower’s performance under the mortgage loan or the value of the related Mortgaged Property. In addition, we cannot assure you that the terms of the lease are not materially more favorable than lease terms with any unaffiliated third party. See “Risk Factors—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” in this free writing prospectus.

See “Risk Factors—Risks Relating to Underwritten Net Cash Flow”, Annex A-1 and Annex A-3 (including the related footnotes) in this free writing prospectus.

Mortgaged Property Considerations

Environmental Considerations

In connection with the origination of the mortgage loans, the related mortgage loan seller or other originator either (i) obtained or updated an environmental site assessment for the related Mortgaged Property from a qualified environmental firm or (ii) obtained an environmental insurance policy for the related Mortgaged Property. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Environmental Site Assessment”, “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—RAIT Funding, LLC—RAIT’s Underwriting Guidelines and Processes”, “—Redwood Commercial Mortgage Corporation—RCMC’s Underwriting Standards and Loan Analysis—Environmental Report” and “—Starwood Mortgage Funding II LLC—SMF II’s Underwriting Guidelines and Processes—Assessments of Property Condition—Environmental Assessment”, “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus.

See “Risk Factors—Environmental Risks Relating to the Mortgaged Properties” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus. In addition, with respect to the mortgage loans in the trust, we note the following:

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With respect to one (1) Mortgaged Property identified as “Pinecrest Town Center” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 2.4% of the Initial Pool Balance, the ESA obtained at origination indicates that a dry cleaning facility currently operates at the Mortgaged Property. The consultant observed external storage of dry cleaning solvents in two 30-gallon drums behind the dry cleaning machine and without secondary containment, and waste is collected in the form of stillbottoms, filters and lint. The consultant also noted the concrete floor in the vicinity of the dry cleaning machine and waste storage area was coated with an epoxy sealant that appeared to be deteriorating or entirely missing in certain areas. As a result of the dry cleaning operation, the ESA characterized the existence of this tenant as a recognized environmental condition (“REC”). The Mortgaged Property is currently on a list for funding to be allocated under a state remediation database, but eligibility may be rescinded if the facility is found to not be in compliance with hazardous waste rules. In addition, the ESA also indicates that the state agency will likely not remediate the Mortgaged Property for some time due to its priority on the list, and soil vapor issues remain a concern at the Mortgaged Property. The ESA provided a worse-case estimate of $50,000 to install and operate a sub-slab depressurization system and operate it for one year. At origination, the borrower was required to reserve $62,500 to cover the cost of installation of the system. We can provide no assurances that the amount reserved will be sufficient to install the system or that the system will mitigate any vapor intrusion issues associated with dry cleaning solvents.

With respect to one (1) Mortgaged Property identified as “Patton Square” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.6% of the Initial Pool Balance, the environmental consultant identified the property adjacent to the Mortgaged Property as a groundwater contamination site as well as a leaking underground storage tank site due to its prior use as a gasoline station. Based on the concentrations of the contaminants, the relative proximity to the Mortgaged Property, the potential for vapor-phase contaminant migration and the inferred direction of groundwater flow, the site has the potential to impact the Mortgaged Property and is considered a recognized environmental condition. The environmental consultant recommended a Phase II be performed. The borrower has obtained an environmental insurance policy issued by Steadfast Insurance with an aggregate limit of $2,000,000, a 10-year term, a $25,000 self-insured retention and a three-year tail.

With respect to one (1) Mortgaged Property identified as “Cole IV Retail Portfolio – Pool II – Target Center” on Annex A-1 to this free writing prospectus, partially securing one (1) mortgage loan representing approximately 0.6% of the Initial Pool Balance by allocated loan amount, an environmental consultant identified a recognized environmental condition relating to three investigations relating to a warehouse building formerly at the Mortgaged Property, including (a) a sediment sample from a warehouse septic tank that revealed VOCs, (b) the excavation of 54 drums (27 filled with hazardous waste and 27 filled with concrete debris) from a disposal trench behind a warehouse and (c) VOCs resulting from borings drilled beneath a concrete slab of a warehouse floor. A former occupant of the Mortgaged Property, Dormiant Board, has been identified as the responsible party, and No Further Action status is currently pending. With respect to one (1) Mortgaged Property identified as “Cole IV Retail Portfolio – Pool II – Terrell Mill Village” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.8% of the Initial Pool Balance by allocated loan amount, an environmental consultant identified a recognized environmental condition relating to the operation of a dry cleaning facility at the Mortgaged Property. The environmental consultant indicated that potential impacts to groundwater and soil have not been evaluated, and that if a further determination of potential impacts from the dry cleaner is desired, subsurface investigation could be conducted. The lender obtained a pollution liability insurance policy in the amount of $20,000,000 from Steadfast Insurance Company, a member of Zurich North America, with a three-year term and having a $100,000 deductible. The liability policy covers each Mortgaged Property. Steadfast Insurance Company has an S&P financial strength rating of “AA-”. We cannot assure you that such environmental insurance policy will be sufficient to cover any required environmental remediation or environmental responsibilities.

See also representation number 43 on Annex D-1 to this free writing prospectus and the exceptions to that representation on Annex D-2 to this free writing prospectus.

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Property Redevelopment and Renovation Issues

Certain of the Mortgaged Properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation.

With respect to one (1) Mortgaged Property identified as “Eagles Trail” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 1.8% of the Initial Pool Balance, the Mortgaged Property is expected to undergo a $2,000,000 capital improvement plan in connection with the borrower’s acquisition of the Mortgaged Property. The capital improvement plan includes improvements to the exterior and interior of the units and renovations to the club house and amenities. At origination, the borrower was required to reserve the full estimated amount of the capital improvement plan with the lender. We cannot assure you that the capital improvement plan will be completed or that such renovations will not adversely affect the occupancy or operations of the related Mortgaged Property.

With respect to one (1) Mortgaged Property identified as “Doubletree Baltimore Airport” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 1.6% of the Initial Pool Balance, the borrower intends to implement significant renovations to the related Mortgaged Property, including the lobby and business center, meeting spaces, corridors and stairwells and guest rooms. At origination, the borrower was required to reserve $2,261,989 for the proposed renovation plan, and the loan documents contain a non-recourse carve-out for any losses associated with the failure to complete with renovations free and clear of all liens. Nonetheless, we can provide no assurances that the renovations will not have a material adverse impact on the occupancy and operations at the hotel.

With respect to one (1) Mortgaged Property identified as “The Heights” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 1.5% of the Initial Pool Balance, the related loan documents permit the borrower to ground lease an outparcel to any party (including an affiliate) in connection with the construction of improvements upon the terms and conditions in the loan documents, which include, without limitation: (i) no event of default; (ii) the borrower posts security for the payment and costs of the construction; (iii) the square footage of the buildings or other improvements to be erected on the outparcel will not exceed 15,000 square feet; (iv) the proposed construction is acceptable to the lender; and (v) the borrower delivers a REMIC opinion. In addition, the loan documents require the lender to allow expansions of the Kroger tenant space (including the demolition of certain existing tenant spaces) upon certain terms and conditions, which include, without limitation: (a) no event of default; (b) the debt service coverage ratio (taking into account the proposed expansion and demolition plans) will not be less than 1.25x; (c) the borrower posts security for the costs and expenses associated with the expansion, unless Kroger is solely responsible for the expansion under its lease and is rated “BBB” or better by two of S&P, Moody’s and Fitch; and (d) the borrower delivers a REMIC opinion. We can provide no assurances regarding the impact on the Mortgaged Property during or after such construction or expansion.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties.

See “Risk Factors—Risks Related to Redevelopment and Renovation at the Mortgaged Properties” in this free writing prospectus.

Litigation Considerations; Bankruptcy Issues and Other Proceedings

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates. In addition, certain of the borrower sponsors and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material

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proceedings (including criminal proceedings) in the past. In some cases, Mortgaged Properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Several of the mortgage loans refinanced a loan which had been modified, in default and/or otherwise involved discounted pay offs in connection with the origination of such mortgage loans as described below:

With respect to twenty-one (21) Mortgaged Properties identified as “Horizon Outlet Shoppes Portfolio”, “DoubleTree - Carson”, “Downtown Seaside”, “Courtyard Marriott Green Hills”, “Sedano’s Plaza Lakes on the Green”, “Eagles Trail”, “Doubletree Baltimore Airport”, “Garden District Apartments”, “Hidden Hills at Oakdale West”, “The Weatherly”, “Alore Center”, “Hampton Inn Ft. Wayne”, “Lyons Station”, “14001 Weston Parkway”, “Rockmead Professional Center”, “Austin Industrial Park”, “North Road Plaza”, “Liberty Station – Building 210” and “AAA Storage City” on Annex A-1 to this free writing prospectus, securing nineteen (19) mortgage loans representing approximately 22.4% of the Initial Pool Balance, within the last ten (10) years, borrower sponsors or key principals (or affiliates of borrower sponsors or key principals) have previously sponsored real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties in this trust (which Mortgaged Properties, in certain cases, involved prior owners in connection with financings unrelated to the mortgage loans)) that became or are currently the subject of foreclosure proceedings, deed-in-lieu of foreclosure, short sale, discounted pay offs, loan restructuring, forbearance agreement, bankruptcy or insolvency proceedings or similar proceedings. See “Risk Factors—Risks Associated with Commercial Real Estate Lending”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans” in this free writing prospectus.

With respect to twelve (12) Mortgaged Properties identified as “Cole IV Retail Portfolio – Pool I” and “Cole IV Retail Portfolio – Pool II” on Annex A-1 to this free writing prospectus, securing two (2) mortgage loans representing approximately 10.2% of the Initial Pool Balance, an affiliate of the sponsor is American Realty Capital Properties Inc. (“ARCP”), which reported an accounting error in its first quarter 2014 financial results that it said was intentionally concealed in the second quarter’s results. The report has led to criminal and civil investigations and the resignations of at least five executives. A new chief executive officer of ARCP has been appointed. Also, there are related class actions, derivative actions, and individual actions under the federal securities laws and state common and corporate laws in both federal and state courts in New York and Maryland.

With respect to three (3) Mortgaged Properties identified as “JAGR Portfolio” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 3.0% of the Initial Pool Balance, at the time of acquisition by the borrowers and sponsor, the prior financings secured by the Mortgaged Properties were in default. With respect to the Mortgaged Property identified as “JAGR Portfolio – Hilton Jackson” on Annex A-1, the prior loan was a non-CMBS loan acquired by the sponsor in 2012 out of maturity default from the initial lender at a discount of 31.7% to the outstanding principal amount at the time. With respect to the Mortgaged Properties identified as “JAGR Portfolio – Doubletree Grand Rapids” and “JAGR Portfolio – Doubletree Annapolis” on Annex A-1, the prior loan was a defaulted CMBS loan that included a third property as collateral. The sponsor acquired the properties in 2013. The prior loan was liquidated at auction by the special servicer, with discounts of 16.1% and 33.6% to the allocated loan amounts under the prior debt, respectively. The sponsor of the borrowers was not involved with the prior defaults or affiliated with the prior borrowers under such financings.

See “Risk Factors—Risks Associated with Commercial Real Estate Lending”, “—The Borrower’s Form of Entity May Cause Special Risks”, “—Lack of Skillful Property Management Entails Risks” and “—Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans” in this free writing prospectus. See also “Risk Factors—Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans” in this free writing prospectus and “Risk Factors—Litigation Concerns” in the prospectus.

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Tenant Issues

Occupancy and Tenant Concentrations. Mortgaged Properties that are owner-occupied or leased to a single tenant, or leased to a tenant that makes up a significant portion of the rental income, are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

See “Risk Factors—Risks of Lease Early Termination Options” and “—Certain Additional Risks Relating to Tenants” in this free writing prospectus, and Annex A-3 to this free writing prospectus.

Mortgaged Properties securing certain mortgage loans have tenant lease concentrations. For certain information on the top ten tenants at each of the top ten mortgage loans, see the chart entitled “Tenant Summary” on Annex A-3 to this free writing prospectus. In addition, see Annex A-1 for the identity and size of the top five tenants at each Mortgaged Property. Further, we note the following with respect to the mortgage loans in the trust:

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Sixteen (16) Mortgaged Properties identified as “Bridgeway Business Center”, “Cole IV Retail Portfolio – Pool II – Inglewood Plaza”, “Cole IV Retail Portfolio – Pool I – Marketplace at the Lakes”, “Chestnut Place”, “Cole IV Retail Portfolio – Pool II – Hickory Flat Commons”, “Cole IV Retail Portfolio – Pool II – Terrell Mill Village”, “Cole IV Retail Portfolio – Pool I – Plaza San Mateo”, “2560 Dixwell”, “Alore Center”, “Cole IV Retail Portfolio – Pool I – Emerald Place”, “Cole IV Retail Portfolio – Pool II – Westover Marketplace”, “14001 Weston Parkway”, “Cole IV Retail Portfolio – Pool II – Target Center”, “Cole IV Retail Portfolio – Pool I – Village at Hereford Farms”, “Liberty Station – Building 210” and “Cole IV Retail Portfolio – Pool I – University Marketplace” on Annex A-1 to this free writing prospectus, securing or partially eight (8) mortgage loans representing approximately 12.6% of the Initial Pool Balance by allocated loan amount, the related Mortgaged Properties are each leased to a tenant that makes up 50% or more (but less than 100%) of the rentable square footage.

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Three (3) Mortgaged Properties identified as “2025 M Street”, “Patton Square” and “Cole IV Retail Portfolio – Pool I – Village at Hereford Farms” on Annex A-1 to this free writing prospectus, securing or partially securing three (3) mortgage loans representing approximately 7.5% of the Initial Pool Balance by allocated loan amount, have government tenants among the five (5) largest tenants at the related Mortgaged Property that in certain cases have the right to terminate their leases under certain circumstances, including due to a lack of appropriations during the term of the lease.

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In the case of one (1) Mortgaged Property identified as “One City Centre” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 6.1% of the Initial Pool Balance, the Mortgaged Property is located in Houston, Texas, and a material portion of the Mortgaged Property’s net rentable area is occupied by tenants in the energy industry, including the second and third largest tenants, which occupy approximately 31.5% of the net rentable area. A significant portion of Houston’s economy is tied to the energy industry. We cannot assure you that fluctuations in energy prices or other disruptions in the market will not adversely affect the occupancy or revenues of the related Mortgaged Property.

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One (1) Mortgaged Property identified as “400 Poydras” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 5.7% of the Initial Pool Balance, has CACI, Inc. – Commercial as its largest tenant (by net rentable area leased). The tenant leases its space on a year-to-year basis due to the short term nature of its contracts with the government.

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Three (3) Mortgaged Properties identified as “Walgreens – Brunswick”, “CVS – Fair Oaks” and “CVS – Hutto” on Annex A-1 to this free writing prospectus, securing three (3) mortgage loans representing approximately 1.1% of the Initial Pool Balance, are leased to a single tenant. With respect to certain of these mortgage loans, the single tenant’s lease may expire prior to or shortly

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after the related maturity date. See Annex A-1 to this free writing prospectus for tenant lease expiration dates for the single tenants at these respective Mortgaged Properties.

See “Risk Factors—Tenant Concentration Entails Risk” and “—Certain Additional Risks Relating to Tenants” in this free writing prospectus.

Certain Mortgaged Properties securing some of the mortgage loans may have low occupancy rates. For the occupancy rate and the date of its measurement for each mortgage loan, see Annex A-1 to this free writing prospectus.

Certain of the Mortgaged Properties are leased to the related borrower or affiliates of the related borrower. In that regard, we note the following examples with respect to the mortgage loans in this trust:

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In the case of one (1) Mortgaged Property identified as “Lenox Towers” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 2.8% of the Initial Pool Balance, an affiliate of the borrower sponsor is the fifth largest tenant by net rentable area at the Mortgaged Property.

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In the case of one (1) Mortgaged Property identified as “9 Washington” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.6% of the Initial Pool Balance, a tenant at the Mortgaged Property is an owner of the related borrower of the mortgage loan.

In each of the above circumstances, we cannot assure you that the terms of those leases are not inherently more beneficial to the tenant than similar leases to unaffiliated third party tenants. See “Risk Factors—Certain Additional Risks Relating to Tenants” and “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” in this free writing prospectus.

Expirations. Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related mortgage loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top ten mortgage loans, see the related summaries attached as Annex A-3 to this free writing prospectus. In addition, see Annex A-1 to this free writing prospectus for tenant lease expiration dates for the five (5) largest tenants at each Mortgaged Property. In addition, identified below are certain lease expirations with respect to the retail, office, industrial and mixed-use Mortgaged Properties securing certain of the mortgage loans included in the trust:

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Thirteen (13) Mortgaged Properties identified as “2025 M Street “, “400 Poydras”, “Lenox Towers”, “Pinecrest Town Center”, “Richmond Portfolio”, “Downtown Seaside”, “Park Centre Commons”, “Windwood Centre”, “Patton Square”, “Austin Industrial Park” and “Liberty Station – Building 210” on Annex A-1 to this free writing prospectus, securing eleven (11) mortgage loans representing approximately 24.7% of the Initial Pool Balance, are each subject to tenant leases that are scheduled to have a 50% or more, but less than 100% (based either on net rentable area or total underwritten rent) lease rollover prior to, or in the same year as, the related maturity date.

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Thirteen (13) Mortgaged Properties identified as “One City Centre”, “Bridgeway Business Center”, “El Paseo Collection South”, “The Weatherly”, “Mt. Nebo Pointe”, “2560 Dixwell”, “Alore Center”, “Cavalier Building”, “9 Washington”, “Rockmead Professional Center”, “North Road Plaza”, “275 N. York” and “91st & Kelton” on Annex A-1 to this free writing prospectus, securing thirteen (13) mortgage loans representing approximately 15.0% of the Initial Pool Balance, are each subject to tenant leases that are scheduled to have 100% (based either on net rentable area or total underwritten rent) lease rollover prior to, or in the same year as, the related maturity date.

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Terminations. Tenants under commercial leases often have the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions. See “Risk Factors—Risks of Lease Early Termination Options” in this free writing prospectus.

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Twenty (20) Mortgaged Properties identified as “2025 M Street”, “One City Centre”, “400 Poydras”, “Horizon Outlet Shoppes Portfolio”, “Pinecrest Town Center”, “Richmond Portfolio”, “Sedano’s Plaza Lakes on the Green”, “Bridgeway Business Center”, “El Paseo Collection South”, “Mt. Nebo Pointe”, “Windwood Centre”, “Plantation Corporate Center”, “Patton Square”, “Austin Industrial Park”, “Liberty Station – Building 210” and “275 N. York” on Annex A-1 to this free writing prospectus, securing sixteen (16) mortgage loans representing approximately 34.5% of the Initial Pool Balance, are each subject to leases where one or more of the top five (5) tenants at such Mortgaged Property either has the right to terminate its lease during the term of the loan, prior to the stated expiration of the full lease term and during the term of the related mortgage loan (either at such tenant’s option or for reasons other than a landlord default under the applicable lease, including as a result of the trigger of co-tenancy provisions) and/or the right to reduce such tenant’s total leased space or reduce the related rent at the related Mortgaged Property pursuant to the related lease. See Annex A-1 to this free writing prospectus and the footnotes related thereto for additional information on the top five tenants at the related Mortgaged Properties.

Purchase Options, Rights of First Refusal and Rights of First Offer

Tenants under commercial leases, franchisors, property managers, ground lessors and others may have the right to purchase all or a portion of the related Mortgaged Property under certain circumstances, including, in the event that the related borrower contemplates a sale of such Mortgaged Property. See “Risk Factors—Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties” in this free writing prospectus and representation number 8 on Annex D-1 to this free writing prospectus and the exceptions to that representation on Annex D-2 to this free writing prospectus. With respect to the Mortgaged Properties securing the mortgage loans in the trust, we note in particular the following:

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In the case of six (6) Mortgaged Properties identified as “Marriott – Pittsburgh”, “Fairfield Inn Destin”, “Candlewood Suites Greenville”, “Walgreens – Brunswick”, “CVS – Fair Oaks” and “CVS – Hutto” on Annex A-1 to this free writing prospectus, securing six (6) mortgage loans representing approximately 5.2% of the Initial Pool Balance, certain tenants, franchisors, property managers, ground lessors, developers or owners’ associations at such Mortgaged Properties or other parties have a purchase option or a right of first refusal or right of first offer, upon satisfaction of certain conditions, to purchase all or a portion of the related Mortgaged Property in the event the related borrower decides to sell the related Mortgaged Property or a portion thereof, as applicable.

Additional Considerations

In the case of one (1) Mortgaged Property identified as “The Heights” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 1.5% of the Initial Pool Balance, there is no separate guarantor for the mortgage loan, and the related loan documents do not contain customary non-recourse carve-out provisions, including those related to bankruptcy and fraud. The related borrower will be the sole party responsible for indemnifying the lender for environmental issues, and recourse for a default or breach of the loan documents will be limited to foreclosure and similar remedies.

Assessments of Property Value and Condition

Appraisals

For each Mortgaged Property, the related mortgage loan seller obtained a current (within seven (7) months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the

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requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Appraisal and Loan-to-Value Ratio”, “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—RAIT Funding, LLC—RAIT’s Underwriting Guidelines and Processes”, “—Redwood Commercial Mortgage Corporation—RCMC’s Underwriting Standards and Loan Analysis—Appraisal Report” and “—Starwood Mortgage Funding II LLC—SMF II’s Underwriting Guidelines and Processes—Assessments of Property Condition—Appraisals” in this free writing prospectus.

In the case of one (1) Mortgaged Property identified as “Eagles Trail” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 1.8% of the Initial Pool Balance, the appraiser provided a “market value as-if complete” value of $25,000,000, dated as of March 11, 2015 for the Mortgaged Property, which assumes that the renovations to be undertaken by the borrower in connection with the $2 million capital improvement plan are complete. The “market value as-if complete” appraised value of $25,000,000 results in a Cut-off Date LTV Ratio of 69.0%, and the “as-is” appraised value of $21,500,000 results in a Cut-off Date LTV Ratio of 80.2%. See Annex A-1 in this free writing prospectus for additional information.

See “Risk Factors—Limitations of Appraisals” in this free writing prospectus.

Engineering Reports

In connection with the origination of each mortgage loan included in the trust, other than as identified below, the related mortgage loan seller or other originator obtained an engineering report with respect to the related Mortgaged Property with an engineering report dated within seven (7) months of the Cut-off Date. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Physical Assessment Report”, “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—RAIT Funding, LLC—RAIT’s Underwriting Guidelines and Processes”, “—Redwood Commercial Mortgage Corporation—RCMC’s Underwriting Standards and Loan Analysis—Engineering Report” and “—Starwood Mortgage Funding II LLC—SMF II’s Underwriting Guidelines and Processes—Assessments of Property Condition” in this free writing prospectus.

See “Risk Factors—Limitations of Appraisals” in this free writing prospectus.

Zoning and Building Code Compliance and Condemnation

In connection with the origination of each mortgage loan included in the trust, the related mortgage loan seller or other originator generally examined whether the use and occupancy of the related real property collateral was in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Zoning and Building Code Compliance”, “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—RAIT Funding, LLC—RAIT’s Underwriting Guidelines and Processes”, “—Redwood Commercial Mortgage Corporation—RCMC’s Underwriting Standards and Loan Analysis—Zoning and Building Code Compliance” and “—Starwood Mortgage Funding Corporation II LLC—SMF II’s Underwriting Guidelines and Processes—Assessments of Property Condition—Zoning and Building Code Compliance” in this free writing prospectus. For example, in this regard we note the following example:

With respect to one (1) Mortgaged Property identified as “Garden District Apartments” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 1.4% of the Initial Pool Balance, the use of the Mortgaged Property is currently allowed under a conditional use permit. The use may be continued provided there is no increase in the extent of the non-conforming use. Only limited alterations of the structures housing the legal non-conforming use are permitted. In the event of a material casualty, the Mortgaged Property would need to seek conditional use approval to be rebuilt consistent with the current zoning ordinance.

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With respect to one (1) Mortgaged Property identified as “Alore Center” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.7% of the Initial Pool Balance, the Mortgaged Property is currently operating under a tenant-specific special exception issued by the municipality allowing for office use (including medical offices and real estate offices) on the first floor. In the event of a material casualty or change in tenants, the special exception would need to be reissued by the municipality, the failure of which would allow for only retail use on the first floor. However, the lender included a recourse carveout to the borrower and the guarantors in the event of a loss to the lender due to the failure of the municipality to issue such special exception, which recourse carveout will terminate upon the borrower receiving a permanent special use permit for offices (including medical offices and real estate offices) on the first floor.

With respect to one (1) Mortgaged Property identified as “Candlewood Suites Greenville” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.7% of the Initial Pool Balance, the use of the related Mortgaged Property is restricted to hotel/lodging uses under two recorded declarations of restricted covenants. See “Risk Factors—Zoning Compliance, Use Restrictions and Condemnation May Adversely Affect Property Value” in this free writing prospectus.

With respect to one (1) of the Mortgaged Properties identified as “AAA Storage City” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.4% of the Initial Pool Balance, the use of the Mortgaged Property as a mini-storage is considered to be a pre-existing, nonconforming use grandfathered into the current zoning district. The Mortgaged Property is considered to be legal nonconforming as to use and, therefore, any restoration or repair due to casualty or destruction must begin within 12 months of the damage.

See “Risk Factors—Zoning Compliance, Use Restrictions and Condemnation May Adversely Affect Property Value” in this free writing prospectus and see representation number 26 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus.

Certain Terms and Conditions of the Mortgage Loans

Each of the mortgage loans bears interest at a mortgage rate (each, a “Mortgage Rate”) that will remain fixed for their remaining terms. The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

Overview of Due Dates
Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
1	28	$531,004,782	53.9%
5	11	102,573,327	10.4
6	24	350,910,068	35.6
Total:	63	$984,488,178	100.0%

As used in this free writing prospectus, “Due Date” means, with respect to each mortgage loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower on the mortgage loan.

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The mortgage loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
0	52	$825,939,645	83.9%
4	2	12,968,000	1.3
5	9	145,580,533	14.8
Total:	63	$984,488,178	100.0%

As used in this free writing prospectus, “grace period” is the number of days following the Due Date before a payment default would exist under each mortgage loan and is based solely on the express terms of the respective mortgage loans. Various states may impose statutorily longer grace periods.

In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, for example, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

The mortgage loans have the amortization characteristics set forth in the following table:

Amortization Types

Amortization Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
IO-Balloon	33	$483,628,000	49.1%
Balloon	23	312,911,735	31.8
Interest Only	6	172,760,000	17.5
Fully Amortizing	1	15,188,444	1.5
Total:	63	$984,488,178	100.0%

Overview of Prepayment Protection(1)(2)

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Defeasance	45	$531,607,550	54.0%
Yield Maintenance	17	435,630,628	44.2
None	1	17,250,000	1.8
Total:	63	$984,488,178	100.0%

(1)	See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loans.

(2)
Prepayments may occur (often without any yield maintenance charge or prepayment premium) in connection with a casualty at or condemnation of the related mortgaged property and, if the casualty or condemnation is sufficiently material and/or if the insurance proceeds or condemnation award is not released for restoration, some mortgage loans permit the related borrower to prepay the related mortgage loan in full or up to a specified percentage of the allocated loan amount of the affected property to obtain the release thereof.

With respect to certain mortgage loans that permit prepayment subject to yield maintenance, the “Yield Maintenance Charge” will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid and (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest (including any balloon payment) from the prepayment date through the date specified in the related mortgage loan documents (which will generally be the maturity date or the first date on which the borrower can prepay without a yield maintenance

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charge) determined by discounting such payments at a Discount Rate, less the amount of principal being prepaid. See Annex A-1 to this free writing prospectus for the specific prepayment restrictions for each mortgage loan.

The term “Discount Rate” as used in the preceding paragraph will be as set forth in the related loan documents but will generally mean the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date, open prepayment date or the remaining weighted average life, of the related mortgage loan plus, in certain circumstances, an additional specified percentage and converted to a monthly equivalent yield (as described in the respective loan documents).

With respect to certain other mortgage loans that permit prepayment subject to yield maintenance, the “Yield Maintenance Charge” will generally, subject to certain variations, be an amount (in some cases, not less than 1.0% of the amount prepaid) equal to the present value of a series of payments, each equal to the Interest Payment Differential and payable on each scheduled due date over the remaining original term of the prepaid yield maintenance mortgage loan and, with respect to the principal balance of the note due to be outstanding on such date, the stated maturity date or the date preceding the commencement of the open prepayment period, as applicable, discounted at the Reinvestment Yield as of the date of prepayment for the number of months remaining from such date of prepayment to each scheduled due date through and including the stated maturity date or the date preceding the commencement of the open prepayment period, as applicable.

The term “Interest Payment Differential” with respect to any related prepaid yield maintenance mortgage loan will generally equal (i) the Mortgage Rate minus the Reinvestment Yield, divided by (ii) 12, and multiplied by (iii) the outstanding principal balance of the prepaid yield maintenance mortgage loan on the date of prepayment (if the prepayment date is a scheduled due date, after the application of the monthly payment amount due); provided that the Interest Payment Differential will never be less than zero.

The term “Reinvestment Yield” means with respect to any related prepaid yield maintenance mortgage loan, will generally equal, depending on the mortgage loan, either: (a) the yield calculated by the related lender by the linear interpolation of the yields, “as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date of prepayment, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the loan maturity date or the date preceding the commencement of the open prepayment period, as applicable (and, as used in the second preceding paragraph, converted to a monthly compounded nominal yield); or (b) the lesser of (i) the yield on the U.S. Obligations with the same maturity date as the stated maturity date or date preceding the commencement of the open prepayment period, as applicable, of the prepaid yield maintenance mortgage loan or, if no such U.S. Obligations issue is available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with maturity dates (one prior to and one following) that are closest to the stated maturity date or the date preceding the commencement of the open prepayment period, as applicable, of the prepaid yield maintenance mortgage loan or (ii) the yield on the U.S. Obligations with a term equal to the remaining average life of the prepaid yield maintenance mortgage loan or, if no such U.S. Obligations are available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the prepaid yield maintenance mortgage loan with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date of prepayment set forth in the related borrower’s notice of repayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

The term “U.S. Obligations” means, in general, securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, not subject to prepayment, call or early redemption, (2) certain other non-callable “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8), as amended, or (3) such other instruments, if any, as set forth in the related mortgage loan documents.

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Yield Maintenance Charges and any prepayment premiums are distributable as described in this free writing prospectus under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

The mortgage loans generally permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an “open period” immediately prior to and including the stated maturity date set forth in the following table:

Prepayment Open Periods(1)
Open Period (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
2	2	$39,476,546	4.0%
3	10	239,229,703	24.3
4	45	608,081,929	61.8
5	3	34,700,000	3.5
24	2	33,000,000	3.4
36	1	30,000,000	3.0
Total:	63	$984,488,178	100.0%

(1)	See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loans.

Unless a mortgage loan is relatively near its stated maturity date, or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment to offset the effects of such prepayment on the yield to Certificateholders.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans may require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation; provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration; provided that (i) the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award and/or (ii) no event of default exists. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to Yield Maintenance Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge or prepayment premium will be enforceable under applicable state law. See “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

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Certain of the mortgage loans may provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the related mortgage loan upon application of specified amounts of Insurance and Condemnation Proceeds, upon the release of individual properties securing certain mortgage loans or upon application of certain holdbacks, if such holdbacks are not used for their specified purpose, to pay the related unpaid principal balance. Such application of a holdback may or may not require a payment of a Yield Maintenance Charge or prepayment premium based upon the amount of the principal being paid.

Defeasance; Collateral Substitution; Property Releases

The terms of forty-five (45) mortgage loans identified as being subject to defeasance (or defeasance and other forms of prepayment protection) under the column heading “Prepayment Provisions” on Annex A-1 to this free writing prospectus, representing approximately 54.0% of the Initial Pool Balance, permit the applicable borrower on any due date after a specified period not less than two years from the Closing Date (or in the case of any Serviced Whole Loans under such column heading, not less than the earlier of two years after origination or two years after the latest securitization of any of the related Pari Passu Companion Loans), provided that no event of default exists, to obtain a release of all of a Mortgaged Property from the lien of the related Mortgage in exchange for a grant of a security interest in certain U.S. government securities (a “Defeasance”). For further information, see “Risk Factors—Risks Relating to Prepayments and Repurchases” and Annex A-1 to this free writing prospectus.

In general, the release is subject to certain conditions, including, among other conditions, that the borrower:

(a)      pays or delivers to the master servicer on any due date (the “Release Date”) (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to but not including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other government securities within the meaning of Section 2(a)(16) the Investment Company Act of 1940, as amended (“Government Securities”), providing payments (x) on or prior to all successive scheduled due dates from the Release Date to the related maturity date (or, in some cases, the first day of the open period) including all outstanding principal and interest, and (y) in amounts at least equal to the scheduled payments due on these dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial Defeasance (including any balloon payment at maturity), and (4) any costs and expenses incurred in connection with the purchase of the Government Securities; and

(b)      delivers a security agreement granting the trust fund a first priority lien on the Government Securities purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

The existing borrower or, if the borrower is not required to do so under the mortgage loan documents, the master servicer, will be responsible for purchasing the Government Securities on behalf of the borrower at the borrower’s expense. Simultaneously with these actions, the applicable Mortgaged Property or Properties will be released from the lien of the Mortgage and the pledged Government Securities (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan (although in some cases involving a partial Defeasance, the Government Securities and the remaining real property collateral secure separate non-crossed notes).

In some cases, a successor borrower established or designated by the existing borrower or by the originator (or, if the existing borrower is not required or permitted to do so under the mortgage loan documents, established or designated by the master servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the existing borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

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Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret the excess, if any, of the amount paid to purchase the Defeasance collateral over the amount of the defeased debt, as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the Defeasance provisions of any mortgage loan.

In addition to the provisions described above, certain mortgage loans permit partial Defeasances, partial releases and property substitutions as described below.

Releases of Individual Mortgaged Properties

With respect to twelve (12) Mortgaged Properties identified as “Cole IV Retail Portfolio – Pool I” and “Cole IV Retail Portfolio – Pool II” on Annex A-1 to this free writing prospectus, securing two (2) mortgage loans collectively representing approximately 10.2% of the Initial Pool Balance, the related loan documents permit the borrower to release an individual property from the lien of the security instrument after the lockout period, subject to the satisfaction of conditions set forth in the related loan documents, including (i) payment of a release price equal to 125% of the allocated loan amount and the applicable yield maintenance premium, (ii) after giving effect to the release, the debt service coverage ratio for the annual period immediately prior to the release shall not be less than the greater of (A) the debt service coverage ratio for all remaining properties as of the origination date of the mortgage loan and (B) the debt service coverage ratio in effect immediately prior to the release, (iii) after giving effect to the property sale, the loan-to-value ratio shall not be greater than the loan-to-value ratio for all remaining properties as of the origination date of the mortgage loan and (iv) the release would not cause the mortgage loan to fail to be a “qualified mortgage” (as used in Code Section 860G(a)(3)(A)).

With respect to three (3) Mortgaged Properties identified as “JAGR Portfolio” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 3.0% of the Initial Pool Balance, the related mortgage loan documents provide that the borrowers are permitted to obtain the release of one or more individual Mortgaged Properties through a partial prepayment of such mortgage loan after the lockout period, subject to the satisfaction of certain conditions, including, but not limited to: (i) the Doubletree Annapolis Mortgaged Property may not be the only Mortgaged Property remaining subject to the lien of the mortgage loan documents; (ii) the borrowers prepay 120% of the allocated loan amount for such individual Mortgaged Property being released (except for the Doubletree Annapolis Mortgaged Property, in which case the borrower is required to pay 110% of the allocated loan amount) plus the applicable yield maintenance premium; (iii) after giving effect to such release, the debt yield as calculated under the mortgage loan documents based on the trailing 12 months for the remaining Mortgaged Properties is greater than or equal to the greater of (a) the debt yield for the Mortgaged Properties as of the origination date and (b) the lesser of (1) the debt yield for all of the Mortgaged Properties immediately prior to giving effect to the release (including the Mortgaged Property being released), and (b) 14.0%; and (iv) after giving effect to the release, the loan-to-value ratio for the Mortgaged Properties will not exceed the loan-to-value ratio as of the origination date. If, after giving effect to such release, the loan-to-value ratio as calculated under the mortgage loan documents of the remaining Mortgaged Properties exceeds 125%, no release will be permitted unless the borrowers pay down the mortgage loan as provided by the mortgage loan documents or the lender receives an opinion of counsel that the Trust will not fail to maintain its status as a REMIC trust as a result of the release. The borrowers are permitted to prepay the mortgage loan (with the yield maintenance premium if applicable) in order to meet either the debt yield or the loan-to-value ratio tests.

In the case of three (3) Mortgaged Properties identified as “Horizon Outlet Shoppes Portfolio” on Annex A 1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 2.7% of the Initial Pool Balance, provided that no sweep event period has occurred or is continuing, the related loan documents permit the borrower to obtain the release of any individual Mortgaged Property (for purposes of this paragraph, the “Release Property”) from the lien of the mortgage, provided that each of the following conditions (among others) are satisfied: (i) the borrower defeases an amount of principal of the mortgage loan equal to the greater of (x) if the first Release Property is (a) the Burlington

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Mortgaged Property, 110% of the allocated loan amount or (b) the Fremont Mortgaged Property or the Oshkosh Mortgaged Property, 130% of the allocated loan amount for such Release Property and (y) for any subsequent Release Property, 120% of the allocated loan amount of such Release Property, (ii) after giving effect to such release, the loan-to-value ratio for all remaining Mortgaged Properties is equal to or less than 75%, (iii) after giving effect to such release, the debt service coverage ratio for all remaining Mortgaged Properties is equal to or greater than 1.30x, and (iv) after giving effect to such release, the debt yield for the remaining Mortgaged Properties is equal to or greater than 8.5%.

With respect to one (1) Mortgaged Property identified as “Downtown Seaside” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 2.2% of the Initial Pool Balance, the loan documents permit the borrower to release an individual outparcel from the lien of the security instrument in connection with a partial defeasance after the lockout period, subject to the satisfaction of conditions set forth in the related loan documents, including (i) defeasance in an amount equal to a release price of 120% of the allocated loan amount of the individual property being released, (ii) the loan-to-value ratio for the properties then remaining subject to the lien of the mortgage shall be no greater than 65.5%, (iii) the debt-service-coverage-ratio for the properties then remaining subject to the lien of the mortgage shall be no less than 1.55x, (iv) the debt yield for the properties then remaining subject to the lien of the mortgage shall be no less than 9.5% and (v) satisfaction of the REMIC requirements.

With respect to seven (7) Mortgaged Properties identified as “Simply Self Storage Portfolio (FL & GA)” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 2.0% of the Initial Pool Balance, the loan documents permit the borrower to release an individual property from the lien of the security instrument in connection with a defeasance at any time after the permitted defeasance date, subject to certain conditions set forth in the loan documents including, but not limited to (i) defeasance of the portion of the mortgage loan equal to 125% of the allocated loan amount of the individual property being released, (ii) the debt service coverage ratio for the remaining Mortgaged Properties is no less than the greater of (a) the debt service coverage ratio immediately prior to the release and (b) 1.30x, (iii) the loan-to-value ratio is no more than the lesser of (a) the loan-to-value ratio immediately prior to the release and (b) 75% and (iv) satisfaction of the REMIC requirements.

With respect to one (1) Mortgaged Property identified as “Chestnut Place” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 1.1% of the Initial Pool Balance, the related mortgage loan documents provide that the borrower will take all commercially reasonable actions to obtain the release of one (1) improved parcel of the Mortgaged Property as soon as practicable, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default exists at the time of the release, (ii) the remaining parcel will have a sufficient number of available parking spaces to satisfy the requirements of all applicable laws and all leases affecting the remaining parcel, and (ii) satisfaction of the REMIC requirements.

Other Releases

With respect to three (3) Mortgaged Properties identified as “Crest at Greylyn”, “Horizon Outlet Shoppes Portfolio – Oshkosh” and “The Heights” on Annex A-1 to this free writing prospectus, securing or partially securing three (3) mortgage loans representing approximately 5.6% of the Initial Pool Balance by allocated loan amount, subject to the satisfaction of conditions set forth in the related mortgage loan documents, including satisfaction of REMIC requirements, the related mortgage loan documents permit, without any required partial prepayment or defeasance of the subject mortgage loan, a partial release of an unimproved or minimally improved portion of real property collateral (which may have landscaping, parking or other non-income generating improvements or minimal improvements such as a miniature golf course and merchant facilities). However, in some cases, the property to be released may have material value even though it is currently unimproved or minimally improved.

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“Due-on-Sale” and “Due-on-Encumbrance” Provisions

The mortgage loans contain “due-on-sale” and “due-on-encumbrance” provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or upon the transfer or encumbrance of ownership interests in the related borrower or its equity owner(s) without the consent of the holder of the mortgage loan; provided, however, that under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. Certain of the mortgage loans permit transfers by the related borrower of the Mortgaged Property to purchasers who would then assume the related mortgage loan subject to the reasonable acceptability of the transferee to the mortgagee and the satisfaction of certain conditions provided in the related loan documents. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See “—Additional Debt” in this free writing prospectus.

Exceptions to the “Due-On-Sale” provisions may include, but are not limited to:

●	transfers related to family and estate planning,

●	transfers related to the death or physical or mental disability of holder,

●	transfers of a passive interest or less than a controlling interest in the borrower,

●	transfers to affiliates of, or persons otherwise related to, the borrower or transferor,

●	transfers among existing members, partners, shareholders or beneficiary owners in the borrower or between holders of tenant-in-common interests in the Mortgaged Property,

●	transfers in connection with mergers, consolidations and similar transactions involving affiliated companies,

●	transfers (including mergers, consolidations and similar transactions) involving publicly traded entities,

●	transfers of stock listed on a nationally recognized stock exchange,

●	transfers among affiliated borrowers with respect to any multi-property mortgage loans,

●	transfers which consolidate tenant-in-common ownership into one or more surviving tenant-in-common borrowers,

●
transfers related to conversions of a borrower entity form, including drop-down distributions or entity conversions resulting from a borrower structured as (or converted to) a Delaware statutory trust and certain triggering conditions that may require or necessitate such transfers,

●
transfers of tenant-in-common interests or beneficial interests in a Delaware statutory trust to third parties, subject in some cases to lender approval if such transfers are in excess of specified thresholds,

●	transfers to a pre-approved person or entity or an entity controlled by a pre-approved person or entity,

●
transfers to any person or entity so long as certain specified persons or entities, or persons or entities satisfying specified criteria, remain in control or acquire control of the day to day operations of the borrower,

●
transfers to certain qualifying entities, which entities generally are required to satisfy, or be under the control of other entities that satisfy, specified criteria, such as net worth and/or experience related tests and satisfy conditions specified in the mortgage loan documents but for which lender consent may not be required,

●	transfers related to the foreclosure of existing or permitted mezzanine debt,

●	transfers as to which a Rating Agency Confirmation is obtained, or

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●
other transfers customarily acceptable to prudent commercial and multifamily mortgage lending institutions with respect to comparable property and transfers of a similar nature to the foregoing meeting the requirements of the mortgage loan documents.

See representation number 32 on Annex D-1 to this free writing prospectus and the exceptions to that representation on Annex D-2 to this free writing prospectus for additional permitted transfers.

The master servicer, with respect to non-Specially Serviced Mortgage Loans, other than the Non-Serviced Mortgage Loan, and the special servicer, with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan or related Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, if (i) with respect to all non-Specially Serviced Mortgage Loans, the master servicer has obtained the prior written consent (or deemed consent) of the special servicer, (ii) the special servicer has, prior to consenting to such a proposed action of the master servicer, obtained, and, prior to itself taking such an action, has obtained prior to the occurrence and continuance of any Control Event, the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Event, but prior to a Consultation Termination Event, upon consultation with the Directing Certificateholder), and (iii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding, and (z) together with all other mortgage loans with which it is cross-collateralized or cross-defaulted or together with all other mortgage loans with the same or an affiliated borrower, that is one of the ten largest mortgage loans outstanding (by Stated Principal Balance), a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from the three NRSROs engaged by the depositor to rate the Offered Certificates (collectively, the “Rating Agencies”) and confirmation from the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any securities related to a Serviced Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this free writing prospectus); provided, however, that with respect to clauses (y) and (z) of this paragraph, such mortgage loan will also be required to have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

With respect to a mortgage loan with a “due-on-encumbrance” clause, the master servicer, with respect to non-Specially Serviced Mortgage Loans, other than the Non-Serviced Mortgage Loan, and the special servicer, with respect to Specially Serviced Mortgage Loans, other than the Non-Serviced Mortgage Loan, will be required to (a) exercise any right it may have with respect to a mortgage loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) waive its right to exercise such rights; provided that, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the master servicer has made a written recommendation and analysis and obtained the prior written consent or the deemed consent of the special servicer, (ii) the special servicer has obtained, prior to the occurrence and continuance of any Control Event, the prior written consent or the deemed consent of the Directing Certificateholder and (iii) the master servicer or the special servicer, as the case may be, has received a Rating Agency Confirmation from each Rating Agency if such mortgage loan (1) has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans or (2) has a loan-to-value ratio greater than 85% (including any existing and proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and related Companion Loan, if any, and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans (by Stated Principal Balance) or (5) has a Stated Principal Balance over $20,000,000; provided, however, that with respect to clauses (1), (2), (3) and (4), such mortgage loan must also have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation to apply.

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Any Rating Agency Confirmations and any similar confirmation from a rating agency with respect to any class of securities backed, wholly or partially, by any Serviced Companion Loan described above will be at the related borrower’s expense, to the extent permitted by the related mortgage loan documents; provided that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the master servicer or the special servicer, as applicable, is required to use reasonable efforts to have the related borrower bear such costs and expenses. Unless determined to be nonrecoverable, any such costs not collected from the related borrower will be required to be advanced as a Servicing Advance.

The existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus.

Hazard, Liability and Other Insurance

The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible, which may be a large amount in the case of certain mortgage loans) at least equal to the lesser of (a) the outstanding principal balance of the related mortgage loan and (b) 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the applicable mortgage loan seller and, in some cases, may be significantly less than the outstanding principal amount of the mortgage loan. Moreover, with respect to certain of the mortgage loans insured for less than the full principal balance, applicable zoning ordinances may prevent restoration of the use or prevent or limit rebuilding of the related Mortgaged Properties to their current condition under certain circumstances. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure or permitting its tenant or a condominium association or a hotel franchiser to provide insurance for its premises. In some cases, even where a tenant self-insures, a lease may be terminated based on a material casualty or condemnation, particularly near the end of the lease term. In some cases, required insurance is provided under a blanket policy that also insures properties that do not secure mortgage loans included in this securitization. See “Risk Factors—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this free writing prospectus.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the deductibles, conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000 per occurrence. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from such causes unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In addition, some mortgage loans permit the related borrower to satisfy its obligations to insure the related Mortgaged Property by relying on a tenant or condominium association to obtain the insurance or permit a tenant to self-insure. See representation

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numbers 18 and 31 on Annex D-1 to this free writing prospectus and the exceptions to those representations on Annex D-2 to this free writing prospectus.

In general, the mortgage loans do not require earthquake insurance. In particular, nine (9) Mortgaged Properties identified as “DoubleTree - Carson”, “El Paseo Collection South”, “Cole IV Retail Portfolio – Pool II – Inglewood Plaza”, “Cole IV Retail Portfolio – Pool I – Marketplace at the Lakes”, “AllStore Center Self Storage”, “The Weatherly”, “Horizon Outlet Shoppes Portfolio – Burlington”, “Lyons Station” and “Liberty Station – Building 210” on Annex A-1 to this free writing prospectus, securing or partially securing nine (9) mortgage loans representing approximately 9.7% of the Initial Pool Balance by allocated loan amount, are located in an area that is considered a high earthquake risk (seismic zone 3 or 4). These areas include, without limitation, all or parts of the States of California, Oregon or Washington. A seismic report was prepared with respect to the Mortgaged Properties, and based on those reports, the Mortgaged Properties do not have a probable maximum loss in excess of 19%.

See “Risk Factors—Availability of Earthquake, Flood and Other Insurance” in this free writing prospectus for information regarding earthquake insurance coverage.

With respect to hazard, liability and other insurances required by the mortgage loans included in the trust, we note in particular the following:

●
Several additional mortgage loans provide for waivers of, or other limitations on, the requirement to maintain terrorism insurance, and/or permit a tenant to maintain the required insurance coverage with respect to the related Mortgaged Property or to self-insure or allow for a deductible for such policy, which may be substantial in certain cases. With respect to five (5) Mortgaged Properties identified as “JAGR Portfolio”, “Aspen Heights - Texas A&M University Corpus Christi” and “The Heights” on Annex A-1 to this free writing prospectus, securing three (3) mortgage loans representing approximately 7.2% of the Initial Pool Balance, if the Terrorism Risk Insurance Program Reauthorization Act of 2015 is no longer in effect, the related mortgage loan documents place a cap on the related borrower’s out-of-pocket cost for terrorism insurance premiums at (i) two (2) times the then-current premium for the property insurance policy and business interruption/rental loss insurance (excluding the terrorism components of such policy) with respect to the Mortgaged Properties identified as “JAGR Portfolio”, (ii) two (2) times the then-current premium for a separate “Special Form” or “All Risks” insurance policy or equivalent policy (including, without limitation, property insurance and business interruption/rental loss insurance) with respect to the Mortgaged Property identified as “Aspen Heights - Texas A&M University Corpus Christi” and (iii) two (2) times the then-current premium for the property insurance policy with respect to the Mortgaged Property identified as “The Heights” on Annex A-1 to this free writing prospectus.

See also representation numbers 18 and 31 on Annex D-1 to this free writing prospectus and the exceptions to those representations on Annex D-2 to this free writing prospectus.

Additional Mortgage Loan Information

The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. For purposes of the presentation of numbers and statistical information set forth in this free writing prospectus, unless otherwise noted, all numbers and statistical information regarding the mortgage loans include any related Pari Passu Companion Loan. The sum in any column in the tables presented in Annex A-2 to this free writing prospectus may not equal the indicated total due to rounding. The descriptions in this free writing prospectus of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made and (2) there will be no principal prepayments on or before the Cut-off Date.

Prior to the issuance of the certificates, one or more mortgage loans (including mortgage loans specifically described in this free writing prospectus) may be removed from the pool of mortgage loans as

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a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the depositor or the mortgage loan sellers deem the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this free writing prospectus. The depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this free writing prospectus may vary.

With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this free writing prospectus with respect to UW NCF Debt Yield, UW NCF DSCR and LTV Ratios, as applicable, is the UW NCF Debt Yield, UW NCF DSCR or LTV Ratio of the mortgage loan based on all of the related Mortgaged Properties collectively. The UW NCF Debt Yield, UW NCF DSCR and LTV Ratio for any loan or allocated loan amount comprising a portion of these mortgage loans will vary from the UW NCF Debt Yield, UW NCF DSCR and LTV Ratio shown. See Annex A-1 for the UW NOI and UW NCF for each loan or allocated loan amount comprising these mortgage loans.

For purposes of the statistical information, with respect to each mortgage loan that is part of a whole loan, we generally present the LTV Ratios, UW NCF DSCR and UW NCF Debt Yield per net rentable square foot, pad, room or unit, as applicable, in this free writing prospectus in a manner that takes account of that mortgage loan and its related pari passu companion loan. Other than as specifically noted, the LTV Ratios, UW NCF DSCR, UW NCF Debt Yield and the mortgage loan rate information for each mortgage loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

Whenever percentages and other information in this free writing prospectus are presented on the Mortgaged Property level rather than the mortgage loan level, the information for mortgage loans secured by more than one Mortgaged Property is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

A current report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates contemporaneously with the filing of the final prospectus supplement and will be filed, together with the Pooling and Servicing Agreement, the underwriting agreement and the Purchase Agreements, with the United States Securities and Exchange Commission (the “SEC”). If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1 to this free writing prospectus. All of the numerical information included in this free writing prospectus is presented on an approximate basis and any sums presented may not equal the indicated total due to rounding.

“Occupancy” means the percentage of square feet, units, rooms, or pads, as the case may be, of a Mortgaged Property that were occupied or leased as of or, in the case of certain properties, average units or rooms so occupied over a specified period ending on, a specified date (identified on Annex A-1 to this free writing prospectus as the “Occupancy Date”). The Occupancy may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property.

The “Underwritten Net Cash Flow Debt Service Coverage Ratio” or “UW NCF DSCR” for any mortgage loan for any period, as presented in this free writing prospectus, including the tables presented on Annex A-1 and Annex A-2 attached to this free writing prospectus, is the ratio of Underwritten Net Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on

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such mortgage loan except that the Underwritten Net Cash Flow Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made into the trust fund during the term of the loan. The Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date. The Underwritten Net Cash Flow Debt Service Coverage Ratio for the mortgage loan identified as “Aspen Heights - Texas A&M University Corpus Christi” on Annex A-1 to this free writing prospectus was calculated based on the sum of the first 12 principal and interest payments (following the initial interest-only period) based on the assumed principal payment schedule set forth on Annex F to this free writing prospectus.

The “Underwritten Net Operating Income Debt Service Coverage Ratio” or “UW NOI DSCR” for any mortgage loan for any period, as presented in this free writing prospectus, including the tables presented on Annex A-1 and Annex A-2 attached to this free writing prospectus, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made into the trust fund during the term of the loan. The Underwritten Net Operating Income Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage for the mortgage loan identified as “Aspen Heights - Texas A&M University Corpus Christi” on Annex A-1 to this free writing prospectus was calculated based on the sum of the first 12 principal and interest payments (following the initial interest-only period) based on the assumed principal payment schedule set forth on Annex F to this free writing prospectus.

The “UW NCF Debt Yield” or “UW NCF DY” for any mortgage loan is calculated by dividing (x) the UW NCF for such mortgage loan by (y) the Cut-off Date Balance for such mortgage loan.

The “UW NOI Debt Yield” or “UW NOI DY” for any mortgage loan is calculated by dividing (x) the UW NOI for such mortgage loan by (y) the Cut-off Date Balance for such mortgage loan.

The “UW NOI Debt Yield” with respect to any class of certificates is calculated by dividing (x) the aggregate UW NOI for the pool of mortgage loans by (y) the aggregate Certificate Balance of such class of certificates and all classes of certificates senior to such class of certificates (or, in the case of the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 or Class A-SB certificates, the aggregate Certificate Balances of such certificates). Although the UW NOI for the pool of mortgage loans is based on an aggregate of the mortgage loans, excess cash flow available from any particular mortgage loan will not be available to support any other mortgage loan.

The “Underwritten Net Cash Flow” or “UW NCF” for any Mortgaged Property means the Underwritten NOI for such Mortgaged Property decreased by an amount that the related mortgage loan seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

“Underwritten NOI” or “UW NOI” for any Mortgaged Property means the net operating income for such Mortgaged Property as determined by the related mortgage loan seller in accordance with its underwriting guidelines for similar properties. Operating revenues from a Mortgaged Property (“Effective Gross Income”) are generally calculated as follows: rental revenue is calculated using actual rental rates or, in some cases, estimates in the appraisal, which are usually derived from historical results, but which may include anticipated revenues from newly executed contracts, in some cases adjusted downward to market rates or upward to account for contractual rent increases that are specified in a tenant’s lease or contract (as deemed appropriate by the applicable mortgage loan seller in light of the circumstances), with vacancy rates equal to the related Mortgaged Property’s historical rate, the market rate or an assumed vacancy rate (or that are effective in a lease renewal option period that a tenant has orally indicated its intent to exercise as deemed appropriate by the applicable mortgage loan seller in light of the circumstances); other revenue, such as parking fees, laundry fees and other income items are included only if supported by a trend and/or are likely to be recurring. In some cases, the related mortgage loan seller included in the operating revenues rents otherwise payable by a tenant in occupancy of its space

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but for the existence of an initial or periodic “free rent” period, reduced rent period or a permitted rent abatement, or rents payable by a tenant that is not in occupancy but has executed a lease, for which (in any of the foregoing cases) the related mortgage loan seller may have reserved funds as deemed appropriate by the applicable mortgage loan seller in light of the circumstances. Operating expenses generally reflect the related Mortgaged Property’s historical expenses, adjusted in some cases to account for inflation, significant occupancy increases and a market rate management fee. However, some operating expenses are based on the budget of the borrower or the appraiser’s estimate.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this free writing prospectus. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the trust, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to Underwritten Net Cash Flow” in this free writing prospectus. The mortgage loan amount used in this free writing prospectus for purposes of calculating the loan-to-value ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related mortgage loan and the related Pari Passu Companion Loan. Further, in the case of five (5) Mortgaged Properties identified as “2025 M Street”, “Lenox Towers”, “Sedano’s Plaza Lakes on the Green”, “Mt. Nebo Pointe” and “14001 Weston Parkway” on Annex A-1 to this free writing prospectus securing five (5) mortgage loans, representing approximately 12.5% of the Initial Pool Balance, certain tenants among the five (5) largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). In certain cases, the UW NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases, the related lender has reserved funds for rent abatements and/or tenant build-outs at the related space. We cannot assure you that any of those tenants will occupy its respective space and/or pay rent as required under its respective lease. See “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” in this free writing prospectus, as well as Annex A-1 and “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus, for additional information.

The amounts representing net operating income, Underwritten NOI and Underwritten Net Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and Underwritten Net Cash Flow set forth in this free writing prospectus intended to represent such future cash flow.

The UW NCFs and UW NOIs used as a basis for calculating the UW NCF DSCRs presented in this free writing prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”) and appraiser’s estimates. With respect to mortgage loans secured by newly constructed or recently acquired Mortgaged Properties, the UW NCFs used as a basis for calculating UW NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ appraisers’ projected expense levels. In certain cases when the information is available, UW NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating

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Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. As regards expenses, these adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

The tables presented in Annex A-2 that are entitled “Cut-off Date LTV Ratios” and “Maturity Date LTV Ratios” set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates, respectively, of the related mortgage loans, respectively. An “LTV Ratio” for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the “as-is” appraised value of the related Mortgaged Property or Mortgaged Properties, as applicable (or, with respect to the Mortgaged Property identified as “Eagles Trail” on Annex A-1 to this free writing prospectus, the hypothetical appraised value as described under “—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related mortgage loan. The LTV Ratio as of the related maturity date set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the related maturity date assuming all principal payments required to be made on or prior to the related maturity date (not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this free writing prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan and the LTV Ratio at maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Limitations of Appraisals” in this free writing prospectus.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this free writing prospectus. Certain additional information regarding the mortgage loans is set forth in this free writing prospectus below under “Certain Legal Aspects of the Mortgage Loans” and “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—RAIT Funding, LLC—RAIT Underwriting Guidelines and Processes”, “—Redwood Commercial Mortgage Corporation—RCMC’s Underwriting Standards and Loan Analysis” and “—Starwood Mortgage Funding II LLC—SMF II’s Underwriting Guidelines and Processes” in this free writing prospectus.

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the depositor will acquire each of the mortgage loans from the related mortgage loan seller and will simultaneously transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. Under the related transaction documents, the depositor will require each mortgage loan seller to deliver to the custodian, among other things, the following documents with respect to each mortgage loan or Companion Loan, if applicable, sold by the applicable mortgage loan seller (except that the documents with respect to the Horizon Outlet Shoppes Portfolio Whole Loan (other than the documents described in clause (i) below) will be held by the custodian under the JPMBB 2015-C28 Pooling and Servicing Agreement) (collectively, as to each mortgage loan, (the “Mortgage File”): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee); (ii) the original or a certified copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case

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with evidence of recording indicated thereon or certified to have been submitted for recording; (iii) an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation); (iv) the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation); (vi) the original assignment of all unrecorded documents relating to the mortgage loan, if not already assigned pursuant to items (iii) or (v) above; (vii) originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the mortgage loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such mortgage loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller; (x) an original assignment in favor of the trustee of any financing statement executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy of such assignment to be sent for filing); (xi) any intercreditor agreement relating to permitted debt of the borrower; (xii) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a mortgage loan; (xiii) the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to a mortgage loan; (xiv) a copy of any property management agreement relating to a mortgage loan; (xv) a copy of any franchise agreements and comfort letters or similar agreements relating to a mortgage loan and, with respect to any franchise agreement, comfort letter or similar agreement related thereto, any assignment of such agreements or any notice to the franchisor of the transfer of the mortgage loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be; (xvi) a copy of any lock-box or cash management agreement relating to a mortgage loan; (xvii) a copy of any related mezzanine intercreditor agreement; (xviii) with respect to each mortgage loan with a related Companion Loan, a copy of the related intercreditor agreement and a copy of the mortgage note related to such Companion Loan, rather than the original; and (xix) a copy of all environmental reports that were received by the applicable mortgage loan seller.

As provided in the Pooling and Servicing Agreement, the custodian is required to review each Mortgage File within a specified period following its receipt of such Mortgage File. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable mortgage loan, the value of the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan or Mortgaged Property, the applicable mortgage loan seller, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days (which, in certain circumstances, may be extended to 180 days) following such mortgage loan seller’s receipt of notice thereof, will be obligated pursuant to the applicable Purchase Agreement to (1) repurchase the affected mortgage loan within such 90-day period (or extended period) for the Purchase Price or (2) substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans for which no substitution will be permitted) for such mortgage loan and pay a shortfall amount within such 90-day period (or extended period). See “—Representations and Warranties; Repurchases and Substitutions” below.

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The Pooling and Servicing Agreement requires that the certificate administrator take the actions specified in the Pooling and Servicing Agreement necessary to maintain the security interest of the trust in the mortgage loans. In addition, the custodian is required to maintain custody of the Mortgage File for each mortgage loan.

Representations and Warranties; Repurchases and Substitutions

In the related Purchase Agreement, it is anticipated that each mortgage loan seller will make the representations and warranties set forth in Annex D-1 to this free writing prospectus as of the Closing Date, or as of another date specifically provided in the representation and warranty, with respect to each mortgage loan sold by that mortgage loan seller, subject to certain exceptions to such representations and warranties set forth in Annex D-2 to this free writing prospectus.

In addition, the related Purchase Agreements provide that, with respect to the Non-Serviced Whole Loan, if a “material document defect” exists under the related Non-Serviced PSA, and the related seller repurchases the related Non-Serviced Pari Passu Companion Loan from the trust formed under the applicable Non-Serviced PSA, such seller is required to repurchase the Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any related Pari Passu Companion Loans contained in a trust formed under the applicable Non-Serviced PSA.

Any disclosures in this free writing prospectus that are contrary to the representations and warranties included in Annex D-1 should also be considered exceptions thereto.

If the related mortgage loan seller has been notified of a breach of any of the representations and warranties included in Annex D-1 or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the value of the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the related mortgage loan seller cannot cure the breach or defect within a period of 90 days following (x) except in the case of the succeeding clause (y), such mortgage loan seller’s receipt of that notice or, (y) in the case of a breach or a defect that would cause the mortgage loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective mortgage loan to be treated as a qualified mortgage, the earlier of (A) the mortgage loan seller’s discovery of the breach or defect, or (B) discovery of such breach or defect by any other party identified in the Purchase Agreement, provided the mortgage loan seller has received prompt written notice of such breach or defect (such 90-day period, the “Initial Resolution Period”), then the related mortgage loan seller will be obligated pursuant to the related Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans sold thereunder, to the trustee), to (a) repurchase the affected mortgage loan (or any related REO Loan) within the Initial Resolution Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the “Purchase Price”) equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) (excluding, for such purpose, the related Companion Loan, if applicable), as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) (excluding, for such purpose, the related Companion Loan, if applicable) at the related Mortgage Rate in effect from time to time, to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of the mortgage loan or related REO Loan (including for such purpose, any related Companion Loan), if any, (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the breach or document defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust expenses relating to such mortgage loan (or related REO Loan), and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan (which will not include any Liquidation Fees if

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such affected mortgage loan is repurchased prior to the expiration of the Extended Resolution Period), or (b) within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan (other than with respect to the related Whole Loans, for which no substitution will be permitted) and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; provided, however, that the applicable mortgage loan seller generally has an additional 90-day period (the “Extended Resolution Period”) immediately following the expiration of the Initial Resolution Period to cure the breach or defect (or, failing such cure, to repurchase the related mortgage loan or REO Loan (excluding any related Companion Loan, if applicable) or, if applicable, substitute a Qualified Substitute Mortgage Loan as described below) (other than with respect to the related Whole Loans, for which no substitution will be permitted) if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the senior trust advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the Initial Resolution Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the mortgage loan seller’s receipt of notice or discovery of a breach or document defect, with no extension, if such breach or document defect would cause the mortgage loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3). No delay in either the discovery of a document defect or a breach of a representation or warranty on the part of any party to the Pooling and Servicing Agreement in providing notice of such defect or breach will relieve the applicable mortgage loan seller of its obligation to repurchase the related mortgage loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such breach or defect, (ii) such delay is the result of the failure by a party to the applicable Purchase Agreement or the Pooling and Servicing Agreement to provide prompt notice as required by the terms of the applicable Purchase Agreement or the Pooling and Servicing Agreement after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report) and (iii) such delay precludes the mortgage loan seller from curing such defect or breach. The master servicer (in the case of non-Specially Serviced Mortgage Loans) or the special servicer (in the case of Specially Serviced Mortgage Loans) will be required, for the benefit of the Certificateholders and the trustee, to enforce the obligations of the applicable mortgage loan seller under the applicable Purchase Agreement.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the pari passu Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the deleted mortgage loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related Mortgage File; (i) have a then-current DSCR at least equal to the greater of (i) the original DSCR of the deleted mortgage loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller’s expense); (k) not have a maturity date or an

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amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (l) have comparable prepayment restrictions to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller); (n) have been approved, so long as a Control Event has not occurred and is not continuing, by the Directing Certificateholder; (o) prohibit Defeasance within two years of the Closing Date; (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of the lower-tier REMIC (the “Lower-Tier REMIC”) or the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively, the “Trust REMICs”) or the imposition of tax on either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement as determined by an opinion of counsel; (q) have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee, the Certificate Administrator Fee and the Senior Trust Advisor Fee) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any Principal Balance Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable mortgage loan seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the trustee under the Pooling and Servicing Agreement for any uncured breach of any mortgage loan seller’s representations and warranties regarding the mortgage loans or any uncured document defect; provided, however, that if any breach pertains to a representation or warranty that the related mortgage loan documents or any particular mortgage loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such mortgage loan document(s), then the applicable mortgage loan seller (or, RAIT Financial Trust, Starwood Mortgage Capital LLC or Redwood Trust Inc., as applicable, as guarantor of the repurchase and substitution obligations of RAIT Funding, LLC, Starwood Mortgage Funding II LLC and Redwood Commercial Mortgage Corporation, respectively) will be required to cure such breach within the applicable cure period (as the same may be extended) by reimbursing the trust for the reasonable amount of any such costs and expenses incurred by the master servicer, the special servicer, the certificate administrator, the trustee or the trust fund that are incurred as a result of such breach and have not been reimbursed by the related borrower; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or its guarantor) will have the option to either repurchase or substitute for the related mortgage loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or its guarantor) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or its guarantor) will be deemed to have cured the breach in all respects. The respective mortgage loan seller (or RAIT Financial Trust, Starwood Mortgage Capital LLC or Redwood Trust Inc., as applicable, as guarantor of the repurchase and substitution obligations of RAIT Funding, LLC, Starwood Mortgage Funding II LLC and Redwood Commercial Mortgage Corporation, respectively) will be the sole warranting party in respect of the mortgage loans sold by that mortgage loan seller to the depositor, and none of its affiliates (other than the guarantor) and none of the depositor, the master servicer, the special servicer, the other mortgage loan seller, the trustee, the certificate administrator, the underwriters or any of their affiliates will be obligated to repurchase or replace any affected mortgage loan in connection with a breach of the applicable mortgage loan seller’s representations and warranties or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so. We cannot assure you that the

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applicable mortgage loan seller (or its guarantor) will have sufficient resources to repurchase or replace a defective mortgage loan. If any mortgage loan seller fails to fulfill such obligation, you could experience cash flow disruptions or losses on your certificates. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” in this free writing prospectus. However, the depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the depositor’s attention prior to the Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a mortgage loan seller (or its guarantor) regarding the mortgage loan will not be correct in all material respects when made.

Lockbox Accounts

The mortgage loans documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the mortgage loans included in the trust:

Lockbox Account Types
Lockbox Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Springing	36	$469,424,732	47.7%
Hard	7	297,431,339	30.2
CMA	18	194,672,106	19.8
Soft	1	17,250,000	1.8
None	1	5,710,000	0.6
Total:	63	$984,488,178	100.0%

Except as set forth in the table above and where noted below, the borrower is entitled to receive a disbursement of all cash remaining in the lockbox account after required payment for debt service, agent fees, required reserves, and operating expenses, the agreements governing the lockbox accounts provide that the borrower has no withdrawal or transfer rights with respect to the related lockbox account. The lockbox accounts will not be assets of the trust.

“Springing Lockbox” means that no lockbox account is currently in place and that the related borrower (or its property manager) is responsible for paying debt service and funding all escrow and reserve accounts (including debt service); however, upon the occurrence of certain triggering events enumerated in the related mortgage loan documents, the related borrower is required to implement either a Hard Lockbox, Soft Lockbox or CMA Lockbox.

“Hard Lockbox” means that the related mortgage loan documents currently require tenants (or its property manager) to pay rent or other income directly to the lockbox account, with the funding of all required escrow and reserve accounts (including for debt service) derived directly from such lockbox account.

“CMA Lockbox” or “CMA” means that the related mortgage loan documents currently require tenants, or the related borrower (or its property manager), at the related Mortgaged Property to pay rent or other income directly to the lockbox account; however, thereafter funds deposited in such lockbox account are paid directly to the related borrower who pays debt service and funds all required escrow and reserve accounts (including debt service) from amounts received. However, upon the occurrence of certain triggering events enumerated in the related mortgage loan documents, the lockbox account converts to a Hard Lockbox.

“Soft Lockbox” means that the related mortgage loan documents currently require the related borrower or the property manager at the related Mortgaged Property to collect rents from tenants and pay all such rent directly to the lockbox account, with the funding of all required escrow and reserve accounts (including for debt service) derived directly from such lockbox account.

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TRANSACTION PARTIES

The Sponsors and Mortgage Loan Sellers

JPMorgan Chase Bank, National Association

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter and the depositor. Additional information, including the most recent annual report on Form 10-K for the year ended December 31, 2014, of JPMorgan Chase & Co., the 2014 Annual Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this free writing prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017 or at the SEC’s website at www.sec.gov. None of the documents that JPMorgan Chase & Co. files with the SEC or any of the information on, or accessible through, the SEC’s website, is part of, or incorporated by reference into, this free writing prospectus.

JPMCB Securitization Program. The following is a description of JPMCB’s commercial mortgage-backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, multifamily and manufactured housing community properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2014, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $97.6 billion. Of that amount, approximately $85.5 billion has been securitized by the depositor. In its fiscal year ended December 31, 2014, JPMCB originated approximately $13.1 billion of commercial mortgage loans, of which approximately $10.5 billion were securitized by the depositor.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed rate and floating rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

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As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the trust for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Potential Conflicts of Interest” in this free writing prospectus.

Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the sponsor of the JPMCB mortgage loans, has conducted a review of the JPMCB mortgage loans in connection with the securitization described in this free writing prospectus. The review of the JPMCB mortgage loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB mortgage loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB mortgage loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB mortgage loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB mortgage loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB mortgage loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB mortgage loans in this free writing prospectus.

Data Comparison and Recalculation. JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this free writing prospectus regarding the JPMCB mortgage loans. These procedures included:

●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;

●	comparing numerical information regarding the JPMCB mortgage loans and the related Mortgaged Properties disclosed in this free writing prospectus against the JPMCB Data Tape; and

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●	recalculating certain percentages, ratios and other formulae relating to the JPMCB mortgage loans disclosed in this free writing prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB mortgage loans for disclosure in this free writing prospectus. In anticipation of the securitization of each JPMCB mortgage loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB mortgage loan reviewed JPMCB’s representations and warranties set forth on Annex D-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the JPMCB mortgage loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB mortgage loans marked against the standard form document, (ii) a review of the legal data records referred to above relating to the JPMCB mortgage loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB mortgage loan for compliance with the REMIC Provisions.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-3 to this free writing prospectus, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB mortgage loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB mortgage loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB mortgage loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB mortgage loans to confirm that the JPMCB mortgage loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB mortgage loans in this free writing prospectus is accurate in all material respects. JPMCB also determined that the JPMCB mortgage loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines” below. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

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JPMCB’s Underwriting Guidelines and Processes

JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the trust by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the trust were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this free writing prospectus, see “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines” below.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”), the underwriting of the JPMCB mortgage loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” and Annex A-1 and Annex A-3 to this free writing prospectus. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for

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interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, JPMCB may also obtain a value on an “as-stabilized” basis reflecting leases that have been executed but tenants have not commenced paying rent. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance” above.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows

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but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

●
Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

●
Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a

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portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

●
Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

●
Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

●
Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

●
Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case

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of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to JPMCB’s Disclosed Underwriting Guidelines

We have disclosed generally our underwriting guidelines with respect to the mortgage loans. However, one or more of JPMCB’s mortgage loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of JPMCB’s mortgage loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, we may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

With respect to one (1) Mortgaged Property identified as “Marriott - Pittsburgh” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 2.5% of the Initial Pool Balance, JPMCB did not obtain certifications from the sponsor as to current contingent liabilities or real estate experience, which represent exceptions to the underwriting guidelines for JPMCB. JPMCB’s decision to include the mortgage loan notwithstanding the exceptions was supported by the compensating factors that JPMCB was able to effectively evaluate the financial capacity of the sponsor based on other due diligence, including, but not limited to, prior experience with such sponsor and the financial statements provided by the sponsor. Based on these compensating factors, JPMCB approved inclusion of the mortgage loan in this transaction. Certain characteristics of the mortgage loan can be found in Annex A-1 and Annex A-3 to this free writing prospectus.

With respect to one (1) Mortgaged Property identified as “Eagles Trail” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 1.8% of the Initial Pool Balance, the respective Cut-off Date LTV Ratio is based on a hypothetical appraised value of the related Mortgaged Property. The use of the hypothetical appraised value represents an exception to the underwriting guidelines for JPMCB. JPMCB’s determination to include the mortgage loan notwithstanding this exception was supported by the compensating factor that the assumptions underlying the hypothetical values had been reserved for on the origination date. Accordingly, JPMCB believes that the hypothetical appraised value is the accurate reflection of the Cut-off Date LTV Ratio for this mortgage loan and approved inclusion of this mortgage loan in this transaction. Certain characteristics of the mortgage loan can be found in Annex A-1 to this free writing prospectus.

With respect to one (1) Mortgaged Property identified as “Bridgeway Business Center” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 1.6% of the Initial Pool Balance, JPMCB agreed to waive the reserves for taxes, insurance premiums, replacements and tenant improvements and leasing commissions provided that the debt service coverage ratio is at least 1.15x. The waiver of these reserves represents an exception to the underwriting guidelines for JPMCB. Based on the credit characteristics of the related loan sponsor and the debt service coverage ratio requirement, JPMCB approved inclusion of the mortgage loan in this transaction. Certain characteristics of the mortgage loan can be found in Annex A-1 to this free writing prospectus.

With respect to one (1) Mortgaged Property identified as “The Heights” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 1.5% of the Initial Pool Balance, JPMCB agreed to waive all upfront reserves for taxes, insurance premiums, replacements and tenant improvements and leasing commissions. In addition, there is no lockbox or cash management structure in place, and the loan documents provide for a springing lockbox and cash management structure only if there is an event of default. The loan documents also do not contain any nonrecourse carve-outs and there is no nonrecourse carve-out guarantor, so the lender is limited to the borrower’s interests in the Mortgaged Property in the event of any breach or default under the loan documents. The waiver of these various terms and conditions represent exceptions to the underwriting guidelines for JPMCB. Based on the credit characteristics of the related loan sponsor and the low leverage for the mortgage loan, JPMCB approved inclusion of the mortgage loan in this transaction. Certain characteristics of the mortgage loan can be found in Annex A-1 to this free writing prospectus.

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With respect to one (1) Mortgaged Property identified as “Chestnut Place” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 1.1% of the Initial Pool Balance, JPMCB agreed to waive the reserve for rents due under the parking lease to the extent there is no cash sweep period in effect under the loan documents. The waiver of this reserve represents an exception to the underwriting guidelines for JPMCB. Based on the credit characteristics of the related sponsor and the debt service coverage ratio requirement, JPMCB approved inclusion of the mortgage loan in this transaction. Certain characteristics of the mortgage loan can be found in Annex A-1 to this free writing prospectus.

Compliance with Rule 15Ga-1 under the Exchange Act

The depositor’s most recently filed Form ABS-15G, which includes information related to JPMCB, was filed with the SEC on May 7, 2015. The depositor’s CIK number is 0001013611. JPMCB’s most recently filed Form ABS-15G was filed with the SEC on February 6, 2015. JPMCB’s CIK number is 0000835271. With respect to the period from and including January 1, 2012 to and including March 31, 2015, JPMCB has the following activity to report as required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand(1)			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute(1)			Demand Withdrawn			Demand Rejected
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class – Commercial Mortgages(1)
J.P. Morgan Chase Commercial Mortgage Securities Trust 2008-C2 (CIK# 0001432823)	X	JPMorgan Chase Bank, N.A.	29	662,438,813	56.8	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	0.00	0.00	0	0.00	0.00
J.P. Morgan Commercial Mortgage Finance Corp., Mortgage Pass-Through Certificates, Series 1997-C5 (CIK# 0001046305)	X	Smith Barney Mortgage Capital Group, Inc.	71	234,889,102	22.7	1	1,336,954	2.94	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	1,336,954(2)	2.94	0	0.00	0.00
J.P. Morgan Commercial Mortgage Finance Corp., Mortgage Pass-Through Certificates, Series 1997-C5 (CIK# 0001046305)	X	Morgan Guaranty Trust Company of New York	93	401,244,372	38.8	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

(1)
This column does not include any previously-reported repurchase request or demand for which there has been no change in reporting status during this reporting period from the status previously reported.

(2)
The mortgage loan included on this chart that was subject to a demand to repurchase or replace for breach of a representation and warranty was paid off during the April 1, 2012 to June 30, 2012 reporting period. The outstanding principal balance reflected in the chart was calculated at the time of payoff and the percentage of principal balance reflected in the chart was calculated by dividing the outstanding principal balance by the total pool balance as of the immediately preceding trustee’s report. Such mortgage loan was originated by Smith Barney Mortgage Capital Group, Inc. (“Smith Barney”) and sold to Morgan Guaranty Trust Company of New York (“MGT”). In connection with the securitization, MGT made the representations and warranties to the securitization trust for such mortgage loan and, as a result, the demand to repurchase or replace such mortgage loan was made to MGT and Smith Barney. JPMCB is the successor in interest to MGT.

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Barclays Bank PLC

General

Barclays Bank PLC, a public limited company registered in England and Wales under number 1026167 (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of Barclays Capital Inc., one of the underwriters. The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes participation in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays has been engaged in commercial mortgage loan securitization in the United States since 2004. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

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Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, manufactured housing, healthcare, self storage and industrial properties. These loans are primarily originated for the purpose of securitization.

●
Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays’ affiliates commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on April 23, 2015, Barclays’ affiliates were the loan sellers in approximately 49 commercial mortgage-backed securitization transactions. Approximately $17.67 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

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The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014 and for the period January 1, 2015 through February 25, 2015.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays and Affiliates (as loan seller) (approximate)
2015	$2,087,416,599
2014	$3,351,106,750
2013	$2,723,393,594
2012	$2,056,096,250
2011	$0
2010	$0
2009	$0
2008	$196,399,012
2007	$2,470,879,020

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this free writing prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. An affiliate of Barclays engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this free writing prospectus regarding the Barclays Mortgage Loans. These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;

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●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the Barclays Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this free writing prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ internal credit memorandum for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes”, “—Exceptions to Barclays’ Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this free writing prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, respectively, except as described under “—Exceptions to Barclays’ Disclosed Underwriting Guidelines” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Purchase Agreement and the Pooling and Servicing Agreement. Barclays will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general

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guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions to Barclays’ Disclosed Underwriting Guidelines” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays also originates and acquires loans pursuant to table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including those originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

With respect to certain mortgage loans, Barclays has delegated certain of its underwriting and origination functions to table funded lenders, subject to loan-by-loan oversight and ultimate review and approval by Barclays’ professionals. These functions were all performed in substantial accordance with the mortgage loan approval procedures described in this free writing prospectus. In all cases, mortgage loans are documented on Barclays’ approved documentation.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

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Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon triggers. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 to this free writing prospectus for instances in which reserves were not taken):

●
Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio.

●
Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio.

●
Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio.

●
Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 110% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) the amount recommended is de minimis.

●
Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio.

●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.

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●	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Wells Fargo Bank, National Association.

Exceptions to Barclays’ Disclosed Underwriting Guidelines

None of the Barclays Mortgage Loans have exceptions to the related underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS 15G on April 23, 2015 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0000312070. It has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

The information set forth under this sub-heading has been provided by Barclays.

Neither Barclays Bank PLC nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays Bank PLC for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays Bank PLC in the related Purchase Agreement as described under “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitution” in this free writing prospectus.

From time to time, Barclays is involved in civil legal proceedings and arbitration proceedings concerning matters arising in connection with the conduct of its securitization business. Although there can be no assurance as to the ultimate outcome of such matters, Barclays has denied, or believes it has meritorious defenses and will deny, liability in all significant cases pending against it in its capacity as sponsor or mortgage loan seller, and intends to defend actively each such case.

RAIT Funding, LLC

General

RAIT Funding, LLC, a Delaware limited liability company (“RAIT”), is an operating subsidiary of RAIT Financial Trust (“RAIT Financial”), a vertically integrated and internally managed real estate investment trust that originates and services commercial real estate loans, manages and advises on commercial real estate-related assets and acquires commercial real estate assets. RAIT Financial is headquartered at 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104, and also has offices in New York, New York, Charlotte, North Carolina and Chicago, Illinois.

Certain Relationships and Related Transactions. Barclays Bank PLC, a sponsor and mortgage loan seller, and an affiliate of Barclays Capital Inc., which is an underwriter of the Offered Certificates and initial purchaser of the non-Offered Certificates, provides warehouse financing to an affiliate of RAIT, through a repurchase facility. All of the mortgage loans that RAIT will transfer to the depositor, representing approximately 13.2% of the Initial Pool Balance, are subject to that repurchase facility. Proceeds received by RAIT in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and to make payments to Barclays Bank PLC as the repurchase agreement counterparty.

RAIT’s Securitization Program. RAIT Financial, through its operating subsidiaries, RAIT and RAIT Partnership, L.P., a Delaware limited partnership (“RAIT Partnership”), originates commercial mortgages, mezzanine loans, other loans and preferred equity interests that are collateralized by office buildings,

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retail shopping centers, multifamily apartment complexes and other properties located throughout the United States of America. RAIT’s commercial mortgage securitization program generally provides fixed rate mortgage loans having maturities between five and ten years. Additionally, RAIT Partnership provides bridge/transitional loans, mezzanine loans and preferred equity structures.

Since 2011, RAIT, RAIT Partnership and their affiliates directly or indirectly have contributed loans to fixed and floating rate commercial mortgage-backed securitization transactions. RAIT and its affiliates, acting as sponsor and mortgage loan seller, securitized approximately $60,831,868, $96,296,175, $539,944,126 and $834,020,321 of multifamily and commercial mortgage loans in public and private offerings in calendar years 2011, 2012, 2013 and 2014, respectively. Key members of the RAIT management team were officers at JP Morgan Chase and Wachovia Bank and have been involved in the commercial mortgage securitization business since 1997.

RAIT and its affiliates generally act either as originator, mortgage loan seller and/or sponsor in the commercial mortgage securitizations in which they participate. In such securitizations, there may be co-sponsors and/or other mortgage loan sellers or originators. In such securitizations, the mortgage loans originated by RAIT or one of its affiliates are generally sold to a depositor, which in turn transfers such loans to an issuing entity, which issues commercial mortgage pass-through certificates or similar securities that are in whole or part backed by the cash flows from such mortgage loans.

Neither RAIT nor any of its affiliates or subsidiaries will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against RAIT or any of its affiliates or subsidiaries for any losses or other claims in connection with the certificates or the Mortgage Loans, except with respect to the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by RAIT in the related Purchase Agreement, as described under “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

Review of RAIT Mortgage Loans

Overview. RAIT has conducted a review of the mortgage loans for which RAIT is a sponsor in this securitization (the “RAIT Mortgage Loans”) in connection with the securitization described in this free writing prospectus. The review of the RAIT Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of RAIT Financial or one or more of its affiliates (the “RAIT Securitization Team”). The review procedures described below were employed with respect to all of the RAIT Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the RAIT Securitization Team created a database of loan-level and property-level information relating to each RAIT Mortgage Loan. The database was compiled from, among other sources, the related RAIT Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the RAIT Securitization Team during the underwriting process. After origination of each RAIT Mortgage Loan, the RAIT Securitization Team updated the information in the database with respect to such RAIT Mortgage Loan based on updates from RAIT Partnership’s servicing group to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the RAIT Securitization Team.

A data tape (the “RAIT Data Tape”) containing detailed information regarding each RAIT Mortgage Loan was created from the information in the database referred to in the prior paragraph. The RAIT Data Tape was used to provide the numerical information regarding the RAIT Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. RAIT engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by

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RAIT, relating to information in this free writing prospectus regarding the RAIT Mortgage Loans. These procedures included:

●	comparing the information in the RAIT Data Tape against various source documents provided by RAIT that are described above under “—Database”;

●	comparing numerical information regarding the RAIT Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the RAIT Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the RAIT Mortgage Loans disclosed in this free writing prospectus.

Legal Review. RAIT engaged various law firms to conduct certain legal reviews of the RAIT Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each RAIT Mortgage Loan, origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. In addition, origination counsel for the RAIT Mortgage Loans completed due diligence questionnaires with respect to the RAIT Mortgage Loans. RAIT Financial’s underwriting staff and in-house legal team performed a similar review of representations and warranties, and completed due diligence questionnaires. Outside legal counsel was also engaged in connection with this securitization to assist in the review of the RAIT Mortgage Loans. Such assistance included, among other things, (i) a review of RAIT’s asset summary reports for each RAIT Mortgage Loan, (ii) a review of a compilation of the exception reports to the representations and warranties referred to above relating to the RAIT Mortgage Loans, and (iii) a review of a compilation of the due diligence questionnaires relating to the RAIT Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation related to the RAIT Mortgage Loans and of which RAIT Financial was aware at the origination of any RAIT Mortgage Loan, RAIT Financial requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

Findings and Conclusions. Based on the foregoing review procedures, RAIT determined that the disclosure regarding the RAIT Mortgage Loans in this free writing prospectus is accurate in all material respects. RAIT also determined that the RAIT Mortgage Loans were originated in accordance with RAIT’s origination procedures and underwriting criteria, except as disclosed below under “—Exceptions to Disclosed Underwriting Guidelines for Loans Originated by RAIT”. RAIT attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. RAIT will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. RAIT, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Purchase Agreement and the Pooling and Servicing Agreement. RAIT will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by RAIT and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by RAIT to render any tax opinion required in connection with the substitution.

RAIT’s Underwriting Guidelines and Processes

General. RAIT or one of its affiliates originates commercial mortgage loans from its headquarters in Philadelphia. All mortgage loans must be approved by RAIT Financial’s management investment committee, as described under “—Loan Approval” below. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions to Disclosed Underwriting Guidelines for Loans Originated by RAIT” below. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by RAIT or one of its affiliates for securitization.

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Notwithstanding the discussion below, given the unique nature of commercial properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another and will be driven by circumstances particular to that loan and related property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may, in some instances, be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan. Therefore, this general description of RAIT’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of Mortgage Loans in the mortgage pool originated by RAIT or one of its affiliates, see the “Risk Factors” section of this free writing prospectus and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this free writing prospectus.

Loan Analysis. Generally, RAIT performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations. Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by RAIT or one of its affiliates must be approved by a management investment committee of RAIT Financial. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. RAIT’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio is generally based upon the appraiser’s determination of value. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by RAIT or one of its affiliates may vary from these guidelines.

In addition, with respect to certain mortgage loans originated by RAIT or one of its affiliates, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the related borrower. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate and/or mezzanine debt is taken into account.

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Escrow Requirements. Generally, RAIT requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by RAIT or one of its affiliates are as follows:

●
Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. The originator may waive this escrow requirement under appropriate circumstances including, but not limited to, where a tenant is required to pay the taxes directly.

●
Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. The originator may waive this escrow requirement under appropriate circumstances, including, but not limited to, where a property is covered by a blanket insurance policy maintained by the borrower or sponsor, or where a tenant is required to insure the property (which tenant insurance may include self-insurance by the tenant).

●
Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. The originator relies on information provided by an independent engineer to make this determination. The originator may waive this escrow requirement under appropriate circumstances, including, but not limited to, where a tenant is responsible for replacements under the terms of its lease.

●
Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, the originator generally requires that at least 110% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. The originator may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (ii) the amount recommended is de minimis.

●
Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. The originator may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where rents at the mortgaged property are considered to be sufficiently below market, (ii) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

Interim Servicing. Except as stated below, interim servicing for all loans originated by RAIT or one of its affiliates prior to securitization is typically performed by RAIT Partnership. RAIT Financial, the parent company of RAIT Partnership, is rated on Standard & Poor’s Ratings Services’ Select Servicer List as a U.S. Commercial Mortgage Primary and special servicer and is also a rated Commercial Mortgage Primary and special servicer by Morningstar Credit Ratings, LLC (“Morningstar”). In some instances, interim servicing for certain loans originated by RAIT and its affiliates is performed by either Grandbridge Real Estate Capital LLC or NorthMarq Capital, LLC.

Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing after closing.

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Exceptions to Disclosed Underwriting Guidelines for Loans Originated by RAIT

None of the RAIT Mortgage Loans have exceptions to the applicable underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

RAIT files reports on Form ABS 15G, and most recently filed a Form ABS 15G on February 12, 2015. RAIT’s Central Index Key is 0001587045. RAIT Partnership, an affiliate of RAIT, files reports on Form ABS 15G, and most recently filed a Form ABS 15G on February 12, 2015. RAIT Partnership’s Central Index Key is 0001175134. For the period from and including January 1, 2012 to and including March 31, 2015, RAIT and RAIT Partnership have no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act.

Redwood Commercial Mortgage Corporation

General

Redwood Commercial Mortgage Corporation, a Delaware corporation formed in November 2009 (“RCMC”), a sponsor and a mortgage loan seller, is indirectly wholly-owned by Redwood Trust, Inc. (“Redwood Trust”), a Maryland corporation that was formed in April 1994 and commenced operations in August 1994. Redwood Trust (NYSE: RWT) invests in, finances and manages real estate assets. The executive offices of RCMC are located at One Belvedere Place, Suite 300, Mill Valley, California 94941. RCMC originates and acquires commercial real estate debt investments with a general focus on stabilized income-producing properties.

RCMC’s Securitization Program

This is the twentieth commercial real estate debt investment securitization to which RCMC is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by RCMC may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. The commercial real estate debt investments originated or acquired by RCMC may be secured by or relate to commercial or multifamily properties. RCMC began originating commercial mortgage loans for securitization in 2012. As of April 24, 2015, the total amount of commercial mortgage loans originated or acquired by RCMC and contributed to securitizations is in excess of approximately $1,671,401,821.

The commercial mortgage loans RCMC primarily originates are typically secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but RCMC also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease, condominium units, and mixed use properties.

Neither RCMC nor any of its affiliates acts as master servicer of the commercial mortgage loans it contributes to securitizations.

Review of the RCMC Mortgage Loans

Overview. RCMC has conducted a review of the RCMC mortgage loans in connection with the securitization described in this free writing prospectus. The review of the RCMC mortgage loans was performed by a team comprised of real estate and securitization professionals who are employees of RCMC or one or more of its affiliates (the “RCMC Review Team”). The review procedures described below were employed with respect to the RCMC Mortgage Loan. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the RCMC Review Team reviewed a database of loan-level and property-level information relating to the RCMC mortgage loans. RCMC engaged a third party to assist in the preparation of the database, which was compiled from, among other sources, the

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related mortgage loan documents, appraisal, environmental assessment report, property condition report, zoning reports, insurance review summary, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the RCMC Review Team during the underwriting process. Prior to securitization of the RCMC mortgage loans, the RCMC Review Team may have updated the information in the database with respect to the RCMC mortgage loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the RCMC Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the RCMC mortgage loans.

A data tape (the “RCMC Data Tape”) containing detailed information regarding the RCMC mortgage loans was created from the information in the database referred to in the prior paragraph. The RCMC Data Tape was used to provide the numerical information regarding the RCMC mortgage loans in this free writing prospectus.

Data Comparison and Recalculation. RCMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by RCMC and relating to information in this free writing prospectus regarding the RCMC mortgage loans. These procedures included:

●	comparing the information in the RCMC Data Tape against various source documents provided by RCMC that are described above under “—Database”;

●	comparing numerical information regarding the RCMC mortgage loans and the related Mortgaged Properties disclosed in this free writing prospectus against the RCMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the RCMC mortgage loans disclosed in this free writing prospectus.

Legal Review. RCMC engaged legal counsel to conduct certain legal reviews of the RCMC mortgage loans for disclosure in this free writing prospectus. In anticipation of the securitization described in this free writing prospectus, RCMC’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. RCMC’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the RCMC mortgage loans. Such assistance included, among other things, (i) a review of any of RCMC’s internal credit memoranda for the RCMC mortgage loans, (ii) a review of the representations and warranties and exception reports referred to above relating to the RCMC mortgage loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the RCMC Review Team of, a due diligence questionnaire relating to the RCMC mortgage loans and (iv) the review of certain loan documents with respect to the RCMC mortgage loans.

Other Review Procedures. The RCMC Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the RCMC mortgage loans to determine whether it materially deviated from the underwriting guidelines set forth under “—RCMC’s Underwriting Standards and Loan Analysis” and “—Underwriting Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, RCMC determined that the disclosure regarding the RCMC mortgage loans in this free writing prospectus is accurate in all material respects. RCMC also determined that the RCMC mortgage loans were not originated with any material exceptions from RCMC’s underwriting guidelines and procedures, except as described under “—Underwriting Exceptions” below. RCMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. RCMC will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. RCMC, and if appropriate its legal

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counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Purchase Agreement and the Pooling and Servicing Agreement. RCMC will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by RCMC and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by RCMC to render any tax opinion required in connection with the substitution.

RCMC’s Underwriting Standards and Loan Analysis

Overview. RCMC is the originator of thirteen (13) mortgage loans. Generally, RCMC performed an underwriting analysis with respect to each Mortgage Loan applicant and the related Mortgaged Property.

Set forth below is a discussion of certain current general guidelines of RCMC generally applicable with respect to RCMC’s underwriting analysis of multifamily and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by RCMC. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by RCMC. Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and analyses with respect to any particular asset may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and any other factors deemed material or pertinent by RCMC. Consequently, we cannot assure you that the underwriting analysis with respect to any asset will conform to the general guidelines described herein.

Process and Loan Analysis. The underwriting process for each RCMC investment is performed by a transaction team comprised of real estate professionals that typically includes a loan originator and an underwriter subject to oversight by the members of the management team of RCMC. This team conducts a review of the related real property, which typically includes an examination of some or all of the following information, among other things, to the extent applicable and available: historical operating statements, rent rolls, certain tenant leases, real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, physical condition and environmental status. Each applicable report is reviewed for acceptability by RCMC or a third-party reviewer. The results of these reviews are incorporated into RCMC’s underwriting analysis. In some cases, certain of these documents may not be required or may not be reviewed due to the nature of the related real property. For instance, historical operating statements may not be available with respect to real property with limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self-storage, multifamily and manufactured housing community properties) although the forms of leases would typically be reviewed for certain of these property types.

RCMC also performs an underwriting analysis with respect to the borrower under each asset it originates. The underwriting analysis of the borrower may include a review of third-party credit reports and reports resulting from judgment, lien or bankruptcy searches. Borrowers are generally required to be single purpose entities (although exceptions may be made from time to time on a case-by-case basis) and, in some cases, other structural requirements may be imposed on the borrower which are intended to reduce the likelihood of the borrower becoming involved in a bankruptcy proceeding; however, we cannot assure you that any of these structural requirements will prevent a particular borrower from becoming involved in a bankruptcy proceeding.

After the compilation and review of all applicable documentation and other relevant considerations, the transaction team finalizes its detailed underwriting analysis of the real property’s cash flow in a manner generally consistent with RCMC’s underwriting guidelines. Determinations are also made regarding the implementation of appropriate transaction terms to address certain risks, which may result

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in the recommendation of certain additional structural features. A credit committee memorandum is prepared which summarizes the above referenced information and which is circulated to the credit committee for review.

Credit Approval. All assets originated by RCMC must be approved by one or more specified internal committees. After a review of the credit committee package and a discussion of the asset, a committee may approve a transaction as recommended, request additional due diligence, modify the transaction terms or decline a transaction entirely.

Debt Service Coverage Ratio. The repayment of an asset is typically primarily dependent upon the successful operation of the related underlying real property and the ability of that property to generate income sufficient to make payments as required under the terms of the asset. Accordingly, in connection with the origination of an asset, RCMC will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses, derived or expected to be derived from the related real property for a given period, to

●
the scheduled payments of principal, interest and required reserves during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, RCMC may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

●
the assumption that a particular tenant at the related real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

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the assumption that an unexecuted lease that is currently being negotiated or is out for signature with respect to a particular tenant at the related real property will be executed and in place on a future date;

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the assumption that a portion of currently vacant and unleased space at the related real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

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the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

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assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at the related real property and the anticipated effect on capital and re-leasing expenditures;

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●	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

●	assumptions regarding the disruptions to revenue associated with leasing vacant space or releasing occupied space at a future date;

●	assumptions regarding the costs of future capital expenses, which may or may not be consistent with historical capital expenses at the related real property;

●	assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

●	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

We cannot assure you that the foregoing assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by RCMC, calculated as described above, will be subject to a minimum standard at origination; however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, RCMC may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, RCMC’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. RCMC also looks at the loan-to-value ratio of a prospective investment related to multifamily or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multifamily or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by RCMC, calculated as described above, will be subject to a maximum standard at origination; however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, RCMC may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, RCMC’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, RCMC will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that RCMC or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

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The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the underwriting process, RCMC will analyze the condition of the real property for a prospective asset. To aid in that analysis, RCMC may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. RCMC will in most cases require that the real property related to the asset be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser, who will prepare an appraisal report after completing certain diligence. The appraisal report may utilize one or more approaches to value, such as: (i) cost approach, (ii) sale comparison approach and/or (iii) income capitalization approach. In addition, RCMC will generally require that those appraisal reports be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal report. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to, and the same method of valuing, the real property. Moreover, such appraisal reports generally seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amounts could be significantly higher than the amount obtained from the sale of real property, particularly under a distress or liquidation sale.

Environmental Report. RCMC may require that an environmental consultant prepare a Phase I environmental report with respect to the real property related to the asset. However, when circumstances warrant, RCMC may utilize an update of a prior environmental report, a transaction screen or a desktop review. Alternatively, RCMC might forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental report conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon and/or lead-based paint will usually be conducted only at multifamily rental properties and only when RCMC or the environmental consultant believes that special circumstances warrant such an analysis. Depending on the findings of the initial environmental report, RCMC may sometimes require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases, the Phase I or Phase II report with respect to the subject real property disclosed the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property. In certain such cases, the related borrowers were required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. In connection with the origination process, RCMC generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. It is important to note that such engineering reports are often based on, and limited to, information available through visual inspection and that any such inspection will not necessarily reveal all potential issues. RCMC will generally consider the engineering report in connection with determining the relevant terms of a transaction intended to address any recommended repairs, corrections or replacements and any identified deferred maintenance. RCMC also often reviews such engineering reports in connection with making a determination about the necessity for ongoing escrows for the continued maintenance of the real property based on the conclusions of the applicable engineering report.

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Seismic Report. If the real property related to an asset consists of improvements located in California or in seismic zones 3 or 4, RCMC generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probably maximum loss or scenario expected loss in excess of 20%, RCMC may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic reports may not necessarily have used the same assumptions in assessing probable maximum loss or scenario expected loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss or scenario expected loss in excess of 20% might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, RCMC will generally consider whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: zoning reports; legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower. In some cases, the real property may constitute a legal non-conforming use or structure. In such cases, RCMC may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in RCMC’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by RCMC to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, RCMC may require a borrower under an asset related to multifamily or commercial real estate to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. RCMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, RCMC may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, RCMC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and RCMC’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion under “—RCMC’s Underwriting Standards and Loan Analysis” section, RCMC may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, RCMC’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time RCMC or its affiliates originated or acquired certain assets. In addition, in some cases, RCMC may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

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Repurchase Requests

RCMC filed a Form ABS-15G on February 4, 2015, which Form ABS-15G is available electronically through the SEC’s EDGAR system. RCMC’s Central Index Key number is 0001567746. For the period from and including April 1, 2012 to and including March 31, 2015, RCMC does not have any activity required to be reported by Rule 15Ga-1 under the Exchange Act and Item 1104(e) of Regulation AB with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Underwriting Exceptions

RCMC’s Mortgage Loans were not originated with any material exceptions to RCMC’s underwriting guidelines and procedures described above.

Rights and Remedies of Certificateholders

Neither RCMC nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against RCMC or any of its affiliates for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by RCMC in the related Purchase Agreement as described under “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

Starwood Mortgage Funding II LLC

General

Starwood Mortgage Funding II LLC (“SMF II”) is a limited liability company organized under the laws of the state of Delaware and a wholly-owned subsidiary of Starwood Mortgage Capital LLC (“SMC” and, together with its subsidiaries, including SMF II, “Starwood”). SMC is affiliated with LNR Property LLC, an international commercial real estate company specializing in property development, specialty finance, asset management, investing and special servicing of CMBS loans. SMF II is a sponsor of, and a seller of certain mortgage loans (the “Starwood Mortgage Loans”) into, the securitization described in this free writing prospectus. Starwood was formed to invest in commercial real estate debt. The executive offices of Starwood are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139. Starwood also maintains offices in Charlotte, North Carolina, Newport Beach, California and New York, New York.

Barclays Bank PLC provides warehouse financing to SMF II through a master repurchase facility. All of the Starwood Mortgage Loans, representing approximately 11.2% of the Initial Pool Balance, are subject to that repurchase facility. Proceeds received by SMF II in connection with the sale of the SMF II Mortgage Loans to the depositor will be applied, among other things, to reacquire the financed mortgage loans and to make payments to Barclays Bank PLC as the repurchase agreement counterparty.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, which is the certificate administrator, the custodian, the certificate registrar and the 17g-5 information provider, and SMF II, which is a sponsor and an originator, Wells Fargo Bank, National Association acts as interim servicer with respect to some or all of the mortgage loans to be contributed to this securitization by SMF II.

Starwood’s Securitization Program

This is the 34th commercial mortgage securitization to which Starwood is contributing loans; however, certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, L.L.C., Wachovia Bank and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination

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and/or securitization of several billion dollars of loans. Starwood securitized approximately $4.68 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five and ten years. Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine loans and preferred equity structures.

Review of SMF II Mortgage Loans

Overview. SMF II has conducted a review of the SMF II mortgage loans (the “SMF II Mortgage Loans”) in connection with the securitization described in this free writing prospectus. The review of the SMF II Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team”). The review procedures described below were employed with respect to all of the SMF II Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMF II Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process. After origination of each SMF II Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMF II Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMF II Data Tape”) containing detailed information regarding each SMF II Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMF II Data Tape was used to provide the numerical information regarding the SMF II Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. SMF II engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMF II, relating to information in this free writing prospectus regarding the SMF II Mortgage Loans. These procedures included:

●	comparing the information in the SMF II Data Tape against various source documents provided by SMF II that are described above under “—Database”;

●	comparing numerical information regarding the SMF II Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the SMF II Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the SMF II Mortgage Loans disclosed in this free writing prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMF II Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each SMF II Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMF II Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s

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internal credit memorandum for each SMF II Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMF II Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a due diligence questionnaire relating to the SMF II Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMF II Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Starwood was aware at the origination of any SMF II Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMF II Mortgage Loans to determine whether any SMF II Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMF II’s Underwriting Guidelines and Processes” below. See “—Exceptions to SMF II’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMF II Mortgage Loans in this free writing prospectus is accurate in all material respects. Starwood also determined that the SMF II Mortgage Loans were originated in accordance with Starwood’s origination procedures and underwriting criteria, except as described below under “—Exceptions to SMF II’s Disclosed Underwriting Guidelines” below. SMF II attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. SMF II will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. SMF II, and if appropriate its legal counsel, will review the mortgage loan documents of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Purchase Agreement and the Pooling and Servicing Agreement.

SMF II’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Starwood for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of SMF II’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMF II Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this free writing prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this free writing prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis

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generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this free writing prospectus, all financial, occupancy and other information contained in this free writing prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, that the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●
Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

●
Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E 1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances

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warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.

●
Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

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Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

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Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

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Taxes - typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●
Insurance - if the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

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●
Replacement Reserves - replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●
Completion Repair/Environmental Remediation - typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

●
Tenant Improvement/Lease Commissions - in most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the SMF II Mortgage Loans, please see Annex A-1 to this free writing prospectus.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

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Exceptions to SMF II’s Disclosed Underwriting Guidelines

None of the SMF II Mortgage Loans have exceptions to the applicable underwriting guidelines set forth above.

Servicing

Interim servicing for all loans originated by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. In addition, primary servicing is occasionally retained by certain mortgage brokerage firms under established sub-servicing agreements with Starwood, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on February 13, 2015. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

The Depositor

J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor, is a Delaware corporation organized on September 19, 1994. The depositor is a wholly-owned subsidiary of JPMCB. The depositor maintains its principal office at 383 Madison Avenue, 31st Floor, New York, New York 10179. Its telephone number is (212) 272-6858. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the Pooling and Servicing Agreement for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling and Servicing Agreement. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the Pooling and Servicing Agreement.

The Trust

JPMBB Commercial Mortgage Securities Trust 2015-C29 (the “Issuing Entity”), will be a New York common law trust, formed on the Closing Date pursuant to the Pooling and Servicing Agreement.

The only activities that the trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this free writing prospectus. Accordingly, the trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term permitted investments. The trust may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the trust, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as

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set forth under “Servicing of the Mortgage Loans—Amendment” in this free writing prospectus. The trust administers the mortgage loans through the trustee, the certificate administrator, the master servicer and the special servicer (and in the case of the Non-Serviced Mortgage Loan, the related master servicer and special servicer under the related Non-Serviced PSA). A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this free writing prospectus under “Transaction Parties—The Trustee”, “—The Certificate Administrator”, “—The Master Servicer”, “—The Special Servicer” and “Servicing of the Mortgage Loans”.

The only assets of the trust other than the mortgage loans and REO Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement, the short-term investments in which funds in the Certificate Account and other accounts are invested. The trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties and certain other activities described in this free writing prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the senior trust advisor. The fiscal year of the trust is the calendar year. The trust has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor is contributing the mortgage loans to the trust. The depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this free writing prospectus under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Representations and Warranties; Repurchases and Substitutions”.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M&T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the Pooling and Servicing Agreement. WTNA is a national banking association with trust powers incorporated in 1995. WTNA’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of December 31, 2014, WTNA served as trustee on over 1,500 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $64 billion, of which approximately 77 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $44 billion.

The parties to this transaction may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee. The foregoing information set forth under this sub-heading “—The Trustee” has been provided by WTNA.

The Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as the custodian and certificate administrator under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.7 trillion in assets and approximately 265,000 employees as of December 31, 2014, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust,

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custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust and to the extent required under the Pooling and Servicing Agreement, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of December 31, 2014, Wells Fargo Bank was acting as securities administrator with respect to more than $171 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant and subject to the Pooling and Servicing Agreement (and is acting as custodian of the mortgage loan file (other than the Mortgage Note with respect to the related mortgage loan for the Non-Serviced Whole Loan under the related Non-Serviced PSA). In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2014, Wells Fargo Bank was acting as custodian of more than 116,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by one or more of the sponsors or an affiliate of one or more of the sponsors, and one or more of those mortgage loans may be included in the trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, in its capacity as trustee under 276 residential mortgage backed securities (“RMBS“) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a civil complaint in the United States District Court for the Southern District of New York against Wells Fargo Bank, alleging claims against Wells Fargo Bank, in its capacity as trustee under 274 RMBS trusts (the “Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank National Trust Company, Citibank N.A., HSBC Bank USA, Bank of New York Mellon and U.S. Bank National Association) by a group of institutional investor plaintiffs. The Complaint against Wells Fargo Bank alleges the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to (i) enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default purportedly caused by breaches by mortgage loan servicers, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of

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expenses and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees by RMBS investors in these and other transactions.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on the trustee or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

For a description of any material affiliations, relationships and related transactions between the trustee, the certificate administrator, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this free writing prospectus.

The foregoing information set forth under this sub-heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator Fee”); provided that the Certificate Administrator Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $210.00 per month. The Certificate Administrator Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.00457% per annum (the “Certificate Administrator Fee Rate”) and the Stated Principal Balance of the mortgage loans and any REO Loans and will be calculated in the same manner as interest is calculated on such mortgage loans. The Certificate Administrator Fee includes the trustee fee.

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s, “A” by Fitch and, if rated by Morningstar, a rating by Morningstar at least equivalent to “A2” by Moody’s; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s, “A-” by Fitch and, if rated by Morningstar, a rating by Morningstar at least equivalent to “Baa2” by Moody’s and its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s, “A-1” by Fitch and, if rated by Morningstar, a rating by Morningstar at least equivalent to “P-2” by Moody’s and the master servicer maintains a rating of at least “A2” by Moody’s, “A+” by Fitch and, if rated by Morningstar, a rating by Morningstar at least equivalent to “A2” by Moody’s.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the mortgage loans, this free writing prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. The Pooling and Servicing Agreement provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

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The Pooling and Servicing Agreement provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the trust fund, to the extent of amounts held in the Certificate Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, certificate custodian, certificate registrar and 17g-5 Information Provider) under the Pooling and Servicing Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the Pooling and Servicing Agreement, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the Pooling and Servicing Agreement.

The certificate administrator will be the REMIC administrator and the 17g-5 Information Provider.

Resignation and Removal of the Trustee and the Certificate Administrator

The trustee and the certificate administrator will be permitted at any time to resign from their obligations and duties under the Pooling and Servicing Agreement by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the Pooling and Servicing Agreement) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the senior trust advisor and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 30 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the Pooling and Servicing Agreement, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the pooling and servicing agreement, and such failure continues unremedied for a period of five (5) days, or if the certificate administrator fails to make distributions required pursuant to the pooling and servicing agreement, the depositor will be authorized to

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remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator. In addition, holders of the certificates entitled to at least 75% of the Voting Rights may at any time, with or without cause, remove the trustee or certificate administrator under the Pooling and Servicing Agreement and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until acceptance of appointment by the successor trustee or certificate administrator, as applicable.

In addition, certain provisions regarding the obligations and duties of the trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “Servicing of the Mortgage Loans—Amendment” in this free writing prospectus.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for all of the Mortgage Loans to be deposited into the Issuing Entity and as the primary servicer for the Serviced Companion Loans (in such capacity, the “Master Servicer”). Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. Wells Fargo is also the Certificate Administrator and the custodian. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo. Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:
Commercial and Multifamily Mortgage Loans	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014	As of 3/31/2015
By Approximate Number:	35,189	33,354	33,590	33,399
By Approximate Aggregate Unpaid Principal Balance (in billions):	$428.52	$434.37	$474.38	$480.33

Within this portfolio, as of March 31, 2015, are approximately 24,503 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $395.6 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate

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collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of March 31, 2015, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.
In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).
Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2012	$331,765,453,800	$2,133,375,220	0.64%
Calendar Year 2013	$346,011,017,466	$2,158,219,403	0.62%
Calendar Year 2014	$377,947,659,331	$1,750,352,607	0.46%
YTD Q1 2015	$382,854,235,509	$1,782,705,503	0.47%

*      “UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans. Wells Fargo’s servicer ratings by each of these agencies are outlined below:
	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Above Average	MOR CS1
Master Servicer:	CMS1-	Above Average	MOR CS1
Special Servicer	CSS2-	Above Average	MOR CS2

The long-term deposits of Wells Fargo are rated “AA-” by S&P, “Aa3” by Moody’s and “AA-” by Fitch. The short-term deposits of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies. Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

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●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this free writing prospectus. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loans or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Pursuant to an interim servicing agreement between Wells Fargo and Barclays or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by Barclays or those affiliates, which may include, prior to their inclusion in the Issuing Entity, some or all of the mortgage loans to be contributed to this securitization by Barclays.

Pursuant to an interim servicing agreement between Wells Fargo and SMF II or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned from time to time by SMF II or those affiliates, which may include, prior to their inclusion in the Issuing Entity, some or all of the mortgage loans to be contributed to this securitization by SMF II.

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The information set forth above in this free writing prospectus under the heading “Transaction Parties—The Master Servicer” concerning the master servicer has been provided by Wells Fargo.

Certain duties and obligations of the master servicer, and the provisions of the Pooling and Servicing Agreement are described under “Servicing of the Mortgage Loans—General” and “—Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions” in this free writing prospectus. The master servicer’s ability to waive or modify any terms, fees, penalties or payments on the underlying mortgage loans and the effect of that ability on the potential cash flows from the underlying mortgage loans are described under “Servicing of the Mortgage Loans—Modifications, Waivers and Amendments” in this free writing prospectus.

The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Description of the Certificates—Advances” in this free writing prospectus.

Certain terms of the Pooling and Servicing Agreement regarding the master servicer’s removal, replacement, resignation or transfer are described under “Servicing of the Mortgage Loans—Certain Matters Regarding the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Depositor”, “—Servicer Termination Events” and “—Rights upon Servicer Termination Event” in this free writing prospectus. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the Pooling and Servicing Agreement, are described under “Servicing of the Mortgage Loans—Certain Matters Regarding the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Depositor” in this free writing prospectus.

The Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to be the special servicer (the “Special Servicer”) and in such capacity will initially be responsible for the servicing and administration of the Specially Serviced Mortgage Loans and serviced REO Properties, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain major decisions and other transactions relating to non-Specially Serviced Mortgage Loans, pursuant to the Pooling and Servicing Agreement. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMBS”) by Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc., Fitch Ratings, Inc., and Morningstar Credit Ratings, LLC. Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from Standard & Poor’s Ratings Services, Fitch Ratings, Inc. and Morningstar Credit Ratings, LLC. For each category, Standard & Poor’s Ratings Services ranks Midland as “Strong”, Fitch Ratings, Inc. ranks Midland as “CMS1” as a master servicer, and “CSS1” as a special servicer, and Morningstar Credit Ratings, LLC ranks Midland as “CS1”. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

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No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default or servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of March 31, 2015, Midland was servicing approximately 29,779 commercial and multifamily mortgage loans with a principal balance of approximately $325 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 11,890 of such loans, with a total principal balance of approximately $159 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income producing properties. As of March 31, 2015, Midland was named the special servicer in approximately 170 commercial mortgage backed securities transactions with an aggregate outstanding principal balance of approximately $93 billion. With respect to such transactions as of such date, Midland was administering approximately 106 assets with an outstanding principal balance of approximately $754 million.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2012 to 2014.

Portfolio Size – Master/Primary	Calendar Year End (Approximate amounts in billions)
	2012	2013	2014
CMBS	$115	$141	$157
Other	$167	$167	$179
Total	$282	$308	$336

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2012 to 2014.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2012	2013	2014
Total	$82	$70	$85

Midland may enter into one or more arrangements with the directing certificateholder, holders of controlling class certificates or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as special

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servicer under the Pooling and Servicing Agreement or any related co-lender agreement and the limitations on such person’s right to remove the special servicer.

Midland, which is anticipated to act as the special servicer, is an affiliate of BlackRock Realty Advisors, Inc. BlackRock Realty Advisors, Inc., as agent for its managed account, is expected to be designated as the initial directing certificateholder.

Midland also assisted BlackRock Realty Advisors, Inc. with due diligence relating to the mortgage loans to be included in the mortgage pool.

The foregoing information regarding Midland under this heading “The Special Servicer” has been provided by Midland.

Certain duties and obligations of the master servicer, and the provisions of the Pooling and Servicing Agreement are described under “Servicing of the Mortgage Loans—General” and “—Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions” in this free writing prospectus. The master servicer’s ability to waive or modify any terms, fees, penalties or payments on the underlying mortgage loans and the effect of that ability on the potential cash flows from the underlying mortgage loans are described under “Servicing of the Mortgage Loans—Modifications, Waivers and Amendments” in this free writing prospectus.

The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Description of the Certificates—Advances” in this free writing prospectus.

Certain terms of the Pooling and Servicing Agreement regarding the master servicer’s removal, replacement, resignation or transfer are described under “Servicing of the Mortgage Loans—Certain Matters Regarding the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Depositor”, “—Servicer Termination Events” and “—Rights upon Servicer Termination Event” in this free writing prospectus. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the Pooling and Servicing Agreement, are described under “Servicing of the Mortgage Loans—Certain Matters Regarding the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Depositor” in this free writing prospectus.

The special servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this free writing prospectus).

The special servicer may resign under the Pooling and Servicing Agreement as described under “Servicing of the Mortgage Loans—Certain Matters Regarding the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Depositor” in this free writing prospectus.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Servicing of the Mortgage Loans—Certain Matters Regarding the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Depositor” in this free writing prospectus.

Replacement of the Special Servicer

The special servicer may be removed, and a successor special servicer appointed at any time other than after the occurrence and during the continuance of a Control Event, by the Directing Certificateholder; provided that each Rating Agency provides a Rating Agency Confirmation. The reasonable fees and out-of-pocket expenses of any such termination made by the Directing Certificateholder without cause will be paid by the holders of the Controlling Class. With respect to the Horizon Outlet Shoppes Portfolio Whole Loan, the related special servicer may be removed, and a successor special servicer appointed by the related controlling holder or its designee (and not by the

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Directing Certificateholder for this transaction) without cause or for cause at any time, to the extent set forth in the Non-Serviced PSA and the related intercreditor agreement for the Non-Serviced Whole Loan.

After the occurrence and during the continuance of a Control Event, upon (i) the written direction of holders of Principal Balance Certificates and Class EC certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balances) of the Principal Balance Certificates and Class EC certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates and Class EC certificates evidencing at least 75% of a Certificateholder Quorum of Certificates, the trustee will be required to terminate all of the rights and obligations of the special servicer under the Pooling and Servicing Agreement and appoint the successor special servicer designated by such Certificateholders; provided such successor special servicer is a Qualified Replacement Special Servicer, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the Pooling and Servicing Agreement, which survive such termination. The certificate administrator will include on each Statement to Certificateholders a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon. A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer described above, the holders of certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of realized losses and the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates and Class EC certificates on an aggregate basis.

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the Pooling and Servicing Agreement, (ii) is not an affiliate of the senior trust advisor, (iii) is not obligated to pay the senior trust advisor (x) any fees or otherwise compensate the senior trust advisor in respect of its obligations under the Pooling and Servicing Agreement, and (y) for the appointment of the successor special servicer or the recommendation by the senior trust advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the senior trust advisor other than compensation that is not material and is unrelated to the senior trust advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the senior trust advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) is not a special servicer that has been cited by Moody’s as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, (vii) currently has a special servicer rating of at least “CSS3” from Fitch and (viii) (a) is acting as special servicer in a commercial mortgage loan securitization that was rated by a Rating Agency within a twelve (12) month period prior to the date of determinate and (b) Morningstar has not qualified, downgraded or withdrawn the then-current rating or ratings of one or more classes of certificates citing servicing concerns with the special servicer as the sole or material factor in such rating action.

In addition, after the occurrence of a Consultation Termination Event, if the senior trust advisor determines that the special servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the senior trust advisor will have the right to recommend the replacement of the special servicer. In such event, the senior

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trust advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer. The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. The senior trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates and Class EC certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates and Class EC certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates and Class EC certificates elect to remove and replace the special servicer, the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the Pooling and Servicing Agreement and to appoint the successor special servicer approved by the Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the Pooling and Servicing Agreement which survive termination. The reasonable out-of-pocket costs and expenses associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and Class EC certificates and the senior trust advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the senior trust advisor must be a Qualified Replacement Special Servicer.

It will be a condition to the appointment of a replacement special servicer that the successor special servicer delivers to the depositor or any applicable depositor of any other securitization that contains a serviced companion loan, any information regarding itself in its role as successor special servicer required in connection with a filing on Form 8-K in relation to such replacement. If the depositor or any applicable depositor of any other securitization that contains a serviced companion loan fails to file any required notices on Form 8-K related to such replacement in a timely manner, such replacement will be void ab initio.

Servicing and Other Compensation and Payment of Expenses

The master servicer, special servicer, certificate administrator, trustee and senior trust advisor will be entitled to payment of certain fees as compensation for services performed under the Pooling and Servicing Agreement. Below is a summary of the fees payable to the master servicer, special servicer, certificate administrator, trustee and senior trust advisor from amounts that the trust fund is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of their names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the master servicer, special servicer, trustee and senior trust advisor, but such amounts are not payable from amounts that the trust fund is entitled to receive.

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Type/Recipient	Amount	Source(1)	Frequency
Fees
Servicing Fee / Master Servicer
With respect to the pool of mortgage loans in the trust (and the related Serviced Companion Loans) and any REO Loan, the product of the monthly portion of the related annual Servicing Fee Rate(2) calculated on the outstanding principal amount of each mortgage loan (and the related Serviced Companion Loan) or REO Loan.

First, out of recoveries of interest with respect to that mortgage loan (and the related Serviced Companion Loan) and any REO Loan and then, if the related mortgage loan (and the related Serviced Companion Loan) and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account with respect to the other mortgage loans and REO Loans.
Monthly
Special Servicing Fee / Special Servicer(3)
With respect to any Specially Serviced Mortgage Loan (and the related Serviced Companion Loan) and REO Property, the product of the monthly portion of the annual Special Servicing Fee Rate(4) computed on the basis of the same principal amount in respect of which any related interest payment is due on such mortgage loan (and the related Serviced Companion Loan) or REO Loan.

First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related mortgage loan (and the related Serviced Companion Loan) or any related REO Property, and then from general funds on deposit in the Certificate Account with respect to the other mortgage loans and REO Loans.
Monthly
Workout Fee / Special Servicer(3)(5)
With respect to each mortgage loan (and the related Serviced Companion Loan) that is a Corrected Mortgage Loan, the Workout Fee Rate of 1.0% multiplied by all payments of interest and principal received on the subject mortgage loan (and the related Serviced Companion Loan) for so long as it remains a Corrected Mortgage Loan.

Out of each collection of interest, principal, and prepayment consideration received on the related mortgage loan (and each related Companion Loan) and then from general funds on deposit in the Certificate Account with respect to the other mortgage loans and REO Loans.
Time to time
Liquidation Fee / Special Servicer(3)(5)
With respect to any Specially Serviced Mortgage Loan (and the related Serviced Companion Loan) and REO Property for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds an amount calculated by application of a Liquidation Fee Rate of 1.00% to the related payment or proceeds (exclusive of default interest).

From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related mortgage loan (and each related Serviced Companion Loan) or any related REO Property and then from general funds on deposit in the Certificate Account with respect to the other mortgage loans and REO Loans.
Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and	Related payments made by borrowers with respect to the related mortgage loans (and the related Serviced Companion Loans).	Time to time

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Type/Recipient	Amount	Source(1)	Frequency
Fees
other processing fees actually collected on the mortgage loans (and the related Serviced Companion Loans).(6)
Certificate Administrator Fee / Certificate Administrator
With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator Fee Rate(7) multiplied by the total outstanding principal amount of each mortgage loan in the trust.
		Out of general funds on deposit in the Certificate Account or the Distribution Account.	Monthly
Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual trustee fee.(8)	Out of general funds on deposit in the Certificate Account or the Distribution Account.	Monthly
Senior Trust Advisor Fee / Senior Trust Advisor
With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Senior Trust Advisor Fee Rate(9) multiplied by the total outstanding principal amount of each mortgage loan in the trust and any REO Loan.

First, out of recoveries of interest with respect to that mortgage loan or REO Loan and then, if the related mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account with respect to the other mortgage loans and REO Loans.
Monthly
Senior Trust Advisor Consulting Fee / Senior Trust Advisor	$10,000 for each Major Decision made with respect to a mortgage loan or such lesser amount as the related borrower agrees to pay with respect to such mortgage loan.	From the related borrower.	Time to time
Servicing Advances / Master Servicer or Trustee(3)	To the extent of funds available, the amount of any servicing advances.
First, from funds collected with respect to the related mortgage loan or REO Property, and then out of general funds on deposit in the Certificate Account, subject to certain limitations (and, under certain circumstances, from collections on the Serviced Companion Loans).
Time to time
Interest on Servicing Advances / Master Servicer or Trustee(3)	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.
First, out of default interest and late payment charges on the related mortgage loan, and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Certificate Account, subject to certain limitations (and, under certain circumstances, from collections on the Serviced Companion Loans).
Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related mortgage loan (excluding the related Pari	Time to time

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Type/Recipient	Amount	Source(1)	Frequency
Fees
Passu Companion Loan(s)) or REO Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.
First, out of default interest and late payment charges on the related mortgage loan (excluding the related Pari Passu Companion Loan(s)) and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Certificate Account with respect to the other mortgage loans and REO Loans (and under certain circumstances, from collections on the Serviced Companion Loans).
Monthly

Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Senior Trust Advisor or Special Servicer and any director, officer, employee or agent of any of the foregoing parties(3)
	Amount to which such party is entitled for indemnification under the Pooling and Servicing Agreement.	Out of general funds on deposit in the Certificate Account or the Distribution Account, subject to certain limitations (and, under certain circumstances, from collections on Serviced Companion Loans).	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan in the trust.	Out of general funds on deposit in the Certificate Account.	Monthly

(1)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer or the certificate administrator in the case of amounts owed to any of them) prior to distributions on the certificates.

(2)	The Servicing Fee Rate for each mortgage loan and Serviced Companion Loan will be a per annum rate ranging from 0.00500% to 0.10250%, as described below.

(3)
The related master servicer, special servicer, certificate administrator, trustee and/or senior trust advisor under the related Non-Serviced PSA governing the servicing of the applicable Non-Serviced Mortgage Loan will be entitled to receive fees and reimbursements with respect to such Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are substantially similar to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the mortgage pool to the extent not recoverable from the Non-Serviced Whole Loan.

(4)
The Special Servicing Fee Rate for each mortgage loan, the Serviced Companion Loans and any related REO Property on a loan-by-loan basis will be equal to a per annum rate of 0.25000%, as described in this “—Servicing and Other Compensation and Payment of Expenses” section. With respect to the Horizon Outlet Shoppes Portfolio Mortgage Loan, the special servicer under the JPMBB 2015-C28 Pooling and Servicing Agreement will be entitled to a special servicing fee at a per annum rate equal to the greater of 0.25000% and a per annum rate that would result in a special servicing fee of $3,500 for such loan for the related month.

(5)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “—Servicing and Other Compensation and Payment of Expenses” section.

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(6)
Allocable between the master servicer and the special servicer as provided in the Pooling and Servicing Agreement. The indicated fees payable in respect to any Non-Serviced Mortgage Loan will be paid to, and allocated among the applicable master servicer and special servicer in accordance with the related Non-Serviced PSA governing the servicing of the Non-Serviced Mortgage Loan.

(7)	The Certificate Administrator Fee Rate will equal 0.00457% per annum, as described above under “—The Certificate Administrator” in this free writing prospectus.

(8)	The trustee fee is included in the Certificate Administrator Fee.

(9)	The Senior Trust Advisor Fee Rate will equal 0.00210% per annum, as described below under “Servicing of the Mortgage Loans—The Senior Trust Advisor—Senior Trust Advisor Compensation”.

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each mortgage loan (including the Non-Serviced Mortgage Loan), any related REO Loan and any related Serviced Companion Loan (to the extent not prohibited under the related intercreditor agreement), and will accrue at a rate (the “Servicing Fee Rate”), equal to a per annum rate ranging from 0.00500% to 0.10250%. The Servicing Fee payable to the master servicer with respect to each Serviced Companion Loan, will be payable, subject to the terms of the related intercreditor agreement, from amounts payable in respect of the related Companion Loan, as applicable. In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to the Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower: (1) 100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any mortgage loans that are not Specially Serviced Mortgage Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related intercreditor agreement); provided that with respect to such transactions, the consent of the special servicer is not required for the related transaction and, in the event that the special servicer’s consent is required, then the master servicer will be entitled to 50% of such fees, (2) 100% of all assumption application fees received on any mortgage loans that are not Specially Serviced Mortgage Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related intercreditor agreement) (whether or not the consent of the special servicer is required) and 100% of all defeasance fees (provided, that for the avoidance of doubt, any such defeasance fee shall not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the Pooling and Servicing Agreement), (3) 100% of assumption, waiver, consent, earnout, other processing fees and other similar fees (other than the assumption application fees and defeasance fees) pursuant to the Pooling and Servicing Agreement on any mortgage loans that are not Specially Serviced Mortgage Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related intercreditor agreement), provided that with respect to such transactions, the consent of the special servicer is not required to take such actions, (4) 50% of all assumption, waiver, consent and earnout, processing fees and other similar fees (other than the assumption application fees and defeasance fees), in each case, with respect to all mortgage loans that are not Specially Serviced Mortgage Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related intercreditor agreement) for which the special servicer’s consent or approval is required and only to the extent that all amounts then due and payable with respect to the related mortgage loan have been paid, and (5) late payment charges and default interest paid by the borrowers (that were accrued while the related mortgage loans or any related Serviced Companion Loan (to the extent not prohibited by the related intercreditor agreement) were not Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan or, if provided under the related intercreditor agreement, any related Serviced Companion Loan, since the Closing Date. The master servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The master servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers. In connection with the servicing and administration of each Serviced Whole Loan pursuant to the terms of the Pooling and Servicing Agreement and the related intercreditor agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion

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Loan as well as the related mortgage loan to the extent consistent with the Pooling and Servicing Agreement and not prohibited by the related intercreditor agreement. See “Servicing of the Mortgage Loans—Modifications, Waivers and Amendments” in this free writing prospectus.

“Excess Modification Fees” means, with respect to any mortgage loan (other than the Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the trust with respect to the related mortgage loan or Serviced Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any mortgage loan (other than the Non-Serviced Mortgage Loan) or Serviced Whole Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such mortgage loan documents and/or related Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable, (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each of the master servicer and special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12-months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any mortgage loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans (including the Non-Serviced Mortgage Loan), the related Serviced Companion Loans, any REO Loan (other than any portion of such REO Loan related to the Non-Serviced Companion Loan) in the same manner as interest is calculated on the mortgage loans and the Serviced Companion Loans. The Servicing Fee for each mortgage loan is included in the Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the Pooling and Servicing Agreement, Wells Fargo Bank will be entitled to retain a portion of the Servicing Fee with respect to each mortgage loan and, to the extent provided for in the related intercreditor agreement, each Companion Loan it is responsible for servicing notwithstanding any termination or resignation of Wells Fargo Bank as master servicer; provided that Wells Fargo Bank may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo Bank will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this free writing prospectus), including all fees of any subservicers retained by it.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The Non-Serviced Mortgage Loan is serviced under the Non-Serviced PSA (including those occasions under the Non-Serviced PSA when the servicing of the related Non-Serviced Mortgage Loan has been transferred from the master servicer under the Non-Serviced PSA to the special servicer under

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such Non-Serviced PSA). Accordingly, in its capacity as the special servicer under the Pooling and Servicing Agreement, the special servicer will not be entitled to receive any special servicing compensation for the Non-Serviced Mortgage Loan. Only the related special servicer under the related Non-Serviced PSA will be entitled to special servicing compensation on the related Non-Serviced Mortgage Loan.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Mortgage Loan and REO Loan on a loan-by-loan basis at a rate equal to a per annum rate of 0.25000% (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related mortgage loan and Serviced Companion Loan (including any REO Loan), and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Mortgage Loan and then from general collections on all the mortgage loans and any REO Properties in the trust fund. The Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Servicing of the Mortgage Loans—Servicing of the Horizon Outlet Shoppes Portfolio Mortgage Loan” in this free writing prospectus.

The “Workout Fee” will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Mortgage Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Mortgage Loan (including a Serviced Companion Loan, if applicable) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Mortgage Loan (including a Serviced Companion Loan, if applicable) to be $25,000. The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Mortgage Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Mortgage Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan unless prohibited under the related intercreditor agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan is subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further detail, see “Servicing of the Mortgage Loans—Servicing of the Horizon Outlet Shoppes Portfolio Mortgage Loan” in this free writing prospectus.

The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan (including a Serviced Companion Loan, if applicable) again becomes a Corrected Mortgage Loan. The Workout Fee with respect to any Specially Serviced Mortgage Loan that becomes a Corrected Mortgage Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related mortgage loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, however, that no Workout Fee will be less than $25,000 in the aggregate with respect to each mortgage loan.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a mortgage loan or Companion Loan that became a Corrected Mortgage Loan during the period that it acted as special servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, except that such Workout Fees will cease to

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be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each Specially Serviced Mortgage Loan or REO Property (except with respect to the Non-Serviced Mortgage Loan) as to which the special servicer (a) receives a full, partial or discounted payoff from the related borrower or (b) receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds; provided that the Liquidation Fee with respect to any Specially Serviced Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including a Companion Loan, if applicable) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, however, that no Liquidation Fee will be less than $25,000. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for or any mortgage loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of the Extended Resolution Period, (ii) the purchase of any Specially Serviced Mortgage Loan that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case described in clause (ii)(A) or (B) above within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such mortgage loan becoming a Corrected Mortgage Loan, (iii) the purchase of all of the mortgage loans and REO Properties, in connection with an optional termination of the trust fund, (iv) with respect to a Serviced Companion Loan, (A) a repurchase of such Serviced Companion Loan by the applicable mortgage loan seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation under the pooling and servicing agreement for the trust that owns such Serviced Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of the extended resolution period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity, (v) the purchase of any Specially Serviced Mortgage Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if prior to a Control Event, such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Mortgage Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Mortgage Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates) or (vi) if a mortgage loan or the Serviced Whole Loan becomes a Specially Serviced Mortgage Loan only because of an event described in clause (1) of the definition of “Specially Serviced Mortgage Loan” under the heading “Servicing of the Mortgage Loans—General” in this free writing prospectus and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related mortgage loan or the Serviced Whole Loan being refinanced or otherwise repaid in full. Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related mortgage loan documents. The Non-Serviced Whole Loan will be or is expected to be subject to a similar liquidation fee pursuant to the Non-Serviced PSA. For further detail, see Servicing of the Mortgage Loans—Servicing of the Horizon Outlet Shoppes Portfolio Mortgage Loan” in this free writing prospectus. The special servicer

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may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

The special servicer will also be entitled to additional servicing compensation in the form of (i) 100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Mortgage Loans, (ii) 100% of assumption application fees and assumption fees and other related fees as further described in the Pooling and Servicing Agreement, received with respect to the Specially Serviced Mortgage Loans, (iii) 100% of waiver, consent and earnout fees on any Specially Serviced Mortgage Loan or certain other similar fees paid by the related borrower, and (iv) 50% of all Excess Modification Fees and assumption fees, consent fees, earnout fees and certain similar fees received with respect to all mortgage loans (excluding the Non-Serviced Mortgage Loan) that are not Specially Serviced Mortgage Loans and for which the special servicer’s processing, consent or approval is required. The special servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related mortgage loans (including the related Serviced Companion Loan, if applicable, and to the extent not prohibited by the related intercreditor agreement) were Specially Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan (including the related Serviced Companion Loan, if applicable, to the extent not prohibited by the related intercreditor agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.

Although the master servicer and the special servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standard above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

The Pooling and Servicing Agreement will provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the same day as the master servicer is required to deliver the CREFC® investor reporting package for such Distribution Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any mortgage loan or REO Property (other than the Non-Serviced Mortgage Loan or related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any mortgagor, any manager, any guarantor or indemnitor in respect of a mortgage loan and any purchaser of any mortgage loan or REO Property) in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is expressly entitled pursuant to the Pooling and Servicing Agreement.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any mortgage loan, any Serviced Whole Loan or REO Property.

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The Pooling and Servicing Agreement will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the trust fund, any mortgagor, any property manager, any guarantor or indemnitor) in respect of a mortgage loan and any purchaser of any mortgage loan or any REO Property in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to Permitted Special Servicer/Affiliate Fees.

As and to the extent described in this free writing prospectus under “Description of the Certificates—Advances”, the master servicer and the trustee, as applicable, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

Each of the master servicer and the special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither the master servicer nor the special servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount” in this free writing prospectus.

The master servicer and the special servicer may delegate certain of their servicing obligations in respect of the mortgage loans, and any related Companion Loan serviced thereby to one or more third-party sub-servicers; provided that the master servicer and the special servicer, as applicable, will remain obligated under the Pooling and Servicing Agreement. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity, the trustee or any successor master servicer or special servicer, as applicable, may assume or terminate such parties’ rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer pursuant to the Pooling and Servicing Agreement or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the Pooling and Servicing Agreement to perform its obligations under the Pooling and Servicing Agreement or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the mortgage loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the Pooling and Servicing Agreement is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the Pooling and Servicing Agreement.

If a borrower prepays a mortgage loan or any Serviced Companion Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of

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related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a mortgage loan or any Serviced Companion Loan in whole or in part after the Determination Date (or, with respect to each mortgage loan or Serviced Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related due date) in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the mortgage loans and the Serviced Companion Loans will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount, with respect to each mortgage loan (other than the Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, equal to the lesser of:

(i)      the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans and any related Serviced Companion Loan (in each case other than a Specially Serviced Mortgage Loan or a mortgage loan or any related Serviced Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)     the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each mortgage loan and Pari Passu Companion Loan for which such Servicing Fees are being paid in such Due Period, calculated at a rate of 0.0025% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Due Period with respect to the mortgage loans (and, so long as a Whole Loan is serviced under the Pooling and Servicing Agreement, any related Serviced Companion Loan) subject to such prepayment and (C) to the extent earned on principal prepayments, net investment earnings payable to the master servicer for such Due Period received by the master servicer during such Due Period with respect to the mortgage loan or any related Serviced Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a mortgage loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related mortgage loan documents regarding principal prepayments (other than (v) the Non-Serviced Mortgage Loan, (w) subsequent to a default under the related mortgage loan documents or if the mortgage loan is a Specially Serviced Mortgage Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the special servicer or, so long as a Control Event has not occurred or is not continuing, the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such mortgage loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to the Serviced Whole Loans will be allocated among the related mortgage loan and the related Serviced Companion Loan, pro rata, in accordance with their respective principal amounts.

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The Senior Trust Advisor

Pentalpha Surveillance LLC (“Pentalpha Surveillance”), a Delaware limited liability company, will act as senior trust advisor under the Pooling and Servicing Agreement.

Pentalpha Surveillance, located at 375 N. French Road, Amherst, New York, is privately held and primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations. Pentalpha Surveillance is an affiliate of the privately-owned Pentalpha group of companies, which is headquartered at Two Greenwich Office Park, Greenwich, Connecticut. The Pentalpha group of companies was founded in 1995 and is managed by James Callahan. Mr. Callahan has historically focused on subordinate debt trading of commercial mortgage-backed securities and residential mortgage-backed securities, as well as securities backed by consumer and corporate loans.

Pentalpha Surveillance maintains proprietary software and a team of industry operations veterans dedicated to investigating and resolving securitization matters including, but not limited to, collections optimization, representation and warranty settlements, derivative contract errors and transaction party disputes. Loans collateralized by commercial and residential real estate debt represent the majority of its focus. Some of the company’s oversight assignments utilize “after the action” compliance reviews while others are more proactive and include delegated authority that requires Pentalpha Surveillance to provide “loan-level preapprovals” before a vendor takes an action. More than $500 billion of residential, commercial and other income producing loans have been boarded to the Pentalpha Surveillance system in connection with the services provided by the Pentalpha group of companies.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. As of April 30, 2015, Pentalpha Surveillance has acted as operating advisor or trust advisor in approximately 61 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $69 billion since October 2010.

Pentalpha Surveillance is not an affiliate of the Issuing Entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the directing certificateholder or any “originators” (within the meaning of Item 1110 of Regulation AB) or “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the trust.

From time to time, Pentalpha Surveillance may be a party to lawsuits and other legal proceedings arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Pentalpha Surveillance or of which any of its property is the subject, that would have a material adverse effect on Pentalpha Surveillance’s business or its ability to serve as senior trust advisor pursuant to the Pooling and Servicing Agreement or that is material to the holders of the certificates.

The foregoing information set forth in this free writing prospectus concerning the senior trust advisor under this heading “The Senior Trust Advisor” has been provided by the senior trust advisor.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator and the senior trust advisor (the “Pooling and Servicing Agreement”) and will represent in the aggregate the entire beneficial ownership interest in JPMBB Commercial Mortgage Securities Trust 2015-C29, which will be a trust fund consisting of, among other things: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the trust fund’s interest in such

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Whole Loan; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts (including any sub-accounts), the Interest Reserve Account, the Gain-on-Sale Reserve Account or the REO Account (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the trust fund’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; and (5) certain rights of the depositor under the Purchase Agreement relating to mortgage loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the mortgage loans it sold to the depositor.

The depositor’s Commercial Mortgage Pass-Through Certificates, Series 2015-C29 will consist of the following classes: the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR certificates (collectively, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class EC, Class D, Class E, Class F, Class NR and Class R certificates. The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this free writing prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates are referred to collectively in this free writing prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this free writing prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this free writing prospectus as the “Regular Certificates”. The Class A Certificates and the Subordinate Certificates are collectively referred to in this free writing prospectus as the “Principal Balance Certificates”. The Senior Certificates (other than the Class A-3A2, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR certificates) and the Class A-S, Class B, Class C, Class EC and Class D certificates are also referred to in this free writing prospectus as the “Offered Certificates”. The Class A-S, Class B and Class C certificates are collectively referred to in this free writing prospectus as the “Exchangeable Certificates”.

The “Certificate Balance” of any class of Principal Balance Certificates and the Class EC certificates, as applicable, outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that class of Principal Balance Certificates on that Distribution Date. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be increased by any Certificate Deferred Interest allocated to such class of Principal Balance Certificates and, with respect to any class of Principal Balance Certificates that has unreimbursed Collateral Support Deficit allocated to such class, the Certificate Balance of such class may be increased by the amount of any recoveries of Nonrecoverable Advances, up to the unreimbursed Collateral Support Deficit for such class, allocated in accordance with the distribution priorities described under “—Distributions—Priority” below. The initial Certificate Balance of each class of offered Principal Balance Certificates is expected to be the balance set forth on the cover of this free writing prospectus.

The initial Certificate Balances of the Class A-S, Class B and Class C certificates represent the principal balance of such Classes without giving effect to any exchange and conversion for Class EC certificates. The initial Certificate Balance of the Class EC certificates shown on the front cover represents the maximum principal balance of such Class that could be issued in an exchange and conversion. In the event that no Exchangeable Certificates are converted to Class EC certificates, the Certificate Balance of the Class EC certificates would be equal to zero. Any exchange of (i) a portion of the Exchangeable Certificates will be deemed to result (other than for federal income tax purposes) in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component class of the Exchangeable Certificates, and a conversion and increase, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC certificates, and (ii) any amount of the Class EC certificates will be deemed to result (other than for federal income tax purposes) in a conversion and reduction, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC certificates converted, and a conversion and increase, on a dollar-for-dollar basis, of a proportionate share of the related Certificate Balances of each class of certificates that are components of the Exchangeable Certificates.

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For purposes of determining the Controlling Class under the Pooling and Servicing Agreement and for the exercise of certain Voting Rights as described in this free writing prospectus, the Certificate Balance of each class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB certificates) will be notionally reduced by its share of Appraisal Reductions allocated as described in “—Appraisal Reductions” below. Appraisal Reductions allocated to the Exchangeable Certificates will reduce the Voting Rights of the Class EC certificates as described in “Description of the Certificates—Voting Rights” in this free writing prospectus.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates outstanding from time to time (determined without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates). The initial Notional Amount of the Class X-A certificates will be approximately $753,133,000. The Notional Amount of the Class X-B certificates will equal the Certificate Balance of the Class B certificates outstanding from time to time (determined without giving effect to any exchange and conversion of any Class B certificates for Class EC certificates). The initial Notional Amount of the Class X-B certificates will be approximately $54,147,000. The Notional Amount of the Class X-C certificates will equal the Certificate Balance of the Class C certificates outstanding from time to time (determined without giving effect to any exchange and conversion of any Class C certificates for Class EC certificates). The initial Notional Amount of the Class X-C certificates will be approximately $44,302,000. The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $52,917,000. The Notional Amount of the Class X-E certificates will equal the Certificate Balance of the Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-E certificates will be approximately $20,920,000. The initial Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates outstanding from time to time. The initial Notional Amount of the Class X-F certificates will be approximately $11,075,000. The Notional Amount of the Class X-NR certificates will equal the Certificate Balance of the Class NR certificates outstanding from time to time. The initial Notional Amount of the Class X-NR certificates will be approximately $47,994,178.

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of $10,000 and, with respect to the Class X-A and Class X-B certificates, will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amount of not less than $1,000,000, and in integral multiples of $1 in excess of $1,000,000. The “Percentage Interest” evidenced by any certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, in the case of the Exchangeable Certificates after giving effect to any exchange and conversion for Class EC certificates, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs. With respect to the Class EC certificates, the percentage interest is equal to the denomination of such certificate divided by the initial Certificate Balance as of the Closing Date of the Exchangeable Certificates exchanged and converted for such Class EC certificates.

The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a “Certificate Owner”) will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that class, except as set forth under “—Book-Entry Registration and Definitive Certificates” below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with

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Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this free writing prospectus to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the Pooling and Servicing Agreement, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller, a manager of a Mortgaged Property, a borrower or any affiliate of any of such persons will be deemed not to be outstanding, and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, the foregoing restrictions will not apply in the case of the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the Pooling and Servicing Agreement or waive a Servicer Termination Event; provided, further, however, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the Pooling and Servicing Agreement; and provided, further, however, that such restrictions will not apply to the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class.

Until definitive certificates are issued, interests in any class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

Exchanges of Exchangeable Certificates and Class EC Certificates

Exchanges

The Certificate Balances of the Class A-S, Class B and Class C certificates represent the principal balance of such classes without giving effect to any exchange and conversion for Class EC certificates. The initial Certificate Balance of the Class EC certificates represents the maximum principal balance of such class that could be issued in an exchange and conversion for all of the Exchangeable Certificates. In the event that no Exchangeable Certificates are converted to Class EC certificates, the Certificate Balance of the Class EC certificates would be equal to zero. Any exchange of (i) a portion of the Exchangeable Certificates will be deemed to result (other than for federal income tax purposes) in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component class of the Exchangeable Certificates for, and an increase, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC certificates, and (ii) any amount of the Class EC certificates will be deemed to result (other than for federal income tax purposes) in a conversion and reduction, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC certificates converted and an increase, on a dollar-for-dollar basis, of a proportionate share of the related Certificate Balances of each class of certificates that are components of the Exchangeable Certificates.

Holders of Exchangeable Certificates may surrender their certificates to the certificate administrator and the certificate administrator will be required to convert those Exchangeable Certificates for a like amount of Class EC certificates. Similarly, holders of the Class EC certificates may surrender their certificates to the certificate administrator and the certificate administrator will be required to convert those certificates for a like amount of the related Classes of Exchangeable Certificates.

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The Class EC certificates represent an interest in a grantor trust for tax purposes only, and do not represent an interest in an entity other than the issuing entity and such grantor trust is not a separate legal entity. No investor in Exchangeable Certificates or Class EC certificates will be entitled to redeem their certificates for any portion of the mortgage loans or any other assets included in the Issuing Entity or for any other consideration.

Exchangeable Certificates in the Exchange Proportion may be exchanged and converted for Class EC certificates and Class EC certificates may be exchanged and converted for all three classes of Exchangeable Certificates, in each case, in whole or in part. This process may occur repeatedly. In the event that the Certificate Balance of any class of Exchangeable Certificates is reduced to zero as a result of any such class being paid all interest and principal in full and reimbursements of Collateral Support Deficits, exchanges and conversions will no longer be permissible. With respect to any exchange and conversion, all three classes of Exchangeable Certificates will be required in order to exchange and convert such Exchangeable Certificates to Class EC certificates and Class EC certificates can be exchanged and converted to all three classes of Exchangeable Certificates, such conversion being calculated using the initial Certificate Balances of the individual certificates being exchanged and converted (rather than the outstanding Certificate Balance), in each case, in the applicable Exchange Proportion. This Exchange Proportion is based on the initial Certificate Balances of the classes (rather than the outstanding Certificate Balances). The aggregate Certificate Balance of the certificates (with each class rounded down to the nearest whole dollar) received after an exchange and conversion, immediately after the exchange and conversion, must equal the aggregate Certificate Balance of the certificates (with each class rounded down to the nearest whole dollar) surrendered for exchange and conversion immediately prior to such exchange and conversion. Each class of Exchangeable Certificates exchanged and converted or received in any exchange and conversion must be at least the minimum denomination as described under “Description of the Certificates—General” in this free writing prospectus. In addition, the depositor will have the right to make or cause exchanges on the Closing Date pursuant to instructions delivered to the certificate administrator on the Closing Date.

The “Exchange Proportion” is as follows:

Class A-S	39.39362226052700%
Class B	33.33353853730610%
Class C	27.27283920216700%
Class EC	100.00000000000000%

The Class EC certificates will only receive distributions of interest and principal and other amounts that are allocated to the Exchangeable Certificates exchanged for and converted to such Class EC certificates. Any Collateral Support Deficits or other shortfalls, including as a result of Appraisal Reduction Events, allocated to Exchangeable Certificates that were exchanged for and converted to Class EC certificates will be borne by such Class EC certificates and any recoveries of such amounts will be paid to such Class EC certificates. In addition, any Appraisal Reductions that would otherwise be allocated to individually reduce any class of Exchangeable Certificates will be allocated to the Class EC certificates.

For a discussion of the federal income tax consequences of the acquisition, ownership and disposition of the Class EC certificates, see “Material Federal Income Tax Consequences—Taxation of the Class EC Certificates” in this free writing prospectus.

Procedures and Fees

If a Certificateholder wishes to convert Exchangeable Certificates for Class EC certificates, or Class EC certificates for Exchangeable Certificates, such Certificateholder must notify the certificate administrator by e-mail at cts.cmbs.bond.admin@wellsfargo.com no later than three (3) business days prior to the proposed date of such exchange and conversion (the “Exchange Date”). The Exchange Date can be any business day other than the first or last business day of the month, subject to satisfaction of the certificate administrator and the restrictions set forth in the Pooling and Servicing Agreement. In addition, the Certificateholder must provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP numbers of the

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Exchangeable Certificates or Class EC certificates to be exchanged and converted and the Class EC certificates or Exchangeable Certificates to be received, the Class Certificate Balance of the Exchangeable Certificates or the Class EC certificates to be exchanged and converted, the Certificateholder’s DTC participant number, if applicable and the proposed Exchange Date. The Certificateholder will utilize the “deposit and withdrawal system” at DTC to affect the exchange and conversion of the certificates.

The principal and interest entitlements of the certificates received must equal the entitlements of the certificates surrendered. The notice of exchange will become irrevocable on the 2nd business day before the proposed Exchange Date.

In connection with each exchange, the Certificateholder may be required to pay certain fees charged by DTC and such fees must be received by the certificate administrator prior to the exchange date or such exchange will not be effected. The first distribution on an Exchangeable Certificate or Class EC certificates will be made in the month following the month of exchange to the Certificateholder of record as of the applicable Record Date for such certificate. Neither the certificate administrator nor the depositor will have any obligation to ensure the availability of the applicable certificates to accomplish any exchange.

Book-Entry Registration and Definitive Certificates

General. Certificateholders may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”) which in turn will hold those positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations (“Direct Participants”). Indirect access to the DTC system also is available to others (such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or

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Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the certificate administrator through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the certificate administrator to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under “—Reports to Certificateholders; Certain Available Information” below, Certificate Owners will not be recognized by the trustee, the certificate administrator, the special servicer or the master servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the certificates, may be limited due to the lack of a physical certificate for the certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

None of the depositor, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this free writing prospectus concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the depositor takes no responsibility for the accuracy or completeness of the information.

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Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

Upon the occurrence of certain events, as described in the prospectus under “Description of the Certificates—Book-Entry Registration and Definitive Certificates”, the certificate administrator is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the certificate administrator will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amount, as applicable, owned by individual Certificate Owners, and thereafter the trustee, the certificate administrator, the special servicer, the master servicer and the senior trust advisor will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which such request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the Pooling and Servicing Agreement or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Distributions

Method, Timing and Amount. Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this free writing prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the business day immediately succeeding such 11th calendar day) commencing in July 2015. All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Certificate Account”) as described in the Pooling and Servicing Agreement. The Certificate Account may be maintained with the master servicer, special servicer or any mortgage loan seller or with a depository institution that is an affiliate of any of the foregoing or the depositor; provided that any such entity must comply with certain standards set forth in the Pooling and Servicing Agreement. The master servicer is required to deposit in the Certificate

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Account on a daily basis (and in no event later than the 2nd business day following receipt of properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any mortgage loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties, and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement. Notwithstanding the foregoing, the collections on the Whole Loans will be limited to the portion of such amounts that are payable to the holder of the related mortgage loan included in the trust pursuant to the related intercreditor agreement.

The certificate administrator is required to establish and maintain accounts (the “Lower-Tier REMIC Distribution Account”, the “Upper-Tier REMIC Distribution Account” and the “Class EC Distribution Account”, each of which may be sub-accounts of a single account (collectively, the “Distribution Account”)), in its own name on behalf of the trustee and for the benefit of the Certificateholders. On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the Pooling and Servicing Agreement generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this free writing prospectus. Each of the Certificate Account and the Distribution Accounts will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

The certificate administrator is required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the “Withheld Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Withheld Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is required to establish and maintain an account (the “Class EC Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Class EC certificates.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that gains (or, with respect to any Whole Loan, the portion of such amounts that are payable to the holder of the related mortgage loan included in the trust pursuant to the related intercreditor agreement) realized on sales of Mortgaged Properties, if

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any, are not used to offset Collateral Support Deficits previously allocated to the certificates, such gains will be held and applied to offset future Collateral Support Deficits, if any.

The master servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the related companion distribution account, the Class EC Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement.

The Available Distribution Amount. The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Distribution Amount”) will, in general, equal the sum of the following amounts (without duplication):

(a)      the aggregate amount of all cash received on the mortgage loans (in the case of the Non-Serviced Mortgage Loan, only to the extent received by the trust pursuant to the applicable Non-Serviced PSA governing the servicing of the related Non-Serviced Companion Loan(s) and/or the related intercreditor agreement for the applicable Non-Serviced Whole Loan) and any REO Property that is on deposit in the Certificate Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Certificate Account that is held for the benefit of the holder of any related Companion Loan), the Distribution Account and, without duplication, the REO Account (in each case, exclusive of any amount on deposit in or credited to any portion of the REO Account that is held for the benefit of the holder of any related Companion Loan), as of the Master Servicer Remittance Date, exclusive of (without duplication):

(1)         all scheduled payments of principal and/or interest, including any balloon payments (the “Periodic Payments”), collected but due on a Due Date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

(2)         all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the mortgage loans;

(3)         all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

(4)         with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

(5)         all Yield Maintenance Charges and prepayment premiums;

(6)         all amounts deposited in the Certificate Account, the Lower-Tier REMIC Distribution Account and, without duplication, the REO Account in error; and

(7)         any late payment charges or accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly

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defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

(b)      all P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders) (See “—Distributions” in this free writing prospectus); and

(c)      with respect to the Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the Pooling and Servicing Agreement.

The “Due Period” for each Distribution Date and any mortgage loan (including any Companion Loan) will be the period commencing on the day immediately following the Due Date for such mortgage loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such mortgage loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such mortgage loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans (including any Companion Loan) relating to such Due Period on the business day immediately following such day will be deemed to have been received during such Due Period and not during any other Due Period.

“Due Date” means, with respect to each mortgage loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority. On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

First, to pay interest on the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR certificates, pro rata, up to an amount equal to the aggregate Interest Distribution Amount for such class, in each case based upon their respective entitlements to interest for that Distribution Date;

Second, to the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB certificates, in reduction of the Certificate Balances of those classes: (I) prior to the Cross-Over Date (a) first, to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date, (b) then, to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates are reduced to zero, (c) then, to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero, (d) then, to the Class A-3A1 and Class A-3A2 certificates, pro rata, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balances of the Class A-3A1 and Class A-3A2 certificates are reduced to zero, (e) then, to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero, and (f) then, to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero and (II) on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB

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certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each class), until all amounts of Collateral Support Deficit previously allocated to those classes, but not previously reimbursed, have been reimbursed in full;

Fourth, to the Class A-S certificates (and, with respect to exchanged portions of the Class A-S certificates, passed through to the Class EC certificates), in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Fifth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB certificates to zero, to the Class A-S certificates (and, with respect to exchanged portions of the Class A-S certificates, passed through to the Class EC certificates), in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB certificates on that Distribution Date), until the Certificate Balance of the Class A-S certificates is reduced to zero (and, with respect to exchanged portions of the Class A-S certificates, such passed through amounts shall reduce the outstanding Certificate Balance of the Class EC certificates until reduced to zero);

Sixth, to the Class A-S certificates (and, with respect to exchanged portions of the Class A-S certificates, passed through to the Class EC certificates), until all amounts of Collateral Support Deficit previously allocated to the Class A-S certificates (and, with respect to exchanged portions of the Class A-S certificates, passed through to the Class EC certificates), but not previously reimbursed, have been reimbursed in full;

Seventh, to the Class B certificates (and, with respect to exchanged portions of the Class B certificates, passed through to the Class EC certificates), in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Eighth, following reduction of the Certificate Balances of the Class A Certificates (including any portion that has been exchanged and converted to Class EC certificates) to zero, to the Class B certificates (and, with respect to exchanged portions of the Class B certificates, passed through to the Class EC certificates), in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (including any portion that has been exchanged and converted to Class EC certificates) on that Distribution Date), until the Certificate Balance of the Class B certificates is reduced to zero (and, with respect to exchanged portions of the Class B certificates, such passed through amounts shall reduce the outstanding Certificate Balance of the Class EC certificates until reduced to zero);

Ninth, to the Class B certificates (and, with respect to exchanged portions of the Class B certificates, passed through to the Class EC certificates), until all amounts of Collateral Support Deficit previously allocated to the Class B certificates (and, with respect to exchanged portions of the Class B certificates, passed through to the Class EC certificates), but not previously reimbursed, have been reimbursed in full;

Tenth, to the Class C certificates (and, with respect to exchanged portions of the Class C certificates, passed through to the Class EC certificates), in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Eleventh, following reduction of the Certificate Balances of the Class A Certificates and Class B certificates (including any portion that has been exchanged and converted to Class EC certificates) to zero, to the Class C certificates (and, with respect to exchanged portions of the Class C certificates, passed through to the Class EC certificates), in reduction of their Certificate Balance, an amount equal to

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the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates and Class B certificates (including any portion that has been exchanged and converted to Class EC certificates) on that Distribution Date), until the Certificate Balance of the Class C certificates is reduced to zero (and, with respect to exchanged portions of the Class C certificates, such passed through amounts shall reduce the outstanding Certificate Balance of the Class EC certificates until reduced to zero);

Twelfth, to the Class C certificates (and, with respect to exchanged portions of the Class C certificates, passed through to the Class EC certificates), until all amounts of Collateral Support Deficit previously allocated to the Class C certificates (and, with respect to exchanged portions of the Class C certificates, passed through to the Class EC certificates), but not previously reimbursed, have been reimbursed in full;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Fourteenth, following reduction of the Certificate Balances of the Class A Certificates, Class B certificates and Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates) to zero, to the Class D certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class B certificates and Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates) on that Distribution Date), until the Certificate Balance of the Class D certificates is reduced to zero;

Fifteenth, to the Class D certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D certificates, but not previously reimbursed, have been reimbursed in full;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Seventeenth, following reduction of the Certificate Balances of the Class A Certificates, Class B certificates, Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates) and Class D certificates to zero, to the Class E certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class B certificates, Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates) and Class D certificates on that Distribution Date), until the Certificate Balance of the Class E certificates is reduced to zero;

Eighteenth, to the Class E certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E certificates, but not previously reimbursed, have been reimbursed in full;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Twentieth, following reduction of the Certificate Balances of the Class A Certificates, Class B certificates, Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates), Class D certificates and Class E certificates to zero, to the Class F certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class B certificates, Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates), Class D certificates and Class E certificates on that Distribution Date), until the Certificate Balance of the Class F certificates is reduced to zero;

Twenty-first, to the Class F certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F certificates, but not previously reimbursed, have been reimbursed in full;

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Twenty-second, to the Class NR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Twenty-third, following reduction of the Certificate Balances of the Class A Certificates, Class B certificates, Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates), Class D certificates, Class E certificates and Class F certificates to zero, to the Class NR certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class B certificates, Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates), Class D certificates, Class E certificates and Class F certificates on that Distribution Date), until the Certificate Balance of the Class NR certificates is reduced to zero;

Twenty-fourth, to the Class NR certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR certificates, but not previously reimbursed, have been reimbursed in full; and

Twenty-fifth, to the Class R certificates, the amount, if any, of the Available Distribution Amount remaining in the Lower-Tier REMIC Distribution Account and Upper-Tier REMIC Distribution Account with respect to that Distribution Date.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates (calculated without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates) have all been reduced to zero as a result of the allocation of Collateral Support Deficits to those certificates.

Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Distributions on the Class EC Certificates. If Class A-S, Class B and Class C certificates are exchanged and converted for Class EC certificates, the Class EC certificates received in such exchange and conversion will be entitled to receive on each Distribution Date distributions equal to the aggregate amount of Interest Distribution Amounts, Accrued Interest From Recoveries, Principal Distribution Amounts, Yield Maintenance Charges and reimbursements of Collateral Support Deficits and other amounts that would otherwise be distributable to the Exchangeable Certificates that were exchanged and converted for such Class EC certificates. Similarly, any such converted Class EC certificates will be allocated the aggregate amount of Collateral Support Deficits, Prepayment Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) that would otherwise be allocated to the Exchangeable Certificates that were exchanged and converted for such Class EC certificates.

Pass-Through Rates. The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class R certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to ●%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to ●%.

The Pass-Through Rate on the Class A-3A1 certificates will be a per annum rate equal to ●%.

The Pass-Through Rate on the Class A-3A2 certificates will be a per annum rate equal to ●%.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to ●%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to ●%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to ●%.

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The Pass-Through Rate on the Class B certificates will be a per annum rate equal to ●%.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to ●%.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to ●%.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to ●%.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to ●%.

The Pass-Through Rate on the Class NR certificates will be a per annum rate equal to ●%.

The Pass-Through Rate applicable to the Class X-A certificates for the initial Distribution Date will equal approximately [●]% per annum. The Pass-Through Rate for the Class X-A certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A Certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances (calculated without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates) immediately prior to that Distribution Date.

The Pass-Through Rate applicable to the Class X-B certificates for the initial Distribution Date will equal approximately [●]% per annum. The Pass-Through Rate for the Class X-B certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class B certificates for such Distribution Date.

The Pass-Through Rate applicable to the Class X-C certificates for the initial Distribution Date will equal approximately [●]% per annum. The Pass-Through Rate for the Class X-C certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class C certificates for such Distribution Date.

The Pass-Through Rate applicable to the Class X-D certificates for the initial Distribution Date will equal approximately [●]% per annum. The Pass-Through Rate for the Class X-D certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class D certificates for such Distribution Date.

The Pass-Through Rate applicable to the Class X-E certificates for the initial Distribution Date will equal approximately [●]% per annum. The Pass-Through Rate for the Class X-E certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class E certificates for such Distribution Date.

The Pass-Through Rate applicable to the Class X-F certificates for the initial Distribution Date will equal approximately [●]% per annum. The Pass-Through Rate for the Class X-F certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for such Distribution Date.

The Pass-Through Rate applicable to the Class X-NR certificates for the initial Distribution Date will equal approximately [●]% per annum. The Pass-Through Rate for the Class X-NR certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class NR certificates for such Distribution Date.

The Class EC certificates will not have a Pass-Through Rate, but will receive the sum of the interest that would otherwise be distributable on the Class A-S, Class B and Class C certificates that have been converted in an exchange for such Class EC certificates. The effective pass-through rate applicable to the Class EC certificates for the initial Distribution Date is approximately ●% per annum.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the mortgage loans as of the first day of the related Due Period,

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weighted on the basis of their respective Stated Principal Balances as of the first day of such Due Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each mortgage loan or any REO Loan (other than the portion of an REO Loan related to any related Companion Loan) is equal to the related Mortgage Rate in effect from time to time, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the related mortgage loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Regular Certificates, the Net Mortgage Rate of any mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one-month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the due date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable.

“Administrative Cost Rate” as of any date of determination and with respect to any mortgage loan will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator Fee Rate (which such fee rate accounts for the Trustee Fee), the Senior Trust Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“CREFC® Intellectual Property Royalty License Fee” with respect to each mortgage loan and REO Loan (other than the portion of an REO loan related to any Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such mortgage loan or REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related mortgage loan or REO Loan is computed and will be prorated for partial periods. For the avoidance of doubt, the CREFC® Intellectual Property Royalty License Fee will be deemed payable by the master servicer from the Lower-Tier REMIC or Grantor Trust, as applicable. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the trust pursuant to the Pooling and Servicing Agreement. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each mortgage loan is a rate equal to 0.00050% per annum.

“Mortgage Rate” with respect to any mortgage loan or any related Serviced Companion Loan is the per annum rate at which interest accrues on the mortgage loan or the related Serviced Companion Loan as stated in the related Mortgage Note without giving effect to any default rate or an increased interest rate.

Interest Distribution Amount. Interest will accrue for each class of certificates (other than the Class EC and Class R certificates) during the related Interest Accrual Period. The “Interest Distribution Amount” of any class of Regular Certificates for any Distribution Date is an amount equal to the sum of (a) all Distributable Certificate Interest in respect of that class of certificates for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (b) any Accrued Interest From Recoveries for such class of certificates to the extent not previously paid, for all prior Distribution Dates. If

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Exchangeable Certificates are converted in an exchange for Class EC certificates, all Interest Distribution Amounts that would otherwise be distributable to such converted Exchangeable Certificates will be distributed to such Class EC certificates, without duplication.

“Accrued Interest From Recoveries” in respect of each Distribution Date and any class of Principal Balance Certificates that had an increase to its Certificate Balance as a result of the trust fund’s recovery of Nonrecoverable Advances that were previously reimbursed to the master servicer or the trustee, as applicable, from general principal collections, is an amount equal to interest at the Pass-Through Rate applicable to that class for the applicable Interest Accrual Periods on the amount of such increase to its Certificate Balance accrued from the Distribution Date on which the related Collateral Support Deficit was allocated to such class as a result of the reimbursement of Nonrecoverable Advances from the trust (whether such Collateral Support Deficit was allocated as a result of the initial allocation of such Collateral Support Deficit or as a result of further allocations of Collateral Support Deficits unrelated to such initial allocations) to, but not including, the Distribution Date on which the Certificate Balance was so increased. If Exchangeable Certificates are converted in an exchange for Class EC certificates, all amounts of Accrued Interest From Recoveries that would otherwise be allocable to such converted Exchangeable Certificates will be deemed allocable to such Class EC certificates, without duplication.

The “Interest Accrual Period” in respect of each class of Regular Certificates for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs and will be calculated on a 30/360 Basis.

The “Distributable Certificate Interest” in respect of each class of Regular Certificates for each Distribution Date is equal to one month’s interest at the Pass-Through Rate applicable to that class of certificates on that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, other than in the case of the Class X Certificates, reduced, to not less than zero, by (a) such class of certificates’ allocable share of the aggregate of any Prepayment Interest Shortfalls (calculated as described below) resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Net Aggregate Prepayment Interest Shortfall”) and (b) any Certificate Deferred Interest allocated to such class of certificates with respect to such Distribution Date. If Exchangeable Certificates are converted in an exchange for Class EC certificates, all amounts of Distributable Certificate Interest that would otherwise by allocable to such converted Exchangeable Certificates will be deemed allocable to such Class EC certificates.

The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each class of Principal Balance Certificates will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount (without regard to the allocation of such Prepayment Interest Shortfalls for such Distribution Date) in respect of that class of certificates for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount (without regard to the allocation of such Prepayment Interest Shortfalls for such Distribution Date) in respect of all classes of Principal Balance Certificates for the related Distribution Date. If any Exchangeable Certificates are converted in an exchange for Class EC certificates, the aggregate amount of Net Aggregate Prepayment Interest Shortfalls in respect of such converted Exchangeable Certificates with respect to any Distribution Date will be deemed Net Aggregate Prepayment Interest Shortfalls of the Class EC certificates, without duplication.

The “Certificate Deferred Interest” for each Distribution Date with respect to any class of Principal Balance Certificates is equal to the amount of Mortgage Deferred Interest allocated to such class of certificates (in the case of the Principal Balance Certificates, in reverse sequential order). If any Exchangeable Certificates are converted in an exchange for Class EC certificates, the aggregate amount of Certificate Deferred Interest in respect of such converted Exchangeable Certificates with respect to any Distribution Date will be deemed Certificate Deferred Interest of the Class EC certificates, without duplication.

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As of any Due Date and for any mortgage loan that has been modified to (i) reduce the rate at which interest is paid currently below the Mortgage Rate and (ii) capitalize the amount of such interest reduction (such capitalized interest, “Mortgage Deferred Interest”) the excess, if any, of (a) interest accrued on the Stated Principal Balance of the related mortgage loan during the one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related monthly payment, as so modified or reduced, or, if applicable, the interest portion of the Assumed Scheduled Payment due on such Due Date.

Principal Distribution Amount. The “Principal Distribution Amount” for any Distribution Date with respect to the Principal Balance Certificates is an amount equal to the sum of the following amounts: (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date; provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of (A) Nonrecoverable Advances, with interest on such Nonrecoverable Advances at the Reimbursement Rate that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs). If Exchangeable Certificates are converted in an exchange for Class EC certificates, all amounts of principal that would otherwise be distributable to such converted Exchangeable Certificates will be deemed allocable to and will be distributable to such Class EC certificates, without duplication.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the mortgage loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments with respect to the mortgage loans for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the mortgage loans to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the mortgage loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the mortgage loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees,

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accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment, any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan, if applicable) is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such mortgage loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that mortgage loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan, if applicable) at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

For purposes of the foregoing definition of Principal Distribution Amount, the term “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB, Class A-S certificates (and, with respect to exchanged portions of the Class A-S certificates, passed through to the Class EC certificates), Class B (and, with respect to exchanged portions of the Class B certificates, passed through to the Class EC certificates), Class C (and, with respect to exchanged portions of the Class C certificates, passed through to the Class EC certificates), Class D, Class E, Class F and Class NR certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date. If Exchangeable Certificates are converted in an exchange for Class EC certificates, all Principal Shortfalls that would otherwise be distributable to such converted Exchangeable Certificates will be deemed allocable to such Class EC certificates, without duplication.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E to this free writing prospectus. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life” in this free writing prospectus. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E to this free writing prospectus. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The “Stated Principal Balance” of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date, but increased by any Mortgage Deferred Interest added to the principal balance of any such mortgage loan. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero. With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Whole Loan on any date of determination, the Stated Principal

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Balance of such Whole Loan will be the sum of the Stated Principal Balance of the related mortgage loan and each related Companion Loan on such date.

For purposes of calculating distributions on, and allocations of, Collateral Support Deficit to the certificates, as well as for purposes of calculating the Servicing Fee and Certificate Administrator Fee payable each month, each REO Property (including any REO Property with respect to the Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding mortgage loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to mortgage loan, Companion Loan and pool of mortgage loans in this free writing prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan (including any related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan (including any related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the senior trust advisor, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor mortgage loan or any related Companion Loan.

Notwithstanding anything to the contrary, with respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the trust, other than in the limited circumstances related to Servicing Advances, indemnification payments, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the Pooling and Servicing Agreement.

Application Priority of Mortgage Loan Collections. Absent express provisions in the related loan documents (including any related intercreditor agreement), other than with respect to the application of Liquidation Proceeds, all amounts collected by or on behalf of the trust in respect of a mortgage loan in the form of payments from the related borrower or Insurance and Condemnation Proceeds under the mortgage loan or proceeds (other than Liquidation Proceeds) with respect to any REO Loan (exclusive of amounts payable to any related Companion Loan pursuant to the terms of the related intercreditor agreement) will be applied in the following order of priority:

first, as a reimbursement first, to the trustee and second, to the master servicer for any outstanding Advances related to such mortgage loan or REO Loan (including Workout-Delayed Reimbursement Amounts that have not been reimbursed to the master servicer) and interest thereon as provided in the Pooling and Servicing Agreement and unpaid servicing compensation and related additional trust fund expenses;

second, as a recovery of the accrued and unpaid interest on such mortgage loan or REO Loan, that has not been the subject of a P&I Advance, at the related Mortgage Rate in effect from time to time through the end of the related Interest Accrual Period, less any Appraisal Reduced Interest;

third, as a recovery of Unliquidated Advances, and, without duplication, principal of such mortgage loan or REO Loan then due and owing, in each case, that were paid from collections on the mortgage loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of “Principal Distribution Amount”;

fourth, as a recovery of Nonrecoverable Advances;

fifth, to the extent not previously allocated pursuant to clause first, as a recovery of principal of such mortgage loan then due and owing, including by reason of acceleration of such mortgage loan following a

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default thereunder (or, if the mortgage loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

sixth, as a recovery of Appraisal Reduced Interest; and

seventh, in accordance with the Servicing Standard, as a recovery of any other amounts due and owing on such mortgage loan, including, without limitation, late payment charges and default interest and Yield Maintenance Charges;

provided that payments or proceeds received with respect to any partial release of a Mortgaged Property or any portion of a Mortgaged Property (including pursuant to a condemnation) at a time when the loan-to-value ratio of the related mortgage loan or Serviced Whole Loan exceeds 125% (based solely on the value of the real property, and excluding the value of personal property and going concern value, if any) must be applied to reduce the principal balance of the mortgage loan or the Serviced Whole Loans, as applicable, in the manner permitted by the REMIC Provisions; provided, further, that if the Non-Serviced Mortgage Loan and the related Companion Loan comprising a Whole Loan becomes an REO Loan, the treatment of the foregoing amounts with respect to such Non-Serviced Whole Loan will be subject to the terms of the related intercreditor agreement and the related Non-Serviced PSA, in that order; provided, further that with respect to each mortgage loan related to any Serviced Whole Loan, amounts collected with respect to any Serviced Whole Loan will be allocated first, pursuant to the terms of the related intercreditor agreement and then, any amounts allocated to the related Serviced Mortgage Loan will be subject to application as described above.

Liquidation Proceeds in respect of each mortgage loan or REO Loan (exclusive of amounts payable to a Companion Loan pursuant to the terms of the related intercreditor agreement) will be applied in the following order of priority:

first, as a reimbursement first, to the trustee and second, to the master servicer, for any outstanding Advances related to such mortgage loan or REO Loan (including Workout-Delayed Reimbursement Amounts that have not been reimbursed to the master servicer) and interest thereon as provided in the Pooling and Servicing Agreement and unpaid servicing compensation, liquidation expenses and related additional trust fund expenses;

second, as a recovery of accrued and unpaid interest on such mortgage loan or REO Loan that has not been the subject of a P&I Advance, at the related Mortgage Rate in effect from time to time through the end of the related Interest Accrual Period, less any Appraisal Reduced Interest;

third, as a recovery of Unliquidated Advances, and, without duplication, principal of such mortgage loan or REO Loan then due and owing, in each case, that were paid from collections on the mortgage loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of “Principal Distribution Amount”;

fourth, as a recovery of Nonrecoverable Advances;

fifth, as a recovery of principal of such mortgage loan to the extent of its entire unpaid principal balance;

sixth, as a recovery of Appraisal Reduced Interest; and

seventh, in accordance with the Servicing Standard, as a recovery of any other amounts due and owing on such mortgage loan including, without limitation, late payment charges and default interest and Yield Maintenance Charges.

Any Liquidation Proceeds in respect of each such mortgage loan or REO Loan in excess of the related outstanding balance will first be applied to offset any Prepayment Interest Shortfalls allocated to the Principal Balance Certificates, in sequential order and then to offset any realized losses allocated to

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the Principal Balance Certificates, in sequential order. Any Liquidation Proceeds remaining after such applications will be distributed to the Class R certificates.

With respect to the Non-Serviced Whole Loan, amounts collected with respect to the Non-Serviced Whole Loan will be subject to the terms of the related intercreditor agreement and the related Non-Serviced PSA, in that order. With respect to each mortgage loan related to a Serviced Whole Loan, amounts collected with respect to the related Serviced Whole Loan will be allocated first, pursuant to the terms of the related intercreditor agreement and then, any amounts allocated to the related Serviced Mortgage Loan will be subject to application as described above.

“Unliquidated Advances” are any Advances that have been previously reimbursed, as between the party that made the Advance(s) under the Pooling and Servicing Agreement, on the one hand, and the trust fund, on the other, as part of a Workout-Delayed Reimbursement Amount but that have not been recovered from the related borrower or otherwise from collections on or the proceeds of the mortgage loan or REO Property in respect of which the Advance(s) were made.

“Appraisal Reduced Interest” is accrued and unpaid interest at the related Mortgage Rate that is not advanced by the master servicer or the trustee solely due to the application of Appraisal Reductions as described under “—Advances” in this free writing prospectus.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the certificate administrator to the holders of each class of Regular Certificates (excluding the Class X-E, Class X-F, Class X-NR, Class E, Class F and Class NR certificates) in the following manner: (1) pro rata, among (w) the group (the “YM Group A”) of Class A Certificates and the Class X-A certificates, (x) the group (the “YM Group B”) of Class B Certificates and the Class X-B certificates, (y) the group (the “YM Group C“) of Class C Certificates and the Class X-C certificates and (z) the group (the “YM Group D”) of Class D Certificates and the Class X-D certificates and, collectively with the YM Group A, the YM Group B and the YM Group C, the “YM Groups”), based upon the aggregate of principal distributed to the classes of Principal Balance Certificates in each YM Group on such Distribution Date (calculated without giving effect to any exchange and conversion of Class A-S, Class B and Class C certificates for Class EC certificates), and (2) among the classes of certificates in each YM Group, in the following manner: (A) the holders of each class of Principal Balance Certificates in such YM Group will be entitled to receive on each Distribution Date an amount of Yield Maintenance Charges equal to the sum, for all mortgage loan prepayments, of the product of (a) a fraction whose numerator is the amount of principal distributed to such class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group representing principal payments in respect of the mortgage loans on such Distribution Date (in each case, calculated without giving effect to any exchange and conversion of Exchangeable Certificates for Class EC certificates), (b) the Base Interest Fraction for the related principal prepayment and such class of Principal Balance Certificates, and (c) the Yield Maintenance Charges collected during the related Due Period and allocated to such YM Group (in each case, without giving effect to any exchange and conversion of the Exchangeable Certificates for Class EC certificates); provided, however, that in the case of any exchange and conversion of portions of Exchangeable Certificates, amounts that would otherwise have been distributable to such exchanged Exchangeable Certificate had they not been exchanged will be distributed to the Class EC certificates and (B) any Yield Maintenance Charges allocated to such YM Group collected during the related Due Period remaining after such distributions will be distributed to the class of Class X Certificates in such YM Group. If there is more than one such class of certificates entitled to distributions of principal on any particular Distribution Date on which Yield Maintenance Charges relating to the mortgage loans are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such classes of certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph.

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The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates is a fraction (A) whose numerator is the greater of zero and the difference between (i) the Pass-Through Rate on such class of certificates, and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the greater of zero and the difference between (i) the Mortgage Rate on the related mortgage loan (or with respect to any mortgage loan that is part of a Serviced Whole Loan, the Mortgage Rate of such Serviced Whole Loan) and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that (1) under no circumstances will the Base Interest Fraction be greater than one or less than zero, (2) if such Discount Rate is greater than or equal to the Mortgage Rate on the related mortgage loan or the Serviced Whole Loans, as applicable, and is greater than or equal to the Pass-Through Rate on such class of certificates, then the Base Interest Fraction will equal zero, and (3) if the Discount Rate is greater than or equal to the Mortgage Rate on such mortgage loan or the Serviced Whole Loans, as applicable, and is less than the Pass-Through Rate on such class of certificates, then the Base Interest Fraction will be one.

No Yield Maintenance Charge will be distributed to the holders of the Class X-E, Class X-F, Class X-NR, Class E, Class F, Class NR or Class R certificates. After the Certificate Balances of the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero (without regard to any exchange and conversion of Exchangeable Certificates for Class EC certificates), all Yield Maintenance Charges with respect to the mortgage loans will be distributed to the holders of the Class X-C certificates, regardless of whether the Notional Amount of such class of certificates has been reduced to zero.

As described above, if Exchangeable Certificates are converted in exchange for Class EC certificates, any Yield Maintenance Charges that otherwise would have been distributable to such converted Exchangeable Certificates had they not been converted will be distributed to such Class EC certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:
Class Designation	Assumed Final Distribution Date
Class A-1	April 2020
Class A-2	June 2020
Class A-3A1	April 2025
Class A-4	May 2025
Class A-SB	November 2024
Class X-A	May 2025
Class X-B	May 2025
Class A-S	May 2025
Class B	May 2025
Class C	June 2025
Class EC	June 2025
Class D	June 2025

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or

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more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in May 2048. See “Ratings” in this free writing prospectus.

Subordination; Allocation of Collateral Support Deficit

The rights of holders of the Subordinate Certificates and Class EC certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this free writing prospectus, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this free writing prospectus:

●	the rights of the holders of the Class NR certificates will be subordinated to the rights of the holders of the Class F certificates,

●	the rights of the holders of the Class F and Class NR certificates will be subordinated to the rights of the holders of the Class E certificates,

●	the rights of the holders of the Class E, Class F and Class NR certificates will be subordinated to the rights of the holders of the Class D certificates,

●
the rights of the holders of the Class D, Class E, Class F and Class NR certificates will be subordinated to the rights of the holders of the Class C certificates (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, to any related portion of the Class EC certificates),

●
the rights of the holders of the Class C (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, any related portion of the Class EC certificates), Class D, Class E, Class F and Class NR certificates will be subordinated to the rights of the holders of the Class B certificates (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, to any related portion of the Class EC certificates),

●
the rights of the holders of the Class B (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, any related portion of the Class EC certificates), Class C (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, any related portion of the Class EC certificates), Class D, Class E, Class F and Class NR certificates will be subordinated to the rights of the holders of the Class A-S certificates (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, to any related portion of the Class EC certificates), and

●
the rights of the holders of the Class A-S (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, any related portion of the Class EC certificates), Class B (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, any related portion of the Class EC certificates), Class C (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, any related portion of the Class EC certificates), Class D, Class E, Class F

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and Class NR certificates will be subordinated to the rights of the holders of the Senior Certificates.

This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates (other than the Class A-S certificates) of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates (other than the Class A-S certificates). Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of more senior classes of Subordinate Certificates (including the Class EC certificates with respect to the components representing more senior Exchangeable Certificates) of the full amount of interest payable in respect of those classes of certificates on each Distribution Date, and the ultimate receipt by the holders of more senior classes of Subordinate Certificates (including the Class EC certificates with respect to the components representing more senior Exchangeable Certificates) of principal equal to the entire Certificate Balance of each of those classes as compared with more junior classes of Subordinate Certificates (including the Class EC certificates with respect to the components representing more junior Exchangeable Certificates).

The protection afforded to the holders of more senior classes of Subordinate Certificates (including the Class EC certificates with respect to the components representing more senior Exchangeable Certificates) by means of the subordination of more junior classes of Subordinate Certificates (including the Class EC certificates with respect to the components representing more junior Exchangeable Certificates) will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under “—Distributions” above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB certificates that are still outstanding, pro rata, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal on any Distribution Date will be made first, to the Class A-SB certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3A1 and Class A-3A2 certificates, pro rata, until each of their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates until their Certificate Balance has been reduced to zero, and sixth, to the Class A-SB certificates until their Certificate Balance has been reduced to zero.

Allocation to the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB certificates, the percentage interest in the trust evidenced by the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates (and, with respect to converted portions of the Class A-S certificates, passed through to the Class EC certificates), the Class B certificates (and, with respect to converted portions of the Class B certificates, passed through to the Class EC certificates), the Class C

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certificates (and, with respect to converted portions of the Class C certificates, passed through to the Class EC certificates), the Class D certificates, the Class E certificates, the Class F certificates and the Class NR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class NR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date and the allocation of Certificate Deferred Interest for such date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans, including any REO Loans (but excluding any portion allocable to any related Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates (calculated without regard to any exchange and conversion of the Exchangeable Certificates for Class EC certificates) after giving effect to distributions of principal on that Distribution Date and the allocation of Certificate Deferred Interest (any such deficit, a “Collateral Support Deficit”). The certificate administrator will be required to allocate any Collateral Support Deficit among the respective classes of Principal Balance Certificates in the following order: to the Class NR certificates, Class F certificates, Class E certificates, Class D certificates, Class C certificates (without regard to the exchange and conversion of the Exchangeable Certificates for Class EC certificates), Class B certificates (without regard to the exchange and conversion of the Exchangeable Certificates for Class EC certificates) and Class A-S certificates (without regard to the exchange and conversion of the Exchangeable Certificates for Class EC certificates), and in each case in respect of and until the remaining Certificate Balance of that class of certificates has been reduced to zero. Following the reduction of the Certificate Balances of all classes of Subordinate Certificates and Class EC certificates to zero, the certificate administrator will be required to allocate the Collateral Support Deficit among the classes of Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB certificates, pro rata without regard to the Class A-SB Planned Principal Balance (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of certificates will be allocated among the respective certificates of such class in proportion to the Percentage Interests evidenced by the respective certificates.

Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates may be reduced if the related classes of Principal Balance Certificates are reduced by such loan losses or such Collateral Support Deficits.

In the event that all or a portion of the Exchangeable Certificates are converted in an exchange for the Class EC certificates, such Class EC certificates will be entitled to the sum of the principal and interest and other amounts otherwise distributable to the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates and will similarly be allocated the Collateral Support Deficit and other shortfalls otherwise allocable to the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates. As a result, the Class EC certificates will have the benefit of the subordination afforded the underlying Exchangeable Certificates and will be subject to the corresponding risks and limitations that subordination of a related component class of Exchangeable Certificates entails.

In general, Collateral Support Deficits with respect to the Offered Certificates could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the related mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the special servicer of any compensation as described in “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” in this free writing

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prospectus, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, as applicable, in this free writing prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under “Material Federal Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

A class of certificates will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero (without regard to the exchange and conversion of the Exchangeable Certificates for Class EC certificates). However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority” above.

Advances

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, and are not credit support for the certificates and will not act to guarantee or insure against losses on the mortgage loans or otherwise. On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans (including the Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Due Period and not received as of the business day preceding the Master Servicer Remittance Date and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due) and each REO Loan (other than any portion of an REO Loan related to a Companion Loan), an amount equal to its Assumed Scheduled Payment. The master servicer’s obligations to make P&I Advances in respect of any mortgage loan (including the Non-Serviced Mortgage Loan) or REO Loan (other than any portion of a REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the trustee will be required to make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges or prepayment premiums or to make a P&I Advance with respect to any Companion Loan.

If an Appraisal Reduction has been made with respect to any mortgage loan (or, in the case of the Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such Appraisal Reduction) and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal

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portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction (or, in the case of any Whole Loan, the portion of such Appraisal Reduction allocated to the related mortgage loan), if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related Distribution Date.

In no event will either the master servicer or the trustee be required to make a P&I Advance with respect to any Companion Loan.

In addition to P&I Advances, the master servicer will also be obligated (subject to the limitations described in this free writing prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any mortgage loan or any Whole Loan (other than the Non-Serviced Whole Loan), as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

The special servicer will have no obligation to make any Servicing Advances.

The master servicer the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a mortgage loan (or, consistent with the related intercreditor agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a mortgage loan as to which such P&I Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the related mortgage loan (“Related Proceeds”). Notwithstanding the foregoing, neither the master servicer nor the trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”).

Each of the master servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the mortgage loans on deposit in the Certificate Account (first from principal collections and then from any other collections). The master servicer and trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer but such determination will not be binding on the master servicer or the trustee. Amounts payable in respect of each Companion Loan pursuant to the related intercreditor agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related mortgage loan, but will be available, in accordance with the Pooling and Servicing Agreement and related intercreditor agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the trustee, as applicable, on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer or the trustee, as applicable, will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general funds on deposit in the Certificate Account.

If the funds in the Certificate Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as

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an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the mortgage loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections deposited in the Certificate Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the Rating Agencies. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the mortgage loans in the Certificate Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In addition, the special servicer may, at its option (with respect to any Specially Serviced Mortgage Loan, in consultation with, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Mortgage Loan, to any master servicer or special servicer under the pooling and servicing agreement governing any trust into which the related Serviced Companion Loan is deposited, and, with respect to the Non-Serviced Mortgage Loan, the related master servicer under the related Non-Serviced PSA), the certificate administrator, the trustee, the senior trust advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, but will not be binding upon, the master servicer and the trustee; however, the special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable. With respect to the Non-Serviced Whole Loan, if any servicer in connection with a securitization of the Non-Serviced Pari Passu Companion Loan determines that a P&I Advance with respect to the related Non-Serviced Pari Passu Companion Loan, if made, would

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be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan. Similarly, with respect to the Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related master servicer and related trustee as it relates to any proposed P&I Advance with respect to any related Non-Serviced Pari Passu Companion Loan. In making such non-recoverability determination, such person will be entitled to consider (among other things): (a) the obligations of the borrower under the terms of the related mortgage loan or Companion Loan, as applicable, as it may have been modified, (b) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (c) estimated future expenses, and (d) estimated timing of recoveries, and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

No P&I Advances will be made by the master servicer or the trustee with respect to delinquent amounts in respect of monthly payments or the balloon payments due on any Companion Loan. No Servicing Advances will be made with respect to any Serviced Whole Loan if the related mortgage loan is no longer part of the trust or if such Serviced Whole Loan is no longer serviced by the trust and no Servicing Advances will be made for the Non-Serviced Whole Loan. Any requirement of the master servicer or the trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans or the related Companion Loan.

In connection with its recovery of any Advance, each of the master servicer and the trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in the Certificate Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

Each Statement to Certificateholders furnished or made available by the certificate administrator to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See “—Reports to Certificateholders; Certain Available Information” in this free writing prospectus.

Appraisal Reductions

After an Appraisal Reduction Event has occurred with respect to a mortgage loan (other than the Non-Serviced Mortgage Loan), any related Serviced Companion Loan or Serviced Whole Loan, an Appraisal Reduction is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

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(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the mortgage loan or a related Companion Loan, as applicable;

(2)       the date on which a reduction in the amount of Periodic Payments on the mortgage loan or related Companion Loan, as applicable, or a change in any other material economic term of the mortgage loan or a related Companion Loan, as applicable, (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan or a related Companion Loan, as applicable, by the special servicer;

(3)       the date on which a receiver has been appointed for the Mortgaged Property;

(4)       the date on which a borrower declares bankruptcy;

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)       90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such mortgage loan or related Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the mortgage loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)       immediately after a mortgage loan or related Companion Loan becomes an REO Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all classes of certificates (other than the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB certificates) has been reduced to zero.

The “Appraisal Reduction” for any Distribution Date and for any mortgage loan (other than the Non-Serviced Mortgage Loan), any Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder and, after the occurrence and during the continuance of a Control Event, in consultation with the senior trust advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal or conducts a valuation described below, equal to the excess of (a) the Stated Principal Balance of that mortgage loan or Serviced Whole Loan, as the case may be, over (b) the excess of (1) the sum of (x) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that mortgage loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer with respect to any mortgage loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan or Serviced Whole Loan as of the date of calculation over (2) the sum as of the Due Date occurring in the month of the date of determination of (x) to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that mortgage loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate, (y) all P&I Advances on the related mortgage loan and all Servicing Advances on the related mortgage loan or Serviced Whole Loan not reimbursed from the proceeds of such mortgage loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan or Serviced Whole Loan, and (z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid with respect to such mortgage loan or Serviced Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer or the trustee, as applicable).

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Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction with respect to the mortgage loan and Companion Loan that comprise such Serviced Whole Loan. Any Appraisal Reduction in respect of any Serviced Whole Loan will be allocated in accordance with the related intercreditor agreement or, if no allocation is specified in the related intercreditor agreement, then, pro rata between the related Serviced Mortgage Loan and the related Serviced Companion Loan based upon their respective Stated Principal Balances.

The special servicer will be required to order an appraisal or conduct a valuation, promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to the Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the senior trust advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction. Such report will also be forwarded by the master servicer (or the special servicer if the related mortgage loan is a specially serviced loan), to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer (or the special servicer if the related mortgage loan is a Specially Serviced Mortgage Loan). In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer. The Appraisal Reduction is calculated as of the first Determination Date that is at least ten (10) business days after the special servicer’s receipt of such MAI appraisal. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request (which request is required to be made promptly, but in no event later than ten (10) business days, after the special servicer’s receipt of the applicable appraisal or preparation of the applicable internal valuation); provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within four (4) business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reductions.

As a result of calculating one or more Appraisal Reductions (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then outstanding (i.e., first to the Class NR certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates), then to the Class B certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates) and then to the Class A-S certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates)). The Class EC certificates will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been converted in an exchange for such Class EC certificates. As a result, any reduction in the amount of interest distributable to any converted Exchangeable Certificates due to the reduction of any P&I Advance described above will reduce the amount of interest distributable to the Class EC certificates. See “—Advances” above.

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With respect to each mortgage loan (other than the Non-Serviced Mortgage Loan) and each Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the mortgage loan or Serviced Whole Loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months (for such purposes taking into account any amendment or modification of such mortgage loan, any related Serviced Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each annual anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the trust paid out of the collection account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the senior trust advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction with respect to the mortgage loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer (or the special servicer if the related mortgage loan is a Specially Serviced Mortgage Loan). Prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan, any related Serviced Companion Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, any related Serviced Companion Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

The Non-Serviced Mortgage Loan is subject to the provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under the applicable Non-Serviced PSA in respect of the Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the applicable Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise such Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to the Non-Serviced Whole Loan will generally be allocated pro rata, between the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s), based upon their respective Stated Principal Balances.

Any mortgage loan (other than the Non-Serviced Mortgage Loan), any related Serviced Companion Loan or any Serviced Whole Loan previously subject to an Appraisal Reduction that becomes a Corrected Mortgage Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction. Any Appraisal Reduction in respect of the Non-Serviced Whole Loan shall be calculated by the applicable party under and in accordance with and pursuant to the terms of the applicable Non-Serviced PSA.

For purposes of determining the Controlling Class, Appraisal Reductions allocated to a related mortgage loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance until the related Certificate Balances of each such class is reduced to zero (i.e., first to the Class NR certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates (determined without giving

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effect to any exchange of the Exchangeable Certificates for Class EC certificates), then to the Class B certificates (determined without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates) and then to the Class A-S certificates (determined without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates)). With respect to any Appraisal Reduction calculated for purposes of determining the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

Any Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a second appraisal of any mortgage loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”). The special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable Appraisal Reduction is warranted and, if so warranted will recalculate such Appraisal Reduction based upon such second appraisal and receipt of information requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the most senior Control Eligible Certificates, if any, during such period.

With respect to the Non-Serviced Mortgage Loan, the related directing certificateholder will be subject to provisions similar to those described above. See “Servicing of the Mortgage Loans—Servicing of the Horizon Outlet Shoppes Portfolio Whole Loan” in this free writing prospectus.

Reports to Certificateholders; Certain Available Information

On each Distribution Date, the certificate administrator will be required to prepare and make available to any Certificateholder on its website pursuant to the Pooling and Servicing Agreement a statement (a “Statement to Certificateholders”) based in part upon information provided by the master servicer in accordance with the guidelines of CREFC® (or any successor organization reasonably acceptable to the trustee, the master servicer, the special servicer, the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) setting forth, among other things:

(1)       the amount of the distribution on the Distribution Date to the holders of each class of certificates in reduction of the Certificate Balance of the certificates;

(2)       the amount of the distribution on the Distribution Date to the holders of each class of certificates allocable to Distributable Certificate Interest;

(3)       the aggregate amount of Advances made, with respect to the pool of mortgage loans, during the period from but not including the previous Distribution Date to and including such Distribution Date and details of P&I Advances as of the date such P&I Advances are required to be made;

(4)       the aggregate amount of compensation paid to the trustee and the certificate administrator, servicing compensation paid to the master servicer and the special servicer, the fees payable to the

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senior trust advisor and CREFC® Intellectual Property Royalty License Fees paid to CREFC®, in each case with respect to the Due Period for such Determination Date;

(5)       the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(6)       the aggregate amount of unscheduled payments received;

(7)       the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

(8)       the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90-119 days (and for each 30-day period thereafter until liquidation), (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

(9)       the value of any REO Property (and, with respect to any Serviced Whole Loan, the trust’s interest in such Serviced Whole Loan) included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

(10)     the Available Distribution Amount for the Distribution Date;

(11)     the accrued certificate interest, in respect of such class of certificates for such Distribution Date, separately identifying any Certificate Deferred Interest, for such Distribution Date allocated to such class of certificates;

(12)     the amount of the distribution on the Distribution Date to the holders of each class of certificates allocable to (A) Yield Maintenance Charges and (B) prepayment premiums;

(13)     the Pass-Through Rate for each class of certificates for the Distribution Date;

(14)     the Scheduled Principal Distribution Amount and Unscheduled Principal Distribution Amount;

(15)     the Certificate Balance or Notional Amount, as the case may be, of each class of certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date and the aggregate amount of all reductions as a result of Collateral Support Deficits in respect of the Principal Balance Certificates to date and, with respect to the Class EC certificates, the portion of such Certificates representing the Certificate Balance of the Class A-S, Class B and Class C certificates converted in an exchange for such Class EC certificates;

(16)     the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each class of certificates (other than the Residual Certificates) immediately following the Distribution Date;

(17)     (a) the amount of any Appraisal Reductions (including, with respect to any Serviced Whole Loan, the amount allocable to the related mortgage loan and any Serviced Companion Loan) effected in connection with the Distribution Date on a loan-by-loan basis and (b) the total Appraisal Reduction effected in connection with such Distribution Date;

(18)     the current Controlling Class;

(19)     the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

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(20)     the amount of any remaining unpaid interest shortfalls for each class of certificates as of the Distribution Date;

(21)     a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of principal prepayment occurring;

(22)     a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(23)     all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the Master Servicer Remittance Date;

(24)     the amount of the distribution on the Distribution Date to the holders of the Residual Certificates;

(25)     the amount of the distribution on the Distribution Date to the holders of each class of Principal Balance Certificates and the Class EC certificates in reimbursement of previously allocated Collateral Support Deficit;

(26)     the aggregate Stated Principal Balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

(27)     with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) or prior to the related Determination Date (other than a payment in full), (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the certificates) and (C) the amount of any Collateral Support Deficit allocated to the Principal Balance Certificates in connection with the liquidation and, with respect to the Class EC certificates, the portion of such Principal Balance Certificates representing the Certificate Balance of the Class A-S, Class B and Class C certificates converted in an exchange for such Class EC certificates;

(28)     with respect to any REO Property (including, with respect to any related Whole Loan, the trust fund’s interest in such Whole Loan) included in the trust as to which the special servicer determined, in accordance with the Servicing Standard, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the certificates) and (C) the amount of any realized loss or Collateral Support Deficit, as applicable, allocated to the Principal Balance Certificates in respect of the related REO Loan in connection with that determination and, with respect to the Class EC certificates, the portion of such Principal Balance Certificates representing the Certificate Balance of the Class A-S, Class B and Class C certificates converted in an exchange for such Class EC certificates;

(29)     the aggregate amount of interest on P&I Advances paid to the master servicer and the trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(30)     the aggregate amount of interest on Servicing Advances paid to the master servicer and the trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(31)     the then-current credit support levels for each class of certificates;

(32)     the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

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(33)     identification of any notice of a material modification, extension or waiver of a mortgage loan;

(34)     identification of any material breach of the representations and warranties given with respect to a mortgage loan by the applicable mortgage loan seller; and

(35)     an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to the related Distribution Date, which information will be provided to the certificate administrator by the master servicer.

Under the Pooling and Servicing Agreement, the master servicer or the special servicer, as applicable, is required to provide to the holders of any Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related intercreditor agreement.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the Directing Certificateholder (but only prior to the occurrence of a Consultation Termination Event), the senior trust advisor, any affiliate of the senior trust advisor designated by the senior trust advisor, any holder of a Companion Loan (or representative thereof) who provides an Investor Certification, any person who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers a NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a borrower, a manager of a Mortgaged Property, an affiliate, principal, partner, member, joint venture, limited partner, employee, representative, director, advisor or investor in any of the foregoing or an agent of any of the foregoing or a mezzanine lender for which an event has occurred that would permit acceleration or who has commenced foreclosure proceedings be considered a Privileged Person. Prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be a Privileged Person. In determining whether any person is an additional servicer or an affiliate of the senior trust advisor, the certificate administrator may rely on direction by the master servicer, the special servicer, each mortgage loan seller or the senior trust advisor, as the case may be.

“Investor Certification” means a certificate, substantially in the form attached to the Pooling and Servicing Agreement, representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder (to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Loan holder or a prospective purchaser of a certificate (or any investment advisor or manager or other representative of the foregoing), (ii) that such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor of or investor in or of any of the foregoing or a mezzanine lender who has commenced foreclosure proceedings, (iii) except in the case of a Companion Loan holder or its representative, that such person has received a copy of the final prospectus supplement and the prospectus and (iv) such person agrees to keep any information that such person has had access to on the certificate administrator’s website confidential and will not violate any securities laws.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the Pooling and Servicing Agreement, that such NRSRO was engaged to rate securities backed by a Serviced Companion Loan, or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

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In the case of information furnished pursuant to clauses (1), (2), (11), (12), (15), (20), (24), (25) and (35) above, (i) the amounts will be expressed as a dollar amount in the aggregate for all certificates of each applicable class and per any definitive certificate and (ii) the Class EC certificates will receive such information allocable to the Class A-S, Class B and Class C certificates exchanged for such Class EC certificates. In addition, within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement containing the information set forth in clauses (1) and (2) above as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

Copies of each Statement to Certificateholders as well as other required Exchange Act reports will be filed with the SEC through its EDGAR system located at “http://www.sec.gov” under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 100 F Street, NE, Washington, DC 20549 on official business days between the hours of 10:00 a.m. and 3:00 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Certain information concerning the mortgage loans and the certificates, including the Statements to Certificateholders, CREFC® reports and supplemental notices with respect to such Statements to Certificateholders and CREFC® reports, may be provided by the certificate administrator to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management Inc., Interactive Data Corporation, CMBS.com, Markit and Thomson Reuters Corporation, pursuant to the terms of the Pooling and Servicing Agreement.

Upon the reasonable request of any Certificateholder that is a Privileged Person identified to the master servicer’s reasonable satisfaction, the master servicer may provide (or forward electronically) (at the expense of such Certificateholder) copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer; provided that, in connection therewith, the master servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Certificateholder or a beneficial holder of book-entry certificates (or an investment advisor for a Certificateholder or a beneficial holder of book-entry certificates) and a Privileged Person and will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the trust.

The Pooling and Servicing Agreement requires that the certificate administrator make available to Privileged Persons (provided that the prospectus supplement, Statements to Certificateholders and the SEC EDGAR filings referred to below will be made available to the general public) via the certificate administrator’s website, among other things, the following items, in each case to the extent prepared by or delivered to the certificate administrator in electronic format:

(A)    The following documents, which will be made available under a tab or heading designated “deal documents”:

●
the prospectus supplement and prospectus and any other disclosure document relating to the Offered Certificates, in the form most recently provided to the certificate administrator by the depositor or by any person designated by the depositor;

●	the Pooling and Servicing Agreement and any exhibits and any amendments to that agreement; and

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●	the CREFC® loan setup file provided by the master servicer to the certificate administrator;

(B)    the following documents, which will be made available under a tab or heading designated “SEC EDGAR filings”:

●	any reports on Forms 10-D, 10-K and 8-K that have been filed by the certificate administrator with respect to the trust through the EDGAR system;

(C)    The following documents, which will be made available under a tab or heading designated “periodic reports”:

●	the Statements to Certificateholders;

●
certain information and reports specified in the Pooling and Servicing Agreement (including the collection of reports (other than the loan setup file) specified by CREFC® (or any successor organization reasonably acceptable to the certificate administrator and the master servicer) known as the “CREFC® Investor Reporting Package”) relating to the mortgage loans, to the extent that the certificate administrator receives such information and reports from the master servicer from time to time; and

●	the annual reports prepared by the senior trust advisor;

(D)    The following documents, which will be made available under a tab or heading designated “additional documents”:

●	summaries of Final Asset Status Reports;

●	property inspection reports; and

●	appraisals;

(E)    The following documents, which will be made available under a tab or heading designated “special notices”:

●	notice of any release based on an environmental release under the Pooling and Servicing Agreement;

●	notice of any waiver, modification or amendment of any term of any mortgage loan;

●	notice of final payment on the certificates;

●
all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or the special servicer;

●	any notice of resignation or termination of the master servicer or special servicer;

●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

●	any notice to Certificateholders of the senior trust advisor’s recommendation to replace the special servicer;

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●	notice of resignation or termination of the senior trust advisor and notice of the acceptance of appointment by the successor senior trust advisor;

●	any notice of the termination of a sub-servicer;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the trust;

●	any notice that a Control Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;

●	any assessment of compliance delivered to the certificate administrator; and

●	any Attestation Reports delivered to the certificate administrator;

(F)    The “Investor Q&A Forum”; and

(G)    Solely to Certificateholders and beneficial owners of Certificates that are Privileged Persons, the “Investor Registry”.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all assets of the trust that were subject of a demand to repurchase or replace for breach of the related representations and warranties and (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer.

In addition, the certificate administrator will include (i) the identity of any mortgage loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Due Period, (B) the total debt service coverage ratio calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the Issuing Entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the Issuing Entity.

The certificate administrator will be required to post on the certificate administrator’s website the Statements to Certificateholders and the reports included in the CREFC® Investor Reporting Package listed above on each Distribution Date. In addition, if the depositor directs the certificate administrator, and on terms acceptable to the certificate administrator, the certificate administrator will be required to make certain other information and reports related to the mortgage loans available through its internet website.

The certificate administrator will not make any representations or warranties as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the Pooling and Servicing Agreement), the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance therewith.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where

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(i) Certificateholders and beneficial owners may (a) submit inquiries to the certificate administrator relating to the Statements to Certificateholders, (b) submit inquiries to the master servicer or the special servicer relating to servicing reports, the mortgage loans (excluding the Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) submit inquiries to the senior trust advisor relating to annual reports prepared by the senior trust advisor or actions by the special servicer referenced in such annual reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the senior trust advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the trust fund and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the Pooling and Servicing Agreement (including requirements in respect of non-disclosure of Privileged Information) or the mortgage loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the senior trust advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information or (vi) that answering the inquiry is otherwise not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to the Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The certificate administrator’s internet website will initially be located at “www.ctslink.com”. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the Pooling and Servicing Agreement will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The certificate administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and annual

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reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the trust.

“17g-5 Information Provider” means the certificate administrator.

“CREFC®” means the Commercial Real Estate Finance Council.

The Pooling and Servicing Agreement will require the master servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of certificateholders as follows: (1) 2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination and (2) in the case of any other class of Regular Certificates (other than the Class X Certificates), a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and senior trust advisor as described in this free writing prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reductions allocated to the certificates) of the class (without giving effect to any exchange of the Exchangeable Certificates to Class EC certificates), in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the senior trust advisor as described in this free writing prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reductions allocated to the certificates) of the Regular Certificates (other than the Class X Certificates and without giving effect to any exchange of the Exchangeable Certificates to Class EC certificates), each determined as of the prior Distribution Date. The Class R certificates will not be entitled to any Voting Rights. Voting Rights allocated to a class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective certificates. In addition, if Exchangeable Certificates are exchanged for Class EC certificates, Certificateholders of such Class EC certificates will be entitled to exercise the Voting Rights that would otherwise be allocated to the Exchangeable Certificates converted for such Class EC certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, none of the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, or any mortgage loan seller or any of their affiliates will be entitled to exercise any Voting Rights with respect to any certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities or waive a Servicer Termination

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Event under the Pooling and Servicing Agreement; provided, however, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the Pooling and Servicing Agreement; provided, further, however, that the restrictions will not apply to the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates, as a member of the Controlling Class.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan and REO Property (as applicable) subject to the Pooling and Servicing Agreement, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class R certificates) for the mortgage loans remaining in the trust (provided, however, that (a) the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class EC and Class D certificates are no longer outstanding, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the trust fund as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given by the certificate administrator to each Certificateholder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund, (2) the appraised value of the trust fund’s portion of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the master servicer and approved by certain classes of certificates, (3) the reasonable out of pocket expenses of the master servicer related to such purchase, unless the master servicer is the purchaser, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase) and (4) if the Mortgaged Property secures the Non-Serviced Mortgage Loan and is an REO Property under the terms of the applicable Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related master servicer in accordance with clauses (2) and (3) above. This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than the greater of (i) 1% of the Initial Pool Balance or (ii) the product of (x) a percentage that is calculated by dividing the sum of the outstanding principal balance of the Mortgage Loans identified as “Bridgeway Business Center” and “The Heights” on Annex A-1 to this free writing prospectus on the date that is the 10-year anniversary from the start-up date of the Trust by the Initial Pool Balance and (y) the Initial Pool Balance; provided, however, that this termination right will not be exercisable at the percentage threshold specified in clause (ii) above earlier than the distribution date in June 2025. The voluntary exchange of certificates (other than the Class R certificates), for the remaining mortgage loans is not subject to the 1% limit but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

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On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the mortgage loans and other applicable assets in the trust fund, together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “—Distributions—Priority” in this free writing prospectus.

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the applicable certificates and would have an adverse effect on the yield of the Class X certificates, because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other certificates purchased at premium might not fully recoup their initial investment. See “Yield and Maturity Considerations” in this free writing prospectus.

SERVICING OF THE MORTGAGE LOANS

General

The servicing and administration of the mortgage loans (excluding the Non-Serviced Mortgage Loan), the Serviced Companion Loans and any related REO Properties will be governed by the Pooling and Servicing Agreement. The Horizon Outlet Shoppes Portfolio Whole Loan will be serviced under the pooling and servicing agreement related to the JPMBB Commercial Mortgage Securities Trust 2015-C28 securitization in a manner similar to the servicing of the mortgage loans under the Pooling and Servicing Agreement.

The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans (excluding the Non-Serviced Mortgage Loan), the Serviced Companion Loans and any related REO Properties. The Non-Serviced Mortgage Loan and any related REO Property will be serviced in accordance with the Non-Serviced PSA by the related master servicer and the related special servicer and according to the servicing standards provided for in the Non-Serviced PSA, which require, among other things, that the related master servicer and related special servicer attempt to maximize recovery on all portions of the Non-Serviced Whole Loan. Except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this free writing prospectus (in this section or in each other section of this free writing prospectus) regarding the servicing and administration of the mortgage loans should be deemed to include the servicing and administration of the Serviced Whole Loans but do not include the Non-Serviced Mortgage Loan and any related REO Property, unless otherwise specifically stated. In connection with the servicing and administration of a Serviced Whole Loan pursuant to the terms of the Pooling and Servicing Agreement and the related intercreditor agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Companion Loan as well as the related mortgage loan consistent with and not prohibited by the related intercreditor agreement and the Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement and any related intercreditor agreement and the terms of the applicable Non-Serviced PSA related to the related Non-Serviced Whole Loan. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this free writing prospectus supersedes any contrary information set forth in the prospectus. See “Description of the Pooling Agreements” in the prospectus.

The master servicer (directly or through one or more sub-servicers) and the special servicer (directly or through one or more sub-servicers) will be required to service and administer the mortgage loans for which it is responsible. The master servicer and the special servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers (although the master servicer and the special servicer, as applicable, will remain primarily responsible for the servicing of those mortgage loans). Notwithstanding the foregoing, the

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special servicer may not enter into any Sub-Servicing Agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without, prior to the occurrence and continuance of a Control Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

The master servicer and the special servicer will each be required to service and administer the mortgage loans (excluding the Non-Serviced Mortgage Loan), Serviced Whole Loans and REO Properties (other than any REO Property related to the Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents, and in the case of a Serviced Whole Loan or any related mezzanine loan, the terms of the related intercreditor agreement and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer and the special servicer service and administer similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer services and administers similar mortgage loans owned by the master servicer and the special servicer, in either case, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the mortgage loans or Specially Serviced Mortgage Loans and any related Serviced Companion Loans, as applicable, and the best interests of the trust and the Certificateholders (and, in the case of a Serviced Whole Loan, the holder of the related Companion Loan, taking into account the pari passu nature of the related Companion Loan) as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional multifamily and commercial mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)    any relationship that the master servicer or special servicer, or any of its affiliates may have with the related borrower or any borrower affiliate, any mortgage loan seller or any other party to the Pooling and Servicing Agreement;

(B)    the ownership of any certificate or, if applicable, any related mezzanine loan or any related Companion Loan by the master servicer or special servicer or any of its affiliates;

(C)    any obligation to make advances;

(D)    the master servicer’s or special servicer’s right to receive, or adequacy of, compensation for its services and reimbursement for its costs under the Pooling and Servicing Agreement or with respect to any particular transaction;

(E)    the ownership, servicing or management for others of any other mortgage loans, subordinate interests, subordinate debt, mezzanine loans or Mortgaged Properties by the master servicer or special servicer;

(F)    any option to purchase any mortgage loan or the related Companion Loan it may have; and

(G)    any debt that the master servicer or special servicer or any of its affiliates has extended to any borrower or any of its affiliates (the foregoing, collectively referred to as the “Servicing Standard”).

The master servicer and special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding the Non-Serviced Mortgage Loan pursuant to their respective obligations under the Pooling and Servicing Agreement.

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The master servicer will generally be responsible initially for the servicing and administration of each of the mortgage loans (other than the Non-Serviced Mortgage Loan) and each Serviced Whole Loan. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any mortgage loan (including any related Companion Loan) or Serviced Whole Loan for which the master servicer is responsible for servicing:

(1)       as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer, within 60 days of the related maturity date, with a written and fully executed or otherwise binding commitment (subject only to customary final closing conditions) for refinancing from an acceptable lender reasonably satisfactory in form and substance to the master servicer (and the master servicer will promptly forward such commitment to the special servicer), which provides that such refinancing will occur within 120 days of such related maturity date, provided that the mortgage loan (including any related Companion Loan) will become a Specially Serviced Mortgage Loan immediately if the related borrower fails to diligently pursue such financing or to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or, if such refinancing does not occur, the related mortgage loan (including any related Companion Loan) will become a Specially Serviced Mortgage Loan at the end of such 120-day period (or for such shorter period beyond the date on which the related balloon payment was due within which the refinancing is scheduled to occur pursuant to the commitment for refinancing or on which such commitment terminates);

(2)       as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a Serviced Whole Loan or a mortgage loan with an associated mezzanine loan, the holder of the related Companion Loan or mezzanine debt cures such delinquency);

(3)       as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan (including any related Companion Loan) will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)       as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)       as to which, in the judgment of the master servicer or special servicer (and, in the case of the special servicer, unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6)       as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or special servicer (and, in the case of the special servicer, unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Companion Loan), has occurred and remains unremediated for the applicable grace period specified in the mortgage loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 60 days); or

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(7)       as to which the master servicer or special servicer (and, in the case of the special servicer, unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the mortgage loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the mortgage loan or related Companion Loan (if any) or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan as a collective whole (taking into account the pari passu nature of any Companion Loans), and (iii) the default will continue unremedied for the applicable cure period under the terms of the mortgage loan or related Companion Loan, as applicable, or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any mortgage loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer (and unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder) as described under “—Maintenance of Insurance” below.

However, the master servicer will be required to continue to (w) receive payments on the mortgage loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (x) make certain calculations with respect to the mortgage loans and any related Serviced Companion Loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loans and any related Serviced Companion Loan and (z) receive the Servicing Fee in respect of the mortgage loans (including any related Serviced Companion Loan, if applicable) at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. The mortgage loans (including each Serviced Companion Loan, but excluding the Non-Serviced Whole Loan) serviced by the special servicer and any mortgage loans (including each Serviced Whole Loan, but excluding the Non-Serviced Whole Loan) that have become REO Properties are referred to in this free writing prospectus collectively as the “Specially Serviced Mortgage Loans“. If any Serviced Companion Loan becomes specially serviced, then the related mortgage loan will also become a Specially Serviced Mortgage Loan. If any mortgage loan becomes a Specially Serviced Mortgage Loan, then the related Serviced Companion Loan will also become a Specially Serviced Mortgage Loan. The master servicer will have no responsibility for the performance by the special servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized mortgage loan and is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan.

If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least three consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such mortgage loan or the Companion Loan to otherwise constitute a Specially Serviced Mortgage Loan), the special servicer will be required to return servicing of such Specially Serviced Mortgage Loan (a “Corrected Mortgage Loan”) to the master servicer.

The special servicer will be required to prepare a report (an “Asset Status Report”) for each mortgage loan (other than the Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Mortgage Loan not later than 60 days after the servicing of such mortgage loan is transferred to the special servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder (but only prior to the occurrence of a Consultation Termination Event), the senior trust advisor (but only after the occurrence and during the continuance of a Control Event), the certificate administrator, the master servicer, the trustee and the 17g-5 Information Provider and, with

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respect to any related Serviced Companion Loan, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold or to the holder of the related Serviced Companion Loan. After it receives such report, the 17g-5 Information Provider will be required to post such report to the 17g-5 Information Provider’s website. Prior to the occurrence and continuance of a Control Event, if the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. In addition, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the special servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interest of all the Certificateholders. If, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder disapproves the Asset Status Report and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. Prior to the occurrence and continuance of a Control Event, the special servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above, until the Directing Certificateholder’s approval is no longer required or until the special servicer makes a determination that the objection is not in the best interests of the Certificateholders.

In addition, the special servicer will be required to deliver a summary of each Final Asset Status Report in accordance with the Pooling and Servicing Agreement and any related intercreditor agreement, to the certificate administrator. Upon receipt of such summary, the certificate administrator will be required to post such summary on its website.

A “Final Asset Status Report”, with respect to any Specially Serviced Mortgage Loan, means each related Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder which does not include any communication (other than the related Asset Status Report) between the special servicer and Directing Certificateholder with respect to such Specially Serviced Mortgage Loan; provided that no Asset Status Report will be considered to be a Final Asset Status Report unless, prior to a Control Event, the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the special servicer in accordance with the terms of the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Event but prior to the occurrence of a Consultation Termination Event, each of the Directing Certificateholder and the senior trust advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports and the special servicer will only be obligated to consult with the senior trust advisor with respect to any Asset Status Reports as described above. The special servicer may choose to revise the Asset Status Reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the senior trust advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the senior trust advisor or the Directing Certificateholder.

The Directing Certificateholder

Except as described in this free writing prospectus regarding the mortgage loans, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Mortgage Loans, (2) the special servicer, with respect to non-Specially Serviced Mortgage Loans, as to all matters for which the master servicer must obtain the consent or deemed consent of the special servicer and (3) the special servicer, with

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respect to all mortgage loans for which an extension of maturity is being considered by the special servicer or by the master servicer, subject to consent or deemed consent of the special servicer.

Except as otherwise described in the succeeding paragraphs below, (a) the master servicer will not be permitted to take any of the following actions (each, a “Major Decision”) unless it has obtained the consent of the special servicer and (b) with respect to any mortgage loan (other than the Non-Serviced Mortgage Loan) and any Serviced Whole Loan, prior to the occurrence and continuance of a Control Event, the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, nor will the special servicer itself be permitted to take any of the following actions, as to which the Directing Certificateholder has objected in writing within ten business days (or thirty (30) days with respect to clause (x) below) after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the master servicer or the special servicer, as applicable, within such ten-business-day (or 30-day) period, the Directing Certificateholder will be deemed to have approved such action):

(i)        any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

(ii)       any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a mortgage loan or any extension of the maturity date of such mortgage loan;

(iii)      any sale of a Defaulted Mortgage Loan and any related defaulted Companion Loan or REO Property (other than in connection with the termination of the trust as described under “Description of the Certificates—Termination; Retirement of Certificates” in this free writing prospectus) for less than the applicable Mortgage Loan Repurchase Price;

(iv)      any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)       any release of collateral or the acceptance of any substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan and for which there is no lender discretion;

(vi)      any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a mortgage loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(vii)      any property management company changes (with respect to a mortgage loan with a principal balance greater than $5,000,000) or franchise changes (with respect to a mortgage loan for which the lender is required to consent or approve under the mortgage loan documents);

(viii)     releases in the aggregate of $100,000.00 or more of any escrows, reserve accounts or letters of credit held as performance escrows or reserves including, without limitation, with respect to certain mortgage loans identified on a schedule to the Pooling and Servicing Agreement, other than those required pursuant to the specific terms of the related Mortgage Loan and for which there is no lender discretion;

(ix)      any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan and for which there is no lender discretion;

(x)       any determination of an Acceptable Insurance Default;

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(xi)      any exercise of a material remedy with respect to a mortgage loan following a default or event of default of such mortgage loan;

(xii)     any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement related to a mortgage loan, or any action to enforce rights with respect thereto; and

(xiii)    any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related mortgage loan documents;

provided, however, that in the event that the special servicer or the master servicer (in the event the master servicer is otherwise authorized by the Pooling and Servicing Agreement to take such action), as applicable, determines that immediate action with respect to the foregoing matters (or any other matter requiring consent of the Directing Certificateholder prior to the occurrence and continuance of a Control Event in the Pooling and Servicing Agreement (or any matter requiring consultation with the Directing Certificateholder or the senior trust advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Serviced Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the senior trust advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder (or the senior trust advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action. The special servicer is not required to obtain the consent of the Directing Certificateholder for any of the foregoing actions upon the occurrence and during the continuance of a Control Event; provided, however, that after the occurrence and during the continuance of a Control Event, but prior to the occurrence of a Consultation Termination Event, the special servicer will be required to consult with the Directing Certificateholder in connection with any Major Decision (and such other matters that are subject to consultation rights of the Directing Certificateholder pursuant to the Pooling and Servicing Agreement) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision. In the event the special servicer receives no response from the Directing Certificateholder within 10 days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the applicable mortgage loan or any other mortgage loan.

In addition, after the occurrence and during the continuance of a Control Event, the special servicer will also be required to consult with the senior trust advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the senior trust advisor pursuant to the Pooling and Servicing Agreement) and to consider alternative actions recommended by the senior trust advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the senior trust advisor within 10 days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the senior trust advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the senior trust advisor on the specific matter; provided, however, that the failure of the senior trust advisor to respond will not relieve the special servicer from consulting with the senior trust advisor on any future matters with respect to the applicable mortgage loan or any other mortgage loan.

In addition, unless a Control Event has occurred and is continuing, the Directing Certificateholder may direct the special servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided that the special servicer will not be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder that would cause it to violate applicable law, the related mortgage loan documents, any related intercreditor agreement, the Pooling and Servicing Agreement, including the

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Servicing Standard, or the REMIC Provisions, or expose the master servicer, the special servicer, the certificate administrator, the senior trust advisor, the trust fund or the trustee to liability, or materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the Pooling and Servicing Agreement or cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders (and, with respect to a Serviced Whole Loan, subject to the rights of the holders of the related Companion Loan as described under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus).

With respect to the Non-Serviced Whole Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Mortgage Loan Controlling Holder; provided that nothing precludes the Directing Certificateholder from consulting with the related special servicer, regardless of whether such Non-Serviced Mortgage Loan Controlling Holder is entitled to exercise such rights. See “Servicing of the Mortgage Loans—Servicing of the Horizon Outlet Shoppes Portfolio Whole Loan” in this free writing prospectus.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement; provided, further, that the certificate administrator and the other parties to the Pooling and Servicing Agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Directing Certificateholder. If a party asserts it is the holder of the largest aggregate Certificate Balance of the Controlling Class under clause (3) of the definition of Directing Certificateholder pursuant to the required procedures in the Pooling and Servicing Agreement, the certificate administrator will deliver notice to the other holders of the Controlling Class of the assertion. Provided another party holding an equal or larger aggregate Certificate Balance of the Controlling Class does not provide a notice within 30 days after delivery of the required notice, the party making the original assertion will become the Directing Certificateholder until replaced by another party pursuant to the terms of the Pooling and Servicing Agreement, it being acknowledged that prior to the expiration of such 30-day period, the Master Servicer, the Certificate Administrator, the Special Servicer, the Trustee and the Senior Trust Advisor shall proceed as if there is no Directing Certificateholder. After the occurrence and during the continuance of a Control Event, the Directing Certificateholder will only retain its consultation rights to the extent specifically provided for in the Pooling and Servicing Agreement. In the event the Controlling Class Certificateholder has elected to irrevocably waive its right to appoint a Directing Certificateholder or to exercise any of the rights of the Controlling Class Certificateholder as described in this free writing prospectus, there will be no Directing Certificateholder and no party will be entitled to exercise any of the rights of the Directing Certificateholder described in this free writing prospectus until such time as a Controlling Class Certificateholder is reinstated and a new Directing Certificateholder is appointed as described below. See “Description of the Certificates—Appraisal Reductions” in this free writing prospectus. The initial Directing Certificateholder is expected to be BlackRock Realty Advisors, Inc. as agent for its managed account.

Notwithstanding anything to the contrary contained in this free writing prospectus, at any time that the Controlling Class Certificateholder is the holder of a majority of the Class E certificates and the Class E certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the Pooling and Servicing Agreement by irrevocable written notice delivered to the depositor, certificate administrator (which will be

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via email to trustadministrationgroup@wellsfargo.com), master servicer, special servicer and senior trust advisor. During such time, the special servicer will be required to consult with only the senior trust advisor in connection with asset status reports and material special servicing actions to the extent set forth in the Pooling and Servicing Agreement, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the Controlling Class Certificateholder sells or transfers all or a portion of its interest in the Class E certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of a Class E certificate, the successor Class E Certificateholder that is the Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor Class E certificateholder that is the Controlling Class Certificateholder. The successor Class E certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class E certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class E certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any mortgage loan that became a Specially Serviced Mortgage Loan prior to such successor Controlling Class Certificateholder’s purchase of the Class E certificates and had not become a Corrected Mortgage Loan prior to such purchase until such mortgage loan becomes a Corrected Mortgage Loan.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the Pooling and Servicing Agreement.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reductions allocable to such class, at least equal to 25% of the initial Certificate Balance of that class. A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Appraisal Reductions; or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the Pooling and Servicing Agreement; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of Class E certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder. Upon the occurrence of a Consultation Termination Event, no class of certificates will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement to consent or consult with the master servicer or special servicer. The Controlling Class as of the Closing Date will be the Class NR certificates.

The “Non-Serviced Mortgage Loan Controlling Holder”, with respect to any Non-Serviced Whole Loan will be the “directing certificateholder”, “controlling class representative” or similar party under the applicable Non-Serviced PSA.

The master servicer, the special servicer, the senior trust advisor, the certificate administrator, the trustee or any Certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the certificate administrator, the master servicer, the special servicer, the senior trust advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, may request that the certificate registrar provide, and the certificate registrar must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class. The trustee, the certificate administrator, the master servicer, the special servicer and the senior trust advisor may each rely on any such list so provided.

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In the event that no Directing Certificateholder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder is identified, the master servicer or the special servicer, as applicable, shall have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class NR certificates.

A “Control Event” will occur when (i) the Class E certificates have a Certificate Balance (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no consultation rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder. However, the Directing Certificateholder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

Neither the master servicer nor the special servicer will be required to take or to refrain from taking any action pursuant to instructions from the Directing Certificateholder, or because of any failure to approve an action by any such party, or because of an objection by any such party that would cause either the master servicer or the special servicer to violate applicable law, the related loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related intercreditor agreements or the REMIC Provisions.

The master servicer and the special servicer may resign under the Pooling and Servicing Agreement at any time if continuing to perform their respective servicing duties would cause it to be in violation of any applicable law. The master servicer or the special servicer may generally resign at any time so long as it provides a replacement meeting the requirements in the Pooling and Servicing Agreement and that is otherwise acceptable to the Rating Agencies. Except as limited by certain conditions described under “Transaction Parties—Replacement of the Special Servicer” in this free writing prospectus, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Event at any time and without cause by the Directing Certificateholder so long as, among other things, the Directing Certificateholder provides a replacement special servicer that meets the requirements of the Pooling and Servicing Agreement and is acceptable to the Rating Agencies. After the occurrence and during the continuance of a Control Event, the special servicer may be replaced with a new special servicer generally (x) upon the written direction of holders of Principal Balance Certificates and Class EC certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the respective Certificate Balances) of the Principal Balance Certificates and Class EC certificates requesting a vote to replace the special servicer with a new special servicer and (y) the written direction of holders of Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum of Certificates. See “Transaction Parties—Replacement of the Special Servicer” in this free writing prospectus.

Additionally, either of the master servicer or the special servicer, as the case may be, may be replaced by the depositor, the trustee, or Certificateholders representing at least 25% of Voting Rights in the event that a Servicer Termination Event under the Pooling and Servicing Agreement occurs with respect to such entity. In the event that either the master servicer or the special servicer resigns or is replaced and no replacement is otherwise provided for, the trustee is required to immediately take the place of such resigning master servicer or such resigning special servicer unless the trustee is prohibited by any applicable law from serving in such capacity. The Certificateholders will receive notification from

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the certificate administrator or the master servicer, as applicable, in any case in which a master servicer or special servicer resigns or is replaced. See “Servicing of the Mortgage Loans—Servicer Termination Events” in this free writing prospectus.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder (and, with respect to the Non-Serviced Whole Loan, the related Non-Serviced Mortgage Loan Controlling Holder) will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder acknowledges and agrees, by its acceptance of its certificates, that the Directing Certificateholder (and, with respect to the Non-Serviced Whole Loan, the related Non-Serviced Mortgage Loan Controlling Holder):

(a)      may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)      may act solely in the interests of the holders of the Controlling Class (or, with respect to the Non-Serviced Whole Loan, the related Non-Serviced Mortgage Loan Controlling Holder);

(c)      does not have any liability or duties to the holders of any class of certificates other than the Controlling Class (or, with respect to the Non-Serviced Whole Loan, the related Non-Serviced Mortgage Loan Controlling Holder);

(d)      may take actions that favor the interests of the holders of the Controlling Class (or, with respect to the Non-Serviced Whole Loan, the related Non-Serviced Mortgage Loan Controlling Holder) over the interests of the holders of one or more other classes of certificates; and

(e)      will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder (or the Non-Serviced Mortgage Loan Controlling Holder) or any director, officer, employee, agent or principal thereof for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any mortgage loan, any law or the accepted servicing practices or the provisions of the Pooling and Servicing Agreement or any intercreditor agreements, will not result in any liability on the part of the master servicer or the special servicer.

Generally, the holders of any Companion Loan and their respective designees (e.g., the Non-Serviced Mortgage Loan Controlling Holder) will have limitations on liability with respect to actions taken in connection with the related mortgage loan similar to the limitations of the Directing Certificateholder described above.

The Senior Trust Advisor

General Obligations. After the occurrence and during the continuance of a Control Event, the senior trust advisor will generally review the special servicer’s operational practices in respect of Specially Serviced Mortgage Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Mortgage Loans. In addition, after the occurrence and during the continuance of a Control Event, the senior trust advisor will consult on a non-binding basis with the special servicer with regard to

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certain matters with respect to its servicing of the Specially Serviced Mortgage Loans to the extent set forth in the Pooling and Servicing Agreement and described in this free writing prospectus.

Notwithstanding the foregoing, the senior trust advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement for this transaction with respect to the Non-Serviced Whole Loan which will be serviced pursuant to the related Non-Serviced PSA or any related REO Properties. However, Pentalpha Surveillance LLC is also the senior trust advisor under the JPMBB 2015-C28 Pooling and Servicing Agreement and, in that capacity, has certain obligations and consultation rights with respect to the Horizon Outlet Shoppes Portfolio Whole Loan serviced pursuant to the JPMBB 2015-C28 Pooling and Servicing Agreement that are substantially similar to those of the senior trust advisor under the Pooling and Servicing Agreement. See “Risk Factors—Potential Conflicts of Interest—Special Servicer May Be Directed to Take Actions” and “Description of the Mortgage Pool—The Whole Loans—The Horizon Outlet Shoppes Portfolio Whole Loan” in this free writing prospectus.

The senior trust advisor will act solely as a contracting party to the extent set forth in the Pooling and Servicing Agreement and described in this free writing prospectus, and will have no fiduciary duty to any party. The senior trust advisor’s duties will be limited to its specific duties under the Pooling and Servicing Agreement, and the senior trust advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The senior trust advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Mortgage Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Mortgage Loan and that the goal of the senior trust advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. The senior trust advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Mortgage Loan is only to provide background information to support the senior trust advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer. Potential investors should note that the senior trust advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the senior trust advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Your Lack of Control Over the Trust Can Adversely Impact Your Investment” in this free writing prospectus.

In order to maintain the senior trust advisor’s familiarity with the mortgage loans, the senior trust advisor is required to promptly review all information available to Privileged Persons on the certificate administrator’s website related to Specially Serviced Mortgage Loans and certain information available to Privileged Persons on the certificate administrator’s website related to mortgage loans on the CREFC® watch list report prepared monthly by the master servicer and each Final Asset Status Report. The special servicer will be required to deliver to the senior trust advisor each Final Asset Status Report. In addition, prior to the occurrence and continuance of a Control Event, the special servicer will forward any Appraisal Reduction and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the senior trust advisor after they have been finalized and the senior trust advisor will review such calculations but will not opine on or take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations. Prior to the occurrence and continuance of a Control Event, the senior trust advisor’s obligations will be limited to the review described in this paragraph and generally will not involve an assessment of specific actions of the special servicer and, in any event, will be subject to limitations set forth in the Pooling and Servicing Agreement and described in this free writing prospectus.

Prior to the occurrence and continuance of a Control Event, the senior trust advisor will have no specific involvement with respect to servicing transfers, collateral substitutions, assignments, insurance policies, borrower substitutions, lease changes and other similar actions that the special servicer may perform under the Pooling and Servicing Agreement.

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At all times, the senior trust advisor will be obligated to keep confidential any Privileged Information received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this free writing prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Mortgage Loan or the exercise of the Directing Certificateholder’s consent or consultation rights under the Pooling and Servicing Agreement, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the trust fund’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The senior trust advisor will not disclose any Privileged Information to any person (including any Certificateholders which are not then holders of Control Eligible Certificates), other than to the other parties to the Pooling and Servicing Agreement, to the extent expressly required by the Pooling and Servicing Agreement (which parties, in turn, will not without the prior written consent of the special servicer and the Directing Certificateholder, disclose such information to any other person), except to the extent that (a) such Privileged Information becomes generally available and known to the public other than as a result of disclosure directly or indirectly by such parties, (b) it is reasonable and necessary for such parties to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such party and not otherwise subject to a confidentiality obligation or (d) such disclosure is required by applicable law, as evidenced by an opinion of counsel (which will be an expense of the trust) delivered to the master servicer, the senior trust advisor, the certificate administrator, the special servicer, the Directing Certificateholder and the trustee. Notwithstanding the foregoing, the senior trust advisor will be permitted to share Privileged Information with its affiliates and any subcontractors of the senior trust advisor that agree in writing to be bound by the same confidentiality provisions applicable to the senior trust advisor.

The senior trust advisor, its affiliates and any of its members, managers, directors, officers, employees or agents will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal or administrative action or claim that relates to the Pooling and Servicing Agreement or the certificates (including, without limitation, any action or claim arising from, or relating to, a recommendation by the senior trust advisor to replace the special servicer); provided that such indemnification will not extend to any loss, liability or expense incurred by reason of the senior trust advisor’s bad faith, willful misconduct or negligence in the performance of its obligations or duties under the Pooling and Servicing Agreement.

The senior trust advisor may not make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker-dealer affiliate of the senior trust advisor or (ii) investments by an affiliate of the senior trust advisor if the senior trust advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the senior trust advisor under the Pooling and Servicing Agreement from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the trust fund and the senior trust advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Annual Report. After the occurrence and during the continuance of a Control Event, based on the senior trust advisor’s review of any Assessment of Compliance, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the senior trust advisor by the special servicer, including each Asset Status Report delivered during the prior calendar year, the senior trust advisor will (if any mortgage loans were Specially Serviced Mortgage Loans in the prior calendar year) prepare an annual report to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Event was continuing as of December 31 and

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setting forth its assessment of the special servicer’s performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “platform-level basis” with respect to the resolution and liquidation of Specially Serviced Mortgage Loans that the special servicer is responsible for servicing under the Pooling and Servicing Agreement; provided, however, that in the event the special servicer is replaced, the senior trust advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. Only as used in connection with the senior trust advisor’s annual report, the term “platform-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Mortgage Loans, taking into account the special servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the senior trust advisor of any Assessment of Compliance, Attestation Report, Asset Status Report and other information delivered to the senior trust advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the Pooling and Servicing Agreement.

The special servicer must be given an opportunity to review any annual report produced by the senior trust advisor at least five (5) business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the senior trust advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

A form of annual report is attached to this free writing prospectus as Annex C (which form may, subject to the Pooling and Servicing Agreement, be modified or supplemented from time to time to cure any ambiguity or error or to incorporate additional information). In each annual report, the senior trust advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of Specially Serviced Mortgage Loans or REO Properties that the special servicer is responsible for servicing under the Pooling and Servicing Agreement (other than with respect to any REO Property related to the Non-Serviced Mortgage Loan) based on the limited review required in the Pooling and Servicing Agreement. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this free writing prospectus and as provided in the Pooling and Servicing Agreement regarding Privileged Information.

Consultation Duties of the Senior Trust Advisor After a Control Event

After the occurrence and during the continuance of a Control Event, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the senior trust advisor. The senior trust advisor will be required to provide comments to the special servicer in respect of the Asset Status Reports, if any, within ten business days following the later of (i) receipt of such Asset Status Report or (ii) such related additional information reasonably requested by the senior trust advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. After the occurrence and during the continuance of a Control Event, the special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the senior trust advisor (and, during the continuance of such Control Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer will revise the Asset Status Reports as it deems necessary to take into account any input and/or comments from the senior trust advisor (and, during the continuance of such Control Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder), to the extent the special servicer determines that the senior trust advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loans)), taking

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into account the interests of all of the Certificateholders as a collective whole. See “Servicing of the Mortgage Loans—General” in this free writing prospectus.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the senior trust advisor or a recommendation of the senior trust advisor.

After the occurrence and during the continuance of a Control Event, the special servicer will forward any Appraisal Reduction or net present value calculations to the senior trust advisor and the senior trust advisor is required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to utilization by the special servicer. The special servicer will be required to deliver the foregoing calculations together with information and supporting materials (including such additional information reasonably requested by the senior trust advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the senior trust advisor. The senior trust advisor will recalculate and verify the accuracy of those calculations and, in the event the senior trust advisor does not agree with the mathematical calculations of the Appraisal Reduction (as calculated by the special servicer) or net present value or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the senior trust advisor and special servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement within five (5) business days of delivery of such calculations. In the event the senior trust advisor and special servicer are not able to resolve such matters, the senior trust advisor is required to promptly notify the certificate administrator and the certificate administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

The ability to perform the duties of the senior trust advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the senior trust advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the senior trust advisor from performing its duties under the Pooling and Servicing Agreement, in which case any annual report will describe any resulting limitations.

Replacement of the Special Servicer

After the occurrence of a Consultation Termination Event, if the senior trust advisor determines that the special servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the senior trust advisor may recommend the replacement of the special servicer in the manner described in “Transaction Parties—Replacement of the Special Servicer” in this free writing prospectus.

Termination and Resignation of the Senior Trust Advisor

After the occurrence of a Consultation Termination Event, the senior trust advisor may be removed upon (i) the written direction of holders of certificates evidencing not less than 25% of the aggregate Certificate Balance of all classes of Principal Balance Certificates and Class EC certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balances of classes to which such Appraisal Reductions are allocable) requesting a vote to replace the senior trust advisor with a replacement senior trust advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee and the certificate administrator of Rating Agency Confirmation from each Rating Agency that the appointment of such replacement senior trust advisor will not result in a downgrade of the Offered Certificates (which

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confirmations will be obtained by the certificate administrator at the expense of such holders). The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard. Upon the vote or written direction of holders of at least 75% of the aggregate Certificate Balance of all classes of Principal Balance Certificates and Class EC certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balances of classes to which such Appraisal Reductions are allocable), the trustee will immediately replace the senior trust advisor with the replacement senior trust advisor.

In addition, in the event that the senior trust advisor fails to duly observe or perform in any material respect any of its duties, covenants or obligations under the Pooling and Servicing Agreement, then the trustee may, and upon the written direction of Certificateholders representing at least 51% of the Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, terminate the senior trust advisor for cause. In the event (i) of the insolvency of the senior trust advisor, or (ii) the senior trust advisor acknowledges in writing its inability to legally perform its duties under the Pooling and Servicing Agreement, then the trustee will terminate the senior trust advisor for cause. Upon the termination of the senior trust advisor, a replacement senior trust advisor meeting the eligibility requirements set forth in the Pooling and Servicing Agreement and described in this free writing prospectus will be selected by the certificate administrator. The certificate administrator may rely on a certification by the replacement senior trust advisor that it meets such criteria. If the certificate administrator is unable to find a replacement senior trust advisor within 30 days of the termination of the senior trust advisor, the depositor will be permitted to find a replacement. Unless and until a replacement senior trust advisor is appointed, no party may act as the senior trust advisor. Any replacement senior trust advisor must (or all of the personnel responsible for supervising the obligations of the senior trust advisor must) meet either of the following criteria: (A) (i) be regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and have at least five years of experience in collateral analysis and loss projections, and (ii) have at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets or (B) be an institution that is a special servicer, senior trust advisor or operating advisor on a commercial mortgage-backed securities transaction rated by S&P, Fitch, Moody’s, Morningstar, KBRA or DBRS (including, in the case of the senior trust advisor, this transaction) but has not been special servicer or senior trust advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or senior trust advisor as the sole or a material factor in such rating action.

The senior trust advisor may resign upon 30 days’ prior written notice to the depositor, master servicer, special servicer, trustee, certificate administrator and the Directing Certificateholder, if the senior trust advisor has secured a replacement senior trust advisor meeting the eligibility requirements set forth in the Pooling and Servicing Agreement and described in this free writing prospectus and such replacement has accepted its appointment as the replacement senior trust advisor and the trustee has received a Rating Agency Confirmation from each Rating Agency.

Prior to the occurrence and continuance of a Control Event, the Directing Certificateholder will have the right to consent, such consent not to be unreasonably withheld, conditioned or delayed to the identity of any replacement senior trust advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class R certificates, then all of the rights and obligations of the senior trust advisor under the Pooling and Servicing Agreement will terminate without payment of any penalty or termination fee. If the senior trust advisor is terminated pursuant to the foregoing sentence, then no replacement senior trust advisor will be appointed. In the event the senior trust advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Senior Trust Advisor Expenses and any rights to indemnification provided under the Pooling and Servicing Agreement with respect to the period for which it acted as senior trust advisor.

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Senior Trust Advisor Compensation

The fee of the senior trust advisor (the “Senior Trust Advisor Fee”) will be payable monthly from amounts received in respect of each mortgage loan (including the Non-Serviced Mortgage Loan) and REO Loan, and will accrue at a rate (the “Senior Trust Advisor Fee Rate”), equal to a per annum rate of 0.00210%.

A “Senior Trust Advisor Consulting Fee” will be payable to the senior trust advisor with respect to each Major Decision on which the senior trust advisor has consultation obligations and performed its duties with respect to that Major Decision. The Senior Trust Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 or such lesser amount as the related borrower agrees to pay with respect to any mortgage loan (other than the Non-Serviced Mortgage Loan); provided that the senior trust advisor may in its sole discretion reduce the Senior Trust Advisor Consulting Fee with respect to any Major Decision.

Each of the Senior Trust Advisor Fee and the Senior Trust Advisor Consulting Fee will be payable from funds on deposit in the Certificate Account out of amounts otherwise available to make distributions on the Offered Certificates as described in “Description of the Certificates—Distributions” in this free writing prospectus, but with respect to the Senior Trust Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower. If the senior trust advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the master servicer or the special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Senior Trust Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related mortgage loan documents. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Senior Trust Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but in no event will take any enforcement action with respect to the collection of such Senior Trust Advisor Consulting Fee other than requests for collection; provided that the master servicer or the special servicer, as applicable, will be required to consult, on a non-binding basis, with the senior trust advisor prior to any such waiver or reduction.

In addition to the Senior Trust Advisor Fee and the Senior Trust Advisor Consulting Fee, the senior trust advisor will be entitled to reimbursement of Senior Trust Advisor Expenses in accordance with the terms of the Pooling and Servicing Agreement. “Senior Trust Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the senior trust advisor pursuant to the Pooling and Servicing Agreement (other than the Senior Trust Advisor Fee and the Senior Trust Advisor Consulting Fee).

Maintenance of Insurance

To the extent permitted by the related mortgage loan and required by the Servicing Standard, the master servicer (with respect to the mortgage loans and any related Serviced Companion Loan but excluding the Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than the Mortgaged Property securing any Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related mortgage loan documents; provided, however, that the master servicer (with respect to mortgage loans and Serviced Companion Loans) will not be required to maintain or cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related mortgage loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, the master servicer (with

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respect to such mortgage loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than the Mortgaged Property securing the Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the mortgage loans and any related Serviced Companion Loan) or special servicer (with respect to REO Properties other than the Mortgaged Property securing the Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance” and “Risk Factors—Availability of Terrorism Insurance” in this free writing prospectus. Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to the Mortgaged Property securing the Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related mortgage loan, the trustee has an insurable interest and is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property other than the Mortgaged Property securing the Non-Serviced Mortgage Loan is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard to (1) cause each borrower to maintain (to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related mortgage loan (and any related Serviced Companion Loan, if applicable) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the mortgage loans (other than the Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies on or prior to September 11, 2001 (“Additional Exclusions”), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii) comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

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“Acceptable Insurance Default” means, with respect to any mortgage loan (other than the Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related mortgage loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard and, unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder (and after a Control Event has occurred, but prior to the occurrence of a Consultation Termination Event, after consultation with the Directing Certificateholder as provided in the Pooling and Servicing Agreement), that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate; provided, however, that the Directing Certificateholder will not have more than 30 days to respond to the special servicer’s request for such consent or consultation; provided, further, that upon the special servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the Directing Certificateholder, the special servicer will not be required to do so. Each of the master servicer (at its own expense) and the special servicer (at the expense of the trust) will be entitled to rely on insurance consultants in making the determinations described above.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to the Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related mortgage loan and any related Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Event, with the consent of the Directing Certificateholder) in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The Pooling and Servicing Agreement provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy their respective obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties (other than the Mortgaged Properties securing the Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to mortgage loans (and any related Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain

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earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of a segregated custodial account created and maintained by the special servicer on behalf of the trustee for the benefit of the Certificateholders (the “REO Account”) or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

Modifications, Waivers and Amendments

Except as otherwise set forth in this paragraph, the special servicer (or, with respect to certain non-material modifications, waivers and amendments that are not Major Decisions, the master servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a “significant modification” of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b). The master servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments that constitute Major Decisions (including any Major Decision in connection with a defeasance) without the consent of the special servicer (which such consent may be deemed received by the master servicer if the special servicer does not respond within ten (10) business days of delivery to the special servicer of the recommendation and analysis and all information reasonably requested by the special servicer in order to grant or withhold such consent, plus the time provided to the Directing Certificateholder or other relevant party under the Pooling and Servicing Agreement and, if applicable, any time period provided to a holder of a Companion Loan under a related intercreditor agreement), except certain non-material consents and waivers described in the Pooling and Servicing Agreement and as permitted under the mortgage loan documents.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the trust and, if applicable, the holders of any applicable Companion Loan than liquidation of such Specially Serviced Mortgage Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any mortgage loan, prior to the occurrence and continuance of a Control Event, the approval of the Directing Certificateholder (or after the occurrence and during the continuance of a Control Event, but prior to a Consultation Termination Event upon consultation with the Directing Certificateholder) as provided in the Pooling and Servicing Agreement and described in this free writing prospectus, and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Serviced Companion Loan to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a mortgage loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

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In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing any Non-Serviced Whole Loan) or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the mortgage loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related mortgage loan, then such calculation will, unless then permitted by the REMIC Provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

(1)     extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring twenty years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, prior to the occurrence and continuance of a Control Event, with the consent of the Directing Certificateholder, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)     provide for the deferral of interest unless interest accrues on the mortgage loan or the Serviced Whole Loans, generally, at the related Mortgage Rate.

In the event of a modification that creates Mortgage Deferred Interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the class or classes of certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-NR and Class R certificates) with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the class or classes.

If the special servicer gives notice of any modification, waiver or amendment of any term of any mortgage loan (other than the Non-Serviced Whole Loan) or related Companion Loan (or, if such Companion Loan is in a securitization, the master servicer of such securitization on its behalf), the special servicer will be required to notify the master servicer, the holder of any related Companion Loan, the applicable mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such mortgage loan or the Directing Certificateholder), the senior trust advisor (after the occurrence and during the continuance of a Control Event), the certificate administrator, the trustee, the Directing Certificateholder (unless a Consultation Termination Event has occurred), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such mortgage loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, trustee, special servicer (and, unless a Consultation Termination Event has occurred, the special servicer will be required to forward any such notice to the Directing Certificateholder), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such mortgage loan or the Directing Certificateholder), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business

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hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this free writing prospectus.

The modification, waiver or amendment of a Serviced Whole Loan or a mortgage loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” in this free writing prospectus.

Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The master servicer, with respect to non-Specially Serviced Mortgage Loans (other than the Non-Serviced Mortgage Loan), and the special servicer, with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan and any related Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that mortgage loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, (i) with respect to all non-Specially Serviced Mortgage Loans, the master servicer has made a recommendation and analysis and obtained the prior written consent (or deemed consent) of the special servicer, (ii) with respect to all Specially Serviced Mortgage Loans and all non-Specially Serviced Mortgage Loans, the special servicer has obtained prior to the occurrence and continuance of any Control Event, the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and during the continuance of a Control Event, but prior to a Consultation Termination Event, has consulted with the Directing Certificateholder), if applicable, and (iii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding, and (z) together with all other mortgage loans with which it is cross collateralized or cross-defaulted or together with all other mortgage loans with the same or an affiliated borrower, that is one of the ten largest mortgage loans outstanding (by Stated Principal Balance), a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any); provided, however, that with respect to clauses (y) and (z) of this paragraph, such mortgage loan will also be required to have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

With respect to a mortgage loan (other than the Non-Serviced Mortgage Loan) and any related Companion Loan with a “due-on-encumbrance” clause, the master servicer, with respect to a non-Specially Serviced Mortgage Loan, and the special servicer, with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that, with respect to such waiver of rights, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the master servicer has made a recommendation and obtained the prior written consent (or deemed consent) of the special servicer, (ii) with respect to all Specially Serviced Mortgage Loans and all non-Specially Serviced Mortgage Loans, prior to the occurrence and continuance of a Control Event, the special servicer has obtained the consent of the Directing Certificateholder and (iii) the master servicer or the special servicer, as the case may be, has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any) if such mortgage loan (1) has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans or (2) has a loan-to-value ratio greater than 85% (including any existing and proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and related Companion Loan, if any, and the principal amount of the proposed additional

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loan) or (4) is one of the ten largest mortgage loans (by Stated Principal Balance) or (5) has a Stated Principal Balance over $20,000,000; provided, however, that with respect to clauses (1), (2), (3) and (4), such mortgage loan must also have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

Any modification, extension, waiver or amendment of the payment terms of the Non-Serviced Whole Loan will be required to be structured so as to be consistent with the Servicing Standard and the allocation and payment priorities in the related loan documents and the related intercreditor agreement, such that neither the trust as holder of such Non-Serviced Mortgage Loan nor any holder of the related Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the related intercreditor agreement.

Realization Upon Defaulted Mortgage Loans

Within 30 days after a Defaulted Mortgage Loan has become a Specially Serviced Mortgage Loan, the special servicer will be required to order an appraisal of the related Mortgaged Property (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the related mortgage loan in accordance with the Servicing Standard. The special servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. The special servicer will promptly notify the master servicer in writing of the initial fair value determination and any adjustment to its fair value determination. “Defaulted Mortgage Loan” means a mortgage loan (i) that is delinquent at least sixty (60) days in respect of its Periodic Payments or more than thirty (30) days (or sixty (60) days with respect to the circumstances described under clause (1) of the definition of Specially Serviced Mortgage Loan) delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or mortgage note and without regard to any acceleration of payments under the related mortgage and mortgage note or (ii) as to which the master servicer or special servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The Pooling and Servicing Agreement will provide that the special servicer may offer to sell to any person any Specially Serviced Mortgage Loan (to the extent consistent with the term of any related intercreditor agreement) or may offer to purchase any Specially Serviced Mortgage Loan, if and when the special servicer determines, consistent with the Servicing Standard, that no satisfactory arrangements (including by way of a discounted pay-off) can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the trust on a net present value basis. The special servicer is required to give the trustee not less than five days prior written notice of its intention to sell any Specially Serviced Mortgage Loan, in which case the special servicer is required to accept the highest offer received from any person for any Specially Serviced Mortgage Loan in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan (or REO Loan) or, if applicable, Serviced Whole Loan and any outstanding expenses of the trust relating to such mortgage loan (the “Mortgage Loan Repurchase Price”) or, at its option, if it has received no offer at least equal to the Mortgage Loan Repurchase Price therefor, purchase the Specially Serviced Mortgage Loan at such Mortgage Loan Repurchase Price.

In the absence of any such offer (or purchase by the special servicer) (and, in the case of any Whole Loan, subject to certain additional conditions set forth in the related intercreditor agreement), the special servicer will accept the highest offer received from any person that is determined by the special servicer to be a fair price for such Specially Serviced Mortgage Loan, if the highest offeror is a person other than the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the senior trust advisor, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the special servicer, a holder of any related Companion Loan (in connection with offers related to any Serviced Whole Loan), a holder of a related mezzanine loan (except to the extent described below), or any known affiliate of any of them (any such person, an “Interested Person”). The trustee (based upon, among other things, updated independent appraisals ordered by the special servicer (or ordered by the

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trustee if the special servicer or any of its affiliates is the Interested Person) and received by the trustee (the cost of which will be a Servicing Advance by the master servicer)), is required to determine the fair price for the Specially Serviced Mortgage Loan if the highest offeror is an Interested Person. Any such determination by the trustee will be binding on all parties. The reasonable cost of such independent appraisal will be an expense of the offering Interested Person and the special servicer will use efforts consistent with the Servicing Standard to collect payment from such Interested Person. If such expense is not paid by the applicable Interested Person within 30 days of demand for payment, such expense will be reimbursable to the trustee by the master servicer as a Servicing Advance, but the special servicer will continue to use efforts consistent with the Servicing Standard to collect such amounts from the applicable Interested Person. If the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject mortgage loan, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such mortgage loan. The trustee will be required to act in a commercially reasonable manner in making such determination. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party will be covered by, and will be required to be reimbursable from the offering Interested Person and the special servicer will use efforts consistent with the Servicing Standard to collect payment from such Interested Person. If such expense is not paid by the applicable Interested Person within 30 days of demand for payment, such expense will be reimbursable to the trustee by the master servicer as a Servicing Advance but the special servicer will continue to use efforts consistent with the Servicing Standard to collect such amounts from the applicable Interested Person. Neither the trustee, in its individual capacity, nor any of its affiliates may make an offer for or purchase any Specially Serviced Mortgage Loan.

The Pooling and Servicing Agreement will not obligate the special servicer to accept the highest offer if the special servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the holders of certificates and, with respect to a Serviced Whole Loan, any related holder of a Companion Loan, as a collective whole (taking into account the pari passu nature of any Serviced Companion Loans). In addition, the special servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the holders of certificates and, with respect to a Serviced Whole Loan, any related holder of a Companion Loan, as a collective whole (taking into account the pari passu nature of any Serviced Companion Loans) (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable); provided that the offeror is not the special servicer or a person affiliated with the special servicer. The special servicer is required to use reasonable efforts to sell all Specially Serviced Mortgage Loans prior to the Rated Final Distribution Date.

Notwithstanding the foregoing, with respect to each mortgage loan (other than the Non-Serviced Mortgage Loan) with a related mezzanine loan, the sale by the special servicer of any Specially Serviced Mortgage Loan is subject to the rights of the holder of the related mezzanine debt to exercise its option to purchase the related mortgage loan or REO Property, as applicable, following a default as described under the related intercreditor agreement (and such purchase price is subject to the terms of such intercreditor agreement). See “Description of the Mortgage Pool—Additional Debt—Mezzanine Debt” in this free writing prospectus.

Pursuant to the terms of the related intercreditor agreement, if a Serviced Mortgage Loan becomes a Defaulted Mortgage Loan, and if the special servicer determines to sell the related Serviced Mortgage Loan that has become a Specially Serviced Mortgage Loan in accordance with the terms described above, then the special servicer will be required to sell the related Serviced Companion Loan together with the related Serviced Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the certificate administrator in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the offer amount (subject to a cap of $2,500,000). Notwithstanding the foregoing, the special servicer will not be permitted to sell such Serviced Pari Passu Whole Loan if it

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becomes a defaulted Whole Loan without the written consent of the holder of the related Serviced Companion Loan (or if such Serviced Companion Loan is included in a securitization, then prior to a control termination event under such securitization, with the consent of the related directing certificateholder) (provided that such consent is not required if the holder of 50% or more of such Serviced Companion Loan is the borrower or an affiliate of the borrower) unless the special servicer has delivered to the holder of such Serviced Companion Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for such Serviced Pari Passu Whole Loan, and any documents in the servicing file reasonably requested by the holder of a Serviced Companion Loan that are material to the sale price of such Serviced Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided that with respect to a Serviced Pari Passu Whole Loan, the holder of such Serviced Companion Loan may waive any of the delivery or timing requirements set forth in this sentence. The holder of a Serviced Companion Loan (or its representative) will be permitted to submit an offer at any sale of the related Serviced Pari Passu Whole Loan; however, the mortgagor and its agents and affiliates will not be permitted to submit an offer at such sale. See “Description of the Mortgage Pool—The Whole Loans—One City Centre Whole Loan—Sale of Defaulted One City Centre Whole Loan”, “—JAGR Portfolio Whole Loan—Sale of Defaulted JAGR Portfolio Whole Loan”, “—Horizon Outlet Shoppes Portfolio Whole Loan—Sale of Defaulted Horizon Outlet Shoppes Portfolio Whole Loan” and “—Marriott-Pittsburgh Whole Loan—Sale of Defaulted Marriott-Pittsburgh Whole Loan” in this free writing prospectus.

Pursuant to the terms of the related intercreditor agreement, if any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related special servicer under the applicable Non-Serviced PSA determines to sell the related Pari Passu Companion Loan that has become a specially serviced mortgage loan in accordance with the applicable Non-Serviced PSA, then the related special servicer will be required to sell the related Non-Serviced Mortgage Loan together with the related Pari Passu Companion Loan as one whole loan. In connection with any such sale, the related special servicer will be required to follow procedures substantially similar to those described above. Notwithstanding the foregoing, the related special servicer under the applicable Non-Serviced PSA will not be permitted to sell the related Non-Serviced Whole Loan if it becomes a defaulted mortgage loan without the written consent of the Directing Certificateholder (prior to the occurrence and continuance of a Control Event (provided that such consent is not required if such party is the borrower or an affiliate of the borrower)) unless the related special servicer under such Non-Serviced PSA has delivered to the special servicer under the Pooling and Servicing Agreement, who will forward to the Directing Certificateholder: (a) at least 15 business days prior written notice of any decision to attempt to sell such Non-Serviced Whole Loan; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for such Non-Serviced Whole Loan, and any documents in the servicing file reasonably requested by the holder of the related mortgage loan that are material to the sale price of such Non-Serviced Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the related master servicer or the related special servicer in connection with the proposed sale; provided that the special servicer for this securitization may (with the consent of the Directing Certificateholder prior to the occurrence and continuance of a Control Event) in accordance with the Pooling and Servicing Agreement waive any of the delivery or timing requirements set forth in this sentence.

If title to any Mortgaged Property is acquired by the trust fund, the special servicer, on behalf of the trust fund (and the holder of any related Companion Loan, if applicable), will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition,

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unless (1) the IRS grants or has not denied an extension of time to sell the property or (2) the trustee, the certificate administrator and the master servicer receive an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on any Trust REMIC or cause the trust fund (or cause any Trust REMIC) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The special servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at all times and that the sale of the property does not result in the receipt by the trust fund or the holder of any Companion Loan of any “income from non-permitted assets” as described in Section 860F(a)(2)(B) of the Code, endanger the status of any Trust REMIC, or result in the imposition of a tax upon any Trust REMIC or the trust fund (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property” as defined in Section 860G(c)(2) of the Code). If the trust fund acquires title to any Mortgaged Property, the special servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed before default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes “rents from real property,” within the meaning of Section 856(d) of the Code and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to that personal property exceeds 15% of the total rent at the related mortgaged property for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the special servicer will be permitted to cause a Trust REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Mark to Market Regulations—Taxes That May Be Imposed on the REMIC Pool” in the prospectus.

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To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the master servicer, the special servicer, the certificate administrator, the senior trust advisor or the trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances and additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The trustee, the certificate administrator, the master servicer, the special servicer and/or the senior trust advisor will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer or the trustee on these Advances.

If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the master servicer will not be required to advance the funds to effect the restoration unless (1) the special servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses and (2) the master servicer has not determined that the advance would be a Nonrecoverable Advance.

Servicing of the Horizon Outlet Shoppes Portfolio Mortgage Loan

The Horizon Outlet Shoppes Portfolio Mortgage Loan is being serviced under the JPMBB 2015-C28 Pooling and Servicing Agreement. Accordingly, the JPMBB 2015-C28 Master Servicer will generally make servicing advances and remit collections on the Horizon Outlet Shoppes Portfolio Mortgage Loan to or on behalf of the trust for this securitization. However, the master servicer for this securitization will generally be obligated to compile reports that include information on the Horizon Outlet Shoppes Portfolio Mortgage Loan and, to the extent required by the Servicing Standard, to enforce the rights of the trust as the holder for this securitization of the Horizon Outlet Shoppes Portfolio Mortgage Loan under the terms of the related intercreditor agreement and make P&I Advances with respect to the Horizon Outlet Shoppes Portfolio Mortgage Loan, subject to any non-recoverability determination. The servicing arrangements under the JPMBB 2015-C28 Pooling and Servicing Agreement differ in certain respects from the servicing arrangements under the Pooling and Servicing Agreement. Below are certain provisions in the JPMBB 2015-C28 Pooling and Servicing Agreement for your consideration:

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The master servicer, the special servicer, the certificate administrator, senior trust advisor and the trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise or consent to the actions of the JPMBB 2015-C28 Master Servicer, the JPMBB 2015-C28 Special Servicer, or any of the trustee, certificate administrator or senior trust advisor under the JPMBB 2015-C28 Pooling and Servicing Agreement or (b) make Servicing Advances with respect to the Horizon Outlet Shoppes Portfolio Mortgage Loan. The obligation of the master servicer for this securitization to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to the Horizon Outlet Shoppes Portfolio Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the JPMBB 2015-C28 Master Servicer or the JPMBB 2015-C28 Special Servicer.

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Pursuant to the JPMBB 2015-C28 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the Horizon Outlet Shoppes Portfolio Mortgage Loan will be generally similar to the corresponding fee payable under the Pooling and Servicing Agreement, although the special servicing fee on a loan-by-loan basis will be equal to the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee of $3,500 for the related month.

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The master servicer for this securitization will be required to make P&I Advances with respect to the Horizon Outlet Shoppes Portfolio Mortgage Loan, unless it has determined that such Advance would not be recoverable from collections on the related mortgage loan.

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The JPMBB 2015-C28 Master Servicer is obligated to make servicing advances with respect to the Horizon Outlet Shoppes Portfolio Whole Loan. If the JPMBB 2015-C28 Master Servicer determines that a servicing advance it made with respect to each of the Horizon Outlet Shoppes Portfolio Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the related mortgage loan and the related Pari Passu Companion Loan, on a pro rata basis (based on such loan’s outstanding principal balance), and then from general collections on the mortgage loans in the trust established under the JPMBB 2015-C28 Pooling and Servicing Agreement and the trust established under the Pooling and Servicing Agreement for this transaction.

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With respect to the Horizon Outlet Shoppes Portfolio Mortgage Loan, prior to the occurrence and continuance of any control event under the JPMBB 2015-C28 Pooling and Servicing Agreement, the JPMBB 2015-C28 Directing Certificateholder will have the right to terminate the JPMBB 2015-C28 Special Servicer for cause or without cause at any time.

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In addition, with respect to the Horizon Outlet Shoppes Portfolio Mortgage Loan, following the occurrence of a consultation termination event under the JPMBB 2015-C28 Pooling and Servicing Agreement, if the senior trust advisor under the JPMBB 2015-C28 Pooling and Servicing Agreement determines that the JPMBB 2015-C28 Special Servicer is not performing its duties under the JPMBB 2015-C28 Pooling and Servicing Agreement or is otherwise not acting in accordance with the related servicing standard, the senior trust advisor under the JPMBB 2015-C28 Pooling and Servicing Agreement will have the right to recommend the replacement of the JPMBB 2015-C28 Special Servicer.

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If any of the Horizon Outlet Shoppes Portfolio Mortgage Loan becomes a defaulted mortgage loan, the JPMBB 2015-C28 Special Servicer will be required to take actions that are substantially similar to the actions described under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus.

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The rating agencies rating the securities issued under the JPMBB 2015-C28 Pooling and Servicing Agreement may vary from the rating agencies rating the certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events) to be different under the JPMBB 2015-C28 Pooling and Servicing Agreement than under the Pooling and Servicing Agreement.

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With respect to the Horizon Outlet Shoppes Portfolio Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the Pooling and Servicing Agreement.

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The provisions of the JPMBB 2015-C28 Pooling and Servicing Agreement may also vary from the Pooling and Servicing Agreement with respect to time period and timing matters, terminology, allocation of ministerial duties between multiple servicers or other service providers, servicer termination events, notice or rating agency communication and confirmation requirements.

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The JPMBB 2015-C28 Master Servicer and JPMBB 2015-C28 Special Servicer (a) have substantially similar rights related to resignation and (b) are subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

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Inspections; Collection of Operating Information

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a mortgage loan (other than the Mortgaged Property securing any Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the applicable Non-Serviced PSA, and other than a Specially Serviced Mortgage Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2016 unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related mortgage loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related intercreditor agreement) and then from the Certificate Account as an expense of the trust fund, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Companion Loan, pro rata and pari passu, to the extent provided in the related intercreditor agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which it has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

With respect to each mortgage loan that requires the borrower to deliver Operating Statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect and review the annual Operating Statements beginning with calendar year end 2014 of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property Operating Statements. However, we cannot assure you that any Operating Statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the Pooling and Servicing Agreement. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this free writing prospectus.

Certain Matters Regarding the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Depositor

The Pooling and Servicing Agreement permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this free writing prospectus); and, as to the special servicer only, for so long as a Control Event has not occurred and is not continuing, the approval of such

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successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the Pooling and Servicing Agreement. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Servicer Termination Events” below, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that none of the master servicer (including in its capacity as the companion paying agent), the special servicer, the depositor, the senior trust advisor or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund, Certificateholders or holders of the related Companion Loan for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the companion paying agent), the special servicer, the depositor, the senior trust advisor or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the Pooling and Servicing Agreement or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of such obligations and duties. The Pooling and Servicing Agreement will also provide that the master servicer (including in its capacity as the companion paying agent), the special servicer, the depositor, the senior trust advisor and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the trust against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement, the mortgage loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the Pooling and Servicing Agreement or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The Pooling and Servicing Agreement will also provide that any related master servicer, depositor, special servicer, certificate administrator, senior trust advisor or trustee under any Non-Serviced PSA with respect to a Non-Serviced Pari Passu Companion Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them and the non-serviced trust fund will be entitled to indemnification by the trust fund and held harmless against the trust’s pro rata share of any claim, loss, damage, penalty, fine, forfeiture, reasonable legal fees and related costs, judgments and any other cost, liability, fees and expenses incurred in connection with servicing and administration of the related Non-Serviced Mortgage Loan and the related non-serviced mortgaged property (or with respect to the senior trust advisor under the Non-Serviced PSA, incurred in connection with the provision of services for the Non-Serviced Mortgage Loan) under the applicable Non-Serviced PSA or the Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence on the part of the related master servicer, depositor, special servicer, senior trust advisor or trustee under such Non-Serviced PSA in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under such Non-Serviced PSA or the related intercreditor agreement.

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In addition, the Pooling and Servicing Agreement will provide that none of the master servicer (including in its capacity as the companion paying agent), the special servicer, the depositor or senior trust advisor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the master servicer, the special servicer, the depositor and the senior trust advisor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Companion Loan)) under the Pooling and Servicing Agreement; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related intercreditor agreement and will also be payable out of the other funds in the Certificate Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a mortgage loan or Companion Loan, then any subsequent recovery on that mortgage loan or Companion Loan, as applicable, will be used to reimburse the trust for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the trust fund, and the master servicer (including in its capacity as the companion paying agent), the special servicer, the depositor, or the senior trust advisor, as the case may be, will be entitled to be reimbursed out of the Certificate Account for the expenses.

Pursuant to the Pooling and Servicing Agreement, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

Any person into which the master servicer, the special servicer, the depositor or senior trust advisor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor or senior trust advisor is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor or senior trust advisor, will be the successor of the master servicer, the special servicer, the depositor or senior trust advisor, as the case may be, under the Pooling and Servicing Agreement. The master servicer, the special servicer and the senior trust advisor may have other normal business relationships with the depositor or the depositor’s affiliates.

Unless and until the special servicer liquidates a mortgage loan (other than the Non-Serviced Mortgage Loan) following a default with respect to such mortgage loan, the special servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including, without limitation, workout, sale and foreclosure, consistent with the Servicing Standard and any applicable REMIC Provisions.

In connection with the master servicer and the special servicer’s duties, all net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to a mortgage loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard”) will be made using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on a mortgage loan or Serviced Companion Loan, as applicable, or a sale of a mortgage loan by the special servicer, the higher of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the borrower on non-defaulted debt of such borrower as of such

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date of determination and (2) the Mortgage Rate on the applicable mortgage loan or Serviced Companion Loan based on its outstanding principal balance and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal) of the related Mortgaged Property.

The Pooling and Servicing Agreement will provide that if with respect to any mortgage loan (or Serviced Whole Loan) the related mortgage loan documents permit the lender to (but do not require the lender to), at its option, prior to an event of default under the related mortgage loan (or Serviced Whole Loan), apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, the master servicer may not apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account, unless not applying those amounts as a prepayment would be a violation of the Servicing Standard. Such amount may be used, if permitted under the mortgage loan documents, to defease the loan, or may be used to prepay the mortgage loan (or Serviced Whole Loan), or for other purpose consistent with the Servicing Standard and the mortgage loan documents, upon a subsequent default.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related mortgage loan documents or other provisions of the Pooling and Servicing Agreement, if any action under such mortgage loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this free writing prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any mortgage loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the Pooling and Servicing Agreement relating to the servicing of the mortgage loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) Moody’s has not cited servicing concerns of the applicable replacement as the sole or material factor in such rating action or any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) (a) such master servicer or special servicer is acting as master servicer or special servicer, as applicable, in a commercial mortgage loan securitization that was rated by a Rating Agency within the twelve (12) month period prior to the date of determination and (b) Morningstar has not qualified, downgraded or withdrawn the then-current rating or ratings of one or more classes of

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certificates citing servicing concerns with the servicer or special servicer, as applicable, as the sole or material factor in such rating action, if Morningstar is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the Pooling and Servicing Agreement, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event specified in this free writing prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter.

Any Rating Agency Confirmation requests made by the master servicer, special servicer, certificate administrator, or trustee, as applicable, pursuant to the Pooling and Servicing Agreement, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the Pooling and Servicing Agreement).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the mortgage loan documents or any matter related to the mortgage loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the Pooling and Servicing Agreement or any related intercreditor agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the Pooling and Servicing Agreement. All other information required to be delivered to the Rating Agencies pursuant to the Pooling and Servicing Agreement or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the Pooling and Servicing Agreement, and thereafter be delivered by the applicable party to the Rating Agencies in accordance with the delivery instructions set forth in the Pooling and Servicing Agreement. The senior trust advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this free writing prospectus.

The Pooling and Servicing Agreement will provide that the Pooling and Servicing Agreement may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

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To the extent required under the Pooling and Servicing Agreement, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any mortgage loan documents or the Pooling and Servicing Agreement will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a mortgage loan), the custodian, the trustee and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the mortgage loans, to cause (or, in the case of a sub-servicer that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of the mortgage loan), the trustee, the custodian, the certificate administrator and the senior trust advisor will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the mortgage loans, to cause (or, in the case of a sub-servicer that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the senior trust advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the Pooling and Servicing Agreement setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●
a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in

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accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such rules may be amended and are in effect from time to time, but only to the extent compliance is required as of the applicable date of determination, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Servicer Termination Events

A “Servicer Termination Event” under the Pooling and Servicing Agreement with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)      (i) any failure by the master servicer to make a required deposit to the Certificate Account or remit to the companion paying agent for deposit into the related companion distribution account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)      any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Certificate Account, or any other account required under the Pooling and Servicing Agreement, any such remittance required to be made by the special servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

(c)      any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, five business days in the case of the master servicer’s or special servicer’s, as applicable, obligations regarding Exchange Act reporting required under the Pooling and Servicing Agreement and compliance with Regulation AB, (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 business days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any class, evidencing as to that class, Percentage Interests aggregating not less than 25% or solely as it relates to the servicing of a Serviced Pari Passu Whole Loan by the related holder of the related Serviced Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)      any breach on the part of the master servicer or the special servicer of any representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of any class of Certificateholders or holders of any Companion Loan (excluding the holder of a Non-Serviced Companion Loan) and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders of any class, evidencing as to that class, Percentage

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Interests aggregating not less than 25% or solely as it relates to the servicing of a Serviced Pari Passu Whole Loan by the related holder of the related Serviced Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)      certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)       Moody’s (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) has placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) and (ii), such action has not been withdrawn by Moody’s within 60 days) and, in the case of either of clauses (i) or (ii), publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such action; or

(g)      the master servicer or the special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

(h)      the master servicer or the special servicer, as applicable, has failed to maintain a ranking by Morningstar equal to or higher than “MOR CS3” as a master servicer or special servicer, as applicable, and the master servicer or the special servicer, as applicable, is not reinstated to that ranking within 60 days; provided that if Morningstar has not issued a ranking with respect to such master servicer or special servicer, as applicable, then the following will constitute a Servicer Termination Event: Morningstar has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or any class of securities backed, wholly or partially, by any Serviced Companion Loan (“Serviced Companion Loan Securities”), or (ii) placed one or more classes of certificates or Serviced Companion Loan Securities on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the master servicer or the special servicer, as applicable, as the sole or a material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Morningstar within 60 days of such event).

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the Pooling and Servicing Agreement, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 25% of the Voting Rights or, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder (solely with respect to the special servicer), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to not less than 25% of the Voting Rights, or, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to any class of Offered Certificates by any Rating Agency to act as successor to the master servicer or special servicer, as the case may be, under the Pooling and Servicing

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Agreement and, for so long as a Control Event has not occurred and is not continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

In addition, the depositor may direct the trustee to terminate each of the master servicer or the special servicer, as applicable, upon five business days’ written notice if there is a Servicer Termination Event under clause (c)(i) above.

Notwithstanding anything to the contrary contained in the section described above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee (and, upon receipt of that direction, the trustee will be required) to terminate the special servicer solely with respect to the related Serviced Pari Passu Whole Loan. The appointment (or replacement) of a special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. A replacement special servicer will be selected by the trustee or, prior to a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section described above, if a servicer termination event on the part of the special servicer under any Non-Serviced PSA entered into in connection with the securitization of any Non-Serviced Companion Loan (each such special servicer, a “Non-Serviced Special Servicer”) remains unremedied and affects the holder of such Non-Serviced Mortgage Loan, and the related Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will be entitled to direct the trustee under such Non-Serviced PSA (the “Non-Serviced Trustee”) to terminate the related Non-Serviced Special Servicer solely with respect to such Non-Serviced Whole Loan. The appointment (or replacement) of any such Non-Serviced Special Servicer with respect to such Non-Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. Such replacement special servicer will be selected by the related Non-Serviced Trustee or, prior to a consultation termination event under the Non-Serviced PSA, by the related directing certificateholder (or similar entity); provided, however, that any successor Non-Serviced Special Servicer appointed to replace the terminated Non-Serviced Special Servicer with respect to the Non-Serviced Whole Loan cannot at any time be the person (or its affiliate) that was terminated at the direction of the holder of the Non-Serviced Mortgage Loan, without the prior written consent of the Directing Certificateholder.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g) or (h) under “—Servicer Termination Events” above, and prior to being replaced as described in the second preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the Pooling and Servicing Agreement. If a successor has not entered into the Pooling and Servicing Agreement as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master

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servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any certificates backed, wholly or partially, by such Serviced Companion Loan, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Further, if replaced as a result of a Servicer Termination Event any master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Amendment

The Pooling and Servicing Agreement may be amended by the parties to the Pooling and Servicing Agreement, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)      to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(b)      to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the prospectus supplement with respect to the certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error;

(c)      to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)      to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on any Trust REMIC or the Grantor Trust that would be a claim against a related Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

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(e)      to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)       to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Companion Loan not consenting thereto, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this free writing prospectus);

(g)      to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this free writing prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced by an opinion of counsel;

(h)      to modify the provisions of the Pooling and Servicing Agreement with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this free writing prospectus); and

(i)       to modify the procedures set forth in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, not less than 51% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required

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to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then outstanding, (4) change in any manner any defined term used in any Purchase Agreement or the obligations or rights of any mortgage loan seller under any Purchase Agreement without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this free writing prospectus).

Notwithstanding the foregoing, no amendment to the Pooling and Servicing Agreement may be made that changes in any manner the obligations of any mortgage loan seller under any Purchase Agreement or the rights of any mortgage loan seller, including as a third party beneficiary, under the Pooling and Servicing Agreement, without the consent of such mortgage loan seller.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without the trustee, the certificate administrator, the master servicer, the special servicer and the senior trust advisor having first received an opinion of counsel (at the trust fund’s expense) to the effect that the amendment does not conflict with the terms of the Pooling and Servicing Agreement, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

CERTAIN AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS INVOLVING TRANSACTION PARTIES

JPMCB and its affiliates are playing several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly-owned subsidiary of JPMCB. JPMCB and the other mortgage loan sellers originated or acquired the mortgage loans and will be selling them to the depositor. JPMCB is also an affiliate of J.P. Morgan Securities LLC, an underwriter for the offering of the certificates.

In addition, JPMorgan Chase Bank, National Association currently holds the One City Centre Pari Passu Companion Loan, the JAGR Portfolio Passu Companion Loan and the Marriott – Pittsburgh Passu Companion Loan; however, J.P. Morgan Chase Bank, National Association expects to deposit such Passu Companion Loans into one or more future securitization transactions.

JPMCB, a sponsor and mortgage loan seller, is currently the holder of the related mezzanine loans secured by direct or indirect equity interests in the related mortgage borrowers with respect to three (3) mortgage loans identified as “400 Poydras”, “Alta Woodlake Square” and “Marriott - Pittsburgh” on Annex A-1 to this free writing prospectus, representing approximately 11.4% of the Initial Pool Balance. JPMorgan Chase Bank, National Association also provides warehouse financing to an affiliate of RCMC through a repurchase facility. All of the mortgage loans that RCMC will transfer to the depositor, representing approximately 11.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are expected to be subject to that repurchase facility.

Barclays is a sponsor and one of the mortgage loan sellers and is an affiliate of Barclays Capital Inc., an underwriter for the Offered Certificates and an initial purchaser of the non-offered certificates.

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Barclays Bank PLC provides warehouse financing to an affiliate of RAIT Funding, LLC, a mortgage loan seller, through a repurchase facility. All of the RAIT Mortgage Loans, representing approximately 13.2% of the Initial Pool Balance, are subject to that repurchase facility. Proceeds received by RAIT Funding, LLC in connection with the contribution of the RAIT Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and to make payments to Barclays Bank PLC as the repurchase agreement counterparty. Additionally, Barclays, an affiliate of one of the underwriters, provides warehouse financing to SMF II, through a master repurchase facility. All of the Starwood Mortgage Loans, representing approximately 11.2% of the Initial Pool Balance, are subject to that repurchase facility. Proceeds received by SMF II in connection with the contribution of the SMF II Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and to make payments to Barclays as the repurchase agreement counterparty.

RAIT Funding, LLC is a wholly-owned indirect subsidiary of RAIT Financial Trust. RAIT Financial Trust will guarantee the performance of RAIT Funding, LLC’s obligations to repurchase or replace its respective mortgage loans for material breaches of representations and warranties or defective loan documentation under the circumstances described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

In addition, RAIT Partnership, L.P., an affiliate of RAIT Funding, LLC, a sponsor and mortgage loan seller, is the holder of a mezzanine loan related to the mortgage loan identified on Annex A-1 to this free writing prospectus as “Aspen Heights - Texas A&M University Corpus Christi”, representing approximately 2.6% of the Initial Pool Balance. Such additional financing interest in the related Mortgaged Property may create a conflict of interest. See “Description of the Mortgage Pool—Additional Debt” in this free writing prospectus. In exercising its rights, the mezzanine lender has no obligation to consider the interests of, or the impact of the exercise of such rights upon, the issuing entity or the Certificateholders.

RCMC is an indirect wholly-owned subsidiary of Redwood Trust, Inc. Redwood Trust, Inc. will guarantee the performance of RCMC’s obligations to repurchase or replace its respective mortgage loans for material breaches of representations and warranties or defective loan documentation under the circumstances described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

Midland, the special servicer, is an affiliate of BlackRock Realty Advisors, Inc. BlackRock Realty Advisors, Inc. as agent for its managed account is expected to be designated as the initial directing certificateholder.

Midland, which is expected to act as the special servicer, assisted BlackRock Realty Advisors, Inc. with due diligence relating to the mortgage loans to be included in the mortgage pool.

See “Risk Factors—Potential Conflicts of Interest” and “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” in this free writing prospectus. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties” in this free writing prospectus.

PENDING LEGAL PROCEEDINGS INVOLVING TRANSACTION PARTIES

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

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For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties” in this free writing prospectus.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General. The yield on any class of Offered Certificates will depend on: (1) the Pass-Through Rate for the class; (2) the price paid for such certificates and, if the price was other than par, the rate and timing of payments (whether as a result of voluntary or involuntary prepayments received in respect of the mortgage loans) of principal on the certificate (or, in the case of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR certificates, reduction of the Notional Amount of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR certificates, as applicable (in each case, determined without giving effect to any exchange of Class A-S, Class B and Class C certificates for Class EC certificates)); (3) the aggregate amount of distributions on the certificates (or in the case of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR certificates, the resulting reductions of the Notional Amount of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR certificates, as applicable (in each case, determined without giving effect to any exchange of Class A-S, Class B and Class C certificates for Class EC certificates), as a result of such principal distributions); and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a class of Certificates (or, in the case of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR certificates, in reduction of the Notional Amount of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR certificates, as applicable (in each case, determined without giving effect to any exchange of Class A-S, Class B and Class C certificates for Class EC certificates)).

Pass-Through Rate. The Pass-Through Rate applicable to each class of Offered Certificates (other than the Class EC certificates, which do not have a Pass-Through Rate) for any Distribution Date will equal the rate set forth on the cover of this free writing prospectus (including additional information indicated by any relevant footnotes). See “Description of the Certificates” in this free writing prospectus.

Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this free writing prospectus, the Principal Distribution Amount for each Distribution Date will generally be distributable first, in respect of the Class A-SB certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date, second, in respect of the Class A-1 certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 certificates, until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-3A1 and Class A-3A2 certificates, pro rata, until each of their respective Certificate Balances is reduced to zero, fifth, in respect of the Class A-4 certificates until their Certificate Balance is reduced to zero, and sixth, in respect of the Class A-SB certificates, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates and the Class NR certificates, in that order, in each case until the Certificate Balance of such class of certificates is reduced to zero (calculated without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates). On each Distribution Date, the Class EC certificates will receive, in the aggregate, the sum of the principal distributable to the Class A-S, Class B and Class C certificates that have been exchanged for such Class EC certificates. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, provisions requiring or permitting prepayments in connection with casualties and condemnations,

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requirements to pay Yield Maintenance Charges and/or other prepayment consideration in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, any extensions of maturity dates by the master servicer or the special servicer and the rate and timing of principal prepayments and other unscheduled collections received in respect of the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the Class X Certificates are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the mortgage loans to the extent distributed to reduce the related Notional Amount of the applicable class of Class X Certificates. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3A1, Class A-3A2 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3A1, Class A-3A2 and Class A-4 certificates were outstanding.

Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans to maturity. Defaults on the mortgage loans particularly at or near their stated maturity dates may result in significant delays in anticipated payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See “Servicing of the Mortgage Loans—Modifications, Waivers and Amendments” and “—Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates applied to reduce the Notional Amount of the Class X-A or Class X-B certificates, as applicable (in each case, determined without giving effect to any exchange of Exchangeable Certificates for Class EC certificates). An investor should consider, in the case of any certificate (other than the Class X Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the principal balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Because the Notional Amounts of the Class X-A and Class X-B certificates are based on the outstanding Certificate Balances of, in the case of the Class X-A certificates, the Class A Certificates (determined without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates) and, in the case of the Class X-B certificates, the Class B certificates (determined without giving effect to any exchange and conversion of any Class B certificates for Class EC certificates), the yield to maturity on the Class X-A and Class X-B certificates will be extremely sensitive to the rate and timing of prepayments of principal on the mortgage loans.

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The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to the WAC Rate, would) be adversely affected if mortgage loans with higher Mortgage Rates prepay faster than mortgage loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class NR certificates, the Class F certificates, the Class E certificates, the Class D certificates, the Class C certificates (and any related portion of the Class EC certificates), Class B certificates (and any related portion of the Class EC certificates) and the Class A-S certificates (and any related portion of the Class EC certificates), in that order, in each case to the extent of amounts otherwise distributable in respect of the class of Subordinate Certificates. Although losses on the Class A-S certificates (and any related portion of the Class EC certificates) will not be allocated to the Class X-A certificates directly, they will reduce the Notional Amount of the Class X-A certificates (without giving effect to any conversion and exchange of Class A-S certificates for Class EC certificates), which will reduce the yield on such Offered Certificates. Similarly, although losses on the Class B certificates (and any related portion of the Class EC certificates) will not be allocated to the Class X-B certificates directly, they will reduce the Notional Amount of the Class X-B certificates (without giving effect to any conversion and exchange of Class B certificates for Class EC certificates), which will reduce the yield on such Offered Certificates. In the event of the reduction of the Certificate Balances of all those classes of Subordinate Certificates and the Class EC certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB certificates. As is the case with losses on the Class A-S certificates as described above, although losses on such Class A Certificates will not be allocated to the Class X-A certificates directly, they will reduce the Notional Amount of the Class X-A certificates (without giving effect to any conversion and exchange of Class A-S certificates for Class EC certificates), which will reduce the yield on such Offered Certificates. If Exchangeable Certificates are converted in an exchange for Class EC certificates, all losses and shortfalls that would otherwise be allocable to such converted Exchangeable Certificates will be borne by such Class EC certificates.

Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provision and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool” and “Yield and Maturity Considerations” in this free writing prospectus.

The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to lockout periods and/or Yield Maintenance Charges. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus.

With respect to certain mortgage loans, the related mortgage loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such

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portion of the mortgage loan as is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain mortgage loans, the related mortgage loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related mortgage loan without payment of a yield maintenance charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the mortgage loan. For certain Mortgage Loans, a prepayment may occur (often without any required yield maintenance charge or prepayment premium) in connection with a casualty at or condemnation of the related Mortgaged Property. For more information see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Releases of Individual Mortgaged Properties” in this free writing prospectus.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans or related mortgage loans.

Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Unpaid Distributable Certificate Interest. As described under “Description of the Certificates—Distributions—Priority” in this free writing prospectus, if the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class of certificates, then the shortfall will be distributable to holders of that class of certificates on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the related class of certificates for so long as it is outstanding. Similarly, any amounts constituting Collateral Support Deficit that are subsequently reimbursed generally will not bear interest (except as provided in this free writing prospectus with respect to Accrued Interest From Recoveries).

Weighted Average Life

The weighted average life of a Regular Certificate and the Class EC certificates refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Regular Certificate and the Class EC certificates will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. As described in this free writing prospectus, the Principal Distribution Amount for each Distribution Date will generally be distributable first, in respect of the Class A-SB certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date, second, in respect of the Class A-1 certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 certificates until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-3A1 and Class A-3A2 certificates, pro rata, until each of their respective Certificate Balances are reduced to zero, fifth, in

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respect of the Class A-4 certificates until their Certificate Balance is reduced to zero, and sixth, in respect of the Class A-SB certificates, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the Class A-S certificates, then the Class B certificates, then the Class C certificates, then the Class D certificates, then the Class E certificates, then the Class F certificates, and then the Class NR certificates, in that order, in each case until the Certificate Balance of each such class of certificates is reduced to zero (calculated without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates). On each Distribution Date, the Class EC certificates will receive, in the aggregate, the sum of the Principal Distribution Amount that would otherwise be distributed to the Class A-S, Class B and Class C certificates that have been converted in an exchange for such Class EC certificates.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which Defeasance is permitted and any applicable yield maintenance period. The model used in this free writing prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the mortgage loans is prepaid before its maturity date. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any applicable lockout period, any applicable period in which Defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPY, and we make no representation that the mortgage loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

(a)      scheduled Periodic Payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in July 2015;

(b)      the Mortgage Rate in effect for each mortgage loan as of the Cut-off Date will remain in effect to the related maturity date and will be adjusted as required pursuant to the definition of Mortgage Rate;

(c)      the mortgage loan sellers will not be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related mortgage loan;

(d)      any principal prepayments on the mortgage loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which Defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such mortgage loans on partial voluntary principal prepayment);

(e)      no Prepayment Interest Shortfalls are incurred and no prepayment premiums or Yield Maintenance Charges are collected;

(f)       the Closing Date is on June 30, 2015;

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(g)      the Pass-Through Rates, initial Certificate Balances and initial Notional Amount of the respective classes of Offered Certificates are as described in this free writing prospectus;

(h)      the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans;

(i)       no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related mortgage loan in whole or in part;

(j)       no additional trust fund expenses or Senior Trust Advisor Expenses are incurred;

(k)      no property releases (or related re-amortizations) occur;

(l)       the optional termination is not exercised;

(m)     the Certificate Balance of the Class EC certificates at all times equals the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates;

(n)      there are no modifications or maturity date extensions in respect of the mortgage loans; and

(o)      the mortgage loan secured by the Mortgaged Property identified as “Aspen Heights - Texas A&M University Corpus Christi” on Annex A-1 to this free writing prospectus, representing approximately 2.6% of the Initial Pool Balance, amortizes based on the assumed principal payment schedule attached to this free writing prospectus as Annex F.

To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the mortgage loans will actually prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this free writing prospectus and are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2016	87	87	87	87	87
June 2017	72	69	66	60	11
June 2018	50	32	13	0	0
June 2019	24	0	0	0	0
June 2020	0	0	0	0	0
Weighted Average Life (in years)(1)	2.83	2.34	2.14	1.99	1.69

(1)
The weighted average life of the Class A-1 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 certificates.

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Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2016	100	100	100	100	100
June 2017	100	100	100	100	100
June 2018	100	100	100	99	90
June 2019	100	95	87	81	77
June 2020	0	0	0	0	0
Weighted Average Life (in years)(1)	4.87	4.78	4.65	4.53	4.28

(1)
The weighted average life of the Class A-2 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 certificates.

Percent of the Initial Certificate Balance
of the Class A-3A1 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2016	100	100	100	100	100
June 2017	100	100	100	100	100
June 2018	100	100	100	100	100
June 2019	100	100	100	100	100
June 2020	100	100	100	100	100
June 2021	100	100	100	100	100
June 2022	100	100	100	100	100
June 2023	100	100	100	100	100
June 2024	100	100	100	100	100
June 2025	0	0	0	0	0
Weighted Average Life (in years)(1)	9.65	9.62	9.58	9.55	9.41

(1)
The weighted average life of the Class A-3A1 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3A1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3A1 certificates.

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Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2016	100	100	100	100	100
June 2017	100	100	100	100	100
June 2018	100	100	100	100	100
June 2019	100	100	100	100	100
June 2020	100	100	100	100	100
June 2021	100	100	100	100	100
June 2022	100	100	100	100	100
June 2023	100	100	100	100	100
June 2024	100	100	100	100	100
June 2025	0	0	0	0	0
Weighted Average Life (in years)(1)	9.80	9.79	9.79	9.77	9.60

(1)
The weighted average life of the Class A-4 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 certificates.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2016	100	100	100	100	100
June 2017	100	100	100	100	100
June 2018	100	100	100	100	100
June 2019	100	100	100	100	100
June 2020	97	97	97	97	97
June 2021	76	76	76	76	77
June 2022	55	55	55	55	55
June 2023	33	33	33	33	33
June 2024	10	10	10	10	10
June 2025	0	0	0	0	0
Weighted Average Life (in years)(1)	7.20	7.20	7.20	7.20	7.21

(1)
The weighted average life of the Class A-SB certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB certificates.

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Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2016	100	100	100	100	100
June 2017	100	100	100	100	100
June 2018	100	100	100	100	100
June 2019	100	100	100	100	100
June 2020	100	100	100	100	100
June 2021	100	100	100	100	100
June 2022	100	100	100	100	100
June 2023	100	100	100	100	100
June 2024	100	100	100	100	100
June 2025	0	0	0	0	0
Weighted Average Life (in years)(1)	9.88	9.87	9.85	9.81	9.63

(1)
The weighted average life of the Class A-S certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-S certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-S certificates.

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2016	100	100	100	100	100
June 2017	100	100	100	100	100
June 2018	100	100	100	100	100
June 2019	100	100	100	100	100
June 2020	100	100	100	100	100
June 2021	100	100	100	100	100
June 2022	100	100	100	100	100
June 2023	100	100	100	100	100
June 2024	100	100	100	100	100
June 2025	0	0	0	0	0
Weighted Average Life (in years)(1)	9.88	9.88	9.88	9.88	9.63

(1)
The weighted average life of the Class B certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B certificates.

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Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2016	100	100	100	100	100
June 2017	100	100	100	100	100
June 2018	100	100	100	100	100
June 2019	100	100	100	100	100
June 2020	100	100	100	100	100
June 2021	100	100	100	100	100
June 2022	100	100	100	100	100
June 2023	100	100	100	100	100
June 2024	100	100	100	100	100
June 2025	0	0	0	0	0
Weighted Average Life (in years)(1)	9.92	9.90	9.88	9.88	9.67

(1)
The weighted average life of the Class C certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C certificates.

Percent of the Initial Certificate Balance
of the Class EC Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2016	100	100	100	100	100
June 2017	100	100	100	100	100
June 2018	100	100	100	100	100
June 2019	100	100	100	100	100
June 2020	100	100	100	100	100
June 2021	100	100	100	100	100
June 2022	100	100	100	100	100
June 2023	100	100	100	100	100
June 2024	100	100	100	100	100
June 2025	0	0	0	0	0
Weighted Average Life (in years)(1)	9.89	9.88	9.87	9.85	9.64

(1)
The weighted average life of the Class EC certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class EC certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class EC certificates.

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Percent of the Initial Certificate Balance
of the Class D Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2016	100	100	100	100	100
June 2017	100	100	100	100	100
June 2018	100	100	100	100	100
June 2019	100	100	100	100	100
June 2020	100	100	100	100	100
June 2021	100	100	100	100	100
June 2022	100	100	100	100	100
June 2023	100	100	100	100	100
June 2024	100	100	100	100	100
June 2025	0	0	0	0	0
Weighted Average Life (in years)(1)	9.96	9.96	9.96	9.94	9.71

(1)
The weighted average life of the Class D certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D certificates.

Yield Sensitivity of the Class X-A and Class X-B Certificates

The yield to maturity of the Class X-A and Class X-B certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments (whether voluntary or involuntary), principal losses and other factors described above to the extent allocated to (a) in the case of the Class X-A certificates, the Class A Certificates (and any portion of the Class EC certificates related to the Class A-S certificates) and (b) in the case of the Class X-B certificates, the Class B certificates (and any portion of the Class EC certificates related to the Class B certificates). Investors in the Class X-A and Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the Class X-A and Class X-B certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X-A and Class X-B certificates and any other certificates purchased at premium might not fully recoup their initial investment. See “Description of the Certificates—Termination; Retirement of Certificates” in this free writing prospectus.

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent (“CBE”) basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from June 1, 2015 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the mortgage loans or the interest rates at which

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investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the mortgage loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the mortgage loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this free writing prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this free writing prospectus, prepayment assumptions with respect to the mortgage loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

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TABLES OF PRE-TAX YIELD TO MATURITY FOR THE CLASS A-1, CLASS A-2, CLASS A-3A1,
CLASS A-4, CLASS A-SB, CLASS X-A, CLASS X-B, CLASS A-S, CLASS B, CLASS C, CLASS EC
AND CLASS D CERTIFICATES

Pre-Tax Yield to Maturity for the Class A-1 Certificates
Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-2 Certificates
Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-3A1 Certificates
Assumed Purchase Price (% of Initial Certificate Balance of Class A-3A1 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Pre-Tax Yield to Maturity for the Class A-4 Certificates
Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-SB Certificates
Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-A Certificates
Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Pre-Tax Yield to Maturity for the Class X-B Certificates
Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-S Certificates
Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class B Certificates
Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Pre-Tax Yield to Maturity for the Class C Certificates
Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class EC Certificates
Assumed Purchase Price (% of Initial Certificate Balance of Class EC certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class D Certificates
Assumed Purchase Price (% of Initial Certificate Balance of Class D certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

This discussion does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

The Lower-Tier REMIC will hold the mortgage loans and the related proceeds of the mortgage loans and the trust’s allocable share of any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure (or, in the case of the Non-Serviced Mortgage Loan, a beneficial interest in an allocable portion of the property securing that Non-Serviced Mortgage Loan) and will issue certain uncertificated classes (the “Lower-Tier REMIC Regular Interests”) as the regular interests in the Lower-Tier REMIC, and will issue an uncertificated interest represented by the Class R certificates, as the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and the proceeds of the Lower-Tier REMIC Regular Interests and will issue the Senior Certificates and the Subordinate Certificates as regular interests in the Upper-Tier REMIC and an uncertificated interest represented by the Class R certificates as the sole class of residual interest in the Upper-Tier REMIC.

On the Closing Date, Cadwalader, Wickersham & Taft LLP, special counsel to the depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and any applicable intercreditor agreements, (3) compliance with the provisions of the Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under the Non-Serviced PSA and (4) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the “Code”), for federal income tax purposes (a) each Trust REMIC will qualify as a real estate mortgage investment conduit (each, a “REMIC”) within the meaning of Sections 860A through 860G of the Code, (b)(i) the Lower-Tier REMIC Regular Interests will evidence the “regular interests” in the Lower-Tier REMIC and (ii) the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-NR, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates will evidence the “regular interests” in the Upper-Tier REMIC and (c) the Class R certificates will represent the sole class of “residual interests” in each of the Trust REMICs, within the meaning of the REMIC Provisions. For convenience, distributions are described in this free writing prospectus as if distributions on the mortgage loans were made directly on the certificates. The Offered Certificates are (or, in the case of the Class EC certificates, represent beneficial ownership of) “Regular Certificates” as defined in the prospectus.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, (i) the portions of the trust consisting of any Class A-S, Class B and Class C certificates that have been exchanged for and converted to Class EC certificates (and the related amounts in the Class EC Distribution Account) will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, (ii) the Class EC certificates will represent undivided beneficial interests in the portion of the Grantor Trust described in clause (i) above.

Tax Status of Offered Certificates

Except as provided below, Offered Certificates (whether held directly or in the form of the Class EC certificates) held by a real estate investment trust will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code, and interest, including original issue discount (“OID”), on the Offered

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Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code in the same proportion that, for both purposes, the assets of the trust would be so treated. For purposes of the foregoing tests, the Trust REMICs are treated as a single REMIC. If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For purposes of Section 856(c)(5)(B) of the Code, payments of principal and interest on mortgage loans that are reinvested pending distribution to holders of certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code or as other assets described in Section 7701(a)(19)(C) of the Code only to the extent the mortgage loans are secured by multifamily properties. As of the Cut-off Date, ten (10) of the Mortgaged Properties identified as “Alta Woodlake Square”, “Aspen Heights - Texas A&M University Corpus Christi”, “Crest at Greylyn”, “Eagles Trail”, “Garden District Apartments”, “Hidden Hills at Oakdale West”, “Campus View Apartments”, “Lamberton Lake Apartments”, “Creekside Square Apartments” and “Dakota Estates” on Annex A-1 to this free writing prospectus, securing ten (10) mortgage loans, representing approximately 14.8% of the Initial Pool Balance, are multifamily properties. Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their certificates. In addition, mortgage loans that have been defeased with government securities will not qualify for the foregoing tax treatments. Offered Certificates held by certain financial institutions will constitute “evidence of indebtedness” within the meaning of Section 582(c)(1) of the Code. Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Section 860G(a)(3) of the Code. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Characterization of Investments in REMIC Certificates” in the prospectus.

Taxation of Offered Certificates

General. Each class of Offered Certificates (whether held directly or in the form of the Class EC certificates) generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Class EC certificates will treat the related portions of the related Exchangeable Certificates as separate debt instruments and will report the aggregate of separate amounts computed with respect thereto. Holders of such classes will be required to include in income all interest on the regular interests represented by their certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting. The prepayment assumption that will be used in determining the rate of accrual of OID, if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0% (the “Prepayment Assumption”). No representation is made that the mortgage loans will prepay at that rate or at any other rate. Treasury Regulations (the “OID Regulations”) governing the computation of OID do not address the manner of accruing OID on securities such as the Offered Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets and which are governed by Section 1272(a)(6) of the Code. The methodology for accruing OID described in this paragraph and in the prospectus will be used for reporting to investors unless and until more specific regulations are issued for obligations governed by Section 1272(a)(6) of the Code. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Premium” in the prospectus. It is anticipated that the Class [●] certificates will be issued with OID.

In addition, it is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received thereon, over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of OID on the Class X-A or Class X-B certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently. Holders of Class X-A and Class X-B certificates may be entitled to a loss, which may be a capital loss, to the extent it becomes certain that such Certificateholders will not recover a portion of their basis in such classes, assuming no further

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prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations, may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Premium. A Regular Certificate purchased upon initial issuance or in the secondary market at a cost, as adjusted, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus. It is anticipated that the Class [●] certificates will be issued at a premium.

Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and prepayment premiums actually collected on the mortgage loans will be distributed to the Offered Certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in this free writing prospectus. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and prepayment premiums so allocated should be taxed to the holders of the Regular Certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and prepayment premiums will be treated as giving rise to any income to the holder of such classes of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and prepayment premiums. Yield Maintenance Charges and prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Offered Certificates. The IRS may disagree with these positions. Holders of Offered Certificates should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and prepayment premiums.

Taxation of the Class EC Certificates

The arrangement under which Exchangeable Certificates converted in an exchange for Class EC certificates is held will be classified as a grantor trust under subpart E, part I of subchapter J of the Code, and the Class EC certificates will evidence beneficial ownership of a portion of the Grantor Trust. The interests in the Exchangeable Certificates that have been exchanged and converted for an interest in the Class EC certificates, including any exchanges effective on the Closing Date, will be the assets of that portion of the Grantor Trust, and such Class EC certificates will represent beneficial ownership of the Upper-Tier REMIC regular interests represented by such Exchangeable Certificates.

The Class EC certificates will represent undivided beneficial interests in the Exchangeable Certificates that have been exchanged for such Class EC certificates, which will be treated as separate debt instruments for federal income tax purposes. The holder of the Class EC certificates must account separately for its interest in each such class of Exchangeable Certificates. See “Taxation of Offered Certificates” above. A purchaser must allocate its basis in the Class EC certificates among the Exchangeable Certificates represented by each Class of Exchangeable Certificates in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such Class EC certificate, the holder must allocate the amount received on the sale among the Exchangeable Certificates represented by each Class of Exchangeable Certificates in accordance with their relative fair market values as of the time of sale. Prospective beneficial owners of the Class EC certificates should consult their tax advisors as to the appropriate method of accounting for their interest in the Class EC certificates.

If a beneficial owner exchanges Exchangeable Certificates for Class EC certificates, the exchange and conversion will not be taxable. Likewise, if a beneficial owner exchanges and converts Class EC certificates for Exchangeable Certificates, the exchange and conversion will not be taxable.

Taxation of Foreign Investors

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen of resident of the United States, a corporation or partnership or other

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entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or is a foreign estate or trust, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors” in the prospectus.

Further Information

For a discussion of the deductibility, character and timing of losses with respect to the Offered Certificates, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Treatment of Losses” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential purchasers should consult their own tax advisors with respect to the various state and local tax consequences of investment in the Offered Certificates.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”) or which is a governmental plan, as defined in Section 3(32) of ERISA, a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, or any other plan subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a “Plan”) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has issued to J.P. Morgan Securities LLC an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), as amended by PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as

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the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by an ERISA Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the ERISA Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the ERISA Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing ERISA Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the ERISA Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the ERISA Plan purchaser or the ERISA Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the

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initial issuance of Certificates between the depositor or the underwriters and an ERISA Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing ERISA Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by an ERISA Plan and (3) the holding of Offered Certificates by an ERISA Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this free writing prospectus, an “Excluded Plan” is an ERISA Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the depositor or the underwriters and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by an ERISA Plan and (3) the holding of Offered Certificates by an ERISA Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of an ERISA Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a Plan not subject to ERISA or Section 4975 of the Code, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in Texas and Florida that is general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

Texas. Nine (9) of the Mortgaged Properties identified as “One City Centre”, “Cole IV Retail Portfolio - Pool II – Westover Marketplace”, “Alta Woodlake Square”, “Aspen Heights - Texas A&M University Corpus Christi”, “Alore Center”, “Rockmead Professional Center”, “Austin Industrial Park”, “CVS - Fair Oaks” and “CVS – Hutto” on Annex A-1 to this free writing prospectus, securing or partially securing nine (9) mortgage loans representing approximately 14.8% of the Initial Pool Balance by allocated loan amount are in Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure. Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas. A judicial foreclosure action must be initiated, and a non-

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judicial foreclosure must be completed, within four years from the date the cause of action accrues. The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located. Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale. The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin. To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time. If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure. Any action for deficiency must be brought within two years of the foreclosure sale. If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

Florida. Ten (10) of the Mortgaged Properties identified as “Little Palm Island Resort”, “Pinecrest Town Center”, “Downtown Seaside”, “Sedano’s Plaza Lakes on the Green”, “Fairfield Inn Destin”, “Park Centre Commons”, “Plantation Corporate Center”, “Simply Self Storage Portfolio (FL & GA) – Assured Self Storage”, “Simply Self Storage Portfolio (FL & GA) – Preakness Self Storage” and “Simply Self Storage Portfolio (FL & GA) – United Self Storage” on Annex A-1 to this free writing prospectus, securing or partially securing eight (8) mortgage loans representing approximately 13.0% of the Initial Pool Balance by allocated loan amount are in Florida. Loans involving real property in Florida are secured by mortgages, and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Florida. After an action for foreclosure is commenced and the lender secures a final judgment, such judgment will provide that the property be sold at a public sale at the courthouse (or on-line depending on the county) if the full amount of the judgment is not paid prior to the scheduled sale. Fla Statute 45.031 requires that foreclosure sale be held no earlier than 20 (but not more than 35) days after the judgment is entered. However, given the backlog of foreclosure cases in many counties, it is not unusual for foreclosure sales to be held later than the 35 day period specified in the statute. After the foreclosure judgment is entered and prior to the foreclosure sale, a notice of sale must be published once a week for two (2) consecutive weeks in the county in which the property is located. There is no right of redemption after the filing of the clerk’s certificate at the conclusion of the foreclosure sale. However, a certificate of title transferring title to the foreclosed property is not issued until 10 days after the foreclosure sale, and challenges to the foreclosure sale are permitted within that 10-day period. Issuance of a certificate of title is sometimes delayed beyond the 10-day period due to a backlog of foreclosure cases. Florida does not have a “one action rule” or “anti-deficiency legislation,” and deficiency judgments are permitted to the extent not prohibited by the applicable loan documents. Subsequent to a foreclosure sale, however, a lender is generally required to prove the value of the property as of the date of foreclosure sale in order to

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recover a deficiency. Further, Florida law limits any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the final judgment amount (which generally equals the amount of outstanding debt plus attorneys’ fees and other collection costs) over the fair market value of the property at the time of the judicial sale. In limited circumstances, the lender may have a receiver appointed during the pendency of the foreclosure action.

Other Aspects. Please see the discussion under “Certain Legal Aspects of Mortgage Loans” in the prospectus regarding other legal aspects of the mortgage loans that you should consider prior to making any investment in the certificates.

LEGAL INVESTMENT

No class of the Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of certificates to less than an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity and market value of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other regulatory restrictions. See “Legal Investment” in the prospectus.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 as a basis for not registering under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity was structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

LEGAL MATTERS

The validity of the certificates will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP and for the underwriters by Sidley Austin LLP. In addition, material federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP.

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RATINGS

It is a condition to their issuance that the Offered Certificates receive the following credit ratings from the respective Rating Agencies:
Class	Moody’s(1)	Fitch (1)	Morningstar
Class A-1	Aaa(sf)	AAAsf	AAA
Class A-2	Aaa(sf)	AAAsf	AAA
Class A-3A1	Aaa(sf)	AAAsf	AAA
Class A-4	Aaa(sf)	AAAsf	AAA
Class A-SB	Aaa(sf)	AAAsf	AAA
Class X-A	Aa1(sf)	AAAsf	AAA
Class X-B	NR	AA-sf	AAA
Class A-S	Aa2(sf)	AAAsf	AAA
Class B	NR	AA-sf	AA-
Class C	NR	A-sf	A-
Class EC	NR	A-sf	A-
Class D	NR	BBB-sf	BBB-

(1)
Moody’s and Fitch have informed us that the “sf” designation in their respective ratings represents an identifier for structured finance product ratings. For information about this identifier, prospective investors can go to the website of the applicable Rating Agency. The depositor, issuing entity and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on their Internet websites. Credit ratings referenced throughout this material are forward-looking opinions about credit risk and express a rating agency’s opinion about the ability of and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value, or an indication of the suitability of an investment.

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the three Rating Agencies.

The ratings address the likelihood of the timely receipt of distributions of interest by the Certificateholders to which they are entitled and, the ultimate distribution of principal by the Rated Final Distribution Date. The ratings of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of yield maintenance charges, prepayment charges, prepayment premiums, prepayment fees or penalties or default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any underlying mortgage loan in connection with a mortgage loan modification, waiver or amendment or (i) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the mortgage loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the mortgage loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the

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ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that the Certificateholders of the Class X-A and Class X-B certificates might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the mortgage loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates.

As indicated in this free writing prospectus, holders of the Class X-A and Class X-B certificates are entitled only to payments of interest on the related mortgage loans. If the mortgage loans were to prepay in the initial month, with the result that the holders of the Class X-A and Class X-B certificates receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class X-A and Class X-B certificates. The Notional Amounts of the Class X-A and Class X-B certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the Class X-A and Class X-B certificates should be evaluated independently from similar ratings on other types of securities.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from or lower than any ratings assigned to the Offered Certificates by any other NRSRO. The issuance of an unsolicited rating of a class of the Offered Certificates that is lower than the ratings assigned by the Rating Agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five (5) NRSROs. Based on preliminary feedback from those NRSROs at that time, the depositor selected Moody’s, Fitch and Morningstar to rate the Offered Certificates and not the other two (2) NRSROs, due in part to those NRSROs’ initial subordination levels for the various classes of certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. In addition, had the depositor engaged each of the other two (2) NRSROs to rate the Offered Certificates, the ratings of those classes of the Offered Certificates that were not ultimately rated by one or more of those Rating Agencies may have been different, and potentially lower, than the ratings ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, relying on information obtained pursuant to Rule 17g-5 or otherwise, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. In the case of Moody’s, the depositor only requested ratings for certain classes of rated certificates, due in part to the initial subordination levels provided by Moody’s for the classes of certificates. If the depositor had selected Moody’s to rate those other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by Fitch and Morningstar.

S-342

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO, or is no longer qualified to rate the Offered Certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

S-343

INDEX OF DEFINED TERMS

17g-5 Information Provider	S-274	Control Event	S-285
2010 PD Amending Directive	S-12	Controlling Class	S-284
30/360 Basis	S-227	Controlling Class Certificateholder	S-284
Acceptable Insurance Default	S-294	Corrected Mortgage Loan	S-279
Accrued Interest From Recoveries	S-249	CPR	S-321
Actual/360 Basis	S-159	CPY	S-321
Additional Exclusions	S-293	CREFC®	S-274
Administrative Cost Rate	S-248	CREFC® Intellectual Property
Advances	S-260	Royalty License Fee	S-248
Appraisal Reduced Interest	S-254	CREFC® Intellectual Property
Appraisal Reduction	S-263	Royalty License Fee Rate	S-248
Appraisal Reduction Event	S-262	CREFC® Investor Reporting
Appraised-Out Class	S-266	Package	S-271
Assessment of Compliance	S-309	Cross-Over Date	S-246
Asset Status Report	S-279	CRR	S-55
Assumed Final Distribution Date	S-255	Cut-off Date	S-119
Assumed Scheduled Payment	S-251	Cut-off Date Balance	S-119
Attestation Report	S-309	Cut-off Date LTV Ratios	S-172
Available Distribution Amount	S-242	Defaulted Mortgage Loan	S-298
Banking Act	S-110	Defeasance	S-162
Barclays	S-119, S-187	Depositories	S-238
Barclays Data Tape	S-188	Determination Date	S-240
Barclays Mortgage Loans	S-188	Direct Participants	S-238
Barclays Review Team	S-188	Directing Certificateholder	S-283
Base Interest Fraction	S-255	Disclosable Special Servicer Fees	S-230
BSCMI	S-178	Discount Rate	S-160
C(WUMP)O	S-14	Distributable Certificate Interest	S-249
CBE	S-327	Distribution Account	S-241
Certificate Account	S-240	Distribution Date	S-240
Certificate Administrator Fee	S-213	Dodd Frank Act	S-56
Certificate Administrator Fee Rate	S-213	DTC	S-235
Certificate Balance	S-234	Due Date	S-158, S-243
Certificate Deferred Interest	S-249	Due Diligence Requirement	S-55
Certificate Owner	S-235	Due Period	S-243
Certificateholder	S-119, S-236	Eastmont Town Center Whole Loan
Certificateholder Quorum	S-221	Intercreditor Agreement	S-146
Class A Certificates	S-234	Eastmont Town Center Whole Loan
Class A-SB Planned Principal		Portfolio Noteholders	S-146
Balance	S-251	EEA	S-55
Class EC Distribution Account	S-241	Effective Gross Income	S-170
Class X Certificates	S-234	ERISA	S-336
Clearstream	S-236	ERISA Plan	S-336
Closing Date	S-119	ESA	S-182
CMA	S-177	Escrow/Reserve Mitigating
CMA Lockbox	S-177	Circumstances	S-184
CMBS	S-218	Euroclear	S-236
Code	S-333	Excess Modification Fee Amount	S-228
Collateral Support Deficit	S-258	Excess Modification Fees	S-227
Compensating Interest Payment	S-232	Exchange Act	S-186
Complaint	S-212	Exchange Date	S-237
Consultation Termination Event	S-284	Exchange Proportion	S-237
Control Eligible Certificates	S-285	Exchangeable Certificates	S-234

S-344

Excluded Plan	S-338	JPMCB	S-119, S-178
Exemption	S-336	JPMCB Data Tape	S-179
Exemption Rating Agency	S-337	JPMCB Deal Team	S-179
Extended Resolution Period	S-175	Liquidation Fee	S-229
FIEL	S-15	Liquidation Fee Rate	S-229
Final Asset Status Report	S-280	Liquidation Proceeds	S-241
Financial Promotion Order	S-13	Lower-Tier REMIC	S-176
FIRREA	S-157, S-182	Lower-Tier REMIC Distribution
Fitch	S-3	Account	S-241
Form 8-K	S-169	Lower-Tier REMIC Regular
FPO Persons	S-13	Interests	S-333
FSMA	S-14	LTV Ratio	S-172
Gain-on-Sale Reserve Account	S-241	MAI	S-175
Government Securities	S-162	Major Decision	S-281
Grantor Trust	S-333	Marriott - Pittsburgh Mortgage Loan	S-130
Hard Lockbox	S-177	Marriott - Pittsburgh Pari Passu
Horizon Outlet Shoppes		Companion Loan	S-130
Intercreditor Agreement	S-141	Marriott - Pittsburgh Whole Loan	S-130
Horizon Outlet Shoppes Portfolio		Master Servicer Remittance Date	S-259
Mortgage Loan	S-130	Maturity Date LTV Ratios	S-172
Horizon Outlet Shoppes Portfolio		MGT	S-186
Noteholders	S-141	Midland	S-218
Horizon Outlet Shoppes Portfolio		Modeling Assumptions	S-321
Pari Passu Companion Loan	S-130	Modification Fees	S-227
Horizon Outlet Shoppes Portfolio		Moody’s	S-3
Whole Loan	S-130	Morningstar	S-3, S-196
Indirect Participants	S-238	Mortgage	S-122
Initial Pool Balance	S-119	Mortgage Deferred Interest	S-250
Initial Resolution Period	S-174	Mortgage File	S-172
Insolvency Act	S-110	Mortgage Loan Repurchase Price	S-298
Insurance and Condemnation		Mortgage Note	S-122
Proceeds	S-241	Mortgage Rate	S-158, S-248
Interest Accrual Period	S-249	Mortgaged Property	S-122
Interest Distribution Amount	S-248	Net Aggregate Prepayment Interest
Interest Payment Differential	S-160	Shortfall	S-249
Interest Reserve Account	S-241	Net Mortgage Rate	S-248
Interested Person	S-298	Nonrecoverable Advance	S-260
Investment Company Act	S-340	Non-Serviced Companion Loan	S-131
Investor Certification	S-269	Non-Serviced Mortgage Loan	S-131
Investor Q&A Forum	S-272	Non-Serviced Mortgage Loan
Investor Registry	S-273	Controlling Holder	S-284
Issuing Entity	S-210	Non-Serviced Pari Passu
JAGR Portfolio Intercreditor		Companion Loan	S-131
Agreement	S-138	Non-Serviced PSA	S-131
JAGR Portfolio Mortgage Loan	S-130	Non-Serviced Special Servicer	S-312
JAGR Portfolio Noteholders	S-138	Non-Serviced Trustee	S-312
JAGR Portfolio Pari Passu		Non-Serviced Whole Loan	S-131
Companion Loan	S-130	Notional Amount	S-235
JAGR Portfolio Whole Loan	S-130	NRSRO	S-269
JPMBB 2015-C28 Directing		NRSRO Certification	S-269
Certificateholder	S-143	Occupancy	S-169
JPMBB 2015-C28 Master Servicer	S-131	Occupancy Date	S-169
JPMBB 2015-C28 Pooling and		Offered Certificates	S-234
Servicing Agreement	S-130	OID	S-333
JPMBB 2015-C28 Special Servicer	S-131	OID Regulations	S-334
JPMBB 2015-C28 Trust	S-142

S-345

One City Centre Intercreditor		RCMC Review Team	S-197
Agreement	S-135	Record Date	S-240
One City Centre Mortgage Loan	S-130	Redwood Trust	S-197
One City Centre Noteholders	S-135	Regular Certificates	S-234
One City Centre Pari Passu		Regulation AB	S-310
Companion Loan	S-130	Reimbursement Rate	S-262
One City Centre Whole Loan	S-130	Reinvestment Yield	S-160
Operating Statements	S-171	Related Proceeds	S-260
P&I	S-216	Release Date	S-162
P&I Advance	S-259	Relevant Member State	S-12
PAR	S-182	Relevant Persons	S-13
Pari Passu Companion Loan	S-131	REMIC	S-333
Participants	S-236	REO Account	S-295
Pass-Through Rate	S-246	REO Loan	S-252
PCIS Persons	S-13	REO Property	S-279
Pentalpha Surveillance	S-233	Requesting Holders	S-266
Percentage Interest	S-235	Requesting Party	S-307
Periodic Payments	S-242	Residual Certificates	S-234
Permitted Investments	S-242	Restricted Group	S-337
Permitted Special Servicer/Affiliate		Retention Requirement	S-55
Fees	S-230	RMBS	S-212
PILOT	S-97	Rule 15Ga-1	S-186
Plan	S-336	Rule 17g-5	S-269
Pooling and Servicing Agreement	S-233	Rules	S-239
PPA	S-216	Scheduled Principal Distribution
Prepayment Interest Excess	S-232	Amount	S-250
Prepayment Interest Shortfall	S-232	SEC	S-169
Prime Rate	S-262	Securities Act	S-309
Principal Balance Certificates	S-234	Securitization Accounts	S-234
Principal Distribution Amount	S-250	Senior Certificates	S-234
Principal Shortfall	S-251	Senior Trust Advisor Consulting
Privileged Information	S-288	Fee	S-292
Privileged Person	S-269	Senior Trust Advisor Expenses	S-292
Prohibited Prepayment	S-232	Senior Trust Advisor Fee	S-292
Promotion of Collective Investment		Senior Trust Advisor Fee Rate	S-292
Schemes Exemptions Order	S-13	Serviced Companion Loan	S-131
Prospectus Directive	S-12	Serviced Companion Loan
Purchase Agreement	S-119	Securities	S-311
Purchase Price	S-174	Serviced Mortgage Loan	S-131
Qualification Criteria	S-180	Serviced Whole Loan	S-131
Qualified Replacement Special		Servicer Termination Event	S-310
Servicer	S-221	Servicing Advances	S-260
Qualified Substitute Mortgage Loan	S-175	Servicing Fee	S-226
RAC No-Response Scenario	S-307	Servicing Fee Rate	S-226
RAIT	S-119, S-192	Servicing Standard	S-277
RAIT Data Tape	S-193	SFA	S-15
RAIT Financial	S-192	SFO	S-14
RAIT Mortgage Loans	S-193	Similar Law	S-336
RAIT Partnership	S-192	Similar Requirements	S-56
RAIT Securitization Team	S-193	SMC	S-204
Rated Final Distribution Date	S-256	SMF II	S-119, S-204
Rating Agencies	S-3, S-166	SMF II Data Tape	S-205
Rating Agency	S-3	SMF II Mortgage Loans	S-205
Rating Agency Confirmation	S-308	Smith Barney	S-186
RCMC	S-119, S-197	Soft Lockbox	S-177
RCMC Data Tape	S-198	Special Servicer	S-218

S-346

Special Servicing Fee	S-228	UW NCF	S-170
Special Servicing Fee Rate	S-228	UW NCF Debt Yield	S-170
Specially Serviced Mortgage Loans	S-279	UW NCF DSCR	S-169
Springing Lockbox	S-177	UW NCF DY	S-170
Starwood	S-204	UW NOI	S-170
Starwood Mortgage Loans	S-204	UW NOI Debt Yield	S-170
Starwood Review Team	S-205	UW NOI DSCR	S-170
Stated Principal Balance	S-251	UW NOI DY	S-170
Statement to Certificateholders	S-266	Volcker Rule	S-56
Subordinate Certificates	S-234	Voting Rights	S-274
Sub-Servicing Agreement	S-231	WAC Rate	S-247
Trust REMICs	S-176	Wells Fargo Bank	S-211
U.S. Obligations	S-160	Withheld Amounts	S-241
Underwritten Net Cash Flow	S-170	Withheld Loans	S-241
Underwritten Net Cash Flow Debt		Workout Fee	S-228
Service Coverage Ratio	S-169	Workout Fee Rate	S-228
Underwritten Net Operating Income		Workout-Delayed Reimbursement
Debt Service Coverage Ratio	S-170	Amount	S-261
Underwritten NOI	S-170	WTNA	S-211
Unliquidated Advances	S-254	Yield Maintenance Charge	S-159, S-160
Unscheduled Principal Distribution		YM Group A	S-254
Amount	S-250	YM Group B	S-254
UPB	S-216	YM Group C	S-254
Upper-Tier REMIC	S-176	YM Group D	S-254
Upper-Tier REMIC Distribution		YM Groups	S-254
Account	S-241

S-347

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1

								Number of	Property	Property		Year		Unit of
Loan #	Seller(1)	Property Name	Street Address	City	State	Zip Code	County	Properties	Type	Subtype	Year Built	Renovated	Units(2)	Measure
1	RAIT	2025 M Street	2025 M Street Northwest	Washington	DC	20036	District of Columbia	1	Office	CBD	1971	1995	191,248	Square Feet
2	JPMCB	One City Centre	1021 Main Street	Houston	TX	77002	Harris	1	Office	CBD	1961	2010	602,122	Square Feet
3	JPMCB	400 Poydras	400 Poydras Street	New Orleans	LA	70130	Orleans	1	Mixed Use	Office/Retail/Parking	1983		595,566	Square Feet
4	Barclays	Cole IV Retail Portfolio - Pool I	Various	Various	Various	Various	Various	6	Retail	Anchored	Various		680,486	Square Feet
4.01	Barclays	Beavercreek Shopping Center	2500 North Fairfield Road	Beavercreek	OH	45431	Greene	1	Retail	Anchored	1995, 2009, 2013		278,112	Square Feet
4.02	Barclays	Marketplace at the Lakes	940-970 Lakes Drive	West Covina	CA	91790	Los Angeles	1	Retail	Anchored	1994		95,628	Square Feet
4.03	Barclays	Plaza San Mateo	2451 San Mateo Boulevard Northeast	Albuquerque	NM	87110	Bernalillo	1	Retail	Anchored	2014		63,286	Square Feet
4.04	Barclays	Emerald Place	259 Hospitality Boulevard	Greenwood	SC	29649	Greenwood	1	Retail	Anchored	2012		107,628	Square Feet
4.05	Barclays	Village at Hereford Farms	5155 Columbia Road	Grovetown	GA	30813	Columbia	1	Retail	Anchored	2009		49,608	Square Feet
4.06	Barclays	University Marketplace	4014, 4018 & 4212 South Western Avenue	Marion	IN	46953	Grant	1	Retail	Anchored	2012		86,224	Square Feet
5	Barclays	Cole IV Retail Portfolio - Pool II	Various	Various	Various	Various	Various	6	Retail	Anchored	Various	Various	551,854	Square Feet
5.01	Barclays	Inglewood Plaza	3100, 3120 & 3150 West Imperial Highway	Inglewood	CA	90303	Los Angeles	1	Retail	Anchored	2008		96,919	Square Feet
5.02	Barclays	Hickory Flat Commons	6764-6776 Hickory Flat Highway	Canton	GA	30115	Cherokee	1	Retail	Anchored	2008		114,830	Square Feet
5.03	Barclays	East Manchester Village Centre	205 Glen Drive	Manchester	PA	17345	York	1	Retail	Anchored	1995, 2009	2008	120,584	Square Feet
5.04	Barclays	Terrell Mill Village	1453 Terrell Mill Road Southeast	Marietta	GA	30067	Cobb	1	Retail	Anchored	1974	2012	75,184	Square Feet
5.05	Barclays	Westover Marketplace	8327 State Highway 151	San Antonio	TX	78245	Bexar	1	Retail	Anchored	2013		60,646	Square Feet
5.06	Barclays	Target Center	10204 Two Notch Road	Columbia	SC	29229	Richland	1	Retail	Anchored	2001	2012	83,691	Square Feet
6	JPMCB	Alta Woodlake Square	2630 Tanglewilde Street	Houston	TX	77063	Harris	1	Multifamily	Garden	2013		256	Units
7	Barclays	Little Palm Island Resort	28500 Overseas Highway	Little Torch Key	FL	33042	Monroe	1	Hotel	Full Service	1988	2009	30	Rooms
8	JPMCB	JAGR Portfolio	Various	Various	Various	Various	Various	3	Hotel	Full Service	Various	Various	721	Rooms
8.01	JPMCB	Hilton Jackson	1001 East County Line Road	Jackson	MS	39211	Hinds	1	Hotel	Full Service	1984	2013	276	Rooms
8.02	JPMCB	Doubletree Grand Rapids	4747 28th Street Southeast	Grand Rapids	MI	49512	Kent	1	Hotel	Full Service	1979, 1987	2015	226	Rooms
8.03	JPMCB	Doubletree Annapolis	210 Holiday Court	Annapolis	MD	21401	Anne Arundel	1	Hotel	Full Service	1961, 1985	2015	219	Rooms
9	JPMCB	Lenox Towers	3390 and 3400 Peachtree Road Northeast	Atlanta	GA	30326	Fulton	1	Office	CBD	1962, 1966	1995	378,838	Square Feet
10	SMF II	Horizon Outlet Shoppes Portfolio	Various	Various	Various	Various	Various	3	Retail	Outlet Center	Various	Various	555,682	Square Feet
10.01	SMF II	Oshkosh	3001 South Washburn Street	Oshkosh	WI	54904	Winnebago	1	Retail	Outlet Center	1989, 1991	2013	270,512	Square Feet
10.02	SMF II	Burlington	448 Fashion Way	Burlington	WA	98233	Skagit	1	Retail	Outlet Center	1989	2008	174,660	Square Feet
10.03	SMF II	Fremont	6245 North Old 27	Fremont	IN	46737	Steuben	1	Retail	Outlet Center	1989, 1995		110,510	Square Feet
11	RAIT	Aspen Heights - Texas A&M University Corpus Christi	1938 Ennis Joslin Road	Corpus Christi	TX	78412	Nueces	1	Multifamily	Student	2014		500	Beds
12	JPMCB	Marriott - Pittsburgh	112 Washington Place	Pittsburgh	PA	15219	Allegheny	1	Hotel	Full Service	1964	2012	402	Rooms
13	SMF II	Crest at Greylyn	9415 Lucy Jane Lane	Charlotte	NC	28270	Mecklenburg	1	Multifamily	Garden	2013		259	Units
14	JPMCB	Pinecrest Town Center	12651 South Dixie Highway	Pinecrest	FL	33156	Miami-Dade	1	Mixed Use	Retail/Office	1985	2004	94,175	Square Feet
15	RCMC	DoubleTree - Carson	2 Civic Plaza Drive	Carson	CA	90745	Los Angeles	1	Hotel	Full Service	1988	2012	225	Rooms
16	JPMCB	Richmond Portfolio	Various	Richmond	VA	Various	Chesterfield	3	Office	Suburban	Various		413,835	Square Feet
16.01	JPMCB	Boulders	1011 Boulder Springs Drive	Richmond	VA	23225	Chesterfield	1	Office	Suburban	1985		140,746	Square Feet
16.02	JPMCB	Moorefield I, II, III	804, 808 & 812 Moorefield Park Drive	Richmond	VA	23236	Chesterfield	1	Office	Suburban	1985		145,475	Square Feet
16.03	JPMCB	Winchester	10800 Midlothian Turnpike	Richmond	VA	23235	Chesterfield	1	Office	Suburban	1987		127,614	Square Feet
17	Barclays	Downtown Seaside	25, 45, 63, 83, 109 & 121 Central Square; 2236 East County Highway 30A	Seaside	FL	32459	Walton	1	Retail	Unanchored	1989, 1996, 1998, 2008		32,196	Square Feet
18	RAIT	Courtyard Marriott Green Hills	3800 Bedford Avenue	Nashville	TN	37215	Davidson	1	Hotel	Limited Service	2014		123	Rooms
19	Barclays	Simply Self Storage Portfolio (FL & GA)	Various	Various	Various	Various	Various	7	Self Storage	Self Storage	Various	Various	4,059	Units
19.01	Barclays	Assured Self Storage	510 Douglas Avenue	Altamonte Springs	FL	32714	Seminole	1	Self Storage	Self Storage	1998		754	Units
19.02	Barclays	Preakness Self Storage	22853 Preakness Boulevard	Land O’ Lakes	FL	34639	Pasco	1	Self Storage	Self Storage	2006		700	Units
19.03	Barclays	United Self Storage	1035 Starwood Avenue	Valrico	FL	33596	Hillsborough	1	Self Storage	Self Storage	2000		676	Units
19.04	Barclays	Gordon Highway Self Storage	2134 Gordon Highway	Augusta	GA	30909	Richmond	1	Self Storage	Self Storage	2004	2010	691	Units
19.05	Barclays	Cherokee Self Storage	140 Emma Lane	Woodstock	GA	30189	Cherokee	1	Self Storage	Self Storage	1996		411	Units
19.06	Barclays	Decatur Self Storage	2804 HF Shepherd Drive	Decatur	GA	30034	DeKalb	1	Self Storage	Self Storage	1988		551	Units
19.07	Barclays	Marietta Self Storage	732 Chance Road	Marietta	GA	30066	Cobb	1	Self Storage	Self Storage	1986		276	Units
20	SMF II	Sedano’s Plaza Lakes on the Green	18600 Northwest 87th Avenue	Hialeah	FL	33015	Miami-Dade	1	Mixed Use	Retail/Office	2006		129,740	Square Feet
21	JPMCB	Eagles Trail	8 Eagles Trail	Hattiesburg	MS	39402	Lamar	1	Multifamily	Student	2006	2012	792	Beds
22	JPMCB	Bridgeway Business Center	6701 College Drive	Suffolk	VA	23435	Suffolk City	1	Industrial	Warehouse	1952	2009	707,901	Square Feet
23	JPMCB	Doubletree Baltimore Airport	890 Elkridge Landing Road	Linthicum Heights	MD	21090	Anne Arundel	1	Hotel	Full Service	1973	2009	260	Rooms
24	JPMCB	The Heights	26400 Ford Road	Dearborn Heights	MI	48127	Wayne	1	Retail	Anchored	1986		237,003	Square Feet
25	RCMC	Garden District Apartments	190 East University Drive	Auburn	AL	36832	Lee	1	Multifamily	Student	1997		471	Beds
26	Barclays	El Paseo Collection South	73061 - 73081 El Paseo	Palm Desert	CA	92260	Riverside	1	Retail	Unanchored	1973	2006	27,098	Square Feet
27	JPMCB	Homewood Suites Kennesaw	905 Cobb Place Boulevard Northwest	Kennesaw	GA	30144	Cobb	1	Hotel	Extended Stay	2008		100	Rooms
28	SMF II	Springhill Suites Charleston	7535 North Forest Drive	North Charleston	SC	29420	Charleston	1	Hotel	Limited Service	2009		115	Rooms
29	JPMCB	Chestnut Place	22 and 55 Elm Street	Worcester	MA	01608	Worcester	1	Office	CBD	late 1800s, 1928, 1968, 1990	1988	218,098	Square Feet
30	RCMC	AllStore Center Self Storage	343 - 345 Shaw Road	South San Francisco	CA	94080	San Mateo	1	Self Storage	Self Storage	1997, 2000		677	Units
31	SMF II	Hampton Inn Jacksonville	1032 Hampton Inn Way	Jacksonville	NC	28546	Onslow	1	Hotel	Limited Service	2013		110	Rooms
32	RCMC	Hidden Hills at Oakdale West	2201 South Oakdale Drive	Bloomington	IN	47403	Monroe	1	Multifamily	Garden	1997	2012	162	Units
33	RCMC	Whitemarsh Self Storage	9810 Pulaski Highway	Baltimore	MD	21220	Baltimore	1	Self Storage	Self Storage	1998	2013	835	Units
34	RCMC	The Weatherly	516 Southeast Morrison Street	Portland	OR	97214	Multnomah	1	Office	CBD	1928	2003	63,272	Square Feet
35	SMF II	Northsight Village	15144 North Northsight Boulevard	Scottsdale	AZ	85260	Maricopa	1	Retail	Anchored	2001		88,031	Square Feet
36	JPMCB	Fairfield Inn Destin	19001 Emerald Coast Parkway	Destin	FL	32541	Okaloosa	1	Hotel	Limited Service	2000	2014	100	Rooms
37	RCMC	Mt. Nebo Pointe	221-272 Mount Nebo Pointe Drive	Pittsburgh	PA	15237	Allegheny	1	Retail	Shadow Anchored	2006		99,447	Square Feet
38	Barclays	Campus View Apartments	1800-1808, 1812-1824 & 1828 North 16th Street	Philadelphia	PA	19121	Philadelphia	1	Multifamily	Student	2013, 2014		360	Beds
39	Barclays	Park Centre Commons	3500 Southwest College Road	Ocala	FL	34474	Marion	1	Retail	Anchored	1994		66,480	Square Feet
40	RCMC	Windwood Centre	780 Lynnhaven Parkway	Virginia Beach	VA	23452	Virginia Beach City	1	Office	Suburban	1988		78,973	Square Feet
41	RCMC	2560 Dixwell	2560 Dixwell Avenue	Hamden	CT	06514	New Haven	1	Office	Medical	2007		30,050	Square Feet
42	Barclays	Alore Center	26710 Interstate 45 North	Oak Ridge North	TX	77386	Montgomery	1	Office	Medical	2004		29,924	Square Feet
43	JPMCB	Candlewood Suites Greenville	25 Green Heron Road	Greenville	SC	29607	Greenville	1	Hotel	Extended Stay	2013		97	Rooms
44	Barclays	Lamberton Lake Apartments	3250 Plaza Drive Northeast	Grand Rapids	MI	49525	Kent	1	Multifamily	Garden	1970	2014	120	Units
45	JPMCB	Hampton Inn Ft. Wayne	3520 East Dupont Road	Fort Wayne	IN	46825	Allen	1	Hotel	Limited Service	2011		78	Rooms
46	SMF II	Lyons Station	23404-23434 Lyons Avenue	Santa Clarita	CA	91321	Los Angeles	1	Retail	Shadow Anchored	1977-1978	2000	28,554	Square Feet
47	Barclays	Cavalier Building	95 White Bridge Road	Nashville	TN	37205	Davidson	1	Office	Suburban	1969	2005	75,161	Square Feet
48	SMF II	Plantation Corporate Center	2 South University Drive	Plantation	FL	33324	Broward	1	Office	Suburban	1985-1986		56,141	Square Feet
49	RCMC	9 Washington	9 Washington Avenue	Hamden	CT	06518	New Haven	1	Office	Medical	1989	2014	35,166	Square Feet
50	JPMCB	Creekside Square Apartments	5836 Hunnewell Drive	Indianapolis	IN	46254	Marion	1	Multifamily	Garden	1994		128	Units
51	RCMC	Patton Square	345 South Main Street	Woodruff	SC	29388	Spartanburg	1	Retail	Anchored	1987	1998	91,910	Square Feet
52	RAIT	14001 Weston Parkway	14001 Weston Parkway	Cary	NC	27513	Wake	1	Industrial	Flex	1998		78,929	Square Feet
53	Barclays	Rockmead Professional Center	605 & 611 Rockmead Drive	Kingwood	TX	77339	Montgomery	1	Office	Medical	2000		28,038	Square Feet
54	Barclays	Austin Industrial Park	4109 & 4111 Todd Lane	Austin	TX	78744	Travis	1	Industrial	Flex	1979, 1983		80,501	Square Feet
55	RAIT	North Road Plaza	2795 North Road	Orangeburg	SC	29118	Orangeburg	1	Retail	Anchored	1993		50,760	Square Feet
56	RAIT	Walgreens - Brunswick	4575 Altama Avenue	Brunswick	GA	31520	Glynn	1	Retail	Freestanding	2006		14,820	Square Feet
57	Barclays	Liberty Station - Building 210	2751 Roosevelt Road	San Diego	CA	92106	San Diego	1	Mixed Use	Office/Retail	1942	2008	37,333	Square Feet
58	RCMC	275 N. York	275 North York Street	Elmhurst	IL	60126	DuPage	1	Mixed Use	Office/Retail	2006		23,962	Square Feet
59	Barclays	Dakota Estates	917 27th Avenue Northeast	Aberdeen	SD	57401	Brown	1	Multifamily	Garden	2013		65	Units
60	RAIT	CVS - Fair Oaks	9089 Fair Oaks Parkway	Fair Oaks	TX	78015	Bexar	1	Retail	Freestanding	2014		13,031	Square Feet
61	RCMC	AAA Storage City	3715 Argent Boulevard	Ridgeland	SC	29936	Jasper	1	Self Storage	Self Storage	1994	2004	451	Units
62	RAIT	CVS - Hutto	301 FM 685	Hutto	TX	78634	Williamson	1	Retail	Freestanding	2014		14,600	Square Feet
63	Barclays	91st & Kelton	9051 West Kelton Lane	Peoria	AZ	85382	Maricopa	1	Office	Suburban	1999		33,660	Square Feet

A-1-1

ANNEX A-1

									Original		Current						Net
				Occupancy	Appraised	Appraisal	Current	Original	Balance	Current	Balance	% of Initial	Crossed	Related	Interest	Admin.	Mortgage		Monthly Debt	Annual Debt
Loan #	Seller(1)	Property Name	Occupancy %(3)	Date	Value ($)(4)	Date	LTV %(4)	Balance ($)(5)(6)	per Unit ($)	Balance ($)(5)(6)	per Unit ($)	Pool Balance	Loan	Borrower(7)	Rate %(8)	Fee %(8)	Rate %(8)	Accrual Type	Service ($)(9)(10)	Service ($)(10)
1	RAIT	2025 M Street	99.5%	02/11/15	110,000,000	02/11/15	57.8%	63,560,000	332	63,560,000	332	6.5%	No	No	4.25000	0.01217	4.23783	Actual/360	312,676.99	3,752,123.88
2	JPMCB	One City Centre	82.6%	02/28/15	162,000,000	02/20/15	61.7%	60,000,000	166	60,000,000	166	6.1%	No	No	3.95000	0.02217	3.92783	Actual/360	200,791.67	2,409,500.00
3	JPMCB	400 Poydras	85.2%	02/25/15	76,700,000	01/23/15	72.7%	55,900,000	94	55,756,339	94	5.7%	No	Yes - Group 2	4.38984	0.01217	4.37767	Actual/360	279,589.97	3,355,079.64
4	Barclays	Cole IV Retail Portfolio - Pool I	99.6%	02/10/15	103,900,000	Various	48.1%	50,000,000	73	50,000,000	73	5.1%	No	Yes - Group 1	3.80300	0.01217	3.79083	Actual/360	161,099.31	1,933,191.72
4.01	Barclays	Beavercreek Shopping Center	100.0%	02/10/15	35,700,000	02/23/15		17,200,000		17,200,000		1.7%
4.02	Barclays	Marketplace at the Lakes	100.0%	02/10/15	23,500,000	02/27/15		11,300,000		11,300,000		1.1%
4.03	Barclays	Plaza San Mateo	98.1%	02/10/15	14,450,000	02/12/15		6,950,000		6,950,000		0.7%
4.04	Barclays	Emerald Place	100.0%	02/10/15	13,000,000	02/27/15		6,250,000		6,250,000		0.6%
4.05	Barclays	Village at Hereford Farms	96.4%	02/10/15	8,850,000	02/27/15		4,250,000		4,250,000		0.4%
4.06	Barclays	University Marketplace	100.0%	02/10/15	8,400,000	02/20/15		4,050,000		4,050,000		0.4%
5	Barclays	Cole IV Retail Portfolio - Pool II	96.9%	02/10/15	103,370,000	Various	48.4%	50,000,000	91	50,000,000	91	5.1%	No	Yes - Group 1	3.80300	0.01217	3.79083	Actual/360	161,099.31	1,933,191.72
5.01	Barclays	Inglewood Plaza	100.0%	02/10/15	26,200,000	02/15/15		12,700,000		12,700,000		1.3%
5.02	Barclays	Hickory Flat Commons	91.6%	02/10/15	20,400,000	02/25/15		9,850,000		9,850,000		1.0%
5.03	Barclays	East Manchester Village Centre	96.0%	02/10/15	17,200,000	02/25/15		8,300,000		8,300,000		0.8%
5.04	Barclays	Terrell Mill Village	100.0%	02/10/15	15,500,000	02/25/15		7,500,000		7,500,000		0.8%
5.05	Barclays	Westover Marketplace	100.0%	02/10/15	12,770,000	02/20/15		6,200,000		6,200,000		0.6%
5.06	Barclays	Target Center	97.0%	02/10/15	11,300,000	02/20/15		5,450,000		5,450,000		0.6%
6	JPMCB	Alta Woodlake Square	93.4%	04/28/15	40,280,000	04/08/15	77.0%	31,000,000	121,094	31,000,000	121,094	3.1%	No	No	4.18600	0.01217	4.17383	Actual/360	151,342.12	1,816,105.44
7	Barclays	Little Palm Island Resort	75.5%	03/31/15	55,200,000	01/27/15	56.1%	31,000,000	1,033,333	30,963,678	1,032,123	3.1%	No	No	4.57600	0.01217	4.56383	Actual/360	158,475.42	1,901,705.04
8	JPMCB	JAGR Portfolio	64.2%	02/28/15	73,500,000	01/01/15	64.6%	30,000,000	65,881	30,000,000	65,881	3.0%	No	No	4.95950	0.01217	4.94733	Actual/360	160,304.75	1,923,657.00
8.01	JPMCB	Hilton Jackson	67.7%	02/28/15	34,500,000	01/01/15		14,256,632		14,256,632		1.4%
8.02	JPMCB	Doubletree Grand Rapids	65.5%	02/28/15	20,500,000	01/01/15		8,480,211		8,480,211		0.9%
8.03	JPMCB	Doubletree Annapolis	58.4%	02/28/15	18,500,000	01/01/15		7,263,158		7,263,158		0.7%
9	JPMCB	Lenox Towers	77.6%	04/01/15	50,000,000	04/17/15	55.0%	27,500,000	73	27,500,000	73	2.8%	No	No	3.98000	0.01217	3.96783	Actual/360	130,972.32	1,571,667.84
10	SMF II	Horizon Outlet Shoppes Portfolio	85.6%	02/01/15	87,400,000	Various	62.6%	26,675,000	98	26,675,000	98	2.7%	No	No	4.50900	0.06217	4.44683	Actual/360	135,300.99	1,623,611.88
10.01	SMF II	Oshkosh	90.4%	02/01/15	45,500,000	01/13/15		15,453,692		15,453,692		1.6%
10.02	SMF II	Burlington	77.3%	02/01/15	23,200,000	01/09/15		6,391,267		6,391,267		0.6%
10.03	SMF II	Fremont	87.1%	02/01/15	18,700,000	01/06/15		4,830,041		4,830,041		0.5%
11	RAIT	Aspen Heights - Texas A&M University Corpus Christi	97.8%	03/31/15	39,200,000	11/18/14	66.3%	26,000,000	52,000	26,000,000	52,000	2.6%	No	No	4.18000	0.01217	4.16783	Actual/360	123,156.84	1,477,882.11
12	JPMCB	Marriott - Pittsburgh	72.1%	03/31/15	64,000,000	09/01/14	68.8%	25,000,000	109,602	25,000,000	109,602	2.5%	No	No	4.52700	0.01217	4.51483	Actual/360	127,072.71	1,524,872.52
13	SMF II	Crest at Greylyn	99.6%	04/27/15	34,000,000	03/26/15	70.6%	24,000,000	92,664	24,000,000	92,664	2.4%	No	No	4.27800	0.01217	4.26583	Actual/360	118,459.31	1,421,511.72
14	JPMCB	Pinecrest Town Center	86.8%	02/26/15	32,000,000	03/06/15	73.5%	23,525,000	250	23,525,000	250	2.4%	No	No	4.10000	0.04217	4.05783	Actual/360	113,672.42	1,364,069.04
15	RCMC	DoubleTree - Carson	81.6%	01/31/15	31,800,000	02/17/15	71.0%	22,650,000	100,667	22,586,644	100,385	2.3%	No	No	3.96000	0.01217	3.94783	Actual/360	107,612.90	1,291,354.80
16	JPMCB	Richmond Portfolio	78.6%	04/14/15	28,900,000	04/08/15	75.1%	21,700,000	52	21,700,000	52	2.2%	No	Yes - Group 2	4.17000	0.01217	4.15783	Actual/360	105,737.11	1,268,845.32
16.01	JPMCB	Boulders	78.2%	04/14/15	10,200,000	04/08/15		7,658,824		7,658,824		0.8%
16.02	JPMCB	Moorefield I, II, III	74.8%	04/14/15	9,500,000	04/08/15		7,133,218		7,133,218		0.7%
16.03	JPMCB	Winchester	83.3%	04/14/15	9,200,000	04/08/15		6,907,958		6,907,958		0.7%
17	Barclays	Downtown Seaside	100.0%	02/13/15	32,800,000	03/04/15	65.5%	21,500,000	668	21,500,000	668	2.2%	No	No	4.15000	0.01217	4.13783	Actual/360	104,512.21	1,254,146.52
18	RAIT	Courtyard Marriott Green Hills	73.2%	12/31/14	35,000,000	02/19/15	57.1%	19,995,000	162,561	19,968,640	162,347	2.0%	No	Yes - Group 3	4.04000	0.01217	4.02783	Actual/360	95,920.86	1,151,050.32
19	Barclays	Simply Self Storage Portfolio (FL & GA)	78.8%	05/01/15	26,650,000	Various	73.7%	19,650,000	4,841	19,650,000	4,841	2.0%	No	No	4.26600	0.01217	4.25383	Actual/360	96,850.34	1,162,204.08
19.01	Barclays	Assured Self Storage	88.9%	05/01/15	6,000,000	03/10/15		4,550,000		4,550,000		0.5%
19.02	Barclays	Preakness Self Storage	91.7%	05/01/15	5,000,000	03/10/15		3,450,000		3,450,000		0.4%
19.03	Barclays	United Self Storage	65.5%	05/01/15	4,600,000	03/10/15		3,300,000		3,300,000		0.3%
19.04	Barclays	Gordon Highway Self Storage	83.5%	05/01/15	3,700,000	03/12/15		2,900,000		2,900,000		0.3%
19.05	Barclays	Cherokee Self Storage	85.6%	05/01/15	3,250,000	03/11/15		2,400,000		2,400,000		0.2%
19.06	Barclays	Decatur Self Storage	56.1%	05/01/15	2,600,000	03/11/15		1,950,000		1,950,000		0.2%
19.07	Barclays	Marietta Self Storage	74.6%	05/01/15	1,500,000	03/11/15		1,100,000		1,100,000		0.1%
20	SMF II	Sedano’s Plaza Lakes on the Green	83.0%	03/01/15	25,100,000	03/17/15	74.1%	18,600,000	143	18,600,000	143	1.9%	No	No	4.44200	0.01217	4.42983	Actual/360	93,603.55	1,123,242.60
21	JPMCB	Eagles Trail	98.9%	02/25/15	25,000,000	03/11/15	69.0%	17,250,000	21,780	17,250,000	21,780	1.8%	No	No	4.60000	0.01217	4.58783	Actual/360	88,431.15	1,061,173.80
22	JPMCB	Bridgeway Business Center	98.2%	04/01/15	31,500,000	03/26/15	50.7%	16,000,000	23	15,958,634	23	1.6%	No	No	4.09000	0.03967	4.05033	Actual/360	97,717.31	1,172,607.72
23	JPMCB	Doubletree Baltimore Airport	71.8%	03/31/15	27,000,000	04/01/15	58.3%	15,750,000	60,577	15,750,000	60,577	1.6%	No	No	5.07000	0.03967	5.03033	Actual/360	85,224.49	1,022,693.88
24	JPMCB	The Heights	87.7%	03/01/15	30,000,000	03/23/15	50.6%	15,250,000	64	15,188,444	64	1.5%	No	No	3.76800	0.05967	3.70833	Actual/360	111,037.65	1,332,451.80
25	RCMC	Garden District Apartments	100.0%	05/19/15	18,900,000	04/02/15	72.5%	13,700,000	29,087	13,700,000	29,087	1.4%	No	No	4.56000	0.01217	4.54783	Actual/360	69,905.15	838,861.80
26	Barclays	El Paseo Collection South	100.0%	04/29/15	25,000,000	04/14/15	54.0%	13,500,000	498	13,500,000	498	1.4%	No	No	3.95400	0.01217	3.94183	Actual/360	64,093.57	769,122.84
27	JPMCB	Homewood Suites Kennesaw	83.6%	03/31/15	16,500,000	12/01/14	69.4%	11,500,000	115,000	11,457,806	114,578	1.2%	No	No	4.20000	0.01217	4.18783	Actual/360	61,978.37	743,740.44
28	SMF II	Springhill Suites Charleston	85.1%	12/31/14	15,180,000	03/03/15	69.1%	10,500,000	91,304	10,482,414	91,151	1.1%	No	No	4.52900	0.01217	4.51683	Actual/360	58,535.38	702,424.56
29	JPMCB	Chestnut Place	91.8%	04/30/15	14,700,000	01/14/15	71.2%	10,500,000	48	10,471,534	48	1.1%	No	Yes - Group 2	4.12000	0.01217	4.10783	Actual/360	50,857.72	610,292.64
30	RCMC	AllStore Center Self Storage	80.4%	03/20/15	13,300,000	02/26/15	75.2%	10,000,000	14,771	10,000,000	14,771	1.0%	No	No	3.87000	0.01217	3.85783	Actual/360	46,995.11	563,941.32
31	SMF II	Hampton Inn Jacksonville	81.0%	01/31/15	13,700,000	02/12/15	69.2%	9,500,000	86,364	9,474,472	86,132	1.0%	No	No	4.16500	0.01217	4.15283	Actual/360	46,262.77	555,153.24
32	RCMC	Hidden Hills at Oakdale West	92.0%	03/11/15	12,950,000	03/04/15	71.5%	9,262,500	57,176	9,262,500	57,176	0.9%	No	No	4.10000	0.06967	4.03033	Actual/360	44,756.25	537,075.00
33	RCMC	Whitemarsh Self Storage	86.7%	04/02/15	12,150,000	03/09/15	75.1%	9,125,000	10,928	9,125,000	10,928	0.9%	No	No	4.14000	0.01217	4.12783	Actual/360	44,303.85	531,646.20
34	RCMC	The Weatherly	98.1%	05/01/15	12,600,000	04/02/15	70.6%	8,900,000	141	8,900,000	141	0.9%	No	No	4.35000	0.01217	4.33783	Actual/360	44,305.25	531,663.00
35	SMF II	Northsight Village	86.1%	04/01/15	11,850,000	03/06/15	74.3%	8,800,000	100	8,800,000	100	0.9%	No	No	4.02800	0.01217	4.01583	Actual/360	42,154.72	505,856.64
36	JPMCB	Fairfield Inn Destin	60.9%	01/31/15	14,800,000	03/03/15	57.3%	8,500,000	85,000	8,476,546	84,765	0.9%	No	Yes - Group 3	4.03000	0.05217	3.97783	Actual/360	40,727.45	488,729.40
37	RCMC	Mt. Nebo Pointe	92.4%	05/04/15	12,900,000	03/06/15	62.0%	8,000,000	80	8,000,000	80	0.8%	No	No	4.18000	0.01217	4.16783	Actual/360	39,028.05	468,336.60
38	Barclays	Campus View Apartments	95.0%	04/30/15	10,700,000	03/10/15	74.8%	8,000,000	22,222	8,000,000	22,222	0.8%	No	No	4.30000	0.01217	4.28783	Actual/360	39,589.72	475,076.64
39	Barclays	Park Centre Commons	100.0%	03/27/15	11,700,000	03/08/15	68.2%	8,000,000	120	7,977,969	120	0.8%	No	No	4.04000	0.01217	4.02783	Actual/360	38,377.94	460,535.28
40	RCMC	Windwood Centre	92.2%	05/14/15	10,000,000	03/19/15	75.0%	7,500,000	95	7,500,000	95	0.8%	No	No	4.33000	0.01217	4.31783	Actual/360	37,247.59	446,971.08
41	RCMC	2560 Dixwell	98.0%	05/05/15	9,350,000	03/30/15	74.9%	7,000,000	233	7,000,000	233	0.7%	No	Yes - Group 4	4.19000	0.01217	4.17783	Actual/360	34,190.36	410,284.32
42	Barclays	Alore Center	100.0%	03/06/15	9,200,000	03/25/15	71.7%	6,600,000	221	6,600,000	221	0.7%	No	Yes - Group 5	4.35000	0.01217	4.33783	Actual/360	32,855.58	394,266.96
43	JPMCB	Candlewood Suites Greenville	79.1%	01/31/15	9,400,000	03/01/15	70.0%	6,600,000	68,041	6,576,163	67,795	0.7%	No	No	4.30000	0.05217	4.24783	Actual/360	35,939.75	431,277.00
44	Barclays	Lamberton Lake Apartments	98.3%	03/11/15	8,750,000	02/11/15	72.0%	6,300,000	52,500	6,300,000	52,500	0.6%	No	No	4.05000	0.01217	4.03783	Actual/360	30,259.05	363,108.60
45	JPMCB	Hampton Inn Ft. Wayne	74.8%	01/31/15	9,100,000	09/17/14	69.1%	6,300,000	80,769	6,284,227	80,567	0.6%	No	No	4.52000	0.01217	4.50783	Actual/360	31,996.08	383,952.96
46	SMF II	Lyons Station	82.1%	03/27/15	8,700,000	03/21/15	70.7%	6,150,000	215	6,150,000	215	0.6%	No	No	4.16200	0.01217	4.14983	Actual/360	29,938.31	359,259.72
47	Barclays	Cavalier Building	88.8%	10/20/14	10,250,000	04/13/15	60.0%	6,150,000	82	6,150,000	82	0.6%	No	No	3.99400	0.01217	3.98183	Actual/360	20,810.40	249,724.80
48	SMF II	Plantation Corporate Center	76.3%	12/31/14	8,450,000	03/17/15	72.2%	6,100,000	109	6,100,000	109	0.6%	No	No	4.50000	0.01217	4.48783	Actual/360	30,907.80	370,893.60
49	RCMC	9 Washington	100.0%	03/25/15	8,000,000	03/30/15	74.6%	5,968,000	170	5,968,000	170	0.6%	No	Yes - Group 4	4.19000	0.01217	4.17783	Actual/360	29,149.72	349,796.64
50	JPMCB	Creekside Square Apartments	97.7%	04/10/15	7,900,000	04/06/15	72.8%	5,750,000	44,922	5,750,000	44,922	0.6%	No	No	4.24600	0.01217	4.23383	Actual/360	31,137.06	373,644.72
51	RCMC	Patton Square	100.0%	05/13/15	8,050,000	04/01/15	70.9%	5,710,000	62	5,710,000	62	0.6%	No	No	4.32000	0.01217	4.30783	Actual/360	28,324.26	339,891.12
52	RAIT	14001 Weston Parkway	87.6%	05/01/15	8,350,000	02/24/15	65.8%	5,500,000	70	5,490,950	70	0.6%	No	No	4.63000	0.06967	4.56033	Actual/360	30,978.04	371,736.48
53	Barclays	Rockmead Professional Center	93.7%	02/01/15	6,600,000	03/05/15	74.2%	4,900,000	175	4,900,000	175	0.5%	No	Yes - Group 5	4.20000	0.01217	4.18783	Actual/360	23,961.84	287,542.08
54	Barclays	Austin Industrial Park	100.0%	01/09/15	6,450,000	01/09/15	69.8%	4,500,000	56	4,500,000	56	0.5%	No	No	4.21250	0.01217	4.20033	Actual/360	22,038.62	264,463.44
55	RAIT	North Road Plaza	100.0%	03/17/15	5,950,000	03/02/15	75.0%	4,462,500	88	4,462,500	88	0.5%	No	No	4.52500	0.10967	4.41533	Actual/360	22,677.17	272,126.04
56	RAIT	Walgreens - Brunswick	100.0%	06/01/15	6,500,000	03/02/15	66.2%	4,300,000	290	4,300,000	290	0.4%	No	No	4.29000	0.01217	4.27783	Actual/360	21,254.23	255,050.76
57	Barclays	Liberty Station - Building 210	96.1%	03/02/15	6,250,000	02/12/15	65.6%	4,100,000	110	4,100,000	110	0.4%	No	No	4.30600	0.05217	4.25383	Actual/360	20,304.18	243,650.16
58	RCMC	275 N. York	92.1%	05/13/15	5,850,000	03/23/15	68.4%	4,000,000	167	4,000,000	167	0.4%	No	No	4.38000	0.01217	4.36783	Actual/360	19,983.21	239,798.52
59	Barclays	Dakota Estates	98.5%	04/15/15	5,340,000	03/19/15	74.7%	4,000,000	61,538	3,989,430	61,376	0.4%	No	No	4.25000	0.06217	4.18783	Actual/360	19,677.60	236,131.20
60	RAIT	CVS - Fair Oaks	100.0%	06/01/15	6,070,000	02/10/15	65.2%	3,960,000	304	3,960,000	304	0.4%	No	No	3.89000	0.01217	3.87783	Actual/360	13,050.95	156,611.40
61	RCMC	AAA Storage City	89.4%	02/18/15	6,100,000	02/20/15	62.1%	3,800,000	8,426	3,789,184	8,402	0.4%	No	No	3.87000	0.01217	3.85783	Actual/360	17,858.14	214,297.68
62	RAIT	CVS - Hutto	100.0%	06/01/15	4,275,000	02/13/15	62.0%	2,650,000	182	2,650,000	182	0.3%	No	No	3.96500	0.01217	3.95283	Actual/360	8,901.98	106,823.71
63	Barclays	91st & Kelton	84.0%	03/04/15	3,800,000	03/18/15	65.7%	2,500,000	74	2,497,105	74	0.3%	No	No	4.62800	0.01217	4.61583	Actual/360	12,857.98	154,295.76

A-1-2

ANNEX A-1

				First	Partial IO	Partial IO Loan	Rem.	Rem.			Payment	Grace Period	Grace Period	Maturity		Final	Maturity	Maturity	Prepayment
Loan #	Seller(1)	Property Name	Note Date	Payment Date	Last IO Payment	First P&I Payment	Term	Amort	I/O Period	Seasoning	Due Date	(Late Payment)	(Default)	Date	ARD Loan	Mat Date	Balance ($)(5)	LTV %(4)	Provision (Payments)(11)
1	RAIT	2025 M Street	03/13/15	05/01/15	04/01/18	05/01/18	118	360	36	2	1	5	5	04/01/25	No		55,315,792	50.3%	L(26),Def(90),O(4)
2	JPMCB	One City Centre	03/25/15	05/01/15			118	0	120	2	1	0	0	04/01/25	No		60,000,000	61.7%	L(25),Grtr1%orYM(92),O(3)
3	JPMCB	400 Poydras	03/20/15	05/01/15			118	358	0	2	1	0	0	04/01/25	No		45,029,626	58.7%	L(25),Grtr1%orYM(92),O(3)
4	Barclays	Cole IV Retail Portfolio - Pool I	04/09/15	06/06/15			59	0	60	1	6	0	0	05/06/20	No		50,000,000	48.1%	L(25),Grtr1%orYM(31),O(4)
4.01	Barclays	Beavercreek Shopping Center															17,200,000
4.02	Barclays	Marketplace at the Lakes															11,300,000
4.03	Barclays	Plaza San Mateo															6,950,000
4.04	Barclays	Emerald Place															6,250,000
4.05	Barclays	Village at Hereford Farms															4,250,000
4.06	Barclays	University Marketplace															4,050,000
5	Barclays	Cole IV Retail Portfolio - Pool II	04/09/15	06/06/15			59	0	60	1	6	0	0	05/06/20	No		50,000,000	48.4%	L(25),Grtr1%orYM(31),O(4)
5.01	Barclays	Inglewood Plaza															12,700,000
5.02	Barclays	Hickory Flat Commons															9,850,000
5.03	Barclays	East Manchester Village Centre															8,300,000
5.04	Barclays	Terrell Mill Village															7,500,000
5.05	Barclays	Westover Marketplace															6,200,000
5.06	Barclays	Target Center															5,450,000
6	JPMCB	Alta Woodlake Square	05/18/15	07/01/15	06/01/20	07/01/20	120	360	60	0	1	0	0	06/01/25	No		28,221,935	70.1%	L(25),Grtr1%orYM(93),O(2)
7	Barclays	Little Palm Island Resort	04/23/15	06/06/15			59	359	0	1	6	0	0	05/06/20	No		28,407,158	51.5%	L(25),Def(31),O(4)
8	JPMCB	JAGR Portfolio	03/03/15	05/01/15	04/01/17	05/01/17	58	360	24	2	1	0	0	04/01/20	No		28,663,111	61.7%	L(6),Grtr1%orYM(18),O(36)
8.01	JPMCB	Hilton Jackson															13,621,314
8.02	JPMCB	Doubletree Grand Rapids															8,102,307
8.03	JPMCB	Doubletree Annapolis															6,939,490
9	JPMCB	Lenox Towers	05/12/15	07/01/15			60	360	0	0	1	0	0	06/01/20	No		24,952,041	49.9%	L(25),Grtr1%orYM(32),O(3)
10	SMF II	Horizon Outlet Shoppes Portfolio	02/17/15	04/06/15	03/06/17	04/06/17	117	360	24	3	6	0	0	03/06/25	No		22,789,494	53.4%	L(27),Def(89),O(4)
10.01	SMF II	Oshkosh															13,202,693
10.02	SMF II	Burlington															5,460,308
10.03	SMF II	Fremont															4,126,493
11	RAIT	Aspen Heights - Texas A&M University Corpus Christi	12/18/14	02/01/15	01/01/20	02/01/20	115	360	60	5	1	5	5	01/01/25	No		23,889,270	60.9%	L(29),Def(87),O(4)
12	JPMCB	Marriott - Pittsburgh	10/31/14	12/01/14	11/01/16	12/01/16	113	360	24	7	1	0	0	11/01/24	No		21,365,550	58.8%	L(31),Def(85),O(4)
13	SMF II	Crest at Greylyn	05/06/15	06/06/15	05/06/19	06/06/19	119	360	48	1	6	0	0	05/06/25	No		21,404,787	63.0%	L(25),Def(91),O(4)
14	JPMCB	Pinecrest Town Center	05/01/15	06/01/15	05/01/18	06/01/18	119	360	36	1	1	0	0	05/01/25	No		20,400,674	63.8%	L(25),Grtr1%orYM(92),O(3)
15	RCMC	DoubleTree - Carson	03/27/15	05/05/15			118	358	0	2	5	0	0	04/05/25	No		17,968,599	56.5%	L(26),Def(90),O(4)
16	JPMCB	Richmond Portfolio	05/05/15	07/01/15			120	360	0	0	1	0	0	06/01/25	No		17,345,246	60.0%	L(25),Grtr1%orYM(92),O(3)
16.01	JPMCB	Boulders															6,121,851
16.02	JPMCB	Moorefield I, II, III															5,701,724
16.03	JPMCB	Winchester															5,521,670
17	Barclays	Downtown Seaside	04/15/15	06/06/15	05/06/17	06/06/17	119	360	24	1	6	0	0	05/06/25	No		18,189,057	55.5%	L(25),Def(91),O(4)
18	RAIT	Courtyard Marriott Green Hills	04/23/15	06/01/15			119	359	0	1	1	5	5	05/01/25	No		15,909,049	45.5%	L(25),Def(91),O(4)
19	Barclays	Simply Self Storage Portfolio (FL & GA)	05/12/15	07/06/15	06/06/20	07/06/20	120	360	60	0	6	5 (Once per year)	0	06/06/25	No		17,912,841	67.2%	L(24),Def(91),O(5)
19.01	Barclays	Assured Self Storage															4,147,757
19.02	Barclays	Preakness Self Storage															3,145,003
19.03	Barclays	United Self Storage															3,008,263
19.04	Barclays	Gordon Highway Self Storage															2,643,625
19.05	Barclays	Cherokee Self Storage															2,187,828
19.06	Barclays	Decatur Self Storage															1,777,610
19.07	Barclays	Marietta Self Storage															1,002,754
20	SMF II	Sedano’s Plaza Lakes on the Green	05/13/15	07/06/15	06/06/17	07/06/17	120	360	24	0	6	0	0	06/06/25	No		15,861,228	63.2%	L(24),Def(92),O(4)
21	JPMCB	Eagles Trail	03/26/15	05/01/15	04/01/17	05/01/17	58	360	24	2	1	0	0	04/01/20	No		16,427,597	65.7%	L(36),O(24)
22	JPMCB	Bridgeway Business Center	04/13/15	06/01/15			179	239	0	1	1	0	0	05/01/30	No		5,443,347	17.3%	L(25),Grtr1%orYM(152),O(3)
23	JPMCB	Doubletree Baltimore Airport	05/12/15	07/01/15			60	360	0	0	1	0	0	06/01/20	No		14,543,166	53.9%	L(25),Grtr1%orYM(11),O(24)
24	JPMCB	The Heights	04/03/15	06/01/15			179	179	0	1	1	5	5	05/01/30	No		104,360	0.3%	L(25),Grtr1%orYM(151),O(4)
25	RCMC	Garden District Apartments	05/14/15	07/05/15	06/05/18	07/05/18	120	360	36	0	5	0	0	06/05/25	No		12,009,616	63.5%	L(24),Def(92),O(4)
26	Barclays	El Paseo Collection South	05/01/15	06/06/15	05/06/20	06/06/20	119	360	60	1	6	0	0	05/06/25	No		12,242,334	49.0%	L(25),Def(91),O(4)
27	JPMCB	Homewood Suites Kennesaw	04/01/15	05/01/15			118	298	0	2	1	0	0	04/01/25	No		8,344,950	50.6%	L(26),Def(91),O(3)
28	SMF II	Springhill Suites Charleston	05/01/15	06/06/15			119	299	0	1	6	0	0	05/06/25	No		7,716,499	50.8%	L(25),Def(91),O(4)
29	JPMCB	Chestnut Place	03/06/15	05/01/15			118	358	0	2	1	0	0	04/01/25	No		8,378,002	57.0%	L(25),Grtr1%orYM(92),O(3)
30	RCMC	AllStore Center Self Storage	04/01/15	05/05/15	04/05/17	05/05/17	118	360	24	2	5	0	0	04/05/25	No		8,393,159	63.1%	L(26),Def(90),O(4)
31	SMF II	Hampton Inn Jacksonville	04/02/15	05/06/15			118	358	0	2	6	0	0	04/06/25	No		7,592,279	55.4%	L(26),Def(90),O(4)
32	RCMC	Hidden Hills at Oakdale West	04/27/15	06/05/15	05/05/18	06/05/18	119	360	36	1	5	0	0	05/05/25	No		8,032,359	62.0%	L(25),Def(91),O(4)
33	RCMC	Whitemarsh Self Storage	04/01/15	05/05/15	04/05/17	05/05/17	118	360	24	2	5	0	0	04/05/25	No		7,717,371	63.5%	L(26),Def(90),O(4)
34	RCMC	The Weatherly	05/07/15	07/05/15	06/05/18	07/05/18	120	360	36	0	5	0	0	06/05/25	No		7,763,883	61.6%	L(24),Def(91),O(5)
35	SMF II	Northsight Village	04/21/15	06/06/15	05/06/17	06/06/17	119	360	24	1	6	0	0	05/06/25	No		7,419,438	62.6%	L(25),Def(91),O(4)
36	JPMCB	Fairfield Inn Destin	03/27/15	05/01/15			118	358	0	2	1	0	0	04/01/25	No		6,760,297	45.7%	L(25),Grtr1%orYM(93),O(2)
37	RCMC	Mt. Nebo Pointe	05/05/15	06/05/15	05/05/17	06/05/17	119	360	24	1	5	0	0	05/05/25	No		6,773,661	52.5%	L(25),Def(91),O(4)
38	Barclays	Campus View Apartments	05/15/15	07/06/15	06/06/17	07/06/17	120	360	24	0	6	0	0	06/06/25	No		6,795,787	63.5%	L(24),Def(92),O(4)
39	Barclays	Park Centre Commons	04/01/15	05/06/15			118	358	0	2	6	0	0	04/06/25	No		6,364,928	54.4%	L(24),Grtr1%orYM(92),O(4)
40	RCMC	Windwood Centre	05/19/15	07/05/15	06/05/18	07/05/18	120	360	36	0	5	0	0	06/05/25	No		6,539,518	65.4%	L(24),Def(92),O(4)
41	RCMC	2560 Dixwell	05/08/15	07/01/15	06/01/20	07/01/20	120	360	60	0	1	0	4	06/01/25	No		6,373,120	68.2%	L(24),Def(92),O(4)
42	Barclays	Alore Center	04/22/15	06/06/15	05/06/17	06/06/17	119	360	24	1	6	0	0	05/06/25	No		5,614,433	61.0%	L(25),Def(91),O(4)
43	JPMCB	Candlewood Suites Greenville	03/24/15	05/01/15			118	298	0	2	1	0	0	04/01/25	No		4,807,829	51.1%	L(25),Grtr1%orYM(92),O(3)
44	Barclays	Lamberton Lake Apartments	03/31/15	05/06/15	04/06/17	05/06/17	118	360	24	2	6	0	0	04/06/25	No		5,314,764	60.7%	L(26),Def(90),O(4)
45	JPMCB	Hampton Inn Ft. Wayne	03/19/15	05/01/15			118	358	0	2	1	0	0	04/01/25	No		5,097,794	56.0%	L(26),Def(91),O(3)
46	SMF II	Lyons Station	04/09/15	06/06/15	05/06/17	06/06/17	119	360	24	1	6	0	0	05/06/25	No		5,204,652	59.8%	L(25),Def(91),O(4)
47	Barclays	Cavalier Building	04/24/15	06/06/15			119	0	120	1	6	0	0	05/06/25	No		6,150,000	60.0%	L(25),Def(90),O(5)
48	SMF II	Plantation Corporate Center	04/14/15	06/06/15	11/06/16	12/06/16	119	360	18	1	6	0	0	05/06/25	No		5,141,220	60.8%	L(25),Def(91),O(4)
49	RCMC	9 Washington	05/08/15	07/01/15	06/01/20	07/01/20	120	360	60	0	1	0	4	06/01/25	No		5,433,540	67.9%	L(24),Def(92),O(4)
50	JPMCB	Creekside Square Apartments	05/07/15	07/01/15			120	300	0	0	1	0	0	06/01/25	No		4,179,857	52.9%	L(25),Grtr1%orYM(91),O(4)
51	RCMC	Patton Square	05/18/15	07/05/15			120	360	0	0	5	0	0	06/05/25	No		4,588,361	57.0%	L(24),Def(92),O(4)
52	RAIT	14001 Weston Parkway	04/30/15	06/01/15			119	299	0	1	1	5	5	05/01/25	No		4,057,409	48.6%	L(25),Def(91),O(4)
53	Barclays	Rockmead Professional Center	04/28/15	06/06/15	05/06/17	06/06/17	119	360	24	1	6	0	0	05/06/25	No		4,151,167	62.9%	L(25),Def(91),O(4)
54	Barclays	Austin Industrial Park	02/17/15	04/06/15	03/06/20	04/06/20	117	360	60	3	6	0	0	03/06/25	No		4,098,660	63.5%	L(27),Def(89),O(4)
55	RAIT	North Road Plaza	04/08/15	06/01/15	05/01/17	06/01/17	119	360	24	1	1	5	5	05/01/25	No		3,814,079	64.1%	L(25),Def(91),O(4)
56	RAIT	Walgreens - Brunswick	05/07/15	07/01/15			120	360	0	0	1	5	5	06/01/25	No		3,451,696	53.1%	L(24),Def(92),O(4)
57	Barclays	Liberty Station - Building 210	03/05/15	04/06/15	03/06/17	04/06/17	117	360	24	3	6	0	0	03/06/25	No		3,483,602	55.7%	L(27),Def(89),O(4)
58	RCMC	275 N. York	05/15/15	07/05/15	06/05/17	07/05/17	120	360	24	0	5	0	0	06/05/25	No		3,405,305	58.2%	L(24),Def(92),O(4)
59	Barclays	Dakota Estates	04/07/15	05/06/15			118	358	0	2	6	0	0	04/06/25	No		3,206,397	60.0%	L(26),Def(90),O(4)
60	RAIT	CVS - Fair Oaks	03/12/15	05/01/15			118	0	120	2	1	5	5	04/01/25	No		3,960,000	65.2%	L(26),Def(90),O(4)
61	RCMC	AAA Storage City	04/01/15	05/05/15			118	358	0	2	5	0	0	04/05/25	No		3,004,713	49.3%	L(26),Def(90),O(4)
62	RAIT	CVS - Hutto	03/27/15	05/01/15			118	0	120	2	1	5	5	04/01/25	No		2,650,000	62.0%	L(26),Def(90),O(4)
63	Barclays	91st & Kelton	04/30/15	06/06/15			119	359	0	1	6	0	0	05/06/25	No		2,030,525	53.4%	L(25),Def(91),O(4)

A-1-3

ANNEX A-1

			HISTORICAL FINANCIALS(12)

			2012	2012	2012	2013	2013	2013	2014	2014	2014	Most Recent	Most Recent	Most Recent
Loan #	Seller(1)	Property Name	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	As of
1	RAIT	2025 M Street	10,674,958	3,866,999	6,807,959	9,320,363	4,113,777	5,206,586	9,023,624	3,916,010	5,107,614
2	JPMCB	One City Centre	14,793,495	6,881,731	7,911,764	18,899,569	9,159,438	9,740,131	18,363,338	9,256,147	9,107,191	18,365,962	8,988,910	9,377,052	02/28/15
3	JPMCB	400 Poydras	9,907,176	4,797,534	5,109,642	10,182,807	4,994,209	5,188,598	10,786,450	5,078,421	5,708,029	11,011,803	5,233,671	5,778,132	03/31/15
4	Barclays	Cole IV Retail Portfolio - Pool I							9,872,543	2,627,738	7,244,804	10,041,227	2,607,059	7,434,168	02/28/15
4.01	Barclays	Beavercreek Shopping Center							3,689,718	974,502	2,715,216	3,675,906	960,031	2,715,875	02/28/15
4.02	Barclays	Marketplace at the Lakes							2,162,704	581,956	1,580,748	2,269,990	575,924	1,694,066	02/28/15
4.03	Barclays	Plaza San Mateo							1,261,449	283,027	978,421	1,240,157	276,075	964,082	02/28/15
4.04	Barclays	Emerald Place							1,084,996	253,889	831,107	1,095,315	251,282	844,033	02/28/15
4.05	Barclays	Village at Hereford Farms							659,566	79,771	579,795	705,936	95,736	610,200	02/28/15
4.06	Barclays	University Marketplace							1,014,110	454,593	559,517	1,053,923	448,011	605,912	02/28/15
5	Barclays	Cole IV Retail Portfolio - Pool II							8,493,811	2,106,327	6,387,484	8,782,710	2,133,691	6,649,019	02/28/15
5.01	Barclays	Inglewood Plaza							1,430,657	329,333	1,101,324	1,724,406	357,500	1,366,906	02/28/15
5.02	Barclays	Hickory Flat Commons							1,522,006	392,890	1,129,116	1,497,508	385,824	1,111,684	02/28/15
5.03	Barclays	East Manchester Village Centre							1,621,230	450,991	1,170,239	1,642,959	461,148	1,181,811	02/28/15
5.04	Barclays	Terrell Mill Village							1,416,452	257,950	1,158,502	1,407,486	251,271	1,156,215	02/28/15
5.05	Barclays	Westover Marketplace							1,165,477	210,485	954,992	1,180,408	225,880	954,528	02/28/15
5.06	Barclays	Target Center							1,337,989	464,678	873,311	1,329,943	452,068	877,875	02/28/15
6	JPMCB	Alta Woodlake Square										3,478,423	2,102,241	1,376,182	04/30/15
7	Barclays	Little Palm Island Resort	14,469,080	12,489,568	1,979,512	16,069,683	13,136,526	2,933,157	17,154,034	13,799,310	3,354,724	17,410,213	13,863,044	3,547,169	03/31/15
8	JPMCB	JAGR Portfolio	29,689,027	25,661,678	4,027,349	30,626,744	26,325,021	4,301,723	31,665,339	26,593,129	5,072,210	32,878,835	27,651,376	5,227,459	02/28/15
8.01	JPMCB	Hilton Jackson	13,199,176	11,512,948	1,686,228	13,763,838	11,923,531	1,840,307	14,554,966	12,262,956	2,292,010	16,164,497	13,554,292	2,610,205	02/28/15
8.02	JPMCB	Doubletree Grand Rapids	7,793,985	6,707,743	1,086,242	8,339,079	6,915,386	1,423,693	8,739,063	7,150,108	1,588,955	8,416,038	6,976,923	1,439,115	02/28/15
8.03	JPMCB	Doubletree Annapolis	8,695,866	7,440,988	1,254,878	8,523,827	7,486,104	1,037,723	8,371,310	7,180,065	1,191,245	8,298,300	7,120,161	1,178,139	02/28/15
9	JPMCB	Lenox Towers	5,491,302	3,433,361	2,057,941	5,235,220	3,275,187	1,960,033	5,591,687	2,938,075	2,653,613	5,740,735	2,860,012	2,880,723	04/30/15
10	SMF II	Horizon Outlet Shoppes Portfolio	8,771,132	3,495,707	5,275,426	9,256,790	3,727,241	5,529,549	9,307,447	3,997,533	5,309,914
10.01	SMF II	Oshkosh	4,861,096	1,945,536	2,915,561	4,853,066	2,023,362	2,829,704	5,109,661	2,152,832	2,956,829
10.02	SMF II	Burlington	2,432,479	987,858	1,444,621	2,748,196	1,048,068	1,700,128	2,565,453	1,166,028	1,399,425
10.03	SMF II	Fremont	1,477,557	562,313	915,244	1,655,528	655,811	999,717	1,632,333	678,673	953,660
11	RAIT	Aspen Heights - Texas A&M University Corpus Christi										4,338,710	1,563,223	2,775,487	03/31/15
12	JPMCB	Marriott - Pittsburgh	19,091,569	15,835,338	3,256,231	20,787,785	16,581,754	4,206,031	21,527,743	16,661,047	4,866,696	22,151,423	16,909,467	5,241,956	03/31/15
13	SMF II	Crest at Greylyn							3,127,555	1,136,134	1,991,421	3,192,720	1,178,530	2,014,190	03/31/15
14	JPMCB	Pinecrest Town Center	2,310,752	1,164,026	1,146,726	2,417,027	1,039,517	1,377,511	2,585,532	1,089,751	1,495,781
15	RCMC	DoubleTree - Carson	8,892,975	7,043,211	1,849,764	9,402,909	7,289,880	2,113,029	10,391,208	7,970,030	2,421,178	10,461,393	7,966,861	2,494,532	01/31/15
16	JPMCB	Richmond Portfolio	4,312,808	2,257,982	2,054,826	4,936,232	2,657,071	2,279,161	5,030,149	2,763,590	2,266,559	5,003,013	2,715,985	2,287,028	02/28/15
16.01	JPMCB	Boulders	1,561,397	753,140	808,257	1,882,270	880,634	1,001,636	1,815,402	900,281	915,121	1,768,025	878,249	889,776	02/28/15
16.02	JPMCB	Moorefield I, II, III	1,581,718	802,004	779,714	1,566,079	970,691	595,388	1,712,408	1,024,869	687,539	1,727,999	1,016,810	711,189	02/28/15
16.03	JPMCB	Winchester	1,169,693	702,838	466,855	1,487,883	805,746	682,137	1,502,339	838,440	663,899	1,506,989	820,926	686,063	02/28/15
17	Barclays	Downtown Seaside				2,505,664	543,815	1,961,849	2,651,024	545,381	2,105,643
18	RAIT	Courtyard Marriott Green Hills										5,712,442	3,221,442	2,491,000	04/30/15
19	Barclays	Simply Self Storage Portfolio (FL & GA)	2,966,536	1,388,502	1,578,033	3,165,596	1,464,171	1,701,425	3,389,762	1,611,033	1,778,729	3,360,103	1,616,962	1,743,141	02/28/15
19.01	Barclays	Assured Self Storage	714,193	310,883	403,310	715,197	278,210	436,987	773,005	302,857	470,148	769,413	312,892	456,521	02/28/15
19.02	Barclays	Preakness Self Storage	482,505	207,198	275,307	563,992	293,022	270,970	588,663	318,673	269,990	608,991	320,559	288,432	02/28/15
19.03	Barclays	United Self Storage	504,628	218,025	286,603	516,992	215,481	301,511	561,217	249,958	311,259	509,952	195,979	313,973	02/28/15
19.04	Barclays	Gordon Highway Self Storage	518,705	213,059	305,646	519,342	215,413	303,929	486,838	227,410	259,428	487,164	234,632	252,532	02/28/15
19.05	Barclays	Cherokee Self Storage	192,923	131,450	61,473	251,538	137,221	114,317	370,380	186,434	183,946	378,599	185,938	192,661	02/28/15
19.06	Barclays	Decatur Self Storage	362,351	183,890	178,461	393,255	208,967	184,288	389,486	209,751	179,735	389,077	241,531	147,546	02/28/15
19.07	Barclays	Marietta Self Storage	191,230	123,997	67,233	205,280	115,857	89,423	220,173	115,950	104,223	216,907	125,431	91,476	02/28/15
20	SMF II	Sedano’s Plaza Lakes on the Green
21	JPMCB	Eagles Trail	3,127,928	2,276,605	851,323	4,119,707	2,445,574	1,674,133	4,048,347	2,470,091	1,578,256	3,992,966	2,441,510	1,551,456	02/28/15
22	JPMCB	Bridgeway Business Center	3,605,862	684,122	2,921,740	3,221,947	644,715	2,577,232	3,428,098	625,943	2,802,155
23	JPMCB	Doubletree Baltimore Airport	9,305,835	7,787,556	1,518,279	9,498,255	7,931,088	1,567,167	10,240,786	8,405,697	1,835,089	10,181,788	8,341,937	1,839,851	03/31/15
24	JPMCB	The Heights	2,690,192	621,723	2,068,469	2,702,711	627,796	2,074,915	2,753,506	622,158	2,131,348
25	RCMC	Garden District Apartments	2,473,781	1,253,022	1,220,759	2,365,815	1,172,684	1,193,131	2,312,209	1,111,435	1,200,774	2,362,954	1,137,365	1,225,589	04/30/15
26	Barclays	El Paseo Collection South				1,809,806	441,890	1,367,916	1,888,602	473,983	1,414,619
27	JPMCB	Homewood Suites Kennesaw	2,988,054	1,997,158	990,896	3,139,333	2,082,526	1,056,807	3,470,992	2,269,523	1,201,469	3,541,703	2,300,446	1,241,257	03/31/15
28	SMF II	Springhill Suites Charleston	2,771,137	1,840,029	931,108	3,097,096	1,961,244	1,135,852	3,680,938	2,306,962	1,373,976
29	JPMCB	Chestnut Place	3,551,179	2,557,463	993,716	4,004,698	2,708,125	1,296,573	3,807,583	2,747,021	1,060,562
30	RCMC	AllStore Center Self Storage	1,111,048	373,930	737,117	1,155,020	393,572	761,448	1,220,376	391,939	828,438	1,231,367	386,551	844,815	02/28/15
31	SMF II	Hampton Inn Jacksonville				2,710,936	1,669,429	1,041,507	3,366,893	2,101,944	1,264,949	3,363,144	2,113,964	1,249,180	01/31/15
32	RCMC	Hidden Hills at Oakdale West				1,301,363	695,923	605,440	1,634,468	708,689	925,779	1,689,579	689,448	1,000,131	03/31/15
33	RCMC	Whitemarsh Self Storage	796,803	291,107	505,696	868,846	305,843	563,003	1,019,894	344,375	675,518	1,048,612	345,191	703,421	02/28/15
34	RCMC	The Weatherly	1,068,807	450,698	618,109	1,217,854	568,060	649,794	1,276,198	646,161	630,038	1,290,773	645,904	644,869	02/28/15
35	SMF II	Northsight Village	1,005,791	418,350	587,441	1,058,816	354,333	704,483	1,219,060	352,681	866,379
36	JPMCB	Fairfield Inn Destin	2,293,905	1,791,466	502,439	2,238,463	1,747,588	490,875	3,021,211	2,043,541	977,670	3,091,271	2,062,311	1,028,959	01/31/15
37	RCMC	Mt. Nebo Pointe	1,154,982	1,022,577	132,405	1,373,399	964,742	408,657	1,754,223	923,569	830,654
38	Barclays	Campus View Apartments										870,860	76,112	794,749	03/31/15
39	Barclays	Park Centre Commons	781,792	182,981	598,811	851,063	192,513	658,551	901,385	206,282	695,103
40	RCMC	Windwood Centre	1,008,898	504,332	504,566	1,051,274	466,833	584,441	1,106,199	464,641	641,559	1,099,607	466,169	633,438	03/31/15
41	RCMC	2560 Dixwell	716,671	159,886	556,785	752,594	169,423	583,171	754,364	151,844	602,520
42	Barclays	Alore Center				908,810	273,398	635,412	864,321	279,031	585,290
43	JPMCB	Candlewood Suites Greenville							2,019,172	1,352,402	666,770	2,138,849	1,398,703	740,146	01/31/15
44	Barclays	Lamberton Lake Apartments	1,020,548	553,386	467,162	1,106,228	545,287	560,941	1,190,054	581,794	608,261
45	JPMCB	Hampton Inn Ft. Wayne	1,787,848	1,228,103	559,746	1,918,233	1,299,715	618,518	2,212,138	1,505,566	706,572	2,229,075	1,508,407	720,668	01/31/15
46	SMF II	Lyons Station	813,586	268,618	544,968	709,783	260,747	449,036	736,492	278,834	457,658
47	Barclays	Cavalier Building	1,083,301	454,884	628,417	1,130,742	534,953	595,789	1,271,476	494,156	777,320	1,261,827	489,489	772,338	02/28/15
48	SMF II	Plantation Corporate Center	1,089,608	525,234	564,374	1,054,604	518,106	536,498	985,020	507,039	477,981
49	RCMC	9 Washington				866,258	310,987	555,271	869,426	298,842	570,584
50	JPMCB	Creekside Square Apartments	961,236	519,737	441,499	955,236	452,200	503,036	1,018,795	440,717	578,078	1,022,852	448,777	574,075	02/28/15
51	RCMC	Patton Square	642,833	173,428	469,405	791,172	241,773	549,400	878,310	201,568	676,741	857,120	211,851	645,269	02/28/15
52	RAIT	14001 Weston Parkway	804,091	232,289	571,802	858,812	226,526	632,286	958,175	228,976	729,199	1,024,957	224,392	800,566	02/28/15
53	Barclays	Rockmead Professional Center	500,898	152,506	348,392	468,719	167,847	300,872	506,225	162,524	343,701
54	Barclays	Austin Industrial Park	629,514	239,100	390,413	656,175	195,333	460,842	670,008	209,459	460,548
55	RAIT	North Road Plaza	731,916	214,845	517,071	699,544	188,695	510,849	728,578	277,390	451,188
56	RAIT	Walgreens - Brunswick
57	Barclays	Liberty Station - Building 210	342,402	266,593	75,809	419,706	216,856	202,850	861,974	291,546	570,428
58	RCMC	275 N. York	322,678	44,465	278,213	391,155	213,595	177,560	457,510	131,434	326,076
59	Barclays	Dakota Estates				277,744	118,411	159,333	554,229	174,018	380,211
60	RAIT	CVS - Fair Oaks
61	RCMC	AAA Storage City	646,769	213,539	433,230	657,212	276,539	380,673	725,803	232,918	492,885	726,327	232,783	493,544	01/31/15
62	RAIT	CVS - Hutto
63	Barclays	91st & Kelton	545,247	205,306	339,941	430,492	214,555	215,936	411,534	203,729	207,805

A-1-4

ANNEX A-1

			UW
			Economic	UW	UW Total	UW	UW Capital	UW	UW	UW NCF	UW NOI	UW NCF		Ground Lease	Ground Lease
Loan #	Seller(1)	Property Name	Occupancy %	Revenues ($)(3)	Expenses ($)	NOI ($)(3)(13)	Items ($)	NCF ($)(3)(13)	NOI DSCR(14)	DSCR(14)	Debt Yield %	Debt Yield %	Title Type(15)	Expiration	Extension Terms	PML %
1	RAIT	2025 M Street	95.0%	9,882,877	4,278,934	5,603,943	245,120	5,358,823	1.49	1.43	8.8%	8.4%	Fee
2	JPMCB	One City Centre	81.6%	19,305,498	10,216,109	9,089,389	912,642	8,176,746	2.26	2.04	9.1%	8.2%	Fee
3	JPMCB	400 Poydras	88.6%	11,390,127	5,176,925	6,213,202	833,792	5,379,409	1.85	1.60	11.1%	9.6%	Fee
4	Barclays	Cole IV Retail Portfolio - Pool I	95.1%	9,818,217	3,098,492	6,719,726	330,613	6,389,112	3.48	3.30	13.4%	12.8%	Fee			Various
4.01	Barclays	Beavercreek Shopping Center	95.0%	3,757,040	1,355,883	2,401,157	145,362	2,255,795					Fee
4.02	Barclays	Marketplace at the Lakes	95.0%	2,030,973	538,433	1,492,540	76,483	1,416,057					Fee			11%
4.03	Barclays	Plaza San Mateo	97.0%	1,111,364	230,453	880,912	15,336	865,576					Fee
4.04	Barclays	Emerald Place	93.0%	1,144,942	409,235	735,707	38,341	697,366					Fee
4.05	Barclays	Village at Hereford Farms	95.5%	847,877	157,588	690,289	24,104	666,185					Fee
4.06	Barclays	University Marketplace	96.0%	926,021	406,900	519,122	30,988	488,134					Fee
5	Barclays	Cole IV Retail Portfolio - Pool II	94.0%	8,984,006	2,285,884	6,698,122	368,871	6,329,251	3.46	3.27	13.4%	12.7%	Fee			Various
5.01	Barclays	Inglewood Plaza	95.5%	2,224,004	566,752	1,657,252	53,211	1,604,041					Fee			9%
5.02	Barclays	Hickory Flat Commons	88.4%	1,471,641	389,416	1,082,225	44,887	1,037,339					Fee
5.03	Barclays	East Manchester Village Centre	95.0%	1,646,298	488,222	1,158,076	65,242	1,092,834					Fee
5.04	Barclays	Terrell Mill Village	95.0%	1,387,275	242,492	1,144,782	83,904	1,060,878					Fee
5.05	Barclays	Westover Marketplace	95.0%	1,054,342	208,469	845,873	56,723	789,151					Fee
5.06	Barclays	Target Center	95.0%	1,200,446	390,533	809,913	64,905	745,008					Fee
6	JPMCB	Alta Woodlake Square	88.3%	4,171,728	1,692,641	2,479,086	51,200	2,427,886	1.37	1.34	8.0%	7.8%	Fee
7	Barclays	Little Palm Island Resort	75.5%	17,410,213	13,800,756	3,609,457	0	3,609,457	1.90	1.90	11.7%	11.7%	Fee
8	JPMCB	JAGR Portfolio	64.2%	35,641,818	30,231,368	5,410,450	0	5,410,450	1.78	1.78	11.4%	11.4%	Fee
8.01	JPMCB	Hilton Jackson	67.7%	18,927,480	16,163,097	2,764,383	0	2,764,383					Fee
8.02	JPMCB	Doubletree Grand Rapids	65.5%	8,416,038	6,902,314	1,513,724	0	1,513,724					Fee
8.03	JPMCB	Doubletree Annapolis	58.4%	8,298,300	7,165,957	1,132,343	0	1,132,343					Fee
9	JPMCB	Lenox Towers	77.2%	6,472,524	3,431,162	3,041,362	584,551	2,456,811	1.94	1.56	11.1%	8.9%	Fee
10	SMF II	Horizon Outlet Shoppes Portfolio	86.5%	9,360,656	4,107,547	5,253,108	541,638	4,711,470	1.58	1.42	9.6%	8.6%	Fee			Various
10.01	SMF II	Oshkosh	91.4%	5,133,180	2,126,428	3,006,751	256,986	2,749,765					Fee
10.02	SMF II	Burlington	80.3%	2,591,417	1,279,746	1,311,671	179,667	1,132,004					Fee			10%
10.03	SMF II	Fremont	82.8%	1,636,059	701,373	934,686	104,985	829,701					Fee
11	RAIT	Aspen Heights - Texas A&M University Corpus Christi	94.5%	4,215,154	1,885,214	2,329,939	50,000	2,279,939	1.58	1.54	9.0%	8.8%	Fee
12	JPMCB	Marriott - Pittsburgh	71.1%	21,506,160	16,721,048	4,785,112	0	4,785,112	1.78	1.78	10.9%	10.9%	Leasehold	10/31/51	None
13	SMF II	Crest at Greylyn	92.6%	3,192,720	1,273,213	1,919,507	58,275	1,861,232	1.35	1.31	8.0%	7.8%	Fee
14	JPMCB	Pinecrest Town Center	87.4%	3,226,426	1,214,945	2,011,481	155,389	1,856,093	1.47	1.36	8.6%	7.9%	Fee
15	RCMC	DoubleTree - Carson	81.5%	10,391,208	7,993,978	2,397,230	0	2,397,230	1.86	1.86	10.6%	10.6%	Fee			13%
16	JPMCB	Richmond Portfolio	79.0%	5,314,278	2,692,763	2,621,516	719,806	1,901,709	2.07	1.50	12.1%	8.8%	Fee
16.01	JPMCB	Boulders	79.6%	1,888,138	889,702	998,436	247,428	751,008					Fee
16.02	JPMCB	Moorefield I, II, III	77.4%	1,788,105	999,460	788,644	247,836	540,809					Fee
16.03	JPMCB	Winchester	80.1%	1,638,036	803,600	834,435	224,543	609,893					Fee
17	Barclays	Downtown Seaside	94.9%	2,681,743	690,515	1,991,228	74,133	1,917,095	1.59	1.53	9.3%	8.9%	Fee
18	RAIT	Courtyard Marriott Green Hills	73.2%	6,130,582	3,718,582	2,412,000	0	2,412,000	2.10	2.10	12.1%	12.1%	Fee
19	Barclays	Simply Self Storage Portfolio (FL & GA)	68.8%	3,360,103	1,597,710	1,762,392	46,859	1,715,533	1.52	1.48	9.0%	8.7%	Fee
19.01	Barclays	Assured Self Storage	86.7%	769,413	347,116	422,297	7,165	415,132					Fee
19.02	Barclays	Preakness Self Storage	69.6%	608,991	312,848	296,143	7,768	288,375					Fee
19.03	Barclays	United Self Storage	61.9%	509,952	220,283	289,669	8,442	281,227					Fee
19.04	Barclays	Gordon Highway Self Storage	58.5%	487,164	218,582	268,582	4,912	263,670					Fee
19.05	Barclays	Cherokee Self Storage	78.2%	378,599	178,356	200,242	8,775	191,468					Fee
19.06	Barclays	Decatur Self Storage	54.4%	389,077	207,474	181,603	5,933	175,670					Fee
19.07	Barclays	Marietta Self Storage	74.7%	216,907	113,051	103,856	3,865	99,992					Fee
20	SMF II	Sedano’s Plaza Lakes on the Green	81.5%	2,297,054	647,983	1,649,071	147,005	1,502,066	1.47	1.34	8.9%	8.1%	Fee
21	JPMCB	Eagles Trail	90.0%	3,985,846	2,470,112	1,515,734	118,800	1,396,934	1.43	1.32	8.8%	8.1%	Fee
22	JPMCB	Bridgeway Business Center	90.0%	3,427,855	713,306	2,714,549	337,971	2,376,578	2.31	2.03	17.0%	14.9%	Fee
23	JPMCB	Doubletree Baltimore Airport	71.8%	10,181,788	8,410,094	1,771,694	0	1,771,694	1.73	1.73	11.2%	11.2%	Leasehold	06/30/24	Six ten-year options
24	JPMCB	The Heights	86.7%	2,936,678	712,537	2,224,141	206,575	2,017,566	1.67	1.51	14.6%	13.3%	Fee
25	RCMC	Garden District Apartments	94.9%	2,312,135	1,143,139	1,168,996	76,773	1,092,223	1.39	1.30	8.5%	8.0%	Fee
26	Barclays	El Paseo Collection South	94.9%	1,853,140	540,891	1,312,249	80,983	1,231,266	1.71	1.60	9.7%	9.1%	Fee			7%
27	JPMCB	Homewood Suites Kennesaw	77.6%	3,229,107	2,127,201	1,101,906	0	1,101,906	1.48	1.48	9.6%	9.6%	Fee
28	SMF II	Springhill Suites Charleston	80.0%	3,462,728	2,430,068	1,032,660	0	1,032,660	1.47	1.47	9.9%	9.9%	Fee
29	JPMCB	Chestnut Place	85.3%	3,779,626	2,782,673	996,953	163,574	833,379	1.63	1.37	9.5%	8.0%	Fee
30	RCMC	AllStore Center Self Storage	75.6%	1,259,490	395,978	863,511	10,416	853,096	1.53	1.51	8.6%	8.5%	Fee			14%
31	SMF II	Hampton Inn Jacksonville	80.0%	3,324,571	2,227,848	1,096,723	0	1,096,723	1.98	1.98	11.6%	11.6%	Fee
32	RCMC	Hidden Hills at Oakdale West	88.2%	1,703,723	776,753	926,970	56,700	870,270	1.73	1.62	10.0%	9.4%	Fee
33	RCMC	Whitemarsh Self Storage	82.4%	1,093,776	352,336	741,440	8,655	732,785	1.39	1.38	8.1%	8.0%	Fee
34	RCMC	The Weatherly	93.3%	1,374,396	583,091	791,305	75,926	715,379	1.49	1.35	8.9%	8.0%	Fee			16%
35	SMF II	Northsight Village	83.6%	1,154,995	361,455	793,540	86,270	707,270	1.57	1.40	9.0%	8.0%	Fee
36	JPMCB	Fairfield Inn Destin	60.9%	3,091,271	2,039,318	1,051,953	0	1,051,953	2.15	2.15	12.4%	12.4%	Fee
37	RCMC	Mt. Nebo Pointe	93.6%	1,925,454	932,871	992,584	94,475	898,109	2.12	1.92	12.4%	11.2%	Fee
38	Barclays	Campus View Apartments	93.9%	891,278	173,700	717,578	13,200	704,378	1.51	1.48	9.0%	8.8%	Fee
39	Barclays	Park Centre Commons	95.0%	999,785	213,702	786,083	54,606	731,477	1.71	1.59	9.9%	9.2%	Fee
40	RCMC	Windwood Centre	90.0%	1,226,180	485,265	740,914	80,563	660,352	1.66	1.48	9.9%	8.8%	Fee
41	RCMC	2560 Dixwell	95.0%	765,490	190,756	574,734	13,523	561,212	1.40	1.37	8.2%	8.0%	Fee
42	Barclays	Alore Center	95.0%	870,841	245,063	625,778	35,834	589,944	1.59	1.50	9.5%	8.9%	Fee
43	JPMCB	Candlewood Suites Greenville	79.1%	2,138,931	1,393,651	745,281	0	745,281	1.73	1.73	11.3%	11.3%	Fee
44	Barclays	Lamberton Lake Apartments	95.0%	1,205,940	585,244	620,696	41,312	579,384	1.71	1.60	9.9%	9.2%	Fee
45	JPMCB	Hampton Inn Ft. Wayne	74.8%	2,229,075	1,528,691	700,384	0	700,384	1.82	1.82	11.1%	11.1%	Fee
46	SMF II	Lyons Station	89.6%	817,232	274,852	542,380	25,699	516,681	1.51	1.44	8.8%	8.4%	Fee			11%
47	Barclays	Cavalier Building	92.9%	1,346,574	501,592	844,982	83,335	761,647	3.38	3.05	13.7%	12.4%	Fee
48	SMF II	Plantation Corporate Center	77.9%	1,091,263	485,668	605,594	58,953	546,641	1.63	1.47	9.9%	9.0%	Fee
49	RCMC	9 Washington	94.9%	806,769	301,465	505,304	15,825	489,479	1.44	1.40	8.5%	8.2%	Fee
50	JPMCB	Creekside Square Apartments	94.0%	1,052,594	505,349	547,245	32,250	514,995	1.46	1.38	9.5%	9.0%	Fee
51	RCMC	Patton Square	95.0%	825,707	232,764	592,943	53,372	539,571	1.74	1.59	10.4%	9.4%	Fee
52	RAIT	14001 Weston Parkway	87.4%	901,264	257,434	643,830	59,648	584,182	1.73	1.57	11.7%	10.6%	Fee
53	Barclays	Rockmead Professional Center	93.0%	613,915	143,464	470,451	33,784	436,666	1.64	1.52	9.6%	8.9%	Fee
54	Barclays	Austin Industrial Park	92.5%	734,310	243,726	490,584	55,656	434,928	1.86	1.64	10.9%	9.7%	Fee
55	RAIT	North Road Plaza	91.1%	689,866	233,589	456,277	42,638	413,639	1.68	1.52	10.2%	9.3%	Fee
56	RAIT	Walgreens - Brunswick	100.0%	362,942	7,259	355,683	3,705	351,978	1.39	1.38	8.3%	8.2%	Fee
57	Barclays	Liberty Station - Building 210	95.0%	858,234	297,312	560,922	61,227	499,694	2.30	2.05	13.7%	12.2%	Leasehold	12/31/70	None	19%
58	RCMC	275 N. York	90.0%	545,682	150,798	394,884	28,227	366,656	1.65	1.53	9.9%	9.2%	Fee
59	Barclays	Dakota Estates	94.9%	585,314	219,952	365,362	15,275	350,087	1.55	1.48	9.2%	8.8%	Fee
60	RAIT	CVS - Fair Oaks	100.0%	318,603	7,515	311,087	0	311,087	1.99	1.99	7.9%	7.9%	Fee
61	RCMC	AAA Storage City	89.3%	739,393	260,196	479,197	7,993	471,204	2.24	2.20	12.6%	12.4%	Fee
62	RAIT	CVS - Hutto	100.0%	223,739	6,341	217,398	0	217,398	2.04	2.04	8.2%	8.2%	Fee
63	Barclays	91st & Kelton	83.3%	460,353	209,968	250,385	22,457	227,928	1.62	1.48	10.0%	9.1%	Fee

A-1-5

ANNEX A-1

			UPFRONT ESCROW(16)								MONTHLY ESCROW(17)

			Upfront Capex	Upfront Engin.	Upfront Envir.	Upfront TI/LC	Upfront RE Tax	Upfront Ins.	Upfront Debt Service	Upfront Other	Monthly Capex	Monthly Envir.	Monthly TI/LC	Monthly RE Tax	Monthly Ins.	Monthly Other
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)
1	RAIT	2025 M Street	0	0	0	2,328,880	369,150	21,945	0	888,242	4,489	0	80,065	147,660	7,315	0
2	JPMCB	One City Centre	10,036	160,501	0	62,500	954,924	0	0	6,465,403	10,036	0	62,500	318,308	Springing	Springing
3	JPMCB	400 Poydras	9,925	28,125	0	1,500,000	336,644	0	0	523,717	9,925	0	59,557	84,200	Springing	0
4	Barclays	Cole IV Retail Portfolio - Pool I	0	0	0	0	0	0	0	0	5,671	0	28,354	Springing	Springing	0
4.01	Barclays	Beavercreek Shopping Center
4.02	Barclays	Marketplace at the Lakes
4.03	Barclays	Plaza San Mateo
4.04	Barclays	Emerald Place
4.05	Barclays	Village at Hereford Farms
4.06	Barclays	University Marketplace
5	Barclays	Cole IV Retail Portfolio - Pool II	0	0	0	0	0	0	0	0	4,599	0	22,994	Springing	Springing	0
5.01	Barclays	Inglewood Plaza
5.02	Barclays	Hickory Flat Commons
5.03	Barclays	East Manchester Village Centre
5.04	Barclays	Terrell Mill Village
5.05	Barclays	Westover Marketplace
5.06	Barclays	Target Center
6	JPMCB	Alta Woodlake Square	4,267	33,000	0	0	367,577	22,936	0	0	4,267	0	0	61,263	7,645	0
7	Barclays	Little Palm Island Resort	0	0	0	0	59,523	168,661	0	1,650,000	4% of Gross Revenues	0	0	11,905	60,475	Springing
8	JPMCB	JAGR Portfolio	116,939	70,725	0	0	375,291	0	0	1,515,449	4% of Gross Revenues	0	0	78,882	Springing	Springing
8.01	JPMCB	Hilton Jackson
8.02	JPMCB	Doubletree Grand Rapids
8.03	JPMCB	Doubletree Annapolis
9	JPMCB	Lenox Towers	6,314	0	0	41,667	516,948	0	0	1,159,257	6,314	0	41,667	57,439	Springing	0
10	SMF II	Horizon Outlet Shoppes Portfolio	0	0	0	200,000	151,880	133,817	0	0	10,406	0	34,730	89,263	18,572	0
10.01	SMF II	Oshkosh
10.02	SMF II	Burlington
10.03	SMF II	Fremont
11	RAIT	Aspen Heights - Texas A&M University Corpus Christi	0	0	0	0	62,016	55,026	0	0	4,167	0	0	62,016	11,005	0
12	JPMCB	Marriott - Pittsburgh	0	57,530	0	0	267,171	101,105	0	2,925	4% of Gross Revenues	0	0	30,400	16,851	2,925
13	SMF II	Crest at Greylyn	0	0	0	0	70,723	32,803	0	0	5,396	0	0	14,145	3,645	0
14	JPMCB	Pinecrest Town Center	75,000	0	62,500	475,000	122,526	0	0	1,140,425	Springing	0	Springing	17,504	Springing	0
15	RCMC	DoubleTree - Carson	0	0	0	0	60,735	32,224	0	0	4% of Gross Revenues	0	0	30,368	8,056	Springing
16	JPMCB	Richmond Portfolio	6,900	27,719	0	53,000	24,900	0	0	710,729	6,900	0	53,000	24,900	Springing	0
16.01	JPMCB	Boulders
16.02	JPMCB	Moorefield I, II, III
16.03	JPMCB	Winchester
17	Barclays	Downtown Seaside	0	560,418	0	0	56,995	0	0	0	901	0	5,366	8,142	9,474	0
18	RAIT	Courtyard Marriott Green Hills	0	0	0	0	86,728	65,262	0	0	2% of Gross Revenues	0	0	21,682	5,020	0
19	Barclays	Simply Self Storage Portfolio (FL & GA)	0	147,875	0	0	156,592	20,031	0	0	3,545	0	0	26,099	6,677	0
19.01	Barclays	Assured Self Storage
19.02	Barclays	Preakness Self Storage
19.03	Barclays	United Self Storage
19.04	Barclays	Gordon Highway Self Storage
19.05	Barclays	Cherokee Self Storage
19.06	Barclays	Decatur Self Storage
19.07	Barclays	Marietta Self Storage
20	SMF II	Sedano’s Plaza Lakes on the Green	0	59,058	0	0	171,482	52,244	0	1,398,585	4,040	0	6,271	24,497	14,051	0
21	JPMCB	Eagles Trail	9,900	0	0	0	78,965	12,567	0	2,068,190	9,900	0	0	26,322	Springing	Springing
22	JPMCB	Bridgeway Business Center	0	0	0	0	0	0	0	800,000	Springing	0	Springing	Springing	Springing	Springing
23	JPMCB	Doubletree Baltimore Airport	25,455	0	0	0	119,475	8,341	0	2,441,581	3% of Gross Revenues	0	0	13,275	Springing	59,864
24	JPMCB	The Heights	0	0	0	0	0	0	0	0	0	0	0	Springing	Springing	0
25	RCMC	Garden District Apartments	0	0	0	0	108,589	28,517	0	0	6,400	0	0	12,065	3,551	0
26	Barclays	El Paseo Collection South	0	0	0	0	0	0	0	0	Springing	0	0	6,646	Springing	0
27	JPMCB	Homewood Suites Kennesaw	11,726	0	0	0	50,036	0	0	0	4% of Gross Revenues	0	0	7,148	Springing	Springing
28	SMF II	Springhill Suites Charleston	0	0	0	0	60,987	36,139	0	0	4% of Gross Revenues	0	0	12,197	4,624	Springing
29	JPMCB	Chestnut Place	5,239	243,515	0	1,000,000	0	0	0	929,131	5,239	0	Springing	25,900	Springing	3,119
30	RCMC	AllStore Center Self Storage	0	0	0	0	21,111	2,480	0	0	868	0	0	7,037	827	0
31	SMF II	Hampton Inn Jacksonville	0	0	0	0	60,063	0	0	0	4% of Gross Revenues	0	0	7,508	Springing	Springing
32	RCMC	Hidden Hills at Oakdale West	0	0	0	0	20,868	35,529	0	0	4,725	0	0	10,434	2,733	0
33	RCMC	Whitemarsh Self Storage	0	0	0	0	63,692	10,367	0	0	722	0	0	5,790	864	0
34	RCMC	The Weatherly	0	0	0	0	100,100	10,749	0	0	1,055	0	17,611	11,122	1,344	0
35	SMF II	Northsight Village	50,000	0	0	125,000	54,120	4,255	0	0	1,687	0	16,666	18,040	1,403	Springing
36	JPMCB	Fairfield Inn Destin	5,152	0	0	0	8,775	0	0	0	2% of Gross Revenues	0	0	4,388	Springing	Springing
37	RCMC	Mt. Nebo Pointe	0	0	0	0	219,096	12,369	0	0	1,657	0	6,215	32,704	1,237	0
38	Barclays	Campus View Apartments	0	4,038	0	0	1,520	21,000	0	0	931	0	0	760	2,333	0
39	Barclays	Park Centre Commons	0	180,283	0	100,000	12,134	8,389	0	120,000	831	0	Springing	6,067	4,195	0
40	RCMC	Windwood Centre	0	61,150	0	250,000	11,753	8,333	0	316,062	1,317	0	7,898	5,877	833	0
41	RCMC	2560 Dixwell	0	0	0	0	47,243	10,136	0	0	501	0	626	6,749	1,282	0
42	Barclays	Alore Center	0	0	0	0	41,833	2,331	0	0	499	0	3,741	10,458	2,331	0
43	JPMCB	Candlewood Suites Greenville	0	0	0	0	44,437	0	0	0	2% of Gross Revenues	0	0	8,887	Springing	Springing
44	Barclays	Lamberton Lake Apartments	0	64,688	0	0	80,022	0	0	0	3,000	0	0	9,134	Springing	0
45	JPMCB	Hampton Inn Ft. Wayne	7,430	0	0	0	56,762	20,788	0	0	4% of Gross Revenues	0	0	9,460	1,401	Springing
46	SMF II	Lyons Station	0	96,370	0	0	20,854	11,296	0	0	357	0	1,785	10,427	869	0
47	Barclays	Cavalier Building	0	0	0	0	37,832	11,953	0	0	1,392	0	4,698	9,458	2,391	0
48	SMF II	Plantation Corporate Center	0	0	0	0	78,280	56,416	0	0	774	0	9,357	13,047	4,381	0
49	RCMC	9 Washington	0	0	0	125,000	61,030	12,028	0	0	586	0	733	8,718	1,272	0
50	JPMCB	Creekside Square Apartments	2,667	0	0	0	0	0	0	0	2,667	0	0	11,250	Springing	0
51	RCMC	Patton Square	0	36,900	0	0	85,590	2,481	0	58,300	1,384	0	3,064	12,227	1,241	0
52	RAIT	14001 Weston Parkway	162,000	25,625	0	65,000	42,500	4,303	0	857,412	1,315	0	4,144	7,083	717	0
53	Barclays	Rockmead Professional Center	0	1,875	0	0	26,366	968	0	0	467	0	2,337	6,592	968	0
54	Barclays	Austin Industrial Park	0	178,788	0	100,000	12,834	0	0	0	805	0	2,348	6,417	Springing	0
55	RAIT	North Road Plaza	0	37,875	0	0	49,930	22,037	0	0	1,438	0	4,167	8,322	1,836	0
56	RAIT	Walgreens - Brunswick	0	0	0	0	0	0	0	0	0	0	0	Springing	Springing	0
57	Barclays	Liberty Station - Building 210	0	10,625	0	0	0	3,464	0	150,000	467	0	3,111	7,928	693	Springing
58	RCMC	275 N. York	0	0	0	150,000	31,703	3,137	0	0	355	0	7,211	6,341	349	0
59	Barclays	Dakota Estates	0	0	0	0	0	0	0	0	1,273	0	0	1,449	1,302	0
60	RAIT	CVS - Fair Oaks	0	0	0	0	0	0	0	0	0	0	0	Springing	239	0
61	RCMC	AAA Storage City	0	0	0	0	17,983	19,614	0	0	666	0	0	3,597	1,635	0
62	RAIT	CVS - Hutto	0	0	0	0	0	0	0	0	0	0	0	Springing	212	0
63	Barclays	91st & Kelton	0	0	0	164,000	6,299	872	0	0	533	0	Springing	3,150	436	0

A-1-6

ANNEX A-1

RESERVE CAPS(18)

			CapEx	Envir.	TI/LC	RE Tax	Insur.	Debt Service	Other
Loan #	Seller(1)	Property Name	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)
1	RAIT	2025 M Street
2	JPMCB	One City Centre			2,250,000				1,500,000
3	JPMCB	400 Poydras
4	Barclays	Cole IV Retail Portfolio - Pool I
4.01	Barclays	Beavercreek Shopping Center
4.02	Barclays	Marketplace at the Lakes
4.03	Barclays	Plaza San Mateo
4.04	Barclays	Emerald Place
4.05	Barclays	Village at Hereford Farms
4.06	Barclays	University Marketplace
5	Barclays	Cole IV Retail Portfolio - Pool II
5.01	Barclays	Inglewood Plaza
5.02	Barclays	Hickory Flat Commons
5.03	Barclays	East Manchester Village Centre
5.04	Barclays	Terrell Mill Village
5.05	Barclays	Westover Marketplace
5.06	Barclays	Target Center
6	JPMCB	Alta Woodlake Square
7	Barclays	Little Palm Island Resort
8	JPMCB	JAGR Portfolio
8.01	JPMCB	Hilton Jackson
8.02	JPMCB	Doubletree Grand Rapids
8.03	JPMCB	Doubletree Annapolis
9	JPMCB	Lenox Towers	227,303		1,500,000
10	SMF II	Horizon Outlet Shoppes Portfolio			1,000,000
10.01	SMF II	Oshkosh
10.02	SMF II	Burlington
10.03	SMF II	Fremont
11	RAIT	Aspen Heights - Texas A&M University Corpus Christi
12	JPMCB	Marriott - Pittsburgh
13	SMF II	Crest at Greylyn	129,500
14	JPMCB	Pinecrest Town Center	28,272		423,792
15	RCMC	DoubleTree - Carson
16	JPMCB	Richmond Portfolio
16.01	JPMCB	Boulders
16.02	JPMCB	Moorefield I, II, III
16.03	JPMCB	Winchester
17	Barclays	Downtown Seaside
18	RAIT	Courtyard Marriott Green Hills
19	Barclays	Simply Self Storage Portfolio (FL & GA)	127,610
19.01	Barclays	Assured Self Storage
19.02	Barclays	Preakness Self Storage
19.03	Barclays	United Self Storage
19.04	Barclays	Gordon Highway Self Storage
19.05	Barclays	Cherokee Self Storage
19.06	Barclays	Decatur Self Storage
19.07	Barclays	Marietta Self Storage
20	SMF II	Sedano’s Plaza Lakes on the Green	242,400		400,000
21	JPMCB	Eagles Trail
22	JPMCB	Bridgeway Business Center
23	JPMCB	Doubletree Baltimore Airport
24	JPMCB	The Heights
25	RCMC	Garden District Apartments
26	Barclays	El Paseo Collection South
27	JPMCB	Homewood Suites Kennesaw
28	SMF II	Springhill Suites Charleston
29	JPMCB	Chestnut Place
30	RCMC	AllStore Center Self Storage	20,832
31	SMF II	Hampton Inn Jacksonville
32	RCMC	Hidden Hills at Oakdale West
33	RCMC	Whitemarsh Self Storage	25,992
34	RCMC	The Weatherly			350,000
35	SMF II	Northsight Village	60,732		400,000
36	JPMCB	Fairfield Inn Destin
37	RCMC	Mt. Nebo Pointe
38	Barclays	Campus View Apartments	33,528
39	Barclays	Park Centre Commons	29,916		99,720
40	RCMC	Windwood Centre	31,608
41	RCMC	2560 Dixwell
42	Barclays	Alore Center	17,954		245,000
43	JPMCB	Candlewood Suites Greenville
44	Barclays	Lamberton Lake Apartments
45	JPMCB	Hampton Inn Ft. Wayne	250,000
46	SMF II	Lyons Station			64,247
47	Barclays	Cavalier Building	16,709		112,742
48	SMF II	Plantation Corporate Center			225,000
49	RCMC	9 Washington
50	JPMCB	Creekside Square Apartments
51	RCMC	Patton Square	49,824		147,072
52	RAIT	14001 Weston Parkway			150,000
53	Barclays	Rockmead Professional Center	22,430		112,152
54	Barclays	Austin Industrial Park			250,000
55	RAIT	North Road Plaza			150,000
56	RAIT	Walgreens - Brunswick
57	Barclays	Liberty Station - Building 210	16,800		186,665
58	RCMC	275 N. York
59	Barclays	Dakota Estates	65,000
60	RAIT	CVS - Fair Oaks
61	RCMC	AAA Storage City	15,985
62	RAIT	CVS - Hutto
63	Barclays	91st & Kelton	25,600		150,000

A-1-7

ANNEX A-1

				LARGEST TENANT (3), (19), (20), (21)			2nd LARGEST TENANT (3), (19), (20), (21)			3rd LARGEST TENANT (3), (19), (20), (21)

			Single			Lease			Lease			Lease
Loan #	Seller(1)	Property Name	Tenant	Largest Tenant	Unit Size	Expiration	2nd Largest Tenant	Unit Size	Expiration	3rd Largest Tenant	Unit Size	Expiration
1	RAIT	2025 M Street	No	Radio Free Asia	72,748	03/31/24	Smith Bucklin	71,389	06/30/20	American-Mideast Educational and Training Services, Inc.	20,404	06/30/26
2	JPMCB	One City Centre	No	Waste Management	243,628	12/31/20	Energy XXI	171,016	12/31/22	Ballard Exploration	18,518	08/31/17
3	JPMCB	400 Poydras	No	CACI, Inc. - Commercial	45,188	06/30/16	Irwin Fritchie Urquhart Moore	44,317	12/31/19	Fowler Rodriquez	33,534	02/28/19
4	Barclays	Cole IV Retail Portfolio - Pool I	No
4.01	Barclays	Beavercreek Shopping Center	No	Gabriel Brothers	49,853	11/30/18	LA Fitness	49,776	05/31/24	Toys R Us	49,000	01/31/24
4.02	Barclays	Marketplace at the Lakes	No	Toys R Us/ Babies R Us	65,027	01/31/27	Michaels	30,601	02/28/22
4.03	Barclays	Plaza San Mateo	No	Bed Bath & Beyond	58,001	01/31/25	Starbucks	1,779	05/31/24	Subway	1,219	04/11/24
4.04	Barclays	Emerald Place	No	Kohl’s	55,459	01/31/33	Ross	22,012	01/31/23	PetSmart	12,157	01/31/23
4.05	Barclays	Village at Hereford Farms	No	Food Lion	34,928	10/20/29	Georgia Lottery	5,600	10/31/23	Pizza Guys Augusta	1,650	01/31/18
4.06	Barclays	University Marketplace	No	Hobby Lobby	50,000	09/30/27	TJ Maxx	24,000	03/31/23	PetSmart	12,224	01/31/23
5	Barclays	Cole IV Retail Portfolio - Pool II	No
5.01	Barclays	Inglewood Plaza	No	Burlington Coat Factory	80,000	01/31/19	CVS	12,900	01/31/35	T-Mobile	3,019	01/31/19
5.02	Barclays	Hickory Flat Commons	No	Kroger	78,846	11/30/28	Anytime Fitness	6,000	12/31/18	Dos Margaritas	4,000	01/31/19
5.03	Barclays	East Manchester Village Centre	No	Giant	61,463	09/30/29	Gold’s Gym	19,105	01/31/26	Dollar Tree	14,000	01/31/19
5.04	Barclays	Terrell Mill Village	No	LA Fitness	45,000	07/31/27	Dollar Tree	12,000	07/31/17	Christos’ Pizza	5,500	09/30/27
5.05	Barclays	Westover Marketplace	No	Toys R Us	50,646	01/31/29	Dollar Tree	10,000	06/30/18
5.06	Barclays	Target Center	No	Dick’s Sporting Goods	47,511	01/31/23	Michaels	23,396	03/31/22	Kirkland’s	8,684	01/31/24
6	JPMCB	Alta Woodlake Square	No
7	Barclays	Little Palm Island Resort	No
8	JPMCB	JAGR Portfolio	No
8.01	JPMCB	Hilton Jackson	No
8.02	JPMCB	Doubletree Grand Rapids	No
8.03	JPMCB	Doubletree Annapolis	No
9	JPMCB	Lenox Towers	No	TransUnion	23,144	01/31/17	BKV, Inc.	23,144	06/30/17	Arke Systems, LLC	23,013	03/31/22
10	SMF II	Horizon Outlet Shoppes Portfolio	No
10.01	SMF II	Oshkosh	No	VF Outlet	27,402	04/30/16	Old Navy	14,400	01/31/16	Gap Outlet	12,960	06/30/16
10.02	SMF II	Burlington	No	Nike Factory Store	10,000	01/31/16	Gap Outlet	9,200	07/31/15	Dress Barn	7,700	06/30/15
10.03	SMF II	Fremont	No	Gap Outlet	9,231	03/31/16	Reebok	8,350	05/31/19	Bass Company Store	6,855	06/30/15
11	RAIT	Aspen Heights - Texas A&M University Corpus Christi	No
12	JPMCB	Marriott - Pittsburgh	No
13	SMF II	Crest at Greylyn	No
14	JPMCB	Pinecrest Town Center	No	Coldwell Banker	7,982	05/31/16	Get Smart	6,002	03/31/24	Esslinger Wooten-Maxwell	4,390	09/30/18
15	RCMC	DoubleTree - Carson	No
16	JPMCB	Richmond Portfolio	No
16.01	JPMCB	Boulders	No	Mid-Atlantic Convenience Store	23,224	09/30/16	Live Well Financial, Inc.	20,937	09/30/20	Xerox State Healthcare, LLC	19,697	06/30/15
16.02	JPMCB	Moorefield I, II, III	No	Shaw System Assoc Inc	17,261	07/31/19	Summit Media, LLC	17,065	03/31/20	WF of R, Inc.	7,120	04/30/20
16.03	JPMCB	Winchester	No	Result, LLC	10,628	02/28/19	Dermatology Associates of VA	10,439	04/30/25	SweetFrog Enterprises, LLC	7,382	11/30/18
17	Barclays	Downtown Seaside	No	Great Southern Café	4,533	04/30/27	Seaside Comm Development	3,971	12/31/39	Pizitz	2,791	04/30/27
18	RAIT	Courtyard Marriott Green Hills	No
19	Barclays	Simply Self Storage Portfolio (FL & GA)	No
19.01	Barclays	Assured Self Storage	No
19.02	Barclays	Preakness Self Storage	No
19.03	Barclays	United Self Storage	No
19.04	Barclays	Gordon Highway Self Storage	No
19.05	Barclays	Cherokee Self Storage	No
19.06	Barclays	Decatur Self Storage	No
19.07	Barclays	Marietta Self Storage	No
20	SMF II	Sedano’s Plaza Lakes on the Green	No	Sedano’s	37,000	03/31/21	GuideWell-Sanitas	14,113	06/30/25	Kiddie Academy	9,993	11/30/20
21	JPMCB	Eagles Trail	No
22	JPMCB	Bridgeway Business Center	No	AMSEC, LLC 1	370,654	01/31/17	AMSEC, LLC 2	82,597	02/29/16	TGIB Marketing Inc	81,704	12/31/17
23	JPMCB	Doubletree Baltimore Airport	No
24	JPMCB	The Heights	No	Kroger	57,328	04/30/25	Dunhams	24,064	01/31/16	TJ Maxx	23,520	03/31/25
25	RCMC	Garden District Apartments	No
26	Barclays	El Paseo Collection South	No	St. John Knits	6,000	07/30/21	Daily Grill	5,475	07/31/24	GUCCI	4,530	07/31/18
27	JPMCB	Homewood Suites Kennesaw	No
28	SMF II	Springhill Suites Charleston	No
29	JPMCB	Chestnut Place	No	Fallon Community Health Plan	157,213	03/31/25	PaineWebber/UBS Financial Serv	9,029	04/30/16	Fallon Community Health Plan	6,745	03/31/20
30	RCMC	AllStore Center Self Storage	No
31	SMF II	Hampton Inn Jacksonville	No
32	RCMC	Hidden Hills at Oakdale West	No
33	RCMC	Whitemarsh Self Storage	No
34	RCMC	The Weatherly	No	Bank of America	4,717	02/29/16	Mayfield Companies	4,120	07/31/17	Decisions Decisions	4,120	11/30/15
35	SMF II	Northsight Village	No	Savers	34,277	11/30/21	D Pet Hotels Scottsdale	9,175	09/30/19	Title Boxing	5,154	08/31/18
36	JPMCB	Fairfield Inn Destin	No
37	RCMC	Mt. Nebo Pointe	No	Pat Catan’s	48,251	06/30/23	Dollar Tree	10,279	05/31/18	Anytime Fitness	6,400	01/31/24
38	Barclays	Campus View Apartments	No
39	Barclays	Park Centre Commons	No	PetSmart	25,710	01/31/27	Simply Unforgettable Party Shop	17,796	08/31/17	Chuck E. Cheese’s	11,700	02/28/25
40	RCMC	Windwood Centre	No	Regus	11,406	11/30/25	Moseley Architects	10,348	03/31/18	Professional Software Engineering, Inc.	5,903	02/28/18
41	RCMC	2560 Dixwell	No	Yale New Haven Hospital	11,580	12/31/18	Yale New Haven Hospital - Dentist	3,954	08/31/19	Hamden Shoreline Oral	3,950	01/31/18
42	Barclays	Alore Center	No	First Surgical Partners	24,660	06/30/22	Houston Association of Realtors	5,264	10/31/21
43	JPMCB	Candlewood Suites Greenville	No
44	Barclays	Lamberton Lake Apartments	No
45	JPMCB	Hampton Inn Ft. Wayne	No
46	SMF II	Lyons Station	No	Bull Pan Restaurant	4,200	10/31/18	Maly’s (Salon Centric)	3,574	07/31/20	7-11	3,000	12/31/16
47	Barclays	Cavalier Building	No	The Tulip Tree Inc	4,190	09/30/16	CRC Insurance Services	3,622	01/31/18	Structural Affiliates	2,712	05/31/19
48	SMF II	Plantation Corporate Center	No	Morrison Hershfield	5,547	06/30/18	Stevens & Goldwyn, PA	5,522	07/31/17	Law Offices of R. Rubenstein	4,100	04/30/20
49	RCMC	9 Washington	No	The Orthopaedic Group, LLC	8,383	03/31/24	Connecticut Medical Group	4,810	09/30/17	Vantage Point	4,659	05/31/18
50	JPMCB	Creekside Square Apartments	No
51	RCMC	Patton Square	No	Bi-Lo	43,475	05/31/28	Ace Hardware	23,000	05/01/27	Patton Construction	15,000	03/31/17
52	RAIT	14001 Weston Parkway	No	Scientific Calibration	41,321	12/31/27	TrialCard Inc	14,476	10/31/15	Tyco Integrated Security	5,865	10/31/19
53	Barclays	Rockmead Professional Center	No	Texas Children’s Hospital	7,193	05/31/19	Select Medical (dba Theraworks)	5,220	10/31/16	Spectacular Kids	4,138	01/31/20
54	Barclays	Austin Industrial Park	No	Easy Drive Stake	15,000	06/30/16	Capital Courier	12,500	12/31/16	Meridian Energy Systems	10,000	11/30/16
55	RAIT	North Road Plaza	No	TJ Maxx	22,560	10/31/20	Shoe Show	8,000	08/31/18	Cato	6,250	01/31/16
56	RAIT	Walgreens - Brunswick	Yes	Walgreens	14,820	02/28/31
57	Barclays	Liberty Station - Building 210	No	Point Loma Sports Club	22,914	12/31/22	San Diego Gymnastics	6,515	02/28/18	The Bar Method	3,600	11/15/15
58	RCMC	275 N. York	No	Advanced Orthodontic	3,595	04/30/17	CMG Mortgage	3,585	12/31/17	Apex Management	3,180	07/31/19
59	Barclays	Dakota Estates	No
60	RAIT	CVS - Fair Oaks	Yes	CVS	13,031	01/31/40
61	RCMC	AAA Storage City	No
62	RAIT	CVS - Hutto	Yes	CVS	14,600	01/31/40
63	Barclays	91st & Kelton	No	Family Partners	9,259	01/31/18	SW Networking	8,465	07/31/19	Castle & Cooke	3,801	02/28/18

A-1-8

ANNEX A-1

			4th LARGEST TENANT (3), (19), (20), (21)			5th LARGEST TENANT (3), (19), (20), (21)

					Lease			Lease	Loan
Loan #	Seller(1)	Property Name	4th Largest Tenant	Unit Size	Expiration	5th Largest Tenant	Unit Size	Expiration	Purpose
1	RAIT	2025 M Street	Kaplan	14,177	10/31/19	Destination Marketing	7,599	03/31/20	Acquisition
2	JPMCB	One City Centre	Wells Fargo Bank	13,136	04/30/16	Stone Bond Technologies	8,823	05/31/16	Refinance
3	JPMCB	400 Poydras	Regions Bank	28,625	12/31/21	Entercom New Orleans, LLC	22,169	02/28/23	Refinance
4	Barclays	Cole IV Retail Portfolio - Pool I							Acquisition
4.01	Barclays	Beavercreek Shopping Center	Kings Furniture	30,724	09/30/23	HomeGoods	28,487	03/31/22
4.02	Barclays	Marketplace at the Lakes
4.03	Barclays	Plaza San Mateo	Keva Juice	1,068	09/06/26
4.04	Barclays	Emerald Place	Shoe Carnival	10,000	01/31/23	Mattress Man	3,200	10/31/18
4.05	Barclays	Village at Hereford Farms	Happy China	1,500	02/08/20	LA Nails	1,400	09/30/17
4.06	Barclays	University Marketplace
5	Barclays	Cole IV Retail Portfolio - Pool II							Acquisition
5.01	Barclays	Inglewood Plaza	Louisiana Fried Chicken	1,000	01/31/19
5.02	Barclays	Hickory Flat Commons	Mizu Asian Bistro	3,270	02/28/19	Benchmark Physical Therapy	1,800	11/30/19
5.03	Barclays	East Manchester Village Centre	Fastenal	4,560	04/30/18	PA Liquor Store	3,796	04/24/21
5.04	Barclays	Terrell Mill Village	Animal Dermatology Clinic	3,065	07/31/23	Kim’s Care Kleeners	2,125	04/30/24
5.05	Barclays	Westover Marketplace
5.06	Barclays	Target Center	Sport Clips	1,600	01/15/19
6	JPMCB	Alta Woodlake Square							Acquisition
7	Barclays	Little Palm Island Resort							Refinance
8	JPMCB	JAGR Portfolio							Refinance
8.01	JPMCB	Hilton Jackson
8.02	JPMCB	Doubletree Grand Rapids
8.03	JPMCB	Doubletree Annapolis
9	JPMCB	Lenox Towers	Davis Matthews	15,287	11/30/23	Goddard Investment Group	13,392	07/31/27	Refinance
10	SMF II	Horizon Outlet Shoppes Portfolio							Refinance
10.01	SMF II	Oshkosh	Land’s End	10,000	07/31/16	Brooks Brothers	9,940	08/31/17
10.02	SMF II	Burlington	lululemon	7,500	01/31/17	Bass Company Store	7,000	12/31/15
10.03	SMF II	Fremont	Under Armor	6,609	09/30/16	Tommy Hilfiger	6,500	06/30/15
11	RAIT	Aspen Heights - Texas A&M University Corpus Christi							Refinance
12	JPMCB	Marriott - Pittsburgh							Refinance
13	SMF II	Crest at Greylyn							Refinance
14	JPMCB	Pinecrest Town Center	Sea Siam	4,000	04/30/26	ProMD Practice	3,591	12/31/18	Acquisition
15	RCMC	DoubleTree - Carson							Refinance
16	JPMCB	Richmond Portfolio							Refinance
16.01	JPMCB	Boulders	Austin Brockenbrough & Assoc.	13,643	07/31/17	US GSA	11,059	06/30/17
16.02	JPMCB	Moorefield I, II, III	JS Technologies, Inc	5,268	06/30/15	Fidura & Assoc., Inc.	4,867	10/31/16
16.03	JPMCB	Winchester	Richmond Capital Management	6,873	06/30/17	Health Savings Administrators	6,559	02/29/20
17	Barclays	Downtown Seaside	Modica Market	2,600	02/28/17	Seaside Rep Theatre	1,657	10/31/16	Refinance/Acquisition
18	RAIT	Courtyard Marriott Green Hills							Refinance
19	Barclays	Simply Self Storage Portfolio (FL & GA)							Acquisition
19.01	Barclays	Assured Self Storage
19.02	Barclays	Preakness Self Storage
19.03	Barclays	United Self Storage
19.04	Barclays	Gordon Highway Self Storage
19.05	Barclays	Cherokee Self Storage
19.06	Barclays	Decatur Self Storage
19.07	Barclays	Marietta Self Storage
20	SMF II	Sedano’s Plaza Lakes on the Green	Carrabba’s Italian	5,660	06/30/17	Horizon Management	5,553	09/30/22	Recapitalization
21	JPMCB	Eagles Trail							Acquisition
22	JPMCB	Bridgeway Business Center	Coastal Logistics	81,204	07/31/16	AMSEC, LLC 3	40,804	05/31/15	Refinance
23	JPMCB	Doubletree Baltimore Airport							Refinance
24	JPMCB	The Heights	Dollar Tree	12,800	12/31/19	Penta America LLC	10,400	08/31/19	Refinance
25	RCMC	Garden District Apartments							Refinance
26	Barclays	El Paseo Collection South	Burberry	3,041	07/31/19	RGA Landscape Architects	2,354	03/31/17	Refinance
27	JPMCB	Homewood Suites Kennesaw							Refinance
28	SMF II	Springhill Suites Charleston							Refinance
29	JPMCB	Chestnut Place	Feingold & Feingold Insurance	6,500	04/30/16	CDM Smith Inc.	1,500	06/30/18	Acquisition
30	RCMC	AllStore Center Self Storage							Refinance
31	SMF II	Hampton Inn Jacksonville							Refinance
32	RCMC	Hidden Hills at Oakdale West							Acquisition
33	RCMC	Whitemarsh Self Storage							Refinance
34	RCMC	The Weatherly	TenBridge Partners LLC	3,780	02/29/16	Mindsights, Inc.	3,100	08/31/18	Refinance
35	SMF II	Northsight Village	Carefree Auto Brokers, LLC	3,794	07/31/18	Twisted Daisy, LLC	3,019	07/31/18	Acquisition
36	JPMCB	Fairfield Inn Destin							Refinance
37	RCMC	Mt. Nebo Pointe	Verizon Wireless	4,539	07/31/21	Schoolbelles	3,542	06/30/16	Acquisition
38	Barclays	Campus View Apartments							Refinance
39	Barclays	Park Centre Commons	Ruby Tuesday	5,774	01/31/16	Yummy House	5,500	12/31/19	Refinance
40	RCMC	Windwood Centre	Edward M. Miller	5,677	03/31/20	Prime Lending	5,045	11/30/15	Refinance
41	RCMC	2560 Dixwell	Pro Health Physicians	3,873	03/31/25	Douglas Rollins	3,245	10/31/22	Refinance
42	Barclays	Alore Center							Acquisition
43	JPMCB	Candlewood Suites Greenville							Refinance
44	Barclays	Lamberton Lake Apartments							Refinance
45	JPMCB	Hampton Inn Ft. Wayne							Refinance
46	SMF II	Lyons Station	Pizza Hut	2,310	11/30/18	Popeye’s Chicken	1,350	06/30/19	Refinance
47	Barclays	Cavalier Building	HMS Capital Management	2,669	12/31/15	Loventhal Financial Services	2,477	10/31/16	Refinance
48	SMF II	Plantation Corporate Center	BB&T Retail Branch	3,920	12/31/19	Main Street Real Estate Advisors	3,778	12/31/16	Refinance
49	RCMC	9 Washington	Urology Group	4,086	12/31/16	Connecticut Medical Group	3,532	09/30/16	Refinance
50	JPMCB	Creekside Square Apartments							Refinance
51	RCMC	Patton Square	South Carolina DMV	1,930	11/30/17	Sun Quest Tanning	1,920	05/31/19	Refinance
52	RAIT	14001 Weston Parkway	Versagenics	4,838	12/31/16	Afterglow Cosmetics	2,657	04/30/16	Refinance
53	Barclays	Rockmead Professional Center	Southwest Asthma	4,097	07/31/17	Dr. Chris Perkins	2,970	11/30/16	Acquisition
54	Barclays	Austin Industrial Park	Freedom Solar	7,825	03/31/18	Sizewise Rentals, LLC/Healthcare Prof Equipment Services LP	5,150	09/30/15	Acquisition
55	RAIT	North Road Plaza	Rent-A-Center	4,000	10/31/16	Game Stop	2,000	01/31/19	Refinance
56	RAIT	Walgreens - Brunswick							Acquisition
57	Barclays	Liberty Station - Building 210	Therapy Specialists	1,877	08/31/19	McMillan Law Group	971	08/31/19	Acquisition
58	RCMC	275 N. York	IL Spinal Care	2,800	10/31/17	NovaCare	2,800	08/31/16	Refinance
59	Barclays	Dakota Estates							Refinance
60	RAIT	CVS - Fair Oaks							Acquisition
61	RCMC	AAA Storage City							Refinance
62	RAIT	CVS - Hutto							Acquisition
63	Barclays	91st & Kelton	Farmers Insurance	2,993	04/30/17	AmerColony Home	2,879	08/31/17	Refinance

A-1-9

ANNEX A-1

Pari Passu Debt
							Pari Passu	Pari Passu	Pari Passu	Total Cut-off
				Lockbox	Lockbox	Pari Passu	Note Control	Piece In Trust	Piece Non Trust	Date Pari
Loan #	Seller(1)	Property Name	Principal / Carveout Guarantor(22)	(Y/N)	Type(23)	(Y/N)	(Y/N)	Cut-Off Balance	Cut-Off Balance	Passu Debt
1	RAIT	2025 M Street	EK 2013 Family Trust, Michael Klein	Yes	Springing	No	NAP	NAP	NAP	NAP
2	JPMCB	One City Centre	Accesso Partners, LLC	Yes	Hard	Yes	Yes	60,000,000	40,000,000	100,000,000
3	JPMCB	400 Poydras	William Z. Hertz, Isaac Hertz, Sarah Hertz	Yes	Hard	No	NAP	NAP	NAP	NAP
4	Barclays	Cole IV Retail Portfolio - Pool I	Cole Operating Partnership IV, LP	Yes	Hard	No	NAP	NAP	NAP	NAP
4.01	Barclays	Beavercreek Shopping Center
4.02	Barclays	Marketplace at the Lakes
4.03	Barclays	Plaza San Mateo
4.04	Barclays	Emerald Place
4.05	Barclays	Village at Hereford Farms
4.06	Barclays	University Marketplace
5	Barclays	Cole IV Retail Portfolio - Pool II	Cole Operating Partnership IV, LP	Yes	Hard	No	NAP	NAP	NAP	NAP
5.01	Barclays	Inglewood Plaza
5.02	Barclays	Hickory Flat Commons
5.03	Barclays	East Manchester Village Centre
5.04	Barclays	Terrell Mill Village
5.05	Barclays	Westover Marketplace
5.06	Barclays	Target Center
6	JPMCB	Alta Woodlake Square	Yehonatan Sade	Yes	Springing	No	NAP	NAP	NAP	NAP
7	Barclays	Little Palm Island Resort	The Colee Family Trust Under Agreement And Declaration Of Trust Dated December 20, 1997, Patrick R. Colee, Diane F. Colee	Yes	CMA	No	NAP	NAP	NAP	NAP
8	JPMCB	JAGR Portfolio	Chad Cooley, Russell Flicker, Jonathan Rosenfeld, Bernard Michael	Yes	Hard	Yes	Yes	30,000,000	17,500,000	47,500,000
8.01	JPMCB	Hilton Jackson
8.02	JPMCB	Doubletree Grand Rapids
8.03	JPMCB	Doubletree Annapolis
9	JPMCB	Lenox Towers	Robert C. Goddard, III	Yes	Springing	No	NAP	NAP	NAP	NAP
10	SMF II	Horizon Outlet Shoppes Portfolio	Horizon Group Properties, Inc.	Yes	Hard	Yes	No	26,675,000	28,000,000	54,675,000
10.01	SMF II	Oshkosh
10.02	SMF II	Burlington
10.03	SMF II	Fremont
11	RAIT	Aspen Heights - Texas A&M University Corpus Christi	Aspen Heights, Capital Solutions, Inc., Gregory Henry	Yes	Springing	No	NAP	NAP	NAP	NAP
12	JPMCB	Marriott - Pittsburgh	Lance T. Shaner	Yes	Hard	Yes	Yes	25,000,000	19,060,000	44,060,000
13	SMF II	Crest at Greylyn	Daniel S. Levine	Yes	Springing	No	NAP	NAP	NAP	NAP
14	JPMCB	Pinecrest Town Center	Eugenio Cosculluela, Jr., Mario A. Fernandez	Yes	Springing	No	NAP	NAP	NAP	NAP
15	RCMC	DoubleTree - Carson	Ensemble Investments, LLC	Yes	CMA	No	NAP	NAP	NAP	NAP
16	JPMCB	Richmond Portfolio	William Z. Hertz, Isaac Hertz, Sarah Hertz	Yes	CMA	No	NAP	NAP	NAP	NAP
16.01	JPMCB	Boulders
16.02	JPMCB	Moorefield I, II, III
16.03	JPMCB	Winchester
17	Barclays	Downtown Seaside	Seaside Community Development Corp.	Yes	CMA	No	NAP	NAP	NAP	NAP
18	RAIT	Courtyard Marriott Green Hills	Phillip H. McNeill Sr., Robert G. Schaedle	Yes	Springing	No	NAP	NAP	NAP	NAP
19	Barclays	Simply Self Storage Portfolio (FL & GA)	Kurt O’Brien	Yes	Springing	No	NAP	NAP	NAP	NAP
19.01	Barclays	Assured Self Storage
19.02	Barclays	Preakness Self Storage
19.03	Barclays	United Self Storage
19.04	Barclays	Gordon Highway Self Storage
19.05	Barclays	Cherokee Self Storage
19.06	Barclays	Decatur Self Storage
19.07	Barclays	Marietta Self Storage
20	SMF II	Sedano’s Plaza Lakes on the Green	Agustin Herran	Yes	Springing	No	NAP	NAP	NAP	NAP
21	JPMCB	Eagles Trail	Harold Rosenblum	Yes	Soft	No	NAP	NAP	NAP	NAP
22	JPMCB	Bridgeway Business Center	Ashley Holdings IV, LLC	Yes	Springing	No	NAP	NAP	NAP	NAP
23	JPMCB	Doubletree Baltimore Airport	TH Investment Holdings II, LLC	Yes	CMA	No	NAP	NAP	NAP	NAP
24	JPMCB	The Heights	Stuart Frankel	Yes	Springing	No	NAP	NAP	NAP	NAP
25	RCMC	Garden District Apartments	Howard Hill Weissinger, Charles Milton Weissinger, Rae Weissinger, John Marshall Crutcher, Jr.	Yes	Springing	No	NAP	NAP	NAP	NAP
26	Barclays	El Paseo Collection South	Fred A. Fern	Yes	Springing	No	NAP	NAP	NAP	NAP
27	JPMCB	Homewood Suites Kennesaw	Mitch (Mitul) Patel	Yes	Springing	No	NAP	NAP	NAP	NAP
28	SMF II	Springhill Suites Charleston	Ramesh C. Shah	Yes	Springing	No	NAP	NAP	NAP	NAP
29	JPMCB	Chestnut Place	William Z. Hertz, Isaac Hertz, Sarah Hertz	Yes	CMA	No	NAP	NAP	NAP	NAP
30	RCMC	AllStore Center Self Storage	Paul Karakashian	Yes	Springing	No	NAP	NAP	NAP	NAP
31	SMF II	Hampton Inn Jacksonville	Robert W. Winston, III	Yes	Springing	No	NAP	NAP	NAP	NAP
32	RCMC	Hidden Hills at Oakdale West	Jeffrey Rappin, Stephen Rappin	Yes	Springing	No	NAP	NAP	NAP	NAP
33	RCMC	Whitemarsh Self Storage	John A. O’Donnell, The Hexon 1989 Revocable Trust	Yes	Springing	No	NAP	NAP	NAP	NAP
34	RCMC	The Weatherly	John M. Klimp	Yes	CMA	No	NAP	NAP	NAP	NAP
35	SMF II	Northsight Village	Bruce Shapiro, Marko C. Burns	Yes	Springing	No	NAP	NAP	NAP	NAP
36	JPMCB	Fairfield Inn Destin	Phillip H. McNeill, Sr., Robert G. Schaedle, III	Yes	Springing	No	NAP	NAP	NAP	NAP
37	RCMC	Mt. Nebo Pointe	David A. Pearson, Paul A. Pearson, Jr., John M. Pearson	Yes	CMA	No	NAP	NAP	NAP	NAP
38	Barclays	Campus View Apartments	Herbert F. Reid, Jr., Herbert J. Reid III	Yes	Springing	No	NAP	NAP	NAP	NAP
39	Barclays	Park Centre Commons	Charles Garfunkel	Yes	CMA	No	NAP	NAP	NAP	NAP
40	RCMC	Windwood Centre	Jeremy R. McLendon, Ted M. Sherman	Yes	Springing	No	NAP	NAP	NAP	NAP
41	RCMC	2560 Dixwell	Harden L. Crawford IV	Yes	Springing	No	NAP	NAP	NAP	NAP
42	Barclays	Alore Center	Ted L. Barr, Joseph G. Greulich, Benjamin D. Sheridan	Yes	CMA	No	NAP	NAP	NAP	NAP
43	JPMCB	Candlewood Suites Greenville	Matthew A. Mills	Yes	Springing	No	NAP	NAP	NAP	NAP
44	Barclays	Lamberton Lake Apartments	William M. Warfield	Yes	CMA	No	NAP	NAP	NAP	NAP
45	JPMCB	Hampton Inn Ft. Wayne	Jason Patel	Yes	CMA	No	NAP	NAP	NAP	NAP
46	SMF II	Lyons Station	William R. Rothacker	Yes	Springing	No	NAP	NAP	NAP	NAP
47	Barclays	Cavalier Building	Brennon A. Fitzpatrick	Yes	CMA	No	NAP	NAP	NAP	NAP
48	SMF II	Plantation Corporate Center	Villa Terrace Holding Corp.	Yes	Springing	No	NAP	NAP	NAP	NAP
49	RCMC	9 Washington	Harden L. Crawford IV	Yes	Springing	No	NAP	NAP	NAP	NAP
50	JPMCB	Creekside Square Apartments	Raed I. Qadorh-Zidan, Hani Qaddoura Zidan	Yes	Springing	No	NAP	NAP	NAP	NAP
51	RCMC	Patton Square	Ron L. Turner, Jr., C. Lee Wooddall	No	None	No	NAP	NAP	NAP	NAP
52	RAIT	14001 Weston Parkway	Covina Canoy-Tonel, James V. Noto, Deborah Anne Hosler, Geoffrey V. Gray	Yes	CMA	No	NAP	NAP	NAP	NAP
53	Barclays	Rockmead Professional Center	Ted L. Barr, Joseph G. Greulich, Benjamin D. Sheridan	Yes	CMA	No	NAP	NAP	NAP	NAP
54	Barclays	Austin Industrial Park	Arthur B. Birtcher, Robert M. Anderson	Yes	CMA	No	NAP	NAP	NAP	NAP
55	RAIT	North Road Plaza	Yale I. Paprin	Yes	Springing	No	NAP	NAP	NAP	NAP
56	RAIT	Walgreens - Brunswick	Kenneth Wornick	Yes	Springing	No	NAP	NAP	NAP	NAP
57	Barclays	Liberty Station - Building 210	Tower Investments, LLC	Yes	CMA	No	NAP	NAP	NAP	NAP
58	RCMC	275 N. York	Jeffrey N. Budgell	Yes	Springing	No	NAP	NAP	NAP	NAP
59	Barclays	Dakota Estates	Kim Willers	Yes	Springing	No	NAP	NAP	NAP	NAP
60	RAIT	CVS - Fair Oaks	Robert Ridino	Yes	Springing	No	NAP	NAP	NAP	NAP
61	RCMC	AAA Storage City	Daniel M. Lynch	Yes	Springing	No	NAP	NAP	NAP	NAP
62	RAIT	CVS - Hutto	Friesell Family Revocable Trust, Jon H. Friesell, Marcia M. Friesell	Yes	Springing	No	NAP	NAP	NAP	NAP
63	Barclays	91st & Kelton	Vance K. Hill, Deanna S. Hill	Yes	CMA	No	NAP	NAP	NAP	NAP

A-1-10

ANNEX A-1

			Additional Debt(24)					Total Debt
						Additional			Total Debt		Total Debt
			Addit Debt	Addit Debt	Additional	Debt Cut off	Additional Debt	Total Debt	UW NCF	Total Debt	UW NOI
Loan #	Seller(1)	Property Name	Permitted (Y/N)	Exist (Y/N)	Debt Type(s)	Date Balance	Interest Rate	Cut-off Balance	DSCR	Current LTV %	Debt Yield %
1	RAIT	2025 M Street	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	JPMCB	One City Centre	Yes	No	Permitted Mezzanine	NAP	NAP	100,000,000	2.04	61.7%	9.1%
3	JPMCB	400 Poydras	No	Yes	Mezzanine Loan	7,000,000	10.25000	62,756,339	1.32	81.8%	9.9%
4	Barclays	Cole IV Retail Portfolio - Pool I	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Barclays	Beavercreek Shopping Center							NAP	NAP	NAP
4.02	Barclays	Marketplace at the Lakes							NAP	NAP	NAP
4.03	Barclays	Plaza San Mateo							NAP	NAP	NAP
4.04	Barclays	Emerald Place							NAP	NAP	NAP
4.05	Barclays	Village at Hereford Farms							NAP	NAP	NAP
4.06	Barclays	University Marketplace							NAP	NAP	NAP
5	Barclays	Cole IV Retail Portfolio - Pool II	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.01	Barclays	Inglewood Plaza							NAP	NAP	NAP
5.02	Barclays	Hickory Flat Commons							NAP	NAP	NAP
5.03	Barclays	East Manchester Village Centre							NAP	NAP	NAP
5.04	Barclays	Terrell Mill Village							NAP	NAP	NAP
5.05	Barclays	Westover Marketplace							NAP	NAP	NAP
5.06	Barclays	Target Center							NAP	NAP	NAP
6	JPMCB	Alta Woodlake Square	Yes	Yes	Mezzanine Loan/Permitted Mezzanine	4,000,000	9.50000	35,000,000	1.10	86.9%	7.1%
7	Barclays	Little Palm Island Resort	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	JPMCB	JAGR Portfolio	No	Yes	Mezzanine Loan	7,500,000	10.50000	55,000,000	1.41	74.8%	9.8%
8.01	JPMCB	Hilton Jackson							1.41	74.8%	9.8%
8.02	JPMCB	Doubletree Grand Rapids							1.41	74.8%	9.8%
8.03	JPMCB	Doubletree Annapolis							1.41	74.8%	9.8%
9	JPMCB	Lenox Towers	Yes	No	Permitted Mezzanine	NAP	NAP	NAP	NAP	NAP	NAP
10	SMF II	Horizon Outlet Shoppes Portfolio	No	No	NAP	NAP	NAP	54,675,000	1.42	62.6%	9.6%
10.01	SMF II	Oshkosh							1.42	62.6%	9.6%
10.02	SMF II	Burlington							1.42	62.6%	9.6%
10.03	SMF II	Fremont							1.42	62.6%	9.6%
11	RAIT	Aspen Heights - Texas A&M University Corpus Christi	No	Yes	Mezzanine Loan	4,380,000	8.13356	30,380,000	1.20	77.5%	7.7%
12	JPMCB	Marriott - Pittsburgh	No	Yes	Mezzanine Loan	7,140,000	10.00000	51,200,000	1.40	80.0%	9.3%
13	SMF II	Crest at Greylyn	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	JPMCB	Pinecrest Town Center	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	RCMC	DoubleTree - Carson	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	JPMCB	Richmond Portfolio	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.01	JPMCB	Boulders							NAP	NAP	NAP
16.02	JPMCB	Moorefield I, II, III							NAP	NAP	NAP
16.03	JPMCB	Winchester							NAP	NAP	NAP
17	Barclays	Downtown Seaside	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	RAIT	Courtyard Marriott Green Hills	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Barclays	Simply Self Storage Portfolio (FL & GA)	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.01	Barclays	Assured Self Storage							NAP	NAP	NAP
19.02	Barclays	Preakness Self Storage							NAP	NAP	NAP
19.03	Barclays	United Self Storage							NAP	NAP	NAP
19.04	Barclays	Gordon Highway Self Storage							NAP	NAP	NAP
19.05	Barclays	Cherokee Self Storage							NAP	NAP	NAP
19.06	Barclays	Decatur Self Storage							NAP	NAP	NAP
19.07	Barclays	Marietta Self Storage							NAP	NAP	NAP
20	SMF II	Sedano’s Plaza Lakes on the Green	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	JPMCB	Eagles Trail	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	JPMCB	Bridgeway Business Center	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	JPMCB	Doubletree Baltimore Airport	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	JPMCB	The Heights	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	RCMC	Garden District Apartments	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Barclays	El Paseo Collection South	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	JPMCB	Homewood Suites Kennesaw	Yes	No	Permitted Mezzanine	NAP	NAP	NAP	NAP	NAP	NAP
28	SMF II	Springhill Suites Charleston	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	JPMCB	Chestnut Place	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	RCMC	AllStore Center Self Storage	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	SMF II	Hampton Inn Jacksonville	Yes	No	Permitted Mezzanine	NAP	NAP	NAP	NAP	NAP	NAP
32	RCMC	Hidden Hills at Oakdale West	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	RCMC	Whitemarsh Self Storage	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	RCMC	The Weatherly	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	SMF II	Northsight Village	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	JPMCB	Fairfield Inn Destin	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	RCMC	Mt. Nebo Pointe	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Barclays	Campus View Apartments	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Barclays	Park Centre Commons	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	RCMC	Windwood Centre	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	RCMC	2560 Dixwell	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Barclays	Alore Center	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	JPMCB	Candlewood Suites Greenville	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Barclays	Lamberton Lake Apartments	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	JPMCB	Hampton Inn Ft. Wayne	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	SMF II	Lyons Station	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Barclays	Cavalier Building	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	SMF II	Plantation Corporate Center	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	RCMC	9 Washington	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50	JPMCB	Creekside Square Apartments	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
51	RCMC	Patton Square	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
52	RAIT	14001 Weston Parkway	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53	Barclays	Rockmead Professional Center	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54	Barclays	Austin Industrial Park	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55	RAIT	North Road Plaza	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56	RAIT	Walgreens - Brunswick	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
57	Barclays	Liberty Station - Building 210	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58	RCMC	275 N. York	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
59	Barclays	Dakota Estates	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
60	RAIT	CVS - Fair Oaks	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
61	RCMC	AAA Storage City	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
62	RAIT	CVS - Hutto	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
63	Barclays	91st & Kelton	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-11

ANNEX A-1

			HOTEL OPERATING STATISTICS

			2012	2012	2012	2013	2013	2013	2014	2014	2014	Most Recent	Most Recent	Most Recent	UW	UW	UW
Loan #	Seller(1)	Property Name	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Loan #
1	RAIT	2025 M Street																1
2	JPMCB	One City Centre																2
3	JPMCB	400 Poydras																3
4	Barclays	Cole IV Retail Portfolio - Pool I																4
4.01	Barclays	Beavercreek Shopping Center																4.01
4.02	Barclays	Marketplace at the Lakes																4.02
4.03	Barclays	Plaza San Mateo																4.03
4.04	Barclays	Emerald Place																4.04
4.05	Barclays	Village at Hereford Farms																4.05
4.06	Barclays	University Marketplace																4.06
5	Barclays	Cole IV Retail Portfolio - Pool II																5
5.01	Barclays	Inglewood Plaza																5.01
5.02	Barclays	Hickory Flat Commons																5.02
5.03	Barclays	East Manchester Village Centre																5.03
5.04	Barclays	Terrell Mill Village																5.04
5.05	Barclays	Westover Marketplace																5.05
5.06	Barclays	Target Center																5.06
6	JPMCB	Alta Woodlake Square																6
7	Barclays	Little Palm Island Resort	68.2%	947.98	646.32	74.1%	1,050.62	778.61	74.1%	1,127.51	835.29	75.5%	1,135.05	857.15	75.5%	1,135.19	857.15	7
8	JPMCB	JAGR Portfolio	62.9%	110.02	69.20	64.0%	113.46	72.58	65.0%	115.81	75.25	64.2%	116.23	74.62	64.2%	116.23	74.62	8
8.01	JPMCB	Hilton Jackson	65.2%	112.02	72.99	66.9%	115.35	77.15	67.5%	118.63	80.09	67.7%	119.41	80.87	67.7%	119.41	80.87	8.01
8.02	JPMCB	Doubletree Grand Rapids	62.6%	106.11	66.45	66.5%	108.89	72.42	67.4%	113.83	76.74	65.5%	114.22	74.81	65.5%	114.22	74.81	8.02
8.03	JPMCB	Doubletree Annapolis	60.3%	111.49	67.24	57.7%	116.15	67.00	59.3%	114.10	67.61	58.4%	113.91	66.54	58.4%	113.91	66.54	8.03
9	JPMCB	Lenox Towers																9
10	SMF II	Horizon Outlet Shoppes Portfolio																10
10.01	SMF II	Oshkosh																10.01
10.02	SMF II	Burlington																10.02
10.03	SMF II	Fremont																10.03
11	RAIT	Aspen Heights - Texas A&M University Corpus Christi																11
12	JPMCB	Marriott - Pittsburgh	71.0%	135.88	96.45	70.7%	142.58	100.87	71.3%	149.68	106.68	72.1%	151.89	109.44	71.1%	150.23	106.89	12
13	SMF II	Crest at Greylyn																13
14	JPMCB	Pinecrest Town Center																14
15	RCMC	DoubleTree - Carson	71.7%	113.24	81.24	73.7%	117.27	86.45	81.5%	118.93	96.92	81.6%	119.87	97.77	81.5%	118.93	96.92	15
16	JPMCB	Richmond Portfolio																16
16.01	JPMCB	Boulders																16.01
16.02	JPMCB	Moorefield I, II, III																16.02
16.03	JPMCB	Winchester																16.03
17	Barclays	Downtown Seaside																17
18	RAIT	Courtyard Marriott Green Hills										73.2%	165.84	121.45	73.2%	165.84	121.46	18
19	Barclays	Simply Self Storage Portfolio (FL & GA)																19
19.01	Barclays	Assured Self Storage																19.01
19.02	Barclays	Preakness Self Storage																19.02
19.03	Barclays	United Self Storage																19.03
19.04	Barclays	Gordon Highway Self Storage																19.04
19.05	Barclays	Cherokee Self Storage																19.05
19.06	Barclays	Decatur Self Storage																19.06
19.07	Barclays	Marietta Self Storage																19.07
20	SMF II	Sedano’s Plaza Lakes on the Green																20
21	JPMCB	Eagles Trail																21
22	JPMCB	Bridgeway Business Center																22
23	JPMCB	Doubletree Baltimore Airport	70.6%	98.39	69.47	70.9%	97.93	69.39	72.5%	104.34	75.70	71.8%	105.29	75.63	71.8%	105.29	75.63	23
24	JPMCB	The Heights																24
25	RCMC	Garden District Apartments																25
26	Barclays	El Paseo Collection South																26
27	JPMCB	Homewood Suites Kennesaw	76.7%	103.29	79.27	75.2%	110.34	82.94	83.4%	110.78	92.34	83.6%	112.70	94.19	77.6%	110.70	85.88	27
28	SMF II	Springhill Suites Charleston	68.0%	96.12	65.36	79.1%	92.27	72.99	85.1%	101.92	86.73				80.0%	101.92	81.54	28
29	JPMCB	Chestnut Place																29
30	RCMC	AllStore Center Self Storage																30
31	SMF II	Hampton Inn Jacksonville							81.3%	100.79	81.93	81.0%	101.09	81.83	80.0%	101.09	80.87	31
32	RCMC	Hidden Hills at Oakdale West																32
33	RCMC	Whitemarsh Self Storage																33
34	RCMC	The Weatherly																34
35	SMF II	Northsight Village																35
36	JPMCB	Fairfield Inn Destin	57.7%	106.96	61.75	55.7%	108.87	60.59	59.4%	137.51	81.69	60.9%	137.11	83.56	60.9%	137.11	83.56	36
37	RCMC	Mt. Nebo Pointe																37
38	Barclays	Campus View Apartments																38
39	Barclays	Park Centre Commons																39
40	RCMC	Windwood Centre																40
41	RCMC	2560 Dixwell																41
42	Barclays	Alore Center																42
43	JPMCB	Candlewood Suites Greenville							74.3%	75.15	55.84	79.1%	74.80	59.14	79.1%	74.80	59.14	43
44	Barclays	Lamberton Lake Apartments																44
45	JPMCB	Hampton Inn Ft. Wayne	67.4%	91.79	61.85	68.7%	95.98	65.89	74.7%	101.95	76.14	74.8%	102.61	76.72	74.8%	102.61	76.72	45
46	SMF II	Lyons Station																46
47	Barclays	Cavalier Building																47
48	SMF II	Plantation Corporate Center																48
49	RCMC	9 Washington																49
50	JPMCB	Creekside Square Apartments																50
51	RCMC	Patton Square																51
52	RAIT	14001 Weston Parkway																52
53	Barclays	Rockmead Professional Center																53
54	Barclays	Austin Industrial Park																54
55	RAIT	North Road Plaza																55
56	RAIT	Walgreens - Brunswick																56
57	Barclays	Liberty Station - Building 210																57
58	RCMC	275 N. York																58
59	Barclays	Dakota Estates																59
60	RAIT	CVS - Fair Oaks																60
61	RCMC	AAA Storage City																61
62	RAIT	CVS - Hutto																62
63	Barclays	91st & Kelton																63

A-1-12

Footnotes to Annex A-1

(1)
“JPMCB” denotes JPMorgan Chase Bank, National Association, as Mortgage Loan Seller; “Barclays” denotes Barclays Bank PLC, as Mortgage Loan Seller; “RAIT” denotes RAIT Funding, LLC, as Mortgage Loan Seller; “RCMC” denotes Redwood Commercial Mortgage Corporation; and “SMF II” denotes Starwood Mortgage Funding II LLC, as Mortgage Loan Seller.

(2)
Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 11, Aspen Heights – Texas A&M University Corpus Christi, the collateral is comprised of 153 units, totaling 500 beds.

With respect to Loan No. 30, AllStore Center Self Storage, the collateral is comprised of 677 self storage units and 36 rentable parking spaces. There is also one apartment unit used by the property manager that is not included in the unit count.

With respect to Loan No. 32, Hidden Hills at Oakdale West, the collateral is comprised of 162 units, of which, 24 units containing 59 beds are leased on a per bed basis.

With respect to Loan No. 61, AAA Storage City, the collateral is comprised of 451 self storage units and 44 uncovered RV storage spaces. There is also one apartment unit used by the property manager that is not included in the unit count.

(3)
In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but have not yet commenced paying rent and/or are not in occupancy.

With respect to Loan No. 3, 400 Poydras, the Largest Tenant, CACI, Inc. - Commercial, leases all of its space at the mortgaged property on a year-to-year basis due to its annual contracts with the government.  In addition, the collateral includes two parking garages with a total of 1,017 spaces, and approximately 16.7% of the net rentable income is attributable to the parking garages.

With respect to Loan No. 8.01, JAGR Portfolio – Hilton Jackson, JPMCB underwrote the revenues from the Drago’s Seafood Restaurant to the sponsors’ 2015 projections.  The projections were based on a discount to the recent performance at two other locations for the restaurant.

With respect to Loan No. 9, Lenox Towers, Occupancy %, UW Revenues ($), UW NOI ($) and UW NCF ($) include the Arke Systems,
LLC expansion space (11,477 square feet), for which the tenant has executed a lease but is not yet in occupancy or paying rent. Arke Systems, LLC is expected to take occupancy and begin paying rent on October 1, 2015, subject to a rent abatement through December 2016.

With respect to Loan No. 20, Sedano’s Plaza Lakes on the Green, the 2nd Largest Tenant, GuideWell-Sanitas, has executed a lease, but has not yet begun paying rent or taken full occupancy of its space.  The 5th Largest Tenant, Horizon Management, has executed a lease, but has not yet begun paying rent or taken full occupancy of its space.

With respect to Loan No. 50, Creekside Square Apartments, there are seven tenants at the mortgaged property who receive Section 42 subsidies.  These tenants were grandfathered into their Section 42 status from the period when the prior owner owned the mortgaged property as a low-income housing property.

(4)
With respect to all mortgage loans, with the exceptions of the mortgage loans listed below,  the Current LTV % and the Maturity LTV % are based on the “as-is” Appraised Value ($) even though, for certain mortgage loans, the appraiser provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 21, Eagles Trail, the Appraised Value ($) represents the “Market Value As-If Complete” of $25,000,000 for the mortgaged property, effective as of March 11, 2015, which assumes that the renovations to be undertaken by the borrower in connection with the $2,000,000 capital improvement plan are complete.  The “as-is” value for the property as of March 11, 2015 was $21,500,000, which results in a Current LTV% of 80.2% and a Maturity Date LTV% of 76.4%.

(5)
For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Current Balance ($), and Maturity Balance ($) are allocated to the respective mortgaged property based on the mortgage

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loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

(6)
With respect to Loan No. 2, One City Centre, the mortgage loan is part of a $100,000,000 whole loan (the “One City Centre Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-1 (the “One City Centre Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $60,000,000 and is being contributed to the JPMBB 2015-C29 trust.  Note A-2 (the “One City Centre Pari Passu Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $40,000,000 and is expected to be contributed to a future securitization trust.  All loan level metrics are based on the One City Centre Whole Loan balance.

With respect to Loan No. 8, JAGR Portfolio, the mortgage loan is part of a $47,500,000 whole loan (the “JAGR Portfolio Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-1 (the “JAGR Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $30,000,000 and is being contributed to the JPMBB 2015-C29 trust.  Note A-2 (the “JAGR Portfolio Pari Passu Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $17,500,000 and is expected to be contributed to a future securitization trust. All loan level metrics are based on the JAGR Portfolio Whole Loan balance.

With respect to Loan No. 10, Horizon Outlet Shoppes Portfolio, the mortgage loan is part of a $54,675,000 whole loan (the “Horizon Outlet Shoppes Portfolio Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2).  Note A-2 (the “Horizon Outlet Shoppes Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $26,675,000 and is being contributed to the JPMBB 2015-C29 trust. Note A-1 (the “Horizon Outlet Shoppes Portfolio Pari Passu Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $28,000,000 and was contributed to the JPMBB 2015-C28 trust. All loan level metrics are based on the Horizon Outlet Shoppes Portfolio Whole Loan balance.

With respect to Loan No. 12, Marriott - Pittsburgh, the mortgage loan is part of a $44,060,000 whole loan (the “Marriott - Pittsburgh Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-1 (the “Marriott - Pittsburgh Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $25,000,000 and is being contributed to the JPMBB 2015-C29 trust.  Note A-2 (the “Marriott - Pittsburgh Pari Passu Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $19,060,000 and is expected to be contributed to a future securitization trust. All loan level metrics are based on the Marriott - Pittsburgh Whole Loan balance.

(7)	Each number identifies a group of related borrowers.

(8)
For each mortgage loan, the excess of the related Interest Rate % over the related Servicing Fee Rate, the Trustee Fee Rate (including the Certificate Administrator fee rate), the Senior Trust Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate (collectively, the “Admin. Fee %”).

(9)
For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 366/360. A 366 day calendar year was used to account for the upcoming leap year.

(10)
With respect to all mortgage loans, except for the mortgage loan(s) listed below, Annual Debt Service ($) is calculated by multiplying the Monthly Debt Service ($) by 12.

With respect to Loan No. 11, Aspen Heights – Texas A&M University Corpus Christi, the Annual Debt Service ($) is calculated based on the sum of the first 12 principal and interest payments following the interest-only period based on the assumed principal payment schedule set forth on Annex F to this Free Writing Prospectus. As such, the Current Balance ($), Maturity Balance ($), Monthly Debt Service ($), UW NOI DSCR and UW NCF DSCR all reflect this principal payment schedule and a fixed interest rate of 4.18000%.

(11)
The “L” component of the prepayment provision represents lockout payments.
The “Def” component of the prepayment provision represents defeasance payments.
The “YM” component of the prepayment provision represents yield maintenance payments.
The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

With respect to Loan No. 12, Marriott - Pittsburgh, the borrower may defease the mortgage loan on the date that is two years after the securitization of the Marriott – Pittsburgh Pari Passu Companion Loan. The prepayment string reflects a lockout period ending two years after the anticipated Closing Date.

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With respect to Loan No. 24, The Heights, the borrower may, without the consent of lender, make immaterial transfers of unimproved, non-income producing portions of the property to a governmental authority for dedication or public use, provided, among other things, such immaterial transfer does not materially impair the utility and operation of the property or have a material adverse impact on value, current use or operation of the property.  Please see “Description of the Mortgage Pool— Certain Terms and Conditions of the Mortgage Loans— Releases of Individual Mortgaged Properties” in this free writing prospectus.

With respect to Loan No. 29, Chestnut Place, the loan documents provide that the borrower will take all commercially reasonable efforts to obtain the release of one improved parcel of the mortgaged property as soon as reasonably practicable and without any prepayment of the mortgage loan.  The borrower is required to comply with the terms and conditions in the loan documents, including satisfaction of the REMIC requirements.  Please see “Description of the Mortgage Pool— Certain Terms and Conditions of the Mortgage Loans— Releases of Individual Mortgaged Properties” in this free writing prospectus.

(12)
With respect to some mortgage loans, historical financial information may not be available due to when the properties were constructed and/or acquired.

With respect to Loan No. 2, One City Centre, 2012 historical financials represent Q4 annualized figures as the sponsor acquired the property in September 2012.

With respect to Loan No. 4, Cole IV Retail Portfolio – Pool I, for the Plaza San Mateo mortgaged property, 2014 Revenues ($), 2014 Total Expenses ($) and 2014 NOI ($) are based on seven months annualized through December 31, 2014.  In addition, for the Plaza San Mateo mortgaged property, Most Recent Revenue ($), Most Recent Total Expenses ($) and Most Recent NOI ($) are based on the trailing nine months ending February 28, 2015. For the Village at Hereford Farms mortgaged property, 2014 Revenues ($), 2014 Total Expenses ($) and 2014 NOI ($) are based on four months annualized through December 31, 2014.  In addition, for the Village at Hereford Farms mortgaged property, Most Recent Revenue ($), Most Recent Total Expenses ($) and Most Recent NOI ($) are based on the trailing six months ending February 28, 2015.

With respect to Loan No. 5, Cole IV Retail Portfolio – Pool II, for the Inglewood Plaza mortgaged property, 2014 Revenues ($), 2014 Total Expenses ($) and 2014 NOI ($) are based on four months annualized through December 31, 2014.  In addition, for the Inglewood Plaza mortgaged property, Most Recent Revenue ($), Most Recent Total Expenses ($) and Most Recent NOI ($) are based on the trailing six months ending February 28, 2015. For the Terrell Mill mortgaged property, 2014 Revenues ($), 2014 Total Expenses ($) and 2014 NOI ($) are based on 11 months annualized through December 31, 2014.  For the Target Center mortgaged property, 2014 Revenues ($), 2014 Total Expenses ($) and 2014 NOI ($) are based on nine months annualized through December 31, 2014.  In addition, for the Target Center mortgaged property, Most Recent Revenue ($), Most Recent Total Expenses ($) and Most Recent NOI ($) are based on the trailing 11 months ending February 28, 2015.

With respect to Loan Nos. 6, 43 and 50, Alta Woodlake Square, Candlewood Suites Greenville and Creekside Square Apartments, the related mortgaged properties were recently constructed or acquired and only limited historical financials are available.

With respect to Loan No. 11, Aspen Heights - Texas A&M University Corpus Christi, historical financials are not available as the mortgaged property was recently constructed.  Most Recent Revenues ($), Total Expenses ($) and NOI ($) are for the eight months ended March 31, 2015, annualized.

With respect to Loan No. 18, Courtyard Marriott Green Hills, historical financials are not available as the mortgaged property was recently constructed.  Most Recent Revenues ($), Total Expenses ($) and NOI ($) are for the 11 months ended April 30, 2015, annualized.

With respect to Loan No. 19, Simply Self Storage Portfolio (FL & GA), for the United Self Storage mortgaged property, 2014 Revenues ($), 2014 Total Expenses ($) and 2014 NOI ($) are based on the trailing 10 months ending October 31, 2014, annualized.

With respect to Loan No. 20, Sedano’s Plaza Lakes on the Green, historical financials are not available as the mortgaged property was recently acquired.

With respect to Loan No. 31, Hampton Inn Jacksonville, 2012 financials are not available as the mortgaged property opened in April 2013. 2013 Revenues ($), 2013 Total Expenses ($) and 2013 NOI ($) are for the nine months ended December 31, 2013, annualized.

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With respect to Loan No. 38, Campus View Apartments, Most Recent Revenues ($), Most Recent Total Expenses ($) and Most Recent NOI ($) are based on the trailing eight months ending March 31, 2015, annualized.  Historical financials are not available as the property was completed in 2014.

(13)	With respect to all hotel properties, the UW NOI ($) is shown after taking a deduction for an FF&E reserve, and as such, the UW NOI ($) and UW NCF ($) for these properties are the same.

(14)	The UW NOI DSCR and UW NCF DSCR for all partial interest-only mortgage loans were calculated based on the first principal and interest payment after the Note Date during the term of the mortgage loan.

(15)
With respect to Loan No. 7, Little Palm Island Resort, the borrower’s fee simple interest in the mortgaged property serves as collateral for the loan;  however, the property relies on access to dock space that is subject to a shore station access agreement and a submerged land lease. The shore station access agreement commenced on April 29, 1997 and will expire April 30, 2037 with five five-year options remaining. The tenant under the access agreement, Little Palm Island Associates Ltd., is responsible for funding all operating and maintenance expenses, inclusive of property taxes for the leased premises.  The shore station access agreement has been assigned as collateral for the mortgage loan. In addition, portions of the submerged land area around Munson Island are leased from the Board of Trustees of the Internal Improvement Trust Fund of the State of Florida for use as a docking facility to receive and transport guests, and other related uses. The submerged land lease was executed in October 1996 and expires on January 26, 2029. Only the owner of the island may use the submerged land. No value was attributed to the submerged land subject to the lease at underwriting.

With respect to Loan No. 29, Chestnut Place, a portion of the mortgaged property consists of a parking garage lease which has been pledged as collateral for the mortgage loan.

(16)
Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

With respect to Loan No. 1, 2025 M Street, the borrower was required to deposit $888,242 into a rent abatement reserve for (i) approximately four months of simulated rent payments totaling $245,726 for the 2nd Largest Tenant, American-Mideast Educational and Training Services, Inc., which had executed a lease but is not expected to take occupancy, (ii) seven months of free rent totaling $481,194 for the 2nd Largest Tenant, American-Mideast Educational and Training Services, Inc., for the period from July 1, 2015 through October 31, 2015 and the period from July 1, 2016 through September 30, 2016 and (iii) six months of free rent totaling $161,322 for the 4th Largest Tenant, Destination Marketing, for the period from October 1, 2015 through March 31, 2016.

With respect to Loan No. 2, One City Centre, the borrower was required to reserve $4,000,000 for purposes of re-leasing in the event that the 2nd Largest Tenant, Energy XXI, vacates its space. Provided (i) there is no event of default under the Energy XXI lease and Energy XXI has paid all amounts due under the Energy XXI lease and (ii) Energy XXI is in physical occupancy of the space covered by the Energy XXI lease and open for business, the lender is required to transfer amounts on deposit in the Energy XXI reserve to the TI/LC reserve account as follows: (i) $2,000,000 on the payment occurring in April 2017; (ii) 1,000,000 on the payment date occurring in April 2018; and (iii) all remaining funds on deposit in the Energy XXI reserve on the payment date in April 2019. Additionally, the borrower was required to deposit $361,070 for free rent related to Energy XXI.

With respect to Loan No. 20, Sedano’s Plaza Lakes on the Green, the Other Upfront Reserve ($) represents (i) a $352,825 Blue Cross reserve equal to GuideWell-Sanitas’ tenant improvement allowance, (ii) a $333,180 Horizon Management reserve for tenant improvement expenses, (iii) a $324,600 Blue Cross Rent reserve equal to 12 months’ of base rent for GuideWell-Sanitas, (iv) a $162,300 Blue Cross free rent reserve equal to six months of base rent for GuideWell-Sanitas, (v) a $134,055 Blue Cross outparcel reserve equal to the cost of landlord’s work under the GuideWell-Sanitas lease, and (vi) a $91,625 Horizon Management free rent reserve equal to 12 months’ base rent.

With respect to Loan No. 22, Bridgeway Business Center, the borrower was required to deposit $800,000 into an AMSEC reserve account in connection with a specific lease extension event of one tenant, AMSEC, LLC, as further outlined in the related loan documents.

With respect to Loan No. 23, Doubletree Baltimore Airport, the borrower was required to deposit $2,261,989 into a Renovation Plan reserve, to be held in the FF&E reserve account for the purpose of completing the renovation plan presented by the borrower at closing as outlined in the loan documents.

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With respect to Loan No. 52, 14001 Weston Parkway, the borrower was required to deposit $361,560 into a free rent reserve for eight months of free rent that the Largest Tenant, Scientific Calibration, has for the period from May 1, 2015 through December 31, 2015. The borrower was also required to deposit $495,852.33 for potential tenant improvements and leasing commissions related to the Largest Tenant, Scientific Calibration.

(17)
Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related loan documents. In certain cases, reserves with $0 balances are springing and are collected in the event of certain conditions being triggered in the respective mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being trigger in the respective mortgage loan documents.

With respect to Loan No. 1, 2025 M Street, the borrower is required to deposit into the Monthly TI/LC Reserve ($) on each monthly payment date during the first 36 months of the loan term the amount that otherwise would have been due as a principal payment for such month if the required loan payments for such month were not interest-only.  Thereafter, commencing with the monthly payment date on May 1, 2018, the borrower will be required to make monthly deposits of $15,937.33 until the maturity date.

With respect to Loan No. 2, One City Centre, the borrower is required to make monthly deposits of $41,666.67 into the Monthly Other Reserve ($) in the event that the Largest Tenant, Waste Management, subleases more than 25% of its space. Additionally, with respect to the Waste Management lease, the borrower is required to deposit (i) any excess cash arising from a cash sweep event as more particularly described in the loan documents and (ii) any termination fee payable in connection with any tenant’s election to exercise its termination option, into the Monthly TI/LC Reserve ($) in connection with satisfying certain lease renewal or replacement criteria.

With respect to Loan No. 7, Little Palm Island Resort, during the first two years of the loan term, the borrower will provide evidence satisfactory to the lender that on May 31 of each respective year, the seasonality reserve, a borrower-controlled account, has an annual balance of $250,000. During the remaining three years of the loan term, the borrower will provide satisfactory evidence to the lender that on May 31 of each respective year the seasonality reserve has an annual balance of $350,000. In the event that the debt service coverage ratio, as calculated in the loan documents, falls below 1.30x at any time during the loan term, the seasonality funds will be transferred to an account held by the lender.

With respect to Loan No. 8.01, JAGR Portfolio – Hilton Jackson, the borrowers are required to make monthly deposits into the Monthly Capex Reserve ($) of (i) 4% of the gross income from the operations of the mortgaged property, excluding gross income from the operations of Drago’s Seafood Restaurant and (ii) 2% of the gross income from the operations of Drago’s Seafood Restaurant, in each case for the calendar month that is two months prior to the applicable payment date.

With respect to Loan No. 14, Pinecrest Town Center, the borrower is required to make monthly deposits of $11,772 into the Monthly TI/LC Reserve ($) beginning on the earlier to occur of (i) the first payment date after the aggregate amount on reserve (excluding all amounts attributable to any lease termination payments) is less than $200,000 or (ii) the payment date occurring in June, 2018, until such time the amount on deposit equals or exceeds $423,792.

With respect to Loan No. 15, DoubleTree - Carson, the borrower is required to make monthly deposits into the FF&E reserve equal to $34,638. Based on the annual operating statements for the property, the lender may adjust the FF&E reserve monthly deposit to the greater of (x) the then-existing FF&E reserve monthly deposit, (y) one-twelfth of 4% of the total gross revenue for the prior fiscal year or (z) any greater amount required to be paid under the franchise agreement, the physical conditions report, or the annual budget. In addition, (i) if additional PIP work is required by the franchisor under the franchise agreement, or (ii) at any time after the date that is 24 months prior to expiration of the franchise agreement, lender determines in its reasonable discretion that any future PIP work may be required, then in either case, borrower will deposit into the PIP reserve an amount equal to 110% of the estimated costs to complete such additional PIP work, as reasonably determined by lender.

With respect to Loan No. 18, Courtyard Marriott Green Hills, the borrower is required to deposit into the Monthly Capex Reserve ($) an amount equal to (x) one-twelfth of 2% of gross revenues during the period from June 1, 2015 to and including May 1, 2016, (y) one-twelfth of 3% of gross revenues during the period from June 1, 2016 to and including May 1, 2017 and (z) one-twelfth of 4% of gross revenues on each payment date thereafter.

With respect to Loan No. 22, Bridgeway Business Center, the borrower is required to deposit $200,000 into the Monthly Other Reserve ($) on each of on the payment dates occurring in April 2016, July 2016, October 2016, and January 2017 unless the Largest Tenant, AMSEC, LLC (i) has renewed or extended its A suites lease for at least an additional three years at a rental rate at least equal to $5.25 per square foot of gross leasable area and (ii) leases an

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aggregate amount of at least 450,000 square feet at the mortgaged property with an aggregate annual rent of greater than $2,400,000 at such time (collectively, an “AMSEC Event”). Notwithstanding the foregoing, upon (x) six months prior to the expiration date of the applicable AMSEC extension term (the “AMSEC Extension Term Expiration Date”) or (y) AMSEC, LLC’s failure to lease an aggregate amount of at least 450,000 square feet at the mortgaged property with an aggregate annual rent of greater than $2,400,000, the borrower is required to deposit into the Monthly Other Reserve ($) an amount equal to the quotient obtained by which (x) the numerator is $500,000 and (y) the denominator is the number of months remaining until the AMSEC Extension Term Expiration Date. Upon the occurrence of an AMSEC Event, the reserve will be capped at $1,000,000.

With respect to Loan No. 23, Doubletree Baltimore Airport, the borrower is required to make monthly deposits into the Monthly Capex Reserve ($) of (i) 3% of the gross income from operations to, but not including, the second anniversary of the origination date and (ii) 4% of the gross income from operations thereafter, in each case for the calendar month that is two months prior to the applicable payment date.

With respect to Loan No. 29, Chestnut Place, the borrower is required to make monthly deposits into the Monthly TI/LC Reserve ($) of $29,807 on June 1, 2020 and on each payment date thereafter. Additionally, the borrower will make monthly deposits into the Outstanding TI/LC reserve of $3,119 on each payment date through and including October 1, 2021.

With respect to Loan No. 34, The Weatherly, the borrower is required to make monthly deposits into the rollover reserve. On July 5, 2015, and on each payment date thereafter up to and including June 5, 2018, the borrower will deposit a sum equal to $17,611 and (ii) on July 5, 2018 and on each payment date thereafter, a sum equal to $5,273. Provided that (i) no event of default has occurred and is continuing, and (ii) the property maintains a minimum occupancy of 80%, the borrower shall not be required to deposit any portion of the rollover reserve monthly deposit which would cause the amount then on deposit in the rollover reserve to exceed $350,000.

With respect to Loan No. 35, Northsight Village, the borrower is required to make deposits into the Monthly TI/LC Reserve ($) of $16,666 through and including the payment date in May 2017. After such date, the required Monthly TI/LC Reserve ($) deposit will be $5,502. This reserve will be capped at $400,000.

With respect to Loan No. 36, Fairfield Inn Destin, the borrower is required to make monthly deposits into the Monthly Capex Reserve ($) of (i) 2% of the gross income from the operations during the first two years of the mortgage loan term, (ii) 3% of the gross income from the operations during the third and fourth years of the mortgage loan term, and (iii) 4% of the gross income from the operations thereafter, in each case for the calendar month that is two months prior to the applicable payment date.

With respect to Loan No. 43, Candlewood Suites Greenville, the borrower is required to make monthly deposits into the Monthly Capex Reserve ($) of (i) 2% of the gross income from the operations during the first two years of the mortgage loan term, (ii) 3% of the gross income from the operations during the third and fourth years of the mortgage loan term, and (iii) 4% of the gross income from the operations thereafter, in each case for the calendar month that is two months prior to the applicable payment date.

With respect to Loan No. 48, Plantation Corporate Center, the borrower is required to make deposits into the Monthly TI/LC Reserve ($) of $9,357 through and including the payment date in May 2016. After such date, the required Monthly TI/LC Reserve ($) deposit will be $4,679. This reserve will be capped at $225,000.

With respect to Loan No. 51, Patton Square, the borrowers are required to make monthly deposits into the rollover reserve, provided, however, that so long as (i) no event of default has occurred and is continuing and (ii) the property maintains physical and economic occupancy of at least seventy-five percent (75%), to the extent that funds on deposit in the rollover reserve account are less than $147,072.

With respect to Loan No. 55, North Road Plaza, the borrower is required to deposit into the Monthly TI/LC Reserve ($) an amount equal to (x) $4,166.67 from June 1, 2015 to and including May 1, 2017, (y) $2,083.34 from June 1, 2017 to and including May 1, 2019, and (z) $4,166.67 from June 1, 2019 to and including May 1, 2025 until the amount on deposit equals or exceeds $150,000.  However, if the amount on deposit is less than $125,000 or an event of default exists the borrower will continue to deposit into the Monthly TI/LC Reserve until the amount on deposit reaches $150,000 again.

With respect to Loan No. 58, 275 N. York, the borrower is required to make monthly deposits into the Monthly TI/LC Reserve ($) of (i) $7,211 on July 5, 2015, and on each payment date thereafter up to and including June 5, 2017 and (ii) $1,977 on July 5, 2017 and on each payment date thereafter.

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(18)
Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

(19)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any Mortgaged Property.

(20)
In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date, and may not include smaller spaces with different expiration dates.

(21)
The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 1, 2025 M Street, the Largest Tenant, Radio Free Asia, will have the one-time right to terminate its lease with respect to either (A) the entire premises or (B) up to 50% of the premises, in either case effective March 31, 2018 with one year’s prior notice if the U.S. government (1) fails to renew the tenant’s annual broadcasting grant or (2) reduces the tenant’s annual broadcasting grant by 50% or more.   Such termination is subject to the payment of a termination fee equal to the aggregate of (i) rent payments that would have been due but for the termination event for the four month period following the termination, and (ii) the unamortized cost of tenant improvements at the rate of 6.5% per annum. Additionally, the 4th Largest Tenant, Kaplan, has the one-time option to terminate its lease effective September 30, 2016 with one year’s prior notice, which is subject to the payment of a termination fee equal to any unamortized cost of the aggregate of tenant improvements, brokerage commissions, rent abatement and legal costs at the rate of 8.0% per annum.

With respect to Loan No. 2, One City Centre, the Largest Tenant, Waste Management, has several options to contract its space: (i) approximately 880 square feet in the lower tunnel of the building any time on or after the last day of the 72nd month after lease commencement with respect to this particular space, with 12 months’ prior notice; and (ii) all of the space (but not less than all) either on the 12th floor (9,625 square feet) or the 17th floor (21,266 square feet), as of June 30, 2019, with prior written notice by October 31, 2018.

With respect to Loan No. 3, 400 Poydras, the Largest Tenant, CACI, Inc. – Commercial, has the one-time right to terminate its lease on
December 31, 2015 with 60 days’ notice.

With respect to Loan No. 9, Lenox Towers, the 5th Largest Tenant, Goddard Investment Group, is affiliated with the loan sponsor.

With respect to Loan No. 10, Horizon Outlet Shoppes Portfolio, the 2nd Largest Tenant at the Burlington mortgaged property, Gap Outlet, has the option to terminate its lease at any time with 90 days’ prior written notice.

With respect to Loan No. 14, Pinecrest Town Center, the Largest Tenant, Coldwell Banker, has the right to terminate its lease in May 2016 with six months’ notice and payment of a termination fee.

With respect to Loan No. 16, Richmond Portfolio, the 2nd Largest Tenant at the Boulders mortgaged property, Live Well Financial, Inc., has the right to terminate its lease on September 30, 2018 with six months’ prior notice.

With respect to Loan No. 20, Sedano’s Plaza Lakes on the Green, the 2nd Largest Tenant, GuideWell-Sanitas, has the option to terminate its lease on January 1, 2022 with 120 days’ prior written notice.

With respect to Loan No. 22, Bridgeway Business Center, the Largest Tenant, AMSEC, LLC, has the right to contract its space by 10,004 square feet if the related contract backing the need for the leased space is terminated, with 180 days’ prior notice and the payment of a termination fee.

With respect to Loan No. 34, The Weatherly, the 2nd Largest Tenant, Mayfield Companies, is affiliated with the loan sponsor.

With respect to Loan No. 37, Mt. Nebo Pointe, the Largest Tenant, Pat Catan’s, is in occupancy but will not commence paying rent until July 1, 2015.

With respect to Loan No. 40, Windwood Centre, the Largest Tenant, Regus, will have the option to terminate its lease on October 31, 2020. Tenant is required to provide written notice a minimum of six months prior to termination.

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Tenant is required to pay a termination fee equal to the unamortized tenant improvement allowance as of the termination date, leasing commissions and free rent abatement.

With respect to Loan No. 48, Plantation Corporate Center, the Largest Tenant, Morrison Hershfield, has the option to terminate its lease at any time with six months’ written notice.

With respect to Loan No. 54, Austin Industrial Park, the Largest Tenant, Easy Drive Stake, has the ongoing right through the loan term to give back the western most 2,500 square foot warehouse portion of the suite by providing 90 days’ prior written notice. The tenant and landlord will evenly share the costs to demise the suite and install a new electric meter. The reduced rental and CAM rate shall be proportionate to the 2,500 square foot suite.

With respect to Loan No. 57, Liberty Station – Building 210, the 4th Largest Tenant, Therapy Specialists, will have the one-time right to terminate its lease after September 30, 2015, by providing six months’ prior written notice and paying a termination fee.

With respect to Loan No. 58, 275 N. York, the Largest Tenant, Advanced Orthodontic, or its legal representatives will have the right to terminate the lease in the event of the death or permanent disability of Michael Bicknell. The lease will terminate 90 days after notice and tenant is required to pay a cancellation fee equal to the amortized allowance, leasing fees and attorneys’ fees.

With respect to Loan No. 63, 91st & Kelton, the 3rd Largest Tenant, Castle & Cooke, may terminate its lease by providing six months’ prior written notice and paying a termination fee.  If the tenant exercises its lease termination prior to February 28, 2018, then allowances related to flooring must be paid back in full.

(22)	In certain cases, the Principal / Carveout Guarantor name was shortened for spacing purposes. With respect to Loan No. 24, The Heights, there is no Carveout Guarantor.

(23)
The classification of the lockbox types is described in the Free Writing Prospectus. See “Description of the Mortgage Pool – Lockbox Accounts” for further details.  See “Description of the Mortgage Pool—Additional Considerations” in the free writing prospectus for additional information.

(24)
Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Debt—Existing Mezzanine Debt,” “—Future Mezzanine Debt” and “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the free writing prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 12, Marriott - Pittsburgh, the related respective mezzanine loan is cross-defaulted and cross-collateralized with three other mezzanine loans that are not included in the mortgage loan pool.  The mezzanine loans are cross-defaulted and cross-collateralized through guaranties and pledge and security agreements signed by each of the mezzanine loan borrowers.  The total amount of mezzanine debt including the cross-collateralized and cross-defaulted loans is approximately $31.6 million.  See “Description of the Mortgage Loans—Additional Debt—Existing Mezzanine Debt” in this free writing prospectus.

With respect to Loan No. 24, The Heights, the loan documents allow for unsecured loans where no pledge or lien is taken in the direct or indirect interests in the borrower or the mortgaged property and which meets the following conditions: (i) the loan proceeds will be used for tenant improvements, leasing commissions or capital expenditures to the property or to fund an operating deficit at the mortgaged property; and (ii) the aggregate amount of the unsecured loans will not exceed 10% of the original principal balance of the mortgage loan.  See “Description of the Mortgage Loans—Additional Debt—Unsecured Debt” in this free writing prospectus.

With respect to Loan No. 43, Candlewood Suites Greenville, each “Class B” member of the borrower is entitled to annual preferred return payments equal to 8% of such Class B member’s initial capital contribution.  See “Description of the Mortgage Loans—Additional Debt—Preferred Equity” in this free writing prospectus.

A-1-20

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-2

Trust Cut-off Date Balances
						Weighted Averages

				Aggregate	% of		Stated				Cut-off
			Number of	Cut-off	Initial		Remaining			UW	Date	LTV Ratio
Trust			Mortgage	Date	Pool	Mortgage	Term	UW NCF		NOI	LTV	at
Cut-off Date Balances			Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)(2)		DY(1)	Ratio(1)(3)	Maturity(1)(3)

$2,497,105	-	$9,999,999	33	$202,744,045	20.6%	4.22147%	119	1.66	x	10.1%	69.8%	58.8%
$10,000,000	-	$19,999,999	13	191,977,471	19.5	4.28236%	119	1.58	x	10.7%	64.5%	49.7%
$20,000,000	-	$24,999,999	5	113,311,644	11.5	4.13269%	119	1.51	x	9.7%	71.2%	59.9%
$25,000,000	-	$49,999,999	7	197,138,678	20.0	4.42239%	91	1.62	x	10.2%	64.4%	58.2%
$50,000,000	-	$599,651,474	5	279,316,339	28.4	4.05344%	97	2.26	x	11.0%	58.2%	53.7%

Total / Wtd. Avg:			63	$984,488,178	100.0%	4.21568%	107	1.79	x	10.4%	64.6%	55.6%

Mortgage Rates

						Weighted Averages

				Aggregate	% of		Stated				Cut-off
			Number of	Cut-off	Initial		Remaining			UW	Date	LTV Ratio
			Mortgage	Date	Pool	Mortgage	Term	UW NCF		NOI	LTV	at
Mortgage Rates			Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)(2)		DY(1)	Ratio(1)(3)	Maturity(1)(3)

3.76800%	-	4.40000%	49	$771,232,303	78.3%	4.09937%	111	1.84	x	10.5%	64.2%	55.0%
4.40001%	-	4.60000%	10	159,517,819	16.2	4.53309%	100	1.56	x	10.1%	66.6%	57.7%
4.60001%	-	4.80000%	2	7,988,055	0.8	4.62937%	119	1.54	x	11.2%	65.8%	50.1%
4.80001%	-	5.07000%	2	45,750,000	4.6	4.99754%	59	1.76	x	11.3%	62.4%	59.0%

Total / Wtd. Avg:			63	$984,488,178	100.0%	4.21568%	107	1.79	x	10.4%	64.6%	55.6%

Original Term to Maturity in Months

						Weighted Averages

				Aggregate	% of		Stated				Cut-off
			Number of	Cut-off	Initial		Remaining			UW	Date	LTV Ratio
Original Term to			Mortgage	Date	Pool	Mortgage	Term	UW NCF		NOI	LTV	at
Maturity in Months			Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)(2)		DY(1)	Ratio(1)(3)	Maturity(1)(3)

60			7	$221,463,678	22.5%	4.24190%	59	2.41	x	12.1%	54.7%	52.5%
120			54	731,877,422	74.3	4.21978%	118	1.60	x	9.7%	68.1%	58.5%
180			2	31,147,077	3.2	3.93298%	179	1.78	x	15.8%	50.7%	9.0%

Total / Wtd. Avg:			63	$984,488,178	100.0%	4.21568%	107	1.79	x	10.4%	64.6%	55.6%

Remaining Term to Maturity in Months

						Weighted Averages

				Aggregate	% of		Stated				Cut-off
			Number of	Cut-off	Initial		Remaining			UW	Date	LTV Ratio
Remaining Term to			Mortgage	Date	Pool	Mortgage	Term	UW NCF		NOI	LTV	at
Maturity in Months			Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)(2)		DY(1)	Ratio(1)(3)	Maturity(1)(3)

58	-	60	7	$221,463,678	22.5%	4.24190%	59	2.41	x	12.1%	54.7%	52.5%
61	-	120	54	731,877,422	74.3	4.21978%	118	1.60	x	9.7%	68.1%	58.5%
121	-	180	2	31,147,077	3.2	3.93298%	179	1.78	x	15.8%	50.7%	9.0%

Total / Wtd. Avg:			63	$984,488,178	100.0%	4.21568%	107	1.79	x	10.4%	64.6%	55.6%

Original Amortization Term in Months

						Weighted Averages

				Aggregate	% of		Stated				Cut-off
			Number of	Cut-off	Initial		Remaining			UW	Date	LTV Ratio
Original Amortization			Mortgage	Date	Pool	Mortgage	Term	UW NCF		NOI	LTV	at
Term in Months			Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)(2)		DY(1)	Ratio(1)(3)	Maturity(1)(3)

	Interest Only		6	$172,760,000	17.5%	3.86533%	84	2.80	x	11.7%	53.9%	53.9%
	180		1	15,188,444	1.5	3.76800%	179	1.51	x	14.6%	50.6%	0.3%
	240		1	15,958,634	1.6	4.09000%	179	2.03	x	17.0%	50.7%	17.3%
	300		5	39,757,334	4.0	4.36933%	119	1.52	x	10.2%	69.4%	50.8%
	360		50	740,823,767	75.2	4.30103%	109	1.57	x	9.9%	67.4%	58.2%

Total / Wtd. Avg:			63	$984,488,178	100.0%	4.21568%	107	1.79	x	10.4%	64.6%	55.6%

Remaining Amortization Term in Months

						Weighted Averages

				Aggregate	% of		Stated				Cut-off
			Number of	Cut-off	Initial		Remaining			UW	Date	LTV Ratio
Remaining Amortization			Mortgage	Date	Pool	Mortgage	Term	UW NCF		NOI	LTV	at
Term in Months			Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)(2)		DY(1)	Ratio(1)(3)	Maturity(1)(3)

	Interest Only		6	$172,760,000	17.5%	3.86533%	84	2.80	x	11.7%	53.9%	53.9%
179	-	240	2	31,147,077	3.2	3.93298%	179	1.78	x	15.8%	50.7%	9.0%
241	-	300	5	39,757,334	4.0	4.36933%	119	1.52	x	10.2%	69.4%	50.8%
301	-	360	50	740,823,767	75.2	4.30103%	109	1.57	x	9.9%	67.4%	58.2%

Total / Wtd. Avg:			63	$984,488,178	100.0%	4.21568%	107	1.79	x	10.4%	64.6%	55.6%

A-2-1

ANNEX A-2

Amortization Types

							Weighted Averages

					Aggregate	% of		Stated				Cut-off
				Number of	Cut-off	Initial		Remaining			UW	Date	LTV Ratio
				Mortgage	Date	Pool	Mortgage	Term	UW NCF		NOI	LTV	at
Amortization Types				Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)(2)		DY(1)	Ratio(1)(3)	Maturity(1)(3)

IO-Balloon				33	$483,628,000	49.1%	4.31376%	112	1.48	x	9.3%	68.3%	60.2%
Balloon				23	312,911,735	31.8	4.27927%	108	1.71	x	11.4%	65.2%	52.0%
Interest Only				6	172,760,000	17.5	3.86533%	84	2.80	x	11.7%	53.9%	53.9%
Fully Amortizing				1	15,188,444	1.5	3.76800%	179	1.51	x	14.6%	50.6%	0.3%

Total / Wtd. Avg:				63	$984,488,178	100.0%	4.21568%	107	1.79	x	10.4%	64.6%	55.6%

Partial Interest Only Periods

							Weighted Averages

					Aggregate	% of		Stated				Cut-off
				Number of	Cut-off	Initial		Remaining			UW	Date	LTV Ratio
Partial Interest				Mortgage	Date	Pool	Mortgage	Term	UW NCF		NOI	LTV	at
Only Periods				Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)(2)		DY(1)	Ratio(1)(3)	Maturity(1)(3)

18	-	24		19	$225,562,500	22.9%	4.41747%	105	1.55	x	9.9%	68.9%	59.9%
25	-	48		7	150,447,500	15.3	4.25991%	119	1.40	x	8.7%	66.1%	57.8%
49	-	60		7	107,618,000	10.9	4.17164%	119	1.46	x	8.8%	70.4%	64.2%

Total / Wtd. Avg:				33	$483,628,000	49.1%	4.31376%	112	1.48	x	9.3%	68.3%	60.2%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

							Weighted Averages

Underwritten					Aggregate	% of		Stated				Cut-off
Net Cash Flow				Number of	Cut-off	Initial		Remaining			UW	Date	LTV Ratio
Debt Service				Mortgage	Date	Pool	Mortgage	Term	UW NCF		NOI	LTV	at
Coverage Ratios				Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)(2)		DY(1)	Ratio(1)(3)	Maturity(1)(3)

1.30x	-	1.35	x	6	$113,450,000	11.5%	4.36841%	110	1.33	x	8.4%	72.9%	65.3%
1.36x	-	1.45	x	11	171,324,534	17.4	4.23769%	118	1.40	x	8.9%	65.8%	56.2%
1.46x	-	1.55	x	17	184,027,699	18.7	4.20365%	124	1.50	x	10.1%	69.3%	55.0%
1.56x	-	1.65	x	9	135,997,758	13.8	4.20859%	107	1.59	x	10.7%	66.4%	55.7%
1.66x	-	1.80	x	4	77,326,163	7.9	4.78609%	81	1.77	x	11.2%	65.1%	58.3%
1.81x	-	2.00	x	6	81,269,020	8.3	4.28014%	96	1.90	x	11.2%	63.8%	54.5%
2.01x	-	3.30	x	10	221,093,003	22.5	3.91145%	96	2.64	x	12.3%	54.3%	50.0%

Total / Wtd. Avg:				63	$984,488,178	100.0%	4.21568%	107	1.79	x	10.4%	64.6%	55.6%

Cut-off Date LTV Ratios(1)(3)

							Weighted Averages

					Aggregate	% of		Stated				Cut-off
				Number of	Cut-off	Initial		Remaining			UW	Date	LTV Ratio
Cut-off Date				Mortgage	Date	Pool	Mortgage	Term	UW NCF		NOI	LTV	at
LTV Ratios				Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)(2)		DY(1)	Ratio(1)(3)	Maturity(1)(3)

48.1%	-	59.9%		11	$310,865,941	31.6%	4.09223%	91	2.20	x	11.9%	53.4%	45.3%
60.0%	-	64.9%		7	137,264,184	13.9	4.29272%	105	1.91	x	10.2%	62.5%	59.1%
65.0%	-	69.9%		16	164,274,943	16.7	4.32864%	111	1.60	x	9.9%	67.7%	57.4%
70.0%	-	77.0%		29	372,083,110	37.8	4.24053%	119	1.48	x	9.5%	73.3%	62.1%

Total / Wtd. Avg:				63	$984,488,178	100.0%	4.21568%	107	1.79	x	10.4%	64.6%	55.6%

LTV Ratio at Maturity(1)(3)

							Weighted Averages

					Aggregate	% of		Stated				Cut-off
				Number of	Cut-off	Initial		Remaining			UW	Date	LTV Ratio
Maturity Date				Mortgage	Date	Pool	Mortgage	Term	UW NCF		NOI	LTV	at
LTV Ratios				Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)(2)		DY(1)	Ratio(1)(3)	Maturity(1)(3)

0.3%	-	44.9%		2	$31,147,077	3.2%	3.93298%	179	1.78	x	15.8%	50.7%	9.0%
45.0%	-	49.9%		8	178,725,319	18.2	3.90571%	76	2.63	x	12.5%	52.0%	48.2%
50.0%	-	54.9%		12	193,990,136	19.7	4.41215%	104	1.57	x	10.0%	61.3%	51.7%
55.0%	-	59.9%		11	171,033,215	17.4	4.28602%	118	1.67	x	10.6%	70.2%	57.5%
60.0%	-	64.9%		23	317,264,430	32.2	4.24131%	113	1.62	x	9.5%	69.3%	62.1%
65.0%	-	70.1%		7	92,328,000	9.4	4.27994%	108	1.41	x	8.6%	73.8%	67.8%

Total / Wtd. Avg:				63	$984,488,178	100.0%	4.21568%	107	1.79	x	10.4%	64.6%	55.6%

A-2-2

ANNEX A-2

Type of Mortgaged Properties

				Weighted Averages

		Aggregate	% of					Cut-off
	Number of	Cut-off	Initial				UW	Date	LTV Ratio
	Mortgaged	Date	Pool		UW NCF		NOI	LTV	at
Property Type	Properties	Balance	Balance	Occupancy	DSCR(1)(2)		DY(1)	Ratio(1)(3)	Maturity(1)(3)

Office
CBD	5	$170,431,534	17.3%	89.5%	1.66	x	9.3%	60.2%	55.3%
Suburban	7	43,947,105	4.5	82.4%	1.71	x	11.5%	72.0%	60.7%
Medical	4	24,468,000	2.5	98.2%	1.44	x	8.9%	73.8%	65.1%
Subtotal:	16	$238,846,639	24.3%	89.1%	1.65	x	9.7%	63.8%	57.3%

Retail
Anchored	17	$142,138,912	14.4%	96.7%	2.76	x	12.8%	53.0%	45.2%
Unanchored	2	35,000,000	3.6	100.0%	1.56	x	9.5%	61.1%	53.0%
Outlet Center	3	26,675,000	2.7	86.7%	1.42	x	9.6%	62.6%	53.4%
Shadow Anchored	2	14,150,000	1.4	87.9%	1.71	x	10.8%	65.8%	55.7%
Freestanding	3	10,910,000	1.1	100.0%	1.76	x	8.1%	64.8%	59.7%
Subtotal:	27	$228,873,912	23.2%	95.6%	2.31	x	11.6%	56.7%	48.7%

Hotel
Full Service	7	$124,300,322	12.6%	72.9%	1.82	x	11.2%	63.7%	56.6%
Limited Service	5	54,686,298	5.6	75.1%	1.93	x	11.5%	62.9%	49.5%
Extended Stay	2	18,033,970	1.8	82.0%	1.57	x	10.2%	69.6%	50.8%
Subtotal:	14	$197,020,590	20.0%	74.3%	1.83	x	11.2%	64.0%	54.1%

Multifamily
Garden	6	$80,301,930	8.2%	96.0%	1.39	x	8.5%	73.6%	64.6%
Student	4	64,950,000	6.6	98.2%	1.42	x	8.8%	69.4%	63.0%
Subtotal:	10	$145,251,930	14.8%	97.0%	1.41	x	8.7%	71.7%	63.9%

Mixed Use
Office/Retail/Parking	1	$55,756,339	5.7%	85.2%	1.60	x	11.1%	72.7%	58.7%
Retail/Office	2	42,125,000	4.3	85.1%	1.35	x	8.7%	73.8%	63.5%
Office/Retail	2	8,100,000	0.8	94.1%	1.79	x	11.8%	67.0%	56.9%
Subtotal:	5	$105,981,339	10.8%	85.9%	1.52	x	10.2%	72.7%	60.5%

Self Storage	10	$42,564,184	4.3%	82.5%	1.53	x	9.0%	73.3%	63.9%
	10	$42,564,184	4.3%	82.5%	1.53	x	9.0%	73.3%	63.9%

Industrial
Warehouse	1	$15,958,634	1.6%	98.2%	2.03	x	17.0%	50.7%	17.3%
Flex	2	$9,990,950	1.0	93.2%	1.60	x	11.3%	67.6%	55.3%
Subtotal:	3	$25,949,584	2.6%	96.3%	1.87	x	14.8%	57.2%	31.9%

Total / Wtd. Avg:	85	$984,488,178	100.0%	88.4%	1.79	x	10.4%	64.6%	55.6%

Mortgaged Properties by Location

				Weighted Averages

		Aggregate	% of					Cut-off
	Number of	Cut-off	Initial				UW	Date	LTV Ratio
	Mortgaged	Date	Pool		UW NCF		NOI	LTV	at
Location	Properties	Balance	Balance	Occupancy	DSCR(1)(2)		DY(1)	Ratio(1)(3)	Maturity(1)(3)

Texas	9	$145,810,000	14.8%	90.8%	1.80	x	9.1%	66.4%	62.9%
Florida	10	128,443,193	13.0	84.0%	1.60	x	9.9%	66.6%	57.7%
California	7	80,336,644	8.2	90.8%	2.18	x	11.1%	61.6%	53.8%
Georgia	10	73,207,806	7.4	85.0%	2.03	x	11.1%	58.1%	51.7%
Washington, D.C.	1	63,560,000	6.5	99.5%	1.43	x	8.8%	57.8%	50.3%
Louisiana	1	55,756,339	5.7	85.2%	1.60	x	11.1%	72.7%	58.7%
Pennsylvania	4	49,300,000	5.0	83.1%	2.00	x	11.3%	65.2%	56.8%
Virginia	5	45,158,634	4.6	87.8%	1.68	x	13.5%	66.5%	45.8%
South Carolina	7	42,720,261	4.3	91.8%	2.09	x	11.4%	63.8%	52.2%
North Carolina	3	38,965,422	4.0	93.4%	1.51	x	9.4%	69.6%	59.1%
Maryland	3	32,138,158	3.3	73.0%	1.64	x	10.4%	64.5%	58.4%
Mississippi	2	31,506,632	3.2	84.8%	1.53	x	10.0%	67.0%	63.9%
Indiana	5	30,176,768	3.1	89.8%	1.81	x	10.5%	66.7%	55.8%
Michigan	3	29,968,654	3.0	83.6%	1.61	x	12.7%	59.1%	30.4%
Tennessee	2	26,118,640	2.7	76.9%	2.32	x	12.5%	57.8%	48.9%
Ohio	1	17,200,000	1.7	100.0%	3.30	x	13.4%	48.1%	48.1%
Wisconsin	1	15,453,692	1.6	90.4%	1.42	x	9.6%	62.6%	53.4%
Alabama	1	13,700,000	1.4	100.0%	1.30	x	8.5%	72.5%	63.5%
Connecticut	2	12,968,000	1.3	98.9%	1.38	x	8.3%	74.8%	68.1%
Arizona	2	11,297,105	1.1	85.6%	1.42	x	9.2%	72.4%	60.6%
Massachusetts	1	10,471,534	1.1	91.8%	1.37	x	9.5%	71.2%	57.0%
Oregon	1	8,900,000	0.9	98.1%	1.35	x	8.9%	70.6%	61.6%
New Mexico	1	6,950,000	0.7	98.1%	3.30	x	13.4%	48.1%	48.1%
Washington	1	6,391,267	0.6	77.3%	1.42	x	9.6%	62.6%	53.4%
Illinois	1	4,000,000	0.4	92.1%	1.53	x	9.9%	68.4%	58.2%
South Dakota	1	3,989,430	0.4	98.5%	1.48	x	9.2%	74.7%	60.0%

Total / Wtd. Avg:	85	$984,488,178	100.0%	88.4%	1.79	x	10.4%	64.6%	55.6%

A-2-3

ANNEX A-2

Prepayment Protection

				Weighted Averages

		Aggregate	% of		Stated				Cut-off
	Number of	Cut-off	Initial		Remaining			UW	Date	LTV Ratio
Prepayment	Mortgage	Date	Pool	Mortgage	Term	UW NCF		NOI	LTV	at
Protection	Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)(2)		DY(1)	Ratio(1)(3)	Maturity(1)(3)

Defeasance	45	$531,607,550	54.0%	4.26886%	115	1.59	x	9.8%	66.7%	57.2%
Yield Maintenance	17	435,630,628	44.2	4.13558%	99	2.04	x	11.4%	61.8%	53.2%
None	1	17,250,000	1.8	4.60000%	58	1.32	x	8.8%	69.0%	65.7%

Total / Wtd. Avg:	63	$984,488,178	100.0%	4.21568%	107	1.79	x	10.4%	64.6%	55.6%

Loan Purpose

				Weighted Averages

		Aggregate	% of		Stated				Cut-off
	Number of	Cut-off	Initial		Remaining			UW	Date	LTV Ratio
Loan	Mortgage	Date	Pool	Mortgage	Term	UW NCF		NOI	LTV	at
Purpose	Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)(2)		DY(1)	Ratio(1)(3)	Maturity(1)(3)

Refinance	43	$621,859,144	63.2%	4.27485%	111	1.68	x	10.6%	65.7%	55.0%
Acquisition	18	322,529,034	32.8	4.09293%	97	2.03	x	10.4%	61.8%	56.3%
Refinance/Acquisition	1	21,500,000	2.2	4.15000%	119	1.53	x	9.3%	65.5%	55.5%
Recapitalization	1	18,600,000	1.9	4.44200%	120	1.34	x	8.9%	74.1%	63.2%

Total / Wtd. Avg:	63	$984,488,178	100.0%	4.21568%	107	1.79	x	10.4%	64.6%	55.6%

(1) In the case of Loan Nos. 2, 8, 10 and 12, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV Ratio and LTV Ratio at Maturity calculations include the related Pari Passu Companion Loans.
(2) In the case of Loan No. 11, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the interest-only period based on the principal payment schedule provided on Annex F of the Free Writing Prospectus.
(3) In the case of Loan No. 21, the Cut-off Date LTV Ratio and the LTV Ratio at Maturity are calculated based upon an appraised value based on certain assumptions Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

A-2-4

ANNEX A-3

DESCRIPTION OF TOP TEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION

A-3-1

ANNEX A-3	JPMBB 2015-C29

2025 M Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-2

ANNEX A-3	JPMBB 2015-C29

2025 M Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-3

ANNEX A-3	JPMBB 2015-C29

2025 M Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-4

ANNEX A-3	JPMBB 2015-C29

2025 M Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	RAIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$63,560,000	Title:	Fee
Cut-off Date Principal	$63,560,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	6.5%	Net Rentable Area (SF):	191,248
Loan Purpose:	Acquisition	Location:	Washington, DC
Borrower:	Mikeone EK M Street Holdings,	Year Built / Renovated:	1971 / 1995
	LLC	Occupancy(1):	99.5%
Sponsors:	EK 2013 Family Trust and Michael	Occupancy Date:	2/11/2015
	Klein	Number of Tenants:	7
Interest Rate:	4.25000%	2012 NOI:	$6,807,959
Note Date:	3/13/2015	2013 NOI:	$5,206,586
Maturity Date:	4/1/2025	2014 NOI:	$5,107,614
Interest-only Period:	36 months	UW Economic Occupancy:	95.0%
Original Term:	120 months	UW Revenues:	$9,882,877
Original Amortization:	360 months	UW Expenses:	$4,278,934
Amortization Type:	IO-Balloon	UW NOI(1):	$5,603,943
Call Protection:	L(26),Def(90),O(4)	UW NCF(1):	$5,358,823
Lockbox:	Springing	Appraised Value / Per SF:	$110,000,000 / $575
Additional Debt:	N/A	Appraisal Date:	2/11/2015
Additional Debt Balance:	N/A
Additional Debt Type:	N/A

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$332
Taxes:	$369,150	$147,660	N/A	Maturity Date Loan / SF:	$289
Insurance:	$21,945	$7,315	N/A	Cut-off Date LTV:	57.8%
Replacement Reserves:	$0	$4,489	N/A	Maturity Date LTV:	50.3%
TI/LC:	$2,328,880	$80,065	N/A	UW NCF DSCR:	1.43x
Other:	$888,242	$0	N/A	UW NOI Debt Yield:	8.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$63,560,000	56.2%	Purchase Price	$105,944,200	93.7%
Sponsor Equity	49,518,994	43.8	Upfront Reserves	3,608,217	3.2
			Closing Costs	3,526,577	3.1
Total Sources	$113,078,994	100.0%	Total Uses	$113,078,994	100.0%
(1)
Occupancy, UW NOI and UW NCF include a newly executed lease to American-Mideast Educational and Training Services, Inc. totaling 20,404 square feet, for which the tenant is not yet in occupancy or paying rent. The tenant is expected to take occupancy on or about July 1, 2015. American-Mideast Educational and Training Services, Inc.’s first year base rent is $816,160. Current occupancy as of February 11, 2015 excluding this tenant is 88.8%.

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 2025 M Street loan has an outstanding principal balance of $63.56 million and is secured by a first mortgage lien on the borrower’s fee interest on a 191,248 square foot office building located in Washington, D.C. The 2025 M Street loan has a 10-year term and, subsequent to an initial three-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity is Mikeone EK M Street Holdings, LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The sponsors and nonrecourse carve-out guarantors of the loan are Michael Klein, a Brazilian citizen who primarily resides in Brazil, and the EK 2013 Family Trust, a Florida trust (the EK 2013 Family Trust was established by Samuel Klein for the benefit of his daughter, Eva Klein, and her children). Michael Klein is the son of Samuel Klein, who was the founder of Casas Bahia, a large Brazilian retail chain that recently merged with a competitor and was taken public in 2013. The Kleins are a high-net worth family.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-5

ANNEX A-3	JPMBB 2015-C29

2025 M Street

The Property. 2025 M Street is a 191,248 square foot, mid-rise, Class B office building built in 1971, renovated in 1995, and located on a 0.63-acre parcel in the central business district of Washington, D.C. The eight-story, “L” shaped building consists of primarily office space, with a ground-floor retail component. Amenities include a rooftop terrace with tables, chairs, and a shade canopy, and a terrace on the second floor level with tables and chairs. In addition, parking is available in a 242-space (approximately 1.3 spaces per 1,000 square feet) underground garage directly beneath the building.

As of February 11, 2015, the property was 99.5% leased by seven tenants, with two vacant spaces, one of which is currently undergoing tenant fit-out for July 2015 occupancy (occupancy as of February 11, 2015 is 88.8% without the leased but not yet occupied space). The largest tenant at the property, Radio Free Asia, leases 72,748 square feet (approximately 38.0% of the net rentable area) through March 2024 with two five-year renewal options, and has been a tenant at the property since 1996. Radio Free Asia is a private, non-profit corporation that broadcasts and publishes news to Asian countries where full, accurate and timely news reports may be unavailable. The second largest tenant at the property, Smith Bucklin, leases 71,389 square feet (approximately 37.3% of the net rentable area) through June 2020 with one, five-year renewal option, and has been a tenant at the property since 1999. Smith Bucklin is a large association management and professional services company, providing full-service management and outsourcing services to trade associations, professional societies, and public, private and non-profit corporations. Smith Bucklin subleases (i) approximately 9,059 square feet of its leased space (representing approximately 4.7% of the net rentable area of the property) to Young Women’s Christian Association of the United States of America, Inc., a non-profit corporation (“YWCA”), and (ii) approximately 4,721 square feet of its leased space (representing approximately 2.5% of the net rentable area of the property) to the Asian & Pacific Islander Scholarship Fund, a non-profit corporation (“APISF”). The third largest tenant at the property, American-Mideast Educational and Training Services, Inc. (“AMID”), recently executed a lease for 20,404 square feet (approximately 10.7% of the net rentable area) through June 2026 with one five-year renewal option, and is scheduled to take occupancy on or about July 1, 2015. AMID is a non-profit organization engaged in international education, training and development activities in the Middle East and North Africa.

The property is located in the “Golden Triangle” area of the central business district submarket of Washington, D.C., on the north side of M Street NW between its intersections with 20th Street NW and 21st Street NW, just east of New Hampshire Avenue NW. According to a third party research firm, this area encompasses 43 blocks and includes approximately 3,000 businesses, 500 retail shops and restaurants and seven luxury hotels containing approximately 2,000 rooms. The property’s location is served by the Washington Metropolitan Transportation Authority’s Metrorail, which has four stations near the property that provide transportation throughout Washington, D.C. and connect to Northern Virginia and Maryland suburban areas. According to the appraisal, the central business district office submarket contains over 33 million square feet of available office space with a direct vacancy rate of 10.5% as of the fourth quarter of 2014, which is down from 12.5% in 2013. The direct average asking rental rate for all classes of office buildings in the submarket increased by 3.3% year-over-year to $53.23 per square foot on a full service basis, which the appraisal reports is due to fewer immediate, large options available in the vicinity. The 2014 Class A office building direct weighted asking rent at $63.93 per square foot, full service, increased at a higher rate than the overall submarket, 4.5%, due in part to the higher asking rents advertised at buildings currently under construction and/or renovation. According to a marketing report, the central business district Class B office submarket contains approximately 11.8 million square feet of available office space with a direct vacancy rate of 11.1%, as of the first quarter of 2015. The direct average asking rental rate for Class B office space in the central business district office submarket is $53.10 per square foot, full service, as of the first quarter of 2015.

Historical and Current Occupancy (1)
2012	2013	2014	Current (2)
88.9%	88.2%	98.6%	99.5%
(1)	Historical Occupancies are as of December 31 of each year.
(2)
Current Occupancy as of February 11, 2015. Includes one tenant who has signed a lease but is not yet in occupancy. The tenant is expected to take occupancy on or about July 1, 2015. Current occupancy as of February 11, 2015 excluding this tenant is 88.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-6

ANNEX A-3	JPMBB 2015-C29

2025 M Street

Tenant Summary(1)

Tenant	Tenant Type	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Radio Free Asia(3)	Office	NA / NA / NA	72,748	38.0%	$25.48	3/31/2024
Smith Bucklin(4)	Office	NA / NA / NA	71,389	37.3%	$59.21	6/30/2020
AMID(5)	Office	NA / NA / NA	20,404	10.7%	$40.00	6/30/2026
Kaplan(6)	Retail	NA / NA / NA	14,177	7.4%	$39.46	10/31/2019
Destination Marketing	Office	NA / NA / NA	7,599	4.0%	$42.73	3/31/2020
Salon Prestige	Retail	NA / NA / NA	2,709	1.4%	$30.00	2/28/2025
University of Pittsburgh	Office	NA / NA / NA	1,235	0.6%	$45.00	8/31/2018
(1)	Based on the underwritten rent roll dated February 11, 2015.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
If the U.S. government (1) fails to renew tenant’s annual broadcasting grant or (2) reduces tenant’s annual broadcasting grant by 50% or more, the tenant has the one-time right to terminate its lease with respect to either (A) the entire premises or (B) up to 50% of the premises, in either case effective March 31, 2018 with one year’s prior notice. Such termination is subject to the tenant’s payment of a termination fee equal to the aggregate of (i) rent payments that would have been due but for the termination event for the four month period following the termination, and (ii) the unamortized cost of tenant improvements at the rate of 6.5% per annum.

(4)
Smith Bucklin subleases approximately (i) 9,059 square feet of its space (or 4.7% of the property’s net rentable area) to YWCA, and (ii) 4,721 square feet of its space (or 2.5% of the property’s net rentable area) to APISF.

(5)
Assumes a July 1, 2015 lease commencement date and that AMID is paying base rent. Tenant’s lease has been executed and commences on the earlier of (i) July 1, 2015 or (ii) the date that tenant commences business operations at the property.

(6)
Kaplan has a one-time right to terminate its lease effective September 30, 2016 with one year’s prior notice, which is subject to the payment of a termination fee equal to any unamortized cost of the aggregate of tenant improvements, brokerage commissions, rent abatement and legal costs at the rate of 8.0% per annum.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	987	0.5%	NAP	NAP	987	0.5%	NAP	NAP
2015 & MTM	0	0	0.0	$0	0.0%	0	0.5%	$0	0%
2016	0	0	0.0	0	0.0	0	0.5%	$0	0%
2017	0	0	0.0	0	0.0	0	0.5%	$0	0%
2018	1	1,235	0.6	55,575	0.7	1,235	1.2%	$55,575	0.7%
2019	1	14,177	7.4	559,424	7.0	15,412	8.6%	$614,999	7.7%
2020	2	78,988	41.3	4,551,983	57.0	94,400	49.9%	$5,166,982	64.6%
2021	0	0	0.0	0	0.0	94,400	49.9%	$5,166,982	64.6%
2022	0	0	0.0	0	0.0	94,400	49.9%	$5,166,982	64.6%
2023	0	0	0.0	0	0.0	94,400	49.9%	$5,166,982	64.6%
2024	1	72,748	38.0	1,927,948	24.1	167,148	87.9%	$7,094,930	88.8%
2025	1	2,709	1.4	81,270	1.0	169,857	89.3%	$7,176,200	89.8%
2026 & Beyond	1	20,404	10.7	816,160	10.2	190,261	100.0%	$7,992,360	100.0%
Total	7	191,248	100.0%	$7,992,360	100.0%
(1)	Based on the underwritten rent roll dated February 11, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-7

ANNEX A-3	JPMBB 2015-C29

2025 M Street

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$6,896,384	$6,600,389	$6,916,353	$7,992,360	41.79	83.4%
Vacant Income	0	0	0	19,740	0.10	0.2
Gross Potential Rent	$6,896,384	$6,600,389	$6,916,353	$8,012,100	$41.89	83.6%
Total Reimbursements	1,035,555	1,661,143	1,257,619	1,567,632	8.20	16.4
Net Rental Income	$7,931,939	$ 8,261,532	$ 8,173,972	$ 9,579,732	$ 50.09	100.0%
(Vacancy/Credit Loss)	0	0	0	(478,987)	(2.50)	(5.0)
Other Income(3)	2,113,782	364,421	67,430	2,000	0.01	0.0
Submetered Elec. & OT HVAC	348,666	398,927	474,176	459,600	2.40	4.8
Parking	280,571	295,483	308,046	320,531	1.68	3.3
Effective Gross Income	$10,674,958	$9,320,363	$9,023,624	$9,882,877	$51.68	103.2%

Total Expenses	$3,866,999	$4,113,777	$3,916,010	$4,278,934	$22.37	43.3%

Net Operating Income	$6,807,959	$5,206,586	$5,107,614	$5,603,943	$29.30	56.7%

Total TI/LC, Capex/RR	0	0	0	245,120	1.28	2.5
Net Cash Flow	$6,807,959	$5,206,586	$5,107,614	$5,358,823	$28.02	54.2%

(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)
The increase in Underwritten Rents in Place from 2014 is primarily due to a new 20,404 square foot AMID lease, which has been executed and is expected to commence on or about July 1, 2015. AMID’s first year base rent is $816,160.

(3)	2012 Other Income includes a $2,002,822 termination fee paid by then-tenant Arqiva.

Property Management. The property is managed by Carr Properties Services Subsidiary Corporation, which was the manager of the property prior to the acquisition and is not affiliated with the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $2,328,880 for outstanding tenant improvements and leasing commissions associated with five tenants, $888,242 for future rent credits and abatements, $369,150 for real estate taxes and $21,945 for insurance premiums.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $147,660.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual insurance premiums, which currently equates to $7,315.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $4,489 (approximately $0.28 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, during the interest-only period, the excess cash flow after payment of the monthly debt service is required to be escrowed for tenant improvements and leasing commissions and as of the Cut-off Date, the amount is $80,065 (approximately $5.02 per square foot annually). After the interest-only period, the required monthly deposit is $15,937 (approximately $1.00 per square foot annually).

Lockbox / Cash Management. The loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the loan documents require the borrower to establish a lender-controlled lockbox account into which all revenue generated by the property is required to be deposited thereafter. Upon the first occurrence of a Trigger Period, a cash management account is also required to be established in the name of the borrower for the sole and exclusive benefit of the lender. The funds on deposit in the lockbox account are required to be deposited on each business day to or at the direction of the borrower, unless a Trigger Period exists, in which case, funds are required to be transferred on each business day to the cash management account. So long as no event of default has occurred and is continuing, on each monthly payment date, the lender is required to disburse all funds on deposit in the cash management account to pay required reserves, debt service, approved operating expenses and all other amounts then due and payable under the loan documents, with any remaining amounts (“Excess Cash”) to be disbursed to the borrower unless a Tenant Trigger Period (as defined below) exists. During a Tenant Trigger Period, all Excess Cash will be deposited into a lender-controlled excess cash flow account to be disbursed to the borrower for payment of approved tenant improvements and approved leasing commissions associated with the applicable tenant’s premises unless an event of default has occurred and is continuing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-8

ANNEX A-3	JPMBB 2015-C29

2025 M Street

A “Trigger Period” means a period commencing upon the earliest to occur of (i) the occurrence and continuance of an event of default under the loan documents, (ii) the date on which the debt service coverage ratio (as calculated under the loan documents) is less than 1.10x, and (iii) the occurrence of a Tenant Trigger Period.

A “Tenant Trigger Period” means a period commencing upon the first to occur of (i) Smith Bucklin defaulting under its lease, (ii) Smith Bucklin “going dark” in its premises, (iii) Smith Bucklin giving notice that it is terminating its lease for all or any portion of its premises, (iv) any termination or cancellation of Smith Bucklin’s lease and/or Smith Bucklin’s lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of Smith Bucklin and (vi) Smith Bucklin failing to extend or renew its lease on or prior to December 31, 2018, but not earlier than June 30, 2018 on terms acceptable to the lender in its sole but reasonable discretion; and expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (i) the satisfaction of the Tenant Cure Conditions (as defined below) or (ii) (x) the entirety of Smith Bucklin’s space is leased to a replacement tenant pursuant to a lender-approved lease, and (y) the replacement tenant under such replacement lease (I) is in actual, physical occupancy of, and open to the public for business in, the leased space, (II) is paying the full unabated rent under its lease and (III) has unconditionally accepted its leased premises.

The “Tenant Cure Conditions” mean, as applicable, (i) Smith Bucklin has cured all defaults under its lease, (ii) Smith Bucklin is no longer “dark”, (iii) Smith Bucklin has revoked or rescinded all termination or cancellation notices and has reaffirmed its lease as being in full force and effect, (iv) with respect to any event specified in clause (vi) of the definition of “Tenant Trigger Period”, Smith Bucklin has renewed or extended its lease on terms that are acceptable to the lender in its sole but reasonable discretion, (v) with respect to any event specified in clause (v) of the definition of “Tenant Trigger Period”, Smith Bucklin is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to final, non-appealable order of a court of competent jurisdiction and (vi) Smith Bucklin is paying full, unabated rent under its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-9

ANNEX A-3	JPMBB 2015-C29

One City Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-10

ANNEX A-3	JPMBB 2015-C29

One City Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-11

ANNEX A-3	JPMBB 2015-C29

One City Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-12

ANNEX A-3	JPMBB 2015-C29

One City Centre

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	6.1%	Net Rentable Area (SF):	602,122
Loan Purpose:	Refinance	Location:	Houston, TX
Borrower:	BRI 1850 Houston OCC, LLC	Year Built / Renovated:	1961 / 2010
Sponsor:	Accesso Partners, LLC	Occupancy(2):	82.6%
Interest Rate:	3.95000%	Occupancy Date:	2/28/2015
Note Date:	3/25/2015	Number of Tenants:	18
Maturity Date:	4/1/2025	2012 NOI(3):	$7,911,764
Interest-only Period:	120 months	2013 NOI:	$9,740,131
Original Term:	120 months	2014 NOI:	$9,107,191
Original Amortization:	None	TTM NOI (as of 2/2015):	$9,377,052
Amortization Type:	Interest Only	UW Economic Occupancy:	81.6%
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Revenues:	$19,305,498
Lockbox:	Hard	UW Expenses:	$10,216,109
Additional Debt:	Yes	UW NOI:	$9,089,389
Additional Debt Balance:	$40,000,000	UW NCF:	$8,176,746
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$162,000,000 / $269
		Appraisal Date:	2/20/2015

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$166
Taxes:	$954,924	$318,308	N/A	Maturity Date Loan / SF:	$166
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.7%
Replacement Reserves:	$10,036	$10,036	N/A	Maturity Date LTV:	61.7%
TI/LC:	$62,500	$62,500	$2,250,000	UW NCF DSCR:	2.04x
Other:	$6,625,904	Springing	$1,500,000	UW NOI Debt Yield:	9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$100,000,000	100.0%	Payoff Existing Debt	$70,840,321	70.8%
			Return of Equity	20,382,129	20.4
			Upfront Reserves	7,653,364	7.7
			Closing Costs	1,124,186	1.1
Total Sources	$100,000,000	100.0%	Total Uses	$100,000,000	100.0%
(1)
One City Centre is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $100.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $100.0 million One City Centre Whole Loan.

(2)	Occupancy does not include a 21,103 square foot space for which Waste Management has notified the borrower of its plans to vacate at the end of December 2015.
(3)	2012 NOI represents annualized Q4 figures, as the property was acquired in September 2012.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The One City Centre loan is secured by a first mortgage lien on a 29-story, 602,122 square foot office building located in Houston, Texas. The whole loan has an outstanding principal balance as of the Cut-off Date of $100.0 million (the “One City Centre Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1, with an outstanding principal balance as of the Cut-off Date of $60.0 million, is being contributed to the JPMBB 2015-C29 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $40.0 million and is expected to be contributed to a future securitization trust. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMBB 2015-C29 Trust. The trustee of the JPMBB 2015-C29 Trust (or, prior to the occurrence and continuance of a control event under the related pooling and servicing agreement, the directing certificateholder), will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the One City Centre Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The One City Centre Whole Loan has a 10-year term and will be interest-only for the entire term of the loan. The previously existing debt was securitized in 2005 as part of the GCCFC 2005-GG5 transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-13

ANNEX A-3	JPMBB 2015-C29

One City Centre

The Borrower. The borrowing entity for the One City Centre loan is BRI 1850 Houston OCC, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan sponsor is Accesso Partners, LLC (“Accesso”). The nonrecourse carve-out guarantors are Dalet Investment Properties (US), LLLP and Dalet Investment Properties, LLLP, both Florida limited liability limited partnerships and affiliates of the loan sponsor. Accesso is a real estate investment and property development group based in Hallandale Beach, Florida, with additional offices in Houston, Texas, Dallas, Texas, Atlanta, Georgia and Minneapolis, Minnesota. Accesso was established in 2003 and has sponsored six closed-end real estate funds and separate accounts with an aggregate capital raise of approximately $500.0 million. Through these funds Accesso has acquired over $1.0 billion worth of commercial and residential real estate. Accesso’s current commercial real estate portfolio includes 38 assets totaling more than of 8.5 million square feet of office, retail, and industrial properties located throughout Texas, Pennsylvania, Florida, North Carolina and the Midwest. Accesso has 11 assets that are located in the Houston market totaling 2.7 million square feet and approximately $416.0 million of total capital.

Accesso acquired the property in 2012 from Behringer Harvard for approximately $131.0 million and assumed the existing debt on the property in order to avoid an estimated prepayment penalty of over $10.0 million. The sponsor is utilizing the loan proceeds to pay off the existing assumed debt. Prior to the acquisition, the property underwent substantial renovations from 2008-2010, including completely renovated common areas and lobby, new mechanicals, upgrades to the exterior and an elevator modernization.

The Property. One City Centre is a LEED Gold-certified Class A office building located at 1021 Main Street in Houston, Texas. The property was constructed in 1961 and renovated in 2010.  The 29-story property totals 602,122 square feet of gross leasable area and consists of office space and two adjacent seven-level parking garages totaling 1,369 spaces (approximately 2.3 spaces per 1,000 square feet which is the highest ratio in the Houston central business district according to the appraisal).  The property is connected to other Class A office buildings in the Houston central business district by a privately-owned, climate controlled seven-mile pedestrian tunnel system. One City Centre is located in front of the Main Street Square Light Rail Station, providing mass-transit access within the Houston area.

As of February 28, 2015, the property was 82.6% leased by 18 tenants. The largest tenant at the property, Waste Management, has been a tenant since 2000 and currently leases 40.5% of the net rentable area through December 2020. Waste Management utilizes the property as part of its downtown Houston headquarters. Waste Management also leases a smaller space in a nearby building and according to the loan sponsor is in discussions to relocate the space to One City Centre. As part of the potential relocation, Waste Management has informed the borrower that it intends to vacate its ninth floor space (21,103 square feet) on December 31, 2015, which was underwritten as vacant. Waste Management is a provider of comprehensive waste management services in North America, servicing more than 20 million customers in the United States and Canada, as well as over 100 Fortune 500 companies as of 2012. The company is rated Baa2/A-/BBB by Moody’s, S&P, and Fitch, respectively. The second largest tenant, Energy XXI (NASDAQ: EXXI), leases 28.4% of the net rentable area through December 2022, has been in occupancy at the property since 2005 and utilizes One City Centre as its headquarters. Initially occupying 13,288 square feet, Energy XXI has expanded its space at the property on several occasions, adding 86,228 square feet between 2006 and 2011 and an additional 71,500 from 2013 to 2014 for a total area leased of 171,016 square feet. Energy XXI is an independent oil and natural gas exploration and production company with a strategy emphasizing acquisitions enhanced by the implementation of value-added drilling programs that provide for organic growth. Since 2005, Energy XXI has completed five acquisitions totaling approximately $2.5 billion, most recently acquiring 130,000 acres from Exxon, essentially doubling Energy XXI’s land holdings. The third largest tenant, Ballard Exploration (“Ballard”), leases 3.1% of the net rentable area through August 2017.  Ballard has been a tenant at the property since January 1999. Ballard provides an extensive range of natural gas and crude oil marketing and field services designed to meet the unique needs of independent producers operating along the onshore Texas and Louisiana Gulf. More specifically, Ballard builds and installs natural gas and crude oil production facilities and pipelines, as well as purchases, markets, transports, and balances natural gas and crude oil production.

One City Centre is located in the heart of the Houston central business district office submarket and is less than one mile from several key Houston demand drivers, such as Main Street Square, the Toyota Center, Bayou Place and Minute Maid Park. Per the appraisal, 26 Fortune 500 companies are headquartered in Houston, 10 of which are based in the Houston central business district submarket. Although known as the “Energy Capital of the World,” several non-energy companies, such as Bank of America, Deloitte & Touche, and JP Morgan Chase also maintain a presence in downtown Houston. One City Centre is located in front of the Main Street Square light rail station, part of a newly constructed seven mile light rail system that provides for transportation throughout the Houston central business district. The appraisal notes that, since 1990, approximately $5.5 billion has been invested in major residential development, infrastructure, hotels and office buildings. According to the appraisal, the Houston central business district office submarket contained approximately 57.6 million square feet of existing supply with an overall vacancy rate of 9.2% as of year-end 2014. The Class A office property vacancy rate for the Houston central business district submarket over the same time period was 8.7% with asking rents of $36.78 and $41.96 per square foot for general office properties and Class A office space, respectively. The appraisal identified four properties that are directly competitive with One City Centre. The properties range in size from 372,757 to 1,061,351 square feet and occupancy from 83.0% to 95.0%. The weighted average occupancy of the group is 89.1% and the average rental rate is $23.25 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-14

ANNEX A-3	JPMBB 2015-C29

One City Centre

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)
86.5%	82.3%	82.2%	82.6%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of February 28, 2015.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent	Base Rent PSF	Lease Expiration Date
Waste Management(3)(4)	Baa2 / A- / BBB	243,628	40.5%	$4,595,568	$18.86	12/31/2020
Energy XXI(5)	NA / B- / CCC	171,016	28.4%	$3,154,271	$18.44	12/31/2022
Ballard Exploration	NA / NA / NA	18,518	3.1%	$333,324	$18.00	8/31/2017
Wells Fargo Bank	A2 / A+ / AA-	13,136	2.2%	$203,608	$15.50	4/30/2016
Stone Bond Technologies	NA / NA / NA	8,823	1.5%	$136,757	$15.50	5/31/2016
Paloma Resources	NA / NA / NA	7,354	1.2%	$147,080	$20.00	1/31/2016
CT Corporation Systems	NA / NA / NA	7,071	1.2%	$141,420	$20.00	12/31/2015
McCord Development(6)	NA / NA / NA	6,843	1.1%	$136,860	$20.00	12/31/2016
Rivington Capital Advisors	NA / NA / NA	5,214	0.9%	$97,763	$18.75	2/28/2019
Wynne & Wynne LLP	NA / NA / NA	2,992	0.5%	$53,856	$18.00	7/31/2017
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	The Waste Management lease has two five-year extension options.
(4)
Waste Management has several options to contract its space: (i) approximately 880 square feet in the lower tunnel of the building any time on or after the last day of the 72nd month after lease commencement with respect to this particular space, with 12 months’ prior notice; and (ii) all of the space (but not less than all) either on the 12th floor (9,625 square feet) or the 17th floor (21,266 square feet), as of June 30, 2019, with prior written notice by October 31, 2018. In addition, Waste Management executed a contraction option earlier this year and plans to vacate the space it currently occupies on the 9th floor of the property (21,103 square feet) on December 31, 2015. According to the borrower, Waste Management is in the process of consolidating its Houston office footprint and is in discussions to expand the current lease. The ninth floor give-back is part of this long term strategy.

(5)	The Energy XXI lease has one five-year extension option.
(6)	McCord Development has the right to terminate its lease with 30 days’ notice.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant(2)	NAP	104,612	17.4%	NAP	NAP	104,612	17.4%	NAP	NAP
2015 & MTM	1	7,071	1.2	$141,420	1.5%	111,683	18.5%	$141,420	1.5%
2016	7	39,421	6.5	689,752	7.4	151,104	25.1%	$831,172	9.0%
2017	4	24,097	4.0	438,299	4.7	175,201	29.1%	$1,269,471	13.7%
2018	0	0	0.0	0	0.0	175,201	29.1%	$1,269,471	13.7%
2019	1	5,214	0.9	97,763	1.1	180,415	30.0%	$1,367,233	14.7%
2020	1	243,628	40.5	4,595,568	49.5	424,043	70.4%	$5,962,801	64.2%
2021	1	2,848	0.5	51,264	0.6	426,891	70.9%	$6,014,065	64.8%
2022	1	171,016	28.4	3,154,271	34.0	597,907	99.3%	$9,168,336	98.8%
2023	0	0	0.0	0	0.0	597,907	99.3%	$9,168,336	98.8%
2024	0	0	0.0	0	0.0	597,907	99.3%	$9,168,336	98.8%
2025	0	0	0.0	0	0.0	597,907	99.3%	$9,168,336	98.8%
2026 & Beyond	2	4,215	0.7	115,653	1.2	602,122	100.0%	$9,283,989	100.0%
Total	18	602,122	100.0%	$9,283,989	100.0%
(1)	Based on the underwritten rent roll.
(2)	Includes 21,103 square feet of space that Waste Management indicated it will vacate on December 31, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-15

ANNEX A-3	JPMBB 2015-C29

One City Centre

Operating History and Underwritten Net Cash Flow
	2012(1)	2013	2014	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)	$7,817,405	$8,844,687	$8,858,616	$9,170,042	$9,283,989	$15.42	46.2%
Vacant Income	0	0	0	0	2,087,620	3.47	10.4
Gross Potential Rent	$7,817,405	$8,844,687	$8,858,616	$9,170,042	$11,371,609	$18.89	56.6%
Total Reimbursements	5,157,272	6,701,914	7,084,849	7,030,988	8,732,769	14.50	43.4
Net Rental Income	$12,974,677	$15,546,601	$15,943,465	$16,201,029	$20,104,378	$33.39	100.0%
(Vacancy/Credit Loss)	0	0	(360,886)	(541,420)	(3,690,797)	(6.13)	(18.4)
Other Income(5)	1,818,819	3,352,968	2,780,759	2,706,353	2,891,917	4.80	14.4
Effective Gross Income	$14,793,495	$18,899,569	$18,363,338	$18,365,962	$19,305,498	$32.06	96.0%

Total Expenses	$6,881,731	$9,159,438	$9,256,147	$8,988,910	$10,216,109	$16.97	52.9%

Net Operating Income	$7,911,764	$9,740,131	$9,107,191	$9,377,052	$9,089,389	$15.10	47.1%

Total TI/LC, Capex/RR	0	0	0	0	912,642	1.52	4.7

Net Cash Flow	$7,911,764	$9,740,131	$9,107,191	$9,377,052	$8,176,746	$13.58	42.4%
(1)	2012 NOI represents annualized fourth quarter financials, as the property was acquired in September 2012.
(2)	TTM column represents the trailing 12-month period ending on February 28, 2015.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Underwritten Rents in Place consist of in-place rents as of February 28, 2015 including rent steps through March 2016.
(5)
Other Income consists primarily of income from the parking garages, totaling 1,369 spaces. The increase in 2013 Other Income is attributed to the lease termination penalty paid by Electronic Data Systems which had occupied 62,000 square feet at the property. Electronic Data Systems was acquired by Hewlett Packard in 2008 and as part of consolidation, exercised a termination option in 2013 resulting in approximately $1.0 million in termination fees.

Property Management. The property is managed by Accesso Services, LLC, a Florida limited liability company and an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow $4,000,000 for an Energy XXI Reserve (as defined below), $2,104,333 for outstanding tenant improvements associated with leases in effect at closing, $954,924 for real estate taxes, $361,070 for outstanding free rent, rent abatements and tenant reimbursements associated with leases in effect at closing, $160,501 for a deferred maintenance reserve, $62,500 for future tenant improvements and leasing commissions and $10,036 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $318,308.

Insurance Escrows - The requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as (i) no event of default exists and (ii) either the borrower provides satisfactory evidence that the property is insured under an approved blanket policy in accordance with the loan documents or the property maintains a debt service coverage ratio greater than 1.75x.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $10,036 (approximately $0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $62,500 (approximately $1.25 per square foot annually) into the TI/LC escrow. The reserve is subject to a cap of $2,250,000 (approximately $3.74 per square foot).

Energy XXI Reserve - At origination of the loan, $4,000,000 was reserved for re-leasing costs in the event Energy XXI contracts or vacates its space. Provided no event of default is continuing and the lender receives evidence that (i) there is no default under the Energy XXI lease, (ii) Energy XXI is in physical occupancy of the space covered by the lease and (iii) Energy XXI is open for business and is paying full contractual rent, the funds in this reserve will be released into the general TI/LC reserve in three installments: (a) $2,000,000 on April 1, 2017, (b) $1,000,000 on April 1, 2018 and (c) all funds remaining on deposit in the reserve account that may be used for general re-leasing costs on April 1, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-16

ANNEX A-3	JPMBB 2015-C29

One City Centre

Waste Management Reserve - On each payment date following a Waste Management Trigger Event (as defined below) the borrower is required to deposit (a) all excess cash flows and (b) any termination deposit in connection with the Waste Management lease to be held for tenant improvements and leasing commissions pursuant to the terms more fully described in the loan agreement. The Waste Management Reserve is subject to a cap of (i) $30.00 per square foot of gross leasable space demised to Waste Management as of the origination date if triggered by clauses (i) or (ii) of the Waste Management Trigger Event or (ii) $30.00 per square foot of the leasable space demised to Waste Management as of the origination date not physically occupied by Waste Management or a replacement tenant if triggered by clause (iii).

Waste Management Sublease Reserve - On each payment date following a Waste Management Sublease Trigger Event (as defined below), the borrower is required to deposit $41,667 to be held as additional security for the loan. The Waste Management Sublease Reserve is subject to an initial cap of $1,500,000 (approximately $6.16 per square foot).

A “Waste Management Trigger Event” means the occurrence of any of the following: (i) Waste Management becomes the subject of a bankruptcy, insolvency or similar action, (ii) Waste Management goes dark or (iii) the borrower fails to satisfy the renewal criteria as described in the loan documents at least 12 months prior to expiration of the Waste Management lease.

A “Waste Management Sublease Trigger Event” means Waste Management subleasing more than 25% of the space demised to Waste Management under its lease as of the origination date.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. To the extent that (i) there is an event of default under the loan documents, (ii) the debt service coverage ratio (as calculated in the loan documents) based on the immediately preceding trailing three-month period falls below 1.55x or (iii) the borrower or the property manager becomes the subject of a bankruptcy, insolvency or similar action, then all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan. To the extent that there is a Waste Management Trigger Event, all excess cash flow after the payment of debt service and required reserves shall be swept into a Waste Management reserve subaccount.

Permitted Mezzanine Debt. Future mezzanine debt is permitted in connection with a bona fide sale to a third party and consequent assumption of the loan by a lender-approved borrower, provided, among other things as detailed in the loan agreement, (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio does not exceed 70.0%, (iii) the aggregate debt service coverage ratio including the mezzanine loan is no less than 1.55x, and (iv) an acceptable intercreditor agreement has been executed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-17

ANNEX A-3	JPMBB 2015-C29

400 Poydras

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-18

ANNEX A-3	JPMBB 2015-C29

400 Poydras

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-19

ANNEX A-3	JPMBB 2015-C29

400 Poydras

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-20

ANNEX A-3	JPMBB 2015-C29

400 Poydras

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$55,900,000	Title:	Fee
Cut-off Date Principal Balance:	$55,756,339	Property Type - Subtype:	Mixed Use - Office/Retail/Parking
% of Pool by IPB:	5.7%	Net Rentable Area (SF)(1):	595,566
Loan Purpose:	Refinance	Location:	New Orleans, LA
Borrower:	Hertz Texaco Center, LLC	Year Built / Renovated:	1983 / N/A
Sponsors:	William Z. Hertz, Isaac Hertz	Occupancy:	85.2%
	and Sarah Hertz	Occupancy Date:	2/25/2015
Interest Rate:	4.38984%	Number of Tenants:	73
Note Date:	3/20/2015	2012 NOI:	$5,109,642
Maturity Date:	4/1/2025	2013 NOI(2):	$5,188,598
Interest-only Period:	None	2014 NOI(2):	$5,708,029
Original Term:	120 months	TTM NOI (as of 3/2015)(3):	$5,778,132
Original Amortization:	360 months	UW Economic Occupancy:	88.6%
Amortization Type:	Balloon	UW Revenues:	$11,390,127
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$5,176,925
Lockbox:	Hard	UW NOI(3):	$6,213,202
Additional Debt:	Yes	UW NCF:	$5,379,409
Additional Debt Balance:	$7,000,000	Appraised Value / Per SF:	$76,700,000 / $129
Additional Debt Type:	Mezzanine Loan	Appraisal Date:	1/23/2015

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$94
Taxes:	$336,644	$84,200	N/A	Maturity Date Loan / SF:	$76
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	72.7%
Replacement Reserves:	$9,925	$9,925	N/A	Maturity Date LTV:	58.7%
TI/LC:	$1,500,000	$59,557	N/A	UW NCF DSCR:	1.60x
Other:	$551,842	$0	N/A	UW NOI Debt Yield:	11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$55,900,000	88.9%	Payoff Existing Debt	$46,241,666	73.5%
Mezzanine Loan	7,000,000	11.1	Return of Equity	13,854,425	22.0
			Upfront Reserves	2,398,411	3.8
			Closing Costs	405,497	0.7
Total Sources	$62,900,000	100.0%	Total Uses	$62,900,000	100.0%
(1)
Net Rentable Area (SF) excludes 11,042 square feet of structurally vacant space located at the top of the Office Property. For the purpose of underwriting, the space has been removed from any underwriting consideration.

(2)
The increase in 2014 NOI from 2013 NOI is primarily driven by 20 tenants that either renewed or signed new leases at the Office Property in 2014. The 20 tenants account for 124,824 square feet of net rentable area and pay approximately $2.2 million in annual rent.

(3)
The increase in UW NOI from TTM NOI is due to rent escalations underwritten through April 1, 2016 totaling $120,526, as well as 12 new tenants which took occupancy between October 2014 and February 2015. The 12 tenants account for 35,359 square feet of net rentable area and pay $596,155 in annual rent and the burning off of concessions from leases signed in 2014.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 400 Poydras loan has an outstanding principal balance of approximately $55.8 million and is secured by a first mortgage lien on a 585,639 square foot Class A office tower and a 766 space parking structure with 9,927 square feet of ground floor retail space, located in New Orleans, Louisiana. The loan has a 10-year term and will amortize on a 30-year schedule. The previously existing debt of approximately $46.2 million was originally issued by Wells Fargo Bank.

The Borrower. The borrowing entity for the 400 Poydras loan is Hertz Texaco Center, LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-21

ANNEX A-3	JPMBB 2015-C29

400 Poydras

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are William Z. Hertz, Isaac Hertz and Sarah Hertz of the Hertz Investment Group, LLC. The Hertz Investment Group is a national real estate investment and management company currently headquartered in Santa Monica, California. Hertz Investment Group focuses its acquisition strategy toward secondary central business districts and state capitals in an effort to control the market. Since its founding in 1979 by Judah Hertz, the company has grown to own and manage approximately 12.2 million square feet, with an aggregate portfolio market value of approximately $1.2 billion. Currently, the Hertz Investment Group owns four other commercial real estate assets, totaling approximately 1.9 million square feet, in New Orleans.

The sponsors purchased the property for approximately $49.0 million in July 2005, at a point when occupancy was dwindling and the largest tenant, Texaco, had announced its intentions to vacate its space. Although the sponsors were able to retain a majority of the sublet space, occupancy proceeded to drop to approximately 63.3% after Texaco vacated its space.

The Property. The 400 Poydras property consists of a 33-story building with 585,639 square feet of Class A office space and adjoining parking garage (the “400 Poydras Office Property” or the “Office Property”) and a separate 766-space parking facility located across the street from the 400 Poydras Office Property (the “Tchoupitoulas Parking Garage”). Both the 400 Poydras Office Property and the Tchoupitoulas Parking Garage were constructed in 1983 and are situated on approximately 1.2 acres and 0.7 acres, respectively. The 400 Poydras Office Property was originally designed by architectural firm Skidmore, Owings & Merrill. The lobby features 20 foot ceilings and serves as a gallery for a collection of regional artwork. Additionally, a majority of the floors offer unobstructed views of the Mississippi River, French Quarter, Warehouse District and central business district skyline. Office tenants at the property also benefit from the adjoining parking garage that offers 251 spaces allocated solely for tenant use. As of February 25, 2015, all 251 spaces were contracted on a monthly basis by tenants at the 400 Poydras Office Property. The adjoining parking garage also contains several ground floor retail spaces consisting of, among other tenants, a Regions Bank, Subway and Green to Go, a local restaurant offering an organic alternative to traditional fast food. Access to the 400 Poydras Office Property is provided by Poydras Street, Magazine Street, Constance Street and Lafayette Street. US Highway 90 is located approximately 0.6 miles south of the office property and provides regional access, as well as direct access to Interstate Highway 10.

As of February 25, 2015, the property was 85.2% occupied by 73 tenants and, since the beginning of 2014, the loan sponsors have executed 25 new or renewal leases. The largest tenant at the property, CACI, Inc. - Commercial (“CACI”), leases 7.6% of the net rentable area through June 2016 and has occupied the space since November 2007. CACI is a multinational professional services and information technology company headquartered in Arlington, Virginia. CACI is currently a member of the Fortune 1000 Largest Companies, the Russell 2000 Index and the S&P SmallCap 600 Index and in 2014 was named by Fortune as one of the World’s Most Admired Companies in the information technology services industry. CACI operates on a year-to-year basis which is consistent across their 111 office locations totaling approximately 2.4 million square feet nationwide and accounts for approximately 10.4% of the in-place base rent at the office property. The second largest tenant, Irwin Fritchie Urquhart & Moore (“IFUM”), leases approximately 7.4% of the net rentable area through December 2019 and has occupied the space since April 2001. IFUM serves as local, regional and national counsel for public companies, privately owned businesses, governmental entities, non-profit organizations, individuals and insurers. IFUM is currently headquartered at the Office Property and accounts for 8.4% of the in-place base rent. The third largest tenant, Fowler Rodriguez (“Fowler”), leases approximately 5.6% of the net rentable area through February 2019 and has occupied the space since September 2003. Additionally, the tenant most recently renewed its lease in September 2013. Fowler is an international law firm with eight offices located in the United States and South America. Fowler accounts for approximately 6.4% of the in-place base rent at the property.

The Tchoupitoulas Parking Garage, currently under a management contract with Central Parking, is located across the street from the 400 Poydras Office Property and contains 766 parking spaces, of which 434 spaces are contracted to 400 Poydras Office Property tenants on a monthly basis. The remaining spaces are allocated for transient use and cater to the surrounding office buildings, hotels, special event facilities and the French Quarter. Access to the parking garage is provided via a single point of entry on Tchoupitoulas Street, a north and south one-way street that runs perpendicular to Poydras Street. The parking garage benefits from its automatic payment systems, which allow for reduced personnel costs and a more efficient parking system. The Tchoupitoulas Parking Garage benefits from contracts with the Social Security Administration, Louisiana Department of Justice, Harrah’s Hotel and Casino and Barcadia Bar and Grill. The parking garage also contains 9,927 square feet of ground floor retail space that is currently leased to Barcadia Bar and Grill through June 2024, who accounts for approximately 2.0% of the in-place base rent.

The properties are located in the heart of the New Orleans central business district and many demand drivers lie within walking distance of the property, including the French Quarter, Mercedes-Benz Superdome, City Hall, Port of New Orleans and six casinos. The properties also benefit from their proximity to major public transportation lines, including the Poydras Station, which is located three blocks east, and the Canal Street Station, which is located four blocks northeast. Additionally, the property is located approximately 14.9 miles east of Louis Armstrong New Orleans International Airport and approximately 4.2 miles east of Tulane University.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-22

ANNEX A-3	JPMBB 2015-C29

400 Poydras

According to the appraisal, the property is located in the New Orleans central business district submarket of the New Orleans / Metairie / Kenner market. As of the fourth quarter of 2014, the submarket consisted of 144 buildings totaling approximately 9.2 million square feet of office space with an overall vacancy rate of 15.3% and average rents of $16.22 per square foot, compared to 17.5% and $13.90 per square foot, respectively, from the fourth quarter of 2013. The appraisal identified four directly comparable office properties built between 1983 and 1987 and ranging in size from approximately 453,255 to 757,275 square feet. The comparable properties reported occupancies ranging from 72.0% to 95.0% with a weighted average of 87.4%. Asking rents for the comparable properties range from $17.00 to $18.50 per square foot. The appraisal concluded an office market rent of $16.00 per square foot for the Office Property’s low-rise floors (5 through 18) and $17.00 per square foot for the Office Property’s high-rise floors (19 through 31). The average in-place rents for the Office Property’s low-rise and high-rise floors are $18.53 per square foot and $16.73 per square foot, respectively, which is in line with the appraisal’s concluded office market rents. Additionally, the appraisal identified five comparable parking garage properties ranging in size from 450 spaces to 825 spaces. The daily rates at the comparable garages ranged from $20 to $30 per space with monthly rates ranging from $175 to $250 for unreserved spaces and $225 to $270 for reserved spaces.

Historical and Current Occupancy(1)

2012	2013	2014	Current(2)
79.8%	80.9%	82.8%	85.2%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of February 25, 2015.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
CACI, Inc. – Commercial(3)	Ba2 / BB+ / NA	45,188	7.6%	$20.00	6/30/2016
Irwin Fritchie Urquhart & Moore	NA / NA / NA	44,317	7.4%	$16.50	12/31/2019
Fowler Rodriguez(4)	NA / NA / NA	33,534	5.6%	$17.00	2/28/2019
Regions Bank	Ba1 / BBB / BBB	28,625	4.8%	$18.42	12/31/2021
Entercom New Orleans, LLC	NA / NA / NA	22,169	3.7%	$18.50	2/28/2023
Krebs Farley & Pelleteri	NA / NA / NA	17,203	2.9%	$17.00	7/31/2017
Social Security Administration	NA / NA / NA	15,927	2.7%	$27.99	1/11/2024
GHS-400, LLC	NA / NA / NA	15,276	2.6%	$19.80	12/31/2020
Degan Blanchard & Nash	NA / NA / NA	14,201	2.4%	$16.75	2/28/2020
Louisiana Department of Justice	NA / NA / NA	12,709	2.1%	$17.23	2/24/2018
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease.
(3)	CACI has the one-time option to terminate its lease on December 31, 2015 with 60 days’ prior written notice.
(4)
Fowler Rodriguez occupies two suites at the property, 19,880 square feet and 13,654 square feet, respectively. The $17.00 per square foot Base Rent PSF represents a weighted average of the underwritten base rent on Fowler’s two suites.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-23

ANNEX A-3	JPMBB 2015-C29

400 Poydras

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	88,366	14.8%	NAP	NAP	88,366	14.8%	NAP	NAP
2015 & MTM	3	17,279	2.9	$289,384	3.3%	105,645	17.7%	$289,384	3.3%
2016	19	114,404	19.2	2,077,738	23.7	220,049	36.9%	$2,367,122	27.0%
2017	11	56,451	9.5	957,321	10.9	276,500	46.4%	$3,324,443	37.9%
2018	8	36,061	6.1	639,499	7.3	312,561	52.5%	$3,963,942	45.2%
2019	15	130,034	21.8	2,160,380	24.6	442,595	74.3%	$6,124,322	69.8%
2020	10	51,542	8.7	920,865	10.5	494,137	83.0%	$7,045,187	80.3%
2021	2	35,735	6.0	658,542	7.5	529,872	89.0%	$7,703,729	87.8%
2022	0	0	0.0	0	0.0	529,872	89.0%	$7,703,729	87.8%
2023	1	22,169	3.7	410,127	4.7	552,041	92.7%	$8,113,855	92.5%
2024	3	27,492	4.6	641,619	7.3	579,533	97.3%	$8,755,474	99.8%
2025	0	0	0.0	0	0.0	579,533	97.3%	$8,755,474	99.8%
2026 & Beyond(2)	1	16,033	2.7	17,556	0.2	595,566	100.0%	$8,773,030	100.0%
Total	73	595,566	100.0%	$8,773,030	100.0%
(1)	Based on the underwritten rent roll as of February 25, 2015.
(2)
2026 & Beyond includes a building parking office totaling 585 square feet, a building storage space totaling 8,242 square feet, a Hertz Investment Group, Inc. storage space totaling 736 square feet and the Hertz Investment Group, Inc. management office totaling 4,342 square feet, none of which have income associated with their respective spaces. The spaces are not considered vacant as they contribute to building amenities and services.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$7,630,122	$7,716,120	$8,157,547	$8,222,481	$8,773,030	$14.73	68.5%
Vacant Income	0	0	0	0	1,458,039	2.45	11.4
Gross Potential Rent	$7,630,122	$7,716,120	$8,157,547	$8,222,481	$10,231,069	$17.18	79.8%
Parking Income	1,906,092	1,939,325	2,137,077	2,256,840	2,137,077	3.59	16.7
Total Reimbursements	337,786	506,056	457,447	498,063	445,640	0.75	3.5
Net Rental Income	$9,874,000	$10,161,501	$10,752,071	$10,977,384	$12,813,786	$21.52	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,458,038)	(2.45)	(11.4)
Other Income	33,176	21,306	34,379	34,419	34,379	0.06	0.3
Effective Gross Income	$9,907,176	$10,182,807	$10,786,450	$11,011,803	$11,390,127	$19.12	88.9%

Total Expenses	$4,797,534	$4,994,209	$5,078,421	$5,233,671	$5,176,925	$8.69	45.5%

Net Operating Income	$5,109,642	$5,188,598	$5,708,029	$5,778,132	$6,213,202	$10.43	54.5%

Total TI/LC, Capex/RR	0	0	0	0	833,792	1.40	7.3
Net Cash Flow	$5,109,642	$5,188,598	$5,708,029	$5,778,132	$5,379,409	$9.03	47.2%
(1)	TTM column represents the trailing 12-month period ending on March 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)
The increase in 2014 Rents in Place from 2013 Rents in Place is primarily driven by 20 tenants that either renewed or signed new leases at the Office Property in 2014. The 20 tenants account for 124,824 square feet of net rentable area and pay approximately $2.2 million in annual rent.

(4)
The increase in Underwritten Rents in Place from TTM Rents in Place is due to rent escalations underwritten through April 1, 2016 totaling $120,526, as well as 12 new tenants which took occupancy between October 2014 and February 2015. The 12 tenants account for 35,359 square feet of net rentable area and pay $596,155 in annual rent.

Property Management. The 400 Poydras Office Property is managed by Hertz Investment Group, LLC, an affiliate of the sponsor. The current management agreement commenced on March 16, 2015 and has a three-year term and will automatically renew for two consecutive periods of three years unless otherwise terminated by either party. The management agreement provides for a contractual management fee of 5.0% of the gross income, payable on a monthly basis. The management fees related to the 400 Poydras loan are subordinate to the liens and interests of the 400 Poydras loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-24

ANNEX A-3	JPMBB 2015-C29

400 Poydras

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $1.5 million for future tenant improvements and leasing commission reserves, $450,223 for outstanding tenant improvements and leasing commissions, $336,644 for real estate taxes, $73,494 for free rent reserves related to seven tenants, $28,125 for engineering reserves and $9,925 for capital expenditure reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $84,200.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow approximately $9,925 (approximately $0.20 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $59,557 (approximately $1.20 per square foot annually) for tenant improvement and leasing commission reserves. The reserve is not subject to a cap.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to send a tenant direction letter to all tenants at the properties instructing them to deposit all rents and payments into the lockbox account. All funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Event (as defined below) continuing, all excess cash flow after payment of the mortgage and mezzanine debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower or property manager, or (iii) the date on which the debt service coverage ratio based on a trailing three months of gross income from operations and a 12 month operating expense calculation is less than 1.10x.

Additional Debt. The $7.0 million mezzanine loan is secured by direct equity interests in the borrower and is coterminous with the mortgage loan. The mezzanine loan was sold to a third party investor. The mezzanine loan is interest-only for the entire term of the loan and has a 10.25000% coupon. Including the mezzanine loan, the Cut-off Date LTV is 81.8%, the UW NCF DSCR is 1.32x and the UW NOI Debt Yield is 9.9%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-25

ANNEX A-3	JPMBB 2015-C29

Cole IV Retail Portfolio – Pool I

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-26

ANNEX A-3	JPMBB 2015-C29

Cole IV Retail Portfolio – Pool I

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-27

ANNEX A-3	JPMBB 2015-C29

Cole IV Retail Portfolio – Pool I

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$50,000,000	Title:	Fee
Cut-off Date Principal Balance:	$50,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	5.1%	Net Rentable Area (SF):	680,486
Loan Purpose(1):	Acquisition	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / N/A
Sponsor:	Cole Operating Partnership IV, LP	Occupancy:	99.6%
Interest Rate:	3.80300%	Occupancy Date:	2/10/2015
Note Date:	4/9/2015	Number of Tenants:	36
Maturity Date:	5/6/2020	2012 NOI(3):	N/A
Interest-only Period:	60 months	2013 NOI(3):	N/A
Original Term:	60 months	2014 NOI(4):	$7,244,804
Original Amortization:	None	TTM NOI (as of 2/2015)(5)(6):	$7,434,168
Amortization Type:	Interest Only	UW Economic Occupancy:	95.1%
Call Protection:	L(25),Grtr1%orYM(31),O(4)	UW Revenues:	$9,818,217
Lockbox:	Hard	UW Expenses:	$3,098,492
Additional Debt:	N/A	UW NOI(6):	$6,719,726
Additional Debt Balance:	N/A	UW NCF:	$6,389,112
Additional Debt Type:	N/A	Appraised Value / Per SF:	$103,900,000 / $153
		Appraisal Date(7):	Various

Escrows and Reserves(8)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$73
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$73
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	48.1%
Replacement Reserves:	$0	$5,671	N/A	Maturity Date LTV:	48.1%
TI/LC:	$0	$28,354	N/A	UW NCF DSCR:	3.30x
Other:	$0	$0	N/A	UW NOI Debt Yield:	13.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$50,000,000	51.3%	Purchase Price(1)	$96,511,983	99.0%
Sponsor Equity	47,528,127	48.7	Closing Costs	1,016,144	1.0
Total Sources	$97,528,127	100.0%	Total Uses	$97,528,127	100.0%
(1)	A portion of the mortgage loan proceeds were used to remove four of the six properties that served as collateral under the loan sponsor’s line of credit facilities.
(2)	For a full description of the borrowing entities, please refer to “The Borrowers” below.
(3)
Complete historical operating statements are unavailable for the portfolio as the properties were acquired by the loan sponsor between March 2013 and September 2014 for a combined purchase price of $96,511,983.

(4)
2014 NOI encompasses the year-end 2014 period for four of the six properties, the trailing seven-month period annualized for Plaza San Mateo and the trailing four-month period for annualized Village at Hereford Farms, as these properties were acquired in May 2014 and September 2014, respectively.

(5)
TTM NOI encompasses the trailing 12-month period for four of the six properties, the trailing nine-month period annualized for Plaza San Mateo and the trailing six-month period annualized for Village at Hereford Farms, as these properties were acquired in May 2014 and September 2014, respectively.

(6)	The portfolio was 99.6% occupied as of February 10, 2015. As such, the decrease from TTM NOI to UW NOI is primarily due to the inclusion of a $504,555 vacancy adjustment.
(7)	The appraisals are dated as of February 12, 2015 through February 27, 2015.
(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Cole IV Retail Portfolio – Pool I loan has an outstanding principal balance of $50.0 million and is secured by a first mortgage lien on the borrowers’ fee simple interests in a portfolio of six multi-tenant retail anchored properties totaling 680,486 square feet located across six states. The loan has a five-year term and is interest-only for the entire term. The properties were acquired by the loan sponsor between March 2013 and September 2014, and at origination of the mortgage loan, two of the six assets were unencumbered (Plaza San Mateo and Village at Hereford Farms). The other four assets served as collateral under the loan sponsor’s line of credit facilities.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-28

ANNEX A-3	JPMBB 2015-C29

Cole IV Retail Portfolio – Pool I

The Borrowers. The borrowing entities for the loan are Cole MT West Covina (Lakes) CA, LP, ARCP MT Grovetown GA, LLC, Cole MT Albuquerque (San Mateo) NM, LLC, Cole MT Beavercreek OH, LLC, Cole MT Greenwood SC, LLC and Cole MT Marion IN, LLC. Each entity is a single purpose entity and is either a Delaware limited liability company or Delaware limited partnership.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Cole Operating Partnership IV, LP. The sole general partner of Cole Operating Partnership IV, LP is Cole Credit Property Trust IV, Inc. (“CCPT”), a Maryland corporation formed in July 2010. CCPT is externally managed by Cole REIT Advisors IV, LLC, an affiliate of Cole Capital, which is the trade name used to refer to a group of affiliated entities directly or indirectly controlled by American Realty Capital Properties, Inc. See “Risk Factors-Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans” in the Free Writing Prospectus. CCPT primarily invests in power retail centers leased to creditworthy tenants under long-term net leases. As of December 31, 2014, CCPT owned 759 properties comprised of 20.2 million square feet located in 45 states that were 99.0% leased in the aggregate. As of December 31, 2014, CCPT had total assets equal to approximately $4.04 billion and a net worth of approximately $2.33 billion.

The Properties. Cole IV Retail Portfolio – Pool I is comprised of six anchored retail properties totaling 680,486 square feet located in six different states. The Cole IV Retail Portfolio – Pool I properties were constructed between 1994 and 2014 and, as of February 10, 2015, had a combined occupancy of 99.6%. There are seven investment grade rated tenants (anchors and majors) at the properties which collectively occupy 224,666 square feet (33.0% of the net rentable area) and comprise approximately $2,179,369 (28.5%) of the total underwritten rent. The credit rated tenants include Bed Bath & Beyond, Food Lion, HomeGoods, Kohl’s, Ross, Starbucks and TJ Maxx. The weighted average remaining lease term for the portfolio is approximately 9.3 years. Approximately, 85.7% of the net rentable area and 87.5% of the underwritten base rent expire after the loan maturity date. Additionally, 19 of the 36 tenants have renewal options.

Portfolio Summary

Property	Location	Year Built	Net Rentable Area (SF)	Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
Beavercreek Shopping Center	Beavercreek, OH	1995, 2009, 2013	278,112	$17,200,000	$35,700,000	$2,255,795	35.3%
Marketplace at the Lakes	West Covina, CA	1994	95,628	11,300,000	23,500,000	1,416,057	22.2
Plaza San Mateo	Albuquerque, NM	2014	63,286	6,950,000	14,450,000	865,576	13.6
Emerald Place	Greenwood, SC	2012	107,628	6,250,000	13,000,000	697,366	10.9
Village at Hereford Farms	Grovetown, GA	2009	49,608	4,250,000	8,850,000	666,185	10.4
University Marketplace	Marion, IN	2012	86,224	4,050,000	8,400,000	488,134	7.6
Total			680,486	$50,000,000	$103,900,000	$6,389,112	100.0%

Beavercreek Shopping Center. The property is a 278,112 square foot anchored retail center located on approximately 30.4 acres in Beavercreek, Ohio. The property was originally built in 1995 with outlot buildings built in 2009 and 2013. The property is anchored by Gabriel Brothers (49,853 square feet), LA Fitness (49,776 square feet) and Toys R Us (49,000 square feet) and also includes several junior anchors such as Kings Furniture (30,724 square feet), HomeGoods (28,487 square feet), PetSmart (25,760 square feet) and Michaels (22,447 square feet). Other notable tenants include Five Below and Vitamin Shoppe. Gabriel Brothers has two five-year extension options remaining, LA Fitness has three five-year extension options remaining and Toys R Us has eight five-year extension options remaining. As of February 10, 2015, the property was 100.0% occupied by 11 tenants. The property benefits from being located directly across the street from Fairfield Commons Mall, a demand generator within the neighborhood. The property also benefits from its location approximately seven miles east of the Dayton central business district and less than one mile from Interstate Highway 675, which provides regional access through the Dayton area. The 2015 estimated population within a one-, three- and five-mile radius of the property is 6,832, 52,154 and 115,466, respectively. The 2015 median household income within a one-, three- and five-mile radius of the property is $76,151, $55,384 and $50,361, respectively. The appraisal concluded per square foot market rents of $8.00 (anchor), $9.00 (junior anchor), $11.00 (large in-line), $30.00 (outlot) and $15.00 (fitness center) at the property. According to the appraisal, the property is located within the Dayton retail market and Greene County submarket which had vacancy rates of approximately 16.8% and 14.8%, respectively, as of the fourth quarter of 2014.

Marketplace at the Lakes. The property is a 95,628 square foot anchored retail center located in West Covina, California. The property was built in 1994 and is located on approximately 7.1 acres. As of February 10, 2015, the property was 100.0% occupied by Toys R Us / Babies R Us (65,027 square feet) and Michaels (30,601 square feet). Both tenants have leases that expire after the mortgage loan maturity date and both tenants have four five-year extension options remaining. The property is located proximate to the West Covina shopping mall, a 1.2 million square foot regional shopping mall. Marketplace at the Lakes is also located near Interstate 10, a major east-west arterial connecting Santa Monica in the west to Phoenix in the east. The 2015 estimated population within a one-, three- and five-mile radius of the property is 6,685, 62,287 and 130,671, respectively. The 2015 median household income within a one-, three- and five-mile radius of the property is $66,581, $60,800 and $60,598, respectively. The appraisal concluded per square foot market rent

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-29

ANNEX A-3	JPMBB 2015-C29

Cole IV Retail Portfolio – Pool I

of $18.00 at the property. According to the appraisal, the property is located within the Greater Los Angeles retail market and San Gabriel Valley submarket which had vacancy rates of approximately 5.3% and 5.0%, respectively, as of the fourth quarter of 2014.

Plaza San Mateo. The property is a 63,286 square foot anchored retail center located in Albuquerque, New Mexico. The property was built in 2014 and is located on approximately 4.5 acres. The property is anchored by an investment grade tenant, Bed Bath & Beyond (58,001 square feet), who shares its space with a buybuy BABY and whose lease expires in 2025, approximately 4.5 years past the mortgage loan maturity date. The property also has a 5,285 pad retail building with Starbucks (1,779 square feet), Subway (1,219 square feet) and Keva Juice (1,068 square feet). As of February 10, 2015, the property was 98.1% occupied by four tenants. Plaza San Mateo is located on a main thoroughfare, San Mateo Boulevard NE, and benefits from the daily traffic of approximately 40,000 vehicles. The subject property is located four miles northeast of the Albuquerque central business district and directly across from Interstate 40 west, the main east-west arterial connecting Texas to Arizona. The 2015 estimated population within a one-, three- and five-mile radius of the property is 13,315, 123,639 and 299,043, respectively. The 2015 median household income within a one-, three- and five-mile radius of the property is $43,770, $35,300 and $39,063, respectively. The appraisal concluded per square foot market rents of $14.00 (anchor) and $29.00 (pad retail) at the property. According to the appraisal, the property is located within the Albuquerque retail market and Northeast Heights submarket which had vacancy rates of approximately 11.7% and 10.8%, respectively, as of the fourth quarter of 2014.

Emerald Place. The property is a 107,628 square foot anchored retail center located in Greenwood, South Carolina. The property was built in 2012 and is located on approximately 12.2 acres. The property is anchored by Kohl’s (55,459 square feet) and junior anchored by Ross (22,012 square feet), PetSmart (12,157 square feet) and Shoe Carnival (10,000 square feet). The four largest tenants, which account for 81.3% of the underwritten rent, have leases that expire after the mortgage loan maturity date and each has multiple extension options. As of February 10, 2015, the property was 100.0% occupied by eight tenants, two of which, Kohl’s and Ross, are investment grade. Emerald Place benefits from its proximity to a Wal-Mart supercenter anchored retail center to the north and Lowe’s as a shadow anchor to the east. The property is also located along a primary corridor and features high accessibility and visibility. The subject property is located approximately 50 miles south of Greenville, South Carolina and 50 miles north of Augusta, Georgia. The 2015 estimated population within a one-, three- and five-mile radius of the property is 3,031, 27,575 and 44,195, respectively. The 2015 median household income within a one-, three- and five-mile radius of the property is $52,794, $37,558 and $34,626, respectively. The appraisal concluded per square foot market rents of $14.00 (anchor) and $20.00 (in-line) at the property. Per the appraisal, the property is located within the Greenville/Spartanburg retail market and Greenwood County submarket which had vacancy rates of approximately 6.7% and 15.3%, respectively, as of the fourth quarter of 2014.

Village at Hereford Farms. The property is a 49,608 square foot anchored retail center located in Grovetown, Georgia. The property was built in 2009 and is located on approximately 8.6 acres. Village at Hereford Farms is anchored by Food Lion (34,928 square feet), with in-line tenants such as Georgia Lottery (5,600 square feet), Pizza Guys Augusta (1,650 square feet) and State Farm (1,354 square feet). Food Lion, which has an investment grade rating from Moody’s, S&P and Fitch, accounts for 69.1% of the underwritten rent and has a lease that expires more than nine years after the mortgage loan maturity date. As of February 10, 2015, the property was 96.4% occupied by eight tenants. Village at Hereford Farms benefits from being proximate to several upscale housing divisions in the area, including Tudor Branch and River Birch Landing. The subject is located approximately 135 miles east of Atlanta, Georgia and approximately 84 miles southwest of Columbia, South Carolina. The 2015 estimated population within a one-, three- and five-mile radius of the property is 1,103, 22,243 and 75,828, respectively. The 2015 median household income within a one-, three- and five-mile radius of the property is $80,711, $77,655 and $69,539, respectively. The appraisal concluded per square foot market rents of $14.50 (anchor) and $18.00 (in-line) at the property. According to the appraisal, the property is located within the Augusta retail market and Columbia County submarket which had vacancy rates of approximately 10.2% and 1.8%, respectively, as of the fourth quarter of 2014.

University Marketplace. The property is a 86,224 square foot anchored retail center located in Marion, Indiana. The property was built in 2012 and is located on approximately 6.8 acres. As of February 10, 2015, the property was 100.0% occupied by Hobby Lobby (50,000 square feet), TJ Maxx (24,000 square feet) and PetSmart (12,224 square feet). All three tenants have leases that expire after the mortgage loan maturity date and each has multiple extension options. University Marketplace is shadow anchored by Kohl’s and Meijer grocery store, which has a gas station. University Marketplace is located less than one mile east of Indiana Wesleyan University, which has enrollment exceeding 15,000 students, making it one of the largest private universities in Indiana. The property is located in the southwestern portion of the city of Marion and is approximately 25 miles east of the city of Kokomo and approximately 25 miles northwest of the city of Muncie. The 2015 estimated population within a one-, three- and five-mile radius of the property is 6,014, 23,522 and 43,792, respectively. The 2015 median household income within a one-, three- and five-mile radius of the property is $31,605, $32,294 and $35,770, respectively. The appraisal concluded per square foot market rents of $6.00 (anchor), $8.00 (junior anchor) and $13.00 (large in-line) at the property. According to the appraisal, as of the fourth quarter of 2014, direct vacancy in the lifestyle, power center and neighborhood shopping center inventory is reported to be 1.3% within the overall Marion, Indiana community.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-30

ANNEX A-3	JPMBB 2015-C29

Cole IV Retail Portfolio – Pool I

Reporting Tenant Sales Summary

Tenant	Property Name	Ratings(1) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Gross Sales ($ Million)(2)	Sales Per Square Foot
Toys R Us / Babies R Us	Marketplace at the Lakes	Caa2 / B- / CC	65,027	9.6%	$9.1	$140
Bed Bath & Beyond(3)	Plaza San Mateo	Baa1 / A- / NA	58,001	8.5%	$2.6	$113
Kohl’s	Emerald Place	Baa1 / BBB / BBB+	55,459	8.1%	$16.9	$305
Hobby Lobby	University Marketplace	NA / NA / NA	50,000	7.3%	$6.5	$130
Toys R Us	Beavercreek Shopping Center	NA / NA / NA	49,000	7.2%	$9.1	$186
Food Lion(4)(5)	Village at Hereford Farms	Baa3 / BBB- / NA	34,928	5.1%	$8.5	$242
Kings Furniture(4)(6)	Beavercreek Shopping Center	NA / NA / NA	30,724	4.5%	$1.6	$52
Michaels	Marketplace at the Lakes	NA / B+ / NA	30,601	4.5%	$4.7	$153
HomeGoods(4)	Beavercreek Shopping Center	A3 / A+ / NA	28,487	4.2%	$5.3	$187
PetSmart	Beavercreek Shopping Center	NA / B+ / NA	25,760	3.8%	$5.2	$202
TJ Maxx(4)	University Marketplace	A3 / A+ / NA	24,000	3.5%	$3.4	$140
Michaels(4)(7)	Beavercreek Shopping Center	NA / B+ / NA	22,447	3.3%	$4.3	$192
Five Below(4)(8)	Beavercreek Shopping Center	NA / NA / NA	10,000	1.5%	$1.0	$101
(1)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(2)	Gross Sales are third party service estimates as of March 19, 2015, unless otherwise noted.
(3)	Gross Sales for Bed Bath & Beyond are only for the buybuy BABY portion of the store. Sales Per Square Foot are based on the portion occupied by buybuy BABY, 23,000 square feet.
(4)	Gross Sales are as reported per the loan sponsor.
(5)	Food Lion Gross Sales are as of year-end 2013.
(6)	Kings Furniture Gross Sales are for the 11-month period ending in November 2014.
(7)	Michaels, located at the Beavercreek Shopping Center, Gross Sales are as of year-end 2012.
(8)	Five Below Gross Sales are for the eight-month period ending in August 2013.

Historical and Current Occupancy(1)

2012(2)	2013(2)	2014	Current(3)
88.6%	99.7%	100.0%	99.6%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	2012 Historical Occupancy and 2013 Historical Occupancy exclude Plaza San Mateo as it was built in 2014.
(3)	Current Occupancy is as of February 10, 2015.

Top 10 Tenant Summary(1)

Tenant	Property	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Toys R Us(3)	Various	Caa2 / B- / CC	114,027	16.8%	$14.13	Various
Bed Bath & Beyond	Plaza San Mateo	Baa1 / A- / NA	58,001	8.5%	$14.00	1/31/2025
Kohl’s	Emerald Place	Baa1 / BBB / BBB+	55,459	8.1%	$2.70	1/31/2033
Michaels(4)	Various	NA / B+ / NA	53,048	7.8%	$12.74	Various
PetSmart(5)	Various	NA / B+ / NA	50,141	7.4%	$11.55	Various
Hobby Lobby	University Marketplace	NA / NA / NA	50,000	7.3%	$5.50	9/30/2027
Gabriel Brothers	Beavercreek Shopping Center	NA / NA / NA	49,853	7.3%	$5.25	11/30/2018
LA Fitness	Beavercreek Shopping Center	NA / NA / NA	49,776	7.3%	$14.75	5/31/2024
Food Lion	Village at Hereford Farms	Baa3 / NA / NA	34,928	5.1%	$14.52	10/20/2029
Kings Furniture	Beavercreek Shopping Center	NA / NA / NA	30,724	4.5%	$6.10	9/30/2023
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Toys R Us / Babies R Us at the Marketplace at the Lakes property (65,027 square feet) has a lease expiration of January 31, 2027 and a rent of $17.65 per square foot. Toys R Us at the Beavercreek Shopping Center property (49,000 square feet) has a lease expiration of January 31, 2024 and a rent of $9.45 per square foot.

(4)
Michaels at the Marketplace at the Lakes property (30,601 square feet) has a lease expiration of February 28, 2022 and a rent of $16.77 per square foot. Michaels at the Beavercreek Shopping Center property (22,447 square feet) has a lease expiration of September 30, 2018 and a rent of $7.25 per square foot.

(5)
PetSmart at the Beavercreek Shopping Center property (25,760 square feet) has a lease expiration of January 31, 2021 and a rent of $9.00 per square foot. PetSmart at the University Marketplace property (12,224 square feet) has a lease expiration of January 31, 2023 and a rent of $12.50 per square foot. PetSmart at the Emerald Place property (12,157 square feet) has a lease expiration of January 31, 2023 and a rent of $16.00 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-31

ANNEX A-3	JPMBB 2015-C29

Cole IV Retail Portfolio – Pool I

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	2,994	0.4%	NAP	NAP	2,994	0.4%	NAP	NAP
2015 & MTM	1	1	0.0	$9,450	0.1%	2,995	0.4%	$9,450	0.1%
2016	2	2,954	0.4	52,625	0.7	5,949	0.9%	$62,075	0.8%
2017	2	2,800	0.4	46,480	0.6	8,749	1.3%	$108,555	1.4%
2018	5	78,750	11.6	546,869	7.2	87,499	12.9%	$655,424	8.7%
2019	1	1,600	0.2	32,000	0.4	89,099	13.1%	$687,424	9.1%
2020	3	8,482	1.2	233,107	3.1	97,581	14.3%	$920,531	12.2%
2021	1	25,760	3.8	231,840	3.1	123,341	18.1%	$1,152,371	15.2%
2022	2	59,088	8.7	765,252	10.1	182,429	26.8%	$1,917,623	25.3%
2023	8	126,717	18.6	1,281,128	16.9	309,146	45.4%	$3,198,752	42.3%
2024	5	106,857	15.7	1,449,437	19.1	416,003	61.1%	$4,648,189	61.4%
2025	1	58,001	8.5	812,014	10.7	474,004	69.7%	$5,460,203	72.1%
2026 & Beyond	5	206,482	30.3	2,110,319	27.9	680,486	100.0%	$7,570,522	100.0%
Total	36	680,486	100.0%	$7,570,522	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow(1)
	2014(2)	TTM(3)	Underwritten	Per Square Foot	%(4)
Rents in Place	$7,746,978	$7,772,379	$7,570,522	$11.13	73.3%
Vacant Income	0	0	67,301	0.10	0.7
Gross Potential Rent	$7,746,978	$7,772,379	$7,637,823	$11.22	74.0%
Total Reimbursements	2,101,485	2,145,545	2,684,949	3.95	26.0
Net Rental Income	$9,848,464	$9,917,923	$10,322,772	$15.17	100.0%
(Vacancy/Credit Loss)	0	0	(504,555)	(0.74)	(4.9)
Other Income	24,079	123,304	0	0.00	0.0
Effective Gross Income	$9,872,543	$10,041,227	$9,818,217	$14.43	95.1%

Total Expenses	$2,627,738	$2,607,059	$3,098,492	$4.55	31.6%

Net Operating Income(5)	$7,244,804	$7,434,168	$6,719,726	$9.87	68.4%

Total TI/LC, Capex/RR	0	0	330,613	0.49	3.4
Net Cash Flow	$7,244,804	$7,434,168	$6,389,112	$9.39	65.1%

(1)
Complete historical operating statements are unavailable for the portfolio as the properties were acquired by the loan sponsor between March 2013 and September 2014 for a combined purchase price of $96,511,983.

(2)
2014 NOI encompasses the year-end 2014 period for four of the six properties, the trailing seven-month period annualized for Plaza San Mateo and the trailing four-month period annualized for Village at Hereford Farms, as these properties were acquired in May 2014 and September 2014, respectively.

(3)
TTM encompasses the trailing 12-month period ending February 28, 2015 for four of the six properties, trailing nine-month period annualized for Plaza San Mateo and the trailing six-month period annualized for Village at Hereford Farms, as these properties were acquired in May 2014 and September 2014, respectively.

(4)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(5)	The portfolio was 99.6% occupied as of February 10, 2015. As such the decrease from TTM NOI to UW NOI is primarily due to the inclusion of a $504,555 vacancy adjustment.

Property Management. The properties are managed by CREI Advisors, LLC, an affiliate of the loan sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-32

ANNEX A-3	JPMBB 2015-C29

Cole IV Retail Portfolio – Pool I

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The requirement for the borrowers to make monthly deposits into the tax escrow is waived with respect to any portion of any property leased to a tenant required to pay taxes directly pursuant to the terms of its lease.

Insurance Escrows - The requirement for the borrowers to make monthly deposits into the insurance escrow is waived so long as the borrowers provide satisfactory evidence that the properties are insured under an acceptable blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow approximately $5,671 (approximately $0.10 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrowers are required to escrow approximately $28,354 (approximately $0.50 per square foot annually) for TI/LC reserves.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. At origination, the borrowers were required to send tenant direction letters to tenants instructing them to deposit all rents and payments directly to the lockbox account controlled by the lender. All funds in the lockbox account are swept on the 5th, 12th, 19th and 26th of each month to a cash management account under the control of the lender and disbursed on each monthly payment date during the term of the loan in accordance with the loan documents. Upon the occurrence of an Excess Cash Sweep Event (as defined below), the borrowers will deposit with the lender all excess cash into the cash management account, which will be held by the lender as additional security for the mortgage loan.

An “Excess Cash Sweep Event” means any period during which (i) an event of default occurs or (ii) the debt service coverage ratio at the end of a fiscal quarter is less than or equal to 1.75x.

Release of Individual Properties. Following the lockout period, the borrowers are permitted to sell one or more of the properties to a bona fide third party purchaser who is not a restricted party or an affiliate of a restricted party with the payment of the applicable yield maintenance premium if prior to the permitted par prepayment date, provided that, among other things (i) no event of default exists, (ii) the borrowers make a payment of 125.0% of the allocated loan amount applicable to such property, (iii) the debt service coverage ratio will not be less than the greater of (a) the debt service coverage ratio, as calculated in the loan documents, for all properties in effect as of the origination date and (b) the debt service coverage ratio in effect immediately prior to the property sale and (iv) the loan-to-value ratio then remaining will not be greater than the loan-to-value ratio for all properties in effect as of the origination date.

Condominium. The University Marketplace property within the portfolio is part of a condominium regime. The borrower owns three units of a total 14 units. A condominium declaration outlines the rights, responsibilities and obligations of each owner and outlines each unit’s proportional share of various expenses related to the common elements and management of common areas. Once 75.0% of the undivided common ownership interest in the condominium has been sold and conveyed by the declarant, all unit owners will elect the initial board of managers consisting of not less than five members, at least three of whom shall be unit owners.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-33

ANNEX A-3	JPMBB 2015-C29

Cole IV Retail Portfolio – PooI II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-34

ANNEX A-3	JPMBB 2015-C29

Cole IV Retail Portfolio – PooI II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-35

ANNEX A-3	JPMBB 2015-C29

Cole IV Retail Portfolio – PooI II

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$50,000,000	Title:	Fee
Cut-off Date Principal Balance:	$50,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	5.1%	Net Rentable Area (SF):	551,854
Loan Purpose(1):	Acquisition	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Sponsor:	Cole Operating Partnership IV, LP	Occupancy:	96.9%
Interest Rate:	3.80300%	Occupancy Date:	2/10/2015
Note Date:	4/9/2015	Number of Tenants:	47
Maturity Date:	5/6/2020	2012 NOI(3):	N/A
Interest-only Period:	60 months	2013 NOI(3):	N/A
Original Term:	60 months	2014 NOI(4):	$6,387,484
Original Amortization:	None	TTM NOI (as of 2/2015)(5):	$6,649,019
Amortization Type:	Interest Only	UW Economic Occupancy:	94.0%
Call Protection:	L(25),Grtr1%orYM(31),O(4)	UW Revenues:	$8,984,006
Lockbox:	Hard	UW Expenses:	$2,285,884
Additional Debt:	N/A	UW NOI:	$6,698,122
Additional Debt Balance:	N/A	UW NCF:	$6,329,251
Additional Debt Type:	N/A	Appraised Value / Per SF:	$103,370,000 / $187
		Appraisal Date(6):	Various

Escrows and Reserves(7)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$91
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$91
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	48.4%
Replacement Reserves:	$0	$4,599	N/A	Maturity Date LTV:	48.4%
TI/LC:	$0	$22,994	N/A	UW NCF DSCR:	3.27x
Other:	$0	$0	N/A	UW NOI Debt Yield:	13.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$50,000,000	50.5%	Purchase Price(1)	$98,225,000	99.1%
Sponsor Equity	49,101,303	49.5	Closing Costs	876,303	0.9
Total Sources	$99,101,303	100.0%	Total Uses	$99,101,303	100.0%
(1)	A portion of the mortgage loan proceeds were used to remove two of the six properties that served as collateral under the loan sponsor’s line of credit facilities.
(2)	For a full description of the borrowing entities, please refer to “The Borrowers” below.
(3)
Complete historical operating statements are unavailable for the portfolio as the properties were acquired by the loan sponsor between December 2012 and September 2014 for a combined purchase price of $98,225,000.

(4)
2014 NOI encompasses the year-end period for three of the six properties, the trailing eleven-month period annualized for Terrell Mill Village, the trailing nine-month period annualized for Target Center and the trailing four-month period annualized for Inglewood Plaza, as these properties were acquired in January 2014, March 2014 and September 2014, respectively.

(5)
TTM NOI encompasses the trailing 12-month period for four of the six properties, the trailing 11-month period annualized for Target Center and the trailing six-month period annualized for Inglewood Plaza, as these properties were acquired in March 2014 and September 2014, respectively.

(6)	The appraisals are dated as of February 15, 2015 through February 25, 2015.
(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Cole IV Retail Portfolio – Pool II loan has an outstanding principal balance of $50.0 million and is secured by a first mortgage lien on the borrowers’ fee simple interests in a portfolio of six multi-tenant retail anchored properties totaling 551,854 square feet located in five states. The loan has a five-year term and is interest-only for the entire term. The properties were acquired by the loan sponsor between December 2012 and September 2014. At origination of the mortgage loan, four of the six assets, East Manchester Village, Target Center, Terrell Mill Village and Westover Marketplace, were unencumbered. The other two assets served as collateral under the loan sponsor’s line of credit facilities.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-36

ANNEX A-3	JPMBB 2015-C29

Cole IV Retail Portfolio – PooI II

The Borrowers. The borrowing entities for the loan are ARCP MT Inglewood CA, LP, Cole MT Canton GA, LLC, Cole MT Columbia SC, LLC, Cole MT East Manchester, PA, LLC, Cole MT Marietta GA, LLC and Cole MT San Antonio (Highway 151) TX, LLC. Each entity is a single purpose entity and is either a Delaware limited liability company or Delaware limited partnership.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Cole Operating Partnership IV, LP. The sole general partner of Cole Operating Partnership IV, LP is Cole Credit Property Trust IV, Inc. (“CCPT”), a Maryland corporation formed in July 2010. CCPT is externally managed by Cole REIT Advisors IV, LLC, an affiliate of Cole Capital, which is the trade name used to refer to a group of affiliated entities directly or indirectly controlled by American Realty Capital Properties, Inc. See “Risk Factors-Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans” in the Free Writing Prospectus. CCPT primarily invests in power retail centers leased to creditworthy tenants under long-term net leases. As of December 31, 2014, CCPT owned 759 properties comprised of 20.2 million square feet located in 45 states that were 99.0% leased in the aggregate. As of December 31, 2014, CCPT had total assets equal to approximately $4.04 billion and a net worth of approximately $2.33 billion.

The Properties. Cole IV Retail Portfolio – Pool II is comprised of six anchored retail properties totaling 551,854 square feet located in five different states. The portfolio properties were constructed between 1974 and 2013 and had a combined physical occupancy of 96.9% as of February 10, 2015. There are six investment grade tenants in the portfolio which collectively occupy 158,322 square feet (28.7% of the net rentable area) and comprise approximately $1,904,129 of the underwritten rent. The credit rated tenants include Kroger, Giant, CVS, T-Mobile (a subsidiary of Deutsche Telekom AG), Verizon Wireless and Starbucks. The weighted average remaining lease term for the portfolio is approximately 9.2 years, and 67.2% of the net rentable area and 61.4% of underwritten base rent expire after the loan maturity date. Additionally, 12 of the 47 tenants have renewal options, comprising 52.5% of the portfolio’s net rentable area.

Portfolio Summary
Property	Location	Year Built / Year Renovated	Net Rentable Area (SF)	Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
Inglewood Plaza	Inglewood, CA	2008 / N/A	96,919	$12,700,000	$26,200,000	$1,604,041	25.3%
Hickory Flat Commons	Canton, GA	2008 / N/A	114,830	9,850,000	20,400,000	1,037,339	16.4
East Manchester Village Centre	Manchester, PA	1995, 2009 / 2008	120,584	8,300,000	17,200,000	1,092,834	17.3
Terrell Mill Village	Marietta, GA	1974 / 2012	75,184	7,500,000	15,500,000	1,060,878	16.8
Westover Marketplace	San Antonio, TX	2013 / N/A	60,646	6,200,000	12,770,000	789,151	12.5
Target Center	Columbia, SC	2001 / 2012	83,691	5,450,000	11,300,000	745,008	11.8
Total			551,854	$50,000,000	$103,370,000	$6,329,251	100.0%

Inglewood Plaza. The property is a 96,919 square foot anchored retail center located on approximately 6.0 acres in Inglewood, California. The property was built in 2008. The property is anchored by Burlington Coat Factory (80,000 square feet) and includes one junior anchor, CVS (12,900 square feet). The property’s additional in-line tenants are T-Mobile (3,019 square feet) and Louisiana Fried Chicken (1,000 square feet). Burlington Coat Factory has four five-year extension options remaining and CVS has seven five-year extension options remaining. As of February 10, 2015, the property was 100.0% occupied by the four tenants. The property is located on the southwest corner of Crenshaw Boulevard and Imperial Highway, less than one mile from the Glenn Anderson (105) Freeway, which provides regional access through the greater Los Angeles area. Inglewood Plaza is approximately 10 miles southwest of downtown Los Angeles. The 2015 estimated population within a one-, three- and five-mile radius of the property is 30,643, 359,848 and 872,652, respectively. The 2015 median household income within a one-, three- and five-mile radius of the property is $44,209, $40,873 and $43,426, respectively. The appraisal concluded per square foot market rents of $15.60 (anchor), $30.00 (junior anchor) and $51.00 (in-line) at the property. According to the appraisal, the property is located within the Greater Los Angeles retail market and South Bay submarket which had vacancy rates of approximately 5.3% and 3.1%, respectively, as of the fourth quarter of 2014.

Hickory Flat Commons. The property is a 114,830 square foot anchored retail center located in Canton, Georgia. The property was built in 2008 and is located on approximately 18.5 acres. The property is anchored by Kroger (78,846 square feet). The space at the property is also occupied by 14 in-line tenants, including Verizon Wireless, Great Clips, Little Caesars and Dos Margaritas. As of February 10, 2015, the property was 91.6% occupied by 15 tenants. Kroger, the largest tenant at the property, has six five-year extension options remaining. Hickory Flat Commons is located proximate to Harmony on the Lakes, a 630-acre master planned development. The property is located near Hickory Flat Highway (Georgia Highway 140), which provides the neighborhood access to I-575. Hickory Flat Commons is located in the northern part of the Atlanta metro area, approximately five miles southeast of Canton and 25 miles north of the Atlanta central business district. The 2015 estimated population within a one-, three- and five-mile radius of the property is 648, 19,356 and 56,434, respectively. The 2015 median household income within a one-, three- and five-mile radius of the property is $97,085, $88,832 and $80,204, respectively. The appraisal concluded per square foot market rents of $9.50 (grocery

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-37

ANNEX A-3	JPMBB 2015-C29

Cole IV Retail Portfolio – PooI II

anchor) and $20.00 (inline) at the property. According to the appraisal, the property is located within the Atlanta market and North Cobb submarket which had vacancy rates of approximately 8.4% and 7.5%, respectively, as of the fourth quarter of 2014.

East Manchester Village Centre. The property is a 120,584 square foot anchored retail center located on approximately 15.8 acres in Manchester, Pennsylvania. The property was built in 1995, renovated in 2008 and expanded in 2009. The property is anchored by a Giant Food Store (59,063 square feet), which also has a gas station component occupying 2,400 square feet, collectively (“Giant”). The property also has two junior anchors, Gold’s Gym (19,105 square feet) and Dollar Tree (14,000 square feet). The space at the property is also occupied by 12 in-line tenants, including Dunkin Donuts, Subway and Fastenal. As of February 10, 2015, the property was 96.0% occupied by 14 tenants. Each of East Manchester Village Centre’s three largest tenants have extension options. Giant has eight five-year extension options remaining, and Gold’s Gym and Dollar Tree each have two five-year extension options remaining. The subject property is located in York County, Pennsylvania and is located two miles southwest of Interstate 83, an arterial connecting the area to Harrisburg to the north and Baltimore to the south. Additionally, Interstate 83 connects to the Pennsylvania Turnpike (Interstate 76), connecting the area to Philadelphia to the east and Pittsburgh to the west. The 2015 estimated population within a one-, three- and five-mile radius of the property is 2,317, 21,083 and 54,448, respectively. The 2015 median household income within a one-, three- and five-mile radius of the property is $70,568, $66,317 and $61,286, respectively. The appraisal concluded per square foot market rents of $11.00 (grocery), $8.00 (anchor) and $18.00 (in-line) at the property. According to the appraisal, the property is located within the Central Pennsylvania market and York County submarket which had vacancy rates of approximately 5.7% and 6.6%, respectively, as of the fourth quarter of 2014.

Terrell Mill Village. The property is a 75,184 square foot anchored retail center located on approximately 8.5 acres in Marietta, Georgia. The property was built in 1974 and renovated in 2012. The property is anchored by LA Fitness (45,000 square feet) and junior anchored by Dollar Tree (12,000 square feet). The remaining space at the property is occupied by in-line tenants such as Starbucks, Animal Dermatology Clinic and Ruby Nails. LA Fitness and Dollar Tree each have three five-year extension options remaining. As of February 10, 2015, the property was 100.0% occupied by 10 tenants, of which two are investment grade. Terrell Mill Village benefits from its proximity to large commercial developments in the neighborhood, Cumberland Mall and Galleria Specialty Mall, and is located close to Market Village, a mixed use space comprised of 16 townhomes, over 40,000 square feet of retail, approximately 18,000 square feet of office and seven restaurants. The property is considered to be a suburban location and is situated in southeastern Cobb County, approximately 15 miles northwest of the Atlanta central business district. The 2015 estimated population within a one-, three- and five-mile radius of the property is 15,296, 79,235 and 200,362, respectively. The 2015 median household income within a one-, three- and five-mile radius of the property is $41,904, $48,727 and $53,524, respectively. The appraisal concluded per square foot market rents of $17.00 (gym), $11.50 (junior anchor) and $19.00 (in-line) at the property. Per the appraisal, the property is located within the Atlanta market and South Cobb submarket which had vacancy rates of approximately 8.4% and 7.7%, respectively, as of the fourth quarter of 2014.

Westover Marketplace. The property is a 60,646 square foot anchored retail center located in San Antonio, Texas. The property was built in 2013 and is located on approximately 5.5 acres. As of February 10, 2015, the property was 100.0% occupied by Toys R Us (50,646 square feet) and a junior anchor, Dollar Tree (10,000 square feet). Toys R Us has five five-year extension options remaining and Dollar Tree has three five-year extension options remaining. The property is located approximately nine miles west of the San Antonio central business district and approximately 11 miles southwest of San Antonio International Airport. The 2015 estimated population within a one-, three- and five-mile radius of the property is 7,376, 115,031 and 293,232, respectively. The 2015 median household income within a one-, three- and five-mile radius of the property is $40,527, $50,087 and $51,643, respectively. The appraisal concluded per square foot market rents of $16.00 (big box) and $14.00 (large in-line) at the property. According to the appraisal, the property is located within the San Antonio Area market and NW County submarket which had vacancy rates of approximately 5.3% and 5.4%, respectively, as of the fourth quarter of 2014.

Target Center. The property is a 83,691 square foot anchored retail center located on approximately 12.3 acres in Columbia, South Carolina. The property was built in 2001 and renovated in 2012. Target Center is shadow-anchored by Target (not collateral for the mortgage loan) and anchored by Dick’s Sporting Goods (47,511 square feet) and Michaels (23,396 square feet). The property also includes two in-line tenants, Kirkland’s (8,684 square feet) and Sport Clips (1,600 square feet). As of February 10, 2015, the property was 97.0% occupied by the four tenants. Dick’s Sporting Goods and Michaels each have four five-year extension options remaining. Target Center is located approximately half a mile northeast of Village at Sandhill, a 1.4 million square foot lifestyle center anchored by JCPenney, Home Depot, Bi-Lo, Rooms to Go, hhgregg, Books-a-Million and numerous other retail tenants. The property is located in the northeastern portion of the Columbia metropolitan statistical area and is approximately 12 miles northeast of the Columbia central business district. The 2015 estimated population within a one-, three- and five-mile radius of the property is 5,432, 54,391 and 103,255, respectively. The 2015 median household income within a one-, three- and five-mile radius of the property is $71,446, $66,810 and $61,974, respectively. The appraisal concluded per square foot market rents of $12.00 (anchor), $17.00 (in-line) and $21.00 (outbuilding) at the property. According to the appraisal, the property is located within the Columbia market and the Northeast submarket which had vacancy rates of approximately 7.6% and 7.4%, respectively, as of the fourth quarter of 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-38

ANNEX A-3	JPMBB 2015-C29

Cole IV Retail Portfolio – PooI II

Reporting Tenant Sales Summary
Tenant	Property Name	Ratings(1) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Gross Sales ($ Million)(2)	Sales Per Square Foot
Burlington Coat Factory(3)(4)	Inglewood Plaza	B3 / NA / NA	80,000	14.5%	$11.1	$139
Kroger(3)(4)	Hickory Flat Commons	Baa2 / BBB / BBB	78,846	14.3%	$35.3	$448
Giant(5)	East Manchester Village Center	Baa3 / BBB / BBB	59,063	10.7%	$33.8	$572
Toys R Us	Westover Marketplace	Caa2 / B- / CC	50,646	9.2%	$9.1	$180
Michaels	Target Center	NA / B+ / NA	23,396	4.2%	$3.1	$133
Dollar Tree	East Manchester Village Center	Ba2 / BB / NA	14,000	2.5%	$1.3	$93
Dollar Tree	Terrell Mill Village	Ba2 / BB / NA	12,000	2.2%	$1.3	$108
CVS	Inglewood Plaza	Baa1 / BBB+ / NA	12,900	2.3%	$10.4	$806
(1)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(2)	Gross Sales are third party service estimates as of March 19, 2015, unless otherwise noted.
(3)	Gross Sales are as reported per the loan sponsor.
(4)	Burlington Coat Factory Gross Sales and Kroger Gross Sales are as of year-end 2014.
(5)	Giant Gross Sales figures exclude any income derived from the gas station portion of the tenant.

Historical and Current Occupancy(1)
2012(2)	2013	2014	Current(3)
89.5%	98.4%	97.7%	96.9%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	2012 historical occupancy excludes the Westover Marketplace property, as it was built in 2013.
(3)	Current Occupancy is as of February 10, 2015.

Top 10 Tenant Summary(1)
Tenant	Property	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Burlington Coat Factory	Inglewood Plaza	B3 / NA / NA	80,000	14.5%	$15.60	1/31/2019
Kroger	Hickory Flat Commons	Baa2 / BBB / BBB	78,846	14.3%	$8.18	11/30/2028
Giant(3)	East Manchester Village Center	Baa3 / BBB / BBB	61,463	11.1%	$11.34	9/30/2029
Toys R Us	Westover Marketplace	Caa2 / B- / CC	50,646	9.2%	$16.00	1/31/2029
Dick’s Sporting Goods	Target Center	NA / NA / NA	47,511	8.6%	$12.00	1/31/2023
LA Fitness	Terrell Mill Village	NA / NA / NA	45,000	8.2%	$17.00	7/31/2027
Dollar Tree(4)	Various	Ba2 / BB / NA	36,000	6.5%	$9.65	Various
Michaels	Target Center	NA / B+ / NA	23,396	4.2%	$4.88	3/31/2022
Gold’s Gym	East Manchester Village Center	NA / NA / NA	19,105	3.5%	$6.50	1/31/2026
CVS	Inglewood Plaza	Baa1 / BBB+ / NA	12,900	2.3%	$28.47	1/31/2035
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Giant is comprised of the Giant Food Store (59,063 square feet) with a lease expiration of September 30, 2029 and a rent of $10.95 per square foot and Giant Food Gas Station (2,400 square feet) with a lease expiration of September 30, 2029 and a rent of $20.83 per square foot.

(4)
Dollar Tree at the East Manchester Village Center property (14,000 square feet) has a lease expiration of January 31, 2019 and a rent of $6.43 per square foot. Dollar Tree at the Terrell Mill Village property (12,000 square feet) has a lease expiration of July 31, 2017 and a rent of $11.25 per square foot. Dollar Tree at the Westover Marketplace property (10,000 square feet) has a lease expiration of June 30, 2018 and a rent of $12.25 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-39

ANNEX A-3	JPMBB 2015-C29

Cole IV Retail Portfolio – PooI II

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	17,044	3.1%	NAP	NAP	17,044	3.1%	NAP	NAP
2015 & MTM	2	2,900	0.5	$54,575	0.8%	19,944	3.6%	$54,575	0.8%
2016	1	1,600	0.3	28,800	0.4	21,544	3.9%	$83,375	1.2%
2017	6	19,430	3.5	269,160	3.7	40,974	7.4%	$352,535	4.9%
2018	9	29,460	5.3	421,436	5.8	70,434	12.8%	$773,971	10.7%
2019	9	110,789	20.1	1,813,682	25.1	181,223	32.8%	$2,587,653	35.8%
2020	0	0	0.0	0	0.0	181,223	32.8%	$2,587,653	35.8%
2021	1	3,796	0.7	37,200	0.5	185,019	33.5%	$2,624,853	36.3%
2022	2	24,996	4.5	139,772	1.9	210,015	38.1%	$2,764,625	38.2%
2023	5	54,370	9.9	711,852	9.8	264,385	47.9%	$3,476,477	48.1%
2024	3	12,009	2.2	216,403	3.0	276,394	50.1%	$3,692,880	51.1%
2025	0	0	0.0	0	0.0	276,394	50.1%	$3,692,880	51.1%
2026 & Beyond	9	275,460	49.9	3,536,604	48.9	551,854	100.0%	$7,229,484	100.0%
Total	47	551,854	100.0%	$7,229,484	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow(1)
	2014(2)	TTM(3)	Underwritten	Per Square Foot	%(4)
Rents in Place	$7,371,429	$7,438,488	$7,229,484	$13.10	75.6%
Vacant Income	0	0	333,660	0.60	3.5
Gross Potential Rent	$7,371,429	$7,438,488	$7,563,144	$13.70	79.1%
Total Reimbursements	1,101,194	1,318,938	1,997,628	3.62	20.9
Net Rental Income	$8,472,624	$8,757,426	$9,560,772	$17.32	100.0%
(Vacancy/Credit Loss)	0	0	(576,766)	(1.05)	(6.0)
Other Income	21,187	25,283	0	0.00	0.0
Effective Gross Income	$8,493,811	$8,782,710	$8,984,006	$16.28	94.0%

Total Expenses	$2,106,327	$2,133,691	$2,285,884	$4.14	25.4%

Net Operating Income	$6,387,484	$6,649,019	$6,698,122	$12.14	74.6%

Total TI/LC, Capex/RR	0	0	368,871	0.67	4.1
Net Cash Flow	$6,387,484	$6,649,019	$6,329,251	$11.47	70.5%

(1)
Complete historical operating statements are unavailable for the portfolio as the properties were acquired by the loan sponsor between December 2012 and September 2014 for a combined purchase price of $98,225,000.

(2)
2014 NOI encompasses the year-end period for three of the six properties, the trailing eleven-month period annualized for Terrell Mill Village, the trailing nine-month period annualized for Target Center and the trailing four-month period annualized for Inglewood Plaza, as these properties were acquired in January 2014, March 2014 and September 2014, respectively.

(3)
TTM encompasses the trailing 12-months ending February 28, 2015 for four of the six properties, the trailing 11-month period annualized for Target Center and the trailing six-month period annualized for Inglewood Plaza, as these properties were acquired in March 2014 and September 2014, respectively.

(4)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The properties are managed by CREI Advisors, LLC, an affiliate of the loan sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-40

ANNEX A-3	JPMBB 2015-C29

Cole IV Retail Portfolio – PooI II

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The requirement for the borrowers to make monthly deposits into the tax escrow is waived with respect to any portion of any property leased to a tenant required to pay taxes directly pursuant to the terms of its lease.

Insurance Escrows - The requirement for the borrowers to make monthly deposits into the insurance escrow is waived so long as the borrowers provide satisfactory evidence that the properties are insured under an acceptable blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow approximately $4,599 (approximately $0.10 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrowers will be required to escrow approximately $22,994 (approximately $0.50 per square foot annually) for TI/LC reserves.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. At origination, the borrowers were required to send tenant direction letters to tenants instructing them to deposit all rents and payments directly to the lockbox account controlled by the lender. All funds in the lockbox account are swept on the 5th, 12th, 19th and 26th of the month to a cash management account under the control of the lender and disbursed on each monthly payment date during the term of the loan in accordance with the loan documents. Upon the occurrence of an Excess Cash Sweep Event (as defined below), the borrowers shall deposit with the lender all excess cash into the cash management account, which will be held by the lender as additional security for the mortgage loan.

An “Excess Cash Sweep Event” means any period during which there is (i) an event of default or (ii) the debt service coverage ratio at the end of a fiscal quarter is less than or equal to 1.75x.

Release of Individual Properties. Following the lockout period, the borrowers are permitted to sell one or more of the properties to a bona fide third party purchaser who is not a restricted party or an affiliate of a restricted party with the payment of the applicable yield maintenance premium if prior to the permitted par prepayment date, provided that, among other things (i) no event of default exists, (ii) the borrowers make a payment of 125.0% of the allocated loan amount applicable to such property, (iii) the debt service coverage ratio shall not be less than the greater of (a) the debt service coverage ratio, as calculated in the loan documents, for all properties in effect as of the origination date and (b) the debt service coverage ratio in effect immediately prior to the property sale and (iv) the loan-to-value ratio then remaining shall not be greater than the loan-to-value ratio for all properties in effect as of the origination date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-41

ANNEX A-3	JPMBB 2015-C29

Alta Woodlake Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-42

ANNEX A-3	JPMBB 2015-C29

Alta Woodlake Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-43

ANNEX A-3	JPMBB 2015-C29

Alta Woodlake Square

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$31,000,000	Title:	Fee
Cut-off Date Principal Balance:	$31,000,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	3.1%	Net Rentable Area (Units):	256
Loan Purpose:	Acquisition	Location:	Houston, TX
Borrower:	Elite Street Alta Woodlake	Year Built / Renovated:	2013 / N/A
	Square, LLC	Occupancy:	93.4%
Sponsor:	Yehonatan Sade	Occupancy Date:	4/28/2015
Interest Rate:	4.18600%	Number of Tenants:	N/A
Note Date:	5/18/2015	2012 NOI(1):	N/A
Maturity Date:	6/1/2025	2013 NOI(1):	N/A
Interest-only Period:	60 months	2014 NOI(1):	N/A
Original Term:	120 months	TTM NOI (as of 4/2015)(2):	$1,376,182
Original Amortization:	360 months	UW Economic Occupancy:	88.3%
Amortization Type:	IO-Balloon	UW Revenues:	$4,171,728
Call Protection:	L(25),Grtr1%orYM(93),O(2)	UW Expenses:	$1,692,641
Lockbox:	Springing	UW NOI(2):	$2,479,086
Additional Debt:	Yes	UW NCF:	$2,427,886
Additional Debt Balance:	$4,000,000	Appraised Value / Per Unit:	$40,280,000 / $157,344
Additional Debt Type:	Mezzanine Loan / Permitted Mezzanine	Appraisal Date:	4/8/2015

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$121,094
Taxes:	$367,577	$61,263	N/A	Maturity Date Loan / Unit:	$110,242
Insurance:	$22,936	$7,645	N/A	Cut-off Date LTV:	77.0%
Replacement Reserves:	$4,267	$4,267	N/A	Maturity Date LTV:	70.1%
TI/LC	$0	$0	N/A	UW NCF DSCR:	1.34x
Other:	$33,000	$0	N/A	UW NOI Debt Yield:	8.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,000,000	75.7%	Purchase Price	$40,150,000	98.1%
Mezzanine Loan	4,000,000	9.8	Upfront Reserves	427,780	1.0
Sponsor Equity	5,936,672	14.5	Closing Costs	358,892	0.9
Total Sources	$40,936,672	100.0%	Total Uses	$40,936,672	100.0%
(1)	Historical NOI is not available as the property was built in 2013.
(2)	Increase from TTM NOI to UW NOI is due to the lease up of residential units from occupancy of approximately 65.0% in May 2014 to 93.4% as of April 2015.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Alta Woodlake Square loan has an outstanding principal balance of $31.0 million and is secured by a first mortgage lien on a newly constructed, Class A multifamily property totaling 256 units located in Houston, Texas. The loan has a 10-year term and, subsequent to a five-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the loan is Elite Street Alta Woodlake Square, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor of the mortgage loan is Yehonatan Sade, the founder of Elite Street Capital, LLC, and formerly of Sun Holdings Group. Elite Street Capital, LLC is a newly formed investment vehicle. During his tenure at Sun Holdings Group, Yehonatan Sade oversaw the acquisition of more than 5,000 multifamily units in 2013 and 2014. The sponsor will contribute approximately $6.0 million in equity in connection with the acquisition of the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-44

ANNEX A-3	JPMBB 2015-C29

Alta Woodlake Square

The Property. Alta Woodlake Square is a 256-unit Class A multifamily complex built in 2013 and situated on 4.78 acres. Despite the property being completed in 2013, it has already achieved an occupancy of 93.4% as of April 28, 2015. The property consists primarily of four three-story garden apartment buildings with a unit-mix consisting of 30 studio units, 162 one-bedroom units and 64 two-bedroom units. The apartments feature finishes including nine to ten-foot ceilings, washers/dryers, and private balconies for a majority of units. Amenities at the property include a community pool, cabana and grilling areas, fitness center and business center, as well as a structured parking facility, storage closet area, mailroom and leasing office/clubhouse. The three-story structured parking garage has 385 parking spaces, in addition to 42 indoor storage units available to tenants.

The Alta Woodlake Square property is located in Houston, Texas, approximately 10 miles west of the Houston central business district and provides convenient access to primary Houston roadways Katy Freeway, US-59, the Westpark Tollway, Beltway 8 and 610 Loop. The property is located within the Westchase Business District neighborhood. The Westchase Business District was created by the State of Texas to promote economic development, mobility, higher level of services and a long-term thriving community on Houston’s west side. Approximately 81,000 people work within the Westchase Business District and the district has some of the state’s most educated workforce with 42% of the residents having a college degree compared to 28% for the City of Houston as a whole. Major employers with operations in the Westchase Business District include Honeywell, Cardtronics, Metlife, Microsoft, Samsung Engineering and Xerox. Additionally, the property benefits from its close proximity to Houston Galleria and the Energy Corridor. Houston Galleria is a 2.4 million square foot super-regional mall owned and operated by Simon Property Group and is amongst the largest mall in the United States. The Energy Corridor is home to approximately 300 companies, some of which include British Petroleum, ConocoPhillips, Sysco and Shell Oil. The property also benefits from its proximity to the various universities that are affiliated with the University of Houston system and University of Texas system. The property is also approximately 1.0 mile from the new Phillips 66 campus, a 1.1 million square foot development that will serve as the company’s new headquarters. Upon completion, the new campus will employ approximately 1,800 people.

As of April 2015, the Woodlake/Westheimer submarket Class A occupancy rate was 83.5% with 3,363 total units. The appraisal identified six competitive properties that were built between 2003 and 2014 and range in size from 133 to 376 units. The occupancy for the rent comparables ranged from 91.0% to 98.0%, which excludes one property that is currently in a lease-up period. The average rent at the competitive properties ranged from $1,237 to $2,091 per unit or $1.34 to $1.73 per square foot. By comparison, the property’s average monthly rent is $1,454 per unit or $1.65 per square foot. The appraisal points to the property’s extensive amenities, age and higher quality as reasons for its higher rents. Within the Woodlake/Westheimer submarket there are two properties comprised of 714 units currently under construction. Despite low barriers to entry in the Houston market, the property is a well positioned Class A property in an area with substantial opportunity for commercial growth.

Historical and Current Occupancy(1)
TTM	T-6	T-3	Current(2)
83.9%	91.9%	94.6%	93.4%
(1)	Historical occupancies represent the average occupancies for the trailing twelve-, six- and three-month periods ended April 28, 2015.
(2)	Current occupancy is as of April 28, 2015.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Square Feet)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF
Studio	30	11.7%	30	100.0%	696	$1,303	$1.87
1 Bedroom	162	63.3	152	93.8%	806	$1,404	$1.74
2 Bedroom	64	25.0	57	89.1%	1,159	$1,801	$1.55
Total / Wtd. Avg.	256	100.0%	239	93.4%	881	$1,492	$1.69
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-45

ANNEX A-3	JPMBB 2015-C29

Alta Woodlake Square

Operating History and Underwritten Net Cash Flow(1)
	TTM(2)	T-6(2)(3)	T-3(2)(3)	Underwritten	Per Unit	%(4)
Rents in Place	$4,416,860	$4,392,240	$4,392,240	$4,262,715	$16,651	90.4%
Vacant Income	0	0	0	319,841	1,249	6.8
Gross Potential Rent	$4,416,860	$4,392,240	$4,392,240	$4,582,556	$17,901	97.2%
Reimbursements	117,447	128,630	138,184	132,976	519	2.8
Net Rental Income	$4,534,307	$4,520,870	$4,530,424	$4,715,532	$18,420	100.0%
(Vacancy/Credit Loss/Concessions)(5)	(1,062,028)	(729,842)	(561,248)	(550,284)	(2,150)	(11.7)
Other Income	6,144	0	0	6,480	25	0.1
Effective Gross Income	$3,478,423	$3,791,028	$3,969,176	$4,171,728	$16,296	88.5%

Total Expenses(5)	$2,102,241	$2,054,680	$1,831,696	$1,692,641	$6,612	40.6%

Net Operating Income	$1,376,182	$1,736,348	$2,137,480	$2,479,086	$9,684	59.4%

Replacement Reserves	14,004	13,310	19,856	51,200	200	1.2
Net Cash Flow(6)	$1,362,178	$1,723,038	$2,117,624	$2,427,886	$9,484	58.2%
(1)	No historical cash flows are available as the property was constructed in late 2013.
(2)	T3, T6 and TTM columns represent the trailing twelve-, six- and three-month periods, respectively, each as of April 30, 2015.
(3)	T3 and T6 columns represent annualized figures.
(4)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(5)
The decrease in Underwritten Vacancy/Credit Loss/Concessions and Total Expenses from TTM Vacancy/Credit Loss/Concessions and Total Expenses is due to concessions offered in connection with the lease up of the property and the related payroll and marketing expenses.

(6)	The increase from TTM Net Cash Flow to Underwritten Net Cash Flow is due to the lease up of residential units during the latter half of 2014 and early 2015.

Property Management. The Alta Woodlake Square apartment community is managed by Elite Street Capital, LLC. The current management agreement commenced on May 15, 2015 and has a 12-month term and will automatically renew each month unless otherwise terminated by either party. The management agreement provides for a contractual management fee of 3.0% of the gross income, payable on a monthly basis. The management fees related to the Alta Woodlake Square property are subordinate to the liens and interests of the Alta Woodlake Square loan.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $367,577 for tax reserves, $33,000 for deferred maintenance, $22,936 for insurance reserves and $4,267 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $61,263 (approximately $2,872 per unit annually).

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance premium payments, which currently equates to $7,645 (approximately $358 per unit annually).

Replacement Reserves - On a monthly basis, the borrower is required to escrow approximately $4,267 (approximately $200 per unit annually) for replacement reserves. The reserve is not subject to a cap.

Lockbox / Cash Management. The loan is structured with a springing lockbox. Upon the occurrence of a Cash Sweep Event (as defined below), the borrower is required to establish the lockbox account and deposit all rents and payments into the lockbox account. During a Cash Sweep Event, all funds in the lockbox account are swept within two business days to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Event continuing, all excess cash flow after payment of the mortgage and mezzanine debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

“Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower or property manager, (iii) the date on which the debt service coverage ratio based on a trailing six months of gross income from operations is less than 1.05x, (iv) an event of default under the mezzanine loan documents or (v) failure of the mezzanine borrower to pay the mezzanine loan in full on or prior to the related anticipated repayment date under the mezzanine loan documents.

Additional Debt. The $4.0 million mezzanine loan is secured by direct equity interests in the borrowers and is coterminous with the Alta Woodlake Square loan. The mezzanine loan is interest-only for the term of the loan and has a 9.50000% coupon through December 31, 2015, and 12.50000% coupon thereafter. Including the mezzanine loan, the Cut-off Date LTV is 86.9%, the UW NCF DSCR is 1.10x and the UW NOI Debt Yield is 7.1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-46

ANNEX A-3	JPMBB 2015-C29

Alta Woodlake Square

Permitted Mezzanine Debt. In connection with the prepayment in full and refinancing of the existing mezzanine loan, the mezzanine borrower will be permitted to obtain a mezzanine loan secured by the ownership interest in the borrower, subject to the terms and conditions of the loan documents, which include, without limitation, the following: (i) the aggregate combined loan-to-value ratio is not greater than 87.0%, (ii) the aggregate debt service coverage ratio (as calculated in the loan documents) is not less than 1.10x; (iii) the maturity date of the mezzanine loan is not earlier than the maturity date of the mortgage loan; and (iv) the lender of the mezzanine loan enters into an intercreditor agreement satisfactory to the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-47

ANNEX A-3	JPMBB 2015-C29

Little Palm Island Resort

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-48

ANNEX A-3	JPMBB 2015-C29

Little Palm Island Resort

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-49

ANNEX A-3	JPMBB 2015-C29

Little Palm Island Resort

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$31,000,000	Title(1):	Fee
Cut-off Date Principal Balance:	$30,963,678	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	3.1%	Net Rentable Area (Rooms):	30
Loan Purpose:	Refinance	Location:	Little Torch Key, FL
Borrower:	Little Palm Island Associates, Ltd.	Year Built / Renovated:	1988 / 2009
Sponsors(2):	Various	Occupancy / ADR / RevPAR:	75.5% / $1,135.05 / $857.15
Interest Rate:	4.57600%	Occupancy / ADR / RevPAR Date:	3/31/2015
Note Date:	4/23/2015	Number of Tenants:	N/A
Maturity Date:	5/6/2020	2012 NOI:	$1,979,512
Interest-only Period:	None	2013 NOI:	$2,933,157
Original Term:	60 months	2014 NOI:	$3,354,724
Original Amortization:	360 months	TTM NOI (as of 3/2015):	$3,547,169
Amortization Type:	Balloon	UW Occupancy / ADR / RevPAR:	75.5% / $1,135.19 / $857.15
Call Protection:	L(25),Def(31),O(4)	UW Revenues:	$17,410,213
Lockbox:	CMA	UW Expenses:	$13,800,756
Additional Debt:	N/A	UW NOI:	$3,609,457
Additional Debt Balance:	N/A	UW NCF:	$3,609,457
Additional Debt Type:	N/A	Appraised Value / Per Room:	$55,200,000 / $1,840,000
		Appraisal Date:	1/27/2015

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$1,032,123
Taxes:	$59,523	$11,905	N/A	Maturity Date Loan / Room:	$946,905
Insurance:	$168,661	$60,475	N/A	Cut-off Date LTV:	56.1%
FF&E Reserves:	$0	4% of Gross Revenues	N/A	Maturity Date LTV:	51.5%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.90x
Other:	$1,650,000	Springing	N/A	UW NOI Debt Yield:	11.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,000,000	100.0%	Payoff Existing Debt	$22,915,988	73.9%
			Return of Equity	5,558,717	17.9
			Upfront Reserves	1,878,184	6.1
			Closing Costs	647,111	2.1
Total Sources	$31,000,000	100.0%	Total Uses	$31,000,000	100.0%
(1)	The property also consists of an access lease and a submerged land lease. For a full description, please refer to “Shore Station Access Agreement” and “Submerged Land Lease” below.
(2)	For a full description of Sponsors, please refer to “The Sponsors” below.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Little Palm Island Resort loan has an outstanding principal balance of approximately $31.0 million and is secured by a first mortgage lien on the borrower’s interests in a 30-room full service luxury resort hotel located in Little Torch Key, Florida. The loan has a five-year term and will amortize on a 30-year schedule. The previously existing debt was securitized in 2004 and 2012 as a part of the WBCMT 2004-C10 and GSMS 2012-GCJ7 securitizations, respectively.

The Borrower. The borrowing entity for the loan is Little Palm Island Associates, Ltd., a Florida limited partnership and a special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-50

ANNEX A-3	JPMBB 2015-C29

Little Palm Island Resort

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are The Colee Family Trust Under Agreement and Declaration of Trust dated December 20, 1997, Patrick R. Colee and Diane F. Colee. Patrick R. Colee is the founder and chairman of Noble House Hotels & Resorts (“Noble”), a hotel ownership and management company comprised of 18 hotels and resorts located throughout the United States. Noble has received various awards and accolades for their hotel portfolio, such as Fodor’s “100 Hotel Awards List” and Condé Nast Traveler’s “Gold List” and “Reader’s Choice”.

The Property. Little Palm Island Resort (“Little Palm”) is a 30-room, full service luxury boutique hotel located on its own private island, Munson Island in the Florida Keys. Munson Island is located approximately three miles offshore from Little Torch Key. The property was built in 1988 and extensively renovated in 2009. Following Noble’s acquisition of the hotel in 1996 for approximately $12.6 million, the loan sponsors invested approximately $8.1 million on capital improvements throughout the resort, since 2001. Additionally, the loan sponsors plan to spend approximately $1.3 million on additional improvements over the next six months, 125.0% of which was reserved at origination (approximately $1.7 million).

Little Palm features 30 guestrooms, including 15 cottages/villas, as well as a freeform pool, a poolside bar, a restaurant with an indoor dining area and outdoor private tables, a lounge, a library, a beauty salon, a spa, massage rooms, a retail and rental store and marina facilities. Each of the guest suites are equipped with king-sized beds, arm chairs, end tables, coffee makers, a mini-bar, binoculars and a local bird guide. Additionally, complimentary Wi-Fi access is provided throughout the resort.

Little Palm is situated on a private island known as Munson Island, approximately three miles offshore from Little Torch Key, Florida, which is along the south side of U.S. Highway 1. U.S. Highway 1, also known as the Overseas Highway, is the main thoroughfare into the Florida Keys. Access to Munson Island is provided by private seaplane or yacht ferry made from the Dolphin Marina & Cottages property located on Little Torch Key, operated under an access agreement. For a full description of the access agreement, please refer to “Shore Station Access Agreement” below.

Due to the unique nature of the hotel, there are no true direct competitors within the Florida Keys hotel submarket. Statistics from a third party vendor show that the Florida Keys submarket ranks among the top five United States submarkets in terms of occupancy, room rate growth and ADR. The hotel caters predominantly to leisure travelers, given its location and amenities. In addition, there are several areas in the resort that are utilized for private events such as weddings and retreats.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Little Palm Island Resort(2)			Penetration Factor(3)

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	53.0%	$843.86	$447.31	68.2%	$947.98	$646.32	128.7%	112.3%	144.5%
2013	54.9%	$876.18	$481.34	74.1%	$1,050.62	$778.61	135.0%	119.9%	161.8%
2014	56.9%	$903.49	$513.70	74.1%	$1,127.51	$835.29	130.2%	124.8%	162.6%
TTM(4)	55.0%	$937.93	$515.54	75.5%	$1,135.05	$857.15	137.3%	121.0%	166.3%
(1)
Data provided by Smith Travel Research. The competitive set contains the following properties: Elbow Beach Bermuda, One & Only Ocean Club, Rosewood Jumby Bay Resort, Boutique Peter Island Resort, Rosewood Little Dix Bay, Cotton House Hotel, Cap Juluca Hotel and CuisinArt Resort & Spa.

(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and operating statements for the property provided by the borrower.
(4)	TTM represents trailing 12-month period ending on March 31, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-51

ANNEX A-3	JPMBB 2015-C29

Little Palm Island Resort

Competitive Hotels Profile(1)

				2014 Market Mix		2014 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Little Palm Island Resort	30	1988	0	8%	92%	76.7%	$1,088.60	$835.29
Cheeca Lodge & Spa	214	1988	5,400	12%	88%	85.0%	$370.00	$314.50
Westin Sunset Key	40	1997	0	5%	95%	74.0%	$942.00	$697.08
Waldorf Astoria Casa Marina Resort	311	1920, 1977	11,400	20%	80%	89.0%	$356.00	$316.84
Ocean Key Resort	100	1983	870	10%	90%	91.0%	$437.00	$396.80
Waldorf Astoria The Reach Resort	150	1985	4,800	5%	95%	87.0%	$322.00	$280.14
Pier House Resort	142	1967	4,600	10%	90%	87.0%	$386.00	$334.08
Westin Key West Resort	178	1996	10,000	20%	80%	88.0%	$341.00	$300.08
Hyatt Key West	118	1988	2,400	10%	90%	96.0%	$372.00	$357.86
Total(2)	1,253
(1)	Based on the appraisal.
(2)	Excludes the Little Palm Island Resort property.

Operating History and Underwritten Net Cash Flow(1)
	2012	2013	2014	TTM(2)	Underwritten	Per Room(3)	% of Total Revenue(4)
Occupancy	68.2%	74.1%	74.1%	75.5%	75.5%
ADR	$947.98	$1,050.62	$1,127.51	$1,135.05	$1,135.19
RevPAR	$646.32	$778.61	$835.29	$857.15	$857.15

Room Revenue	$7,096,584	$8,525,801	$9,146,398	$9,385,754	$9,385,754	$312,858	53.9%
Food and Beverage Revenues	4,051,363	4,196,933	4,394,916	4,457,782	4,457,782	148,593	25.6
Other Departmental Revenues	3,321,133	3,346,949	3,612,720	3,566,677	3,566,677	118,889	20.5
Total Revenue	$14,469,080	$16,069,683	$17,154,034	$17,410,213	$17,410,213	$580,340	100.0%

Room Expense	$1,308,086	$1,350,383	$1,438,506	$1,417,882	$1,417,882	$47,263	15.1%
Food and Beverage Expenses	2,940,398	3,174,693	3,144,286	3,160,993	3,160,993	105,366	70.9
Other Departmental Expenses	2,297,387	2,273,131	2,605,258	2,562,510	2,562,510	85,417	71.8
Departmental Expenses	$6,545,871	$6,798,207	$7,188,050	$7,141,385	$7,141,385	$238,046	41.0%

Departmental Profit	$7,923,209	$9,271,476	$9,965,984	$10,268,828	$10,268,828	$342,294	59.0%

Operating Expenses	$3,804,704	$4,078,530	$4,195,843	$4,314,637	$4,314,637	$143,821	24.8%
Gross Operating Profit	$4,118,505	$5,192,946	$5,770,141	$5,954,191	$5,954,191	$198,473	34.2%

Management Fee	$578,763	$642,787	$750,857	$762,184	$696,409	$23,214	4.0%
Fixed Expenses	981,467	975,238	978,399	951,916	951,916	31,731	5.5
FF&E	578,763	641,764	686,161	692,922	696,409	23,214	4.0
Total Other Expenses	$2,138,993	$2,259,789	$2,415,417	$2,407,022	$2,344,734	$78,158	13.5%

Net Operating Income	$1,979,512	$2,933,157	$3,354,724	$3,547,169	$3,609,457	$120,315	20.7%
Net Cash Flow	$1,979,512	$2,933,157	$3,354,724	$3,547,169	$3,609,457	$120,315	20.7%
(1)	The information provided in the table reflects the cash flow from operations of the hotel.
(2)	TTM column represents the trailing 12-month period ending on March 31, 2015.
(3)	Per Room values are based on 30 guest rooms.
(4)	% of Total Revenue column for Room Expense, Food and Beverage Expenses and Other Departmental Expenses is based on their corresponding revenue line item.

Property Management. The property is managed by Noble House Little Palm Island, Ltd., an affiliate of the loan Sponsors. The management agreement commenced October 18, 1996 and has a 30-year term with four five-year extension options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-52

ANNEX A-3	JPMBB 2015-C29

Little Palm Island Resort

Escrows and Reserves. At origination, the borrower deposited into escrow $1,650,000 for a suite capital upgrade reserve that will be used to convert and upgrade certain suites, $168,661 for insurance reserves and $59,523 for real estate tax reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $11,905.

Insurance Escrows - The borrower is required to escrow 1/12 of the annual estimated insurance payments monthly, which currently equates to $60,475.

FF&E Reserves - On a monthly basis, the borrower is required to deposit an amount equal to 1/12 of 4.0% of gross revenues from the hotel operations from the prior year to such payment date for FF&E.

Access Lease Agreement Reserve - Upon the borrower’s failure to pay the access lease agreement rent, the borrower will be required to pay to the lender, together with the monthly debt service payment amount, an amount that is estimated by the lender to be due and payable by the borrower under the access lease agreement for all rent and any and all other charges which may be due.

Seasonality Reserve - During the first two years of the loan term, the borrower will provide evidence satisfactory to the lender that on May 31 of each respective year, the seasonality reserve, a borrower-controlled account (the “Seasonality Reserve”), has an annual balance of $250,000. During the remaining three years of the loan term, the borrower will provide evidence satisfactory to the lender that on May 31 of each respective year, the Seasonality Reserve has an annual balance of $350,000. In the event that the debt service coverage ratio, as calculated in the loan documents, falls below 1.30x at any time during the loan term, the funds in the Seasonality Reserve shall be transferred to an account held by the lender. The funds will be drawn upon as necessary to cover debt service shortfalls.

Upon the expiration of the period commencing with and including the month of May of each calendar year and continuing through the month of October of the following calendar year, if the funds on deposit in the Seasonality Reserve are less than the required deposit amount, the borrower will be required thereafter on each payment date commencing and including the month of November through and including the payment date in the month of April of each calendar year, to deposit with the lender or the bank holding the Seasonality Reserve, monthly deposits in an amount equal to the difference between the required deposit amount and the amount of funds on deposit in the Seasonality Reserve divided by six.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower and property manager are required to deposit all revenues into the lockbox account controlled by the lender. All funds in the lockbox account are returned to an account controlled by the borrower until the occurrence of a Triggering Event (as defined below). During a Triggering Event, all funds on deposit in the lockbox account will be swept on a daily basis to a cash management account, and all excess cash flows after payment of debt service, required reserves and operating expenses are required to be held as additional collateral for the loan.

A “Triggering Event” means a period commencing upon the earliest of (i) an event of default under the loan documents and (ii) the debt service coverage ratio, as calculated in the loan documents, falls below 1.20x.

Shore Station Access Agreement. The property relies on access to dock space, a welcome center and a lobby building in order to receive guests in Little Torch Key for transport to the resort on Munson Island. The main access is provided by Dolphin Marina and Cottages (not collateral for the loan), which is also owned by Noble, but is controlled via a lease that has been assigned as collateral for the loan. The access lease commenced on April 29, 1997 and will expire April 30, 2037 with five five-year options remaining. The tenant under the access lease, Little Palm Island Associates Ltd., is responsible for funding all operating and maintenance expenses, inclusive of property taxes for the leased premises.

Submerged Land Lease. Portions of the submerged land area around Munson Island are leased from the Board of Trustees of the Internal Improvement Trust Fund of the State of Florida for use as a docking facility to receive and transport guests, and other related uses. The submerged land lease was executed in October 1996 and expires on January 26, 2029. The submerged land lease cannot be leased to anyone who does not have sufficient interest in the upland parcel, and as such, only the borrower can be the lessee of the submerged lands. According to the lease, provided that the lessee is not in default of the existing lease, the lessee may apply for a renewal of the lease no earlier than 120 days from and no later than 30 days prior to the expiration date of the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-53

ANNEX A-3	JPMBB 2015-C29

JAGR Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-54

ANNEX A-3	JPMBB 2015-C29

JAGR Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-55

ANNEX A-3	JPMBB 2015-C29

JAGR Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	3.0%	Net Rentable Area (Rooms):	721
Loan Purpose:	Refinance	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Sponsors(3):	Various	Occupancy / ADR / RevPAR:	64.2% / $116.23 / $74.62
Interest Rate:	4.95950%	Occupancy / ADR / RevPAR Date:	2/28/2015
Note Date:	3/3/2015	Number of Tenants:	N/A
Maturity Date:	4/1/2020	2012 NOI:	$4,027,349
Interest-only Period:	24 months	2013 NOI(4):	$4,301,723
Original Term:	60 months	2014 NOI(4):	$5,072,210
Original Amortization:	360 months	TTM NOI (as of 2/2015):	$5,227,459
Amortization Type:	IO-Balloon	UW Occupancy / ADR / RevPAR:	64.2% / $116.23 / $74.62
Call Protection:	L(6),Grtr1%orYM(18),O(36)	UW Revenues:	$35,641,818
Lockbox:	Hard	UW Expenses:	$30,231,368
Additional Debt:	Yes	UW NOI:	$5,410,450
Additional Debt Balance:	$17,500,000 / $7,500,000	UW NCF:	$5,410,450
Additional Debt Type:	Pari Passu / Mezzanine Loan	Appraised Value / Per Room:	$73,500,000 / $101,942
		Appraisal Date:	1/1/2015

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$65,881
Taxes:	$375,291	$78,882	N/A	Maturity Date Loan / Room:	$62,945
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.6%
FF&E Reserves:	$116,939	4% of Gross Revenues	N/A	Maturity Date LTV:	61.7%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.78x
Other:	$1,586,174	Springing	N/A	UW NOI Debt Yield:	11.4%

Sources and Uses
Sources		Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)		$47,500,000	86.4%	Payoff Existing Debt	$41,423,800	75.3%
Mezzanine Loan		7,500,000	13.6	Return of Equity	10,465,785	19.0
				Upfront Reserves	2,078,404	3.8
				Closing Costs	1,032,012	1.9
Total Sources		$55,000,000	100.0%	Total Uses	$55,000,000	100.0%
(1)
JAGR Portfolio is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $47.5 million.  The Financial Information presented in the chart above reflects the Cut-off Date balance of the $47.5 million JAGR Portfolio Whole Loan.

(2)	For a full description of the Borrowers, please refer to “The Borrowers” below.
(3)	For a full description of the Sponsors, please refer to “The Sponsors” below.
(4)
The increase from 2013 NOI to 2014 NOI is primarily due to the opening of the Drago’s Seafood Restaurant at the Hilton Jackson property in 2014, as well as increased occupancy across all three JAGR Portfolio properties.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-56

ANNEX A-3	JPMBB 2015-C29

JAGR Portfolio

The Loan. The JAGR Portfolio loan is secured by a first mortgage lien on the fee interests in three full service hotels totaling 721 rooms located in Mississippi, Michigan and Maryland. The whole loan has an outstanding principal balance as of the Cut-off Date of $47.5 million (the “JAGR Portfolio Whole Loan”), and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1 has an outstanding principal balance as of the Cut-off Date of $30.0 million and is being contributed to the JPMBB 2015-C29 Trust. Note A-2, which has an outstanding principal balance as of the Cut-off Date of $17.5 million, is expected to be contributed to a future securitization trust. The holder of the Note A-1 (the “Controlling Noteholder”) will be the trustee of the JPMBB 2015-C29 Trust. The trustee of the JPMBB 2015-C29 Trust (or, prior to the occurrence and continuance of a control event under the pooling and servicing agreement, the directing certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the JAGR Portfolio Whole Loan; however, the holder of the Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The JAGR Portfolio Whole Loan has a five-year term, and subsequent to a two-year interest-only period, will amortize on a 30-year schedule.

The proceeds from the JAGR Portfolio Whole Loan were used to refinance existing debt on the Hilton Jackson, Doubletree Grand Rapids and Doubletree Annapolis properties, each with an outstanding balance of approximately $15.1 million, $10.5 million and $11.5 million, respectively. The three loans were originally issued by Great American Life Insurance Company for the Hilton Jackson property and Bank of America for the Doubletree Grand Rapids and Doubletree Annapolis properties.

The Borrowers. The borrowing entities for the loan are AWH-BP Annapolis Hotel, LLC, AWH-BP Grand Rapids Hotel, LLC and AWH-BP Jackson Hotel, LLC, all Delaware limited liability companies and special purpose entities.

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Chad Cooley, Russell Flicker, Jonathan Rosenfeld and Bernard Michael, each a principal of AWH Partners. The loan sponsors formed a joint venture between AWH Partners and the Baupost Group. AWH Partners is a privately held real estate investment, development and management firm, currently managing a portfolio in excess of $800 million. The Baupost Group, led by Seth Klarman, is a hedge fund currently managing approximately $7 billion in assets. The loan sponsors purchased the three properties out of bankruptcy after the previous lender had foreclosed on the properties. The prior ownership group sold the properties and related management company to the current sponsor.

The sponsors acquired the Hilton Jackson in 2012 for approximately $19.3 million, the Doubletree Grand Rapids in 2013 for approximately $8.6 million and the Doubletree Annapolis in 2013 for approximately $13.4 million. Additionally, the sponsors have invested approximately $13.4 million in capital improvements and other costs since acquisition of the three properties bringing the loan sponsors’ total basis to approximately $54.7 million.

The Portfolio. The collateral consists of three full service hotels totaling 721 rooms located in Mississippi, Michigan and Maryland.  The portfolio is comprised of three Hilton flagged hotels: the Hilton Jackson (276 rooms, 51.1% of UW NCF), the Doubletree Grand Rapids (226 rooms, 28.0% of UW NCF) and the Doubletree Annapolis (219 rooms, 20.9% of UW NCF).  The portfolio has an aggregate appraised value of $73.5 million resulting in a 64.6% Cut-off Date LTV. The Hilton Jackson and Doubletree Grand Rapids properties have exhibited a strong performance in relation to their respective competitive sets in terms of occupancy, ADR and RevPAR.  The Doubletree Annapolis property has operated on par with its competitive set over the previous three years; however, a soon-to-be completed property improvement plan is likely to improve upon performance going forward.

Portfolio Summary
Property	Location	Rooms	Year Built / Renovated	Cut-off Date Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
Hilton Jackson	Jackson, MS	276	1984 / 2013	$14,256,632	47.5%	$34,500,000	$2,764,383	51.1%
Doubletree Grand Rapids	Grand Rapids, MI	226	1979, 1987 / 2015	8,480,211	28.3	20,500,000	1,513,724	28.0
Doubletree Annapolis	Annapolis, MD	219	1961, 1985 / 2015	7,263,158	24.2	18,500,000	1,132,343	20.9
Total		721		$30,000,000	100.0%	$73,500,000	$5,410,450	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-57

ANNEX A-3	JPMBB 2015-C29

JAGR Portfolio

Historical Occupancy, ADR and RevPAR(1)
	Occupancy				ADR				RevPAR
Property	2012	2013	2014	TTM(2)	2012	2013	2014	TTM(2)	2012	2013	2014	TTM(2)
Hilton Jackson	65.2%	66.9%	67.5%	68.1%	$112.02	$115.35	$118.63	$120.23	$72.99	$77.15	$80.09	$81.90
Doubletree Grand Rapids	62.6%	66.5%	67.4%	65.0%	$106.11	$108.89	$113.83	$114.77	$66.45	$72.42	$76.74	$74.63
Doubletree Annapolis	60.3%	57.7%	59.3%	58.4%	$111.49	$116.15	$114.10	$114.34	$67.24	$67.00	$67.61	$66.79
Weighted Average(3)	62.9%	64.0%	65.0%	64.2%	$110.02	$113.46	$115.81	$116.73	$69.20	$72.58	$75.25	$75.03
(1)	Based on operating statements provided by the borrowers.
(2)	TTM as of March 31, 2015.
(3)	Weighted by room count.

Historical Occupancy, ADR and RevPAR Penetration Rates(1)
	Occupancy				ADR				RevPAR
Property	2012	2013	2014	TTM(2)	2012	2013	2014	TTM(2)	2012	2013	2014	TTM(2)
Hilton Jackson	104.1%	104.2%	108.1%	110.3%	105.1%	105.5%	107.8%	109.1%	109.4%	109.9%	116.6%	120.3%
Doubletree Grand Rapids(3)	110.0%	109.8%	104.1%	99.5%	120.2%	119.9%	123.4%	122.5%	132.3%	131.7%	128.5%	121.8%
Doubletree Annapolis	89.9%	92.5%	89.9%	87.6%	105.2%	107.8%	103.8%	104.5%	94.6%	99.7%	93.3%	91.6%
Weighted Average(4)	101.7%	102.4%	101.3%	100.0%	109.9%	110.7%	111.5%	111.9%	112.1%	113.6%	113.3%	112.1%
(1)	2012, 2013, 2014 and TTM Penetration Rates are per reports provided by a third party data provider.
(2)	TTM as of March 31, 2015.
(3)	2012, 2013 and 2014 figures presented are for the Hilton Grand Rapids Airport.
(4)	Weighted by room count.

Hilton Jackson. The Hilton Jackson is a full service hotel located in Jackson, Mississippi. The 13-story property opened in 1984 and features 276 rooms comprised of 166 queen guestrooms, 99 king guestrooms, nine executive suites and two presidential suites. All guestrooms feature a large work desk, 42-inch flat panel television and complimentary internet access while the suite rooms feature sleeper sofas as well as separate living areas and dining areas. Hotel amenities include multiple food and beverage outlets, a fitness center, an outdoor pool, approximately 19,892 square feet of meeting space across 12 different rooms and approximately 422 surface parking spaces. Since 2012, the property has undergone approximately $2.7 million ($9,623 per room) in capital expenditures primarily related to a renovation of Drago’s Seafood Restaurant, meeting spaces and guestrooms. Among the property’s food and beverage outlets is Drago’s Seafood Restaurant, a 403-seat freestanding restaurant franchised from the popular New Orleans area eatery. The restaurant opened in December 2014 to positive reviews and has exceeded budgeted forecasts to date. Year to date food and beverage revenues specific to the Drago’s Seafood Restaurant, as of March 31, 2015, are $1.8 million as compared to budgeted revenues of $1.0 million. Additional food and beverage facilities include Fitzgeralds, an 88-seat cocktail bar offering nightly live entertainment, and Wellingtons, a 157-seat restaurant offering breakfast and lunch options.

The property is located in Hinds County, along East County Line Road, off of Interstate 55 and is among the tallest buildings in the area. The property is located adjacent to an office property that houses national tenants such as UBS, Travelers Insurance and Eco-Systems. East County Line Road is one of the major retail corridors in Jackson and is anchored by Northpark Mall, a regional shopping center anchored by Dillard’s and JCPenney. The hotel also benefits from its proximity to Tougaloo College with approximately 900 undergraduate students enrolled. Additionally, Jackson-Evers International Airport is located approximately 6.5 miles southeast and the hotel offers a complimentary shuttle to and from the airport. According to the appraisal, the property’s estimated 2014 demand segmentation was approximately 50% commercial, 40% meeting and group and 10% leisure. The primary competitive set for the property consists of eight hotels, which range in size from 96 to 303 rooms. Per the appraisal, there is one hotel project currently under construction in the Jackson market: a 93-room Hampton Inn & Suites expected to open in January 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-58

ANNEX A-3	JPMBB 2015-C29

JAGR Portfolio

Doubletree Grand Rapids. The Doubletree Grand Rapids is a full service hotel located in Grand Rapids, Michigan, and is the only full service Hilton-affiliated property in the Grand Rapids market. The four-story property opened in 1979, was subsequently expanded in 1987, and features 226 rooms comprised of 88 double-double guestrooms, 12 queen guestrooms, 124 king guestrooms and two suites. All guestrooms feature a work desk, complimentary internet access while the suites feature separate living and dining areas. Hotel amenities include a restaurant, bar lounge, a sundry shop, a business center, a fitness center, an indoor pool, seven meeting rooms totaling approximately 7,500 square feet of meeting space, outdoor courtyard and 387 parking spaces. Additionally, the food and beverage options at the hotel include the Ganders Restaurant, Ganders Lounge and room service offered 24-hours daily.

Since 2012, the property has undergone approximately $1.8 million ($7,988 per room) in capital expenditures primarily related to an extensive PIP renovation in conjunction with the hotel’s conversion to the Doubletree by Hilton brand, which was completed on April 1, 2015. The conversion to a Doubletree was done in collaboration between the sponsors and the franchisor, which both were in favor of the change. Both parties felt that a traditional Hilton brand was not as relevant in the Grand Rapids market and felt the Doubletree brand would compete at a higher level. The Doubletree Grand Rapids will still maintain the same access to Hilton rewards travelers and no other Hiltons exist or are forthcoming in the market. The recent PIP renovation included the refurbishing to all guestrooms, as well as upgrades to the lobby, restaurant, lounge and other public areas. The brand conversion is not expected to impact the property’s average daily rate.

The property is located in Kent County, approximately 10 miles southeast of Downtown Grand Rapids and approximately three miles north of Gerald R. Ford International Airport, a primary demand driver in the Kent County area. The hotel offers a complimentary shuttle to and from the airport seven days per week. Additionally, the property benefits from its proximity to many large, international corporations such as Steelcase, Amway, Wolverine Worldwide, Gordon Food Service, GE Aviation Systems, Eaton, Meijer, Boeing, Kellogg and many others. According to the appraisal, the property’s 2014 demand segmentation was approximately 60% commercial, 20% meeting and group and 20% leisure. The primary competitive set for the property consists of six hotels, which range in size from 84 to 320 rooms. The appraisal identified three proposed hotel developments within the property’s market; however, the appraisal concluded that the three projects will not compete directly with the Doubletree Grand Rapids.

Doubletree Annapolis. The Doubletree Annapolis is a full service hotel located in Annapolis, Maryland. The property consists of one three-story and one five-story building and features 219 rooms comprised of 126 double-double guestrooms, 88 king guestrooms and five suites. All guestrooms feature an LCD television, complimentary Wi-Fi internet access, desk and remote printing accessibility while the suite guestrooms feature a sofa bed and separate tub and glass shower. Hotel amenities include a fitness center, an outdoor pool, six different meeting rooms totaling 9,833 square feet of space, a business center, a sundry shop, laundry and valet service and a gift shop. Additionally, the hotel features the Chesapeake Bay Café and Ports of Call restaurant, both located on the first floor. The Ports of Call restaurant features a full service bar, outdoor patio seating and two private dining rooms. Since 2012, the property has undergone approximately $2.1 million ($9,583 per room) in capital expenditures primarily related to a PIP renovation.

The property is located in Annapolis, which is centrally located between Baltimore, Maryland to the north and Washington D.C. to the southeast. Downtown Baltimore and downtown Washington D.C. are located approximately 29.2 miles north and 28.5 miles southeast of the property, respectively. The property is a short distance from the United States Naval Academy and additional government related activities that serve as key demand drivers in the Annapolis market. Additionally, the Westfield Annapolis upscale shopping mall is located less than one mile from the hotel and serves as a major draw for the area. The approximately 1.4 million square foot mall is anchored by Macy’s, Lord & Taylor, Nordstrom, JCPenney and a large cinema. According to the appraisal, the property’s 2014 demand segmentation was approximately 45% commercial, 35% meeting and group and 20% leisure. The primary competitive set for the property consists of five hotels, which range in size from 79 to 196 rooms. Additionally, the appraisal did not identify any anticipated new supply within the hotel’s market.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-59

ANNEX A-3	JPMBB 2015-C29

JAGR Portfolio

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	62.9%	64.0%	65.0%	64.2%	64.2%
ADR	$110.02	$113.46	$115.81	$116.23	$116.23
RevPAR	$69.20	$72.58	$75.25	$74.62	$74.62

Room Revenue	$18,228,891	$19,101,808	$19,802,872	$19,636,397	$19,636,397	$27,235	55.1%
Food & Beverage Revenue	11,026,565	11,086,681	10,895,887	10,800,609	10,757,484	14,920	30.2
Telephone Revenue	9,254	6,487	4,257	3,657	3,657	5	0.0
Other Departmental Revenues(4)(5)	424,317	431,768	962,323	2,438,172	5,244,280	7,274	14.7
Total Revenue	$29,689,027	$30,626,744	$31,665,339	$32,878,835	$35,641,818	$49,434	100.0%

Room Expense	$4,699,042	$4,864,420	$4,853,051	$4,782,198	$4,782,198	$6,633	24.4%
Food & Beverage Expense	7,803,732	7,967,275	7,487,987	7,306,295	7,279,118	10,096	67.7
Telephone Expense	193,314	230,069	229,971	227,449	227,449	315	6,219.6
Other Departmental Expenses	141,248	157,287	561,029	1,725,551	4,191,517	5,813	79.9
Departmental Expenses	$12,837,336	$13,219,051	$13,132,038	$14,041,493	$16,480,282	$22,858	46.2%

Departmental Profit	$16,851,691	$17,407,694	$18,533,301	$18,837,342	$19,161,536	$26,576	53.8%

Operating Expenses	$7,931,581	$8,149,992	$8,387,516	$8,464,470	$8,464,470	$11,740	23.7%
Gross Operating Profit	$8,920,110	$9,257,702	$10,145,785	$10,372,872	$10,697,066	$14,836	30.0%

Fixed Expenses	$1,227,677	$1,146,452	$1,127,241	$1,128,275	$1,125,067	$1,560	3.2%
Management Fees	890,671	918,803	951,385	987,773	1,069,255	1,483	3.0
Franchise Fee	1,586,853	1,665,654	1,728,337	1,714,212	1,763,033	2,445	4.9
FF&E	1,187,561	1,225,070	1,266,612	1,315,153	1,329,261	1,844	3.7
Total Other Expenses	$4,892,761	$4,955,979	$5,073,575	$5,145,413	$5,286,616	$7,332	14.8%

Net Operating Income	$4,027,349	$4,301,723	$5,072,210	$5,227,459	$5,410,450	$7,504	15.2%
Net Cash Flow	$4,027,349	$4,301,723	$5,072,210	$5,227,459	$5,410,450	$7,504	15.2%
(1)	TTM column represents the trailing 12-month period ending on February 28, 2015.
(2)	Per Room values are based on 721 guest rooms.
(3)	% of Total Revenue column for Room Expense, Food & Beverage Expense, Telephone Expense and Other Departmental Expenses is based on their corresponding revenue line item.
(4)
Underwritten Other Departmental Revenues associated with Drago’s Seafood Restaurant is based on the sponsor’s 2015 budgeted revenue. To date, Drago’s Seafood Restaurant has outperformed the monthly budgeted performance.

(5)	The increase from TTM Other Departmental Revenues to Underwritten Other Departmental Revenues is due to the opening of the Drago’s Seafood Restaurant at the Hilton Jackson property in 2014.

Property Management. The Hilton Jackson property is managed by Lane Hotels, Inc. while the Doubletree Grand Rapids and Doubletree Annapolis properties are managed by Spire Hospitality, LLC. The management agreement with Lane Hotels, Inc. is dated July 11, 2012, expires July 11, 2019 and the manager is entitled to a management fee equal to 3.0% of the gross revenues. Additionally, Lane Hotels, Inc. is entitled to an incentive management fee equal to 15.0% of the net operating income over the incentive breakpoint amount. The management agreements with Spire Hospitality, LLC are dated October 2, 2013 and expire on October 2, 2020. Spire Hospitality, LLC is entitled to a management fee equal to 3.0% of gross revenues and an incentive management fee equal to 15.0% of the net operating income over the incentive breakpoint amount.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-60

ANNEX A-3	JPMBB 2015-C29

JAGR Portfolio

Franchise Agreements. The Hilton Jackson property has a franchise agreement with Hilton Franchise LLC, a subsidiary of Hilton Hotel Corporation (“Hilton”), for use of the Hilton flag through July 2027 with no extension options. The franchise agreement provides for an aggregate program fee and royalty fee of 9.0% of the hotel’s gross room revenues. Each of the Doubletree Grand Rapids and Doubletree Annapolis properties is subject to a franchise agreement with Doubletree Franchise LLC, a subsidiary of Hilton, for use of the Doubletree by Hilton flag through October 2028 with no extension options. Their respective franchise agreements provide for an aggregate program and royalty fee of 9.0% of each hotel’s gross room revenues.

Franchise Agreement Summary
Property	Flag	Franchise Fee(1)	Expiration Date
Hilton Jackson	Hilton Hotel Corporation	9.0%	July 2027
Doubletree Grand Rapids	Doubletree Franchise	9.0%	October 2028
Doubletree Annapolis	Doubletree Franchise	9.0%	October 2028
(1)	Includes marketing fees due under the franchise agreements.

Escrows and Reserves. At origination, the borrowers deposited into escrow $1,515,449 for PIP reserves ($1,243,227 in connection with the Doubletree Grand Rapids property and $272,222 in connection with the Doubletree Annapolis property), $375,291 for real estate taxes, $116,939 for FF&E reserves and $70,725 for immediate repairs.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $78,882.

Insurance Escrows - The requirement for the borrowers to make monthly deposits into the insurance escrow is waived so long as no event of default exists and the borrowers provide satisfactory evidence that the properties are insured under an approved blanket policy in accordance with the loan documents.

FF&E Reserves - On a monthly basis, the borrowers are required to deposit an amount equal to 4.0% of gross revenues from the hotels, excluding gross revenues from the operation of Drago’s Seafood Restaurant, for the calendar month two months prior to such payment date for FF&E. The borrowers are required to deposit an amount equal to 2.0% of gross revenues from operation of Drago’s Seafood Restaurant at the Hilton Jackson property.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in place cash management. The borrowers and property managers were required to direct credit card companies to deliver all receipts directly into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a segregated cash management account under control of the lender. During a Cash Sweep Event (as defined below), all funds on deposit in the lockbox account will be swept on a daily basis to a cash management account established upon the occurrence of a Cash Sweep Event, and all excess cash flows after payment of debt service, required reserves and operating expenses is required to be held as additional collateral for the loan.

A “Cash Sweep Event” means (i) there is an event of default under the loan documents, (ii) the debt service coverage ratio as calculated in the loan documents based on the trailing 12-month period falls below 1.15x or (iii) the borrowers, the property manager or the concessionaire which operates the food and beverage outlets becomes the subject of a bankruptcy, insolvency or similar action.

Release of Individual Properties. After the lockout period, the borrowers are permitted to obtain the release of any individual property in connection with a partial prepayment of the loan, subject to the satisfaction of certain conditions, including, but not limited to the following: (i) partial prepayment of a principal amount equal to or exceeding the adjusted release amount for the applicable property, which is 110% of the allocated JAGR Portfolio Whole Loan amount for the Doubletree Annapolis property and 120% of the allocated JAGR Portfolio Whole Loan amount for the remaining properties, (ii) after giving effect to such release and prepayment, the debt yield of the properties then remaining shall be no less than the greater of (a) the debt yield as of the origination date and (b) the lesser of (A) the debt yield for all of the properties subject to the liens of the mortgage immediately prior to the date of such release and (B) 14.0% and (iii) after giving effect to such release and prepayment, the loan-to-value ratio of the properties then remaining may be no higher than the loan-to-value ratio as of the origination date. In addition, the Doubletree Annapolis property may not be the only property remaining subject to the lien of the loan documents.

Additional Debt. JPMCB has provided a $7.5 million mezzanine loan that is secured by the direct equity interests in the borrowers and is coterminous with the mortgage loan. The mezzanine loan was sold to a third party investor. The mezzanine loan has a 10.50000% coupon and is interest-only for the full term of the loan. Including the mezzanine loan, the Cut-off Date LTV is 74.8%, the UW NCF DSCR is 1.41x and the UW NOI Debt Yield is 9.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-61

ANNEX A-3	JPMBB 2015-C29

Lenox Towers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-62

ANNEX A-3	JPMBB 2015-C29

Lenox Towers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-63

ANNEX A-3	JPMBB 2015-C29

Lenox Towers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-64

ANNEX A-3	JPMBB 2015-C29

Lenox Towers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-65

ANNEX A-3	JPMBB 2015-C29

Lenox Towers

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$27,500,000	Title:	Fee
Cut-off Date Principal Balance:	$27,500,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	2.8%	Net Rentable Area (SF):	378,838
Loan Purpose:	Refinance	Location:	Atlanta, GA
Borrower:	Lenox Towers, L.P.	Year Built / Renovated:	1962, 1966 / 1995
Sponsor:	Robert C. Goddard, III	Occupancy(1):	77.6%
Interest Rate:	3.98000%	Occupancy Date:	4/1/2015
Note Date:	5/12/2015	Number of Tenants:	81
Maturity Date:	6/1/2020	2012 NOI:	$2,057,941
Interest-only Period:	None	2013 NOI:	$1,960,033
Original Term:	60 months	2014 NOI:	$2,653,613
Original Amortization:	360 months	TTM NOI (as of 4/2015)(2):	2,880,723
Amortization Type:	Balloon	UW Economic Occupancy:	77.2%
Call Protection:	L(25),Grtr1%orYM(32),O(3)	UW Revenues:	$6,472,524
Lockbox:	Springing	UW Expenses:	$3,431,162
Additional Debt:	N/A	UW NOI(1)(2):	$3,041,362
Additional Debt Balance:	N/A	UW NCF(1):	$2,456,811
Additional Debt Type:	N/A	Appraised Value / Per SF:	$50,000,000 / $132
		Appraisal Date:	4/17/2015

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$73
Taxes:	$516,948	$57,439	N/A	Maturity Date Loan / SF:	$66
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	55.0%
Replacement Reserves:	$6,314	$6,314	$227,303	Maturity Date LTV:	49.9%
TI/LC:	$41,667	$41,667	$1,500,000	UW NCF DSCR:	1.56x
Other:	$1,159,257	$0	N/A	UW NOI Debt Yield:	11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,500,000	100.0%	Payoff Existing Debt	$23,830,756	86.7%
			Upfront Reserves	1,724,185	6.3
			Return of Equity	1,570,033	5.7
			Closing Costs	375,025	1.4
Total Sources	$27,500,000	100.0%	Total Uses	$27,500,000	100.0%
(1)
Occupancy, UW NOI and UW NCF include the Arke Systems, LLC expansion space totaling 11,477 square feet, for which the tenant has executed a lease but is not yet in occupancy or paying rent. Arke Systems, LLC is expected to take occupancy and begin paying rent on October 1, 2015, subject to a rent abatement through December 2016. The borrower deposited $389,853 in escrow at closing for free rent associated with tenants currently in occupancy.

(2)
Increase from TTM NOI to UW NOI is primarily due to the execution of two leases in early 2015, totaling 22,642 square feet and accounting for $524,590 in annual rent, comprised of expansion spaces for existing tenants, Arke Systems, LLC and Cox Delta, LLC.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Lenox Towers loan has an outstanding principal balance of $27.5 million and is secured by a first mortgage lien on two 17-story office buildings totaling 378,838 square feet in Atlanta, Georgia. The loan has a five-year term and amortizes on a 30-year schedule.

The Borrower. The borrowing entity for the Lenox Towers loan is Lenox Towers, L.P., a Georgia limited partnership and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-66

ANNEX A-3	JPMBB 2015-C29

Lenox Towers

The Sponsor. The loan sponsor is Robert C. Goddard, III, the head of Goddard Investment Group (“GIG”), a privately held, Atlanta based commercial real estate investment firm, chairman of Post Properties and the nonrecourse carve-out guarantor of the Lenox Towers loan. GIG concentrates on value-add opportunities in targeted, high-growth markets and has acquired over 8.0 million square feet of commercial real estate. Additionally, GIG provides third party real estate consulting services, specializing in problem resolution of distressed real estate loans and assets. GIG acquired the property in 1994 and has since completed a comprehensive ongoing renovation project. The Lenox Towers property was acquired by the seller in 1994, and according to the sponsor, since 2010, there has been approximately $3.9 million invested in capital expenditures and re-leasing costs in order to renovate the common areas and re-tenant the space. The extensive renovations to the property have brought overall occupancy from 66.1% in early 2010 to 77.6% as of April 1, 2015. GIG purchased the property 1994 for a total cost of approximately $17.5 million and has a current basis of approximately $29.2 million.

The Property. The Lenox Towers property consists of two 17-story office buildings totaling 378,838 square feet located in Atlanta, Georgia. The office buildings were built in 1962 and 1966 and include a structured parking facility containing a total of 1,174 spaces, providing for an above market parking ratio of 3.1 spaces per 1,000 square feet. The property is strategically located in the heart of Buckhead along Peachtree Road, among Atlanta’s more prominent commercial and residential areas. In addition, Buckhead is considered a dominant retail and residential market. Lenox Towers is currently zoned for 988,130 square feet of office and 633,000 square feet of residential space, which will enable future development as the sponsor has only utilized a fraction of its legally zoned square footage.

As of April 1, 2015, the property was 77.6% occupied by 81 tenants. The largest tenant, TransUnion, is a global leader in credit information and information management services. After initially executing a lease for 17,972 square feet in November 2003, TransUnion subsequently expanded its space on more than one occasion, currently occupying 23,144 square feet (6.1% of net rentable area). The current lease agreement commenced in November 2010 and expires in January 2017 with one remaining five-year renewal option. The second largest tenant, BKV, Inc., is an Atlanta based direct marketing firm with more than three decades of experience. BKV, Inc.’s lease commenced in September 2014 with an initial term of 34 months and encompasses 23,144 square feet (6.1% of net rentable area). BKV, Inc. currently has two five-year renewal options remaining. The third largest tenant, Arke Systems, LLC, is a technology-consulting firm with a focus on information technology and the implementation of technology based marketing. Arke Systems, LLC currently occupies 11,566 square feet and recently executed the lease on an expansion space for an additional 11,477 square feet (6.1% of net rentable area in total). Under the current tenant lease, Arke Systems, LLC will occupy both spaces through March 2022. With regard to the expansion space, Arke Systems, LLC will take occupancy and begin paying rent in October 2015 subject to a rent abatement through December 2016. Currently, no tenant occupies more than 6.1% of the property’s net rentable area.

Lenox Towers is located in Atlanta, Georgia, in the Buckhead neighborhood approximately 9.4 miles north of downtown Atlanta. The property is within walking distance of two separate Metropolitan Atlanta Rapid Transit Authority stations, providing access to Downtown Atlanta (15 minutes) and Hartsfield-Jackson Atlanta International Airport (25 minutes). Additionally, Buckhead benefits from an extensive network of surface roads, interstate highways and public transportation. GA 400 connects the Buckhead area with Atlanta’s primary submarkets: Midtown, Downtown, North Fulton and Central Perimeter.

The Lenox Towers property is located in the Buckhead office submarket which, according to the appraisal, contained approximately 22.6 million square feet as of year-end 2014, of which approximately 4.1 million square feet is Class B office space. The Buckhead office submarket had an estimated vacancy rate of 12.3% and average asking rents of $20.45 per square foot as of year end 2014 for Class B office properties. The Buckhead office submarket 2015 estimated population within a one-, three- and five-mile radius of the property is 17,877, 128,165 and 294,066, respectively. The 2015 median household income within a one-,three- and five-mile radius of the property is $83,546, $64,567 and $65,092, respectively. The appraisal identified five directly competitive properties built between 1964 and 1989 and ranging in size from approximately 125,699 to 279,143 square feet. The comparable properties reported occupancies ranging from 56% to 85% with a weighted average of 71.4%. Asking rents for the comparable properties range from $23.00 to $26.00 per square foot. The in-place rent at the property is $20.08 per square foot, below the appraisal’s market rent conclusion of $21.00 per square foot and the overall submarket average.

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)(3)
70.0%	73.0%	75.0%	77.6%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of April 1, 2015.
(3)
Current Occupancy includes the Arke Systems, LLC expansion space, for which Arke Systems, LLC has signed a lease but is not yet in occupancy. The tenant is expected to take occupancy and begin paying rent in October 2015, subject to a rent abatement through December 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-67

ANNEX A-3	JPMBB 2015-C29

Lenox Towers

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
TransUnion	B2 / NA / NA	23,144	6.1%	$22.29	1/31/2017
BKV, Inc.	NA / NA / NA	23,144	6.1%	$21.63	6/30/2017
Arke Systems, LLC(3)	NA / NA / NA	23,013	6.1%	$23.15	3/31/2022
Davis Matthews	NA / NA / NA	15,287	4.0%	$17.01	11/30/2023
Goddard Investment Group	NA / NA / NA	13,392	3.5%	$15.00	7/31/2027
Counsel on Call	NA / NA / NA	11,603	3.1%	$23.49	7/31/2017
Cox Delta, LLC	NA / NA / NA	11,603	3.1%	$20.56	5/31/2017
Wimberly & Lawson	NA / NA / NA	11,600	3.1%	$21.71	9/30/2016
RMI	NA / NA / NA	11,572	3.1%	$21.63	6/30/2017
Interventional Management	NA / NA / NA	11,572	3.1%	$19.89	11/1/2020
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Arke Systems, LLC recently executed a lease on an 11,477 square foot expansion space. The tenant is expected to take occupancy and begin paying rent in October 2015, subject to a rent abatement through December 2016.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	84,896	22.4%	NAP	NAP	84,896	22.4%	NAP	NAP
2015 & MTM(2)	16	19,028	5.0	326,064	5.4%	103,924	27.4%	$326,064	5.4%
2016	10	29,364	7.8	633,195	10.4	133,288	35.2%	$959,259	15.8%
2017	21	122,488	32.3	2,646,915	43.6	255,776	67.5%	$3,606,174	59.4%
2018	18	36,227	9.6	754,464	12.4	292,003	77.1%	$4,360,639	71.8%
2019	6	10,519	2.8	219,538	3.6	302,522	79.9%	$4,580,177	75.4%
2020	5	22,216	5.9	453,197	7.5	324,738	85.7%	$5,033,374	82.8%
2021	0	0	0.0	0	0.0	324,738	85.7%	$5,033,374	82.8%
2022	1	23,013	6.1	532,728	8.8	347,751	91.8%	$5,566,101	91.6%
2023	1	15,287	4.0	260,032	4.3	363,038	95.8%	$5,826,133	95.9%
2024	2	2,408	0.6	49,028	0.8	365,446	96.5%	$5,875,162	96.7%
2025	0	0	0.0	0	0.0	365,446	96.5%	$5,875,162	96.7%
2026 & Beyond	1	13,392	3.5	200,880	3.3	378,838	100.0%	$6,076,042	100.0%
Total	81	378,838	100.0%	$6,076,042	100.0%
(1)	Based on the underwritten rent roll.
(2)
2015 & MTM includes a management office and exercise room totaling 3,232 square feet with no attributable base rent. The space is not considered vacant for underwriting purposes as the facilities contribute to building amenities and services.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-68

ANNEX A-3	JPMBB 2015-C29

Lenox Towers

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$4,559,138	$4,544,837	$4,947,359	$5,008,191	$6,076,042	$16.04	72.5%
Vacant Income	0	0	0	0	1,795,441	4.74	21.4
Gross Potential Rent	$4,559,138	$4,544,837	$4,947,359	$5,008,191	$7,871,483	$20.78	93.9%
Total Reimbursements	894,097	662,397	628,900	714,013	513,641	1.36	6.1
Net Rental Income	$5,453,235	$5,207,234	$5,576,259	$5,722,204	$8,385,123	$22.13	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,912,600)	(5.05)	(22.8)
Other Income	38,067	27,986	15,428	18,531	0	0.00	0.0
Effective Gross Income	$5,491,302	$5,235,220	$5,591,687	$5,740,735	$6,472,524	$17.09	77.2%

Total Expenses	$3,433,361	$3,275,187	$2,938,075	$2,860,012	$3,431,162	$9.06	53.0%

Net Operating Income(3)	$2,057,941	$1,960,033	$2,653,613	$2,880,723	$3,041,362	$8.03	47.0%

Total TI/LC, Capex/RR	0	0	0	0	584,551	1.54	9.0
Net Cash Flow	$2,057,941	$1,960,033	$2,653,613	$2,880,723	$2,456,811	$6.49	38.0%
(1)	TTM column represents the trailing 12-month period ending on April 30, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
Increase from TTM Net Operating Income to Underwritten Net Operating Income is primarily due to the execution of two leases in early 2015, totaling 22,642 square feet and accounting for $524,590 in annual rent, comprised of expansion spaces for existing tenants, Arke Systems, LLC and Cox Delta, LLC.

Escrow and Reserves. At origination, the borrower deposited into escrow $769,404 for outstanding tenant improvements associated with leases in effect at closing, $516,948 for real estate taxes, $389,853 related to outstanding free rent, $41,667 for future tenant improvements and leasing commissions and $6,314 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $57,349.

Insurance Escrows - The requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the property is insured under an approved blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $6,314 (approximately $0.20 per square foot annually) for replacement reserves. The reserve is subject to a cap of $227,303 (approximately $0.60 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $41,667 (approximately $1.32 per square foot annually) into the TI/LC reserve. The reserve is subject to a cap of $1,500,000 (approximately $3.96 per square foot).

Lockbox / Cash Management. The loan is structured with a springing lockbox and springing cash management. Upon the occurrence and during the continuance of a Cash Sweep Event (as defined below), the borrower and manager shall cause all income from the property to be deposited directly into the lockbox account. During the continuance of a Cash Sweep Event, all funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents.

A “Cash Sweep Event” will occur upon (i) an event of default, (ii) any bankruptcy action of the borrower or manager or (iii) the debt service coverage ratio as calculated in the loan documents based on the trailing six months falling below 1.20x.

Permitted Mezzanine Debt. In connection with the initial sale of the property to a third party and assumption of the mortgage loan as permitted by the loan documents, the owners of the transferee will be permitted to obtain a mezzanine loan subject to the terms and conditions of the loan documents, which include, without limitation, the following: (i) the aggregate combined loan-to-value ratio may not be greater than 60.0%; (ii) the aggregate debt service coverage ratio (as calculated in the loan documents) may not be less than 1.40x; (iii) the maturity date of the mezzanine loan may not be earlier than the maturity date of the mortgage loan; and (iv) the lenders enter into an intercreditor agreement satisfactory to the mortgage lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-69

ANNEX A-3	JPMBB 2015-C29

Horizon Outlet Shoppes Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-70

ANNEX A-3	JPMBB 2015-C29

Horizon Outlet Shoppes Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-71

ANNEX A-3	JPMBB 2015-C29

Horizon Outlet Shoppes Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMF II	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$26,675,000	Title:	Fee
Cut-off Date Principal Balance(1):	$26,675,000	Property Type - Subtype:	Retail - Outlet Centers
% of Pool by IPB:	2.7%	Net Rentable Area (SF):	555,682
Loan Purpose:	Refinance	Location:	Various
Borrower:	BFO Factory Shoppes LLC	Year Built / Renovated:	Various / Various
Sponsor:	Horizon Group Properties, Inc.	Occupancy:	85.6%
Interest Rate:	4.50900%	Occupancy Date:	2/1/2015
Note Date:	2/17/2015	Number of Tenants:	92
Maturity Date:	3/6/2025	2012 NOI:	$5,275,426
Interest-only Period:	24 months	2013 NOI:	$5,529,549
Original Term:	120 months	2014 NOI:	$5,309,914
Original Amortization:	360 months	UW Economic Occupancy:	86.5%
Amortization Type:	IO-Balloon	UW Revenues:	$9,360,656
Call Protection:	L(27),Def(89),O(4)	UW Expenses:	$4,107,547
Lockbox:	Hard	UW NOI:	$5,253,108
Additional Debt:	Yes	UW NCF:	$4,711,470
Additional Debt Balance:	$28,000,000	Appraised Value / Per SF:	$87,400,000 / $157
Additional Debt Type:	Pari Passu	Appraisal Date(2):	January 2015

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$98
Taxes:	$151,880	$89,263	N/A	Maturity Date Loan / SF:	$84
Insurance:	$133,817	$18,572	N/A	Cut-off Date LTV:	62.6%
Replacement Reserves:	$0	$10,406	N/A	Maturity Date LTV:	53.4%
TI/LC:	$200,000	$34,730	$1,000,000	UW NCF DSCR:	1.42x
Other:	$0	$0	N/A	UW NOI Debt Yield:	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$54,675,000	100.0%	Payoff Existing Debt	$47,974,957	87.7%
			Return of Equity	4,991,532	9.1
			Closing Costs	1,222,814	2.2
			Upfront Reserves	485,697	0.9
Total Sources	$54,675,000	100.0%	Total Uses	$54,675,000	100.0%
(1)
Horizon Outlet Shoppes Portfolio is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $54.675 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $54.675 million Horizon Outlet Shoppes Portfolio Whole Loan.

(2)	The Appraisal Dates range from January 6, 2015 through January 13, 2015.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Horizon Outlet Shoppes Portfolio loan has an outstanding balance of $54.675 million and is secured by a first mortgage lien on a portfolio of three properties (the “Horizon Outlet Shoppes Portfolio Properties”) totaling 555,682 square feet located in Wisconsin, Washington and Indiana, respectively. The whole loan has an outstanding principal balance as of the Cut-off Date of $54.675 million (the “Horizon Outlet Shoppes Portfolio Whole Loan”), and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2 has an outstanding principal balance as of the Cut-off Date of $26.675 million and is being contributed to the JPMBB 2015-C29 Trust. Note A-1, which has an outstanding principal balance as of the Cut-off Date of $28.0 million, was contributed to the JPMBB 2015-C28 trust. The holder of the Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMBB 2015-C28 trust. The trustee of the JPMBB 2015-C28 trust (or, prior to the occurrence and continuance of a Control Event under the Pooling and Servicing Agreement, the Directing Certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Horizon Outlet Shoppes Portfolio Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The loan has a 10-year term, and subsequent to a two-year interest-only period, will amortize on a 30-year schedule. The previously existing debt was securitized in WBCMT 2006-C23 transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-72

ANNEX A-3	JPMBB 2015-C29

Horizon Outlet Shoppes Portfolio

The Borrower. The borrowing entity for the Horizon Outlet Shoppes Portfolio loan is BFO Factory Shoppes LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Horizon Group Properties, Inc. (“Horizon”). Horizon is an owner and developer of factory outlet shopping centers with an executive team with more than 150 combined years of shopping center experience. Horizon was founded in 1998 and is based in Norton Shores, Michigan, with executive offices in Rosemont, Illinois. In addition to the Horizon Outlet Shoppes Portfolio Properties, Horizon’s portfolio includes ownership interests in five outlet centers containing approximately 1.8 million square feet located in Atlanta, Georgia, Louisville, Kentucky, Gettysburg, Pennsylvania, Oklahoma City, Oklahoma and El Paso, Texas.

The Properties. The collateral is comprised of three properties located in Oshkosh, Wisconsin (the “Oshkosh Property”), Burlington, Washington (the “Burlington Property”) and Fremont, Indiana (the “Fremont Property”). Anchor and in-line tenants at the Horizon Outlet Shoppes Portfolio Properties consist of national tenants such as VF Outlet, Nike Factory Store, Gap Outlet, Reebok, Old Navy and lululemon, amongst others. Collectively, the Horizon Outlet Shoppes Portfolio Properties include 3,097 parking spaces, resulting in a parking ratio of approximately 5.57 spaces per 1,000 square feet of net rentable area.

As of February 1, 2015, the Horizon Outlet Shoppes Portfolio Properties were 85.6% occupied by 92 tenants and have had an average occupancy level of 89.4% over the past three years. For those tenants reporting sales, 2014 sales per square foot were $298, $287 and $278 at the Burlington, Fremont and Oshkosh properties, respectively.

Portfolio Summary

Property	Location	Net Rentable Area (SF)	Allocated Cut-off Balance	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow	2014 Sales	Occupancy Cost
Oshkosh	Oshkosh, WI	270,512	$15,453,692	$45,500,000	$2,749,765	58.4%	$278	7.4%
Burlington	Burlington, WA	174,660	6,391,267	23,200,000	1,132,004	24.0	$298	6.3%
Fremont	Fremont, IN	110,510	4,830,041	18,700,000	829,701	17.6	$287	5.9%
Total / Wtd. Avg.		555,682	$26,675,000	$87,400,000	$4,711,470	100.0%	$286	6.8%

Oshkosh. The Oshkosh Property is located in Oshkosh, Wisconsin, within the Oshkosh-Neenah metropolitan statistical area. Primary access to the area is provided by Interstate 41. Within the 80-mile trade area of the Oshkosh Property, the 2014 estimated median household income was $52,716, with an estimated 2014 population of 2,988,998. The Oshkosh Property is located within a retail corridor that includes Best Buy, TJ Maxx, JCPenney, Wal-Mart Supercenter and other national retailers. The Oshkosh Property is approximately 85 miles northwest of Milwaukee, Wisconsin and 55 miles southwest of Green Bay, Wisconsin.

There are three outlet centers within 300 miles of the Oshkosh Property, with the closest outlet center, Pleasant Prairie, approximately 163 miles away. As a result, the appraisal concluded a primary trade area radius of approximately 80 miles, or areas within a drive time of approximately 90 minutes. The occupancy of the area outlet centers ranges from 94% to 98%. According to the appraisal, market rents for comparable in-line and end-cap retail space range from $18.00 to $25.00 per square foot on a triple net basis, while market rents for comparable anchor retail space range from $15.00 to $18.00 per square foot on a triple net basis. The in-place rent at the Oshkosh Property is $17.29 per square foot. According to the appraisal, there is no planned retail outlet construction in the trade area. A market research report identified six comparable anchored retail centers in the Oshkosh retail market. The comparable properties contain 773,418 square feet with occupancy ranging from 84.4% to 99.5%. The average occupancy of the comparable properties is 94.7%.

Burlington. The Burlington Property is located in Burlington, Washington. Primary access to the area is provided by Interstate 5. Within the 90-mile trade area of the Burlington Property, the 2014 estimated median household income was $67,235, with an estimated 2014 population of 2,681,106. The Burlington Property is located within a retail corridor that includes Costco, K-Mart and Burlington Crossings, a 2006-built power center with tenants such as Home Depot, Kohl’s, Best Buy and other national retailers. The Burlington Property is approximately 75 miles south of Vancouver, British Columbia and 65 miles north of Seattle, Washington.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-73

ANNEX A-3	JPMBB 2015-C29

Horizon Outlet Shoppes Portfolio

There are five outlet centers within 160 miles of the Burlington Property. As a result, the appraisal concluded a primary trade area radius of approximately 90 miles, or areas within a drive time of approximately 90 minutes. The occupancy of the area outlet centers ranges from 80% to 93%. According to the appraisal, market rents for comparable in-line, end-cap and anchor retail space range from $14.00 to $22.00, $18.00 to $22.00 and $15.00 to $17.00 per square foot on a triple net basis, respectively. The in-place rent at the Burlington Property is $17.86 per square foot. The Mount Vernon - Burlington area retail market contains approximately 4.2 million square feet and 268 buildings. As of the third quarter of 2014, the vacancy rate was 7.6%, down from 9.1% as of the second quarter of 2014. According to a market research report, there are four proposed retail projects in the Mount Vernon - Burlington submarket totaling 74,798 square feet. Mount Vernon Commons is a proposed 55,536 square foot neighborhood center consisting of small shop space and pad buildings. The other proposals are for small standalone buildings. According to the appraisal, there are no projects that are anticipated to compete with the Burlington Property.

Fremont. The Fremont Property is located in Fremont, Indiana. The Fremont Property was developed in three phases, with Phase II and Phase III serving as collateral for the Horizon Outlet Shoppes Portfolio loan. Primary access to the area is provided by Interstate 80/90 and Interstate 69. Within the 60-mile trade area of the Fremont Property, the 2014 estimated median household income was $47,162, with an estimated 2014 population of 1,038,560. The Fremont Property is approximately 50 miles north of Fort Wayne, Indiana.

There are five outlet centers within 160 miles of the Fremont Property. As a result, the appraisal concluded a primary trade area radius of approximately 60 miles, or areas within a drive time of approximately 60 minutes. The occupancy of the area outlet centers ranges from 92% to 98%. According to the appraisal, market rents for comparable end-cap retail space range from $14.00 to $17.00 per square foot on a triple net basis for anchor retail space, while market rents for comparable in-line retail space range from $18.00 to $26.00 per square foot on a triple net basis. The in-place rent at the Fremont Property is $15.62 per square foot. According to the appraisal, there is no planned retail outlet construction in the trade area.

Historical and Current Occupancy(1)

2012	2013	2014(2)	Current(3)
91.7%	87.2%	89.4%	85.6%
(1)	Historical Occupancies are as of December 1 of each respective year.
(2)	Based on the rent roll dated January 1, 2015.
(3)	Current Occupancy is as of February 1, 2015.

Tenant Summary(1)

Tenant	Property	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
VF Outlet	Oshkosh	NA / NA / NA	27,402	4.9%	$11.25	4/30/2016
Old Navy	Oshkosh	Baa3 / BBB- / BBB-	14,400	2.6%	$13.03	1/31/2016
Gap Outlet(3)	Oshkosh	Baa3 / BBB- / BBB-	12,960	2.3%	$13.93	6/30/2016
Nike Factory Store	Burlington	A1 / AA- / NA	10,000	1.8%	$19.00	1/31/2016
Land’s End	Oshkosh	NA / NA / NA	10,000	1.8%	$16.75	7/31/2016
Brooks Brothers(3)	Oshkosh	NA / NA / NA	9,940	1.8%	$6.47	8/31/2017
Nike	Oshkosh	A1 / AA- / NA	9,642	1.7%	$19.50	1/31/2019
Gap Outlet(3)	Fremont	Baa3 / BBB- / BBB-	9,231	1.7%	$5.24	3/31/2016
Gap Outlet(3)(4)	Burlington	Baa3 / BBB- / BBB-	9,200	1.7%	$4.27	7/31/2015
Eddie Bauer	Oshkosh	NA / NA / NA	9,000	1.6%	$17.50	1/31/2018
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Tenant pays percentage of gross sales in lieu of base rent (“PIL”). PIL is based on the sales provided by the borrower.
(4)	The Gap Outlet at the Burlington Property has the right to terminate its lease at any time with 90 days’ written notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-74

ANNEX A-3	JPMBB 2015-C29

Horizon Outlet Shoppes Portfolio

Percent-in-lieu Rent Schedule
Tenant	Property	Estimated 2014 Sales(1)	Estimated Sales PSF	PIL	Underwritten Rent
Gap Outlet	Oshkosh	$3,641,760	$281	5.00%	$180,516
Eddie Bauer(2)	Burlington	1,668,000	$278	10.00%	167,672
Dress Barn(2)	Burlington	993,300	$129	12.00%	125,762
Puma	Burlington	1,259,600	$235	8.00%	103,458
Bath & Body Works(2)	Fremont	1,778,000	$508	6.00%	97,416
Coach Factory Store	Fremont	3,098,244	$1,228	3.00%	93,865
Coach	Oshkosh	3,569,736	$708	2.50%	90,859
Factory Brand Shoes(2)	Burlington	800,100	$254	8.00%	88,703
Puma	Oshkosh	1,188,800	$238	7.00%	83,216
Tommy Hilfiger	Fremont	1,027,000	$158	7.50%	76,812
Nine West(2)	Burlington	742,500	$275	9.00%	74,219
Helly Hansen	Burlington	891,708	$160	(3)	69,045
Brooks Brothers	Oshkosh	795,200	$80	8.00%	64,315
Filson(2)	Burlington	996,300	$369	7.00%	62,509
Pendleton Woolen Mills	Burlington	663,825	$159	(4)	58,858
Jockey(2)	Oshkosh	639,900	$237	8.00%	51,661
Van Heusen	Burlington	820,000	$205	6.00%	50,117
Gap Outlet	Fremont	2,418,522	$262	2.00%	48,358
Jockey(2)	Fremont	619,200	$172	8.00%	48,244
Bass Company Store	Fremont	966,555	$141	5.00%	48,028
Gymboree	Oshkosh	425,040	$161	10.00%	42,928
Wilson’s Leather Outlet	Oshkosh	602,800	$137	7.00%	41,306
Bass Company Store	Burlington	651,000	$93	6.00%	40,916
Polo Ralph Lauren	Oshkosh	1,972,592	$248	2.00%	39,992
Gap Outlet	Burlington	1,932,000	$210	2.00%	39,264
Bass Company Store	Oshkosh	952,000	$112	4.00%	37,699
Motherhood Maternity Outlet	Oshkosh	342,000	$152	11.00%	37,690
Maurices	Fremont	756,000	$216	5.00%	37,324
Maidenform	Burlington	456,300	$169	3.50%	15,713
Total		$36,667,982			$2,016,465
(1)	Based on actual sales from January through November 2014 and sponsor’s estimates for December 2014.
(2)	Tenant pays the greater of PIL and base rent.
(3)	Helly Hansen pays 7.00% PIL rent up to $100 PSF of gross sales plus 8.00% PIL rent in excess of $100 PSF of gross sales.
(4)	Pendleton Woolen Mills pays 8.00% PIL rent up to $175 PSF of gross sales plus 10.00% PIL rent in excess of $175 PSF of gross sales.

Of the 92 tenants, 58 tenants representing 317,698 square feet have co-tenancy provisions. These provisions generally require a minimum occupancy at each property ranging from 50.0% to 80.0%. Seven of these tenants representing 43,272 square feet, require that key tenants, such as Nike, Coach and lululemon remain at the Horizon Outlet Shoppes Portfolio Properties. If these co-tenancy clauses are breached, certain tenants may begin paying abated rent, which is calculated as a percentage of gross sales generally ranging from 1.0% to 7.5% and certain other tenants may be permitted to terminate their respective leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-75

ANNEX A-3	JPMBB 2015-C29

Horizon Outlet Shoppes Portfolio

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	79,746	14.4%	NAP	NAP	79,746	14.4%	NAP	NAP
2015 & MTM	22	90,893	16.4	$1,100,184	14.4%	170,639	30.7%	$1,100,184	14.4%
2016	30	208,207	37.5	3,160,154	41.4	378,846	68.2%	$4,260,338	55.9%
2017	15	67,574	12.2	1,268,931	16.6	446,420	80.3%	$5,529,269	72.5%
2018	6	27,994	5.0	456,318	6.0	474,414	85.4%	$5,985,587	78.5%
2019	9	40,802	7.3	731,415	9.6	515,216	92.7%	$6,717,002	88.1%
2020	2	8,222	1.5	134,752	1.8	523,438	94.2%	$6,851,754	89.9%
2021	2	7,720	1.4	191,460	2.5	531,158	95.6%	$7,043,214	92.4%
2022	3	10,525	1.9	330,059	4.3	541,683	97.5%	$7,373,273	96.7%
2023	2	9,580	1.7	176,560	2.3	551,263	99.2%	$7,549,833	99.0%
2024	1	4,419	0.8	75,123	1.0	555,682	100.0%	$7,624,956	100.0%
2025	0	0	0.0	0	0.0	555,682	100.0%	$7,624,956	100.0%
2026 & Beyond	0	0	0.0	0	0.0	555,682	100.0%	$7,624,956	100.0%
Total	92	555,682	100.0%	$7,624,956	100.0%
(1)	Based on the underwritten rent roll.
(2)	Base rent includes underwritten base rent and 2014 PIL as estimated by the borrower.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$7,237,468	$7,648,591	$7,583,594	$7,624,956	$13.72	71.2%
Vacant Income	0	0	0	1,405,016	2.53	13.1
Gross Potential Rent	$7,237,468	$7,648,591	$7,583,594	$9,029,972	$16.25	84.3%
Total Reimbursements	1,022,068	1,039,405	1,082,225	1,082,225	1.95	10.1
Percentage Rent(3)	318,058	408,302	550,645	601,748	1.08	5.6
Net Rental Income	$8,577,594	$9,096,299	$9,216,464	$10,713,944	$19.28	100.0%
(Vacancy/Credit Loss)	(4,075)	(2,171)	(1,428)	(1,445,701)	(2.60)	(13.5)
Other Income(4)	197,614	162,662	92,412	92,412	0.17	0.9
Effective Gross Income	$8,771,132	$9,256,790	$9,307,447	$9,360,656	$16.85	87.4%

Total Expenses	$3,495,707	$3,727,241	$3,997,533	$4,107,547	$7.39	43.9%

Net Operating Income	$5,275,426	$5,529,549	$5,309,914	$5,253,108	$9.45	56.1%

Total TI/LC, Capex/RR	0	0	0	541,638	0.97	5.8

Net Cash Flow	$5,275,426	$5,529,549	$5,309,914	$4,711,470	$8.48	50.3%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)
Underwritten Rents in Place are based on February 1, 2015 rent roll. Twenty-nine tenants currently pay PIL (in the case of eight tenants, the greater of base rent or PIL), which comprises approximately $2.0 million of Underwritten Rents in Place.

(3)	Percentage Rent includes overage income derived from tenants that have met their sales breakpoints.
(4)	Other Income primarily consists of temporary tenant space income and miscellaneous fees.

Property Manager. The Horizon Outlet Shoppes Portfolio Properties are managed by Horizon Group Properties, L.P., an affiliate of the loan sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-76

ANNEX A-3	JPMBB 2015-C29

Horizon Outlet Shoppes Portfolio

Escrows and Reserves. At origination, the borrower deposited $200,000 for future tenant improvements and leasing commissions, $151,880 for real estate taxes and $133,817 for insurance.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $89,263.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual insurance premiums, which currently equates to $18,572.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $10,406 (approximately $0.22 per square foot annually as recommended in the engineering report) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $34,730 (approximately $0.75 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $1,000,000 (approximately $1.80 per square foot annually).

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower and/or property manager were required to send tenant direction letters to tenants instructing them to deposit all rents and payments into a lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during the term of the loan in accordance with the loan documents. During a Sweep Event Period (as defined below), all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

A “Sweep Event Period” means: (i) the occurrence of an event of default under the loan documents, (ii) the debt service coverage ratio as calculated in the loan documents based on a trailing 12-month period falls below 1.10x or (iii) the loan sponsor fails to maintain a net worth equal to or greater than $25.0 million and liquidity equal to or greater than $2.0 million.

Release of Outparcel. At any time during the term of the loan, provided no Sweep Event Period has occurred or is continuing, the borrower is permitted to release an unimproved parcel at the Oshkosh Property in accordance with certain terms and conditions set forth in the loan documents.

Release of Individual Properties. Provided no Sweep Event Period has occurred or is continuing, the borrower may release one or more of the individual Horizon Outlet Shoppes Portfolio Properties, provided that, among other things, (i) the borrower will partially defease the loan in an amount equal to the greatest of (x) if the first release property is (A) the Burlington Property, 110% of the loan amount allocated to the Burlington Property, as determined by the lender, or (B) the Fremont Property or the Oshkosh Property, 130% of the loan amount allocated to such release property, as determined by the lender, and (y) for a subsequent release property, 120% of the loan amount allocated to such release property, as determined by the lender, (ii) the loan-to-value ratio for the Horizon Outlet Shoppes Portfolio Property(ies) immediately following such partial release is equal to or less than 75%, as determined by the lender, (iii) the debt service coverage ratio for the Horizon Outlet Shoppes Portfolio Property(ies) immediately following such partial release is equal to or greater than 1.30x, as determined by the lender and (iv) the debt yield for the Horizon Outlet Shoppes Portfolio Property(ies) immediately following such partial release is equal to or greater than 8.5%, as determined by the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-77

ANNEX A-3	JPMBB 2015-C29

Aspen Heights – Texas A&M University Corpus Christi

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	RAIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$26,000,000	Title:	Fee
Cut-off Date Principal Balance:	$26,000,000	Property Type - Subtype:	Multifamily – Student
% of Pool by IPB:	2.6%	Number of Beds:	500
Loan Purpose:	Refinance	Location:	Corpus Christi, TX
Borrower:	Breckenridge Group Corpus Christi	Year Built / Renovated:	2014 / N/A
	Texas, LP	Occupancy:	97.8%
Sponsors:	Aspen Heights, Capital Solutions, Inc.	Occupancy Date:	3/31/2015
	and Gregory Henry	Number of Tenants:	N/A
Interest Rate:	4.18000%	2012 NOI(1):	N/A
Note Date:	12/18/2014	2013 NOI(1):	N/A
Maturity Date:	1/1/2025	2014 NOI(1):	N/A
Interest-only Period:	60 months	TTM NOI (as of 3/2015)(2):	$2,775,487
Original Term:	120 months	UW Economic Occupancy:	94.5%
Original Amortization(3):	360 months	UW Revenues:	$4,215,154
Amortization Type:	IO-Balloon	UW Expenses:	$1,885,214
Call Protection:	L(29),Def(87),O(4)	UW NOI:	$2,329,939
Lockbox:	Springing	UW NCF:	$2,279,939
Additional Debt:	Yes	Appraised Value / Per Bed:	$39,200,000 / $78,400
Additional Debt Balance:	$4,380,000	Appraisal Date:	11/18/2014
Additional Debt Type:	Mezzanine Loan

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Bed:	$52,000
Taxes:	$62,016	$62,016	N/A	Maturity Date Loan / Bed:	$47,779
Insurance:	$55,026	$11,005	N/A	Cut-off Date LTV:	66.3%
Replacement Reserves:	$0	$4,167	N/A	Maturity Date LTV:	60.9%
TI/LC:	$0	$0	N/A	UW NCF DSCR(4):	1.54x
Other:	$0	$0	N/A	UW NOI Debt Yield:	9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,000,000	85.6%	Payoff Existing Debt	$24,359,611	80.2%
Mezzanine Loan	4,380,000	14.4	Return of Equity	5,349,447	17.6
			Closing Costs	553,899	1.8
			Upfront Reserves	117,043	0.4
Total Sources	$30,380,000	100.0%	Total Uses	$30,380,000	100.0%
(1)	Historical NOI is not available because the property was newly constructed in 2014.
(2)	The TTM NOI is based on the trailing eight-month period ending on March 31, 2015, annualized.
(3)	The Aspen Heights – Texas A&M University Corpus Christi loan is structured with a principal payment schedule based on a 360-month amortization period. See Annex F of the Free Writing Prospectus.
(4)
The UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the initial interest-only period based on the principal payment schedule provided on Annex F of the Free Writing Prospectus.

The Loan. The Aspen Heights – Texas A&M University Corpus Christi loan has an outstanding principal balance of $26,000,000 and is secured by a first mortgage lien on the borrower’s fee simple interest in a student housing complex totaling 500 beds located in Corpus Christi, Texas.  The loan has a 10-year term and, subsequent to a five-year interest-only period, will amortize on a planned amortization schedule. The borrowing entity is Breckenridge Group Corpus Christi Texas, LP, a Texas limited partnership and special purpose entity, which is a joint venture between Aspen Heights and Capital Solutions, Inc. The loan sponsors are Aspen Heights, Capital Solutions, Inc. and Gregory Henry, the Chief Executive Officer of Aspen Heights. The nonrecourse carve-out guarantors are Breckenridge Development 2014, LLC and BRG Partners, LP, each of which are owned by principals of Aspen Heights.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-78

ANNEX A-3	JPMBB 2015-C29

Aspen Heights – Texas A&M University Corpus Christi

The Property. The Aspen Heights – Texas A&M University Corpus Christi property is a Class A+ student housing property located in Corpus Christi, Texas for students attending Texas A&M University – Corpus Christi (“TAMUCC”).  Constructed in 2014, the Aspen Heights – Texas A&M University Corpus Christi property consists of 153 units and 500 beds and is comprised of 109 buildings with various floor plans including 48 two-bedroom, 42 three-bedroom, 37 four-bedroom, and 26 five-bedroom units. The apartments feature granite counter tops, fully-equipped kitchens with breakfast bars, vinyl wood flooring, and individual climate controls, and each bedroom has its own private bath. Amenities at the property include a club house with a fitness center and computer lab, as well as a swimming pool with sun deck, movie theater, 24-hour emergency maintenance, free parking, full-sized volleyball court and dog park. The property has 530 parking spaces, which equates to a parking ratio of approximately 3.5 spaces per unit and approximately 1.1 parking spaces per bed.  The Corpus Christi Regional Transportation Authority has a B-line bus stop at the property’s entrance, which provides direct access to the TAMUCC campus. A parental or sponsor guarantee is required for tenants under 21 years old. If a tenant is over 21 and has verifiable income three times the rent, the tenant qualifies on his own. Currently, approximately 90% of the leases have a parental guaranty. All leases are per bed and are based on a 12-month term. As of March 31, 2015, the Aspen Heights – Texas A&M University Corpus Christi property was 97.8% occupied.  As of April 19, 2015, the property was approximately 60% pre-leased for the 2015-2016 school year.

The Market. The Aspen Heights – Texas A&M University Corpus Christi property is located in Corpus Christi, Texas, approximately two miles south of the TAMUCC campus. Founded in 1947, TAMUCC, located on an approximately 240-acre island campus, is surrounded by Cayo del Oso and Corpus Christi Bays and is just 10 miles from downtown. According to the appraisal, the overall demand for student housing in Corpus Christi, Texas is derived from approximately 11,240 students as of fall 2014, up from 8,563 students in fall 2007 (approximately 4.0% annual growth) at TAMUCC. The total TAMUCC student housing supply is estimated at 3,774 beds (which includes projects currently under construction) consisting of 2,290 on-campus beds and an estimated 1,484 off-campus beds in privately owned properties. The property is located near the intersection of Highway 358-John F. Kennedy Memorial Highway and Route 3.  Route 3 provides access to TAMUCC, while Highway 358 provides access to downtown Corpus Christi to the west and the beaches to the east. Aspen Heights and Greg Henry, two of the loan sponsors, currently have a projected 336-bed student housing development, Aspen Heights Phase II, under construction at an adjacent site. The loan sponsors reported that, as of April 19, 2015, Aspen Heights Phase II is approximately 69.0% pre-leased for the 2015-2016 school year.

According to the appraisal, on-campus housing options at TAMUCC are limited to residence halls or two housing complexes: Camden Miramar (98.0% leased) and Momentum Village. Momentum Village is currently under construction and is expected to be delivered by the beginning of the 2015-16 school year.  Off-campus purpose built student housing consists of two properties (excluding the Aspen Heights – Texas A&M University Corpus Christi property and Aspen Heights Phase II): Campus Quarters, a 336-bed complex built in 2010, which is 98.0% occupied, and Islander Village, a 312-bed complex built in 2007, which is 98.0% occupied.

Multifamily Unit Mix(1)

Unit Type	# of Beds	% of Total	Occupied Beds	Occupancy	Average Bed Size (SF)	Average Monthly In- Place Rent per Bed	Average Monthly Rental Rate PSF
Aspen - 2 Bedroom / 2.5 Bath	40	8.0%	40	100.0%	734	$785	$1.07
Keystone – 2 Bedroom / 2.5 Bath	56	11.2	55	98.2%	745	$786	$1.05
Frisco – 3 Bedroom / 3.5 Bath	78	15.6	75	96.2%	609	$702	$1.15
Telluride – 3 Bedroom / 3.5 Bath	48	9.6	47	97.9%	609	$705	$1.16
Vail – 4 Bedroom / 4.5 Bath	48	9.6	48	100.0%	492	$684	$1.39
Breckenridge – 4 Bedroom / 4.5 Bath	52	10.4	48	92.3%	492	$682	$1.39
Boulder – 4 Bedroom / 4.5 Bath	48	9.6	47	97.9%	492	$684	$1.39
A-Basin – 5 Bedroom / 5.5 Bath	100	20.0	100	100.0%	460	$685	$1.49
Durango – 5 Bedroom / 5.5 Bath	30	6.0	29	96.7%	469	$679	$1.45
Total / Wtd. Avg.	500	100.0%	489	97.8%	561	$708	$1.26
(1)	Based on the underwritten rent roll dated March 31, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-79

ANNEX A-3	JPMBB 2015-C29

Aspen Heights – Texas A&M University Corpus Christi

Operating History and Underwritten Net Cash Flow
	TTM(1)	Underwritten	Per Bed	%(2)
Rents in Place(3)	$4,306,080	$4,154,412	$8,309	97.8%
Vacant Income	0	94,428	189	2.2
Gross Potential Rent	$4,306,080	$4,248,840	$8,498	100.0%
Reimbursements	0	0	0	0.0
Net Rental Income	$4,306,080	$4,248,840	$8,498	100.0%
(Vacancy/Credit Loss/Concessions)	(180,702)	(233,686)	(467)	(5.5)
Other Income	213,332	200,000	400	4.7
Effective Gross Income	$4,338,710	$4,215,154	$8,430	99.2%

Total Expenses	$1,563,223	$1,885,214	$3,770	44.7%

Net Operating Income	$2,775,487	$2,329,939	$4,660	55.3%

Replacement Reserves	0	50,000	100	1.2
Net Cash Flow	$2,775,487	$2,279,939	$4,560	54.1%
Occupancy(4)	97.8%	94.5%
(1)	The TTM column represents a trailing eight-month period ending March 31, 2015, annualized.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place are based on the November 11, 2014 rent roll.
(4)	TTM Occupancy is based on the underwritten rent roll dated March 31, 2015. Underwritten Occupancy represents economic occupancy.

Additional Mezzanine Debt.  A mezzanine loan of $4,380,000 secured by the equity interests in the borrower was provided by RAIT Partnership, L.P., an affiliate of the mortgage loan seller, and is coterminous with the mortgage loan.  The mezzanine loan is interest-only throughout the term of the loan and has a coupon of approximately 8.13356% per annum.  Including the mezzanine loan, the Cut-off Date LTV is 77.5%, the UW NCF DSCR is 1.20x and the UW NOI Debt Yield is 7.7%. The lender has entered into a customary intercreditor agreement with the mezzanine lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-80

ANNEX A-3	JPMBB 2015-C29

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-81

ANNEX A-3	JPMBB 2015-C29

Marriott - Pittsburgh

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title:	Leasehold
Cut-off Date Principal Balance(1):	$25,000,000	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	2.5%	Net Rentable Area (Rooms):	402
Loan Purpose:	Refinance	Location:	Pittsburgh, PA
Borrower:	Shaner Pittsburgh Hotel	Year Built / Renovated:	1964 / 2012
	Limited Partnership	Occupancy / ADR / RevPAR:	72.1% / $151.89 / $109.44
Sponsor:	Lance T. Shaner	Occupancy / ADR / RevPAR Date:	3/31/2015
Interest Rate:	4.52700%	Number of Tenants:	N/A
Note Date:	10/31/2014	2012 NOI:	$3,256,231
Maturity Date:	11/1/2024	2013 NOI:	$4,206,031
Interest-only Period:	24 months	2014 NOI:	$4,866,696
Original Term:	120 months	TTM NOI (as of 3/2015):	$5,241,956
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	71.1% / $150.23 / $106.89
Amortization Type:	IO-Balloon	UW Revenues:	$21,506,160
Call Protection(2):	L(31),Def(85),O(4)	UW Expenses:	$16,721,048
Lockbox:	Hard	UW NOI:	$4,785,112
Additional Debt:	Yes	UW NCF:	$4,785,112
Additional Debt Balance:	$19,060,000 / $7,140,000	Appraised Value / Per Room:	$64,000,000 / $159,204
Additional Debt Type:	Pari Passu / Mezzanine Loan	Appraisal Date:	9/1/2014

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$109,602
Taxes:	$267,171	$30,400	N/A	Maturity Date Loan / Room:	$93,668
Insurance:	$101,105	$16,851	N/A	Cut-off Date LTV:	68.8%
FF&E Reserves:	$0	4% of Gross Revenues	N/A	Maturity Date LTV:	58.8%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.78x
Other(3):	$60,455	$2,925	N/A	UW NOI Debt Yield:	10.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$44,060,000	86.1%	Payoff Existing Debt	$31,869,660	62.2%
Mezzanine Loan	7,140,000	13.9	Return of Equity	18,530,586	36.2
			Upfront Reserves	428,731	0.8
			Closing Costs	371,023	0.7
Total Sources	$51,200,000	100.0%	Total Uses	$51,200,000	100.0%
(1)
Marriott - Pittsburgh is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $44.06 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of $44.06 million for the Marriott - Pittsburgh Whole Loan.

(2)
The lockout period will be at least 31 payments beginning with and including the first payment date of December 1, 2014. Defeasance of the full $44.06 million Marriott - Pittsburgh Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized.

(3)	The Initial Other Escrows and Reserves represent a ground rent reserve and deferred maintenance reserve.

The Loan. The Marriott - Pittsburgh loan is secured by a first mortgage lien on a 402-room, full service hotel located in Pittsburgh, Pennsylvania. The whole loan has an outstanding principal balance of $44.06 million (the “Marriott - Pittsburgh Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1, with an outstanding principal balance as of the Cut-off Date of $25.00 million, is being contributed to the JPMBB 2015-C29 Trust. Note A-2, which has an outstanding principal balance as of the Cut-off Date of $19.06 million, is expected to be contributed to a future securitization trust. The holder of the Note A-1 (the “Controlling Noteholder”) will be the trustee of the JPMBB 2015-C29 Trust. The trustee of the JPMBB 2015-C29 Trust (or, prior to the occurrence and continuance of a control event under the pooling and servicing agreement, the directing certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Marriott - Pittsburgh Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The loan has a 10-year term and, subsequent to a two-year interest-only period, will amortize on a 30-year schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-82

ANNEX A-3	JPMBB 2015-C29

Marriott - Pittsburgh

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Lance T. Shaner, chairman and CEO of Shaner Hotel Group (“Shaner”). Shaner, an owner-operator in the hospitality industry, owns or manages 40 hotel properties in 17 states comprising of 16 different brands.

The Property. The Marriott - Pittsburgh is a 402-room, full service hotel located in downtown Pittsburgh, Pennsylvania. The property was built in 1964, commenced operations as a Marriott hotel in 1976 and was renovated in 2012. The Marriott - Pittsburgh is located within a 21-story mixed-use building known as the Chatham Center. The hotel is situated on floors 10 through 21, with additional amenities located on the first and second floors. The Marriott - Pittsburgh features a fitness center, a business center, an indoor pool, the Steelhead Grill Restaurant, a Starbucks coffee shop, a newsstand, a gift shop, and 27,000 square feet of meeting and event space. The property’s meeting and banquet area spans across 16 different spaces, all located on the second floor. The largest of these spaces is the Grand Ballroom, which measures approximately 8,831 square feet with a capacity of 600 people. Food and beverage options at the Marriott - Pittsburgh consist of Steelhead Brasserie and Wine Bar, Steelhead Lounge and Starbucks coffee shop. Steelhead Brasserie and Wine Bar is an American fusion restaurant serving breakfast, lunch, and dinner while Steelhead Lounge offers signature cocktails and an extensive wine menu throughout the day.

The property is located in downtown Pittsburgh, in Allegheny County, Pennsylvania, adjacent to Center Avenue and Interstate 579, which provide primary regional access to the greater Pittsburgh metropolitan statistical area. The property is located within a three mile radius of major highways such as Interstate 279 and Interstate 376 and is less than 20 miles east of the Pittsburgh International Airport. Port Authority of Allegheny County is the region’s mass transit system and the downtown station is located less than half mile from the property. Amtrak, an intercity rail service, serves the Pittsburgh region from Pennsylvania Station, located less than one mile north of the property. The Marriott - Pittsburgh is proximate to several demand generators. Heinz Field, home of Pittsburgh Steelers, is located approximately two miles from the property. The Pittsburgh Zoo and PPG Aquarium are located approximately seven miles from the property and the Rivers Casino is less than three miles from the property. The city’s economy thrives on technology-oriented businesses and nine Fortune 500 companies are headquartered in the area. In addition to major corporations, Pittsburgh is home to many higher level educational institutions such as Carnegie Mellon University, University of Pittsburgh, Duquesne University and Robert Morris University.

The appraisal identified three new hotel developments for the downtown Pittsburgh market that are expected to be competitive with the Marriott - Pittsburgh. The 247-room Kimpton Hotel Monaco Pittsburgh opened in January 2015 and is located 0.3 miles west of the Marriott - Pittsburgh. The Kimpton Hotel Monaco Pittsburgh is a nine-story building that features a 120-seat restaurant and approximately 9,000 square feet of meeting space. The 175-room Hilton Garden Inn Pittsburgh City Center opened in May 2015 and is located approximately 2.0 miles from the Marriott - Pittsburgh. The 229-room Embassy Suites Pittsburgh Downtown is anticipated to open in September 2015 and will be located approximately 0.4 miles west of the property.

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			Marriott - Pittsburgh(2)			Penetration Factor(3)

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	65.0%	$148.10	$96.20	71.0%	$135.88	$96.45	109.2%	91.7%	100.3%
2013	64.7%	$149.17	$96.49	70.7%	$142.58	$100.87	109.3%	95.6%	104.5%
2014	67.9%	$152.16	$103.37	71.3%	$149.68	$106.68	105.0%	98.4%	103.2%
TTM(4)	68.8%	$153.64	$105.70	72.1%	$151.89	$109.44	104.8%	98.9%	103.5%
(1)
Data provided by Smith Travel Research. The competitive set contains the following properties: Wyndham Grand Pittsburgh Downtown, Omni William Penn Hotel, Doubletree Hotel Pittsburgh Downtown, Westin Convention Center Pittsburgh and Renaissance Pittsburgh Hotel.

(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and operating statements for the property provided by the borrower.
(4)	TTM represents the trailing 12-month period ending on March 31, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-83

ANNEX A-3	JPMBB 2015-C29

Marriott - Pittsburgh

Competitive Hotels Profile(1)

				2013 Market Mix			2013 Estimated Operating Statistics
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Marriott - Pittsburgh	402	1964	16,784	55%	25%	20%	71%	$142.58	$100.87
Wyndham Grand Pittsburgh Downtown	712	1959	40,000	55%	25%	20%	55%	$130.00	$71.50
Omni William Penn Hotel	596	1916	52,000	60%	20%	20%	70%	$167.00	$116.90
Doubletree Hotel Pittsburgh Downtown	337	1952	10,000	55%	30%	15%	65%	$140.00	$91.00
Westin Convention Center Pittsburgh	616	1987	42,000	50%	30%	20%	68%	$150.00	$102.00
Renaissance Pittsburgh Hotel	300	2001	9,500	65%	20%	15%	71%	$160.00	$113.60
Total(2)	2,561
(1)	Based on the appraisal.
(2)	Excludes the subject property.

Operating History and Underwritten Net Cash Flow(1)
	2012	2013	2014	TTM(2)	Underwritten	Per Room(3)	% of Total Revenue(4)
Occupancy	71.0%	70.7%	71.3%	72.1%	71.1%
ADR	$135.88	$142.58	$149.68	$151.89	$150.23
RevPAR	$96.45	$100.87	$106.68	$109.44	$106.89

Room Revenue	$14,190,942	$14,800,895	$15,653,243	$16,057,684	$15,683,283	$39,013	72.9%
Food and Beverage	4,253,940	5,325,410	5,233,337	5,440,272	5,182,934	12,893	24.1
Other Departmental Revenues	646,687	661,480	641,163	653,467	639,943	1,592	3.0
Total Revenue	$19,091,569	$20,787,785	$21,527,743	$22,151,423	$21,506,160	$53,498	100.0%

Room Expense	$4,763,288	$4,758,970	$4,883,061	$5,010,332	$4,903,897	$12,199	31.3%
Food and Beverage Expense	3,028,719	3,445,633	3,226,876	3,301,637	3,198,961	7,958	61.7
Other Departmental Expenses	448,720	453,322	464,562	468,462	461,834	1,149	72.2
Departmental Expenses	$8,240,727	$8,657,925	$8,574,499	$8,780,431	$8,564,692	$21,305	39.8%

Departmental Profit	$10,850,842	$12,129,860	$12,953,244	$13,370,992	$12,941,468	$32,193	60.2%

Operating Expenses	$5,351,346	$5,557,479	$5,634,508	$5,632,683	$5,624,864	$13,992	26.2%
Gross Operating Profit	$5,499,496	$6,572,381	$7,318,736	$7,738,309	$7,316,604	$18,201	34.0%

Management Fee	$572,747	$623,633	$645,832	$664,598	$645,185	$1,605	3.0%
Fixed Expenses	715,939	703,327	729,821	724,184	811,000	2,017	3.8
FF&E	954,578	1,039,389	1,076,387	1,107,571	1,075,308	2,675	5.0
Total Other Expenses	$2,243,265	$2,366,350	$2,452,040	$2,496,353	$2,531,493	$6,297	11.8%

Net Operating Income	$3,256,231	$4,206,031	$4,866,696	$5,241,956	$4,785,112	$11,903	22.2%
Net Cash Flow	$3,256,231	$4,206,031	$4,866,696	$5,241,956	$4,785,112	$11,903	22.2%
(1)	The information provided in the table reflects the cash flow from operations of the hotel.
(2)	TTM column represents the trailing twelve month period ending on March 31, 2015.
(3)	Per Room values are based on 402 guest rooms.
(4)	% of Total Revenue column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.

Property Management. The property is managed by Shaner Hotel Holdings Limited Partnership, an affiliate of the loan sponsor.

Franchise Agreements. The property has a franchise agreement with Marriott International, Inc., which is set to expire on December 20, 2021 with no extension options. The loan is structured with a cash flow sweep that would begin 18 months in advance of the franchise expiration. The agreement provides for a contractual monthly program fee equal to 6.0% of gross room revenue and 3.0% of gross food and beverage sales.

Ground Lease. The property is subject to a ground lease which commenced in 1964 and will expire on October 31, 2051, with no extensions remaining. The current monthly ground rent payment is $2,925.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-84

ANNEX A-3	JPMBB 2015-C29

Marriott - Pittsburgh

Additional Debt. The $7.14 million mezzanine loan is secured by the direct equity interests in the borrower and is coterminous with the mortgage loan. The mezzanine loan is interest-only for the term of the loan and has a 10.00000% coupon. Including the mezzanine loan, the Cut-off Date LTV is 80.0%, the UW NCF DSCR is 1.40x and the UW NOI Debt Yield is 9.3%. The lenders have entered into an intercreditor agreement. The mezzanine loan is cross-collateralized and cross-defaulted with three other mezzanine loans related to other mortgage loans through guaranties signed by the various mezzanine loan borrowers. The total amount of all four mezzanine loans including the cross-collateralized and cross-defaulted mezzanine loan related to the Marriott - Pittsburgh mortgage loan is approximately $31.6 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-85

ANNEX A-3	JPMBB 2015-C29

Crest at Greylyn

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMF II	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,000,000	Title:	Fee
Cut-off Date Principal Balance:	$24,000,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	2.4%	Net Rentable Area (Units):	259
Loan Purpose:	Refinance	Location:	Charlotte, NC
Borrower:	Golden Triangle #1, LLC	Year Built / Renovated:	2013 / N/A
Sponsor:	Daniel S. Levine	Occupancy:	99.6%
Interest Rate:	4.27800%	Occupancy Date:	4/27/2015
Note Date:	5/6/2015	Number of Tenants:	N/A
Maturity Date:	5/6/2025	2012 NOI(1):	N/A
Interest-only Period:	48 months	2013 NOI(1):	N/A
Original Term:	120 months	2014 NOI:	$1,991,421
Original Amortization:	360 months	TTM NOI (as of 3/2015):	$2,014,190
Amortization Type:	IO-Balloon	UW Economic Occupancy:	92.6%
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$3,192,720
Lockbox:	Springing	UW Expenses:	$1,273,213
Additional Debt:	N/A	UW NOI:	$1,919,507
Additional Debt Balance:	N/A	UW NCF:	$1,861,232
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$34,000,000 / $131,274
		Appraisal Date:	3/26/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$92,664
Taxes:	$70,723	$14,145	N/A	Maturity Date Loan / Unit:	$82,644
Insurance:	$32,803	$3,645	N/A	Cut-off Date LTV:	70.6%
Replacement Reserves:	$0	$5,396	$129,500	Maturity Date LTV:	63.0%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.31x
Other:	$0	$0	N/A	UW NOI Debt Yield:	8.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,000,000	100.0%	Payoff Existing Debt	$18,028,321	75.1%
			Return of Equity	5,788,028	24.1
			Upfront Reserves	103,526	0.4
			Closing Costs	80,126	0.3
Total Sources	$24,000,000	100.0%	Total Uses	$24,000,000	100.0%
(1)	2012 and 2013 NOI are unavailable because the property was built in 2014.

The Loan. The Crest at Greylyn loan has an outstanding principal balance of $24.0 million and is secured by a first mortgage lien on the borrower’s fee interest in a 259-unit, garden-style multifamily property located in Charlotte, North Carolina. The loan has a 10-year term, and subsequent to a four-year interest-only period, will amortize on a 30-year schedule. The nonrecourse carve-out guarantors for the loan are Daniel S. Levine, Todd Gorelick, Israel Gorelick, Jeffrey Gorelick and Scott Gorelick. The loan sponsor is Mr. Levine, who has over 30 years of experience in commercial real estate, and co-founded Levine Properties, which is based in Charlotte. Mr. Levine is a multifamily developer and sponsor, and currently has 524 units in development. Levine Properties is currently developing a 4.0 acre park in uptown Charlotte’s First Ward.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-86

ANNEX A-3	JPMBB 2015-C29

Crest at Greylyn

The Property. Crest at Greylyn is a 259-unit, Class A multifamily property located in Charlotte, North Carolina. The property consists of six two-, three- and four-story apartment buildings that were built in 2013. Occupancy as of April 27, 2015 was 99.6%. The property is located in the Sardis Woods neighborhood of Charlotte, approximately 10 miles from the Charlotte central business district. The property is within a 15 minute drive from a large number of retail locations, including Walmart, Costco, Kohl’s, Target, and the SouthPark Mall, which is anchored by Neiman Marcus, Nordstrom, Macy’s, Dillard’s, Belk and Dick’s Sporting Goods. The property is LEED certified and unit features include chef kitchens with dark maple cabinets, steel appliances, balconies and washer/dryers. Property amenities include an entertainment lounge, a business center, a fitness center, a saltwater swimming pool and a grilling station. The property also has 397 parking spaces resulting in a parking ratio of 1.53 spaces per unit.

The Market. The property is located within the Charlotte apartment market and the East-3 multifamily submarket. The submarket had a 4.9% vacancy rate as of February 2015. The submarket vacancy has trended downward over the last three years with average vacancies of 6.6% in 2012, 5.3% in 2013 and 4.7% in 2014. According to the appraisal, the 2015 estimated population within a one- and three-mile radius of the property is 8,835 and 74,024, respectively. The 2015 estimated median household income within a one- and three-mile radius of the property is $47,810 and $58,214, respectively. As of March 2015, the submarket contained 8,480 units, according to a market research report. The appraisal identified five comparable rentals proximate to the Crest at Greylyn property. The property’s comparable monthly market rent for one-, two- and three-bedroom units ranges from $725 to $970, $925 to $1,160 and $1,200 to $1,465, respectively.

Multifamily Unit Mix(1)

Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Monthly Market Rent	Monthly In- Place Rents
Studio	5	1.9%	5	100.0%	435	$755	$650
1 BR / 1 BA	110	42.5	110	100.0%	657	$890	$779
2 BR / 2 BA	132	51.0	131	99.2%	981	$1,178	$1,082
3 BR / 2 BA	12	4.6	12	100.0%	1,287	$1,376	$1,257
Total / Wtd. Average	259	100.0%	258	99.6%	847	$1,057	$953
(1)	Based on the rent roll dated April 27, 2015 provided by the borrower.

Operating History and Underwritten Net Cash Flow

	2014	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$2,696,685	$2,744,097	$2,948,928	$11,386	99.5%
Vacant Income	0	0	15,060	58	0.5
Gross Potential Rent	$2,696,685	$2,744,097	$2,963,988	$11,444	100.0%
Total Reimbursements	0	0	0	0	0.0
Net Rental Income	$2,696,685	$2,744,097	$2,963,988	$11,444	100.0%
(Vacancy/Credit Loss)	0	0	(219,891)	(849)	(7.4)
Other Income(3)	430,869	448,624	448,624	1,732	15.1
Effective Gross Income	$3,127,555	$3,192,720	$3,192,720	$12,327	107.7%

Total Expenses	$1,136,134	$1,178,530	$1,273,213	$4,916	39.9%

Net Operating Income	$1,991,421	$2,014,190	$1,919,507	$7,411	60.1%

Replacement Reserves	0	0	58,275	225	1.8
Net Cash Flow	$1,991,421	$2,014,190	$1,861,232	$7,186	58.3%

Occupancy(4)	92.5%	99.6%	92.6%
(1)	TTM column represents the trailing 12-month period ending on March 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income represents cable rebill, trash removal rebill, water/sewage rebill and miscellaneous fees.
(4)	2014 Occupancy represents economic occupancy. TTM Occupancy represents occupancy as of April 27, 2015. Underwritten Occupancy represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-87

ANNEX A-3	JPMBB 2015-C29

Pinecrest Town Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,525,000	Title:	Fee
Cut-off Date Principal Balance:	$23,525,000	Property Type - Subtype:	Mixed Use – Retail/Office
% of Pool by IPB:	2.4%	Net Rentable Area (SF):	94,175
Loan Purpose:	Acquisition	Location:	Pinecrest, FL
Borrower:	COFE Town Center, LLC	Year Built / Renovated:	1985 / 2004
Sponsors:	Eugenio Cosculluela, Jr. and	Occupancy:	86.8%
	Mario A. Fernandez	Occupancy Date:	2/26/2015
Interest Rate:	4.10000%	Number of Tenants:	52
Note Date:	5/1/2015	2012 NOI:	$1,146,726
Maturity Date:	5/1/2025	2013 NOI:	$1,377,511
Interest-only Period:	36 months	2014 NOI(1):	$1,495,781
Original Term:	120 months	TTM NOI(2)	N/A
Original Amortization:	360 months	UW Economic Occupancy:	87.4%
Amortization Type:	IO-Balloon	UW Revenues:	$3,226,426
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$1,214,945
Lockbox:	Springing	UW NOI(1):	$2,011,481
Additional Debt:	N/A	UW NCF:	$1,856,093
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$32,000,000 / $340
Additional Debt Type:	N/A	Appraisal Date:	3/6/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$250
Taxes:	$122,526	$17,504	N/A	Maturity Date Loan / SF:	$217
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	73.5%
Replacement Reserves(3):	$75,000	Springing	$28,272	Maturity Date LTV:	63.8%
TI/LC(4):	$475,000	Springing	$423,792	UW NCF DSCR:	1.36x
Other(5):	$1,140,425	$0	N/A	UW NOI Debt Yield:	8.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,525,000	68.6%	Purchase Price	$32,000,000	93.3%
Sponsor Equity	10,787,566	31.4	Upfront Reserves	1,875,451	5.5
			Closing Costs	437,116	1.3
Total Sources	$34,312,566	100.0%	Total Uses	$34,312,566	100.0%

(1)
UW NOI is higher than 2014 NOI due to new leasing, burn-off of rent concessions, reduced expenses and increased common area maintenance reimbursements attributable to new or renewal tenants in 2014 and 2015.

(2)	TTM NOI was not provided by the seller.
(3)
Monthly deposits of $1,178 into the Replacement Reserve are required on the first payment date the Replacement Reserve balance is below the $28,272 cap, and on each payment date thereafter, until such time the Replacement Reserve balance exceeds the cap.

(4)
Monthly deposits of $11,772 into the TI/LC reserve are required beginning on the earlier to occur of (i) the first payment date after the aggregate amount on reserve (excluding all amounts attributable to any lease termination payments) is less than $200,000 or (ii) the payment date occurring in June, 2018, until such time the amount on deposit equals or exceeds $423,792.

(5)
Initial Other Escrows and Reserves consist of a capital expenditures reserve in the amount of $880,000, an outstanding tenant improvement reserve in the amount of $173,492, a free rent reserve in the amount of $86,933 and an environmental remediation reserve in the amount of $62,500.

The Loan. The Pinecrest Town Center loan has an outstanding principal balance of approximately $23.5 million as of the Cut-off Date and is secured by a first mortgage lien on a 94,175 square foot mixed use retail and office center located in Pinecrest, Florida. The loan has a 10-year term, and subsequent to a three-year interest-only period, will amortize on a 30-year schedule. The loan sponsors and nonrecourse carve-out guarantors are Eugenio Cosculluela, Jr. and Mario A. Fernandez, affiliates of COFE Properties, a full-service real estate investment firm headquartered in Dadeland, Florida. Led by Mr. Cosculluela and Mr. Fernandez, COFE Properties specializes in the acquisition and repositioning of real estate assets specifically in the South Florida region. The company currently owns six other assets in the South Florida market. Proceeds from the mortgage loan were used to acquire the property from American Commercial Realty Corp for approximately $32.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-88

ANNEX A-3	JPMBB 2015-C29

Pinecrest Town Center

The Property. The Pinecrest Town Center property consists of a four-story, 33,691 square foot office building with an adjacent 60,484 square foot retail center for 94,175 square feet of total space. The total property is situated on an approximately 5.24-acre site and contains 383 surface and roof deck parking spaces with a parking ratio of approximately 4.07 spaces per 1,000 square feet. Both the retail building and office component were constructed in 1985 and later renovated in 2004. Since 2011, the previous sponsor spent approximately $2.0 million in capital expenditures to make general property improvements. The property is well situated along South Dixie Highway, a major thoroughfare that traverses throughout Miami-Dade County and provides direct access to the Palmetto Expressway, approximately two miles north of the property. Additionally, the property is located approximately 3.4 miles south of Dadeland Mall, an approximately 1.5 million square foot shopping mall owned by Simon Property Group, Inc. Dadeland mall reported in-line sales per square foot of approximately $1,143 for 2014. As of February 26, 2015, Pinecrest Town Center was 86.8% occupied by 52 tenants.

The largest tenant, Coldwell Banker, is one of the largest real estate brokerage firms in the world with over 3,000 offices across 50 countries. The company is owned by Realogy Holdings Corp., a publicly traded company that owns or has ownership interests in businesses such as Better Homes and Gardens Real Estate, Century 21, The Corcoran Group, ERA, Sotheby’s International, ZipRealty, NRTY LLC and Title Resource Group. Coldwell Banker’s lease commenced in May 2011 and expires in November 2018 with an on-going termination option beginning in May 2016. The lease contains one five-year renewal option. The tenant occupies 7,982 square feet (8.5% of the net rentable area) at the property. The second largest tenant, Get Smart, is an educational superstore headquartered in Pinecrest, Florida. The company sells education supplies to cater to classrooms and offices, arts and crafts, early learning and teacher resources and tools. In addition to a physical store, the company sells its products through its online catalogue. Get Smart’s most recent lease commenced March 2014 and expires in March 2024 and contains two five-year renewal options. The tenant occupies 6,002 square feet (6.4% of the net rentable area) at the property. The third largest tenant, Esslinger Wooten-Maxwell, is a prominent South Florida real estate brokerage company. Founded in 1964, the company has expanded its presence to 10 offices with over 650 associates across Miami-Dade and Broward County. The company was acquired by HomeServices of America, Inc. in 2003, an affiliate of Berkshire Hathaway Inc. The Esslinger Wooten-Maxwell lease commenced in September 2011 and expires in September 2018 and contains two five-year renewal options. The tenant currently occupies 4,390 square feet of space (4.7% of the net rentable area) at the property.

The Market. The Pinecrest Town Center property is located in the Coral Gables / Kendall / Richmond retail submarket of Miami, which according to the appraisal had total retail inventory of approximately 7.7 million square feet with an overall vacancy rate of 7.0% as of the fourth quarter of 2014. Additionally, the property is located within the South Dade office submarket which, according to the appraisal, had total office inventory of approximately 3.7 million square feet with a vacancy rate of 14.4% as of the fourth quarter of 2014. Population within the property’s three-mile trade area was 97,797 with an estimated 2014 average household income of $103,093 as of 2014. The appraisal concluded market rent for the property of $30.00 to $33.00 per square foot for retail space and $26.50 to $40.00 per square foot for office space. The in-place retail rent at the property ranged from $19.72 to $44.71 per square foot with a weighted average of $30.64 per square foot, which is below the appraisal’s concluded market rents. The in-place office rent at the property ranged from $20.00 to $46.30 per square foot with a weighted average of $30.13, which is slightly above the appraisal’s concluded market rents.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Coldwell Banker	NA / NA / NA	7,982	8.5%	$40.52	5/31/2016
Get Smart	NA / NA / NA	6,002	6.4%	$20.31	3/31/2024
Esslinger Wooten-Maxwell	Aa2 / AA / A+	4,390	4.7%	$32.79	9/30/2018
Sea Siam	NA / NA / NA	4,000	4.2%	$40.84	4/30/2026
ProMD Practice	NA / NA / NA	3,591	3.8%	$20.80	12/31/2018
Westside Bagels too Pinecrest	NA / NA / NA	3,552	3.8%	$36.26	2/28/2025
State Farm	NA / AA / NA	2,973	3.2%	$26.03	1/31/2021
Miami Postal Credit Union	NA / NA / NA	2,800	3.0%	$29.87	6/30/2023
Premiere Dental	NA / NA / NA	2,606	2.8%	$28.09	1/31/2024
Corbett Companies	NA / NA / NA	2,450	2.6%	$26.61	8/31/2018
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-89

ANNEX A-3	JPMBB 2015-C29

Pinecrest Town Center

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	12,456	13.2%	NAP	NAP	12,456	13.2%	NAP	NAP
2015 & MTM	13	7,204	7.6	$212,534	8.4%	19,660	20.9%	$212,534	8.4%
2016	20	26,644	28.3	870,078	34.5	46,304	49.2%	$1,082,612	42.9%
2017	3	4,980	5.3	164,515	6.5	51,284	54.5%	$1,247,127	49.4%
2018	5	12,783	13.6	330,884	13.1	64,067	68.0%	$1,578,011	62.5%
2019	3	4,015	4.3	137,549	5.4	68,082	72.3%	$1,715,560	68.0%
2020	0	0	0.0	0	0.0	68,082	72.3%	$1,715,560	68.0%
2021	3	7,133	7.6	237,684	9.4	75,215	79.9%	$1,953,244	77.4%
2022	0	0	0.0	0	0.0	75,215	79.9%	$1,953,244	77.4%
2023	1	2,800	3.0	83,636	3.3	78,015	82.8%	$2,036,880	80.7%
2024	2	8,608	9.1	195,105	7.7	86,623	92.0%	$2,231,986	88.4%
2025	1	3,552	3.8	128,796	5.1	90,175	95.8%	$2,360,781	93.5%
2026 & Beyond	1	4,000	4.2	163,363	6.5	94,175	100.0%	$2,524,144	100.0%
Total	52	94,175	100.0%	$2,524,144	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	Underwritten	Per Square Foot	%(1)
Rents in Place	$2,009,300	$2,102,837	$2,319,310	$2,524,144	$26.80	68.3%
Vacant Income	0	0	0	365,422	3.88	9.9
Gross Potential Rent	$2,009,300	$2,102,837	$2,319,310	$2,889,566	$30.68	78.2%
Total Reimbursements	515,903	446,498	386,644	803,952	8.54	21.8
Net Rental Income	$2,525,203	$2,549,335	$2,705,955	$3,693,518	$39.22	100.0%
(Vacancy/Credit Loss)	(214,451)	(132,308)	(120,422)	(467,092)	(4.96)	(12.6)
Effective Gross Income	$2,310,752	$2,417,027	$2,585,532	$3,226,426	$34.26	87.4%

Total Expenses	$1,164,026	$1,039,517	$1,089,751	$1,214,945	$12.90	37.7%

Net Operating Income(2)	$1,146,726	$1,377,511	$1,495,781	$2,011,481	$21.36	62.3%

Total TI/LC, Capex/RR	0	0	0	155,389	1.65	4.8

Net Cash Flow	$1,146,726	$1,377,511	$1,495,781	$1,856,093	$19.71	57.5%

Occupancy(3)	82.5%	83.3%	90.9%	87.4%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)
The increase in Underwritten Net Operating Income from 2014 Net Operating Income is due to new leasing, burn off of rent concessions, reduced expenses and increased common area maintenance reimbursements attributable to new or renewal tenants in 2014 and 2015.

(3)	Historical occupancies are as of December 31 of each respective year. Underwritten occupancy represents economic occupancy.

Environmental Issue. The Phase I environmental assessment (“ESA”) obtained at origination indicates that a dry cleaning facility currently operates at the mortgaged property. The consultant observed external storage of dry cleaning solvents in two 30-gallon drums behind the dry cleaning machine without secondary containment. The consultant also noted the concrete floor in the vicinity of the dry cleaning machine and waste storage area was coated with an epoxy sealant that appeared to be deteriorating or entirely missing in certain areas. As a result of the dry cleaning operation, the ESA characterized the existence of this tenant as a recognized environmental condition. The mortgaged property is currently on a list for funding to be allocated under a state remediation database, but eligibility may be rescinded if the facility is found to not be in compliance with hazardous waste rules. In addition, the ESA also indicates that the state agency will likely not remediate the mortgaged property for some time due to its priority on the list, and soil vapor issues remain a concern at the mortgaged property. The ESA provided a worst-case estimate of $50,000 to install and operate a sub-slab depressurization system and operate it for one year to mitigate this concern. At origination, the borrower was required to reserve $62,500 to cover the cost of installation of the system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-90

ANNEX A-3	JPMBB 2015-C29

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-91

ANNEX A-3	JPMBB 2015-C29

Doubletree - Carson

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	RCMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,650,000	Title:	Fee
Cut-off Date Principal Balance:	$22,586,644	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	2.3%	Net Rentable Area (Rooms):	225
Loan Purpose:	Refinance	Location:	Carson, CA
Borrower:	Carson Hotel, LLC	Year Built / Renovated:	1988 / 2012
Sponsor:	Ensemble Investments, LLC	Occupancy / ADR / RevPAR:	81.6% / $119.87 / $97.77
Interest Rate:	3.96000%	Occupancy / ADR / RevPAR Date:	1/31/2015
Note Date:	3/27/2015	Number of Tenants:	N/A
Maturity Date:	4/5/2025	2012 NOI(1):	$1,849,764
Interest-only Period:	None	2013 NOI(1):	$2,113,029
Original Term:	120 months	2014 NOI(1):	$2,421,178
Original Amortization:	360 months	TTM NOI (as of 1/2015):	$2,494,532
Amortization Type:	Balloon	UW Occupancy / ADR/ RevPAR:	81.5% / $118.93 / $96.92
Call Protection:	L(26),Def(90),O(4)	UW Revenues:	$10,391,208
Lockbox:	CMA	UW Expenses:	$7,993,978
Additional Debt:	N/A	UW NOI(1):	$2,397,230
Additional Debt Balance:	N/A	UW NCF:	$2,397,230
Additional Debt Type:	N/A	Appraised Value / Per Room:	$31,800,000 / $141,333
		Appraisal Date:	2/17/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$100,385
Taxes:	$60,735	$30,368	N/A	Maturity Date Loan / Room:	$79,860
Insurance:	$32,224	$8,056	N/A	Cut-off Date LTV:	71.0%
FF&E Reserves(2):	$0	4% of Gross Revenues	N/A	Maturity Date LTV:	56.5%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.86x
Other(2):	$0	Springing	N/A	UW NOI Debt Yield:	10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,650,000	100.0%	Payoff Existing Debt	$19,864,199	87.7%
			Return of Equity	2,283,213	10.1
			Closing Costs	409,629	1.8
			Upfront Reserves	92,959	0.4
Total Sources	$22,650,000	100.0%	Total Uses	$22,650,000	100.0%
(1)	The increase in historical NOI and UW NOI is partially due to an approximately $5.2 million property renovation that took place between 2010 and 2014 and was primarily completed in 2012.
(2)
The borrower will make monthly deposits into the FF&E Reserve equal to $34,638. Based on the annual operating statements for the property, the lender may adjust the FF&E Reserve monthly deposit to the greater of (x) the then-existing FF&E Reserve monthly deposit, (y) one-twelfth of 4% of the total gross revenue for the prior fiscal year or (z) any greater amount required to be paid under the franchise agreement, the physical conditions report or the annual budget. In addition, at any time, (i) if additional PIP work is required by the franchisor under the franchise agreement, or (ii) at any time after the date that is 24 months prior to expiration of the franchise agreement the lender determines in its reasonable discretion that any future PIP work may be required, then in either case, the borrower will deposit into the PIP reserve an amount equal to 110% of the estimated costs to complete such additional PIP work, as reasonably determined by lender.

The Loan. The DoubleTree - Carson loan has an outstanding principal balance of approximately $22.59 million and is secured by a first mortgage lien on the borrower’s fee interest in the DoubleTree - Carson property, which is comprised of a 225-room full service hotel located in Carson, California. The loan has a 10-year term and will amortize on a 30-year schedule. The sponsor and nonrecourse carve-out guarantor is Ensemble Investments, LLC, which is controlled by Kambiz Babaoff, Shirin Babaoff, Randy McGrane, Darcy McGrane, Michael Moskowitz and Helen Kim Stockdale.  Ensemble Investments, LLC has developed over 1.6 million square feet of building space consisting of office buildings, medical office buildings, healthcare facilities, multifamily high rises and hotels. The property is managed by Ensemble Hotel Partners, LLC, an affiliate of the loan sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-92

ANNEX A-3	JPMBB 2015-C29

Doubletree - Carson

The Property.  DoubleTree - Carson is a 225-room full service hotel located at 2 Civic Plaza Drive in Carson, California, approximately 17 miles south of downtown Los Angeles. The property was constructed in 1988 and the guest rooms and hotel common areas were renovated between 2010 and 2014, with primary renovations completed in 2012, at a cost, according to the loan sponsor, of approximately $5.2 million ($23,111/room). The collateral consists of a fee-owned parcel totaling approximately 1.44 acres along with a 46.5% tenant-in-common interest in a shared parking area. The hotel amenities include the Refinery Restaurant and Scoreboard Lounge, a three-meal restaurant and lounge, an outdoor pool and spa with cabanas and fireplaces, a fitness center, a business center, and a 5,764 square foot meeting and event space, including a 3,075 square foot ballroom which is further divisible into three rooms.  The guestroom mix is comprised of 87 king rooms (365 square feet), 122 double queen rooms (365 square feet), 12 junior suites (450 square feet), two executive suites (900 square feet, including the balcony), and two presidential suites (1,214 square feet, including the balcony). The property is operated under a franchise license agreement with a subsidiary of Hilton Worldwide that expires on October 31, 2029 and does not contain any renewal options.

DoubleTree - Carson is located in Carson, California, just west of Interstate 405, between the 110 and 710 freeways, at the northeast corner of Carson Street and Civic Plaza Drive. The hotel is visible from Interstate 405 and is accessible from the adjacent Carson Street on/off‐ramps. The property is centrally located within a 25-minute drive of downtown Los Angeles and Long Beach and is located within 11 miles of both the Long Beach Airport and Los Angeles International Airport.  In addition, the StubHub Center, a mixed sporting venue that is the home of the LA Galaxy and the California State University Dominguez Hills campus are within two miles. The property is adjacent to the Carson Center, a city-owned convention center with an 11,950-square-foot main hall and 40,000 square feet of total leasable space that’s used for trade shows, seminars, weddings, banquets, and other community events. Per the appraisal, there are no new full service hotels under construction or firmly planned in the area.

The property’s competitive set listed below includes hotels in Torrance, Long Beach, and San Pedro within the South Bay submarket. The properties are all affiliated with national franchises and compete in the full‐service market with on‐site restaurants (with the exception of the Hampton Inn-Carson).

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			DoubleTree - Carson(2)			Penetration Factor(3)

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	77.8%	$96.22	$74.83	71.7%	$113.24	$81.24	92.2%	117.7%	108.6%
2013	80.4%	$99.32	$79.82	73.7%	$117.27	$86.45	91.7%	118.1%	108.3%
2014	82.2%	$106.29	$87.32	81.5%	$118.93	$96.92	99.1%	111.9%	111.0%
TTM(4)	83.4%	$107.36	$89.49	82.3%	$121.16	$99.73	98.8%	112.9%	111.4%
(1)
Data provided by Smith Travel Research. The competitive set contains the following properties: DoubleTree - Torrance South Bay, Holiday Inn - Long Beach Airport, DoubleTree - San Pedro Port of Los Angeles, Holiday Inn - Los Angeles Gateway Torrance, Courtyard - Los Angeles Torrance Palos and Hampton Inn - Los Angeles Carson Torrance.

(2)	2012-2014 information is based on operating statements provided by the borrower.
(3)
Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and borrower provided operating statements for the property for 2012-2014 and Smith Travel Research for the property’s TTM.

(4)	TTM represents period ending March 31, 2015 provided by Smith Travel Research.

Competitive Hotels Profile(1)

				2014 Estimated Market Mix			2014 Estimated Operating Statistics

Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
DoubleTree - Carson	225	1988	5,764	40%	20%	15%	81%	$118.93	$96.92
Hampton Inn - Los Angeles Carson Torrance	137	1990	0	70%	10%	20%	80%	$110.00	$88.00
Courtyard - Los Angeles Torrance South Bay	330	1987	1,358	60%	20%	20%	80%	$125.00	$100.00
Holiday Inn - Los Angeles Gateway Torrance	320	1986	3,780	30%	10%	10%	80%	$85.00	$68.00
DoubleTree - Torrance South Bay	367	1976	13,253	30%	10%	20%	90%	$115.00	$103.50
DoubleTree - San Pedro Port of Los Angeles	226	1987	15,958	30%	15%	30%	90%	$105.00	$94.50
Holiday Inn - Long Beach Airport	222	1969	6,029	40%	20%	20%	70%	$105.00	$73.50
Total(2)	1,602
(1)    Based on the appraisal.
(2)    Excludes the subject property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-93

ANNEX A-3	JPMBB 2015-C29

Doubletree - Carson

Operating History and Underwritten Net Cash Flow

	2012	2013	2014	TTM(1)	Underwritten	Per Room (2)	% of Total Revenue(3)
Occupancy	71.7%	73.7%	81.5%	81.6%	81.5%
ADR	$113.24	$117.27	$118.93	$119.87	$118.93
RevPAR	$81.24	$86.45	$96.92	$97.77	$96.92

Room Revenue	$6,641,957	$7,099,805	$7,959,281	$8,028,985	$7,959,281	$35,375	76.6%
Food and Beverage Revenue	2,113,511	2,109,815	2,356,382	2,358,574	2,356,382	10,473	22.7
Telephone Revenue	3,754	3,900	2,544	4,546	2,544	11	0.0
Other Revenue	133,753	189,389	73,001	69,288	73,001	324	0.7
Total Revenue	$8,892,975	$9,402,909	$10,391,208	$10,461,393	$10,391,208	$46,183	100.0%

Room Expense	$1,582,596	$1,655,906	$2,096,734	$2,113,335	$2,096,734	$9,319	20.2%
Food and Beverage Expense	1,558,447	1,552,016	1,654,456	1,653,744	1,654,456	7,353	15.9
Telephone Expense	16,406	16,202	21,551	22,485	21,551	96	0.2
Departmental Expenses	$3,157,449	$3,224,124	$3,772,741	$3,789,564	$3,772,741	$16,768	36.3%

Departmental Profit	$5,735,526	$6,178,785	$6,618,467	$6,671,829	$6,618,467	$29,415	63.7%

Operating Expenses	$2,279,723	$2,355,709	$2,278,414	$2,247,031	$2,278,414	$10,126	21.9%
Gross Operating Profit	$3,455,803	$3,823,076	$4,340,053	$4,424,798	$4,340,053	$19,289	41.8%

Fixed Expenses	$422,541	$378,401	$455,324	$461,081	$467,266	$2,077	4.5%
Management Fee	266,778	283,482	308,228	310,039	311,736	1,385	3.0
Franchise Fee	561,001	672,048	739,675	740,691	748,172	3,325	7.2
FF&E (4)	355,719	376,116	415,648	418,456	415,648	1,847	4.0
Total Other Expenses	$1,606,039	$1,710,047	$1,918,875	$1,930,267	$1,942,822	$8,635	18.7%

Net Operating Income	$1,849,764	$2,113,029	$2,421,178	$2,494,532	$2,397,230	$10,654	23.1%
Net Cash Flow	$1,849,764	$2,113,029	$2,421,178	$2,494,532	$2,397,230	$10,654	23.1%
(1)	TTM is based on the 12 month period ending January 31, 2015.
(2)	Per Room values are based on 225 guest rooms.
(3)	% of Total Revenue column for Room Expense, Food and Beverage Expenses and Telephone Expenses is based on their corresponding revenue line item.
(4)
The borrower will make monthly deposits into the FF&E reserve equal to $34,638. Based on the annual operating statements for the property, the lender may adjust the FF&E reserve monthly deposit to the greater of (x) the then-existing FF&E reserve monthly deposit, (y) one-twelfth of 4% of the total gross revenue for the prior fiscal year or (z) any greater amount required to be paid under the franchise agreement, the physical conditions report, or the annual budget.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

A-3-94

ANNEX B

FORM OF REPORT TO CERTIFICATEHOLDERS

B-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	7/17/15
		Record Date:	6/30/15
		Determination Date:	7/13/15

DISTRIBUTION DATE STATEMENT

	STATEMENT SECTIONS	PAGE(s)

	Certificate Distribution Detail	2
	Certificate Factor Detail	3
	Exchangeable Class Detail	4
	Reconciliation Detail	5
	Other Required Information	6
	Cash Reconciliation Detail	7
	Current Mortgage Loan and Property Stratification Tables	8-10
	Mortgage Loan Detail	11
	NOI Detail	12
	Principal Prepayment Detail	13
	Historical Detail	14
	Delinquency Loan Detail	15
	Specially Serviced Loan Detail	16-17
	Advance Summary	18
	Modified Loan Detail	19
	Historical Liquidated Loan Detail	20
	Historical Bond / Collateral Loss Reconciliation	21
	Interest Shortfall Reconciliation Detail	22-23
	Defeased Loan Detail	24
	Supplemental Reporting	25

Depositor	Master Servicer	Special Servicer	Senior Trust Advisor
J.P. Morgan Chase Commercial Mortgage Securities Corp. 383 Madison Avenue New York, NY 10179 Contact: Brian Baker Phone Number: (212) 834-3813	Wells Fargo Bank, N.A. 1901 Harrison Street Oakland, CA 94612 Contact: REAM_InvestorRelations@wellsfargo.com Phone Number:	Midland Loan Services A Division of PNC Bank, N.A. 10851 Mastin Street, Building 82 Overland Park, KS 66210 Contact: Heather Wagner Phone Number: (913) 253-9570	Pentalpha Surveillance LLC PO Box 4839 Greenwich, CT 06831 Contact: Don Simon Phone Number: (203) 660-6100

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties.  Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and special notices.  In addition, certificateholders may register online for email notification when special notices are posted.  For information or assistance please call 866-846-4526.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	7/17/15
		Record Date:	6/30/15
		Determination Date:	7/13/15

Certificate Distribution Detail
Class (2)	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3A1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3A2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-NR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2) Class A-S, Class B, Class C all represent the “Regular Interest” of these respective classes. For details on how the balances and payments of these “Regular Interests” are split between their respective certificates and the Exchangable Class EC, please refer to page 4.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	7/17/15
		Record Date:	6/30/15
		Determination Date:	7/13/15

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3A1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3A2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
EC		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
NR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount
X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-C		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-E		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000
X-NR		0.00000000	0.00000000	0.00000000	0.00000000

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	7/17/15
		Record Date:	6/30/15
		Determination Date:	7/13/15

Exchangeable Class Detail

Class\ Component	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss / Additional Trust Fund Expenses	Total Distribution	Ending Balance

A-S Regular Interest Breakdown
A-S (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (EC)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

B Regular Interest Breakdown
B (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (EC)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

C Regular Interest Breakdown
C (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (EC)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class EC Detail
Class\ Component	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss / Additional Trust Fund Expenses	Total Distribution	Ending Balance
EC		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	7/17/15
		Record Date:	6/30/15
		Determination Date:	7/13/15

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Certificate Interest Reconciliation
Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3A1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3A2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-NR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	7/17/15
		Record Date:	6/30/15
		Determination Date:	7/13/15

Other Required Information

Available Distribution Amount (1)	0.00

		Appraisal Reduction Amount

		Loan Number	Appraisal Reduction Effected	Cumulative ASER Amount	Most Recent App. Red. Date

Controlling Class Information

Controlling Class: NR
Effective as of: 06/26/2015

		Total

(1) The Available Distribution Amount includes any Prepayment Premiums.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	7/17/15
		Record Date:	6/30/15
		Determination Date:	7/13/15

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wilmington Trust, National Association	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Senior Trust Advisor Fee - Pentalpha Surveillance LLC	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00		Additional Trust Fund Expenses:
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

Other:			Payments to Certificateholders & Others:
Prepayment Penalties/Yield Maintenance	0.00		Interest Distribution	0.00
Repayment Fees	0.00		Principal Distribution	0.00
Borrower Option Extension Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
			Borrower Option Extension Fees	0.00

Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	7/17/15
		Record Date:	6/30/15
		Determination Date:	7/13/15

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)
Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	7/17/15
		Record Date:	6/30/15
		Determination Date:	7/13/15

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)
Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning
Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	7/17/15
		Record Date:	6/30/15
		Determination Date:	7/13/15

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)
Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI
Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	7/17/15
		Record Date:	6/30/15
		Determination Date:	7/13/15

Mortgage Loan Detail
Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Termporary Rate Reduction
MH	-	Mobile Home Park

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	7/17/15
		Record Date:	6/30/15
		Determination Date:	7/13/15

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	7/17/15
		Record Date:	6/30/15
		Determination Date:	7/13/15

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	7/17/15
		Record Date:	6/30/15
		Determination Date:	7/13/15

Historical Detail

Delinquencies							Prepayments		Rate and Maturities
Distribution Date	30-59 Days # Balance	60-89 Days # Balance	90 Days or More # Balance	Foreclosure # Balance	REO # Balance	Modifications # Balance	Curtailments # Balance	Payoff # Balance	Next Weighted Avg. Coupon Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	7/17/15
		Record Date:	6/30/15
		Determination Date:	7/13/15

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

(1) Status of Mortgage Loan									(2) Resolution Strategy Code

A	-	Payment Not Received	0	-	Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	-	One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	-	Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	-	Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent							5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	7/17/15
		Record Date:	6/30/15
		Determination Date:	7/13/15

Specially Serviced Loan Detail - Part 1
Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code									(2) Property Type Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	-	Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	-	Note Sale			to Master Servicer	13	-	Other or TBD	WH MH	- -	Warehouse Mobile Home Park	OT	-	Other

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	7/17/15
		Record Date:	6/30/15
		Determination Date:	7/13/15

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	7/17/15
		Record Date:	6/30/15
		Determination Date:	7/13/15

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	7/17/15
		Record Date:	6/30/15
		Determination Date:	7/13/15

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	7/17/15
		Record Date:	6/30/15
		Determination Date:	7/13/15

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	7/17/15
		Record Date:	6/30/15
		Determination Date:	7/13/15
Historical Bond/Collateral Loss Reconciliation Detail
Distribution Date	Offering Document Cross- Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	7/17/15
		Record Date:	6/30/15
		Determination Date:	7/13/15
Interest Shortfall Reconciliation Detail - Part 1
Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees					Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out	ASER	(PPIS) Excess

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	7/17/15
		Record Date:	6/30/15
		Determination Date:	7/13/15

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds
			Current Month	Left to Reimburse		Comments
				Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	7/17/15
		Record Date:	6/30/15
		Determination Date:	7/13/15

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2015-C29 Commercial Mortgage Pass-Through Certificates Series 2015-C29	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	7/17/15
		Record Date:	6/30/15
		Determination Date:	7/13/15

Supplemental Reporting

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX C

FORM OF SENIOR TRUST ADVISOR ANNUAL REPORT1

Report Date: After the occurrence and during the continuance of a Control Event, this report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement.
Transaction: JPMBB Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2015-C29
Senior Trust Advisor: Pentalpha Surveillance LLC
Special Servicer: Midland Loan Services, a Division of PNC Bank, National Association
Directing Certificateholder: [●]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Senior Trust Advisor that [●] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[●] of those Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

b.
Asset Status Reports were issued with respect to [●] of such Specially Serviced Mortgage Loans. This report is based only on the Specially Serviced Mortgage Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Senior Trust Advisor (in accordance with the Senior Trust Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Mortgage Loans in accordance with the Servicing Standard. Based on such limited review, the Senior Trust Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Senior Trust Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Senior Trust Advisor:

1.
Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Mortgage Loans: [List applicable mortgage loans]

2.
Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Senior Trust Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction calculations) related to the Specially Serviced

1      This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Senior Trust Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1

Mortgage Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

1.	The Senior Trust Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.
During the prior year, the Senior Trust Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Mortgage Loans: [LIST]. The Senior Trust Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Senior Trust Advisor. Such recommendations generally included the following: [LIST].

3.	Appraisal Reduction calculations and net present value calculations:

4.
The Senior Trust Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to the utilization by the special servicer.

a.
The senior trust advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

b.
After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Senior Trust Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Senior Trust Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.
The Senior Trust Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Mortgage Loan. The Senior Trust Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the Senior Trust Advisor generally relied upon the information delivered to it

C-2

by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report.

2.
The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Senior Trust Advisor has no responsibility or authority to alter the standards set forth therein.

3.
Confidentiality and other contractual limitations limit the Senior Trust Advisor’s ability to outline the details or substance of the discussions held between it and the Special Servicer regarding any Specially Serviced Mortgage Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Senior Trust Advisor is given access to by the Special Servicer.

4.
There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Senior Trust Advisor does not participate in any discussions regarding such actions. As such, Senior Trust Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.
The Senior Trust Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement dated June 1, 2015.

C-3

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

The mortgage loan seller will make the representations and warranties set forth below as of the date specified below or, if no such date is specified, generally as of the Closing Date, in each case subject to the exceptions to those representations and warranties that are described on Annex D-1 to this free writing prospectus. Prior to the execution of the related final mortgage loan purchase agreement (the “MLPA”), there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the free writing prospectus.

Each MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the trust fund, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, Mortgaged Properties or other subjects discussed therein, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, mortgaged properties and certificates relating to the trust fund, you should read and rely solely on the free writing prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.         Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or Mortgage Loan Purchase Agreement.

2.         Whole Loan; Ownership of Mortgage Loans. Except with respect to each Serviced Mortgage Loan, each Mortgage Loan is a whole loan and not an interest in a mortgage loan. Each Serviced Mortgage Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan evidenced by a senior note. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation (other than with respect to Serviced Mortgage Loans) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller). The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

3.         Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in

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any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.         Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

5.         Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Trust against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

6.         Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither Mortgagor nor guarantor has been released from its obligations under the Mortgage Loan. The material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since May 21, 2015.

7.         Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give

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rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

At the time of the assignment of the Mortgage Loans to the Depositor, the Mortgage Loan Seller had good and marketable title to and was the sole owner and holder of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller) and such assignment validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

8.         Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Crossed Mortgage Loan Group, provided that none of items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

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9.         Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Mortgage Loan Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.

10.       Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11.       Financing Statements. Each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

12.       Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Mortgage Loan Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

13.       Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and

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delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

14.       Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

15.       Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

16.       Escrow Deposits. All escrow deposits and payments required pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to depositor or its servicer and identified as such with appropriate detail. Any and all requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

17.       No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund prior to the Cut-off Date.

18.       Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-“ from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment

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owned by the mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-“ by Standard & Poor’s Ratings Services in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such

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insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19.       Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

20.       No Encroachments. To the Mortgage Loan Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

21.       No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22.       REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance

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charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.       Compliance. The terms of the Mortgage Loan documents evidencing such Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Mortgage Loan Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

24.       Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan.

25.       Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid.

26.       Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

27.       Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

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28.       Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents following an event of default, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.

29.       Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in paragraph (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan or Whole Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or Whole Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to apply such an amount to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Whole Loan.

In the case of any Mortgage Loan originated after December 6, 2010, no such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof,

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including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

30.       Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

31.       Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

32.       Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 in this Annex D-1, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

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33.       Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.       Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above; (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to deliver an opinion of counsel that the trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.       Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of the ARD Loan and situations where default interest is imposed.

36.       Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other

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agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(A)     The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Mortgage Loan Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(B)     The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(C)     The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)     The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(E)     The ground lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the ground lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(F)     The Mortgage Loan Seller has not received any written notice of default under or notice of termination of such ground lease. To the Mortgage Loan Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

(G)     The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(H)     A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

(I)     The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(J)     Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to

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restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)     In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)     Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

37.       Servicing. The servicing and collection practices used by the Mortgage Loan Seller in respect of each Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Mortgage Loan Seller’s customary commercial mortgage servicing practices.

38.       ARD Loans. Each Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such Mortgage Loan. If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the Mortgage Loan exercisable during the term of the Mortgage Loan, (i) the Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the excess cash flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all excess cash flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Interest Rate on such Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

39.       Rent Rolls; Operating Histories. The Mortgage Loan Seller has obtained a rent roll (the “Certified Rent Roll(s)”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a Mortgage Loan, Certified Operating Histories may not have been available.

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40.       No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in Exhibit C to the MLPA. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.       Bankruptcy. In respect of each Mortgage Loan, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

42.       Organization of Mortgagor. The Mortgage Loan Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 20% or greater direct ownership share (i.e., the “Major Sponsors”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. ((1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43.       Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental

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Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each Mortgage Loan set forth on Schedule I to the MLPA, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule I (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

44.       Lease Estoppels. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan, and to the Mortgage Loan Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property, the Mortgage Loan Seller has received lease estoppels executed within 90 days of the origination date of the related Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a Mortgage Loan that is represented on the Certified Rent Roll. To the Mortgage Loan Seller’s knowledge, each lease

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represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

45.       Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.       Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.       Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool.

48.       Advance of Funds by the Mortgage Loan Seller. No advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

49.       Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the Mortgage Loan.

50.       Litigation. Whether or not a Mortgage Loan was originated by the Mortgage Loan Seller, to the Mortgage Loan Seller’s knowledge, with respect to each Mortgage Loan originated by the Mortgage Loan Seller and each Mortgage Loan originated by any Person other than the Mortgage Loan Seller, as of the date of origination of the related Mortgage Loan, and, to the Mortgage Loan Seller’s actual knowledge, with respect to each Mortgage Loan originated by the Mortgage Loan Seller and any prior holder of the Mortgage Loan, as of the Closing Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other governmental authority or agency now pending against or affecting the Mortgagor under any Mortgage Loan or any of the Mortgaged Properties which, if determined against such Mortgagor or such Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property, the security intended to be provided with respect to the related Mortgage Loan, or the ability of such Mortgagor and/or the current use of such Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Mortgage Loan; and to the Mortgage Loan Seller’s actual knowledge there are no such actions, suits or proceedings threatened against such Mortgagor.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Mortgage Loan Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist or existed), shall be deemed to be within the Mortgage Loan Seller’s knowledge including but not limited to any written notices from or on behalf of the Mortgagor.

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“Servicing File:” A copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Mortgage Loan Seller, provided that the Mortgage Loan Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
5	JAGR Portfolio (Loan No. 8)

(Hospitality Provisions) – The comfort letters obtained in connection with the Mortgaged Properties are assignable by the lender to the Trust, provided that the lender directly transfers the Mortgage Loans to the Trust and delivers notice to the franchisors within 30 days from the date of transfer, which notice identifies the name and notice address for the new lender.

5	Marriott – Pittsburgh (Loan No. 12)

(Hospitality Provisions) – The comfort letter obtained in connection with the Mortgaged Property is not assignable by the lender to the Trust. In connection with a securitization, the franchisor will issue a replacement comfort letter in favor of the Trust, provided that the lender delivers notice to the franchisor within 90 days from the date of the lender’s assignment of the mortgage loan to the Trust and identifies the name, address, telephone number and email address for the contact person for the assignee, as well as the date of the assignment. If the securitization occurs before March 31, 2015, the replacement comfort letters will be issued in the form substantially similar to the comfort letters issued at origination of the Mortgage Loan. If the securitization occurs after March 31, 2015, the replacement comfort letters will be issued on the franchisor’s then-current form.

5	Doubletree Baltimore Airport (Loan No. 23) and Homewood Suites Kennesaw (Loan No. 27)

(Hospitality Provisions) – The comfort letter obtained in connection with the Mortgaged Property is assignable by the lender to the trustee of a securitization, provided that the lender delivers notice to the franchisors within 30 days from the date of transfer, which notice identifies the name and notice address for the new lender.

5	Fairfield Inn Destin (Loan No. 36)

(Hospitality Provisions) – The comfort letter obtained in connection with the Mortgaged Property is not assignable by the lender to the Trust. In connection with a securitization, the franchisor will issue a replacement comfort letter in favor of the Trust on the franchisor’s then-current form, provided that the lender delivers notice to the franchisor within 90 days from the date of the lender’s assignment of the mortgage loan to the Trust and identifies the name, address, telephone number and email address for the contact person for the assignee, as well as the date of the assignment of the Mortgage Loan.

5	Candlewood Suites Greenville (Loan No. 43)

(Hospitality Provisions) – The comfort letter obtained in connection with the Mortgaged Property is assignable by the lender to a REMIC or a similar vehicle for securitization, provided that the lender delivers notice to the franchisor no later than 12 months from the date of the comfort letter and no later than 60 days from the date of the assignment to the Trust, provided that the Trust is capable of performing its financial and other obligations under the

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JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
franchise agreement in the franchisor’s sole discretion.
5	Hampton Inn Ft. Wayne (Loan No. 45)

(Hospitality Provisions) – The comfort letter obtained in connection with the Mortgaged Property is assignable by the lender to the Trust, provided that the lender directly transfers the Mortgage Loan to the Trust and delivers notice to the franchisor within 30 days from the date of transfer, which notice identifies the name and notice address for the new lender.

6	Chestnut Place (Loan No. 29)

(Mortgage Status; Waivers and Modifications) – JPMCB and the Mortgagor have executed an amendment to the loan documents which amends certain requirements related to the partial release of one of the parcels comprising the Mortgaged Property.

9	One City Centre (Loan No. 2)

(Junior Liens) – In connection with a bona fide sale of the Mortgaged Property, future mezzanine debt is permitted upon satisfaction of certain conditions, which include (but are not limited to) the following: (i) a combined LTV Ratio of not greater than 70.0%; (ii) a combined DSCR of at least 1.55x; and (iii) the execution of an intercreditor agreement satisfactory to the lender.

9	400 Poydras (Loan No. 3)

(Junior Liens) – There is a mezzanine loan in the amount of $7,000,000, which is currently held by JPMCB. In connection with the mezzanine loan, the lenders are negotiating an intercreditor agreement, a copy of which will be included in the Mortgage File.

9	Alta Woodlake Square (Loan No. 6)

(Junior Liens) – There is a mezzanine loan in the amount of $4,000,000, which is currently held by JPMCB. In connection with the mezzanine loan, the lenders are negotiating an intercreditor agreement, a copy of which will be included in the Mortgage File. In addition, in connection with a prepayment in full and refinancing of the existing mezzanine debt, future mezzanine debt is permitted upon satisfaction of certain conditions, which include (but are not limited to) the following: (i) a combined LTV Ratio of not greater than 87.0%; (ii) a combined DSCR of at least 1.10x; and (iii) the execution of an intercreditor agreement satisfactory to the lender.

9	JAGR Portfolio (Loan No. 8)

(Junior Liens) – There is a mezzanine loan in the amount of $7,500,000, which is currently held by a third party investor. In connection with the mezzanine loan, the Mortgage Loan seller and mezzanine lender have executed an intercreditor agreement, a copy of which is included in the Mortgage File.

9	Lenox Towers (Loan No. 9)

(Junior Liens) – In connection with the initial sale of the Mortgaged Property to a third party, future mezzanine debt is permitted upon satisfaction of certain conditions, which include (but are not limited to) the following: (i) a combined LTV Ratio of not greater than 60.0%; (ii) a combined DSCR of at least 1.40x; and (iii) the execution of an intercreditor agreement satisfactory to the lender.

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JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
9	Marriott – Pittsburgh (Loan No. 12)

(Junior Liens) – There is a mezzanine loan in the amount of $7,140,000, which is currently held by JPMCB. In connection with the mezzanine loan, the Mortgage Loan seller and the mezzanine lender are negotiating an intercreditor agreement, a copy of which will be included in the related Mortgage File.

9	Homewood Suites Kennesaw (Loan No. 27)

(Junior Liens) – Future mezzanine debt is permitted upon satisfaction of certain conditions, which include (but are not limited to) the following: (i) a combined LTV Ratio (based on the original principal balance of the Mortgage Loan) of not greater than 68.7%; (ii) a projected combined DSCR of at least 1.50x; (iii) a combined debt yield of not less than 11.25%; and (iv) the execution of an intercreditor agreement satisfactory to the lender.

18	Alta Woodlake Square (Loan No. 6) and JAGR Portfolio (Loan No. 8)	(Insurance) – The related Mortgagor may maintain property all-risk insurance with a deductible that does not exceed $50,000. The amount of this deductible may be considered higher than customary.
18	Lenox Towers (Loan No. 9)

(Insurance) – The related Mortgagor may maintain property all-risk insurance with a deductible that does not exceed $50,000. The amount of this deductible may be considered higher than customary.

The Mortgage Loan documents permit insurance coverage through a syndicate of insurers, provided that if such syndicate consists of five (5) or more members, (A) at least sixty percent (60%) of the insurance coverage (or seventy-five percent (75%) if such syndicate consists of four (4) or fewer members) and eighty percent (80%) of the first layer of such insurance coverage is provided by insurance companies with a rating of “A:X” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A-” or better by at least two (2) of the Rating Agencies, including S&P, Fitch and Moody’s, and (B) the remaining forty percent (40%) of the insurance coverage (or the remaining twenty-five percent (25%) if such syndicate consists of four (4) or fewer members) shall be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P and “Baa2” or better by Moody’s (if Moody’s is rating the Certificates and rates the insurance companies).

18	Marriott – Pittsburgh (Loan No. 12)

(Insurance) – The related Mortgagor may maintain property all-risk insurance with a deductible that does not exceed $100,000 (including flood insurance coverage under a private policy). The amounts of these deductibles may be considered higher than customary.

The related Mortgage Loan documents permit the Mortgagor to maintain general liability insurance coverage with a deductible or self-insured retention of $100,000. The amount of this deductible may be considered higher than customary.

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JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

The related Mortgagor is required to maintain flood insurance in the maximum amount of insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994 plus additional flood limits through a private flood insurance policy in an amount of not less than $15,000,000.

18	Pinecrest Town Center (Loan No. 14)
(Insurance) – The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a property loss is $1,100,000, rather than five percent (5%) of the then outstanding principal amount.

18	Richmond Portfolio (Loan No. 16)

(Insurance) – The Mortgage Loan documents permit coverage through a syndicate of insurers, provided that (A) if the syndicate consists of four or fewer members, at least 75% of the insurance coverage (or 60% if such syndicate consists of five or more members) is provided by insurance companies with a rating of “A:IX” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A” or better by S&P and (B) all insurance carriers have a claims paying ability rating of “BBB+” or better by S&P. The Mortgage Loan documents also permit the insurance companies for the current property insurance coverage in their current participation amounts and positions, provided that upon renewal of the policy on May 31, 2015, the Mortgagor is required to comply with the ratings requirements in the Mortgage Loan documents.

18	The Heights (Loan No. 24)

(Insurance) – The related Mortgagor may maintain the property all-risk and commercial general liability insurance policies with deductibles that do not exceed $50,000. The amount of these deductibles may be considered higher than customary.

The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a property loss is $2,000,000, rather than five percent (5%) of the then outstanding principal amount.

26	One City Centre (Loan No. 2)

(Local Law Compliance) – The zoning report obtained at origination indicates that there are certain building code violations at the Mortgaged Property. The Mortgagor has covenanted to use commercially reasonable efforts to cure such violations, and the Mortgage Loan documents contain a non-recourse carve-out for losses incurred in connection with the open code violations.

28	One City Centre (Loan No. 2)

(Recourse Obligations) – The obligations and liabilities of the related Mortgagor and guarantors with respect to environmental issues will terminate and be of no further force and effect starting three (3) years after the payment in full of the related mortgage loan, provided the indemnitee shall have received, at borrower ‘s and guarantor’s expense, an updated environmental report dated within ninety (90) days of the requested release date showing, to

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JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
the reasonable satisfaction of indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related mortgage loan documents.
28	400 Poydras (Loan No. 3), Richmond Portfolio (Loan No. 16), Homewood Suites Kennesaw (Loan No. 27), Fairfield Inn Destin (Loan No. 36) and Candlewood Suites Greenville (Loan No. 43)	(Recourse Obligations) – The carve-out for misapplication, misappropriation or conversion of rents, insurance proceeds or condemnation awards does not include misappropriation.
28	Alta Woodlake Square (Loan No. 6)

(Recourse Obligations) – The carve-out for material physical waste is limited to the acts or omissions of the Mortgagor, its principal or the guarantor and to the extent there is sufficient cash flow from operations of the Mortgaged Property to prevent such waste (unless the insufficiency arises out of the intentional misappropriation or conversion of revenues by the Mortgagor, its principal or the guarantor).

28	JAGR Portfolio (Loan No. 8)

(Recourse Obligations) – The carve-out for material physical waste is limited to the intentional acts or omissions of any Mortgagor, the liquor license holder, the guarantor or the affiliated property manager unless caused by insufficient cash flow from the Mortgaged Property or unless the same would have been prevented by sufficient cash flow from the Mortgaged Property but the lender failed to make such amounts available to the Mortgagor.

The carve-out for misapplication, misappropriation or conversion of rents, insurance proceeds or condemnation awards contains a notice and cure right for misapplication of the foregoing amounts.

28	Marriott – Pittsburgh (Loan No. 12)	(Recourse Obligations) – The full recourse carve-out related to consenting or acquiescing to an involuntary bankruptcy filing has a cure period of sixty (60) days from the date of filing.
28	Eagles Trail (Loan No. 21)

(Recourse Obligations) – The carve-out for material physical waste is limited to waste by (or knowingly permitted by) the Mortgagor or guarantor, and the failure to make repairs to the Mortgaged Property solely due to insufficient cash flow from the operation of the Mortgaged Property or the failure of the lender to release sufficient cash flow to make such repairs will not constitute waste.

The obligations and liabilities of the related Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect starting two (2) years after the payment in full of the related mortgage loan, provided (i) the indemnitee shall not have exercised any remedies against the Mortgagor or the guarantor under the loan documents nor foreclosed or otherwise taken possession of the Mortgaged Property, (ii) there has been no material change, between the date of the origination of the mortgage loan and the date the mortgage

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JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

loan is paid in full, in any environmental law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the related mortgage loan documents, notwithstanding the fact that the related mortgage loan is paid in full; and (iii) indemnitee shall have received, at Mortgagor ‘s and guarantor’s expense, an updated environmental report dated within ninety (90) days of the requested release showing, to the reasonable satisfaction of indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related mortgage loan documents.

28	Doubletree Baltimore Airport (Loan No. 23)

(Recourse Obligations) – Following the repayment and satisfaction of the Mortgage Loan, provided that upon or after such repayment, the Mortgagor and guarantor deliver to the lender a reasonably acceptable Phase I environmental reflecting that the Mortgaged Property is free from hazardous substances that violate environmental laws, the Mortgagor and guarantor will be released from their liabilities and obligations under the environmental indemnity on the second (2nd) anniversary of the date that the lender received such acceptable Phase I environmental report. The carve-out for misapplication, misappropriation or conversion of rents, insurance proceeds or condemnation awards does not include misapplication.

The carve-out for material physical waste is limited to intentional waste by the Mortgagor, its principal or the guarantor and to the extent there is sufficient cash flow made available to the Mortgagor.

28	The Heights (Loan No. 24)

(Recourse Obligations) – There are no non-recourse carve-outs contained in the Mortgage Loan documents and no separate non-recourse carveout guarantor. The liability of the Mortgagor is limited to the extent of its interest in the Mortgaged Property.

The obligations and liabilities of the related Mortgagor with respect to environmental issues will terminate and be of no further force and effect starting two (2) years after the payment in full of the related mortgage loan, provided (i) the indemnitee shall not have exercised any remedies against borrower or the guarantor under the mortgage loan documents nor foreclosed or otherwise taken possession of the Mortgaged Property, (ii) there has been no material change, between the date of the origination of the mortgage loan and the date the mortgage loan is paid in full, in any environmental law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the related mortgage loan documents, notwithstanding the fact that the related mortgage loan is paid in full; and (iii) indemnitee shall have received, at borrower ‘s and guarantor’s expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of indemnitee, that there exists no matter for which the indemnified parties are entitled

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JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
to indemnification pursuant to the related mortgage loan documents.
29	JAGR Portfolio (Loan No. 8)

(Mortgage Releases) – The Mortgagor may release the Doubletree Annapolis Mortgaged Property upon the terms and conditions set forth in the related loan documents with the payment of 110% of the allocated loan amount and compliance with REMIC requirements.

29	Chestnut Place (Loan No. 29)

(Mortgage Releases) – The Mortgagor will take all commercially reasonable efforts to obtain the release one (1) improved parcel of the Mortgaged Property without any prepayment of the Mortgage Loan. The Mortgagor is required to comply with the terms and conditions in the mortgage loan documents, including compliance with REMIC requirements.

31	JAGR Portfolio (Loan No. 8)

(Acts of Terrorism Exclusion) – If TRIA is not in effect, Mortgagor is not required to pay more than two (2) times the cost of then current property casualty and business interruption/rent loss insurance policies (excluding the terrorism components of such policy) on terrorism coverage. The Mortgagor may also obtain terrorism coverage with a deductible of $25,000, and the amount of this deductible may be considered higher than customary.

31	Marriott – Pittsburgh (Loan No. 12)

(Acts of Terrorism Exclusion) – The loan documents provide that the Mortgagor may maintain terrorism coverage with a deductible that does not exceed $100,000. The amount of this deductible may be considered higher than customary.

31	The Heights (Loan No. 24)	(Acts of Terrorism Exclusion) – If TRIA is not in effect, Mortgagor is not required to pay more than two (2) times the cost of then current property casualty insurance policy on terrorism coverage.
33	JAGR Portfolio (Loan No. 8)

(Single-Purpose Entity) – Two of the Mortgagors, along with one other entity, were borrowers under the prior financing secured by the Mortgaged Properties and one other property that is not collateral for the Mortgage Loan. In connection with the prior financing, the two Mortgagors pledged their assets as collateral for the prior financing and previously commingled funds under a cash management system with the entity that is not part of the borrowing structure for the Mortgage Loan.

43	Pinecrest Town Center (Loan No. 14)

(Environmental Conditions) – The environmental assessment obtained at origination of the Mortgage Loan characterized the historical and current use of a dry cleaner at the Mortgaged Property as a recognized environmental condition. The assessment did not recommend further investigation of the soil, since the Mortgaged Property is enrolled in a state remediation program. However, the assessment did indicate that soil vapor remains a concern at the Mortgaged Property and advised that the

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JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

concerns could be mitigated by the installation of a passive sub-slab depressurization system, at an estimated cost of $50,000. At origination of the Mortgage Loan, the Mortgagor was required to reserve $62,500 for the installation of the passive sub-slab depressurization system.

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Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
18	Cole IV Retail Portfolio – Pool I (Loan No. 4) and Cole IV Retail Portfolio – Pool II (Loan No. 5)

The lender has agreed that (i) Starr Surplus Lines Insurance Company, rated “AXV” with AM Best and (ii) Ironshore Indemnity Insurance Company, rated “AXIV” with AM Best, is an acceptable insurance provider. The Mortgaged Properties are currently covered by a $500,000,000 blanket policy and both Starr Surplus Lines Insurance Company and Ironshore Indemnity Insurance Company combined account for only $20,000,000 of the coverage. The remaining $480,000,000 is covered by insurance companies with a Standard & Poor’s Ratings Services rating of “A” or better.

18	Little Palm Island Resort (Loan No. 7)

Business interruption insurance is required for a period continuing until the restoration of the Mortgaged Property is completed or the expiration of eighteen (18) months, whichever first occurs and notwithstanding that the insurance policy may expire prior to the end of such period.

Insurance companies providing federally-subsizied National Flood Insurance Program coverage or coverage through the Florida state wind pool are not required to meet the insurance rating requirements set forth in the Loan Documents. However, the two insurance companies currently providing flood insurance coverage under the National Flood Insurance Program have a rating of “A+” and “A-” from S&P and a rating of “A XV” and “A XIII” from AM Best.

18	Simply Self Storage Portfolio (FL & GA) (Loan No. 19)	Business interruption insurance is required for a period continuing until the restoration of the Mortgaged Property is completed.
18	Dakota Estates (Loan No. 59)	Business interruption insurance is required for a period continuing until the restoration of the Mortgaged Property is completed or the expiration of 12 months, whichever occurs first.
19	Little Palm Island Resort (Loan No. 7)	The Mortgaged Property is not located on or adjacent to a public road nor has direct legal access to a public road. The Mortgaged Property is accessible only by boat or sea-plane.

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26	Alore Center (Loan No. 42)

The Mortgaged Property is currently operating under a tenant-specific special exception issued by the municipality allowing for office use (including medical offices) on the first floor. According to the city attorney for the municipality, the municipality would be amenable to allowing for a specific use permit, which would allow permanent use of the first floor for offices, including medical offices. In the event of a material casualty or change in tenants, the special exception would need to be reissued by the municipality, the failure of which would allow for only retail use on the first floor. The borrowers and the guarantor have agreed to an additional non-recourse carveout, which covers the lender for losses in connection with the failure of the municipality to issue such special exception. Such non-recourse carveout will terminate upon Mortgagor receiving a permanent special use permits for offices on the first floor.

36	Little Palm Island Resort (Loan No. 7)

The Mortgage Loan is secured by a Mortgaged Property which consists, in part, of a leasehold estate. The related Mortgagor has an insured leasehold interest in docks located on submerged lands pursuant to a submerged lands lease with the State of Florida. Such submerged lands lease is scheduled to expire on January 26, 2029. In accordance with the common practice in the State of Florida for leases of this type, the submerged lands lease does not contain the standard mortgagee protections articulated in the related representation. However, the submerged lands lease and the related documents do provide lender with notice and cure rights. The Mortgage Loan is recourse to the Mortgagor and the guarantor for any costs or expenses incurred by lender in connection with curing any breach or default by Mortgagor under the submerged lands lease.

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RAIT Funding, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
5	Courtyard Marriott Green Hills (Loan No. 18)

(Hospitality Provisions) The comfort letter obtained in connection with the Mortgaged Property is not assignable by the lender to the Trust. In connection with a securitization, the franchisor will issue a replacement comfort letter in favor of the Trust on the franchisor’s then-current form, provided that the lender delivers notice to the franchisor within 90 days from the date of the lender’s assignment of the Mortgage Loan to the Trust and identifies the name, address, telephone number and email address for the contact person for the assignee, as well as the date of the assignment of the Mortgage Loan.

6	Aspen Heights - Texas A&M University Corpus Christi (Loan No. 11)

(Mortgage Status; Waivers and Modifications) The mortgage loan was originated in the original principal amount of $30,380,000, and on or about May 26, 2015, the mortgage loan was modified and restructured into a mortgage loan with an original principal balance of $26,000,000 and a mezzanine loan with an original principal balance of $4,380,000.

8	Walgreens – Brunswick (Loan No. 56)

(Permitted Liens; Title Insurance) The sole tenant Walgreens holds a right of first offer to purchase the related Mortgaged Property pursuant to the terms of its lease (the “Walgreens’ ROFO”). If the borrower elects to voluntarily sell the Mortgaged Property, the borrower is required to notify the tenant of its intent to sell the property, setting forth the terms and conditions of such sale, and the tenant then has 10 business days to elect to purchase the Mortgaged Property on such terms and conditions. The tenant has entered into a subordination, non-disturbance and attornment agreement in favor of the lender, providing, among other things, that the Walgreens’ ROFO will not be triggered by the tenant in connection with the lender’s foreclosure, a deed in lieu of foreclosure or any enforcement action; however, Walgreens’ ROFO will apply to subsequent purchasers of the Mortgaged Property.

8	CVS – Fair Oaks (Loan No. 60)

(Permitted Liens; Title Insurance) The sole tenant CVS has a right of first refusal (the “CVS Fair Oaks’ ROFR”) to purchase the Mortgaged Property during any extension period under its lease if the borrower receives a bona fide, arm’s length offer from a third party to purchase all or any portion of the Mortgaged Property. The first extension period, if elected by the tenant, does not commence until December 2039, which is after the maturity date of the Mortgage Loan. The borrower is required to submit a written copy of such offer to the tenant and to give the tenant 20 days within which to elect to purchase the portion of the Mortgaged Property subject to such offer. The CVS Fair Oaks’ ROFR does not apply to a foreclosure, deed-in-lieu of foreclosure or similar proceeding under the loan documents; however, the CVS Fair Oaks’ ROFR will apply to subsequent purchasers of the Mortgaged Property.

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8	CVS – Hutto (Loan No. 62)

(Permitted Liens; Title Insurance) The sole tenant CVS has a right of first refusal (the “CVS – Hutto ROFR”) to purchase the Mortgaged Property during any extension period under its lease if the borrower receives a bona fide, arm’s length offer from a third party to purchase all or any portion of the Mortgaged Property. The first extension period, if elected by the tenant, does not commence until December 2039, which is after the maturity date of the Mortgage Loan. The borrower is required to submit a written copy of such offer to the tenant and to give the tenant 20 days within which to elect to purchase the portion of the Mortgaged Property subject to such offer. The CVS – Hutto ROFR does not apply to a foreclosure, deed-in-lieu of foreclosure or similar proceeding under the loan documents; however, the CVS – Hutto ROFR will apply to subsequent purchasers of the Mortgaged Property.

9	Aspen Heights - Texas A&M University Corpus Christi (Loan No. 11)

(Junior Liens) - As of the Cut-Off Date, there is a mezzanine loan in the principal amount of $4,380,000, which is held by RAIT Partnership, L.P. In connection with the mezzanine loan, the lender has entered into an intercreditor agreement with the mezzanine lender, a copy of which will be included in the Mortgage File.

18	Walgreens – Brunswick (Loan No. 56)

(Insurance) – The mortgage loan documents do not require the borrower to maintain property insurance as its lease with single tenant Walgreens requires Walgreens to insure (or to self-insure) the Mortgaged Property, provided that: (i) tenant names the lender as an additional insured and loss payee, (ii) the lease is in full force and effect and no event of default exists under the lease and (iii) the corporate credit rating of tenant’s parent is at least BBB- (or its equivalent) from each of the rating agencies.

18	CVS – Fair Oaks (Loan No. 60)

(Insurance) – The mortgage loan documents do not require the borrower to maintain property insurance as its lease with single tenant CVS requires CVS to maintain property insurance and repair all damage from a casualty, and rents will not be abated in the event of a casualty to the Mortgaged Property. Tenant is permitted to self-insure so long as: (i) no event of default exists under the lease, (ii) the CVS lease continues to provide that tenant is obligated to maintain the required insurance, (iii) CVS Health Corporation maintains a credit rating of at least “BBB-” (or its equivalent) from each of the rating agencies, and (iv) tenant is in actual occupancy of the premises and open for business, and paying full unabated rent.

D-2-12

18	CVS – Hutto (Loan No. 62)

(Insurance) – The mortgage loan documents do not require the borrower to maintain property insurance as its lease with single tenant CVS requires CVS to maintain property insurance and repair all damage from a casualty, and rents will not be abated in the event of a casualty to the Mortgaged Property. Tenant is permitted to self-insure so long as: (i) no event of default exists under the lease, (ii) the CVS lease continues to provide that tenant is obligated to maintain the required insurance, (iii) CVS Health Corporation maintains a credit rating of at least “BBB-” (or its equivalent) from each of the rating agencies, and (iv) tenant is in actual occupancy of the premises and open for business, and paying full unabated rent.

30	2025 M Street (Loan No. 1)	(Financial Reporting and Rent Rolls) - Quarterly and annual financial statements are required to be certified by an officer of the borrower, but are not required to be audited.
31	Aspen Heights - Texas A&M University Corpus Christi (Loan No. 11)

(Acts of Terrorism Exclusion) – If the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Authorization Act of 2007 (as the same may be further modified, amended, or extended) or a subsequent statute, extension, or reauthorization is not in effect, the borrower is not required to pay more than two (2) times the then-current premium for a separate “Special Form” or “All Risks” policy or equivalent policy (including, without limitation, property insurance and business interruption/rent loss insurance) on a stand-alone basis on terrorism coverage.

31	Walgreens – Brunswick (Loan No. 56)

(Acts of Terrorism Exclusion) – The mortgage loan documents do not require the borrower to maintain terrorism insurance as its lease with single tenant Walgreens requires Walgreens to insure (or to self-insure) the Mortgaged Property, provided that: (i) tenant names the lender as an additional insured and loss payee, (ii) the lease is in full force and effect and no event of default exists under the lease and (iii) the corporate credit rating of tenant’s parent is at least BBB- (or its equivalent) from each of the rating agencies.

D-2-13

Redwood Commercial Mortgage Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
5	DoubleTree - Carson (Loan No. 15)

(Hospitality Provisions) – A comfort letter was issued for the benefit of the lender which may be relied upon by the Trust provided that the lender gives notice to the franchisor of the assignment of the related mortgage loan to the Trust within 30 days of such assignment.

18	275 N. York (Loan No. 58)
(Insurance) - The Mortgage Loan documents provide that rental loss insurance proceeds shall be held by the lender and will be applied, first, to the obligations of the Mortgage Loan then due and payable under the Mortgage Loan documents (including reserve fund deposits), and second, to operating expenses requested by the Mortgagor and approved by the lender in its reasonable discretion (but in no event payable to any affiliate of the Mortgagor).

19	DoubleTree - Carson (Loan No. 15)
(Access; Utilities; Separate Tax Lots) - The Mortgagor’s ownership in the Mortgaged Property’s parking parcel consists of a 46.5% undivided interest as a common law tenant-in-common with another entity. The parking parcel does not constitute a separate tax lot, and only the Mortgagor’s percentage tax burden with respect to the parking parcel was underwritten at origination. The entirety of the Mortgaged Property, including such interest in the parking parcel, is insured by a title insurance policy.

25	Windwood Centre (Loan No. 40)	(Trustee under Deed of Trust) - The Mortgage Loan documents do not limit the amount of trustees fees; however, the Mortgagor is required to pay all trustee fees.

26	Garden District Apartments (Loan No. 25)
(Local Law Compliance) – The use of the Mortgaged Property is currently allowed under a conditional use permit. The use may be continued provided there is no increase in the extent of the non-conforming use. Only limited alterations of the structures housing the legal non-conforming use are permitted. In the event of a material casualty, the Mortgaged Property would need to seek conditional use approval to be rebuilt consistent with the current zoning ordinance.

26	AAA Storage City (Loan No. 61)
(Local Law Compliance) – The use of the Mortgaged Property as a mini-storage is considered to be a pre-existing, nonconforming use grandfathered into the current zoning district. The Mortgaged Property is considered to be legal nonconforming as to use and, therefore, any restoration or repair due to casualty or destruction must begin within 12 months of the damage.

D-2-14

43	Patton Square (Loan No. 51)
(Environmental Conditions) – The environmental consultant identified the property adjacent to the Mortgaged Property as a groundwater contamination site as well as a leaking underground storage tank site due to its prior use as a gasoline station. Based on the concentrations of the contaminants, the relative proximity to the subject property, the potential for vapor-phase contaminant migration and the inferred direction of groundwater flow, the site has the potential to impact the Mortgaged Property and is considered a recognized environmental condition. The environmental consultant recommended a Phase II be performed. In lieu of the Phase II, the related Mortgagor has obtained an environmental insurance policy issued by Steadfast Insurance with an aggregate limit of $2,000,000, a 10-year term, a $25,000 self-insured retention and a three-year tail.

D-2-15

Starwood Commercial Funding II LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
7	Hampton Inn Jacksonville (Loan No. 31)
(Hospitality Provisions) – The related comfort letter provided at the Mortgage Loan origination is not enforceable by the securitization trust. The comfort letter provides that upon written notice from the lender to the franchisor (within certain time frames specified in the comfort letter), the comfort letter may be assigned to the trustee.

7	Horizon Outlet Shoppes Portfolio (Loan No. 10)	(Lien; Valid Assignment) – The related Mortgage secures the related note included in the issuing entity and the related companion loan on a pari passu basis.
8	Horizon Outlet Shoppes Portfolio (Loan No. 10)	(Permitted Liens; Title Insurance) – The related Mortgage secures the related note included in the issuing entity and the related companion loan on a pari passu basis.
9	Hampton Inn Jacksonville (Loan No. 31)
(Junior Liens) – Future mezzanine debt is permitted provided that certain conditions are satisfied, which conditions include (but are not limited to) the following: (i) a combined LTV Ratio of no greater than 69.3%; (ii) a combined DSCR of at least 1.93x; (iii) a combined debt yield of at least 11.5% and (iv) the execution of an intercreditor agreement acceptable to the lender and any applicable Rating Agency.

28	Horizon Outlet Shoppes Portfolio (Loan No. 10)	(Recourse Obligations) – There is no recourse for material physical waste at the Mortgaged Property if the Mortgaged Property does not generate sufficient gross income to remedy or avoid such waste.
30	Horizon Outlet Shoppes Portfolio (Loan No. 10)
(Financial Reporting and Rent Rolls) – The Mortgagor is required to provide audited financial statements only (i) during the continuance of an event of default or (ii) if the lender reasonably believes that any financial statement or operating statement delivered to the lender is false or inaccurate in any material respect.

33	Horizon Outlet Shoppes Portfolio (Loan No. 10)	(Single-Purpose Entity) - The related borrower is a recycled Single-Purpose Entity which previously owned other property.
33	Crest at Greylyn (Loan No. 13)	(Single-Purpose Entity) - The related borrower is a recycled Single-Purpose Entity which previously owned other property.
33	Crest at Greylyn (Loan No. 13)	(Single-Purpose Entity) – A non-consolidation opinion was not delivered at origination with respect to the Mortgage Loan.

D-2-16

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance($)	Distribution Date	Balance($)
7/2015	69,203,000.00	4/2020	69,202,319.46
8/2015	69,203,000.00	5/2020	68,012,365.74
9/2015	69,203,000.00	6/2020	66,922,793.74
10/2015	69,203,000.00	7/2020	65,739,212.69
11/2015	69,203,000.00	8/2020	64,627,942.17
12/2015	69,203,000.00	9/2020	63,512,629.48
1/2016	69,203,000.00	10/2020	62,317,041.38
2/2016	69,203,000.00	11/2020	61,193,319.77
3/2016	69,203,000.00	12/2020	59,989,564.31
4/2016	69,203,000.00	1/2021	58,857,373.29
5/2016	69,203,000.00	2/2021	57,721,063.76
6/2016	69,203,000.00	3/2021	56,354,004.62
7/2016	69,203,000.00	4/2021	55,208,579.54
8/2016	69,203,000.00	5/2021	53,983,744.08
9/2016	69,203,000.00	6/2021	52,829,693.45
10/2016	69,203,000.00	7/2021	51,596,480.21
11/2016	69,203,000.00	8/2021	50,433,741.97
12/2016	69,203,000.00	9/2021	49,266,773.73
1/2017	69,203,000.00	10/2021	48,021,013.96
2/2017	69,203,000.00	11/2021	46,845,265.19
3/2017	69,203,000.00	12/2021	45,590,977.13
4/2017	69,203,000.00	1/2022	44,406,384.66
5/2017	69,203,000.00	2/2022	43,217,482.44
6/2017	69,203,000.00	3/2022	41,802,746.86
7/2017	69,203,000.00	4/2022	40,604,363.16
8/2017	69,203,000.00	5/2022	39,328,090.37
9/2017	69,203,000.00	6/2022	38,120,700.11
10/2017	69,203,000.00	7/2022	36,835,679.48
11/2017	69,203,000.00	8/2022	35,619,217.84
12/2017	69,203,000.00	9/2022	34,398,330.12
1/2018	69,203,000.00	10/2022	33,100,199.77
2/2018	69,203,000.00	11/2022	31,870,143.59
3/2018	69,203,000.00	12/2022	30,563,108.14
4/2018	69,203,000.00	1/2023	29,323,817.52
5/2018	69,203,000.00	2/2023	28,080,017.50
6/2018	69,203,000.00	3/2023	26,615,515.82
7/2018	69,203,000.00	4/2023	25,361,852.29
8/2018	69,203,000.00	5/2023	24,031,887.62
9/2018	69,203,000.00	6/2023	22,768,819.76
10/2018	69,203,000.00	7/2023	21,429,720.90
11/2018	69,203,000.00	8/2023	20,157,181.04
12/2018	69,203,000.00	9/2023	18,880,010.41
1/2019	69,203,000.00	10/2023	17,527,213.90
2/2019	69,203,000.00	11/2023	16,240,469.81
3/2019	69,203,000.00	12/2023	14,878,374.84
4/2019	69,203,000.00	1/2024	13,581,988.39
5/2019	69,203,000.00	2/2024	12,280,884.12
6/2019	69,203,000.00	3/2024	10,834,638.16
7/2019	69,203,000.00	4/2024	9,523,529.88
8/2019	69,203,000.00	5/2024	8,137,770.59
9/2019	69,203,000.00	6/2024	6,816,844.62
10/2019	69,203,000.00	7/2024	5,421,549.65
11/2019	69,203,000.00	8/2024	4,090,735.34
12/2019	69,203,000.00	9/2024	2,755,077.52
1/2020	69,203,000.00	10/2024	1,345,473.88
2/2020	69,203,000.00	11/2024 and thereafter	0.00
3/2020	69,203,000.00

E-1

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ANNEX F

ASSUMED PRINCIPAL PAYMENT SCHEDULE FOR THE ASPEN HEIGHTS - TEXAS A&M UNIVERSITY CORPUS CHRISTI MORTGAGE LOAN

Distribution Date	Principal($)	Distribution Date	Principal($)
7/2015	0.00	11/2020	30,447.93
8/2015	0.00	12/2020	33,961.37
9/2015	0.00	1/2021	30,711.38
10/2015	0.00	2/2021	30,837.00
11/2015	0.00	3/2021	41,092.02
12/2015	0.00	4/2021	31,131.21
1/2016	0.00	5/2021	34,625.31
2/2016	0.00	6/2021	31,400.17
3/2016	0.00	7/2021	34,886.66
4/2016	0.00	8/2021	31,671.30
5/2016	0.00	9/2021	31,800.85
6/2016	0.00	10/2021	35,276.00
7/2016	0.00	11/2021	32,075.21
8/2016	0.00	12/2021	35,542.60
9/2016	0.00	1/2022	32,351.79
10/2016	0.00	2/2022	32,484.12
11/2016	0.00	3/2022	42,585.82
12/2016	0.00	4/2022	32,791.17
1/2017	0.00	5/2022	36,238.29
2/2017	0.00	6/2022	33,073.51
3/2017	0.00	7/2022	36,512.65
4/2017	0.00	8/2022	33,358.15
5/2017	0.00	9/2022	33,494.59
6/2017	0.00	10/2022	36,921.81
7/2017	0.00	11/2022	33,782.61
8/2017	0.00	12/2022	37,201.68
9/2017	0.00	1/2023	34,072.96
10/2017	0.00	2/2023	34,212.33
11/2017	0.00	3/2023	44,153.17
12/2017	0.00	4/2023	34,532.86
1/2018	0.00	5/2023	37,930.70
2/2018	0.00	6/2023	34,829.26
3/2018	0.00	7/2023	38,218.71
4/2018	0.00	8/2023	35,128.05
5/2018	0.00	9/2023	35,271.73
6/2018	0.00	10/2023	38,648.66
7/2018	0.00	11/2023	35,574.08
8/2018	0.00	12/2023	38,942.45
9/2018	0.00	1/2024	35,878.88
10/2018	0.00	2/2024	36,025.63
11/2018	0.00	3/2024	42,589.45
12/2018	0.00	4/2024	36,347.19
1/2019	0.00	5/2024	39,693.68
2/2019	0.00	6/2024	36,658.22
3/2019	0.00	7/2024	39,995.91
4/2019	0.00	8/2024	36,971.75
5/2019	0.00	9/2024	37,122.98
6/2019	0.00	10/2024	40,447.52
7/2019	0.00	11/2024	37,440.27
8/2019	0.00	12/2024	40,755.82
9/2019	0.00	1/2025	23,927.030.12
10/2019	0.00
11/2019	0.00
12/2019	0.00
1/2020	0.00
2/2020	29,281.08
3/2020	36,254.24
4/2020	29,549.15
5/2020	33,088.01
6/2020	29,805.35
7/2020	33,336.97
8/2020	30,063.62
9/2020	30,186.58
10/2020	33,707.42

F-1

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PROSPECTUS

MORTGAGE PASS-THROUGH CERTIFICATES
(ISSUABLE IN SERIES)

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

DEPOSITOR

J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series.  Each series of certificates will represent the entire beneficial ownership interest in a trust fund.  Distributions on the certificates of any series will be made only from the assets of the related trust fund.

The certificates of each series will not represent an obligation of the depositor, the sponsor, any servicer or any of their respective affiliates. The certificates and any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person only to the extent as specified in the related prospectus supplement.

The primary assets of the trust fund may include:

●	one or more multifamily and commercial mortgage loans;

●	mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

●	direct obligations of the United States or other government agencies; or

●	a combination of the assets described above.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION “RISK FACTORS” BEGINNING ON PAGE 9 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

MAY 29, 2015

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates.  If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement.  The information in this prospectus is accurate only as of the date of this prospectus.

This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction where such offer would be unlawful.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering.  The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” beginning on page 132 in this prospectus.

In this prospectus, the terms “Depositor,” “we,” “us” and “our” refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 31st Floor, New York, New York 10179, and telephone number is (212) 272-6858.

ii

SUMMARY OF PROSPECTUS	1	Investors to Greater Risks of
RISK FACTORS	9	Default and Loss	24
Your Ability to Resell Certificates		Limitations of Appraisals	25
May Be Limited Because of Their		Your Lack of Control Over Trust
Characteristics	9	Fund Can Create Risks	25
The Assets of the Trust Fund		One Action Jurisdiction May Limit
May Not Be Sufficient to Pay		the Ability of the Servicer to
Your Certificates	10	Foreclose on a Mortgaged
Prepayments of the Mortgage		Property	25
Assets Will Affect the Timing of		Rights Against Tenants May Be
Your Cash Flow and May Affect		Limited if Leases Are Not
Your Yield	10	Subordinate to Mortgage or Do
Ratings Do Not Guarantee Payment		Not Contain Attornment
and Do Not Address Prepayment		Provisions	26
Risks	11	If Mortgaged Properties Are Not in
Commercial and Multifamily		Compliance With Current Zoning
Mortgage Loans Have Risks That		Laws Restoration Following a
May Affect Payments on Your		Casualty Loss May Be Limited	26
Certificates	12	Inspections of the Mortgaged
The Borrower’s Form of Entity May		Properties Will Be Limited	27
Cause Special Risks	16	Compliance with Americans with
Ability to Incur Other Borrowings		Disabilities Act May Result in
Entails Risk	17	Additional Losses	27
Borrowers May Be Unable to Make		Litigation Concerns	27
Balloon Payments	18	Risks to the Financial Markets
Credit Support May Not Cover		Relating to Terrorist Attacks	27
Losses	19	Risks to the Mortgaged Properties
Tenant Concentration Entails Risk	20	Relating to Terrorist Attacks and
Certain Additional Risks Relating to		Foreign Conflicts	28
Tenants	20	Some Certificates May Not Be
Mortgaged Properties Leased to		Appropriate for Benefit Plans	28
Multiple Tenants Also Have Risks	21	Material Federal Tax Considerations
Mortgaged Properties Leased to		Regarding Residual Certificates	28
Borrowers or Borrower Affiliated		Material Federal Tax Considerations
Entities Also Have Risks	21	Regarding Original Issue
Tenant Bankruptcy Entails Risks	21	Discount	29
Assignment of Leases and Rents		Bankruptcy Proceedings Could
May Be Limited by State Law	22	Adversely Affect Payments on
Failure to Comply with		Your Certificates	29
Environmental Law May Result in		Risks Relating to Enforceability of
Additional Losses	22	Yield Maintenance Charges,
Hazard Insurance May Be		Prepayment Premiums or
Insufficient to Cover All Losses		Defeasance Provisions	30
on Mortgaged Properties	22	Risks Relating to Borrower Default	30
Poor Property Management		Risks Relating to Certain Payments	31
May Adversely Affect the		Risks Relating to Enforceability	31
Performance of the Related		Book-Entry System for Certain
Mortgaged Property	23	Classes May Decrease Liquidity
Property Value May Be Adversely		and Delay Payment	31
Affected Even When Current		Delinquent and Non-Performing
Operating Income Is Not	24	Mortgage Loans Could Adversely
Mortgage Loans Secured by		Affect Payments on Your
Leasehold Interests May Expose		Certificates	32

iii

Changes to REMIC Restrictions on		Exchangeable Certificates	57
Loan Modifications May Impact		Reports to Certificateholders	59
an Investment in the Certificates	32	Voting Rights	61
In The Event of an Early		Termination	61
Termination of a Swap		Book-Entry Registration and
Agreement Due to Certain Swap		Definitive Certificates	61
Termination Events, a Trust May		DESCRIPTION OF THE POOLING
Be Required to Make a Large		AGREEMENTS	64
Termination Payment to any		General	64
Related Swap Counterparty	33	Assignment of Mortgage Loans;
Your Securities Will Have Greater		Repurchases	65
Risk if an Interest Rate Swap		Representations and Warranties;
Agreement Terminates	33	Repurchases	66
DESCRIPTION OF THE TRUST		Collection and Other Servicing
FUNDS	33	Procedures	67
General	33	Sub-Servicers	67
Mortgage Loans	34	Special Servicers	67
MBS	38	Certificate Account	68
Certificate Accounts	39	Modifications, Waivers and
Other Accounts	39	Amendments of Mortgage Loans	71
Credit Support	40	Realization Upon Defaulted
Cash Flow Agreements	40	Mortgage Loans	71
YIELD AND MATURITY		Hazard Insurance Policies	71
CONSIDERATIONS	40	Due-on-Sale and
General	40	Due-on-Encumbrance Provisions	72
Pass-Through Rate	40	Servicing Compensation and
Payment Delays	40	Payment of Expenses	72
Certain Shortfalls in Collections of		Evidence as to Compliance	73
Interest	41	Certain Matters Regarding the
Yield and Prepayment		Master Servicer and the
Considerations	41	Depositor	73
Weighted Average Life and Maturity	43	Servicer Termination Events	74
Controlled Amortization Classes and		Amendment	74
Companion Classes	44	List of Certificateholders	75
Other Factors Affecting Yield,		The Trustee	75
Weighted Average Life and		Duties of the Trustee	75
Maturity	44	Certain Matters Regarding the
THE SPONSOR	46	Trustee	75
THE DEPOSITOR	47	Resignation and Removal of the
THE ISSUING ENTITY	47	Trustee	76
USE OF PROCEEDS	47	DESCRIPTION OF CREDIT SUPPORT	76
DESCRIPTION OF THE		General	76
CERTIFICATES	48	Subordinate Certificates	77
General	48	Cross-Support Provisions	77
Distributions	49	Insurance or Guarantees with
Distributions of Interest on the		Respect to Mortgage Loans	77
Certificates	49	Letter of Credit	77
Determination of Interest Rates	50	Certificate Insurance and Surety
Distributions of Principal on the		Bonds	78
Certificates	55	Reserve Funds	78
Distributions on the Certificates in		Credit Support with Respect to MBS	78
Respect of Prepayment		CERTAIN LEGAL ASPECTS OF
Premiums	56	MORTGAGE LOANS	78
Allocation of Losses and Shortfalls	56	General	79
Advances in Respect of		Types of Mortgage Instruments	79
Delinquencies	56	Leases and Rents	79

iv

Personalty	80	3.8% Medicare Tax On “Net
Foreclosure	80	Investment Income”	117
Bankruptcy Laws	83	Backup Withholding	117
Environmental Risks	87	Reporting Requirements	117
Due-on-Sale and		Federal Income Tax Consequences
Due-on-Encumbrance	89	for Certificates as to which No
Subordinate Financing	89	REMIC Election Is Made	118
Default Interest and Limitations on		Standard Certificates	118
Prepayments	89	Stripped Certificates	121
Applicability of Usury Laws	89	3.8% Medicare Tax On “Net
Servicemembers Civil Relief Act	90	Investment Income”	124
Type of Mortgaged Property	90	Reporting Requirements and
Americans with Disabilities Act	91	Backup Withholding	124
Anti-Money Laundering, Economic		Taxation of Certain Foreign
Sanctions and Bribery	91	Investors	125
Potential Forfeiture of Assets	91	STATE AND OTHER TAX
MATERIAL FEDERAL INCOME TAX		CONSIDERATIONS	125
CONSEQUENCES	92	CERTAIN ERISA CONSIDERATIONS	125
Federal Income Tax Consequences		General	125
for REMIC Certificates	92	Plan Asset Regulations	126
General	92	Administrative Exemptions	127
Characterization of Investments in		Insurance Company General
REMIC Certificates	93	Accounts	127
Qualification as a REMIC	93	Unrelated Business Taxable
Taxation of Regular Certificates	95	Income; Residual Certificates	127
Tax Treatment of Exchangeable		LEGAL INVESTMENT	128
Certificates	103	METHOD OF DISTRIBUTION	129
Taxation of Residual Certificates	106	INCORPORATION OF CERTAIN
Taxes That May Be Imposed on the		INFORMATION BY REFERENCE	130
REMIC Pool	113	WHERE YOU CAN FIND MORE
Liquidation of the REMIC Pool	114	INFORMATION	131
Administrative Matters	114	LEGAL MATTERS	131
Limitations on Deduction of Certain		FINANCIAL INFORMATION	131
Expenses	115	RATING	131
Taxation of Certain Foreign		INDEX OF DEFINED TERMS	132
Investors	115

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SUMMARY OF PROSPECTUS

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision.  Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates.  An Index of Defined Terms is included at the end of this prospectus.

Title of Certificates	Mortgage pass-through certificates, issuable in series.

Depositor
J.P. Morgan Chase Commercial Mortgage Securities Corp., a wholly owned subsidiary of JPMorgan Chase Bank, National Association, a national banking association, which is a wholly owned subsidiary of JPMorgan Chase & Co., a Delaware corporation.

Sponsor
The related prospectus supplement will identify the sponsor for each series.  JPMorgan Chase Bank, National Association, a national banking association may be a sponsor.  For more information, see “The Sponsor” in this prospectus.

Issuing Entity
For each series of certificates, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement. For more information, see “Issuing Entity” in this prospectus.

Master Servicer
The master servicer, if any, for a series of certificates will be named in the related prospectus supplement.  The master servicer for any series of certificates may be an affiliate of the depositor, sponsor or a special servicer.

Special Servicer
One or more special servicers, if any, for a series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement.  A special servicer for any series of certificates may be an affiliate of the depositor, sponsor or the master servicer.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement.

The Trust Assets	Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A. Mortgage Assets	The mortgage assets with respect to each series of certificates will, in general, consist of one or more loans secured by liens on, or security interests in:

● residential properties consisting of five or more rental or cooperatively-owned dwelling units or shares allocable to a number of those units and the related leases; or

● office buildings, shopping centers, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks and

1

manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction.  The mortgage loans will be guaranteed only to the extent specified in the related prospectus supplement.  If so specified in the related prospectus supplement, some mortgage loans may be delinquent.  In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

As described in the related prospectus supplement, a mortgage loan:

●
may provide for no accrual of interest or for accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

●	may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

●	may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments;

●	may provide for defeasance of the mortgage loan; and

●	may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See “Description of the Trust Funds—Mortgage Loans” in this prospectus.

If so specified in the related prospectus supplement, the mortgage assets with respect to a series of certificates may also include, or consist of:

●	private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities; or

2

●
certificates insured or guaranteed by any of the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association, the Federal Agricultural Mortgage Corporation or any other agency of the United States of America.

Each of the above mortgage assets will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.  See “Description of the Trust Funds—MBS” in this prospectus.

B. Certificate Account
Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders.  The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund into the certificate accounts.  A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates.  See “Description of the Trust Funds—Certificate Accounts” and “Description of the Pooling Agreements—Certificate Account” in this prospectus.

C. Other Accounts	The prospectus supplement for each trust will also describe any other accounts established for such series.

D. Credit Support
If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features.  The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates.  See “Risk Factors—Credit Support May Not Cover Losses,” “Description of the Trust Funds—Credit Support” and “Description of Credit Support” in this prospectus.

E. Cash Flow Agreements
If so provided in the related prospectus supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate.  The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or

3

currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates.  The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series.  In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type.  See “Description of the Trust Funds—Cash Flow Agreements” in this prospectus.

Description of Certificates
We will offer certificates in one or more classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement.  The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

As described in the related prospectus supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

	●	are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

	●	are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

	●	are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

●
provide for distributions of interest on, or principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

●
provide for distributions of principal of the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

	●	provide for controlled distributions of principal to be made based on a specified schedule or other methodology, subject to available funds; or

	●	provide for distributions based on collections of prepayment premiums or yield maintenance penalties on the mortgage assets in the related trust fund.

Each class of certificates, other than interest-only certificates and residual certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance.  Each class

4

of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount.  Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate.  The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

The certificates will be guaranteed or insured only to the extent specified in the related prospectus supplement.  See “Risk Factors—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates” and “Description of the Certificates” in this prospectus.

Distributions of Interest on the Certificates

Interest on each class of offered certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time.  Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates.  Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred.  Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement.  See “Risk Factors—Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield”; “Yield and Maturity Considerations” and “Description of the Certificates—Distributions of Interest on the Certificates” in this prospectus.

Distributions of Principal of the Certificates

Each class of certificates of each series, other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance.  The principal balance of a class of certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

Distributions of principal with respect to one or more classes of certificates may:

	●	not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

5

	●	be made, subject to certain limitations, based on a specified principal payment schedule resulting in a controlled amortization class of certificates;

●
be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received;

●
be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; or

●
be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.

See “Description of the Certificates—Distributions of Principal on the Certificates” in this prospectus.

Advances
If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances (i) with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans and (ii) to pay delinquent real estate taxes, assessments and hazard insurance premiums and other similar costs and expenses in connection with the servicing of the mortgage loans.  Any of the advances of principal and interest or servicing advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement.  If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund.  If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement.  See “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus.

Termination
If so specified in the related prospectus supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement.  If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage

6

assets to retire the class or classes, as described in the related prospectus supplement. See “Description of the Certificates—Termination” in this prospectus.

Registration of Book-Entry Certificates

If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The Depository Trust Company.  Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of The Depository Trust Company.  No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus.  See “Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

Material Federal Income Tax Consequences

The federal income tax consequences to certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more “real estate mortgage investment conduits” (each, a “REMIC”) or grantor trusts under the provisions of the Internal Revenue Code.  The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made.  See “Material Federal Income Tax Consequences” in this prospectus.

Certain ERISA Considerations
If you are a fiduciary of any retirement plans or certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or the Internal Revenue Code.  See “Certain ERISA Considerations” in this prospectus and in the related prospectus supplement.

Legal Investment
Your offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the related prospectus supplement so provides.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.  See “Legal Investment” in this prospectus and in the related prospectus supplement.

7

Rating
At their respective dates of issuance, each class of offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating organizations.  See “Rating” in this prospectus and “Ratings” in the related prospectus supplement.

8

 RISK FACTORS

You should carefully consider the following risks and the risks described under “Risk Factors” in the prospectus supplement for the applicable series of certificates before making an investment decision.  In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans.  Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics

We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so and may discontinue such a secondary market at any time. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders” in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

●	The perceived liquidity of the certificates;

●
The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

●
The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

●
The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates.  Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

You will generally have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement.  See “Description of the Certificates—Termination” in this prospectus.

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The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates

If not described in the related prospectus supplement,

●
The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

●	The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments.  Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates.  If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner specified in the prospectus supplement.

Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield

As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable.  Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

●
A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood

10

of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See “Yield and Maturity Considerations” in this prospectus.

Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks

Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled.  This rating will not constitute an assessment of the probability that:

●	principal prepayments on the related mortgage loans will be made;

●	the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

●	the likelihood of early optional termination of the related trust fund.

Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield

11

or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series.  These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group.  However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund.  However, we cannot assure you that those values will not decline in the future.  See “Description of Credit Support” and “Rating” in this prospectus.

If one or more of the rating agencies downgrade, suspend or withdraw a rating of a class of your offered certificates, those certificates will decrease in value and the liquidity and regulatory characteristics of such certificates may also be adversely affected. Because neither we nor the issuing entity, the trustee, the master servicer, the special servicer, any originator, any seller or any other party to the related pooling and servicing agreement will have any obligation to maintain a rating on a class of offered certificates, you will have no recourse if your offered certificates decrease in value by reason of a downgrade, suspension or withdrawal of a rating. In addition, pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, an issuer, underwriter or sponsor that retains a rating agency is required to make all information provided to the retained rating agency available to non-retained rating agencies. Those rating agencies may issue their own ratings of the certificates in reliance on that information or otherwise, which ratings may be higher or lower than the ratings issued by the retained rating agencies. If a non-retained rating agency issues a rating for a class of offered certificates that is lower than the rating issued by a retained rating agency, that may have an adverse effect on the liquidity, market value and regulatory characteristics of such class.

Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates

A description of risks associated with investments in mortgage loans is included under “Certain Legal Aspects of Mortgage Loans” in this prospectus. Commercial and multifamily lending are generally thought to expose the lender to a greater risk of loss than one to four family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one to four family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. See “Description of the Trust Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans” in this prospectus. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed or rental, hotel room or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

12

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors.  Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics of the neighborhood where the property is located;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

●	a decline in the financial condition of a major tenant;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

●	local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

13

●
the property’s “operating leverage”  which is generally  the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month to month leases, and may lead to higher rates of delinquency or defaults.

Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

●	Changes in general or local economic conditions and/or specific industry segments;

●	Declines in real estate values;

●	Declines in rental or occupancy rates;

●	Increases in interest rates, real estate tax rates and other operating expenses;

●	Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

●	Acts of God; and

●	Other factors beyond the control of a master servicer or special servicer.

The type and use of a particular mortgaged property may present additional risk.  For instance:

●
Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

●
Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator.  Moreover, the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

●
The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative.  Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

●	Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	Construction of competing hotels or resorts;

●	Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

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●	Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

●	Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor’s consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

Other multifamily properties, hotels, retail properties, office buildings, mobile home parks and manufactured housing communities, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the self-storage mortgaged property were readily adaptable to other uses. Tenant privacy and lack of efficient access may heighten environmental risks.

It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

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Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “special purpose entities.” In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness and create or allow any encumbrance on the mortgaged properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity.” The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

●	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

●	entities or individuals that have liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member of the borrower.

The organizational documents of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower.

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Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in this prospectus.

Ability to Incur Other Borrowings Entails Risk

When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Additionally, if a borrower, or its constituent members, defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust’s ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, no investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

The mortgage loans will generally permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property.  In addition, the borrowers under certain of the mortgage loans have incurred, and/or may incur in the future, unsecured debt other than in the ordinary course of business.

Additionally, the terms of certain mortgage loans may permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The mortgage loan documents generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See “—The Borrower’s Form of Entity May Cause Special Risks” above and “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in the prospectus supplement. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, to be incurred in the future subject to criteria set forth in the mortgage loan documents.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is

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secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt, if permitted pursuant to the terms of the related intercreditor agreement, and provided that foreclosure is not stayed by the commencement of a bankruptcy proceeding involving the mezzanine borrowers. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in this prospectus. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

In addition, borrowers under certain of the mortgage loans have issued or are permitted to issue preferred equity in such borrowers.  Preferred equity in a borrower will generally require such borrower to make certain specified dividend payments to the preferred equity holder on a preferred basis. Since a borrower’s assets are generally limited to its mortgaged property, any preferred equity in the borrower effectively reduces the borrower’s economic stake in the related mortgaged property. The existence of preferred equity may reduce cash flow on the borrower’s mortgaged property after payment of debt service on the mortgage loans and any mezzanine loans, and may thus increase the likelihood that a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on a mortgage loan secured by a mortgaged property whose value or income is relatively weak.

See “Description of the Mortgage Pool—General” in the prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Subordinate Financing” in this prospectus.

Borrowers May Be Unable to Make Balloon Payments

Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Mortgage loans of this type involve a greater degree of risk than self-amortizing mortgage loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property.  A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	The fair market value of the related mortgaged property;

●	The level of available mortgage interest rates at the time of sale or refinancing;

●	The borrower’s equity in the related mortgaged property;

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●	The borrower’s financial condition;

●	The operating history and occupancy level of the related mortgaged property;

●	Tax laws;

●	Reductions in government assistance/rent subsidy programs;

●	Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

●	Prevailing general and regional economic conditions; and

●	The availability of, and competition for, credit for loans secured by multifamily or commercial real properties generally.

We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the related maturity date.

Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

Credit Support May Not Cover Losses

The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See “—Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks,” “Description of the Certificates” and “Description of Credit Support” in this prospectus.

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Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner–occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income.  Mortgaged properties that are wholly or significantly owner occupied or leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner occupier’s business operations are negatively impacted or if such a tenant fails to renew its lease. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

Certain Additional Risks Relating to Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●      space in the mortgaged properties could not be leased or re-leased;

●      leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●      substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●      tenants were unwilling or unable to meet their lease obligations;

●      a significant tenant were to become a debtor in a bankruptcy case;

●      a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease; or

●      rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged properties may be leased in whole or in part by government sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages.

In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%.  Any such “dark” space may cause the property to be less desirable to other potential tenants and the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and

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protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a “stabilized” level but may not provide additional economic support for the mortgage loan. We cannot assure you that the space “leased” by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

Tenant Bankruptcy Entails Risks

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property.  Under the federal bankruptcy code a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim). In addition, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).  If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.  Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner.

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If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the federal bankruptcy code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements. However, we cannot assure you that any mortgaged property would be considered a shopping center by a court considering the question.

Assignment of Leases and Rents May Be Limited by State Law

Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in this prospectus.

Failure to Comply with Environmental Law May Result in Additional Losses

Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup.  In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “off-site” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an “owner” or “operator” for the costs of dealing with hazardous substances affecting a borrower’s or neighboring property, if agents or employees of the lender have participated in the management of the borrower’s property. This liability could exist even if a previous owner caused the environmental damage. The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver. See “Certain Legal Aspects of Mortgage Loans—Environmental Risks” in this prospectus.

Hazard Insurance May Be Insufficient to Cover All Losses on Mortgaged Properties

The master servicer for the related trust fund will generally be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy. However, we cannot assure you that the amount of insurance maintained will be sufficient to insure against all losses on the mortgaged properties.

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In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the mortgaged property by:

●	fire;

●	lightning;

●	explosion;

●	smoke;

●	windstorm and hail; and

●	riot, strike and civil commotion.

Each subject to the conditions and exclusions specified in each policy.

The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions.  However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See “Description of the Pooling Agreements—Hazard Insurance Policies” in this prospectus.

Poor Property Management May Adversely Affect the Performance of the Related Mortgaged Property

The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

●	operating the properties;

●	providing building services;

●	establishing and implementing the rental structure;

●	managing operating expenses;

●	responding to changes in the local market; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Property managers may not be in a financial condition to fulfill their management responsibilities.

Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans may permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

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We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of a mortgaged property without affecting the property’s current net operating income. These factors include, among others:

●      the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

●      potential environmental legislation or liabilities or other legal liabilities;

●      the availability of refinancing; and

●      changes in interest rate levels.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest.  Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the federal bankruptcy code to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless the leasehold lender holds a fee mortgage, the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

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Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the federal bankruptcy code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the federal bankruptcy code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)–(4) of the federal bankruptcy code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the federal bankruptcy code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

Limitations of Appraisals

Appraisals will be obtained with respect to each of the mortgaged properties servicing mortgage loans of a series at or about the time of the origination of the applicable mortgage loan.  In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.  One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. The values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  We cannot assure you that the information set forth in the prospectus supplement regarding appraised values or loan to value ratios accurately reflects past, present or future market values of the mortgaged properties.  Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Your Lack of Control Over Trust Fund Can Create Risks

You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust.  See “Servicing of the Mortgage Loans—General” in the prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

One Action Jurisdiction May Limit the Ability of the Servicer to Foreclose on a Mortgaged Property

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust

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fund’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.

In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions

Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure.  Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the mortgaged property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws Restoration Following a Casualty Loss May Be Limited

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.  These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.”  This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises “as is” in the event of a substantial casualty loss.  Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow of the property following the loss.  If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non conformities.

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In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Inspections of the Mortgaged Properties Will Be Limited

The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

Compliance with Americans with Disabilities Act May Result in Additional Losses

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property. For example, under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act” in this prospectus. To the extent the mortgaged properties do not comply with the act, the borrowers may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Litigation Concerns

There may be legal proceedings pending and, from time to time, threatened against, or other past or present adverse regulatory circumstances experienced by the borrowers, their sponsors and managers of the mortgaged properties or their respective affiliates relating to the business of or arising out of the ordinary course of business of the borrowers, their sponsors, managers and affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed in lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

Risks to the Financial Markets Relating to Terrorist Attacks

On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States.

It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.

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In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts

The terrorist attacks in 2001 on the World Trade Center and the Pentagon, as well as a number of reported thwarted planned attacks, suggest the possibility that large public areas such as shopping centers or large office buildings could become the target of terrorist attacks in the future.  The occurrence or the possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail property traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and Afghanistan may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

Some Certificates May Not Be Appropriate for Benefit Plans

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series.  See “Certain ERISA Considerations” in this prospectus.

Material Federal Tax Considerations Regarding Residual Certificates

If you hold certain classes of certificates that constitute a residual interest in a “real estate mortgage investment conduit” for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in this prospectus.  Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as “excess inclusion” income to you, which:

●	generally, will not be subject to offset by losses from other activities;

●	if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

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●	if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates may substantially exceed the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

Material Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates of a series may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates” in this prospectus.

Bankruptcy Proceedings Could Adversely Affect Payments on Your Certificates

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the pending sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action and deficiency judgment proceedings. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce periodic payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien.  Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts.  In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s (or with respect to any indemnity deed of trust structure, the related property owner’s) assignment of rents and leases. The federal bankruptcy code also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents.  Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

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Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some states and under federal bankruptcy law. Those provisions also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

Risks Relating to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

●      the aggregate amount of distributions on the offered certificates;

●      their yield to maturity;

●      the rate of principal payments; and

●      their weighted average life.

If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess, up to the outstanding principal amount of that class.

If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative.  In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

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Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.  This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates.  The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Risks Relating to Certain Payments

To the extent described in the related prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed P&I advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on the offered certificates.

Risks Relating to Enforceability

The mortgages will generally permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property’s cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates.  Each class of book-entry  certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

●
the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

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●
your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

●
your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

●
you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

Delinquent and Non-Performing Mortgage Loans Could Adversely Affect Payments on Your Certificates

If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due.  In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.  None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series.  If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund.  Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans.  You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series.  See “Description of the Trust Funds—Mortgage Loans—General” in this prospectus.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The IRS issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the related pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates in the related series, and the tax status of the REMIC.

In addition, final regulations were issued under the REMIC provisions of the Code that modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features to permit those modifications so long as the mortgage loan remains “principally secured” by real property (within the meaning of the final regulations). The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a real

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property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

In The Event of an Early Termination of a Swap Agreement Due to Certain Swap Termination Events, a Trust May Be Required to Make a Large Termination Payment to any Related Swap Counterparty

To the extent described in the related prospectus supplement, a trust may enter into one or more interest rate swap agreements.  A swap agreement generally may not be terminated except upon the occurrence of enumerated termination events set forth in the applicable swap agreement which will be described in the related prospectus supplement.  Depending on the reason for the termination, however, a swap termination payment may be due from either the trust or the related swap counterparty.

If a termination event under any of these swap agreements occurs and the trust owes the related swap counterparty a large termination payment that is required to be paid pro rata with interest due to the related securities, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal, and the holders of all classes of securities may suffer a loss.

Your Securities Will Have Greater Risk if an Interest Rate Swap Agreement Terminates

If on any distribution date a payment is due to the trust under an interest rate swap agreement, but the related swap counterparty defaults and the trust is unable to arrange for a replacement swap agreement, holders of such securities will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated. If this occurs, amounts available to make payments on the related securities will be reduced to the extent the interest rates on those securities exceed the rates which the trust would have been required to pay to the swap counterparty under the terminated interest rate swap agreement. In this event, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of securities and you may suffer a loss.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

1.      one or more types of multifamily or commercial mortgage loans,

2.      mortgage participations, pass-through certificates or other mortgage-backed securities (“MBS”) that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

3.      a combination of mortgage loans and MBS.

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J.P. Morgan Chase Commercial Mortgage Securities Corp. (the “Depositor”) will establish each trust fund.  Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a “Mortgage Asset Seller”), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate.  The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates and will be guaranteed or insured by a governmental agency or instrumentality or by any other person only to the extent described in the related prospectus supplement.  The discussion under the heading “—Mortgage Loans” below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Mortgage Loans

General.  The mortgage loans will be evidenced by promissory notes (the “Mortgage Notes”) secured by mortgages, deeds of trust or similar security instruments (the “Mortgages”) that create liens on fee or leasehold estates in properties (the “Mortgaged Properties”) consisting of

●	Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

●
Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties, cell phone tower properties, automobile dealerships and/or unimproved land.

The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations (“Cooperatives”), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units.  Each Mortgage will create a first priority or junior priority mortgage lien on a borrower’s fee estate in a Mortgaged Property.  If a Mortgage creates a lien on a borrower’s leasehold estate in a property, then, the term of that leasehold will generally exceed the term of the Mortgage Note by at least two years.  Generally, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor. Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction.  In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed.  In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued.  In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

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Lenders typically look to the Debt Service Coverage Ratio and the Debt Yield of a loan secured by income-producing property as important factors in evaluating the risk of default on and / or losses related to that loan. The “Debt Service Coverage Ratio” or “DSCR” of a mortgage loan at any given time is generally the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property.  The “Debt Yield” of a mortgage loan at any given time is generally the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period divided by (2) the outstanding principal amount of the mortgage loan secured by the related Mortgaged Property, expressed in percentage terms. The prospectus supplement may describe certain variations in the calculation of Debt Service Coverage Ratio and / or Debt Yield that are applicable to a specific series. “Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. The prospectus supplement may describe certain variations in the calculation of Net Operating Income that are applicable to a specific series. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan.  As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (“Net Leases”).  However, the existence of these “net of expense” provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The “Loan-to-Value Ratio” or “LTV” of a mortgage loan at any given time is generally the ratio (expressed as a percentage) of

●	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

●	the Value of the related Mortgaged Property.

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The prospectus supplement may describe certain variations in the calculation of Loan-to-Value Ratio that are applicable to a specific series.

The “Value” of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan.  The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a Mortgaged Property, and thus

(a)      the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

(b)      the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans.  For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus.  Moreover, even when current, an appraisal is not necessarily a reliable estimate of value.  Appraised values of income-producing properties are generally based on:

●	the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

●	the cost replacement method which calculates the cost of replacing the property at that date,

●	the income capitalization method which projects value based upon the property’s projected net cash flow, or

●	upon a selection from or interpolation of the values derived from those methods.

Each of these appraisal methods can present analytical difficulties.  It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.  Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant.  See “Risk Factors—Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates” and “—Borrowers May Be Unable to Make Balloon Payments” in this prospectus.

Payment Provisions of the Mortgage Loans.  In general, each mortgage loan:

●	will provide for scheduled payments of principal, interest or both, to be made on specified dates (“Due Dates”) that occur monthly, quarterly, semi-annually or annually,

●
may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

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●	may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

●
may prohibit over its term or for a certain period prepayments (the period of that prohibition, a “Lock-out Period” and its date of expiration, a “Lock-out Date”) and/or require payment of a premium or a yield maintenance penalty (a “Prepayment Premium”) in connection with certain prepayments, in each case as described in the related prospectus supplement.

Mortgage Loan Information in Prospectus Supplements.  Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

●	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

●	the type or types of property that provide security for repayment of the mortgage loans,

●	the earliest and latest origination date and maturity date of the mortgage loans,

●
the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

●
the Loan-to-Value Ratios of the mortgage loans as of the cut-off date, or the range of the Loan-to-Value Ratios as of the cut-off date, and the weighted average Loan-to-Value Ratio of the mortgage loans as of the cut-off date,

●	the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

●
with respect to mortgage loans with adjustable mortgage interest rates (“ARM Loans”), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

●	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

●
the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

●	the geographic distribution of the Mortgaged Properties on a state-by-state basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties.  If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) contemporaneously with the final prospectus.

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MBS

MBS may include:

●
private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

●
certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal National Mortgage Association (“FNMA”), the Governmental National Mortgage Association (“GNMA”) or the Federal Agricultural Mortgage Corporation (“FAMC”) provided that, if so specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

Any MBS will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (an “MBS Agreement”).  The issuer of the MBS (the “MBS Issuer”) and/or the servicer of the underlying mortgage loans (the “MBS Servicer”) will have entered into the MBS Agreement, generally with a trustee (the “MBS Trustee”) or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.  The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement.  The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under “Description of Credit Support” may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

●	the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

●	the original and remaining term to stated maturity of the MBS, if applicable,

●	the pass-through or bond rate of the MBS or the formula for determining the rates,

●	the payment characteristics of the MBS,

●	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

●	a description of the credit support, if any,

●	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

●	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

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●
the type of mortgage loans underlying the MBS and such other applicable information in respect of the underlying mortgage loans described under “—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements” above,

●	such other applicable information in respect of the mortgage loans underlying the MBS required under Regulation AB, and

●	the characteristics of any cash flow agreements that relate to the MBS.

Any MBS either will have been previously registered under the Securities Act of 1933, as amended (the “Securities Act”), or each of the following will have been satisfied with respect to the MBS:

1.      neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued;

2.      neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, Depositor, issuing entity or underwriter of the related series of securities to be issued; and

3.      the Depositor would be free to publicly resell the MBS without registration under the Securities Act.

If the issuer of the MBS is required to file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the related prospectus supplement will describe how to locate such reports of the MBS issuer. The MBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If the related prospectus supplement so specifies, the MBS issuer may be one of our affiliates where the MBS have been previously registered under the Securities Act or the MBS themselves are exempt from registration under Section 3 of the Securities Act. The obligations of the MBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets. The MBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage backed securities issued under the MBS pooling and servicing agreement. Additionally, although the mortgage loans underlying the MBS may be guaranteed by an agency or instrumentality of the United States, the MBS themselves will not be so guaranteed.

Certificate Accounts

Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund.  A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

Other Accounts

The prospectus supplement for each trust will also describe any other accounts established for such series.

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Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them.  The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates.  See “Risk Factors—Credit Support May Not Cover Losses” and “Description of Credit Support” in this prospectus.

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate.  The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates.  The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a “Cash Flow Agreement”), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price you paid, the fixed, variable rate or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate.  See “Risk Factors—Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in this prospectus.  The following discussion contemplates a trust fund that consists solely of mortgage loans.  While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.  The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those

40

payments are passed through to certificateholders.  That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. “Due Period” is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the “Determination Date”) or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a “Prepayment Interest Shortfall”) than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See “Description of the Pooling Agreements—Servicing Compensation and Payment of Expenses” in this prospectus.

Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate.  The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund).  Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount.  An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.  In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor’s offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor’s

41

yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments.  As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series.  Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates.  If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates.  Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans.  However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

●	the availability of mortgage credit,

●	the relative economic vitality of the area in which the Mortgaged Properties are located,

●	the quality of management of the Mortgaged Properties,

●	the servicing of the mortgage loans,

●	possible changes in tax laws and other opportunities for investment,

●	the existence of Lock-out Periods,

●	requirements that principal prepayments be accompanied by Prepayment Premiums, and

●	by the extent to which these provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  When the prevailing market interest rate is below a mortgage loan’s interest rate, a borrower may have an increased incentive to refinance its mortgage loan.  Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent

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therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby “locking in” that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments.  In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.  We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series.  Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class.  Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model.  CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans.  SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month.  Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans.  Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans.  Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

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Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. If so specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a “prepayment collar,” that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb “excesses” or “shortfalls” in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.  Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity.  Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout.  In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located.  In order to minimize losses

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on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent.  Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate.  See “—Yield and Prepayment Considerations” above.

Foreclosures and Payment Plans.  The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series.  Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.  The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls.  In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

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The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, if so specified in the related prospectus supplement.  As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization.  In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

1.      amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

2.      Excess Funds, or

3.      any other amounts described in the related prospectus supplement.

“Excess Funds” will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.  The prospectus supplement may describe certain variations in the calculation of Excess Funds that are applicable to a specific series.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates.  The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

Optional Early Termination.  If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement.  If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement.  In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

THE SPONSOR

The related  prospectus supplement will identify the sponsor or sponsors of the applicable series.  JPMorgan Chase Bank, National Association (“JPMCB”), a national banking association, may be a sponsor (in such capacity, the “Sponsor”).  JPMCB is a national bank and acquires and originates

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mortgage loans for public and private securitizations as well as being a commercial bank offering a wide range of banking services to its customers, both domestically and internationally.  JPMCB is a wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York.  JPMCB is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

Additional information, including the most recent Form 10-K and Annual Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed or furnished with the SEC by JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017 or at the SEC’s website at http://www.sec.gov.

JPMCB may also act as a Mortgage Asset Seller and may act as Servicer and/or a provider of any cashflow agreements with respect to  the offered certificates.  JPMCB is an affiliate of the Depositor and J.P. Morgan Securities LLC.

THE DEPOSITOR

J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is a Delaware corporation organized on September 19, 1994.  The Depositor is a wholly owned subsidiary of JPMCB.  The Depositor maintains its principal office at 383 Madison Avenue, 31st Floor, New York, New York 10179.  Its telephone number is (212) 272-6858.  The Depositor does not have, nor is it expected in the future to have, any significant assets.

The Depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto.

On December 22, 2009, the Depositor merged with its affiliate, Bear Stearns Commercial Mortgage Securities Inc.  Prior to the merger, Bear Stearns Commercial Mortgage Securities Inc. separately purchased commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets.  The Depositor is the surviving entity of the merger.

The Depositor remains responsible under the Pooling Agreement for providing the master servicer, special servicer and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling Agreement.  The Depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the Pooling Agreement.

THE ISSUING ENTITY

The Issuing Entity will be a New York common law trust, formed on the closing date of each series of certificates pursuant to a Pooling Agreement.  The trust will have no officers or directors and no continuing duties other than to hold the assets underlying the certificates and to issue the certificates.  The Issuing Entity will operate under a fiscal year ending each December 31st.  The trustee, the master servicer and the special servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling Agreement with respect to the mortgage loans and the certificates.

USE OF PROCEEDS

We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets.  We expect to sell the certificates from time to time, but the timing and amount of

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offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in a trust fund.  As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

●	provide for the accrual of interest on the certificates at a fixed rate, variable rate or adjustable rate;

●
are senior (collectively, “Senior Certificates”) or subordinate (collectively, “Subordinate Certificates”) to one or more other classes of certificates in entitlement to certain distributions on the certificates;

●	are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

●	are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

●
provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

●
provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

●	provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

●	provide for distributions based on collections of Prepayment Premiums on the mortgage assets in the related trust fund.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement.  As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, “Definitive Certificates”) or may be offered in book-entry format (those certificates, “Book-Entry Certificates”) through the facilities of The Depository Trust Company (“DTC”).  The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith.  Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations.  See “Risk Factors—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics” and “—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” in this prospectus.

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Distributions

Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date.  The “Available Distribution Amount” for any distribution date will generally refer to the total of all payments or other collections on or in respect of the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund that are available for distribution to the holders of certificates of that series on that date.  The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

Distributions on the certificates, other than the final distribution in retirement of that certificate, will generally be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement.  The Record Date for each series will be set forth in the related prospectus supplement.  All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class.  Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates (“Residual Certificates”) that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable.  The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class.  If so specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement (“Accrual Certificates”), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date.  Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date.  With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the “Accrued Certificate Interest” for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified period of time, or accrual period, generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

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The Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

1.      based on the principal balances of some or all of the mortgage assets in the related trust fund,

2.      equal to the principal balances of one or more other classes of certificates of the same series, or

3.      an amount or amounts specified in the applicable prospectus supplement.

Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.  If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls.  The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.  The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund may result in a corresponding increase in the principal balance of that class if so specified in the related prospectus supplement.  See “Risk Factors—Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” and “Yield and Maturity Considerations” in this prospectus.

Determination of Interest Rates

Day Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates. The prospectus supplement for each series of certificates will specify the applicable interest rates (or the methods by which interest will be determined) and day count conventions for each class of certificates. For any class of certificates that bears interest at (i) a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an Actual/360 day year, and (ii) a fixed rate, interest due for any accrual period will be determined on the basis of a 30/360 day year. The applicable day count convention will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

●	“30/360” which means that interest is calculated on the basis of a 360-day year consisting of twelve 30-day months;

●	“Actual/360” which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

●	“Actual/365 (fixed)“ which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

●	“Actual/Actual (accrual basis)“ which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

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●
“Actual/Actual (payment basis)“ which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be; and

●
“Actual/Actual (ISMA)” is a calculation in accordance with the definition of “Actual/Actual” adopted by the International Securities Market Association (“ISMA”), which means that interest is calculated on the following basis:

●
where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such determination period and (B) the number of distribution dates that would occur in one calendar year; or

●	where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

(1)
the number of days in such accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year; and

(2)
the number of days in such accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year;

where “determination period” means the period from and including one calculation date to but excluding the next calculation date and “calculation date” means, in each year, each of those days in the calendar year that are specified herein as being the scheduled distribution dates.

For any class of securities that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR Determination Dates, as described under “—LIBOR” below.

LIBOR. The prospectus supplement for a series of certificates will set forth the definition of LIBOR, and how LIBOR will be determined. In most cases, we expect that LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars for a period equal to one month, which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on The Reuters Screen LIBOR01 Page, the rate for that accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The trustee, the paying agent or another person performing similar functions will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that accrual period will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee, the paying agent or another person performing similar functions, at approximately 11:00 a.m. New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. If the Reference Banks are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

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For this purpose:

●	“LIBOR Determination Date” means, for each accrual period, the second business day before the beginning of that accrual period unless another day is specified in the related prospectus supplement.

●
“Reuters Screen LIBOR01 Page” means the display on the Reuters service, or any successor service, on the page designated as “LIBOR01” or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

●	“Reference Banks” means four major banks in the London interbank market selected by the trustee, the paying agent or another person performing similar functions.

For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business.

Commercial Paper Rate. If certificates of any series bear interest based on the commercial paper rate (the “Commercial Paper Rate”), the Commercial Paper Rate for any relevant interest determination date will be the Bond Equivalent Yield shown below of the rate for 90-day commercial paper, as published in H.15 (519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Commercial Paper—Financial”.

If the commercial paper rate cannot be determined as described above, the following procedures will be observed:

●
If the rate described above is not published in H.15 (519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having a similar index maturity, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading “Commercial Paper— Financial”. The “Bond Equivalent Yield” will be calculated as follows:

Bond Equivalent Yield =        N x D        x 100
                                                                                360 (D × 90)

where “D” refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and “N” refers to 365 or 366, as the case may be.

●	If the rate described in the prior paragraph cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

●	The Commercial Paper Rate will be subject to a lock-in period of six New York City business days.

CMT Rate. If the certificates of any series bear interest based on the Treasury constant maturity rate (the “CMT Rate”), the CMT Rate for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Reuters Page shown below by 3:00 p.m., New York City time, on that interest determination date under the caption “Treasury Constant Maturities Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.,” under the column for:

●	If the Designated CMT Reuters Page is the Reuters Screen FRBCMT Page, the rate on that interest determination date; or

●	If the Designated CMT Reuters Page is the Reuters Screen FEDCMT Page, the average for the month ended immediately before the week in which the related interest determination date occurs.

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For this purpose:

“Designated CMT Reuters Page”  means the Reuters page specified in the applicable prospectus supplement that displays treasury constant maturities as reported in H.15 (519). If no Reuters page is so specified, then the applicable page will be the Reuters Screen FEDCMT Page. If the Reuters Screen FEDCMT Page applies but the applicable prospectus supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.

“Reuters Screen FEDCMT page” means the display on the Reuters service, or any successor service, on the page designated as “FEDCMT” or any replacement page or pages on which CMT Rates are displayed.

“Reuters Screen FRBCMT Page” means the display on the Reuters service, or any successor service, on the page designated as “FRBCMT” or any replacement page or pages on which CMT Rates are displayed.

The following procedures will apply if the CMT Rate cannot be determined as described above:

●
If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15 (519) or another recognized electronic source for displaying the rate.

●
If the applicable rate described above is not published in H.15 (519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the trustee, the paying agent or another person performing similar functions determines to be comparable to the rate formerly displayed on the Designated CMT Reuters Page shown above and published in H.15 (519).

●
If the rate described in the prior paragraph cannot be determined, then the CMT Rate will be determined to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New York City.  The trustee, the paying agent or another person performing similar functions will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct nonmalleable fixed rate obligations of the United States Treasury (“Treasury Notes”) with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

●
If three Treasury Note quotations of the kind described in the prior paragraph cannot be obtained, the CMT Rate will be determined to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the trustee, the paying agent or another person performing similar functions will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury

53

Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, quotations will be obtained for the Treasury Note with the shorter remaining term to maturity.

●
If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

●
If fewer than three of the selected leading primary United States government securities dealers selected are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

Federal Funds Rate. If the certificates of any series bear interest based on the federal funds rate (the “Federal Funds Rate”), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. dollar Federal funds, as published in H.15 (519) for that day opposite the caption “Federal Funds (Effective)” as that rate is displayed on that interest determination date on the display on the Reuters service, or any successor service, on the page designated as “FEDFUNDS1” or any replacement page or pages on which U.S. dollar federal funds rates are displayed (the “Reuters Screen FEDFUNDS1 Page”) under the heading “EFFECT”. The following procedures will be observed if the Federal Funds Rate cannot be determined as described above:

●
If the rate described above does not appear on Reuters Screen FEDFUNDS1 Page or is not yet published in H.15 (519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading “Federal Funds (Effective)”.

●
If the rate described above does not appear on Reuters Screen FEDFUNDS1 Page or is not yet published in H.15 (519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on that interest determination date, the Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in New York City, selected by the trustee, the paying agent or another person performing similar functions, on that interest determination date.

●	If fewer than three of the selected brokers are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

91-day Treasury Bill Rate. If the certificates of any series bear interest at the 91-day Treasury Bill Rate (the “91-day Treasury Bill Rate”), the 91-day Treasury Bill Rate for any relevant interest determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks (“91-day Treasury Bills”) sold at the applicable 91-day Treasury Bill auction, as published in H.15 (519) or otherwise or as reported by the U.S. Department of the Treasury.

In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may be.

The 91-day Treasury Bill Rate will be subject to a lock-in period of six New York City business days.

Prime Rate. If certificates of any series bear interest based on the prime rate (the “Prime Rate”), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date,

54

as published in H.15 (519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Bank Prime Loan.”

The following procedures will be observed if the Prime Rate cannot be determined as described above:

●
If the rate described above is not published in H.15 (519) prior to 3:00 p.m., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption “Bank Prime Loan.”

●
If the above rate is not published in either H.15 (519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the trustee, the paying agent or another person performing similar functions will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the display on the Reuters service, or any successor service, on the page designated as “US PRIME 1” or any replacement page or pages on which prime rates or base lending rates of major U.S. banks are displayed (the “Reuters Screen US PRIME 1 Page”), as that bank’s prime rate or base lending rate as in effect on that interest determination date.

●
If fewer than four rates appear on the Reuters Screen US PRIME 1 Page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest determination date by three major banks in New York City selected by the trustee, the paying agent or another person performing similar functions.

●	If the selected banks are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that interest determination date.

Distributions of Principal on the Certificates

Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund.  The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time.  In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above).  The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement.  As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero.  Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.  Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are

55

received on the mortgage assets in the related trust fund.  Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule.  Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.  If so specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

Distributions on the Certificates in Respect of Prepayment Premiums

If so provided in the related prospectus supplement, Prepayment Premiums received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement.  As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

Advances in Respect of Delinquencies

If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

In addition, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, in respect of any mortgage loan in connection with the servicing and administration of any related Mortgaged Property or REO Property, amounts necessary to pay delinquent real estate taxes, assessments and hazard insurance premiums, and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents, or to protect, lease, manage and maintain the related Mortgaged Property or REO Property, as described in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses.  Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, “Related Proceeds”) and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates.  No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another

56

specifically identified source (each, a “Nonrecoverable Advance”); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date.  If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond.  If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as described in the prospectus supplement.

The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

Exchangeable Certificates

If specified in the related prospectus supplement, a series of certificates may include one or more classes that are “exchangeable certificates” (“Exchangeable Certificates”). In any of these series, the holders of one or more of the classes of Exchangeable Certificates will be entitled, after notice and, to the extent set forth in the related prospectus supplement, payment to the trustee of an exchange fee, to exchange all or a portion of those classes of Exchangeable Certificates for proportionate interests in one or more other specified classes of Exchangeable Certificates in such series.

If a series includes Exchangeable Certificates as described in the related prospectus supplement, all of these classes of Exchangeable Certificates will be listed in the related prospectus supplement. The classes of certificates that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of Exchangeable Certificates will be referred to as a “combination.”  Each combination of Exchangeable Certificates will be issued by the related Trust Fund.  At any time after their initial issuance, any class of Exchangeable Certificates may be exchanged for the related class or classes of Exchangeable Certificates. In some cases, multiple classes of Exchangeable Certificates may be exchanged for one or more classes of related Exchangeable Certificates.

The descriptions in the related prospectus supplement of the certificates of a series that includes Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement, yield and prepayment considerations, tax and legal investment considerations and considerations of ERISA also will apply to each class of Exchangeable Certificates. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of Exchangeable Certificates. For example, separate decrement tables and yield tables, if applicable, will be included for each class of Exchangeable Certificates.

Exchanges.  If a holder of Exchangeable Certificates elects to exchange its Exchangeable Certificates for related Exchangeable Certificates, then:

●
the aggregate principal balance of the related Exchangeable Certificates received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the Exchangeable Certificates so exchanged (for purposes

57

of an exchange, interest-only classes of Exchangeable Certificates will have a principal balance of zero);

●
the aggregate amount of interest distributable on each distribution date with respect to the related Exchangeable Certificates received in the exchange will equal the aggregate amount of interest distributable on each distribution date with respect to the Exchangeable Certificates so exchanged; and

●	the class or classes of Exchangeable Certificates will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

Different types of combinations may exist. Any individual series of certificates may have multiple types of combinations. Some examples of combinations of Exchangeable Certificates that differ in their interest characteristics include:

●
A class of Exchangeable Certificates with an interest rate that varies directly with changes in an index and a class of Exchangeable Certificates with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of Exchangeable Certificates with a fixed interest rate. In such a combination, the classes of Exchangeable Certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of Exchangeable Certificates with a fixed interest rate. In addition, the aggregate principal balance of the two classes of Exchangeable Certificates with interest rates that vary with an index would equal the aggregate principal balance of the related class of Exchangeable Certificates with the fixed interest rate.

●
An interest-only class and a principal-only class of Exchangeable Certificates may be exchangeable, together, for a related class of Exchangeable Certificates that is entitled to both principal and interest distributions.  In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of Exchangeable Certificates, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of Exchangeable Certificates.

●
Two or  more classes of principal and interest classes of Exchangeable Certificates with different fixed interest rates may be exchangeable, together, for a single class of related Exchangeable Certificates that is entitled to both principal and interest distributions.  In such a combination, the aggregate principal balance of the single class of related Exchangeable Certificates would be equal to the aggregate principal balance of the two or more classes of Exchangeable Certificates, and the single class of related Exchangeable Certificates would have a fixed interest rate that, when applied to the principal balance of the single class of Exchangeable Certificates, would generate  interest equal to the aggregate annual interest amount of the two or more classes of Exchangeable Certificates.

In some series, a Certificateholder may be able to exchange its Exchangeable Certificates for other related Exchangeable Certificates that have different principal distribution characteristics.  Some examples of combinations of Exchangeable Certificates that differ in the principal distribution characteristics include:

●
A class of Exchangeable Certificates that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of Exchangeable Certificates, and a second class of Exchangeable Certificates that receives principal distributions from these accretions, may be exchangeable, together, for a single class of related Exchangeable Certificates that receives distributions of interest continuously from the first distribution date on which it receives interest until it is retired.

●	A class of Exchangeable Certificates that is a planned amortization class, and a class of Exchangeable Certificates that only receives principal distributions on a distribution date if

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scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related Exchangeable Certificates that receives principal distributions without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of a holder of Exchangeable Certificates to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the class or classes of Exchangeable Certificates necessary to make the exchange in the necessary proportions. If a Certificateholder does not own the necessary classes of Exchangeable Certificates or does not own the necessary classes of Exchangeable Certificates in the proper proportions, the Certificateholder may not be able to obtain the desired classes of Exchangeable Certificates. The Certificateholder desiring to make the exchange may not be able to purchase the necessary class of Exchangeable Certificates from the then current owner at a reasonable price, or the necessary proportion of the needed class of Exchangeable Certificates may no longer be available due to principal payments or prepayments that have been applied to that class of Exchangeable Certificates.

Procedures.  The related prospectus supplement will describe the procedures that must be followed to make an exchange of Exchangeable Certificates.  A Certificateholder will be required to provide notice to the trustee prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the Exchangeable Certificates to be exchanged and the related securities to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the Certificateholder regarding delivery of the Exchangeable Certificates and, to the extent set forth in the related prospectus supplement, payment of the exchange fee. A Certificateholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date specified in the related prospectus supplement. Any Exchangeable Certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

Distributions on an Exchangeable Certificate received in an exchange will be made as described in the related prospectus supplement.  Distributions will be made to the Certificateholder of record as of the applicable record date.

Reports to Certificateholders

On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a “Distribution Date Statement”) that will set forth, among other things, in each case to the extent applicable:

●
the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

●
the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

●
the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to Prepayment Premiums expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

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●	the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

●	if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

●
if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

●	information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

●	if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

●
if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

●
the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

●
if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

●	the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

●
if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

●	to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

The prospectus supplement for each series of certificates may describe variations or additions to the type of information to be included in reports to the holders of the offered certificates of that series.

Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder.  This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the “Code”), as are

60

from time to time in force.  See, however, “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as specified in the related prospectus supplement.  See “Description of the Pooling Agreements—Amendment” in this prospectus.  The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute a termination event with respect to the related master servicer.  See “Description of the Pooling Agreements—Servicer Termination Events,” and “—Resignation and Removal of the Trustee” in this prospectus.

Termination

The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

●	the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

●	the payment to the certificateholders of the series of all amounts required to be paid to them.

Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement.  If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking corporation” within the meaning of the New York Banking Law, a member of the Federal Reserve System,

61

a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities for its participating organizations (“Participants”) and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates.  “Direct Participants”, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations.  DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC’s records.

The ownership interest of each actual purchaser of a Book-Entry Certificate (a “Certificate Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records.  Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction.  Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners.  Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC’s records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners.  The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certificates will be made to DTC. DTC’s practice is to credit Direct Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that date.  Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time.  Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

Generally, with respect to Book-Entry Certificates, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued.  Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in

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respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

If so specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

●
the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

●
the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination.

Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates.  Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

Transfers between Participants of Euroclear Bank, as operator of the Euroclear System, in Europe (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”) will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures.  If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through Direct and Indirect Participants.  In addition, Certificate Owners will receive all distributions of principal of and interest on the offered certificates from the Trustee through DTC and its Direct and Indirect Participants.  Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC.  DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of offered certificates.  Except as otherwise provided under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in the related prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished

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to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book entry transfers of the offered certificates among Participants and to receive and transmit distributions of principal of, and interest on, the offered certificates.  Direct and Indirect Participants with which Certificate Owners have accounts with respect to the offered certificates similarly are required to make book entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners.  Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the offered certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the offered certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an offered certificate under the Pooling Agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a “Pooling Agreement”).  In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement.  However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party.  All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement.  If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer.  Any party to a Pooling Agreement may own certificates.

A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part.  However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund.  The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued.  The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the

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description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement.  The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement.  We will provide a copy of the Pooling Agreement that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: President.

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund.  The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts to be included in the trust fund for that series.  Each mortgage loan will be identified in a schedule.  That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will generally include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form.  The related Pooling Agreement will generally require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.  In the event a particular Pooling Agreement differs with respect to the mortgage file delivery requirements for a particular series, the terms will be described in the related prospectus supplement.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series.  Generally, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series or the value of the mortgage loan affected by such document defect, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller.  In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, the Mortgage Asset Seller will generally be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.  A Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will generally have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement.  This repurchase or substitution obligation will generally constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so.  Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Asset Seller will generally not be required to repurchase or replace

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the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy. In the event a particular Pooling Agreement differs with respect to the above requirements for a particular series, the terms will be described in the related prospectus supplement.

Representations and Warranties; Repurchases

The Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the “Warranting Party”) covering, by way of example:

●	the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

●	the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

●	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

●	the payment status of the mortgage loan.

A brief summary of additional representations and warranties that are applicable to a particular series will be described in the prospectus supplement.  It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor.  The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

Each Pooling Agreement will generally provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series or the value of the related mortgage loan.  If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.  If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement.  This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made.  However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance.  The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

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Collection and Other Servicing Procedures

The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

1.      the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

2.      applicable law, and

3.      the servicing standard specified in the related Pooling Agreement and prospectus supplement (the “Servicing Standard”).

The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an “REO Property”); and maintaining servicing records relating to those mortgage loans. The master servicer will generally be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.  See “Description of Credit Support” in this prospectus.

Sub-Servicers

A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that the master servicer will generally remain obligated under the related Pooling Agreement.  A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer.  Each sub-servicing agreement between a master servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under that Sub-Servicing Agreement.  A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

Generally, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s compensation pursuant to the related Pooling Agreement is sufficient to pay those fees.  Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement.  See “—Certificate Account” and “—Servicing Compensation and Payment of Expenses” in this prospectus.

Special Servicers

To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party.  A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer.  A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer.  The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates.  The master servicer will not be liable for the performance of a special servicer.

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Certificate Account

General.  The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series.  A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series (“Permitted Investments”).  Any interest or other income earned on funds in a certificate account will generally be paid to the related master servicer, trustee or any special servicer as additional compensation.  A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards.  If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

Deposits.  A master servicer, trustee or special servicer will generally be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

1.      all payments on account of principal, including principal prepayments, on the mortgage loans;

2.      all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

3.      all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, “Insurance and Condemnation Proceeds”) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (“Liquidation Proceeds”), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

4.      any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under “Description of Credit Support” in this prospectus;

5.      any advances made as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus;

6.      any amounts paid under any Cash Flow Agreement, as described under “Description of the Trust Funds—Cash Flow Agreements” in this prospectus;

7.      all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under “—Assignment of Mortgage Loans; Repurchases” and “—Representations and

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Warranties; Repurchases” in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under “—Realization Upon Defaulted Mortgage Loans” in this prospectus, and all proceeds of any mortgage asset purchased as described under “Description of the Certificates—Termination” in this prospectus (all of the foregoing, also “Liquidation Proceeds”);

8.      any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under “—Servicing Compensation and Payment of Expenses” in this prospectus;

9.      to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums with respect to the mortgage loans;

10.    all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance Policies” in this prospectus;

11.    any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

12.    any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

Withdrawals.  A master servicer, trustee or special servicer may generally make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

1.      to make distributions to the certificateholders on each distribution date;

2.      to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

3.      to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

4.      to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

5.      to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on

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those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

6.      if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

7.      if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

8.      to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under “—Certain Matters Regarding the Master Servicer and the Depositor” in this prospectus;

9.      if described in the related prospectus supplement, to pay the fees of trustee;

10.    to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under “—Certain Matters Regarding the Trustee” in this prospectus;

11.    if described in the related prospectus supplement, to pay the fees of any provider of credit support;

12.    if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

13.    to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

14.    to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

15.    if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool” in this prospectus;

16.    to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

17.    to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

18.    to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

19.    to clear and terminate the certificate account upon the termination of the trust fund.

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Modifications, Waivers and Amendments of Mortgage Loans

A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard and the REMIC provisions, or grantor trust provisions, as applicable.  For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

Realization Upon Defaulted Mortgage Loans

A borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt.  In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property.  In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard.  A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located.  If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings.  See “Certain Legal Aspects of Mortgage Loans” in this prospectus.

The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan.  Such remedies include instituting foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

Hazard Insurance Policies

Each Pooling Agreement will generally require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. The coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property.  The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers.  All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer’s normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account.  The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund.  If the blanket policy contains a deductible clause, the master

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servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.  Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender’s consent.  Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property.  The master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard.  The master servicer will generally be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property.  See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance” in this prospectus.

Servicing Compensation and Payment of Expenses

A master servicer’s primary servicing compensation with respect to a series of certificates generally will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund.  Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans.  As additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account.  Any sub-servicer will receive a portion of the master servicer’s compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders.  Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified

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in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls.  See “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” in this prospectus.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related Pooling Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the related Pooling Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the related Pooling Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB under the Securities Act (17 C.F.R. 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement.  For example, the Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met.  In addition, the Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any

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action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment.  The Pooling Agreement may also provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates.  In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling Agreement.

Servicer Termination Events

Each prospectus supplement will describe the events which will trigger a termination event (each a “Servicer Termination Event”).  For example, the related prospectus supplement may provide that a servicer termination event will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related Pooling Agreement.

The related prospectus supplement will describe the remedies available if a Servicer Termination Event occurs with respect to the master servicer under a Pooling Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement.

Amendment

Each Pooling Agreement generally may be amended, without the consent of any of the holders of the related series of certificates for those purposes described in the related prospectus supplement, which, among others, may include:

1.      to cure any ambiguity,

2.      to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

3.      to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions, or

4.      to comply with any requirements imposed by the Code;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

Each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than the percentage specified in the related prospectus supplement of the voting rights for that series allocated to the affected classes, for any purpose.  The related prospectus supplement may provide that these types of amendments may not:

1.      reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

2.      adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

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3.      modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

Generally, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Generally, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person.  If that list is of a date more than 90 days prior to the date of receipt of that certificateholder’s request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement.  The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

Duties of the Trustee

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer.  If no Servicer Termination Event has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement.  However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

Certain Matters Regarding the Trustee

As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

The trustee for each series of certificates will generally be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement.  However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

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The trustee for each series of certificates will generally be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders.  Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee.  If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee.  In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.  Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing.  If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

The credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement.  If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies.  Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

●	the nature and amount of coverage under the credit support,

●	any conditions to payment under the credit support not otherwise described in this prospectus,

●	any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

●	the material provisions relating to the credit support.

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Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

●	a brief description of its principal business activities;

●	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

●	if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

●
its total assets, and its stockholders’ equity or policyholders’ surplus, if applicable, as of a date that will be specified in the prospectus supplement.  See “Risk Factors—Credit Support May Not Cover Losses” in this prospectus.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates.  To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates.  If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls.  The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund.  The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees.  A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC contemporaneously with the final prospectus.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the “L/C Bank”).  Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates.  If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls.  The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement.  The obligations of the L/C

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Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.  A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes.  Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.  The related prospectus supplement will describe any limitations on the draws that may be made under that instrument.  A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement.  If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement.  If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.  Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

Amounts deposited in any reserve fund will generally be invested in short-term debt obligations.  Any reinvestment income or other gain from those investments will generally be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund.  However, that income may be payable to any related master servicer or another service provider as additional compensation for its services.  The reserve fund, if any, for a series will not be a part of the trust fund.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus.  The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.  Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated.  Accordingly, the summaries are

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qualified in their entirety by reference to the applicable laws of those states.  See “Description of the Trust Funds—Mortgage Loans” in this prospectus.

General

Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located.  Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages.”  A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.  The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office.  However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender.  In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made.  Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note.  A deed to secure debt typically has two parties.  The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid.  In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower.  At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note.  The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender the its right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC.  In cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue.  In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest.  Even if the lender’s security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default.  See “—Bankruptcy Laws” below.

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Personalty

In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security.  The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

Foreclosure

General.  Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage.  If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure procedures vary from state to state.  Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument.  Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.  Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower’s filing for bankruptcy protection.

Judicial Foreclosure.  A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property.  Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.  Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants.  When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming.  Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment.  Those sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions.  United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.  These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair.  Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability.  In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property.  Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice.  For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

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Non-Judicial Foreclosure/Power of Sale.  Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust.  A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.  A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law.  In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale.  In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation.  In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale.  Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.  A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings.  Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v.  Washington National Insurance Company and other decisions that have followed its reasoning.  The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C. §§ 101-1532) (the “Bankruptcy Code”) and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration,” which is “reasonably equivalent value” under the Bankruptcy Code.  Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v.  Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.  For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure.  Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender.  Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property.  For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale.  Frequently, the lender employs a third party management company to manage and operate the property.  The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.  The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes, hospitals or casinos, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations.  The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property.  Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings.  Furthermore, an increasing number of states require that any environmental contamination at certain types of properties

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be cleaned up before a property may be resold.  In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated.  See “—Environmental Risks” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property.  In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.  The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.”  The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest.  Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption.  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

Anti-Deficiency Legislation.  Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan.  However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law.  For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.  A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.  Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower.  In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.  Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security.  Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Risks.  Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease.  Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security.  This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

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Cooperative Shares.  Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants.  Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property.  This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative.  Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid.  Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares.  Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale.  Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Generally.  The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment.  For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case.  The delay and the consequences of a delay caused by an automatic stay can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified.  In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan.  Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date.  Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.  Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the plan of reorganization does not provide for payment in full of the amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim

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is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.”  The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute “cash collateral” under the Bankruptcy Code.  Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code.  In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account would also constitute “cash collateral” under the Bankruptcy Code.  So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt.  It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events.  This prohibition on so-called “ipso facto clauses” could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property.  In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a trustee’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.  For example, a mortgagee would be stayed from enforcing an assignment by a borrower of rents and leases related to a mortgaged property if the related borrower was in a bankruptcy proceeding.  The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents.  Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition.  While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

Rents and leases may also escape an assignment (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, or (iv) to the extent the bankruptcy court determines that the lender is adequately protected.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease.  If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor.  The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days.  If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any

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defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance.  However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned.  If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition.  As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.  In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law.  The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund.  Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case.  Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.  The measure of insolvency will vary depending on the law of the applicable jurisdiction.  However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, under certain circumstances, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to

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the proceeds of such sale.  Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

 Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien.  In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties.  Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, there can be no assurance that, in the event of a bankruptcy of the sponsor of the borrower, the sponsor of the borrower would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender.  In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.  Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust.  Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the Borrowers May Be Partnerships.  The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement.  This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable.  Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.  In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets.  Those state laws, however, may not be enforceable or effective in a bankruptcy case.  The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil.  In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or

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shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Risks

Real property pledged as security for a mortgage loan may be subject to certain environmental risks.  Under federal law, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (also known as “CERCLA”) and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that:

●	may pose an imminent or substantial endangerment to human health or welfare or the environment,

●	may result in a release or threatened release of any hazardous material,

●	may give rise to any environmental claim or demand, or

●
may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government.  In several states, the lien has priority over the lien of an existing mortgage against the property.  Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or hazardous material treatment, storage or disposal activity.  Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender.  Under the laws of some states and under CERCLA, a lender may become liable as an “owner” or an “operator” of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property.  The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

Excluded from CERCLA’s definition of “owner or operator” is any person “who, without participating in the management of a vessel or facility, holds indicia of ownership primarily to protect his security interest” (the “secured-creditor exemption”).  This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property.  Thus, if a lender’s activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an “owner or operator” under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property

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(whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations.  Additionally, the amendments provide certain protections from CERCLA liability as an “owner or operator” to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms.  The amendments also limit the potential liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks.  However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts.  Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the secured-creditor exemption.  Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on “generators” or “transporters” of hazardous substances.

Environmental clean-up costs may be substantial.  It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer.  It is possible that a property securing a mortgage loan could be subject to these transfer restrictions.  If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

The cost of remediating hazardous substance contamination at a property can be substantial.  If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

To reduce the likelihood of this kind of loss, the related Pooling Agreement may provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so.  There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected.  In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower’s repayment.  Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.  Compliance could be complicated and may entail substantial expense.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.  That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

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Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property.  The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses by providing, among other things, that “due-on-sale” clauses in certain loans are enforceable within certain limitations as set forth in the Garn Act.  Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans.  Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk.  First, the borrower may have difficulty servicing and repaying multiple loans.  Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan.  Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.  Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.  Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties.  In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.  Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid.  In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980.  A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980.  The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or

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(2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan.  One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty.  Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.  A second group of statutes is more severe.  A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of that borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender.  The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.  Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, any form of credit support provided in connection with those certificates.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Type of Mortgaged Property

The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question.  For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.  Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association.  Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

1.      hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

2.      the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

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Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under this act (the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person.  In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”).  Any of the Depositor, the Issuing Entity, the Underwriters, the Master Servicer, the Special Servicer or the Trustee could be requested or required to obtain certain assurances from prospective investors intending to purchase Certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future.  It is the policy of the Depositor, the Issuing Entity, the Underwriters, the Master Servicer, the Special Servicer and the Trustee to comply with Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure.  Failure to honor any request by the Depositor, the Issuing Entity, the Underwriters, the Master Servicer, the Special Servicer or the Trustee to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the Issuing Entity, the Underwriters, the Master Servicer, the Special Servicer or the Trustee to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s Certificates.  In addition, each of the Depositor, the Issuing Entity, the Underwriters, the Master Servicer, the Special Servicer and the Trustee intends to comply with the U.S. Bank Secrecy Act, the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. A number of offenses can trigger such a blocking and/or seizure and forfeiture including, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the Money Laundering Control Act, the USA PATRIOT Act and the regulations issued pursuant to all of them, as well as the controlled substance laws. In many instances, the United States may seize the property civilly without a criminal prosecution.

In the event of a forfeiture proceeding, a financial institution that is a lender may be able to establish its interest in the property by proving that (a) its Mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were

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derived or before the commission of any other crime upon which the forfeiture is based, or (b) at the time of the execution of the Mortgage, despite appropriate due diligence, it “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules.  Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively.  No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the federal income tax consequences discussed below.  Accordingly, the IRS may take contrary positions.  This discussion reflects the applicable provisions of the Code as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of Treasury (the “Treasury”).  Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest.  References to a “holder” or “certificateholder” in this discussion generally mean the beneficial owner of a certificate.

Federal Income Tax Consequences for REMIC Certificates

General

With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a “REMIC Pool.”  For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of Residual Certificates in the case of each REMIC Pool.  Qualification as a REMIC requires ongoing compliance with certain conditions.  With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

1.      the making of an election,

2.      compliance with the Pooling Agreement and any other governing documents and

3.      compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code,

each REMIC Pool will qualify as a REMIC.

In that case, the Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool.  The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to “REMIC” or “REMIC Pool” below shall be deemed to refer to that REMIC Pool.  If so specified in the applicable

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prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes.  See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below.

Characterization of Investments in REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute “a regular or residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as “loans .  .  .  secured by an interest in real property which is .  .  .  residential real property” (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment.  REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated.  If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety.  Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.  For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment.  Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%.  Regular Certificates will be “qualified mortgages” for another REMIC for purposes of Code Section 860G(a)(3).  REMIC Certificates held by a regulated investment company will not constitute “Government Securities” within the meaning of Code Section 851(b)(3)(A)(i).  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code.  The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.”  The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets.  An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets.  A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement.  The Pooling Agreement for each series will contain a provision designed to meet this requirement.  See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day.  Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

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1.      the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

2.      substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified prior to the closing date other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the first bullet point of the preceding sentence as of the date of the last modification or at closing.  A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter.  A “defective obligation” includes:

●	a mortgage in default or as to which default is reasonably foreseeable,

●	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

●	a mortgage that was fraudulently procured by the mortgagor, and

●	a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property.  A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.  A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies.  In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms.  A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages.  A reserve fund must be reduced “promptly and appropriately” to the extent no longer required.  Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool.  Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements.  All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata.  A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar

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amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages.  The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.  The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.  A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest.  An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls.  Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter.  In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool.  The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief.  Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “Reform Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Exchangeable Certificates.  If a series of certificates includes Exchangeable Certificates, each class of Exchangeable Certificates will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of Exchangeable Certificates represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The exchangeable certificates will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of Exchangeable Certificates is discussed under “—Tax Treatment of Exchangeable Certificates” below.

Taxation of Regular Certificates

General.

A regular interest will be treated as a newly originated debt instrument for federal income tax purposes.  In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income).  Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

Original Issue Discount.

Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a).  Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield

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method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income.  The following discussion is based in part on Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act.  Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.  To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act.  We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability.  Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot (“Random Lot Certificates”), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income.  The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price.”  The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date.  The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.  The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute “qualified stated interest.”  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest.  However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest.  Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates.  Likewise, we intend to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount, a so-called “super-premium” class, as having no qualified stated interest.  Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate.  For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate.  The

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Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “—Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition.  We intend to treat the monthly period ending on the day before each distribution date as the accrual period.  With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

1.      the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate’s stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over

2.      the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

1.      the yield to maturity of the Regular Certificate at the issue date,

2.      events (including actual prepayments) that have occurred prior to the end of the accrual period, and

3.      the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in those prior periods.  The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.  With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption.  An increase in prepayments on the mortgage loans with respect to a series of Regular Certificates can result in both a change in the priority of principal

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payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption.  In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph.  However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed.  We believe that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole.  You are advised to consult your tax advisors as to this treatment.

The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the Regular Certificateholder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates.  If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.  The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days.  The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

Acquisition Premium.

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.  Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method” below.

Variable Rate Regular Certificates.

Regular Certificates may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

1.      the issue price does not exceed the original principal balance by more than a specified amount, and

2.      the interest compounds or is payable at least annually at current values of

(a)     one or more “qualified floating rates,”

(b)     a single fixed rate and one or more qualified floating rates,

(c)     a single “objective rate,” or

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(d)      a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35.  The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or (2) unique to the circumstances of the depositor or a related party.  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate.  A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that a class of this type may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates.  However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.  Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a qualified floating rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors (each, a “variable rate”), or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, if so indicated in the related prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Generally, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity.  Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount.  The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable rate mortgage loans.  In the case of adjustable rate mortgage loans, the

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applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs.  Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

Deferred Interest.

Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof.  Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

Market Discount.

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278.  Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase.  The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution.  The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.  The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.  You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received.  You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates.  The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year.  The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of.  As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which that election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “—Original Issue Discount”) remaining after the date of purchase.  It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount.  See “—Original Issue Discount” above.  Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules.  You should also consult Revenue Procedure 92-67 concerning the

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elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium.

A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  If you hold a Regular Certificate as a “capital asset” within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method.  The election to amortize premium applies to all the premium bonds you hold at the beginning of the taxable year and to all premium bonds you acquire thereafter.  Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates.  However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “—Market Discount” are available.  Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method.

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.  For purposes of applying the constant yield method to a debt instrument subject to an election, (1) ”interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.  It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply.  A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments.  However, if you make the election with respect to a premium bond,  then you are deemed to make the election to amortize premium for all the premium bonds you hold at the beginning of the taxable year and all premium bonds you acquire thereafter.  If you make the election with respect to a market discount bond,  then you are deemed to make the election to accrue market discount for all the market discount bonds you acquire at the beginning of the taxable year and all market discount bonds you acquire thereafter.   The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

Prepayment Premiums.

Prepayment Premiums actually collected on the mortgage loans will be distributed to the Regular Certificates as described in “Description of the Offered Certificates—Distributions” in the prospectus supplement.  It is not entirely clear under the Code when the amount of prepayment premiums so allocated should be taxed to the holders of the Regular Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Trustee’s actual receipt of a prepayment premium.  Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of the Regular Certificates.  The IRS may disagree with these positions.  Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums.

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Sale or Exchange of Regular Certificates.

If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular Certificate.  The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below).  That gain will be treated as ordinary income as follows:

1.   if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction,

2.   in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

3.   to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year.  The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses.

Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible.  Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year.  In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be

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allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless.  Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans below a holder’s basis in the Regular Certificates.  The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired.  The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Notwithstanding the foregoing, it is not clear whether holders of interest-only certificates are entitled to any deduction under Code Section 166 for bad debt losses. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts.  Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Tax Treatment of Exchangeable Certificates

In General.  The Exchangeable Certificates for a series may represent either (1)  beneficial ownership of  proportionate interests in each related Exchangeable Certificate corresponding to that Exchangeable Certificate or (2) beneficial ownership of disproportionate interests in the related Exchangeable Certificates corresponding to that Exchangeable Certificate.  The prospectus supplement for any series offering Exchangeable Certificates will specify whether the Exchangeable Certificates for such series represent either proportionate or disproportionate interests in the related Exchangeable Certificates.  An Exchangeable Certificate may be (1) a REMIC Regular Certificate or (2) a Standard Certificate representing beneficial ownership in one or more uncertificated REMIC regular interests.

Exchangeable Certificates Representing Proportionate Interests in Two or More Related Exchangeable Certificates.  If an Exchangeable Certificate represents beneficial ownership of a proportionate interest in each related Exchangeable Certificate corresponding to that Exchangeable Certificate, then each beneficial owner of such an Exchangeable Certificate should account separately for its ownership interest in each related Exchangeable Certificate underlying that Exchangeable Certificate as if such related Exchangeable Certificate were a Regular Certificate, as described under “—Taxation of Regular Certificates.”  If a beneficial owner of an Exchangeable Certificate acquires an interest in two or more underlying related Exchangeable Certificates other than in an exchange described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the underlying related Exchangeable Certificates in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying related Exchangeable Certificates in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more related Exchangeable Certificates, those related Exchangeable Certificates could be treated as a single debt instrument for OID purposes. In addition, if the two or more related Exchangeable Certificates underlying an Exchangeable Certificate were aggregated for OID purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for the underlying related Exchangeable Certificates, (ii) sell one of those related Exchangeable Certificates and (iii) retain one or more of the remaining related Exchangeable Certificates, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within

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the meaning of Code Section 1286. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the underlying related Exchangeable Certificates sold and the related Exchangeable Certificates retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the related Exchangeable Certificates sold using its basis allocable to those related Exchangeable Certificates. Also, the beneficial owner then must treat the related Exchangeable Certificates underlying the Exchangeable Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those related Exchangeable Certificates. Accordingly, the beneficial owner must accrue interest and OID with respect to the related Exchangeable Certificates retained based on the beneficial owner’s basis in those related Exchangeable Certificates.

As a result, when compared to treating each related Exchangeable Certificate underlying an Exchangeable Certificate as a separate debt instrument, aggregating the related Exchangeable Certificates underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of such an Exchangeable Certificate. Moreover, if Code Section 1286 were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the Trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Exchangeable Certificates and due to the Trustee’s lack of information necessary to report computations that might be required by Code Section 1286, the Trustee will treat each related Exchangeable Certificate underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more related Exchangeable Certificates underlying an Exchangeable Certificate were aggregated, the timing of accruals of OID applicable to such an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the related Exchangeable Certificates underlying an Exchangeable Certificate should be aggregated for OID purposes.

Exchangeable Certificates Representing Disproportionate Interests in Related Exchangeable Certificates.  If an Exchangeable Certificate represents beneficial ownership of a disproportionate interest in the related Exchangeable Certificates corresponding to that Exchangeable Certificate, then the tax consequences to the beneficial owner of the Exchangeable Certificate will be determined under Code Section 1286, except as discussed below. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying related Exchangeable Certificates. If an Exchangeable Certificate entitles the holder to payments of principal and interest on an underlying related Exchangeable Certificate, the IRS could contend that the Exchangeable Certificate should be treated (i) as an interest in the underlying related Exchangeable Certificate to the extent that the Exchangeable Certificate represents an equal pro rata portion of principal and interest on the underlying related Exchangeable Certificate, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, each Exchangeable Certificate will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

Under Code Section 1286, each beneficial owner of an Exchangeable Certificate must treat the Exchangeable Certificate as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an Exchangeable Certificate is determined in the same manner as described with respect to Regular Certificates under “—Taxation of Regular Certificates—Original Issue Discount.”

If the Exchangeable Certificate has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID

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using a method similar to that described with respect to the accrual of OID on a Regular Certificate under “—Taxation of Regular Certificates—Original Issue Discount.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the Exchangeable Certificate is acquired or would be the prepayment assumption for the underlying related Exchangeable Certificates.

In light of the application of Code Section 1286, a beneficial owner of an Exchangeable Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the Trustee. Accordingly, any information reporting provided by the Trustee with respect to the Exchangeable Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an Exchangeable Certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Code Section 1286 also apply if (i) a beneficial owner of one or more Exchangeable Certificates exchanges them for another Exchangeable Certificate, (ii) the beneficial owner sells some, but not all, of such exchanged Exchangeable Certificates, and (iii) the combination of retained Exchangeable Certificates cannot be exchanged for the related underlying Exchangeable Certificates.   As of the date of such a sale, the beneficial owner must allocate its basis in the underlying related Exchangeable Certificates between the part of the related Exchangeable Certificates underlying the Exchangeable Certificates sold and the part of the related Exchangeable Certificates underlying the Exchangeable Certificates retained in proportion to their relative fair market values. Code Section 1286 treats the beneficial owner as purchasing the Exchangeable Certificates retained for the amount of the basis allocated to the retained Exchangeable Certificates, and the beneficial owner must then accrue any OID with respect to the retained Exchangeable Certificates as described above. Code Section 1286 does not apply, however, if a beneficial owner exchanges the underlying related Exchangeable Certificates for other Exchangeable Certificates and retains all such Exchangeable Certificates, see “—Treatment of Exchanges” below.

Upon the sale of an Exchangeable Certificate, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the Exchangeable Certificate. The owner’s adjusted basis generally is equal to the owner’s cost of the Exchangeable Certificate (or portion of the cost of the related Exchangeable Certificates allocable to the Exchangeable Certificate), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the Exchangeable Certificate as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Sale or Exchange of Regular Certificates.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under “—Treatment of Exchanges” below) a combination of Exchangeable Certificates that may be exchanged for underlying related Exchangeable Certificates, the owner should be treated as owning the underlying related Exchangeable Certificates, in which case Code Section 1286 would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each Exchangeable Certificate should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of Exchangeable Certificates in this regard.

Treatment of Exchanges.  If a beneficial owner of one or more Exchangeable Certificates exchanges them for the related Exchangeable Certificates in the manner described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination

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of interests in each underlying related Exchangeable Certificate that it owned immediately prior to the exchange.

Taxation of Residual Certificates

Taxation of REMIC Income.

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates (“Residual Certificateholders”), and will not be taxed separately to the REMIC Pool.  The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day.  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

1.      the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

2.      all bad loans will be deductible as business bad debts, and

3.      the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates.  The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans.  The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand.  In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates.  When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following the issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount.  If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made.  Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with

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respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.  Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income.”  The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return.

Basis and Losses.

The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter.  The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate.  The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder.  Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool.  However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets.  That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life.  However, in view of the possible acceleration of the income of Residual Certificateholders described under “—Taxation of REMIC Income” above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows.  The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool’s basis in its assets.  Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests.  These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder.  Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.  If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.  Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool’s basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder.  The REMIC Regulations currently in effect do not so provide.  See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

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Treatment of Certain Items of REMIC Income and Expense.

Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations.  We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

Original Issue Discount and Premium.  Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under “—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates,” without regard to the de minimis rule described in that section, and “—Premium” above.

Deferred Interest.  Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under “—Taxation of Regular Certificates—Deferred Interest” above.

Market Discount.  The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans.  The REMIC Pool’s basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool.  The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the closing date, in the case of a retained class).  In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount.  Market discount income generally should accrue in the manner described under “—Taxation of Regular Certificates—Market Discount” above.

Premium.  Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess.  As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool.  In a manner analogous to the discussion above under “—Taxation of Regular Certificates—Premium,” a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS or MBS that are REMIC regular interests under the constant yield method.  Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item.  Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder.  The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income.

A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment.  That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period.  For this purpose, the adjusted issue price of a Residual Certificate at the beginning

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of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period.  Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the Residual Certificate is zero.

The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return.  However, net operating loss carryovers are determined without regard to excess inclusion income.  Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511.  In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise.  See “—Taxation of Certain Foreign Investors—Residual Certificates” below.  Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder.  First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions.  Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.  Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates.

Disqualified Organizations.  If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations.  The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption.  The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue.  The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent.  However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.  The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate.  This tax would be deductible from the ordinary gross income of the

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Pass-Through Entity for the taxable year.  The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder’s taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an “electing large partnership” as defined in Code Section 775 holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c).  An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

For these purposes:

1.      “Disqualified Organization” means any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to the Class R Certificates (except certain farmers’ cooperatives described in Section 521 of the Code), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an “electing large partnership”, as defined in Section 775 of the Code and (vi) any other person so designated by the Trustee or the Certificate Administrator based upon an opinion of counsel as provided to the Trustee or the Certificate Administrator (at no expense to the Trustee or the Certificate Administrator) that the holding of an ownership interest in a Class R Certificate by such person may cause either (i) any REMIC Pool to fail to qualify as a REMIC at any time that the Certificates are outstanding or (ii) any person having an ownership interest in any Class of Certificates (other than such person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Class R Certificate to such person.  The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions, and

2.      “Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false.  Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.  Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.  Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

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Noneconomic Residual Interests.  The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool.  Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under “—Foreign Investors” below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax.  A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a “noneconomic residual interest” unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.  The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under “—Disqualified Organizations” above.  The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the “formula test” or the “assets test,” (each described below) is satisfied.  The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading “—Disqualified Organizations” above.  The transferor must have no actual knowledge or reason to know that those statements are false.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

(i)     the present value of any consideration given to the transferee to acquire the interest;

(ii)    the present value of the expected future distributions on the interest; and

(iii)   the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Code Section 11(b)(1) (currently 35%) or, in certain circumstances, the alternative minimum tax rate.  Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

The assets test is satisfied if (i) the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer

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must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Foreign Investors.  The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes.  This rule appears intended to apply to a transferee who is not a U.S. Person (a “Non-U.S. Person”), unless the transferee’s income is effectively connected with the conduct of a trade or business within the United States.  A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.  If the Non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the related prospectus supplement, a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person.  The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons).

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner.  Accordingly, the Pooling Agreement will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a non-U.S. Person.

Sale or Exchange of a Residual Certificate.

Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under “—Basis and Losses” above, in the Residual Certificate at the time of the sale or exchange.  In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date.  That income will be treated as gain from the sale or exchange of the Residual Certificates.  It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment

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income at ordinary income rates.  In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations.

The Treasury has issued regulations, the “Mark to Market Regulations,” under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers.  This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes That May Be Imposed on the REMIC Pool

Prohibited Transactions.

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate.  Prohibited transactions generally include

1.      the disposition of a qualified mortgage other than for:

(a)     substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,

(b)     foreclosure, default or imminent default of a qualified mortgage,

(c)     bankruptcy or insolvency of the REMIC Pool, or

(d)     a qualified (complete) liquidation,

2.      the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

3.      the receipt of compensation for services or

4.      the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding.  The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or

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due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day.

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.  Exceptions are provided for cash contributions to the REMIC Pool:

1.      during the three months following the Startup Day,

2.      made to a qualified reserve fund by a Residual Certificateholder,

3.      in the nature of a guarantee,

4.      made to facilitate a qualified liquidation or clean-up call, and

5.      as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property.

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts.  Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as “foreclosure property” for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension.  Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan.  In addition, if so disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.  The trustee will be required to sign the REMIC Pool’s returns.  Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding.  The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, with respect to the REMIC Pool.  Each Residual

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Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year.  In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.  If so indicated in the related prospectus supplement, all those expenses will be allocable to the Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates.

Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) of, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more borrowers) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person.  The appropriate documentation includes Form W-8BEN (in the case of an individual) or Form W-8BEN-E (in the case of an entity) if the Non-U.S. Person is eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN-E or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions

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from withholding on behalf of its partners, if the Non-U.S. Person is a partnership.  An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification.  A non-”qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate.  A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If that statement, or any other required statement, is not provided, 30% withholding will apply unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person.  In that latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates.  Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax.  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

Residual Certificates.

The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax.  Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest,” subject to the conditions described in “—Regular Certificates” above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1).  Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form.  Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.”  See “—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income” above.  If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply.  Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates.  If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount.  See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential” and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners.  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

FATCA.

Under Sections 1471 through 1474 of the Code (“FATCA”) “foreign financial institutions” will be required to enter into an agreement with the IRS requiring them to obtain and to disclose to the IRS information about certain of their U.S. investors, if any. FATCA also requires certain other foreign entities to obtain and disclose information about their investors to the relevant withholding agent who would, in turn, be required to provide such information to the IRS.  FATCA imposes a 30% withholding tax on

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certain payments of income and gross proceeds to an applicable foreign entity (which includes foreign financial institutions as well as certain other financial entities) if that foreign entity fails to enter into an information sharing agreement with the IRS or otherwise fails to comply with the requirements of the legislation.  Withholding under FATCA will be effective for payments of income made after June 30, 2014, and for gross proceeds realized after December 31, 2016.  Non-U.S. Persons should consult their tax advisors regarding their requirements with respect to the new legislation and related Treasury regulations and announcements.

3.8% Medicare Tax On “Net Investment Income”

U.S. holders of REMIC Certificates that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain with respect to the REMIC Certificates, to the extent that their net investment income, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax.  U.S. Persons should consult their advisors with respect to the application of the 3.8% Medicare tax to their income and gains, if any, with respect to the REMIC Certificates.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at a current rate of 28% on “reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding.  Information reporting requirements may also apply regardless of whether withholding is required.  Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee.  All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates.  Holders through nominees must request that information from the nominee.

Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.  Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

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Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see “—Limitations on Deduction of Certain Expenses” above, allocable to those holders.  Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

Federal Income Tax Consequences
for Certificates as to which No REMIC Election Is Made

Standard Certificates

General.

In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as “—Stripped Certificates,” as described below, as a REMIC (certificates of that kind of series are referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a “Standard Certificateholder”) in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under “—Recharacterization of Servicing Fees” below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described under “—Stripped Certificates” and “—Recharacterization of Servicing Fees,” below.

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Tax Status.

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

1.      Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans....secured by an interest in real property which is .  .  .  residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

2.      Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).

3.      Standard Certificate owned by a REMIC will be considered to represent an “obligation .  .  .  which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount.

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

Premium.  The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Treatment of Certain Items of REMIC Income and Expense—Premium” above.

Original Issue Discount.  The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans  originated with original issue discount.  Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income.  If so indicated in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.  However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal.  Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

Market Discount.  Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met.  Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount” above, except that the ratable accrual methods described there will not apply and it is unclear

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whether a Prepayment Assumption would apply.  Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected.  If so indicated in the related prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees.

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders.  In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis.  If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased.  IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules.  That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

Accordingly, if the IRS’s approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.  Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed under “—Stripped Certificates” below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder.  While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest.  Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose.  In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated.  See “—Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates.

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate.  In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates.  Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset.  However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition

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of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.  Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year.  The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General.

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments.  For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates.” Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certificates will be subject to those rules if:

1.      we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

2.      the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See “—Standard Certificates—Recharacterization of Servicing Fees” above), and

3.      certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered.  See discussion under “—Standard Certificates—Recharacterization of Servicing Fees” above.  Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods.  The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under “—Standard Certificates—General” above, subject to the limitation described there.

Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased.  Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of  the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.  This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations.  While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the

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ways described under “—Taxation of Stripped Certificates—Possible Alternative Characterizations” below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes.  The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount.  In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium.  This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount.  Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.  This market discount would be reportable as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount” above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates.

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans.  Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans .  .  .  secured by an interest in real property which is .  .  .  residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates.

Original Issue Discount.  Except as described under “—General” above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes.  Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income.  Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates” above.  However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under “—General” above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

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If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder’s Stripped Certificate.  While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are “contingent” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates.  However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income.  Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

In light of the application of Code Section 1286, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption.  The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee.  Accordingly, any information reporting provided by the trustee with respect to the Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates.  Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Sale or Exchange of Stripped Certificates.  Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in that Stripped Certificate, as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Sale or Exchange of Regular Certificates” above.  To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above.  It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certificates.  Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

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Possible Alternative Characterizations.  The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions.  For example, the Stripped Certificateholder may be treated as the owner of

1.      one installment obligation consisting of that Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan,

2.      as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

3.      a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect thereto.

Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder.  Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable.  The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

3.8% Medicare Tax On “Net Investment Income”

Certain non-corporate U.S. Persons may be subject to an additional 3.8% Medicare Tax on “net investment income”.  See “—Federal Income Tax Consequences for REMIC Certificates—3.8% Medicare Tax on “Net Investment Income”, above.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns.  The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements.  The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price.  In particular, in the case of Stripped Certificates, if so provided in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates.  The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28% may be required in respect of any reportable payments, as described under “—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding” above.

The IRS has published final regulations which establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain

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who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as an arrangement classified as an “investment trust” under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with a grantor trust, the trustee will be required to file Form 1099 (or any successor form) with the IRS with respect to holders of the certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the pooling and servicing agreement, the grantor trust’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any trust assets were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the trust assets that are attributable to such holder.  The same requirements would be imposed on middlemen holding certificates on behalf of holders.  Under certain circumstances, the trustee may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) holders who do not hold their certificates through a middleman.  The information must be provided to parties specified in clause (i) on or before (a) the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request if any trust assets are interests in another widely-held fixed investment trust or REMIC regular interests, and otherwise (b) the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15th of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans will be “portfolio interest” and will be treated in the manner, and those persons will be subject to the same certification and reporting requirements, described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates” above.

Holders that are “foreign financial institutions” may be required to provide additional information under FATCA.  See “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—FATCA”, above.

STATE AND OTHER TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences”, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates.  State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment

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funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets.  Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.  However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code.  Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available.  Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available.  These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.  Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section 4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates.  Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the trust assets to be deemed Plan assets.  Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant.” For this purpose, in general, equity participation in a trust fund will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan.  If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of

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ERISA and the Code.  In addition, if the Trust Assets constitute Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the “Exemptions”) which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent.  If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability. Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Exemptions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied.  If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions.  All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available.  Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) to ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.  Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.  Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets.  In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account.  Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Unrelated Business Taxable Income; Residual Certificates

The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to “unrelated business taxable income” as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a “Disqualified Organization,” which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC

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Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations.”

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

The sale of certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

If so specified in the related prospectus supplement, certain classes of offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, the only classes of offered certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus.  However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO.  Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

 The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the offered certificates, are subject to significant interpretive uncertainties.  Except as may be specified in the related prospectus supplement with regard to the status of certain classes of offered certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a class of offered certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

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METHOD OF DISTRIBUTION

The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series, each consisting of one or more classes of certificates, through one or more of the methods described below.  The prospectus supplement prepared for each series will describe the method of offering being utilized for that series, including the initial public offering or purchase price of each class or the method by which the price will be determined, and our net proceeds from that sale.

We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods.  Those methods are as follows:

1.      by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.      by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

3.      through direct offerings by the Depositor.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

In connection with the sale of the offered certificates, the underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.  Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.  The related prospectus supplement will describe any discounts, concessions or commissions to be allowed or paid by us to the underwriters, any other items constituting underwriting compensation, and any discounts and commissions to be allowed or paid to the dealers.

If so specified in the related prospectus supplement, the offered certificates may be underwritten by J.P. Morgan Securities LLC, acting as sole underwriter or together with such other underwriters as may be named in the prospectus supplement, or J.P. Morgan Securities LLC may act as a dealer with regard to the offered certificates.  The depositor is an affiliate of J.P. Morgan Securities LLC and, as such, J.P. Morgan Securities LLC will have potential conflicts of interest in underwriting or acting as a dealer with regard to any offered certificates.  Any potential conflicts of interest pertaining to J.P. Morgan Securities LLC, any of the other underwriters of the offered certificates, and their respective affiliates will be described in the related prospectus supplement.

It is anticipated that the underwriting agreement pertaining to the sale of any series of offered certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the

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several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, and the underwriters will indemnify us and our controlling persons, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors.  Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of offered certificates.  If you purchase offered certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale.

All or part of any class of offered certificates may be acquired by us or by one or more of our affiliates in a secondary market transaction or from an affiliate.  Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

As to each series of certificates, only those classes rated in an investment grade rating category by an NRSRO will be offered by this prospectus and the related prospectus supplement.  We may initially retain any class rated below investment grade, or any unrated class, and we may sell it at any time to one or more institutional investors.

If and to the extent required by applicable law or regulation, this prospectus will be used by an underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which such underwriter acts as principal.  An underwriter may also act as agent in such transactions.  Sales may be made at negotiated prices determined at the time of sale.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports (other than annual reports on Form 10-K) filed or caused to be filed by the Depositor with respect to a trust fund before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, that relate specifically to the related series of certificates.  The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents).  Requests to the Depositor should be directed in writing to its principal executive offices at 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: President, or by telephone at (212) 272-6858.  The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

The Depositor filed a registration statement (the “Registration Statement”) relating to the certificates with the SEC.  This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

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WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K, and any amendments for these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549.  Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The Depositor has filed the Registration Statement (SEC File No. 333-190246), including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s Web site.  The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable Trustee’s or other identified party’s website.

LEGAL MATTERS

The validity of the certificates of each series and material federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP or such other counsel as may be specified in the applicable prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.  Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one NRSRO.

Other NRSROs that have not been engaged to rate any class of offered certificates may issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they obtain pursuant to Rule 17g-5 under the Exchange Act or otherwise.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled.  These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any.  Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated.  As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO.  Each security rating should be evaluated independently of any other security rating.

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INDEX OF DEFINED TERMS

30/360	50	FATCA	116
401(c) Regulations	127	Federal Funds Rate	54
91-day Treasury Bill Rate	54	FHLMC	38
91-day Treasury Bills	54	FNMA	38
Accrual Certificates	49	Garn Act	89
Accrued Certificate Interest	49	GNMA	38
Actual/360	50	Indirect Participants	62
Actual/365 (fixed)	50	Insurance and Condemnation Proceeds	68
Actual/Actual (accrual basis)	50	IRS	92
Actual/Actual (ISMA)	51	ISMA	51
Actual/Actual (payment basis)	51	Issuing Entity	1
ADA	91	JPMCB	46
ARM Loans	37	L/C Bank	77
Assessment of Compliance	73	LIBOR Determination Date	52
Attestation Report	73	Liquidation Proceeds	68, 69
Available Distribution Amount	49	Loan-to-Value Ratio	35
Bankruptcy Code	81	Lock-out Date	37
Bond Equivalent Yield	52	Lock-out Period	37
Book-Entry Certificates	48	LTV	35
Cash Flow Agreement	40	MBS	33
CERCLA	87	MBS Agreement	38
Certificate Owner	62	MBS Issuer	38
Clearstream	63	MBS Servicer	38
CMT Rate	52	MBS Trustee	38
Code	60	Mortgage Asset Seller	34
Commercial Paper Rate	52	Mortgage Notes	34
Cooperatives	34	Mortgaged Properties	34
CPR	43	Mortgages	34
Debt Service Coverage Ratio	35	Net Leases	35
Debt Yield	35	Net Operating Income	35
defective obligation	94	Nonrecoverable Advance	57
Definitive Certificates	48	Non-U.S. Person	112
Depositor	ii, 34	NRSRO	128
Designated CMT Reuters Page	53	OID Regulations	96
Determination Date	41	Participants	62
Direct Participants	62	Parties in Interest	126
Disqualified Organization	110, 127	Pass-Through Entity	110
Distribution Date Statement	59	Patriot Act	91
DOL	126	Permitted Investments	68
DSCR	35	Plans	126
DTC	48	Pooling Agreement	64
Due Dates	36	prepayment	43
Due Period	41	Prepayment Assumption	97
EDGAR	131	Prepayment Interest Shortfall	41
Euroclear	63	Prepayment Premium	37
Excess Funds	46	Prime Rate	54
excess servicing	120	PTCE	127
Exchange Act	39	Random Lot Certificates	96
Exchangeable Certificates	57	Record Date	49
Exemptions	127	Reference Banks	52
FAMC	38	Reform Act	95

132

Registration Statement	130	Servicer Termination Event	74
Regular Certificateholder	95	Servicing Standard	67
Regular Certificates	92	Similar Law	126
Related Proceeds	56	SMMEA	128
Relief Act	90	SPA	43
REMIC	7, 92	Sponsor	46
REMIC Certificates	92	Standard Certificateholder	118
REMIC Pool	92	Standard Certificates	118
REMIC Regulations	92	Startup Day	93
REO Property	67	Stripped Certificateholder	122
Residual Certificateholders	106	Stripped Certificates	121
Residual Certificates	49	Subordinate Certificates	48
Reuters Screen FEDCMT Page	53	Sub-Servicing Agreement	67
Reuters Screen FEDFUNDS1 Page	54	Terms and Conditions	64
Reuters Screen FRBCMT Page	53	Title V	89
Reuters Screen LIBOR01 Page	52	Treasury	92
Reuters Screen US PRIME 1 Page	55	Treasury Notes	53
SEC	37	U.S. Person	112
secured-creditor exemption	87	Value	36
Securities Act	39	variable rate	99
Senior Certificates	48	Warranting Party	66

133

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No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this free writing prospectus. You must not rely on any unauthorized information or representations. This free writing prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this free writing prospectus is current only as of its date.

$829,499,000
(Approximate)

J.P. Morgan Chase
Commercial Mortgage
Securities Corp.
Depositor

JPMBB
Commercial Mortgage
Securities Trust 2015-C29
Issuing Entity

Commercial Mortgage Pass-Through
Certificates, Series 2015-C29

Free Writing Prospectus

Summary of Certificates	S-3
Important Notice Regarding The Offered Certificates	S-10
Important Notice About Information Presented in This
Free Writing Prospectus and the Accompanying Prospectus	S-11
Summary of Terms	S-17
Risk Factors	S-53
Description of the Mortgage Pool	S-119
Transaction Parties	S-178
Description of the Certificates	S-233
Servicing of the Mortgage Loans	S-276
Certain Affiliations, Relationships and Related
Transactions Involving Transaction Parties	S-315
Pending Legal Proceedings Involving Transaction Parties	S-316	Class A-1	$49,025,000
Yield and Maturity Considerations	S-317	Class A-2	$212,993,000
Material Federal Income Tax Consequences	S-333	Class A-3A1	$60,000,000
Certain State and Local Tax Considerations	S-336	Class A-4	$222,921,000
Certain ERISA Considerations	S-336	Class A-SB	$69,203,000
Certain Legal Aspects of the Mortgage Loans	S-338	Class X-A	$753,133,000
Legal Investment	S-340	Class X-B	$54,147,000
Legal Matters	S-340	Class A-S	$63,991,000
Ratings	S-341	Class B	$54,147,000
Index of Defined Terms	S-344	Class C	$44,302,000
		Class EC	$162,440,000
Prospectus		Class D	$52,917,000

Summary of Prospectus	1
Risk Factors	9
Description of the Trust Funds	33	FREE WRITING
Yield and Maturity Considerations	40	PROSPECTUS
The Sponsor	46
The Depositor	47
The Issuing Entity	47	J.P. Morgan Co-Lead Manager and Joint Bookrunner Barclays Co-Lead Manager and Joint Bookrunner Drexel Hamilton Co-Manager June , 2015
Use of Proceeds	47
Description of the Certificates	48
Description of the Pooling Agreements	64
Description of Credit Support	76
Certain Legal Aspects of Mortgage Loans	78
Material Federal Income Tax Consequences	92
State and Other Tax Considerations	125
Certain ERISA Considerations	125
Legal Investment	128
Method of Distribution	129
Incorporation of Certain Information by Reference	130
Where You Can Find More Information	131
Legal Matters	131
Financial Information	131
Rating	131
Index of Defined Terms	132